Up-to-date information regarding the exhibits and schedules to the Pooling and Servicing Agreement are available through the Trustee at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Based Securities Trust Services Group-Morgan Stanley Dean Witter Capital I Inc., Series 2002-IQ3.

================================================================================


                  MORGAN STANLEY DEAN WITTER CAPITAL I INC.,
                                  as Depositor,

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                           as General Master Servicer,

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                          as General Special Servicer,

                                    NCB, FSB,
                             as NCB Master Servicer,

                       NATIONAL CONSUMER COOPERATIVE BANK,
                           as Co-op Special Servicer,

                       PRINCIPAL GLOBAL INVESTORS, LLC,
           as Special Servicer with respect to Mortgage Loan No. 7,


                      LASALLE BANK NATIONAL ASSOCIATION,
             as Trustee, Paying Agent and Certificate Registrar,


                                      and

                              ABN AMRO BANK N.V.,
                                as Fiscal Agent.

                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 2002

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ3

================================================================================

                               TABLE OF CONTENTS



                                    ARTICLE I

                                   DEFINITIONS

Section 1.1   Definitions..................................................
Section 1.2   Calculations Respecting Mortgage Loans.......................
Section 1.3   Calculations Respecting Accrued Interest.....................
Section 1.4   Interpretation...............................................
Section 1.5   ARD Loans....................................................
Section 1.6   Certain Matters with respect to the San Tomas Mortgage
               Loan........................................................


                                   ARTICLE II

                             DECLARATION OF TRUST;
                           ISSUANCES OF CERTIFICATES

Section 2.1   Conveyance of Mortgage Loans.................................
Section 2.2   Acceptance by Trustee........................................
Section 2.3   Sellers' Repurchase of Mortgage Loans for Material
               Document Defects and Material Breaches of
               Representations and Warranties..............................
Section 2.4   Representations and Warranties...............................
Section 2.5   Conveyance of Interests......................................


                                  ARTICLE III

                                THE CERTIFICATES

Section 3.1   The Certificates.............................................
Section 3.2   Registration.................................................
Section 3.3   Transfer and Exchange of Certificates........................
Section 3.4   Mutilated, Destroyed, Lost or Stolen Certificates............
Section 3.5   Persons Deemed Owners........................................
Section 3.6   Access to List of Certificateholders' Names and Addresses....
Section 3.7   Book-Entry Certificates......................................
Section 3.8   Notices to Clearing Agency...................................
Section 3.9   Definitive Certificates......................................


                                   ARTICLE IV

                                    ADVANCES

Section 4.1   P&I Advances by the Applicable Master Servicers..............
Section 4.2   Servicing Advances...........................................
Section 4.3   Advances by the Trustee and the Fiscal Agent.................
Section 4.4   Evidence of Nonrecoverability................................
Section 4.5   Interest on Advances; Calculation of Outstanding Advances
               with Respect to a Mortgage Loan.............................
Section 4.6   Reimbursement of Advances and Advance Interest...............
Section 4.7   Fiscal Agent Termination Event...............................
Section 4.8   Procedure Upon Termination Event.............................
Section 4.9   Merger or Consolidation of Fiscal Agent......................
Section 4.10  Limitation on Liability of the Fiscal Agent and Others.......
Section 4.11  Indemnification of Fiscal Agent..............................


                                   ARTICLE V

                          ADMINISTRATION OF THE TRUST

Section 5.1   Collections..................................................
Section 5.2   Application of Funds in the Certificate Accounts and
               Interest Reserve Accounts...................................
Section 5.3   Distribution Account and Reserve Account.....................
Section 5.4   Paying Agent Reports.........................................
Section 5.5   Paying Agent Tax Reports.....................................


                                   ARTICLE VI

                                 DISTRIBUTIONS

Section 6.1   Distributions Generally......................................
Section 6.2   REMIC I......................................................
Section 6.3   REMIC II.....................................................
Section 6.4   Reserved.....................................................
Section 6.5   REMIC III....................................................
Section 6.6   Allocation of Realized Losses, Expense Losses and
               Shortfalls Due to Nonrecoverability.........................
Section 6.7   Net Aggregate Prepayment Interest Shortfalls.................
Section 6.8   Adjustment of Servicing Fees.................................
Section 6.9   Appraisal Reductions.........................................
Section 6.10  Compliance with Withholding Requirements.....................
Section 6.11  Prepayment Premiums and Yield Maintenance Charges............


                                  ARTICLE VII

                  CONCERNING THE TRUSTEE, THE FISCAL AGENT AND
                                THE PAYING AGENT

Section 7.1   Duties of the Trustee, the Fiscal Agent and the Paying
               Agent.......................................................
Section 7.2   Certain Matters Affecting the Trustee, the Fiscal Agent
               and the Paying Agent........................................
Section 7.3   The Trustee, the Fiscal Agent and the Paying Agent Not
               Liable for Certificates or Interests or Mortgage Loans......
Section 7.4   The Trustee, the Fiscal Agent and the Paying Agent May
               Own Certificates............................................
Section 7.5   Eligibility Requirements for the Trustee, the Fiscal
               Agent and the Paying Agent..................................
Section 7.6   Resignation and Removal of the Trustee, the Fiscal Agent
               or the Paying Agent.........................................
Section 7.7   Successor Trustee, Fiscal Agent or Paying Agent..............
Section 7.8   Merger or Consolidation of Trustee, Fiscal Agent or
               Paying Agent................................................
Section 7.9   Appointment of Co-Trustee, Separate Trustee, Agents or
               Custodian...................................................
Section 7.10  Authenticating Agents........................................
Section 7.11  Indemnification of Trustee, the Fiscal Agent and the
               Paying Agent................................................
Section 7.12  Fees and Expenses of Trustee, the Fiscal Agent and the
               Paying Agent................................................
Section 7.13  Collection of Moneys.........................................
Section 7.14  Trustee To Act; Appointment of Successor.....................
Section 7.15  Notification to Holders......................................
Section 7.16  Representations and Warranties of the Trustee, the Fiscal
               Agent and the Paying Agent..................................
Section 7.17  Fidelity Bond and Errors and Omissions Insurance Policy
               Maintained by the Trustee, the Fiscal Agent and the
               Paying Agent................................................


                                  ARTICLE VIII

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 8.1   Servicing Standard; Servicing Duties.........................
Section 8.2   Fidelity Bond and Errors and Omissions Insurance Policy
               Maintained by the Master Servicers..........................
Section 8.3   Master Servicers' General Power and Duties...................
Section 8.4   Primary Servicing and Sub-Servicing..........................
Section 8.5   Servicers May Own Certificates...............................
Section 8.6   Maintenance of Hazard Insurance, Other Insurance, Taxes
               and Other...................................................
Section 8.7   Enforcement of Due-On-Sale Clauses; Assumption
               Agreements; Due-On-Encumbrance Clause.......................
Section 8.8   Trustee to Cooperate; Release of Trustee Mortgage Files......
Section 8.9   Documents, Records and Funds in Possession of the Master
               Servicers to be Held for the Trustee for the Benefit of
               the Certificateholders......................................
Section 8.10  Servicing Compensation.......................................
Section 8.11  Master Servicer Reports; Account Statements..................
Section 8.12  Annual Statement as to Compliance............................
Section 8.13  Annual Independent Public Accountants' Servicing Report......
Section 8.14  Operating Statement Analysis Reports Regarding the
               Mortgaged Properties........................................
Section 8.15  Other Available Information and Certain Rights of the
               Master Servicers............................................
Section 8.16  Rule 144A Information........................................
Section 8.17  Inspections..................................................
Section 8.18  Modifications, Waivers, Amendments, Extensions and
               Consents....................................................
Section 8.19  Specially Serviced Mortgage Loans............................
Section 8.20  Representations, Warranties and Covenants of the Master
               Servicers...................................................
Section 8.21  Merger or Consolidation......................................
Section 8.22  Resignation of a Master Servicer.............................
Section 8.23  Assignment or Delegation of Duties by a Master Servicer......
Section 8.24  Limitation on Liability of the Master Servicers and Others...
Section 8.25  Indemnification; Third-Party Claims..........................
Section 8.26  1934 Act Reporting...........................................
Section 8.27  Compliance with REMIC Provisions.............................
Section 8.28  Termination..................................................
Section 8.29  Procedure Upon Termination...................................


                                   ARTICLE IX

   ADMINISTRATION AND SERVICING OF SPECIALLY SERVICED MORTGAGE LOANS BY THE
                                SPECIAL SERVICERS

Section 9.1   Duties of the Special Servicers..............................
Section 9.2   Fidelity Bond and Errors and Omissions Insurance Policy
               of the Special Servicers....................................
Section 9.3   Reserved.....................................................
Section 9.4   Special Servicers' General Powers and Duties.................
Section 9.5   "Due-on-Sale" Clauses; Assignment and Assumption
               Agreements; Modifications of Specially Serviced Mortgage
               Loans; Due-On-Encumbrance Clauses...........................
Section 9.6   Release of Mortgage Files....................................
Section 9.7   Documents, Records and Funds in Possession of the Special
               Servicers To Be Held for the Trustee........................
Section 9.8   Representations, Warranties and Covenants of the Special
               Servicers...................................................
Section 9.9   Standard Hazard, Flood and Comprehensive General
               Liability Insurance Policies................................
Section 9.10  Presentment of Claims and Collection of Proceeds.............
Section 9.11  Compensation to the Special Servicers........................
Section 9.12  Realization Upon Defaulted Mortgage Loans....................
Section 9.13  Foreclosure..................................................
Section 9.14  Operation of REO Property....................................
Section 9.15  Sale of REO Property.........................................
Section 9.16  Realization on Collateral Security...........................
Section 9.17  Reserved.....................................................
Section 9.18  Annual Officer's Certificate as to Compliance................
Section 9.19  Annual Independent Accountants' Servicing Report.............
Section 9.20  Merger or Consolidation......................................
Section 9.21  Resignation of a Special Servicer............................
Section 9.22  Assignment or Delegation of Duties by the Special
               Servicers...................................................
Section 9.23  Limitation on Liability of the Special Servicers and
               Others......................................................
Section 9.24  Indemnification; Third-Party Claims..........................
Section 9.25  Reserved.....................................................
Section 9.26  Special Servicers May Own Certificates.......................
Section 9.27  Tax Reporting................................................
Section 9.28  Application of Funds Received................................
Section 9.29  Compliance with REMIC Provisions.............................
Section 9.30  Termination..................................................
Section 9.31  Procedure Upon Termination...................................
Section 9.32  Certain Special Servicer Reports.............................
Section 9.33  Special Servicer to Cooperate with the Master Servicers and Paying Agent............................................
Section 9.34  Reserved.....................................................
Section 9.35  Reserved.....................................................
Section 9.36  Sale of Defaulted Mortgage Loans.............................
Section 9.37  Operating Adviser; Elections.................................
Section 9.38  Limitation on Liability of Operating Adviser.................
Section 9.39  Rights of Operating Adviser..................................
Section 9.40  Rights of the Holder of the San Tomas B Note.................


                                   ARTICLE X

                     PURCHASE AND TERMINATION OF THE TRUST

Section 10.1  Termination of Trust Upon Repurchase or Liquidation of
               All Mortgage Loans..........................................
Section 10.2  Procedure Upon Termination of Trust..........................
Section 10.3  Additional Trust Termination Requirements....................


                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

Section 11.1  Limitation on Rights of Holders..............................
Section 11.2  Access to List of Holders....................................
Section 11.3  Acts of Holders of Certificates..............................


                                  ARTICLE XII

                     REMIC AND GRANTOR TRUST ADMINISTRATION

Section 12.1  REMIC Administration.........................................
Section 12.2  Prohibited Transactions and Activities.......................
Section 12.3  Modifications of Mortgage Loans..............................
Section 12.4  Liability with Respect to Certain Taxes and Loss of REMIC
               Status......................................................
Section 12.5  Grantor Trust Reporting......................................


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

Section 13.1  Binding Nature of Agreement..................................
Section 13.2  Entire Agreement.............................................
Section 13.3  Amendment....................................................
Section 13.4  GOVERNING LAW................................................
Section 13.5  Notices......................................................
Section 13.6  Severability of Provisions...................................
Section 13.7  Indulgences; No Waivers......................................
Section 13.8  Headings Not to Affect Interpretation........................
Section 13.9  Benefits of Agreement........................................
Section 13.10 Special Notices to the Rating Agencies.......................
Section 13.11 Counterparts.................................................
Section 13.12 Intention of Parties.........................................
Section 13.13 Recordation of Agreement.....................................
Section 13.14 Rating Agency Monitoring Fees................................
Section 13.15 Acknowledgement by Primary Servicer..........................

                             EXHIBITS AND SCHEDULES

EXHIBIT A-1      Form of Class A-1 Certificate
EXHIBIT A-2      Form of Class A-2 Certificate
EXHIBIT A-3      Form of Class A-3 Certificate
EXHIBIT A-4      Form of Class A-4 Certificate
EXHIBIT A-5      Form of Class B Certificate
EXHIBIT A-6      Form of Class C Certificate
EXHIBIT A-7      Form of Class D Certificate
EXHIBIT A-8      Form of Class E Certificate
EXHIBIT A-9      Form of Class F Certificate
EXHIBIT A-10     Form of Class G Certificate
EXHIBIT A-11     Form of Class H Certificate
EXHIBIT A-12     Form of Class J Certificate
EXHIBIT A-13     Form of Class K Certificate
EXHIBIT A-14     Form of Class L Certificate
EXHIBIT A-15     Form of Class M Certificate
EXHIBIT A-16     Form of Class N Certificate
EXHIBIT A-17     Form of Class O Certificate
EXHIBIT A-18     Form of Class EI Certificate
EXHIBIT A-19     Form of Class R-I Certificate
EXHIBIT A-20     Form of Class R-II Certificate
EXHIBIT A-21     Form of Class R-III Certificate
EXHIBIT A-22     Form of Class X-1 Certificate
EXHIBIT A-23     Form of Class X-2 Certificate
EXHIBIT A-24     Form of Class X-Y Certificate
EXHIBIT B-1      Form of Initial  Certification  of Trustee (Section 2.2)
EXHIBIT B-2      Form of Final Certification of Trustee (Section 2.2)
EXHIBIT C        Form of Request for Release
EXHIBIT D-1      Form of Transferor Certificate for Transfers to Definitive
                 Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-2A     Form I of Transferee Certificate for Transfers of Definitive
                 Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-2B     Form II of Transferee Certificate for Transfers of
                 Definitive Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-3A     Form I of Transferee Certificate for Transfers of Interests
                 in Book-Entry Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-3B     Form II of Transferee Certificate for Transfers of Interests
                 in Book-Entry Privately Offered Certificates (Section 3.3(c))
EXHIBIT E-1      Form of Transfer Affidavit and Agreement (Section 3.3(e))
EXHIBIT E-2      Form of Transfer Affidavit and Agreement (Section 3.3(e))
EXHIBIT F        Form of Regulation S Certificate
EXHIBIT G        Reserved
EXHIBIT H        Form of Exchange Certification
EXHIBIT I        Form of EUROCLEAR or Clearstream Certificate (Section 3.7(d)
EXHIBIT J        List of Loans as to Which Excess Servicing Fees Are Paid
EXHIBIT K-1      Form of Mortgage Loan Purchase Agreement I (MSDWMC)
EXHIBIT K-2      Form of Mortgage Loan Purchase Agreement II (UCL)
EXHIBIT K-3      Form of Mortgage Loan Purchase Agreement III (Prudential)
EXHIBIT K-4      Form of Mortgage Loan Purchase Agreement IV (Principal)
EXHIBIT K-5      Form of Mortgage Loan Purchase Agreement V (NCCB)
EXHIBIT K-6      Form of Mortgage Loan Purchase Agreement VI (NCBFSB)
EXHIBIT K-7      Form of Mortgage Loan Purchase Agreement VII (TIAA)
EXHIBIT K-8      Form of Mortgage Loan Purchase Agreement VIII (Nationwide)
EXHIBIT L        Form of Inspection Report
EXHIBIT M        Form of Monthly Certificateholders Report (Section 5.4(a))
EXHIBIT N        Form of Operating Statement Analysis Report
EXHIBIT O        Reserved
EXHIBIT P        Form of NOI Adjustment Worksheet
EXHIBIT Q        Reserved
EXHIBIT R        Reserved
EXHIBIT S-1-A    Form of Power of Attorney to applicable General Master
                 Servicer (Section 8.3(c))
EXHIBIT S-1-B    Form of Power of Attorney to NCB Master Servicer (Section
                 8.3(c))
EXHIBIT S-2-A    Form of Power of Attorney to General Special Servicer
                 (Section 9.4(a))
EXHIBIT S-2-B    Form of Power of Attorney to Co-op Special Servicer (Section
                 9.4(a))
EXHIBIT S-2-C    Form of Power of Attorney to Principal Special Servicer
                 (Section 9.4(a))
EXHIBIT T        Form of Subordination Agreement for NCBFSB Subordinate Debt
EXHIBIT U        Form of Assignment and Assumption Submission to applicable
                 Special Servicer (Section 8.7(a))
EXHIBIT V        Form of Additional Lien, Monetary Encumbrance and Mezzanine
                 Financing Submission Package to a Special Servicer (Section
                 8.7(h))
EXHIBIT W        Restricted Servicer Reports
EXHIBIT X        Unrestricted Servicer Reports
EXHIBIT Y        Investor Certificate (Section 5.4(a))
EXHIBIT Z        Form of Notice and Certification (Section 8.3(h))
EXHIBIT AA       Form of Performance Certification (Section 8.26(b))

SCHEDULE I       MSDWMC Loan Schedule
SCHEDULE II      UCL Loan Schedule
SCHEDULE III     Prudential Loan Schedule
SCHEDULE IV      Principal Loan Schedule
SCHEDULE V       NCCB Loan Schedule
SCHEDULE VI      NCBFSB Loan Schedule
SCHEDULE VII     TIAA Loan Schedule
SCHEDULE VIII    Nationwide Loan Schedule
SCHEDULE IX List of Escrow Accounts Not Currently Eligible Accounts (Section 8.3(e))
SCHEDULE X Certain Escrow Accounts for Which a Report Under Section 5.1(g) is Required
SCHEDULE XI      List of Mortgagors that are Third-Party Beneficiaries Under
                 Section 2.3(a)
SCHEDULE XII Rates Used in Determination of Class X Pass-Through Rates ("Class X-1 Strip Rate" and "Class X-2 Strip Rate")
SCHEDULE XIII    Earn-Out Reserves

            THIS POOLING AND SERVICING AGREEMENT is dated as of December 1, 2002 (this "Agreement") among MORGAN STANLEY DEAN WITTER CAPITAL I INC., a Delaware corporation, as depositor (the "Depositor"), GMAC COMMERCIAL MORTGAGE CORPORATION, as a master servicer (the "General Master Servicer"), GMAC COMMERCIAL MORTGAGE CORPORATION, as a special servicer (the "General Special Servicer"), NCB, FSB, as a master servicer (the "NCB Master Servicer"), NATIONAL CONSUMER COOPERATIVE BANK, as a special servicer (the "Co-op Special Servicer"), PRINCIPAL GLOBAL INVESTORS, LLC, formerly known as Principal Capital Management, LLC, as special servicer with respect to Mortgage Loan No. 7, LASALLE BANK NATIONAL ASSOCIATION, as trustee of the Trust (in such capacity, the "Trustee"), as paying agent (in such capacity, the "Paying Agent") and as certificate registrar, and ABN AMRO BANK N.V., only in its capacity as a fiscal agent pursuant to Article IV hereof (the "Fiscal Agent").

                             PRELIMINARY STATEMENT

            On the Closing Date, the Depositor will acquire the Mortgage Loans from Morgan Stanley Dean Witter Mortgage Capital Inc., as seller ("MSDWMC"), The Union Central Life Insurance Company, as seller ("UCL"), Prudential Mortgage Capital Funding, LLC, as seller ("Prudential"), Principal Commercial Funding, LLC, as seller ("Principal"), National Consumer Cooperative Bank, as seller ("NCCB"), NCB, FSB, as seller ("NCBFSB"), Teachers Insurance and Annuity Association of America, as seller ("TIAA") and Nationwide Life Insurance Company, as seller ("Nationwide"), and will be the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust which is hereby created. On the Closing Date, the Depositor will acquire
(i) the REMIC I Regular Interests and the Class R-I Certificate as consideration for its transfer to the Trust of the Mortgage Loans (other than any Excess Interest payable thereon) and the other property constituting the Trust; (ii) the REMIC II Regular Interests and the Class R-II Certificates as consideration for its transfer of the REMIC I Regular Interests to the Trust; (iii) the REMIC III Certificates as consideration for its transfer of the REMIC II Regular Interests to the Trust and (iv) the Class EI Certificates as consideration for its transfer of the Excess Interest to the Trust. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the foregoing and the issuance of (A) the REMIC I Regular Interests and the Class R-I Certificates representing in the aggregate the entire beneficial ownership of REMIC I, (B) the REMIC II Regular Interests and the Class R-II Certificates representing in the aggregate the entire beneficial ownership of REMIC II, (C) the REMIC III Certificates representing in the aggregate the entire beneficial ownership of REMIC III and (D) the Class EI Certificates representing in the aggregate the entire beneficial ownership of the Class EI Grantor Trust. Excess Interest payable on the Mortgage Loan shall be held in the Class EI Grantor Trust for the benefit of the Class EI Certificates. All covenants and agreements made by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust are for the benefit of the Holders of the REMIC I Regular Interests, the REMIC II Regular Interests, the Residual Certificates, the REMIC III Regular Certificates and the Class EI Certificates. The parties hereto are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates will be offered for sale pursuant to the prospectus (the "Prospectus") dated November 22, 2002, as supplemented by the preliminary prospectus supplement dated November 22, 2002 (together with the Prospectus, the "Preliminary Prospectus Supplement"), and as further supplemented by the final prospectus supplement dated December 5, 2002 (together with the Prospectus, the "Final Prospectus Supplement"), and the Class X-1, Class X-2, Class X-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will be offered for sale pursuant to a Private Placement Memorandum dated December 5, 2002.

            The following sets forth the Class designation, Pass-Through Rate, initial Aggregate Certificate Balance (or initial Notional Amount) and Final Scheduled Distribution Date for each Class of REMIC I Regular Interests and the Class R-I Certificates, together comprising the interests in REMIC I, each Class of REMIC II Regular Interests and the Class R-II Certificates, together comprising the interests in REMIC II, each Class of REMIC III Certificates comprising the interests in REMIC III created hereunder and the Class EI
Certificates comprising the beneficial ownership interest in the Class EI Grantor Trust:

                                     REMIC I

            Each REMIC I Regular Interest (a "Corresponding REMIC I Regular Interest") will relate to a specific Mortgage Loan. Each Corresponding REMIC I Regular Interest (other than the Group X-Y REMIC I Regular Interests) will have a pass-through rate equal to the REMIC I Net Mortgage Rate of the related Mortgage Loan, an initial principal amount (the initial "Certificate Balance") equal to the Scheduled Principal Balance as of the Cut-Off Date (as herein defined) of the Mortgage Loan to which the Corresponding REMIC I Regular
Interest relates, and a latest possible maturity date set to the Final Rated Distribution Date (as defined herein). Each Group X-Y REMIC I Regular Interest will relate to a specific Specially Designated Co-op Loan. Each Group X-Y REMIC I Regular Interest will have a Pass-Through Rate equal to the related Class X-Y Strip Rate, an initial notional amount equal to the Scheduled Principal Balance as of the Cut-Off Date of the Specially Designated Co-op Loan to which such Group X-Y REMIC I Regular Interest relates, and a latest possible maturity date set to the Final Rated Distribution Date. Excess Interest shall not be included as an asset of REMIC I. The Class R-I Certificate will be designated as the sole Class of residual interests in REMIC I and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC I after all Classes of REMIC I Regular Interests have been paid in full.

                                    REMIC II

            The REMIC II Regular Interests have the pass-through rates and Certificate Balances or Notional Amount set forth in the definition thereof. The Class R-II Certificates will be designated as the sole Class of residual interests in REMIC II and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC II after all Classes of REMIC II Regular Interests have been paid in full.

                             REMIC III GRANTOR TRUST

    REMIC III         Initial          Initial Aggregate
Regular Interest    Pass-Through    Certificate Balance or    Final Scheduled
   Designation        Rate(a)           Notional Amount     Distribution Date(b)
-----------------   ------------    ----------------------  -------------------
Class A-1                3.48%          $  81,000,000              1/15/07
Class A-2                4.39%          $ 125,000,000              2/15/12
Class A-3                4.80%          $  90,019,000              2/15/12
Class A-4                5.08%          $ 482,862,000              12/15/12
Class X-1(c)             0.24%          $ 909,642,278
Class X-2(d)             1.71%          $ 824,775,000
Class X-Y                1.07%          $  87,981,643
Class B                  5.24%          $  26,152,000              12/15/12
Class C                  5.41%          $  27,289,000              8/15/13
Class D                  5.55%          $   2,274,000              9/15/13
Class E                  5.98%          $  13,645,000              3/15/14
Class F                  6.08%          $  10,233,000              10/15/14
Class G                  6.51%          $   6,823,000              6/15/15
Class H                  6.00%          $  10,233,000              6/15/16
Class J                  6.00%          $   9,097,000              6/15/17
Class K                  6.00%          $   4,548,000              1/15/18
Class L                  6.00%          $   6,822,000              12/15/18
Class M                  6.00%          $   2,274,000              4/15/19
Class N                  6.00%          $   2,274,000              9/15/19
Class O                  6.00%          $   9,097,278              10/15/22
Class R-III(f)          N/A                   N/A                    N/A

(a) On each Distribution Date after the initial Distribution Date, the Pass-Through Rate for each Class of Certificates will be determined as described herein under the definition of "Pass-Through Rate."

(b) The Final Scheduled Distribution Date for each Class of Certificates assigned a rating is the Distribution Date on which such Class is expected to be paid in full, assuming that timely payments (and no prepayments) will be made on the Mortgage Loans in accordance with their terms (except that each ARD Loan will be prepaid in full on its Anticipated Repayment Date).

(c)  The Class X-1 Certificates are comprised of the following components:

     (1) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-1A Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class A-1 Certificates;

     (2) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-1B Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2004, or after the Distribution Date in December 2004, the Pass-Through Rate of the Class A-1 Certificates;

     (3) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-1C Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2005, or after the Distribution Date in December 2005, the Pass-Through Rate of the Class A-1 Certificates;

     (4) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2A Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class A-2 Certificates;

     (5) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2B Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2004, or after the Distribution Date in December 2004, the Pass-Through Rate of the Class A-2 Certificates;

     (6) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2C Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2005, or after the Distribution Date in December 2005, the Pass-Through Rate of the Class A-2 Certificates;

     (7) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2D Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2006, or after the Distribution Date in December 2006, the Pass-Through Rate of the Class A-2 Certificates;

     (8) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2E Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2007, or after the Distribution Date in December 2007, the Pass-Through Rate of the Class A-2 Certificates;

     (9) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2F Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2008, or after the Distribution Date in December 2008, the Pass-Through Rate of the Class A-2 Certificates;

     (10) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-3A Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2005, or after the Distribution Date in December 2005, the Pass-Through Rate of the Class A-3 Certificates;

     (11) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-3B Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2006, or after the Distribution Date in December 2006, the Pass-Through Rate of the Class A-3 Certificates;

     (12) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-3C Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2007, or after the Distribution Date in December 2007, the Pass-Through Rate of the Class A-3 Certificates;

     (13) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-3D Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2008, or after the Distribution Date in December 2008, the Pass-Through Rate of the Class A-3 Certificates;

     (14) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-4A Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2008, or after the Distribution Date in December 2008, the Pass-Through Rate of the Class A-4 Certificates;

     (15) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-4B Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2009, or after the Distribution Date in December 2009, the Pass-Through Rate of the Class A-4 Certificates;

     (16) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-4C Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2010, or after the Distribution Date in December 2010, the Pass-Through Rate of the Class A-4 Certificates;

     (17) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class B Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2010, or after the Distribution Date in December 2010, the Pass-Through Rate of the Class B Certificates;

     (18) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class C-1 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2007, or after the Distribution Date in December 2007, the Pass-Through Rate of the Class C Certificates;

     (19) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class C-2 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2008, or after the Distribution Date in December 2008, the Pass-Through Rate of the Class C Certificates;

     (20) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class C-3 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2009, or after the Distribution Date in December 2009, the Pass-Through Rate of the Class C Certificates;

     (21) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class C-4 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2010, or after the Distribution Date in December 2010, the Pass-Through Rate of the Class C Certificates;

     (22) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class D Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2007, or after the Distribution Date in December 2007, the Pass-Through Rate of the Class D Certificates;

     (23) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class E-1 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2006, or after the Distribution Date in December 2006, the Pass-Through Rate of the Class E Certificates;

     (24) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class E-2 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2007, or after the Distribution Date in December 2007, the Pass-Through Rate of the Class E Certificates;

     (25) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class F Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2006, or after the Distribution Date in December 2006, the Pass-Through Rate of the Class F Certificates;

     (26) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class G Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2004, or after the Distribution Date in December 2005, the Pass-Through Rate of the Class G Certificates;

     (27) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class H-1 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2004, or after the Distribution Date in December 2004, the Pass-Through Rate of the Class H Certificates;

     (28) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class H-2 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2005, or after the Distribution Date in December 2005, the Pass-Through Rate of the Class H Certificates;

     (29) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class J Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2004, or after the Distribution Date in December 2004, the Pass-Through Rate of the Class J Certificates;

     (30) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class K Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on
          Schedule XII for such Distribution Date occurring on or before December 2004, or after the Distribution Date in December 2004, the Pass-Through Rate of the Class K Certificates;

     (31) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class L Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class L Certificates;

     (32) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class M Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class M Certificates;

     (33) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class N Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class N Certificates; and

     (34) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class O Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class O Certificates.

(d)  The Class X-2 Certificates are comprised of the following components:

     (1) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-1B Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-1 Certificates;

     (2) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-1C Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-1 Certificates;

     (3) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2B Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-2 Certificates;

     (4) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2C Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-2 Certificates;

     (5) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2D Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-2 Certificates;

     (6) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2E Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-2 Certificates;

     (7) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2F Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-2 Certificates;

     (8) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-3A Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-3 Certificates;

     (9) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-3B Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-3 Certificates;

     (10) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-3C Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-3 Certificates;

     (11) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-3D Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-3 Certificates;

     (12) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-4A Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-3 Certificates;

     (13) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-4B Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-4 Certificates;

     (14) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-4C Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-4 Certificates;

     (15) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class B Certificates and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class B Certificates;

     (16) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class C-2 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on
          Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class C Certificates;

     (17) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class C-3 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on
          Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class C Certificates;

     (18) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class C-4 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on
          Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class C Certificates;

     (19) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class D Certificates and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class D Certificates;

     (20) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class E-1 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on
          Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class E Certificates;

     (21) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class E-2 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on
          Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class E Certificates;

     (22) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class F Certificates and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class F Certificates;

     (23) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class G Certificates and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class G Certificates;

     (24) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class H-1 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on
          Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class H Certificates;

     (25) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class H-2 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on
          Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class H Certificates;

     (26) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class J Certificates and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class J Certificates; and

     (27) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class K Certificates and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class K Certificates.

     After the Distribution Date in December 2004, payments made in respect of the Class A-1B Component, Class A-2B Component, Class H-1 Component, Class J Certificates and Class K Certificates shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates. After the Distribution Date in December 2005, payments made in respect of the Class A-1C Component, Class A-2C Component, Class A-3A Component, Class G Certificates and Class H-2 Component shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates. After the Distribution Date in December 2006, payments made in respect of the Class A-2B Component, Class A-2D Component, Class A-3B Component, Class E-1 Component and Class F Certificates shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates. After the Distribution Date in December 2007, payments made in respect of the Class A-2E Component, Class A-3C Component, Class A-4A Component, Class C-1 Component and Class D Certificates shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates. After the Distribution Date in December 2008, payments made in respect of the Class A-2F Component, Class A-3D Component, Class A-4B Component and Class C-2 Component shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates. After the Distribution Date in December 2009, payments made in respect of the Class A-4C Component and Class C-3 Component shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates. After the Distribution Date in December 2010, no further payments made in respect of the Components or Certificates will be included in the calculation of the amount paid in respect of the Class X-2 Certificates.

(e) Each Class EI Certificate will be entitled to Excess Interest (which will not be a part of any REMIC Pool). The parties intend that (i) the portion of the Trust representing the Excess Interest and the Excess Interest Sub-account shall be treated as a grantor trust under subpart E of Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and (ii) the Class EI Certificates shall represent undivided beneficial interests in the portion of the Trust consisting of the entitlement to receive Excess Interest (the "Class EI Grantor Trust").

(f) The Class R-III Certificates will be entitled to receive the proceeds of any remaining assets in REMIC III after the principal amounts of all Classes of Certificates have been reduced to zero and any Realized Losses previously allocated thereto (and any interest thereon) have been reimbursed.

            As of the Cut-Off Date, the Mortgage Loans had an Aggregate Principal Balance of $909,642,278.

            As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee shall make an election for the segregated pool of assets described in the first paragraph of Section 12.1(a) hereof (including the Mortgage Loans (other than the Excess Interest payable thereon)) to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC I"). The REMIC I Regular Interests will be designated as the "regular interests" in REMIC I and the Class R-I Certificates will be designated as the sole Class of "residual interests" in REMIC I.

            As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the second paragraph of Section 12.1(a) hereof consisting of the REMIC I Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC II"). The REMIC II Regular Interests will be designated as the "regular interests" in REMIC II and the Class R-II Certificates will be designated as the sole Class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

            As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the third paragraph of Section 12.1(a) hereof consisting of the REMIC II Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC III"). The REMIC III Regular Certificates will be designated as the "regular interests" in REMIC III and the Class R-III Certificates (together with the REMIC III Regular Certificates, the "REMIC III Certificates") will be designated as the sole Class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

                                   ARTICLE I

                                  DEFINITIONS

            Section 1.1 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            "ACCOUNTANT" means a person engaged in the practice of accounting who is Independent.

            "ACCRUED CERTIFICATE INTEREST" means, with respect to each Distribution Date and any Class of Interests or Principal Balance Certificates, interest accrued during the Interest Accrual Period relating to such Distribution Date on the Aggregate Certificate Balance of such Class or Interest as of the close of business on the immediately preceding Distribution Date at the respective rates per annum set forth in the definition of the applicable Pass-Through Rate for each such Class. Accrued Certificate Interest on the Class X-1 Certificates for each Distribution Date will equal the Class X-1 Interest Amount. Accrued Certificate Interest on the Class X-2 Certificates for each Distribution Date will equal the Class X-2 Interest Amount. Accrued Certificate Interest on the Class X-Y Certificates for each Distribution Date will equal the Class X-Y Interest Amount.

            "ACQUISITION DATE" means the date upon which, under the Code (and in particular the REMIC Provisions and Section 856(e) of the Code), the Trust or a REMIC Pool is deemed to have acquired a Mortgaged Property (or an interest therein, in the case of the Mortgaged Property securing the One Seaport Plaza Pari Passu Loan and the San Tomas Mortgage Loan).

            "ADDITIONAL TRUST EXPENSE" means any of the following items: (i) Special Servicing Fees, Work-Out Fees and Liquidation Fees (to the extent not collected from the related Mortgagor), (ii) Advance Interest that cannot be paid from Late Fees and default interest in accordance with Section 4.6(c); (iii)
amounts paid to indemnify the Master Servicers, the Special Servicers, any Primary Servicer with respect to the Principal Loans or the Prudential Loans, the 2002-IQ2 Master Servicer, the 2002-IQ2 Special Servicer, the Certificate Registrar, the Trustee, the Paying Agent, the Fiscal Agent (or any other Person) pursuant to the terms of this Agreement; (iv) to the extent not otherwise paid, any federal, state, or local taxes imposed on the Trust or its assets and paid from amounts on deposit in the Certificate Accounts or Distribution Account, (v) the amount of any Advance that is not recovered from the proceeds of a Mortgage Loan (other than the One Seaport Plaza Pari Passu Loan) and (vi) to the extent not included in the calculation of a Realized Loss and not covered by indemnification by one of the parties hereto or otherwise, any other unanticipated cost, liability, or expense (or portion thereof) of the Trust (including costs of collecting such amounts or other Additional Trust Expenses) which the Trust has not recovered, and in the judgment of the applicable Master Servicer (or the applicable Special Servicer, in the case of a Specially Serviced Mortgage Loan) will not, recover from the related Mortgagor or Mortgaged Property or otherwise, including a Modification Loss described in clause (ii) of the definition thereof; provided, however that in the case of the San Tomas Mortgage Loan, "Additional Trust Expense" shall not include any of the foregoing amounts that have been recovered from the related Mortgagor or Mortgaged Property as a result of the subordination of the San Tomas B Note. Notwithstanding anything to the contrary, "Additional Trust Expenses" shall not include allocable overhead of a Master Servicer, a Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or the Fiscal Agent, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses, and similar internal costs and expenses, except to the extent specifically allowed in this Agreement.

            "ADJUSTED MORTGAGE RATE" means, with respect to any Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months ("30/360 basis"), the Mortgage Rate thereof minus the Administrative Cost Rate. For any Mortgage Loan that accrues interest on a basis other than that of a 30/360 basis and with respect to any Distribution Date, the rate that, when applied to the Principal Balance of the related Mortgage Loan (on the day prior to the Due Date preceding such Distribution Date) on a 30/360 basis for the related loan accrual period, yields the amount of interest actually due on such Mortgage Loan on the Due Date preceding such Distribution Date (less the Administrative Cost Rate for such Mortgage Loan); provided that for purposes of this definition (i) the Adjusted Mortgage Rate for the loan accrual period relating to the Due Dates in both January and February in any year that is not a leap year and in February in any year that is a leap year, shall be determined net of any amounts transferred to the Interest Reserve Accounts and (ii) the Adjusted Mortgage Rate for the loan accrual period relating to the Due Date in March shall be determined taking into account the addition of any amounts withdrawn from the Interest Reserve Accounts.

            "ADMINISTRATIVE COST RATE" means the sum of the Master Servicing Fee Rate, the Primary Servicing Fee Rate, the Excess Servicing Fee Rate and the Trustee Fee Rate; provided, that, in the case of the One Seaport Plaza Pari Passu Loan, the Administrative Cost Rate will be equal to the sum of the One Seaport Plaza Pari Passu Loan Servicing Fee Rate and any trustee fee rate payable therefrom.

            "ADVANCE" means either a P&I Advance or a Servicing Advance.

            "ADVANCE INTEREST" means interest payable to a Master Servicer, a Special Servicer, the Trustee or the Fiscal Agent on outstanding Advances pursuant to Section 4.5 of this Agreement and any interest payable to the 2002-IQ2 Master Servicer with respect to the One Seaport Plaza Pari Passu Loan Nonrecoverable Advances pursuant to Section 4.4(b) hereof.

            "ADVANCE RATE" means a per annum rate equal to the Prime Rate as published in the "Money Rates" section of The Wall Street Journal from time to time or, if no longer so published, such other publication as determined by the Trustee in its reasonable discretion.

            "ADVANCE REPORT DATE" means the third Business Day prior to each Distribution Date.

            "ADVERSE REMIC EVENT" means any action that, under the REMIC Provisions, if taken or not taken, as the case may be, would either (i) endanger the status of any REMIC Pool as a REMIC or (ii) subject to Section 9.14(e), result in the imposition of a tax upon the income of any REMIC Pool or any of their respective assets or transactions, including (without limitation) the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on prohibited contributions set forth in Section 860G(d) of the Code.

            "AFFILIATE" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "AGGREGATE CERTIFICATE BALANCE" means the aggregate of the Certificate Balances of the Principal Balance Certificates, the Group PB REMIC I Regular Interests or the REMIC II Regular Interests (other than REMIC II Regular Interest X-Y), as the case may be, at any date of determination. With respect to a Class of Principal Balance Certificates, Group PB REMIC I Regular Interests or REMIC II Regular Interests (other than REMIC II Regular Interest X-Y), Aggregate Certificate Balance shall mean the aggregate of the Certificate Balances of all Certificates or Interests, as the case may be, of that Class at any date of determination.

            "AGGREGATE   PRINCIPAL   BALANCE"   means,   at  the   time  of  any
determination and as the context may require, the aggregate of the Scheduled Principal Balances for all Mortgage Loans.

            "AGREEMENT" means this Pooling and Servicing Agreement and all amendments and supplements hereto.

            "ANTICIPATED REPAYMENT DATE" means, with respect to the ARD Loans, the anticipated maturity date set forth in the related Mortgage Note.

            "APPRAISAL" means an appraisal by an independent state certified MAI appraiser having at least five years' experience in appraising property of the same type as, and in the same geographic area as, the Mortgaged Property being appraised, which appraisal complies with the Uniform Standards of Professional Appraisal Practices and states the "market value" of the subject property as defined in 12 C.F.R. ss. 225.62.

            "APPRAISAL EVENT" means, with respect to any Mortgage Loan or the San Tomas Mortgage Loan, not later than the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to such Mortgage Loan or the San Tomas Mortgage Loan if such delinquency remains uncured, (ii) the date 30 days after receipt of notice that the related Mortgagor has filed a bankruptcy petition or the related Mortgagor has become the subject of involuntary bankruptcy proceedings or the related Mortgagor has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect, (iii) the date that is 30 days following the date the related Mortgaged Property becomes an REO Property and (iv) the effective date of any modification to a Money Term of a Mortgage Loan or the San Tomas Mortgage Loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment.

            "APPRAISAL REDUCTION" means, with respect to any Required Appraisal Loan with respect to which an Appraisal or internal valuation is performed pursuant to Section 6.9, an amount equal to the excess of (A) the sum, as of the first Determination Date that is at least 15 days after the date on which the Appraisal or internal valuation is obtained or performed, of (i) the Scheduled Principal Balance of such Mortgage Loan (or, in the case of an REO Property, the related REO Mortgage Loan) less the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such Mortgage Loan, (ii) to the extent not previously advanced by the applicable Master Servicer, the Trustee or the Fiscal Agent, all accrued and unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate,
(iii) all unreimbursed Advances and interest on Advances at the Advance Rate with respect to such Mortgage Loan, and (iv) to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the applicable Master Servicer, the Trustee or the Fiscal Agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of such Mortgaged Property or REO Property, as the case may be, over (B) 90% of the Appraised Value (net of any prior mortgage liens) of such Mortgaged Property or REO Property as determined by such Appraisal or internal valuation, as the case may be, plus the amount of any escrows held by or on behalf of the Trustee as security for the Mortgage Loan (less the estimated amount of the obligations anticipated to be payable in the next twelve months to which such escrows relate). With respect to each Mortgage Loan that is cross-collateralized with any other Mortgage Loan, the value of each Mortgaged Property that is security for each Mortgage Loan in such cross-collateralized group, as well as the outstanding amounts under each such Mortgage Loan shall be taken into account when calculating such Appraisal Reduction. Each Appraisal or internal valuation for a Required Appraisal Loan shall be updated annually from the date of such Appraisal or internal valuation. The Appraisal Reduction for each Required Appraisal Loan will be recalculated based on subsequent Appraisals, internal valuations or updates. Any Appraisal Reduction for any Mortgage Loan shall be reduced to reflect any Realized Principal Losses on the Required Appraisal Loan. Each Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then current terms of the Mortgage Loan for at least three consecutive months, and no Appraisal Reduction will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. Any Appraisal Reduction in respect of the One Seaport Plaza Pari Passu Loan shall be calculated by the 2002-IQ2 Master Servicer in accordance with and pursuant to the terms of the 2002-IQ2 Pooling and Servicing Agreement.

            "APPRAISED VALUE" means (i) with respect to any Mortgaged Property (other than the Mortgaged Property securing a Co-op Mortgage Loan or the One Seaport Plaza Pari Passu Loan), the appraised value thereof determined by an Appraisal of the Mortgaged Property securing such Mortgage Loan made by an Independent appraiser selected by the General Master Servicer or the General
Special Servicer, as applicable or, in the case of an internal valuation performed by the General Special Servicer pursuant to Section 6.9, the value of the Mortgaged Property determined by such internal valuation, (ii) with respect to the Mortgaged Property securing the One Seaport Plaza Pari Passu Loan, the portion of the appraised value allocable thereto, and (iii) with respect to each Mortgaged Property securing a Co-op Mortgage Loan, the appraised value thereof determined by an Appraisal of the Mortgaged Property securing such Co-op Mortgage Loan made by an Independent appraiser selected by the NCB Master Servicer or the Co-op Special Servicer, as applicable or, in the case of an internal valuation performed by the Co-op Special Servicer pursuant to Section 6.9, the value of the Mortgaged Property determined by such internal valuation, each determined as if such property were operated as a cooperatively-owned multifamily residential building (rather than a multifamily rental apartment building).

            "ARD LOAN" means the Mortgage Loans designated on the Mortgage Loan Schedule as Mortgage Loan Nos. 3, 25, 44 and 57.

            "ASSIGNMENT OF LEASES" means, with respect to any Mortgage Loan, any assignment of leases, rents and profits or equivalent instrument, whether contained in the related Mortgage or executed separately, assigning to the holder or holders of such Mortgage all of the related Mortgagor's interest in the leases, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of the related Mortgaged Property as security for repayment of such Mortgage Loan.

            "ASSIGNMENT OF MORTGAGE" means an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

            "ASSUMED SCHEDULED PAYMENT" means: (i) with respect to any Balloon Mortgage Loan for its Maturity Date (provided that such Mortgage Loan has not been paid in full, and no Final Recovery Determination or other sale or liquidation has occurred in respect thereof, on or before the end of the Collection Period in which such Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust, if no Scheduled Payment (other than the related delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date, if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule in effect immediately prior to, and without regard to the occurrence of, its most recent Maturity Date (as such may have been extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the applicable Master Servicer or the applicable Special
Servicer pursuant to the terms hereof), and (ii) with respect to any REO Mortgage Loan for any Due Date therefor as of which the related REO Property remains part of the Trust, the scheduled monthly payment of principal and interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment (or, in the case of a Balloon Mortgage Loan described in the preceding clause of this definition or the San Tomas B Note, the Assumed Scheduled Payment) that was due in respect of the related Mortgage Loan or the San Tomas B Note on the last Due Date prior to its becoming an REO Mortgage Loan. The amount of the Assumed Scheduled Payment for the San Tomas A Note or the San Tomas B Note shall be calculated solely by reference to the terms of the San Tomas A Note or the San Tomas B Note, as applicable (as modified in connection with any bankruptcy or similar proceeding involving the related Mortgagor or pursuant to a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to the terms hereof) and without regard to the remittance provisions of the San Tomas Intercreditor Agreement.

            "AUTHENTICATING AGENT" means any authenticating agent serving in such capacity pursuant to Section 7.10.

            "AUTHORIZED OFFICER" means any Person that may execute an Officer's Certificate on behalf of the Depositor.

            "AVAILABLE ADVANCE REIMBURSEMENT AMOUNT" has the meaning set forth in Section 4.6(a) hereof.

            "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, an amount equal to the aggregate of (a) (i) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the Mortgage Loans and any REO Properties that were received by a Master Servicer or a Special Servicer through the end of the related Collection Period (or, with respect to Principal Prepayments or Balloon Payments through the Business Day immediately prior to the Master Servicer Remittance Date) and (ii) as to the Post Determination Date Mortgage Loans, all Scheduled Payments received in the month of the related Determination Date (provided that such amounts shall be applied by the General Master Servicer to reimburse any P&I Advances made on the related Master Servicer Remittance Date by the General Master Servicer (or the Trustee or the Fiscal Agent) with respect to such Post Determination Date Mortgage Loans and such Scheduled Payments shall not be part of the Available Distribution Amount for the next Distribution Date), exclusive of (i) any such amounts that were deposited in the Distribution Account in error, (ii) amounts that are payable or reimbursable to any Person other than the Certificateholders (including amounts payable to the Master Servicers in respect of unpaid Master Servicing Fees, the Primary Servicers in respect of unpaid Primary Servicing Fees, the Special Servicers in respect of unpaid Special Servicer Compensation, the Trustee in respect of unpaid Trustee Fees, the Paying Agent in respect of unpaid Paying Agent Fees or to the parties entitled thereto in respect of the unpaid Excess Servicing Fees), (iii) amounts that constitute Prepayment Premiums, (iv) if such Distribution Date occurs during January, other than in a leap year, or February of any year, the Interest Reserve Amounts with respect to Interest Reserve Loans deposited in the Interest Reserve Accounts, (v) in the case of an REO Property related to the San Tomas Mortgage Loan, all amounts received with respect to the San Tomas Mortgage Loan that are required to be paid to the holder of the San Tomas B Note pursuant to the terms of the San Tomas B Note and the San Tomas Intercreditor Agreement (which amounts will be deposited into the San Tomas Custodial Account pursuant to Section 5.1(c) and withdrawn from such account pursuant to Section 5.2(a)) and (vi) Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period (other than with respect to the Post Determination Date Loans as described above) and (b) if and to the extent not already among the amounts described in clause (a), (i) the aggregate amount of any P&I Advances made by a Master Servicer, the Trustee or the Fiscal Agent for such Distribution Date pursuant to Section 4.1 and/or Section 4.3 (and any advances made by the 2002-IQ2 Master Servicer, the 2002-IQ2 Trustee and the 2002-IQ2 Fiscal Agent in respect of the One Seaport Plaza Pari Passu Loan), (ii) the aggregate amount of any Compensating Interest payments made by the Master Servicers for such Distribution Date pursuant to the terms hereof, and (iii) if such Distribution Date occurs in March of any year, commencing March 2003, the aggregate of the Interest Reserve Amounts then held on deposit in the Interest Reserve Accounts in respect of each Interest Reserve Loan.

            "BALLOON MORTGAGE LOAN" means a Mortgage Loan that provides for Scheduled Payments based on an amortization schedule that is significantly longer than its term to maturity and that is expected to have a remaining principal balance equal to or greater than 5% of its original principal balance as of its stated maturity date unless prepaid prior thereto.

            "BALLOON PAYMENT" means, with respect to any Balloon Mortgage Loan or the San Tomas B Note, the Scheduled Payment payable on the Maturity Date of such Mortgage Loan or the San Tomas B Note.

            "BANKRUPTCY LOSS" means a loss arising from a proceeding under the United States Bankruptcy Code or any other similar state law or other proceeding with respect to the Mortgagor of, or Mortgaged Property under, a Mortgage Loan, including, without limitation, any Deficient Valuation Amount or losses, if any, resulting from any Debt Service Reduction Amount for the month in which the related Remittance Date occurs.

            "BASE INTEREST FRACTION" means, with respect to any Principal Prepayment of any Mortgage Loan that provides for payment of a Prepayment Premium, and with respect to any Class of Certificates, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that Class of Certificates and (ii) the Discount Rate used in calculating the Prepayment Premium with respect to the Principal Prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the Mortgage Rate on the related Mortgage Loan and (ii) the Discount Rate used in calculating the Prepayment Premium with respect to that Principal Prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction will equal zero.

            "BOND LEVEL FILE" The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Bond Level File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

            "BOOK-ENTRY CERTIFICATES" means certificates evidencing a beneficial interest in a Class of Certificates, ownership and transfer of which shall be made through book entries as described in Section 3.7; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the
Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

            "BORROWER" means, individually and collectively, as the context may require, the obligor or obligors under a Mortgage Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan.

            "BUSINESS  DAY" means any day other than (i) a Saturday or a Sunday,
(ii) a legal holiday in New York, New York, Cincinnati, Ohio (but only with respect to matters related to the performance of obligations delegated to Summit Investment Partners, Inc. as Primary Servicer under the related Primary Servicing Agreement), San Francisco, California (but only with respect to matters related to the performance of obligations delegated to Prudential Asset Resources, Inc. as Primary Servicer under the related Primary Servicing Agreement), Des Moines, Iowa (but only with respect to matters related to the performance of obligations of Principal Global Investors, LLC, formerly known as Principal Capital Management, LLC as Primary Servicer under the related Primary Servicing Agreement), Columbus, Ohio (but only with respect to matters related to the performance of obligations delegated to Nationwide as Primary Servicer under the related Primary Servicing Agreement), or the principal cities in which the Special Servicers, the Trustee, the Paying Agent, the Fiscal Agent or the Master Servicers conduct servicing or trust operations, or (iii) a day on which banking institutions or savings associations in New York, New York are authorized or obligated by law or executive order to be closed.

            "CASH LIQUIDATION" means, as to any Defaulted Mortgage Loan other than a Mortgage Loan with respect to which the related Mortgaged Property became REO Property, the sale of such Defaulted Mortgage Loan. Each Master Servicer shall maintain records in accordance with the Servicing Standard (and, in the case of Specially Serviced Mortgage Loans, based on the written reports with respect to such Cash Liquidation delivered by the applicable Special Servicer to the applicable Master Servicer), of each Cash Liquidation.

            "CATEGORY 1 REQUESTS" has the meaning set forth in the Primary Servicing Agreements for the Principal Loans

            "CERCLA"   means   the   Comprehensive    Environmental    Response,
Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.).

            "CERTIFICATE ACCOUNT" means one or more separate accounts established and maintained by each Master Servicer (or any Sub-Servicer or Primary Servicer on behalf of the applicable Master Servicer) pursuant to
Section 5.1(a), each of which shall be an Eligible Account.

            "CERTIFICATE BALANCE" means, with respect to any Certificate or Interest (other than the Class X Certificates, the Class EI Certificates and the Residual Certificates) as of any Distribution Date, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate (in the case of a Certificate), or as ascribed thereto in the Preliminary Statement hereto (in the case of an Interest), minus (i) the amount of all principal distributions previously made with respect to such Certificate pursuant to Section 6.5(a) or deemed to have been made with respect to such Interest pursuant to Section 6.2(a) or Section 6.3(a), as the case may be, (ii) all Realized Losses allocated or deemed to have been allocated to such Interest or Certificate pursuant to Section 6.6, and (iii) Expense Losses allocated to such Interest or Certificate pursuant to Section 6.6. The Certificate Balance of the Class A-1A Component, the Class A-1B Component and the Class A-1C Component shall equal the Certificate Balance of REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B and REMIC II Regular Interest A-1C, respectively. The Certificate Balance of the Class A-2A Component, the Class A-2B Component, the Class A-2C Component, the Class A-2D Component, the Class A-2E Component and the Class A-2F Component shall equal the Certificate Balance of REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest A-2E and REMIC II Regular Interest A-2F, respectively. The Certificate Balance of the Class A-3A Component, the Class A-3B Component, the Class A-3C Component and the Class A-3D Component shall equal the Certificate Balance of REMIC II Regular Interest A-3A, REMIC II Regular Interest A-3B, REMIC II Regular Interest A-3C and REMIC II Regular Interest A-3D, respectively. The Certificate Balance of the Class A-4A Component, the Class A-4B Component and the Class A-4C Component shall equal the Certificate Balance of REMIC II Regular Interest A-4A, REMIC II Regular Interest A-4B and REMIC II Regular Interest A-4C, respectively. The Certificate Balance of the Class C-1 Component, Class C-2 Component, Class C-3 Component and the Class C-4 Component shall equal the Certificate Balance of REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular Interest C-3 and REMIC II Regular Interest C-4, respectively. The Certificate Balance of the Class E-1 Component and the Class E-2 Component shall equal the Certificate Balance of REMIC II Regular Interest E-1 and REMIC II Regular Interest E-2, respectively. The Certificate Balance of the Class H-1 Component and the Class H-2 Component shall equal the Certificate Balance of REMIC II Regular Interest H-1 and REMIC II Regular Interest H-2, respectively.

            "CERTIFICATE OWNER" means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

            "CERTIFICATE REGISTER" has the meaning provided in Section 3.2.

            "CERTIFICATE  REGISTRAR" means the registrar  appointed  pursuant to
Section 3.2 and initially shall be the Paying Agent.

            "CERTIFICATEHOLDERS" has the meaning provided in the definition of "Holder."

            "CERTIFICATES" means, collectively,  the REMIC III Certificates, the
Class  EI  Certificates,   the  Class  R-I  Certificates,  and  the  Class  R-II
Certificates.

            "CERTIFICATION  PARTIES"  has  the  meaning  set  forth  in  Section
8.26(b).

            "CERTIFYING PERSON" has the meaning set forth in Section 8.26(b).

            "CLASS" means, with respect to the REMIC I Interests, REMIC II Interests, REMIC III Certificates or Class EI Certificates, any Class of such Certificates or Interests.

            "CLASS A CERTIFICATES" means the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, collectively.

            "CLASS A-1 CERTIFICATES," "CLASS A-2 CERTIFICATES," "CLASS A-3 CERTIFICATES," "CLASS A-4 CERTIFICATES," "CLASS X-1 CERTIFICATES," "CLASS X-2 CERTIFICATES," "CLASS X-Y CERTIFICATES," "CLASS B CERTIFICATES," "CLASS C CERTIFICATES," "CLASS D CERTIFICATES," "CLASS E CERTIFICATES," "CLASS F
CERTIFICATES,"   "CLASS  G  CERTIFICATES,"  "CLASS  H  CERTIFICATES,"  "CLASS  J
CERTIFICATES," "CLASS K CERTIFICATES," "CLASS L CERTIFICATES," "CLASS M CERTIFICATES," "CLASS N CERTIFICATES," "CLASS O CERTIFICATES," "CLASS EI
CERTIFICATES," "CLASS R-I CERTIFICATES," "CLASS R-II CERTIFICATES," or "CLASS R-III CERTIFICATES," mean the Certificates designated as "Class A-1," "Class A-2," "Class A-3," "Class A-4," "Class X-1," "Class X-2," "Class X-Y," "Class B," "Class C," "Class D," "Class E," "Class F," "Class G," "Class H," "Class J," "Class K," "Class L," "Class M," "Class N," "Class O," "Class EI," "Class R-I," "Class R-II" and "Class R-III" respectively, on the face thereof, in substantially the form attached hereto as Exhibits A-1 through A-24.

            "CLASS A-1A COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-1A.

            "CLASS A-1B COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-1B.

            "CLASS A-1C COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-1C.

            "CLASS A-2A COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-2A.

            "CLASS A-2B COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-2B.

            "CLASS A-2C COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-2C.

            "CLASS A-2D COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-2D.

            "CLASS A-2E COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-2E.

            "CLASS A-2F COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-2F.

            "CLASS A-3A COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-3A.

            "CLASS A-3B COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-3B.

            "CLASS A-3C COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-3C.

            "CLASS A-3D COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-3D.

            "CLASS A-4A COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-4 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-4A.

            "CLASS A-4B COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-4 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-4B.

            "CLASS A-4C COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-4 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-4C.

            "CLASS C-1 COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class C Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest C-1.

            "CLASS C-2 COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class C Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest C-2.

            "CLASS C-3 COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class C Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest C-3.

            "CLASS C-4 COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class C Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest C-4.

            "CLASS E-1 COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class E Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest E-1.

            "CLASS E-2 COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class E Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest E-2.

            "CLASS EI GRANTOR TRUST" means that portion of the Trust consisting of Excess Interest and the Excess Interest Sub-account.

            "CLASS H-1 COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class H Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest H-1.

            "CLASS H-2 COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class H Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest H-2.

            "CLASS X CERTIFICATES" means the Class X-1 Certificates, the Class X-2 Certificates and the Class X-Y Certificates.

            "CLASS X-1 INTEREST AMOUNT" means, with respect to any Distribution Date and the related Interest Accrual Period, interest equal to the product of
(i) one-twelfth of a per annum rate equal to the weighted average of the Class X-1 Strip Rates for the Class A-1A Component, Class A-1B Component, Class A-1C Component, Class A-2A Component, Class A-2B Component, Class A-2C Component,
Class A-2D  Component,  Class A-2E Component,  Class A-2F Component,  Class A-3A
Component, Class A-3B Component, Class A-3C Component, Class A-3D Component, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class B Certificates, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class C-4 Component, Class D Certificates, Class E-1 Component, Class E-2 Component, Class F Certificates, Class G Certificates, Class H-1 Component, Class H-2 Component, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Components immediately prior to giving effect to the related distribution to be made on such Distribution Date and (ii) the Class X-1 Notional Amount for such Distribution Date immediately prior to giving effect to the related distribution to be made on such Distribution Date.

            "CLASS X-1 NOTIONAL AMOUNT" means, with respect to any Distribution Date, the aggregate of the Certificate Balances of the Principal Balance Certificates as of the close of business on the preceding Distribution Date.

            "CLASS X-1 STRIP RATE" means, with respect to any Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class C, Class E, Class H, Class X and the Residual Certificates), the Class A-1A Component, the Class A-1B Component, the Class A-1C Component, the Class A-2A
Component,  the Class A-2B Component,  the Class A-2C Component,  the Class A-2D
Component,  the Class A-2E Component,  the Class A-2F Component,  the Class A-3A
Component,  the Class A-3B Component,  the Class A-3C Component,  the Class A-3D
Component,  the Class A-4A Component,  the Class A-4B Component,  the Class A-4C
Component,  the Class C-1  Component,  the  Class C-2  Component,  the Class C-3
Component, the Class C-4 Component, the Class E-1 Component, the Class E-2 Component, the Class H-1 Component and the Class H-2 Component:

            (A) for any Distribution Date occurring on or before December 2004, the excess, if any, of (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the Class A-1A Component, Class A-2A Component, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-1B Component, Class A-1C Component, Class A-2B Component, Class A-2C Component, Class A-2D
Component,  Class A-2E Component,  Class A-2F  Component,  Class A-3A Component,
Class A-3B  Component,  Class A-3C Component,  Class A-3D Component,  Class A-4A
Component,  Class A-4B Component,  Class A-4C  Component,  Class B Certificates,
Class C-1 Component, Class C-2 Component, Class C-3 Component, Class C-4 Component, Class D Certificates, Class E-1 Component, Class E-2 Component, Class F Certificates, Class G Certificates, Class H-1 Component, Class H-2 Component, Class J Certificates and Class K Certificates, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth in Schedule XII attached hereto and (2) the Pass-Through Rate for such Class of Certificates or Components;

            (B) for any Distribution Date occurring after December 2004 and on or before December 2005, the excess, if any, of (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the Class A-1A Component, Class A-1B Component, Class A-2A Component, Class A-2B Component, Class H-I Component, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-1C Component, Class A-2C Component, Class A-2D Component, Class A-2E Component, Class A-2F Component, Class A-3A
Component,  Class A-3B Component,  Class A-3C  Component,  Class A-4A Component,
Class A-4B Component, Class A-4C Component, Class B Certificates, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class C-4 Component Class D Certificates, Class E-1 Component, Class E-2 Component, Class F Certificates, Class G Certificates and Class H-2 Component, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth on Schedule XII attached hereto and (2) the Pass-Through Rate for such Class of Certificates or Components;

            (C) for any Distribution Date occurring after December 2005 and on or before December 2006, the excess, if any, of (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the Class A-1A Component, Class A-1B Component, Class A-1C Component, Class A-2A
Component, Class A-2B Component, Class A-2C Component, Class A-3A Component, Class G Certificates, Class H-1 Component, Class H-2 Component, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-2D Component, Class A-2E Component, Class A-2F Component, Class A-3A Component,
Class A-3B  Component,  Class A-3C Component,  Class A-3D Component,  Class A-4A
Component,  Class A-4B Component,  Class A-4C  Component,  Class B Certificates,
Class C-1 Component, Class C-2 Component, Class C-3 Component, Class C-4 Component, Class D Certificates, Class E-1 Component, Class E-2 Component, Class F Certificates, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth on Schedule XII attached hereto and (2) the Pass-Through Rate for such Class of Certificates or Components;

            (D) for any Distribution Date occurring after December 2006 and on or before December 2007, the excess, if any, of (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of Class A-1A Component, Class A-1B Component, Class A-1C Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class A-3A Component, Class A-3B Component, Class E-1 Component, Class F Certificates, Class G Certificates, Class H-1 Component, Class H-2 Component, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-2E Component, Class A-2F Component, Class A-3C Component, Class A-3D
Component, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class C-2 Component, Class C-3 Component, Class C-4 Component, Class D Certificates and Class E-2 Component, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth on Schedule XII attached hereto and (2) the Pass-Through Rate for such Class of Certificates or Components;

            (E) for any Distribution Date occurring after December 2007 and on or before December 2008, the excess, if any, of (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the Class A-1A Component, Class A-1B Component, Class A-1C Component, Class A-2A
Component,  Class A-2B Component,  Class A-2C  Component,  Class A-2D Component,
Class A-2E Component, Class A-3A Component, Class A-3B Component, Class A-3C Component, Class C-1 Component, Class C-1 Component, Class D Certificates, Class E-1 Component, Class E-2 Component, Class F Certificates, Class G Certificates, Class H-1 Component, Class H-2 Component, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-2F Component, Class A-3D Component, Class A-4A Component, Class A-4B Component, Class A-4C Component,
Class B Certificates, Class C-2 Component, Class C-3 Component and Class C-4 Component, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth on Schedule XII attached hereto and (2) the Pass-Through Rate for such Class of Certificates or Components;

            (F) for any Distribution Date occurring after December 2008 and on or before December 2009, the excess, if any, of (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of A-1A Component, Class A-1B Component, Class A-1C Component, Class A-2A Component,
Class A-2C  Component,  Class A-2D Component,  Class A-2E Component,  Class A-2F
Component,  Class A-3A Component,  Class A-3B  Component,  Class A-3C Component,
Class A-3D Component, Class A-4A Component, Class A-4B Component, Class C-1 Component, Class C-2 Component, Class D Certificates, Class E-1 Component, Class E-2 Component, Class F Certificates, Class G Certificates, Class H-1 Component, Class H-2 Component, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-4B Component, Class B Certificates, Class C-3 Component and Class C-4 Component, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth on Schedule XII attached hereto and (2) the Pass-Through Rate for such Class of Certificates or Components;

            (G) for any Distribution Date occurring after December 2009 and on or before December 2010, the excess, if any, of (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of A-1A Component, Class A-1B Component, Class A-1C Component, Class A-2A Component,
Class A-2B  Component,  Class A-2C Component,  Class A-2D Component,  Class A-2E
Component,  Class A-2F Component,  Class A-3A  Component,  Class A-3B Component,
Class A-3C Component, Class A-3D Component, Class A-4A Component, Class A-4B Component, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class D Certificates, Class E-1 Component, Class E-2 Component, Class F Certificates, Class G Certificates, Class H-1 Component, Class H-2 Component, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-4C Component, Class B Certificates and Class C-4 Component, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth on Schedule XII attached hereto and (2) the Pass-Through Rate for such Class of Certificates or Components; and

            (H) for any Distribution Date occurring after December 2010, the excess of (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (ii) the Pass-Through Rate for each such Class of Certificates or Component. In no event will any Class X-1 Strip Rate be less than zero.

            "CLASS X-2 INTEREST AMOUNT" means:

            (A) with respect to any Distribution Date occurring on or before December 2004 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class X-2 Strip Rates for the Class A-1B Component, Class A-1C Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class A-2E
Component,  Class A-2F Component,  Class A-3A  Component,  Class A-3B Component,
Class A-3C  Component,  Class A-3D Component,  Class A-4A Component,  Class A-4B
Component,  Class A-4C  Component,  Class B  Certificates,  Class C-1 Component,
Class C-2 Component, Class C-3 Component, Class C-4 Component, Class D Certificates, Class E-1 Component, Class E-2 Component, Class F Certificates, Class G Certificates, Class H-1 Component, Class H-2 Component, Class J Certificates and Class K Certificates, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Components immediately prior to such Distribution Date and (ii) the Class X-2 Notional Amount for such Distribution Date;

            (B) with respect to any  Distribution  Date occurring after December
2004 and on or before the Distribution Date in December 2005 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class X-2 Strip Rates for the Class A-1C Component, Class A-2C Component, Class A-2D Component, Class A-2E Component, Class A-2F Component, Class A-3A Component, Class A-3B Component,
Class A-3C  Component,  Class A-3D Component,  Class A-4A Component,  Class A-4B
Component, Class A-4C Component, Class B Certificates, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class C-4 Component Class D Certificates, Class E-1 Component, Class E-2 Component, Class F Certificates, Class G Certificates and Class H-2 Component, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Component immediately prior to such Distribution Date and (ii) the Class X-2 Notional Amount for such Distribution Date;

            (C) with respect to any Distribution Date occurring after December 2005 and on or before the Distribution Date in December 2006 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class X-2 Strip Rates for the Class A-2D Component, Class A-2E Component, Class A-2F Component, Class A-3B Component, Class A-3C Component,Class A-3D Component, Class A-4A Component,
Class A-4B Component, Class A-4C Component, Class B Certificates, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class C-4 Component, Class D Certificates, Class E-1 Component, Class E-2 Component, Class F Certificates, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Component immediately prior to such Distribution Date and
(ii) the Class X-2 Notional Amount for such Distribution Date;

            (D) with respect to any Distribution Date occurring after December 2006 and on or before the Distribution Date in December 2007 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class X-2 Strip Rates for the Class A-2E Component, Class A-2F Component, Class A-3C Component, Class A-3D Component, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class B Certificates, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class C-4 Component, Class D Certificates and Class E-2 Component, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Component immediately prior to such Distribution Date and
(ii) the Class X-2 Notional Amount for such Distribution Date;

            (E) with respect to any Distribution Date occurring after December 2007 and on or before the Distribution Date in December 2008 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class X-2 Strip Rates for the Class A-2F Component, Class A-3D Component, Class A-4A Component, Class A-4B Component, Class A-4C Component, B Certificates, Class C-2 Component, Class C-3 Component and Class C-4 Component, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Component immediately prior to such Distribution Date and (ii) the Class X-2 Notional Amount for such Distribution Date;

            (F) with respect to any Distribution Date occurring after December 2008 and on or before the Distribution Date in December 2009 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class A-4B Component, Class A-4C Component, Class B Certificates, Class C-3 Component and Class C-4 Component, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Component immediately prior to such Distribution Date and (ii) the Class X-2 Notional Amount for such Distribution Date; and

            (G) with respect to any Distribution Date occurring after December 2009 and on or before the Distribution Date in December 2010 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class A-4C Component, Class B Certificates and Class C-4 Component, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Component immediately prior to such Distribution Date and (ii) the Class X-2 Notional Amount for such Distribution Date.

            "CLASS X-2 NOTIONAL AMOUNT" means:

            (i) with respect to any Distribution Date occurring on or before the Distribution Date in December 2004, the aggregate of the Certificate Balances of the Class A-1B Component, Class A-1C Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class A-2E Component, Class A-2F Component,
Class A-3A  Component,  Class A-3B Component,  Class A-3C Component,  Class A-3D
Component, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class B Certificates, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class C-4 Component, Class D Certificates, Class E-1 Component, Class E-2 Component, Class F Certificates, Class G Certificates, Class H-1 Component, Class H-2 Component, Class J Certificates and Class K Certificates as of the close of business on the preceding Distribution Date;

            (ii) with respect to any Distribution Date after the Distribution Date in December 2004 and on or before the Distribution Date in December 2005, the aggregate of the Certificate Balances of the Class A-1C Component, Class A-2C Component, Class A-2D Component, Class A-2E Component, Class A-2F Component, Class A-3A Component, Class A-3B Component, Class A-3C Component,
Class A-3D Component, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class B Certificates, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class C-4 Component Class D Certificates, Class E-1 Component, Class E-2 Component, Class F Certificates, Class G Certificates and Class H-2 Component as of the close of business on the preceding Distribution Date;

            (iii) with respect to any Distribution Date after the Distribution Date in December 2005 and on or before the Distribution Date in December 2006 the aggregate of the Certificate Balances of the Class A-2D Component, Class A-2E Component, Class A-2F Component, Class A-3B Component, Class A-3C Component, Class A-3D Component, Class A-4A Component, Class A-4B Component,
Class A-4C Component, Class B Certificates, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class C-4 Component, Class D Certificates, Class E-1 Component, Class E-2 Component, Class F Certificates as of the close of
business  on  the  preceding   Distribution  Date;

            (iv) with respect to any Distribution Date after the Distribution Date in December 2006 and on or before the Distribution Date in December 2007, the aggregate of the Certificate Balances of the Class A-2E Component, Class A-2F Component, Class A-3C Component, Class A-3D Component, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class B Certificates,
Class  C-1  Component,  Class C-2  Component,  Class  C-3  Component,  Class C-4
Component,  Class D  Certificates  and  Class E-2  Component  as of the close of
business  on  the  preceding   Distribution   Date;

            (v) with respect to any Distribution Date after the Distribution Date in December 2007 and on or before the Distribution Date in December 2008, the aggregate of the Certificate Balances of the Class A-2F Component, Class A-3D Component, Class A-4A Component, Class A-4B Component, Class A-4C Component, B Certificates, Class C-2 Component, Class C-3 Component and Class C-4 Component as of the close of business on the preceding Distribution Date;


            (vi) with respect to any Distribution Date after the Distribution Date in December 2008 and on or before the Distribution Date in December 2009, the aggregate of the Certificate Balances of the Class A-4B Component, Class A-4C Component, Class B Certificates, Class C-3 Component and Class C-4 Component as of the close of business on the preceding Distribution Date;

            (vii) with respect to any Distribution Date after the Distribution Date in December 2009 and on or before the Distribution Date in December 2010, the aggregate of the Certificate Balances of the Class A-4C Component, Class B Certificates and Class C-4 Component as of the close of business on the preceding Distribution Date; and

            (viii) with respect to any Distribution Date occurring after the Distribution Date in December 2010, zero.

            "CLASS X-2 STRIP RATE" means:

            (A) for any Distribution Date occurring on or before December 2004, with respect to the Class A-1B Component, Class A-1C Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class A-2E Component,
Class A-2F  Component,  Class A-3A Component,  Class A-3B Component,  Class A-3C
Component,  Class A-3D Component,  Class A-4A  Component,  Class A-4B Component,
Class A-4C Component, Class B Certificates, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class C-4 Component, Class D Certificates, Class E-1 Component, Class E-2 Component, Class F Certificates, Class G Certificates, Class H-1 Component, Class H-2 Component, Class J Certificates and Class K Certificates, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XII attached hereto and (ii) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Class of Certificates or Component;

            (B) for any Distribution Date occurring after December 2004 and on or before December 2005, with respect to the Class A-1C Component, Class A-2C Component, Class A-2D Component, Class A-2E Component, Class A-2F Component,
Class A-3A  Component,  Class A-3B Component,  Class A-3C Component,  Class A-3D
Component, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class B Certificates, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class C-4 Component Class D Certificates, Class E-1 Component, Class E-2 Component, Class F Certificates, Class G Certificates and Class H-2 Component, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XII attached hereto and (ii) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Class of Certificates or Component;

            (C) for any Distribution Date occurring after December 2005 and on or before December 2006, with respect to the Class A-2D Component, Class A-2E Component, Class A-2F Component, Class A-3B Component, Class A-3C Component,
Class A-3D Component, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class B Certificates, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class C-4 Component, Class D Certificates, Class E-1 Component, Class E-2 Component, Class F Certificates, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XII attached hereto and (ii) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Class of Certificates or Component;

            (D) for any Distribution Date occurring after December 2006 and on or before December 2007, with respect to the Class A-2E Component, Class A-2F Component, Class A-3C Component, Class A-3D Component, Class A-4A Component,
Class A-4B Component, Class A-4C Component, Class B Certificates, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class C-4 Component, Class D Certificates and Class E-2 Component, the excess, if any, of (x) the lesser of
(i) the rate per annum  corresponding to such  Distribution Date as set forth in
Schedule XII attached hereto and (ii) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Class of Certificates or Component;

            (E) for any Distribution Date occurring after December 2007 and on or before December 2008, with respect to the Class A-2F Component, Class A-3D Component, Class A-4A Component, Class A-4B Component, Class A-4C Component, B Certificates, Class C-2 Component, Class C-3 Component and Class C-4 Component, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XII attached hereto and (ii) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Class of Certificates or Component;

            (F) for any Distribution Date occurring after December 2008 and on or before December 2009, with respect to the Class A-4B Component, Class A-4C Component, Class B Certificates, Class C-3 Component and Class C-4 Component, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XII attached hereto and (ii) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Class of Certificates or Component; and

            (G) for any Distribution Date occurring after December 2009 and on or before December 2010, with respect to the Class A-4C Component, Class B Certificates and Class C-4 Component, the excess, if any, of (x) the lesser of
(i) the rate per annum  corresponding to such  Distribution Date as set forth in
Schedule XII attached hereto and (ii) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Class of Certificates or Component.

            For any Distribution Date occurring after December 2010, the Class X-2 Strip Rate for any Certificate or Component will be equal to zero.

            "CLASS X-Y INTEREST AMOUNT" means, with respect to any Distribution Date and the related Interest Accrual Period, interest accrued on the Class X-Y Notional Amount during the related Interest Accrual Period at a rate equal to one-twelfth of a per annum rate equal to the Weighted Average Class X-Y Strip Rates of the Specially Designated Co-op Mortgage Loans.

            "CLASS X-Y NOTIONAL AMOUNT" means, with respect to any Distribution Date, the aggregate of the Principal Balances of the Specially Designated Co-op Mortgage Loans (or any successor REO Mortgage Loans), reduced by any Advances of principal on such Specially Designated Co-op Mortgage Loans (or any successor REO Mortgage Loans).

            "CLASS X-Y STRIP RATE" means, in the case of each Specially Designated Co-op Mortgage Loan (or any successor REO Mortgage Loan), an annual rate equal to the excess of (i) the Adjusted Mortgage Rate in effect for such Mortgage Loan as of the Closing Date, over (ii) 5.55% per annum.

            "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the 1934 Act, which initially shall be the Depository.

            "CLEARSTREAM" means Clearstream Banking, societe anonyme.

            "CLOSING DATE" means December 17, 2002.

            "CMSA" means the Commercial Mortgage Securities Association.

            "CMSA REPORTS" means the Restricted Servicer Reports and the Unrestricted Servicer Reports, collectively, as modified, expanded or otherwise changed from time to time. With respect to new reports created and approved by the CMSA, such new reports will be used in this transaction and the Depositor shall direct the Trustee as to whether such reports will be Restricted Servicer Reports or Unrestricted Servicer Reports. The Trustee shall provide the applicable Master Servicer with a copy of such direction within two Business Days after its receipt. In the case of each Mortgaged Property securing a Co-op Mortgage Loan, the respective files and reports comprising the CMSA Reports shall present the Projected Net Cash Flow for such Mortgaged Property and the Debt Service Coverage Ratio for such Co-op Mortgage Loan, as such terms apply to residential cooperative properties, if and to the extent that such file or report requires preparation and/or submission of data concerning net cash flow or debt service coverage.

            "CMSA WEBSITE" means the CMSA's website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "CODE" means the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the Trust.

            "COLLATERAL SUMMARY FILE" means the report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

            "COLLECTION PERIOD" means, with respect to any Distribution Date, the period beginning on the day after the Determination Date in the month preceding the month of such Distribution Date (or in the case of the first Distribution Date, the Cut-Off Date) and ending on the Determination Date in the month in which the Distribution Date occurs.

            "COMMISSION" means the Securities and Exchange Commission.

            "COMPARATIVE FINANCIAL STATUS REPORT" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicers or the Special Servicers, as applicable.

            "COMPENSATING INTEREST" means, with respect to any Distribution Date and each Master Servicer, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans serviced by such Master Servicer (including any Specially Serviced Mortgage Loans but not including the 2002-IQ2 Mortgage Loan, the One Seaport Plaza Pari Passu Loan or the 2002-TOP8 Mortgage Loan) during the related Collection Period, over (B) the Prepayment Interest Excesses received in respect of the Mortgage Loans serviced by such Master Servicer (including any Specially Serviced Mortgage Loans but not including the 2002-IQ2 Mortgage Loan, the One Seaport Plaza Pari Passu Loan or the 2002-TOP8 Mortgage Loan) during the same related period, but in any event with respect to Compensating Interest to be paid by each Master Servicer hereunder, not more than the portion of the aggregate Master Servicing Fee of such Master Servicer accrued at a rate per annum equal to 2 basis points for the related Distribution Date calculated in respect of such Master Servicer's Mortgage Loans (including REO Mortgage Loans).

            "COMPONENT" means any of the Class A-1A Component, the Class A-1B Component, the Class A-1C Component, the Class A-2A Component, the Class A-2B
Component,  the Class A-2C Component,  the Class A-2D Component,  the Class A-2E
Component,  the Class A-2F Component,  the Class A-3A Component,  the Class A-3B
Component,  the Class A-3C Component,  the Class A-3D Component,  the Class A-4A
Component,  the Class A-4B Component,  the Class A-4C  Component,  the Class C-1
Component,  the Class C-2  Component,  the  Class C-3  Component,  the Class C-4
Component, the Class E-1 Component, the Class E-2 Component, the Class H-1 Component or the Class H-2 Component.

            "CONDEMNATION PROCEEDS" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Mortgagor in accordance with the terms of the Mortgage Loan and (if applicable) with respect to the Mortgaged Property securing the 2002-IQ2 Mortgage Loan, the One Seaport Plaza Pari Passu Loan and the 2002-TOP8 Mortgage Loan, any portion of such amounts payable to the holder of the One Seaport Plaza Pari Passu Loan and (if applicable) with respect to the Mortgaged Property securing the San Tomas Mortgage Loan, any portion of such amounts payable to the holder of the San Tomas A Note.

            "CONTROLLING CLASS" means the most subordinate Class of REMIC III Regular Certificates outstanding at any time of determination; provided that, if the aggregate Certificate Balance of such Class is less than 25% of the initial Certificate Balance of such Class as of the Closing Date, the Controlling Class shall be the next most subordinate Class of REMIC III Regular Certificates outstanding. As of the Closing Date, the Controlling Class will be the Class O Certificates.

            "CONTROLLING PERSON" means, with respect to any Person, any other Person who "controls" such Person within the meaning of the 1933 Act.

            "CO-OP MORTGAGE LOAN" means any Mortgage Loan that, as of the date it is first included in the Trust, is secured by a Mortgage that encumbers a residential cooperative property, as identified on the Mortgage Loan Schedule.

            "CO-OP SPECIAL SERVICER" means National Consumer Cooperative Bank, or any successor Special Servicer as herein provided, including without limitation any successor Special Servicer appointed pursuant to Section 9.39 hereof.

            "CO-OP TRUST ASSETS" means the Co-op Mortgage Loans, any REO Properties acquired by the Trust with respect to the Co-op Mortgage Loans and any and all other related assets of the Trust.

            "CORPORATE TRUST OFFICE" means, with respect to the presentment and surrender of Certificates for the final distribution thereon or the presentment and surrender of Certificates for any other purpose, the principal corporate trust office of the Certificate Registrar. The principal corporate trust office of the Trustee is presently located at 135 South LaSalle Street, Suite 1625, Chicago, IL 60603, Attention: Asset-Backed Securities Trust Services
Group--Morgan Stanley Dean Witter Capital I Inc., Series 2002-IQ3, or at such other address as the Trustee or Certificate Registrar may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicers, the Paying Agent and the Special Servicers.

            "CORRESPONDING REMIC I REGULAR INTEREST" means, with respect to each Mortgage Loan, the REMIC I Regular Interest or Interests having an initial Certificate Balance (in the case of the Group PB REMIC Regular Interests) or initial Notional Amount (in the case of the Group X-Y REMIC I Regular Interests) equal to the Principal Balance of such Mortgage Loan outstanding as of the Cut-Off Date, after taking into account all principal and interest payments made or due prior to the Cut-Off Date.

            "CORRESPONDING REMIC II REGULAR INTEREST" means (i) with respect to each Class of Certificates other than the Class A-1 Certificates, Class A-2
Certificates,   Class  A-3  Certificates,   Class  A-4  Certificates,   Class  C
Certificates, Class E Certificates, Class F Certificates and Class H Certificates, the REMIC II Regular Interest having the same letter designation,
(ii) with respect to the Class A-1 Certificates, REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B and REMIC II Regular Interest A-1C, (iii) with respect to the Class A-2 Certificates, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B and REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest A-2E, REMIC II Regular Interest A-2F,
(iv) with respect to the Class A-3 Certificates, REMIC II Regular Interest A-3A, REMIC II Regular Interest A-3B, REMIC II Regular Interest A-3C and REMIC II Regular Interest A-3D, (v) with respect to the Class A-4 Certificates, REMIC II Regular Interest A-4A, REMIC II Regular Interest A-4B and REMIC II Regular Interest A-4C, (vi) with respect to the Class C Certificates, REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular Interest C-3 and REMIC II Regular Interest C-4, (vii) with respect to the Class E Certificates, REMIC II Regular Interest E-1 and REMIC II Regular Interest E-2, and (viii) with respect to the Class H Certificates, REMIC II Regular Interest H-1 and REMIC II Regular Interest H-2.

            "CROSS-COLLATERALIZED LOAN" has the meaning set forth in Section 2.3(a) hereof.

            "CUSTODIAN" means the Trustee or any Person who is appointed by the Trustee at any time as custodian pursuant to Section 7.9 and who is unaffiliated with the Depositor and each Seller and satisfies the eligibility requirements of the Trustee as set forth in Section 7.5.

            "CUSTOMER" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

            "CUT-OFF DATE" means the end of business on December 1, 2002. The Cut-Off Date for any Mortgage Loan that has a Due Date on a date other than the first day of each month shall be the end of business on December 1, 2002, and Scheduled Payments due in December 2002 with respect to Mortgage Loans not having Due Dates on the first of each month have been deemed received on December 1, 2002, not the actual day on which such Scheduled Payments were due.

            "DEBT SERVICE COVERAGE RATIO" means either, (a) with respect to any Mortgage Loan (other than a Co-op Mortgage Loan), as of any date of determination, the ratio of (1) the annual, year-end net cash flow of the related Mortgaged Property or Mortgaged Properties, determined as provided in the NOI Adjustment Worksheet based on the most recent annual, year-end operating statements provided by the Mortgagor (or if no annual, year-end operating statements have been provided, based on such information provided by the Mortgagor, including without limitation rent rolls and other unaudited financial information, as the applicable Master Servicer shall determine in accordance with the Servicing Standard) to (2) the annualized amount of debt service payable on that Mortgage Loan; or (b) with respect to any Co-op Mortgage Loan, as of any date of determination, the ratio of (1) the Projected Net Cash Flow for the related Mortgaged Property on an annualized basis to (2) the annualized amount of debt service payable on that Co-op Mortgage Loan.

            "DEBT SERVICE REDUCTION AMOUNT" means, with respect to a Due Date and the related Determination Date, the amount of the reduction of the Scheduled Payment which a Mortgagor is obligated to pay on such Due Date with respect to a Mortgage Loan or the San Tomas B Note as a result of any proceeding under bankruptcy law or any similar proceeding (other than a Deficient Valuation Amount); provided, however, that in the case of an amount that is deferred, but not forgiven, such reduction shall include only the net present value (calculated at the related Mortgage Rate) of the reduction.

            "DEFAULTED MORTGAGE LOAN" means a Mortgage Loan that is in default under the terms of the applicable Mortgage Loan documentation and for which any applicable grace period has expired.

            "DEFEASANCE COLLATERAL" means, with respect to any Defeasance Loan, the United States Treasury obligations required to be pledged in lieu of prepayment pursuant to the terms thereof.

            "DEFEASANCE LOAN" means any Mortgage Loan which requires or permits the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

            "DEFICIENT VALUATION" means, with respect to any Mortgage Loan (other than the San Tomas A Note) and the San Tomas Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property (or, with respect to the Mortgaged Property securing the One Seaport Plaza Pari Passu Loan, the 2002-TOP8 Mortgage Loan and the 2002-IQ2 Mortgage Loan, the pro rata portion of the valuation allocable to the One Seaport Plaza Pari Passu Loan pursuant to the terms of the 2002-IQ2 Pooling and Servicing Agreement) relating to such Mortgage Loan or the San Tomas Mortgage Loan in an amount less than the then outstanding indebtedness under such Mortgage Loan or the San Tomas Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code, as amended from time to time, and that reduces the amount the Mortgagor is required to pay under such Mortgage Loan or the San Tomas Mortgage Loan.

            "DEFICIENT VALUATION AMOUNT" means (i) with respect to each Mortgage Loan (other than the San Tomas A Note), the amount by which the total amount due with respect to such Mortgage Loan or the San Tomas Mortgage Loan (excluding interest not yet accrued), including the Principal Balance of such Mortgage Loan or the San Tomas Mortgage Loan plus any accrued and unpaid interest thereon and any other amounts recoverable from the Mortgagor with respect thereto pursuant to the terms thereof, is reduced in connection with a Deficient Valuation and
(ii) with respect to the San Tomas A Note, the portion of any Deficient Valuation Amount for the San Tomas Mortgage Loan that is borne by the holder of the San Tomas A Note under the San Tomas Intercreditor Agreement.

            "DEFINITIVE CERTIFICATES" means Certificates of any Class issued in definitive, fully registered, certificated form without interest coupons.

            "DELETED MORTGAGE LOAN" means a Mortgage Loan which is repurchased from the Trust pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted.

            "DELINQUENT LOAN STATUS REPORT" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicers or the Special Servicers, as applicable.

            "DEPOSITOR" means Morgan Stanley Dean Witter Capital I Inc., a Delaware corporation, and its successors in interest.

            "DEPOSITORY" has the meaning set forth in Section 3.7(a).

            "DEPOSITORY AGREEMENT" means the Blanket Letter of Representations dated the Closing Date between the Depositor and the Depository.

            "DETERMINATION DATE" means (a) with respect to any Distribution Date and any of the Mortgage Loans other than the NCB Mortgage Loans, the earlier of
(i) the 10th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day, and (ii) the 5th Business Day prior to the related Distribution Date, commencing January 8, 2003 or (b) with respect to any Distribution Date and any of the NCB Mortgage Loans, the earlier of (i) the 11th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next preceding business day and (ii) the 4th business day prior to the related Distribution Date, commencing January 9, 2003.

            "DIRECTLY OPERATE" means, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO Property, the holding of such REO Property primarily for sale to customers (other than a sale of an REO Property pursuant to and in accordance with Section 9.15) or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the applicable Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the applicable Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs, tenant improvements or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in connection with leasing activity) or undertakes any ministerial action incidental thereto.

            "DISCOUNT RATE" means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate," unless otherwise set forth in the Mortgage Loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or the Anticipated Repayment Date, if applicable) of the Mortgage Loan prepaid. If Release H.15 is no longer published, the applicable Master Servicer will select a comparable publication to determine the Treasury Rate.

            "DISQUALIFIED ORGANIZATION" means any of (i) the United States, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code, and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any of the REMIC Pools, or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "DISTRIBUTABLE CERTIFICATE INTEREST" means, with respect to any Distribution Date and any Class of Certificates (other than the Residual Certificates) or Interests, the sum of (A) Accrued Certificate Interest in respect of such Class or Interest, reduced (to not less than zero) by (i) any Net Aggregate Prepayment Interest Shortfalls for such Class of Certificates or Interests, allocated on such Distribution Date to such Class or Interest pursuant to Section 6.7, and (ii) Realized Losses and Expense Losses allocated on such Distribution Date to reduce the Distributable Certificate Interest payable to such Class or Interest pursuant to Section 6.6, plus (B) the Unpaid Interest.

            "DISTRIBUTION ACCOUNT" means the Distribution Account maintained by the Paying Agent on behalf of the Trustee, in accordance with the provisions of
Section 5.3, which account shall be an Eligible Account.

            "DISTRIBUTION DATE" means the 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing January 15, 2003.

            "DUE DATE" means, with respect to a Mortgage Loan or the San Tomas B Note, the date on which a Scheduled Payment is first due without the application of grace periods.

            "ELIGIBLE ACCOUNT" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "P-1" by Moody's and "A-1" by S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "Aa3" by Moody's and "AA-" (or "A" (without regard to any plus or minus), if the short-term unsecured debt obligations are rated at least "A-1") by S&P, if the deposits are to be held in the account more than 30 days, (ii) a segregated trust account or accounts maintained in the trust department of the Trustee, the Paying Agent or other financial institution having a combined capital and surplus of at least $50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b) or (iii) an account or accounts of a depository institution acceptable to each Rating Agency, as evidenced by Rating Agency Confirmation with respect to the use of any such account as a Certificate Account or the Distribution Account or in the case of Escrow Accounts with respect to NCB Mortgage Loans, any account maintained with NCBFSB (provided that NCBFSB has a combined capital and surplus of at least $40,000,000 and, with respect to any such Escrow Account that has a balance in excess of $500,000, has obtained and maintains in favor of the affected Borrower(s) a standby letter of credit from the Federal Home Loan Bank in an amount equal to the portion of such balance that is not covered by FDIC insurance). Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Wells Fargo Bank, National Association or Wells Fargo Bank Iowa, N.A., each a wholly-owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or, if such subsidiary's obligations are guaranteed by its parent, such parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "P-1" in the case of Moody's, and "A-1" in the case of S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "Aa3" in the case of Moody's and "AA-" (or "A" (without regard to any plus or minus), if the short-term unsecured debt obligations are rated at least "A-1") in the case of S&P, if the deposits are to be held in the account for more than 30 days.

            "ELIGIBLE INVESTMENTS" means any one or more of the following financial assets or other property:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that any obligation of FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be an Eligible Investment only if Rating Agency Confirmation is obtained with respect to such investment;

            (ii) demand or time deposits in, unsecured certificates of deposit of, money market deposit accounts of, or bankers' acceptances issued by, any depository institution or trust company (including the Trustee, the Master Servicers, the Special Servicers, the Paying Agent or any Affiliate of a Master Servicer, a Special Servicer, the Paying Agent or the Trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated "A-1" (without regard to any plus or minus) by S&P and "Prime-1" by Moody's or the long-term unsecured debt obligations of such depository institution or trust company have been assigned a rating by each Rating Agency at least equal "AA-" by S&P and "Aa2" by Moody's or its equivalent or, in each case, if not rated by a Rating Agency, then such Rating Agency has issued a Rating Agency Confirmation;

            (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above and where such repurchase obligation will mature prior to the Business Day preceding the next date upon which, as described in this Agreement, such amounts are required to be withdrawn from a Certificate Account and which meets the minimum rating requirement for such entity described above (or for which Rating Agency Confirmation is obtained with respect to such ratings);

            (iv) debt obligations (other than stripped bonds or stripped coupons) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities are rated "AA-" or its equivalent by each Rating Agency, unless otherwise specified in writing by the Rating Agency; provided that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in a Certificate Account to exceed 5% of the sum of the aggregate Certificate Principal Balance of the Principal Balance Certificates and the aggregate principal amount of all Eligible Investments in such Certificate Account;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) rated "A-1" (without regard to any plus or minus) by S&P and "Prime-1" by Moody's (or for which Rating Agency Confirmation is obtained with respect to such ratings);

            (vi) units of investment funds (including money market funds) that are rated "AAAm" by S&P and in the highest long-term category by Moody's (or if not rated by S&P or Moody's, then S&P or Moody's, as applicable, has issued a Rating Agency Confirmation);

            (vii) guaranteed reinvestment agreements maturing within 365 days or less issued by any bank, insurance company or other corporation whose long-term unsecured debt rating is not less than "AA" by S&P and "Aa2" by Moody's, or for which Rating Agency Confirmation is obtained with respect to such ratings; provided that, with respect to S&P, such agreements state that funds may be withdrawn at par without penalty;

            (viii)any money market funds (including those managed or advised by the Paying Agent or its affiliates) that maintain a constant asset value and that are rated "Aaa" (or its equivalent rating) by Moody's and "AAAm" or "AAAm-G" (or its equivalent) by S&P, and any other demand, money-market or time deposit, or any other obligation, security or investment, with respect to which Rating Agency Confirmation has been obtained; and

            (ix) such other investments bearing interest or sold at a discount, earning a return "in the nature of interest" within the meaning of Treasury Regulation Section 1.860G-2(g)(1)(i) (as evidenced by an Opinion of Counsel delivered to the Trustee and the Paying Agent by the applicable Master Servicer at the applicable Master Servicer's expense), as are acceptable to the Rating Agencies (as evidenced by Rating Agency Confirmation) and treated as "permitted investments" that are "cash flow investments" under Code Section 860G(a)(5);

provided (A) such investment is held for a temporary period pursuant to Section 1.860G-2(g)(i) of the Treasury Regulations, (B) such investment is payable by the obligor in U.S. dollars, and (C) that no such instrument shall be an Eligible Investment (1) if such instrument evidences either (a) a right to receive only interest payments or only principal payments with respect to the obligations underlying such instrument or (b) a right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (2) if it may be redeemed at a price below the purchase price or (3) if it is not treated as a "permitted investment" that is a "cash flow investment" under Code Section 860G(a)(5); and provided, further, that any such instrument shall have a maturity date no later than the date such instrument is required to be used to satisfy the obligations under this Agreement, and, in any event, shall not have a maturity in excess of one year; any such instrument must have a predetermined fixed dollar of principal due at maturity that cannot vary or change; if rated, the obligation must not have an "r" highlighter affixed to its rating; interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index; and provided, further, that no amount beneficially owned by any REMIC Pool (including any amounts collected by the Master Servicers but not yet deposited in the Certificate Accounts) may be invested in investments treated as equity interests for Federal income tax purposes. No Eligible Investments shall be purchased at a price in excess of par. For the purpose of this definition, units of investment funds (including money market funds) shall be deemed to mature daily.

            "ENVIRONMENTAL INSURANCE POLICY" shall mean, with respect to any Mortgage Loan or the related Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgage Loan, Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

            "ENVIRONMENTAL LAWS" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions, now or hereafter in effect, relating to health or the environment or to emissions, discharges or releases of chemical substances, including, without limitation, any and all pollutants, contaminants, petroleum or petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, radon, industrial, toxic or hazardous substances or wastes, into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, labeling, registration, treatment, storage, disposal, transport or handling of any of the foregoing substances or wastes or the clean-up or other remediation thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ESCROW ACCOUNT" means an account established by or on behalf of a Master Servicer pursuant to Section 8.3(e).

            "ESCROW AMOUNT" means any amount payable with respect to a Mortgage Loan or the San Tomas Mortgage Loan for taxes, assessments, water rates, Standard Hazard Insurance Policy premiums, ground lease payments, reserves for capital improvements, deferred maintenance, repairs, tenant improvements, leasing commissions, rental achievements, environmental matters and other reserves or comparable items.

            "EVENT OF DEFAULT" has the meaning set forth in Section 8.28(b).

            "EXCESS INTEREST" means, with respect to an ARD Loan if an ARD Loan is not prepaid in full on or before its Anticipated Repayment Date, the excess, if any of (i) interest accrued at the rate of interest applicable to such Mortgage Loan after such Anticipated Repayment Date (plus any interest on such interest as may be provided for under the Mortgage Loan documents) over (ii) interest accrued at the rate of interest applicable to such Mortgage Loan before such Anticipated Repayment Date. Excess Interest on the ARD Loan is an asset of the Trust, but shall not be an asset of any REMIC Pool formed hereunder.

            "EXCESS INTEREST SUB-ACCOUNT" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account shall not be an asset of any REMIC Pool formed hereunder.

            "EXCESS LIQUIDATION PROCEEDS" means, with respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of a Mortgage Loan or related REO Property, over (ii) the amount that would have been received if a Principal Prepayment in full had been made with respect to such Mortgage Loan on the date such proceeds were received (or in the case of an REO Property related to the San Tomas Mortgage Loan, a Principal Prepayment in full had been made with respect to the San Tomas Mortgage Loan).

            "EXCESS SERVICING FEE" means, with respect to the Mortgage Loans for which an "excess servicing fee rate" is designated on the Mortgage Loan Schedule, the monthly fee payable to the parties set forth on Exhibit J hereto or their successors and assigns, as holders of excess servicing rights, which fee shall accrue on the Scheduled Principal Balance of each such Mortgage Loan immediately prior to the Due Date occurring in each month at the per annum rate (determined in the same manner as the applicable Mortgage Rate for such Mortgage Loan is determined for such month) specified on the Mortgage Loan Schedule (the "Excess Servicing Fee Rate"). Each holder of a right to receive Excess Servicing Fees is entitled to Excess Servicing Fees only with respect to the Mortgage Loans as indicated on Exhibit J hereto.

            "EXCHANGE CERTIFICATION" means an Exchange Certification substantially in the form set forth in Exhibit H hereto executed by a holder of an interest in a Regulation S Global Certificate or a Rule 144A-IAI Global Certificate, as applicable.

            "EXPENSE LOSS" means a loss realized upon payment by the Trust of an Additional Trust Expense.

            "EXTENSION" has the meaning set forth in Section 9.15(a).

            "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

            "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

            "FINAL CERTIFICATION" has the meaning set forth in Section 2.2.

            "FINAL PROSPECTUS SUPPLEMENT" has the meaning set forth in the Preliminary Statement hereto.

            "FINAL RATED DISTRIBUTION DATE" means, with respect to each rated Class of Certificates, the Distribution Date in September 2037.

            "FINAL RECOVERY DETERMINATION" means a determination with respect to: (i) any Mortgage Loan or the San Tomas Mortgage Loan other than a Specially Serviced Mortgage Loan, by the applicable Master Servicer in consultation with the applicable Special Servicer and (ii) with respect to any Specially Serviced Loan (including a Mortgage Loan or the San Tomas Mortgage Loan that became an REO Property) by the applicable Special Servicer, in each case, in its good faith discretion, consistent with the Servicing Standard, that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Purchase Proceeds and other payments or recoveries which the applicable Master Servicer or the applicable Special Servicer, as the case may be, expects to be finally recoverable on such Mortgage Loan or the San Tomas Mortgage Loan, without regard to any obligation of such Master Servicer, the Trustee or the Fiscal Agent, as the case may be, to make payments from its own funds pursuant to Article IV hereof, have been recovered. With respect to each Mortgage Loan that is cross-collateralized by Mortgaged Properties securing other Mortgage Loans, all of the Mortgaged Properties and other security must be considered in connection with any such Final Recovery Determination. The applicable Special Servicer shall be required to provide the applicable Master Servicer with prompt written notice of any Final Recovery Determination with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan upon making such determination. The applicable Master Servicer shall notify the Trustee and the Paying Agent of such determination and the Paying Agent shall deliver a copy of such notice to each Rating Agency.

            "FINAL SCHEDULED DISTRIBUTION DATE" means, for each Class of rated Certificates, the Distribution Date on which such Class would be paid in full if payments were made on the Mortgage Loans in accordance with their terms, except that ARD Loans are assumed to be repaid on their Anticipated Repayment Dates.

            "FINANCIAL FILE" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Financial File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicers or the Special Servicers, as applicable.

            "FISCAL  AGENT"  means  ABN  AMRO  Bank  N.V.,  a  foreign   banking
organization organized under the laws of the Netherlands and its permitted successors and assigns.

            "FISCAL  AGENT  TERMINATION  EVENT"  has the  meaning  set  forth in
Section 4.7 hereof.

            "FITCH" means Fitch Ratings or its successor in interest.

            "FNMA" means the Federal National Mortgage Association, or any successor thereto.

            "GENERAL MASTER SERVICER" means GMAC Commercial Mortgage Corporation and its permitted successors or assigns.

            "GENERAL  MASTER  SERVICER'S  WEBSITE"  has the meaning set forth in
Section 8.14 hereof.

            "GENERAL SPECIAL SERVICER" means GMAC Commercial Mortgage Corporation, or any successor Special Servicer as herein provided, including without limitation any successor Special Servicer appointed pursuant to Section
9.39 hereof.

            "GLOBAL CERTIFICATE" means any Rule 144A-IAI Global Certificate, Regulation S Temporary Global Certificate or Regulation S Permanent Global Certificate.

            "GROUP X-Y REMIC I REGULAR INTERESTS" means, collectively, the REMIC I Regular Interests, which represent interests in the Class X-Y Strip Rates with respect to the Specially Designated Co-op Mortgage Loans, which are the REMIC I Regular Interests without principal balances (but have notional amounts for purposes of accruing interest).

            "GROUP PB REMIC I REGULAR INTERESTS" means, collectively, all of the REMIC I Regular Interests other than the Group X-Y REMIC I Regular Interests, which are the REMIC I Regular Interests with principal balances.

            "HISTORICAL LIQUIDATION REPORT" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicers or the Special Servicers, as applicable.

            "HISTORICAL LOAN MODIFICATION REPORT" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicers or the Special Servicers, as applicable.

            "HOLDER" means the Person in whose name a Certificate is registered on the Certificate Register.

            "IAI DEFINITIVE CERTIFICATE" means, with respect to any Class of Certificate sold to Institutional Accredited Investors who are not Qualified Institutional Buyers, a Certificate in definitive, fully registered certificated form without interest coupons.

            "INDEPENDENT" means, when used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(B) of the Commission's Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any Affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any Affiliate of such other Person, (C) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

            "INDEPENDENT CONTRACTOR" means, either (i) with respect to any Mortgage Loan (A) that is not a Specially Serviced Mortgage Loan, any Person designated by the applicable Master Servicer (other than such Master Servicer, but which may be an Affiliate of such Master Servicer), or (B) that is a Specially Serviced Mortgage Loan, any Person designated by the applicable Special Servicer that would be an "independent contractor" with respect to a REMIC Pool within the meaning of Section 856(d)(3) of the Code if such REMIC Pool were a real estate investment trust (except that the ownership test set forth in such Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of the Aggregate Certificate Balance or Notional Amount, as the case may be, of any Class of the Certificates (other than the Residual Certificates), a Percentage Interest of 35% or more in the Residual Certificates or such other interest in any Class of the Certificates or of the applicable REMIC Pool as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust) so long as such REMIC Pool does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or (ii) any other Person (including a Master Servicer or a Special Servicer) upon receipt by the Trustee of an Opinion of Counsel, which shall be at the expense of the Person delivering such opinion to the Trustee, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "INITIAL CERTIFICATION" has the meaning set forth in Section 2.2.

            "INITIAL DEPOSIT" means the amount of all collections made on the Mortgage Loans from the Cut-Off Date to and excluding the Closing Date.

            "INITIAL LTV CO-OP BASIS" shall mean, with respect to any Co-op Mortgage Loan, the related loan-to-value ratio specified under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement.

            "INSPECTION REPORT" means the report delivered by the applicable Master Servicer or the applicable Special Servicer, as the case may be, substantially in the form of Exhibit L hereto.

            "INSTITUTIONAL   ACCREDITED   INVESTOR"   means   an   institutional
accredited investor qualifying pursuant to Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act.

            "INSURED ENVIRONMENTAL EVENT" has the meaning set forth in Section 9.1(f).

            "INSURANCE  POLICIES"  means,  collectively,   any  Standard  Hazard
Insurance Policy, flood insurance policy, title insurance policy or Environmental Insurance Policy relating to the Mortgage Loans or the Mortgaged Properties in effect as of the Closing Date or thereafter during the term of this Agreement.

            "INSURANCE PROCEEDS" means amounts paid by the insurer under any Insurance Policy (other than amounts required to be paid over to the Mortgagor (or used to restore the related Mortgaged Property) pursuant to law, the related Mortgage Loan or the Servicing Standard), with respect to the Mortgaged Property securing the 2002-IQ2 Mortgage Loan, the 2002-TOP8 Mortgage Loan and the One Seaport Plaza Pari Passu Loan, any portion of such amounts payable to the holder of the One Seaport Plaza Pari Passu Loan and, with respect to the Mortgaged Property securing the San Tomas Mortgage Loan, any portion of such amounts payable to the holder of the San Tomas A Note or the San Tomas B Note.

            "INTEREST" means a REMIC I Regular Interest or a REMIC II Regular Interest, as applicable.

            "INTEREST ACCRUAL PERIOD" means, for any Distribution Date, with respect to all Classes of Certificates and Interests (other than the Residual Certificates), the period beginning on the first day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the month preceding the month in which such Distribution Date occurs.

            "INTEREST RESERVE ACCOUNT" means that Interest Reserve Account maintained by each Master Servicer pursuant to Section 5.1(a), which account shall be an Eligible Account.

            "INTEREST  RESERVE  AMOUNT"  has the  meaning  set forth in  Section
5.1(d).

            "INTEREST RESERVE LOANS" shall mean the Mortgage Loans which bear interest other than on the basis of a 360-day year consisting of twelve 30-day months.

            "INTERESTED PERSON" means, as of any date of determination, the Master Servicers, the Special Servicers, the Depositor, the holder of any related Junior Indebtedness (with respect to any particular Mortgage Loan), a holder of 50% or more of the Controlling Class, the Operating Adviser, any Independent Contractor engaged by a Master Servicer or a Special Servicer pursuant to this Agreement, or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

            "JUNIOR INDEBTEDNESS" means any indebtedness of any Mortgagor that is secured by a lien that is junior in right of payment to the lien of the Mortgage securing the related Mortgage Note.

            "LATE COLLECTIONS" means, with respect to any Mortgage Loan or the San Tomas B Note, all amounts received during any Collection Period, whether as late payments or as Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds or otherwise, that represent payments or collections of Scheduled Payments due but delinquent for a previous Collection Period and not previously recovered.

            "LATE FEES" means a fee payable to the applicable Master Servicer or the applicable Special Servicer, as the case may be, to the extent actually collected from the Mortgagor as provided in the related Mortgage Loan or the San Tomas B Note, if applicable, in connection with a late payment made by such Mortgagor.

            "LIQUIDATION EXPENSES" means reasonable and direct expenses incurred by the applicable Special Servicer on behalf of the Trust in connection with the enforcement and liquidation of any Specially Serviced Mortgage Loan or REO Property acquired in respect thereof including, without limitation, reasonable legal fees and expenses, appraisal fees, committee or referee fees, property manager fees, and, if applicable, brokerage commissions and conveyance taxes for such Specially Serviced Mortgage Loan. All Liquidation Expenses relating to enforcement and disposition of the Specially Serviced Mortgage Loan shall be (i) paid out of income from the related REO Property, to the extent available or
(ii)  advanced by the  applicable  Master  Servicer,  subject to Section 4.4 and
Section 4.6(e) hereof, as a Servicing Advance.

            "LIQUIDATION  FEE" means a fee equal to the  product of (x) 1.0% and
(y) the proceeds (net of related costs and expenses associated with such liquidation) received in connection with full or partial liquidation of a Specially Serviced Mortgage Loan or related REO Property and any Condemnation Proceeds received by the Trust (other than Liquidation Proceeds received in connection with the One Seaport Plaza Pari Passu Loan); provided, however, that
(i) in the case of a final disposition consisting of the repurchase of a Mortgage Loan or REO Property by a Seller pursuant to Section 2.3, such fee will only be paid by such Seller and due to the Special Servicer if repurchased after the date that is 180 days or more after the applicable Seller receives notice of the breach or defect causing the repurchase and (ii) in the case of the San Tomas Mortgage Loan, such fee will not be payable if, within 15 days after receipt of notice that a Servicing Transfer Event has occurred with respect to the San Tomas A Note or the San Tomas B Note, the holder of the San Tomas B Note exercises its option to purchase the San Tomas A Note pursuant to the San Tomas Intercreditor Agreement.

            "LIQUIDATION PROCEEDS" means (i) with respect to the sale or liquidation of a Mortgage Loan or the San Tomas B Note or related REO Property (other than pursuant to Section 2.3), the proceeds of such sale or liquidation net of Liquidation Expenses and any related Advances and interest thereon (to the extent not otherwise paid pursuant to Section 4.6(c)) (and with respect to the sale or liquidation of any REO Property related to the 2002-IQ2 Mortgage Loan, 2002-TOP8 Mortgage Loan and the One Seaport Plaza Pari Passu Loan, any portion of such amounts allocable to the One Seaport Plaza Pari Passu Loan) and
(ii) with respect to the repurchase of a Mortgage Loan or an REO Mortgage Loan pursuant to Section 2.3, the Purchase Price of such Mortgage Loan or REO Mortgage Loan at the time of such repurchase.

            "LIQUIDATION REALIZED LOSS" means, with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO Disposition has occurred, an amount equal to the sum, without duplication, of
(A) the Principal Balance of the Mortgage Loan (or deemed Principal Balance, in the case of an REO Mortgage Loan) as of the date of the Cash Liquidation or REO Disposition, plus (B) unpaid interest and interest accrued thereon at the applicable Mortgage Rate, plus (C) any expenses incurred in connection with such Mortgage Loan that are reimbursable to any Person, other than amounts previously treated as Expense Losses or included in the definition of Liquidation Expenses minus the sum of (i) REO Income applied as recoveries of principal or interest on the related Mortgage Loan or REO Property, and (ii) Liquidation Proceeds, Late Collections and all other amounts received from the related Mortgagor and received during the Collection Period in which such Cash Liquidation or REO Disposition occurred and which are not required under the San Tomas Intercreditor Agreement to be payable or reimbursable to the holder of the San Tomas B Note. REO Income and Liquidation Proceeds shall be applied first against any Expense Losses (to the extent not included in the definition of Liquidation Expenses) for such Mortgage Loan, the unpaid interest on the Mortgage Loan, calculated as described in clause (B) above, and then against the Principal Balance of such Mortgage Loan, calculated as described in clause (A) above.

            "LOAN PERIODIC UPDATE FILE" means the report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website prepared by the Master Servicers and such other information regarding the Mortgage Loans as will permit the Paying Agent to calculate the amounts to be distributed to the Certificateholders pursuant to this Agreement and to furnish the Monthly Certificateholders Report to Certificateholders required to be delivered hereunder and containing such additional information as the Master Servicers, the Paying Agent and the Depositor may from time to time mutually agree.

            "LOAN SETUP FILE" means the report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicers or the Special Servicers, as applicable, and the Trustee.

            "LOAN-TO-VALUE RATIO" means, as of any date with respect to a Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of such Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the Mortgaged Property as shown on the most recent Appraisal or valuation of the Mortgaged Property which is available as of such date.

            "LOCK-BOX ACCOUNT" has the meaning set forth in Section 8.3(g).

            "LOCK-BOX AGREEMENT" means, with respect to any Mortgage Loan, any lock-box agreement relating to such Mortgage Loan among the related Mortgagor, a depositary institution and the applicable Master Servicer (or a Primary Servicer or Sub-Servicer on its behalf) pursuant to which a Lock-Box Account is created.

            "LOSSES" has the meaning set forth in Section 12.4.

            "MAI" means Member of the Appraisal Institute.

            "MASTER SERVICER" means: (a) with respect to any Mortgage Loan (other than a NCB Mortgage Loan), any REO Property acquired by the Trust with respect to a Mortgage Loan (other than a NCB Mortgage Loan) and any matters relating to the foregoing, the General Master Servicer; and (b) with respect to any NCB Mortgage Loan, any REO Property acquired by the Trust with respect to a NCB Mortgage Loan and any matters relating to the foregoing, the NCB Master Servicer.

            "MASTER  SERVICER  CONSENT  MATTER"  has the  meaning  set  forth in
Section 8.3(a).

            "MASTER SERVICER REMITTANCE DATE" means, for each Distribution Date, the Business Day immediately preceding such Distribution Date.

            "MASTER SERVICER'S WEBSITE" means, collectively or individually, as applicable, the NCB Master Servicer's Website and the General Master Servicer's Website.

            "MASTER SERVICING FEE" means for each calendar month, as to each Mortgage Loan, but not as to the One Seaport Plaza Pari Passu Loan (as to which there is no Master Servicing Fee payable to the Master Servicers), an amount equal to the Master Servicing Fee Rate applicable to such month (determined in the same manner (other than the rate of accrual) as the applicable Mortgage Rate is determined for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of such Mortgage Loan immediately before the Due Date occurring in such month, subject to reduction in respect of Compensating Interest, as set forth in Section 8.10(c).

            "MASTER SERVICING FEE RATE" means, with respect to each Mortgage Loan, the rate per annum specified as such on the Mortgage Loan Schedule. With respect to the One Seaport Plaza Pari Passu Loan, no Master Servicing Fee Rate is charged by the Master Servicers, but the One Seaport Plaza Pari Passu Loan Servicing Fee Rate is charged pursuant to the 2002-IQ2 Pooling and Servicing Agreement.

            "MATERIAL BREACH" has the meaning set forth in Section 2.3(a).

            "MATERIAL DOCUMENT DEFECT" has the meaning set forth in Section 2.3(a).

            "MATURITY DATE" means, with respect to any Mortgage Loan or the San Tomas B Note as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Loan or the San Tomas B Note, after taking into account all Principal Prepayments received and any Deficient Valuation, Debt Service Reduction Amount or modification of the Mortgage Loan or the San Tomas B Note occurring prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan or the San Tomas B Note or (ii) any grace period permitted by the related Mortgage Loan or the San Tomas B Note.

            "MODIFICATION FEE" means a fee, if any, (i) collected from a Mortgagor by the applicable Master Servicer in connection with a modification of a Mortgage Loan or the San Tomas B Note other than a Specially Serviced Mortgage Loan or (ii) collected by the applicable Special Servicer in connection with the modification of a Specially Serviced Mortgage Loan.

            "MODIFICATION LOSS" means, with respect to each Mortgage Loan, (i) a decrease in the Principal Balance of such Mortgage Loan as a result of a modification thereof in accordance with the terms hereof, (ii) any expenses connected with such modification, to the extent (x) reimbursable to the Trustee, the applicable Special Servicer or the applicable Master Servicer and (y) not recovered from the Mortgagor or (iii) in the case of a modification of such Mortgage Loan that reduces the Mortgage Rate thereof, the excess, on each Due Date, of the amount of interest that would have accrued at a rate equal to the original Mortgage Rate, over interest that actually accrued on such Mortgage Loan during the preceding Collection Period.

            "MONEY TERM" means, with respect to any Mortgage Loan or the San Tomas B Note, the Maturity Date, Mortgage Rate, Principal Balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a prepayment premium, yield maintenance payment or percentage premium in connection with a principal prepayment (and shall not include late fees or default interest provisions).

            "MONTHLY CERTIFICATEHOLDERS REPORT" means a report provided pursuant to Section 5.4 by the Paying Agent monthly as of the related Determination Date generally in the form and substance of Exhibit M, which sets forth, to the extent applicable: (i) the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the respective Certificate Balances thereof; (ii) the amount of such distribution to holders of each Class of Certificates allocable to (A) interest accrued at the respective Pass-Through Rates, less any Net Aggregate Prepayment Interest Shortfalls and
(B) Prepayment Premiums; (iii) the number of outstanding Mortgage Loans and the aggregate Principal Balance and Scheduled Principal Balance of the Mortgage Loans at the close of business on such Determination Date; (iv) the number and aggregate Scheduled Principal Balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, or (E) as to which bankruptcy proceedings have been commenced; (v) with respect to any REO Property included in the Trust, the Principal Balance of the related Mortgage Loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance thereof;
(vi) as of the related Determination Date (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the applicable Special Servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (B) the aggregate amount of other revenues collected by the applicable Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan; (vii) the Aggregate Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates before and after giving effect to the distribution made on such Distribution Date; (viii) the aggregate amount of Principal Prepayments made during the related Collection Period; (ix) the Pass-Through Rate applicable to each Class of Certificates for such Distribution Date; (x) the aggregate amount of the Master Servicing Fee, the Primary Servicing Fee, the Special Servicing Fee, the Excess Servicing Fees and the fees paid to the 2002-IQ2 Master Servicer and the fees paid to the 2002-IQ2 Special Servicer; (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the Mortgage Loans, including a breakout by type of such Realized Losses or Expense Losses; (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding separately stated that have been made by the applicable Master Servicer, the Trustee and the Fiscal Agent and the aggregate amount of Servicing Advances and P&I Advances made by the 2002-IQ2 Master Servicer in respect of the One Seaport Plaza Pari Passu Loan, 2002-TOP8 Mortgage Loan and the 2002-IQ2 Mortgage Loan; and (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date (and in the case of the One Seaport Plaza Pari Passu Loan, the amount of any appraisal reductions effected under the 2002-IQ2 Pooling and Servicing Agreement). In the case of information furnished pursuant to subclauses (i), (ii) and (xi) above, the amounts shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of the Certificates for all Certificates of each applicable Class.

            "MOODY'S" means Moody's Investors Service, Inc. or its successor in interest.

            "MORTGAGE" means the mortgage, deed of trust or other instrument securing a Mortgage Note.

            "MORTGAGE FILE" means the mortgage documents listed below:

            (i) the original Mortgage Note bearing all intervening endorsements, endorsed in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity with a copy of the Mortgage Note attached thereto;

            (ii) the original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed) or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Depositor shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (iii) the originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with, if applicable, evidence of recording thereon (which are reflected in the Mortgage Loan Schedule), or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either have not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or have been lost after recordation, true copies of such modifications, consolidations and extensions certified by the applicable Seller together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (B) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (iv) an original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3";

            (v) originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the applicable Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the applicable Seller, a copy thereof certified by the applicable Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with
      (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (vi) if the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by the applicable Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (A) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the applicable Seller to be a true and complete copy of the original assignment submitted for recording, and (B) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3," which assignment may be effected in the related Assignment of Mortgage;

            (vii) the original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (viii)the original Title Insurance Policy or in the event such original Title Insurance Policy has not been issued, an original binder, pro forma policy or actual title commitment or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

            (ix) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with a Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee executed and delivered in connection with the Mortgage Loan;

            (x) copies of the related ground lease(s), if any, related to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease;

            (xi) copies of any loan agreements, lock-box agreements and intercreditor agreements (including, without limitation, the One Seaport Plaza Intercreditor Agreement and the San Tomas Intercreditor Agreement), if any, related to any Mortgage Loan;

            (xii) either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the applicable Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, this Agreement and the applicable Primary Servicing Agreement or, (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be held by the Primary Servicer (or the applicable Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, this Agreement and the Primary Servicing Agreement (it being understood that each Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, each Primary Servicer (and the General Master Servicer) acknowledges that any letter of credit held by it shall be held in its capacity as agent of the Trust, and if a Primary Servicer (or the applicable Master Servicer with respect to the MSDWMC Loans) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or the applicable Master Servicer with respect to the MSDWMC Loans) will assign the applicable letter of credit to the Trust or at the direction of the General Special Servicer to such party as such Special Servicer may instruct, in each case, at the expense of the Primary Servicer (or the applicable Master Servicer with respect to the MSDWMC Loans). The Primary Servicer (or the applicable Master Servicer) shall indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (xiii) the original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (xiv) copies of third-party management agreements, if any, for hotels and Mortgaged Properties securing Mortgage Loans with a Cut-Off Date Principal Balance equal to or greater than $20,000,000;

            (xv) the original of any Environmental Insurance Policy or, if the original is held by the related borrower, a copy thereof;

            (xvi) a copy of any affidavit and indemnification agreement in favor of the lender;

            (xvii) with respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents; and

            (xviii) with respect to the One Seaport Plaza Pari Passu Loan, a copy of the 2002-IQ2 Pooling and Servicing Agreement.

            With respect to the One Seaport Plaza Pari Passu Loan, the preceding document delivery requirements will be met by the delivery by the Depositor of copies of the documents specified above (other than the Mortgage Note (and all intervening endorsements) evidencing the One Seaport Plaza Pari Passu Loan, with respect to which the originals shall be required), including a copy of the One Seaport Plaza Pari Passu Mortgage.

            "MORTGAGE LOAN" means a Mortgage Note secured by a Mortgage, and all amendments and modifications thereof, identified on the Mortgage Loan Schedule, as amended from time to time, and conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.1 or Section 2.3, and Mortgage Loan shall also include any Defeasance Loan, the One Seaport Plaza Pari Passu Loan (but not for purposes of making Advances pursuant to this Agreement; and does not include the 2002-IQ2 Mortgage Loan or the 2002-TOP8 Mortgage Loan), the San Tomas A Note (but not the San Tomas B Note) and any REO Mortgage Loan, unless the context requires otherwise.

            "MORTGAGE LOAN PURCHASE AGREEMENT" means Mortgage Loan Purchase Agreement I, Mortgage Loan Purchase Agreement II, Mortgage Loan Purchase Agreement III, Mortgage Loan Purchase Agreement IV, Mortgage Loan Purchase Agreement V, Mortgage Loan Purchase Agreement VI, Mortgage Loan Purchase Agreement VII and Mortgage Loan Purchase Agreement VIII, as the case may be.

            "MORTGAGE LOAN PURCHASE AGREEMENT I" means that certain Mortgage Loan Purchase Agreement between MSDWMC and the Depositor dated as of December 1, 2002 with respect to the MSDWMC Loans, a form of which is attached hereto as Exhibit K-1.

            "MORTGAGE LOAN PURCHASE AGREEMENT II" means that certain Mortgage Loan Purchase Agreement between UCL and the Depositor dated as of December 1, 2002 with respect to the UCL Loans, a form of which is attached hereto as Exhibit K-2.

            "MORTGAGE LOAN PURCHASE AGREEMENT III" means that certain Mortgage Loan Purchase Agreement between Prudential and the Depositor dated as of December 1, 2002 with respect to the Prudential Loans, a form of which is attached hereto as Exhibit K-3.

            "MORTGAGE LOAN PURCHASE AGREEMENT IV" means that certain Mortgage Loan Purchase Agreement between Principal and the Depositor dated as of December 1, 2002 with respect to the Principal Loans, a form of which is attached hereto as Exhibit K-4.

            "MORTGAGE LOAN PURCHASE AGREEMENT V" means that certain Mortgage Loan Purchase Agreement between NCCB and the Depositor dated as of December 1, 2002 with respect to the NCCB Loans, a form of which is attached hereto as Exhibit K-5.

            "MORTGAGE LOAN PURCHASE AGREEMENT VI" means that certain Mortgage Loan Purchase Agreement between NCBFSB and the Depositor dated as of December 1, 2002 with respect to the NCBFSB Loans, a form of which is attached hereto as Exhibit K-6.

            "MORTGAGE LOAN PURCHASE AGREEMENT VII" means that certain Mortgage Loan Purchase Agreement between TIAA and the Depositor dated as of December 1, 2002 with respect to the TIAA Loans, a form of which is attached hereto as Exhibit K-7.

            "MORTGAGE LOAN PURCHASE AGREEMENT VIII" means that certain Mortgage Loan Purchase Agreement between Nationwide and the Depositor dated as of December 1, 2002 with respect to the Nationwide Loans, a form of which is attached hereto as Exhibit K-8.

            "MORTGAGE LOAN SCHEDULE" or "LOAN SCHEDULE" means collectively the schedule attached hereto as Schedule I, which identifies each MSDWMC Loan, the schedule attached hereto as Schedule II, which identifies each UCL Loan, the schedule attached hereto as Schedule III, which identifies each Prudential Loan, the schedule attached hereto as Schedule IV, which identifies each Principal Loan, the schedule attached hereto as Schedule V, which identifies each NCCB Loan, the schedule attached hereto as Schedule VI, which identifies each NCBFSB Loan, the schedule attached hereto as Schedule VII, which identifies each TIAA Loan and the schedule attached hereto as Schedule VIII, which identifies each Nationwide Loan, as such schedules may be amended from time to time pursuant to
Section 2.3.

            "MORTGAGE NOTE" means the note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

            "MORTGAGE RATE" means, for a given Mortgage Loan or the San Tomas B Note, the per annum rate at which interest accrues on such Mortgage Loan or the San Tomas B Note.

            "MORTGAGED   PROPERTY"  means  the  real  property,   together  with
improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

            "MORTGAGEE" means, with respect to any Mortgage as of any date of determination, the mortgagee named therein as of such date.

            "MORTGAGOR" means the obligor on a Mortgage Note.

            "MSDWMC" has the meaning assigned in the Preliminary Statement hereto.

            "MSDWMC LOANS" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement I and shown on
Schedule I hereto.

            "NATIONWIDE" has the meaning assigned in the Preliminary Statement hereto.

            "NATIONWIDE LOANS" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement VIII and shown on
Schedule VIII hereto.

            "NCB MASTER SERVICER" means NCBFSB and its permitted successors or assigns.

            "NCB MASTER SERVICER'S WEBSITE" has the meaning set forth in Section
8.14 hereof.

            "NCB MORTGAGE LOANS" means, collectively, the NCBFSB Loans and the NCCB Loans.

            "NCB TRUST ASSETS" means the NCB Mortgage Loans, any REO Properties acquired by the Trust with respect to the NCB Mortgage Loans and any and all other related assets of the Trust.

            "NCBFSB" has the meaning assigned in the Preliminary Statement hereto.

            "NCBFSB LOANS" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement VI and shown on
Schedule VI hereto.

            "NCBFSB  SUBORDINATE  DEBT  CONDITIONS"  means,  with  respect  to a
Borrower encumbering a Mortgaged Property relating to a Co-op Mortgage Loan with a subordinate mortgage, the following conditions: (i) each of the loans, or the sole loan, to be secured by each such subordinate mortgage is made by NCBFSB or any Affiliate thereof (ii) each such subordinate mortgage is expressly subject and subordinate to the lien of the Mortgage encumbering the Mortgaged Property in question, (iii) each such subordinate mortgage is expressly made in compliance with the underwriting standards which NCBFSB customarily employs in connection with making subordinate mortgages for its own mortgage loan portfolio, (iv) as of the date of the closing of the subordinate mortgage loan in question, the New Loan-to-Value Ratio (as defined below) does not exceed 40%,
(v) NCBFSB or any Affiliate thereof that originates the subordinate mortgage loan, executes and delivers to the Trustee a subordination agreement with respect to such subordinate mortgage in substantially the form of Exhibit T hereto (provided that the Trustee shall have no responsibility for determining the sufficiency or validity thereof), (vi) if the subordinate mortgage loan will not be a fully amortizing loan, the stated maturity date of the subordinate mortgage loan shall be no earlier than the maturity date of the related Co-op Mortgage Loan, (vii) the subordinate mortgage loan shall have interest payable on a current basis, with no deferral, (viii) the subordinate mortgage loan is made principally for the purpose of funding capital expenditures, major repairs or reserves at or with respect to the Mortgaged Property in question and (ix) the aggregate amount of subordinate debt encumbering the Mortgaged Property in question does not exceed $3,500,000. For purposes of this definition, and notwithstanding anything herein to the contrary: "Mortgage Debt" shall mean the sum of (x) the aggregate outstanding principal balance of all loans secured by one or more mortgages then encumbering the Mortgaged Property in question (including the related Co-op Mortgage Loan and any then existing subordinate mortgage loans) and (y) the principal amount of the proposed new subordinate mortgage loan; "New Loan-to-Value Ratio" shall mean, as of any date for any Co-op Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Mortgage Debt for the related Mortgaged Property on such date, and the denominator of which is the Appraised Value of the related Mortgaged Property; and "Appraised Value" shall be based on an MAI appraisal of the applicable Mortgaged Property made, in conformance with NCBFSB's customary underwriting requirements, not more than one year prior to the origination date of the related Co-op Mortgage Loan and reviewed by the NCB Master Servicer.

            "NCCB" has the meaning assigned in the Preliminary Statement hereto.

            "NCCB LOANS" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement V and shown on
Schedule V hereto.

            "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means for any Distribution Date, the sum of the Net Aggregate Prepayment Interest Shortfall for each Master Servicer's Mortgage Loans, which is calculated with respect to each Master Servicer's Mortgage Loans (including the Post Determination Date Mortgage Loans and Specially Serviced Mortgage Loans), as the excess, if any, of aggregate Prepayment Interest Shortfalls for such Master Servicer's Mortgage Loans over the sum of (A) the Compensating Interest to be paid by such Master Servicer (or any Primary Servicer or Sub-Servicer, if applicable according to the related Primary Servicing Agreement or Sub-Servicing Agreement) on such Distribution Date and (B) the aggregate Prepayment Interest Excesses for such Master Servicer's Mortgage Loans (including the Post Determination Date Mortgage Loans and Specially Serviced Mortgage Loans). Prepayment Interest Shortfalls and Prepayment Interest Excesses will be separately accounted for by each of the Master Servicers.

            "NEW LEASE" means any lease of any REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

            "1940 ACT" means the Investment Company Act of 1940, as amended.

            "1933 ACT" means the Securities Act of 1933, as amended.

            "1934 ACT" means the Securities Exchange Act of 1934, as amended.

            "NOI ADJUSTMENT WORKSHEET" means a worksheet substantially in the form of Exhibit P.

            "NON-INVESTMENT GRADE CERTIFICATES" means each Class of Certificates other than a Residual Certificate that, at the time of determination, is not rated in one of the four highest generic rating categories by at least one of Fitch, S&P or Moody's.

            "NON-REGISTERED CERTIFICATE" means unless and until registered under the Securities Act, any Class X, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Residual Certificate.

            "NONDISQUALIFICATION OPINION" means a written Opinion of Counsel to the effect that a contemplated action will neither cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding nor cause a "prohibited transaction," "prohibited contribution" or any other tax (other than a tax on "net income from foreclosure property" permitted to be incurred under this Agreement) to be imposed on any REMIC Pool or the Trust.

            "NONECONOMIC RESIDUAL INTEREST" means a residual interest that is a "noneconomic residual interest" within the meaning of Treasury Regulations
Section 1.860E-1(c).

            "NONRECOVERABLE ADVANCE" means any of the following (i) the One Seaport Plaza Pari Passu Loan Nonrecoverable Advances (including interest accrued thereon at the Advance Rate) and (ii) the portion of any Advance (including interest accrued thereon at the Advance Rate) previously made or proposed to be made by a Master Servicer, the Trustee or the Fiscal Agent that, in its respective sole discretion, exercised in good faith and, with respect to such Master Servicer, in accordance with the Servicing Standard, will not be or, in the case of a current delinquency, would not be, ultimately recoverable, from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Purchase Proceeds (or from any other collections) with respect to the related Mortgage Loan (in the case of P&I Advances and Servicing Advances) or REO Property (in the case of P&I Advances and Servicing Advances), as evidenced by an Officer's Certificate delivered pursuant to Section 4.4. With respect to each Mortgage Loan that is cross-collateralized by Mortgaged Properties securing other Mortgage Loans, all of such Mortgaged Properties and other security must be considered in connection with any determination of whether an Advance is a Nonrecoverable Advance. Such Officer's Certificate shall be delivered to the Trustee (upon which the Trustee may conclusively rely) or to the Depositor (if the Trustee or the Fiscal Agent is delivering such Officer's Certificate) and (in either case) to the applicable Special Servicer and the Paying Agent in the time periods as specified in Section 4.4 and shall include the information and reports set forth in Section 4.4. In determining whether an Advance with respect to any Mortgage Loan (in the case of P&I Advances and Servicing Advances) will be recoverable, the applicable Master Servicer, the Trustee or the Fiscal Agent, as applicable, shall take into account amounts that may be realized on the related Mortgaged Property in its "as is" or then current condition and occupancy. Absent bad faith, the applicable Master Servicer's determination as to the recoverability of any Advance shall be conclusive and binding on the Certificateholders. Absent bad faith or breach of the servicing standard under the 2002-IQ2 Pooling and Servicing Agreement, the determination as to the recoverability of any advance made with respect to the One Seaport Plaza Pari Passu Loan pursuant to the 2002-IQ2 Pooling and Servicing Agreement, shall be conclusive and binding on the Certificateholders and may, in all cases, be relied on by the Trustee, the Fiscal Agent and the General Master Servicer.

            "NOTIONAL AMOUNT" means, as of any date of determination: (i) with respect to all of the Class X-1 Certificates as a Class, the Class X-1 Notional Amount as of such date of determination; (ii) with respect to any Class X-1 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-1 Notional Amount as of such date of determination;
(iii) with respect to all of the Class X-2 Certificates as a Class, the Class X-2 Notional Amount as of such date of determination; (iv) with respect to any Class X-2 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-2 Notional Amount as of such date of determination;
(v) with respect to all of the Class X-Y Certificates as a Class, the Class X-Y Notional Amount as of such date of determination; (vi) with respect to any Class X-Y Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-Y Notional Amount; (vii) with respect to any Group X-Y REMIC I Regular Interest, the Principal Balance of the related Specially Designated Co-op Mortgage Loan (or any successor REO Mortgage Loan), reduced by any Advances of principal made with respect to such Specially Designated Co-op Mortgage Loan; and (viii) with respect to the REMIC II Regular Interest X-Y, the aggregate of the Notional Amounts with respect to all Group X-Y REMIC I Regular Interests.

            "OFFICER'S CERTIFICATE" means (v) in the case of the Depositor, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, or any Senior Vice President, Vice President or
Assistant Vice President, and by one or more of the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Depositor, or (w) in the case of the applicable Master Servicers and the applicable Special
Servicers, any of the officers referred to above or an employee thereof designated as a Servicing Officer or Special Servicing Officer pursuant to this Agreement, (x) in the case of the Trustee or the Fiscal Agent, a certificate signed by a Responsible Officer, (y) in the case of a Seller, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, any Managing Director or Director, the President, or any Executive Vice President; any Senior Vice President, Second Vice President, Vice President or Assistant Vice President, any Treasurer, any Assistant Treasurer, any Secretary or Assistant Secretary and (z) in the case of the Paying Agent, a certificate signed by a Responsible Officer, each with specific responsibilities for the matters contemplated by this Agreement.

            "ONE SEAPORT PLAZA INTERCREDITOR AGREEMENT" means, with respect to the One Seaport Plaza Pari Passu Loan, the 2002-TOP8 Mortgage Loan and the 2002-IQ2 Mortgage Loan that certain intercreditor agreement, dated as of June 27, 2002, by and between Morgan Stanley Bank, a Utah industrial loan company, and the initial holder of the 2002-IQ2 Mortgage Loan relating to the relative rights of the holder of the One Seaport Plaza Pari Passu Loan, the 2002-TOP8 Mortgage Loan and the 2002-IQ2 Mortgage Loan, as amended by the One Seaport Plaza Letter Agreement, and as the same may be further amended from time to time.

            "ONE SEAPORT PLAZA LETTER AGREEMENT" means that certain letter agreement dated June 27, 2002 by and among the 2002-IQ2 Master Servicer, the 2002-IQ2 Special Servicer, the 2002-IQ2 Trustee, the 2002-IQ2 Paying Agent, the 2002-IQ2 Fiscal Agent and Morgan Stanley Bank, a Utah industrial loan company, as initial holder of the One Seaport Plaza Pari Passu Loan and the 2002-TOP8 Mortgage Loan, relating to certain servicing matters with respect to the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan and the 2002-TOP8 Mortgage Loan.

            "ONE SEAPORT PLAZA PARI PASSU LOAN" means the Mortgage Loan designated as Mortgage Loan No. 2 on the Mortgage Loan Schedule which is secured on a pari passu basis with the 2002-IQ2 Mortgage Loan and the 2002-TOP8 Mortgage Loan pursuant to the One Seaport Plaza Pari Passu Mortgage.

            "ONE SEAPORT PLAZA PARI PASSU LOAN NONRECOVERABLE ADVANCE" means the pro rata portion of any "Nonrecoverable Advance" (as defined in the 2002-IQ2 Pooling and Servicing Agreement) allocable to the One Seaport Plaza Pari Passu Loan pursuant to and in accordance with the 2002-IQ2 Pooling and Servicing Agreement.

            "ONE SEAPORT PLAZA PARI PASSU LOAN SERVICING FEE RATE" means the "Master Servicing Fee Rate" applicable to the One Seaport Plaza Pari Passu Loan as defined in the 2002-IQ2 Pooling and Servicing Agreement.

            "ONE SEAPORT PLAZA PARI PASSU MORTGAGE" means the mortgage securing the 2002-IQ2 Mortgage Loan, the One Seaport Plaza Pari Passu Loan and the 2002-TOP8 Mortgage Loan.

            "OPERATING ADVISER" shall have the meaning specified in Section 9.37(a).

            "OPERATING STATEMENT ANALYSIS REPORT" means a report which is one element of the MBA/CMSA Methodology for Analyzing and Reporting Property Income Statements and which is substantially in the form of Exhibit N.

            "OPINION OF COUNSEL" means a written opinion of counsel addressed to the applicable Master Servicer (and/or any Primary Servicer acting on behalf of such Master Servicer), the applicable Special Servicer, or the Trustee and the Paying Agent, as applicable, reasonably acceptable in form and substance to such Master Servicer (and/or any Primary Servicer acting on behalf of such Master Servicer), such Special Servicer, or the Trustee and the Paying Agent, as applicable, and who is not in-house counsel to the party required to deliver such opinion but who, in the good faith judgment of such Master Servicer (and/or any Primary Servicer acting on behalf of such Master Servicer), the applicable Special Servicer, or the Trustee and the Paying Agent, as applicable, is Independent outside counsel knowledgeable of the issues occurring in the practice of securitization with respect to any such opinion of counsel concerning the taxation, or status as a REMIC for tax purposes, of the Trust or any REMIC Pool.

            "OPTION" shall have the meaning specified in Section 9.36(a).

            "OPTION HOLDER" shall have the meaning specified in Section 9.36(a).

            "OPTION PURCHASE PRICE" shall have the meaning specified in Section 9.36(b).

            "OWNERSHIP INTEREST" means, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I ADVANCE" shall mean, (i) with respect to any Mortgage Loan or Specially Serviced Mortgage Loan as to which all or a portion of the Scheduled Payment (other than a Balloon Payment) due during the related Collection Period (or with respect to the Post Determination Date Mortgage Loans due on the related Due Date) was not received by the applicable Master Servicer as of the Business Day preceding the Master Servicer Remittance Date, the portion of such Scheduled Payment not received; (ii) with respect to any Balloon Mortgage Loan (including any REO Mortgage Loan which provided for a Balloon Payment) as to which a Balloon Payment was due or deemed due during or prior to the related Collection Period but was delinquent, in whole or in part, as of the Business Day prior to the related Master Servicer Remittance Date (or, in the case of the Post Determination Date Mortgage Loans, as of the Business Day prior to the Master Servicer Remittance Date), an amount equal to the excess, if any, of the Assumed Scheduled Payment for such Balloon Mortgage Loan for the related Collection Period, over any Late Collections received in respect of such Balloon Payment during such Collection Period; and (iii) with respect to each REO Property, an amount equal to the excess, if any, of the Assumed Scheduled Payment for the REO Mortgage Loan related to such REO Property during the related Collection Period (or as to the Post Determination Date Mortgage Loans due on the related Due Date during the month in which the related Collection Period ends), over remittances of REO Income to the applicable Master Servicer by the applicable Special Servicer, reduced by any amounts required to be paid as taxes on such REO Income (including taxes imposed pursuant to Section 860G(c) of the Code); provided, however, that the Scheduled Payment or Assumed Scheduled Payment for any Mortgage Loan or REO Mortgage Loan which has been modified shall be calculated based on its terms as modified and provided, further, that the interest portion amount of any P&I Advance with respect to a Mortgage Loan as to which there has been an Appraisal Reduction will be an amount equal to the product of (i) the amount with respect to interest required to be advanced without giving effect to this proviso and (ii) a fraction, the numerator of which is the Scheduled Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction applicable to such Mortgage Loan and the denominator of which is the Scheduled Principal Balance of such Mortgage Loan as of such Determination Date.

            "P&I ADVANCE AMOUNT" means, with respect to any Mortgage Loan or REO Property, the amount of the P&I Advance for each Mortgage Loan computed for any Distribution Date.

            "PARTICIPANT"  means  a  broker,   dealer,   bank,  other  financial
institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

            "PASS-THROUGH RATE" or "PASS-THROUGH RATES" means with respect to any Class of REMIC I Regular Interests, REMIC II Regular Interests or REMIC III Regular Certificates, other than the Class F, Class G and Class X Certificates, for the first Distribution Date, the rate set forth in the Preliminary Statement hereto. For any Distribution Date occurring thereafter (and with respect to the Class F, Class G and Class X Certificates, for each Distribution Date), the Pass-Through Rates for (i) (A) the Group PB REMIC I Regular Interests shall equal the REMIC I Net Mortgage Rate and (B) the Group X-Y REMIC I Regular Interests, their respective Class X-Y Strip Rates on the related Mortgage Loan for such Distribution Date, (ii) (A) the REMIC II Regular Interests (other than REMIC I Regular Interest X-Y) shall equal the Weighted Average REMIC I Net Mortgage Rate and (B) the REMIC II Regular Interest X-Y, the Weighted Average Class X-Y Strip Rate, for such Distribution Date, (iii) the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates shall equal the fixed rate corresponding to such Class set forth in the Preliminary Statement hereto, (iv) the Class F Certificates shall equal the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date less 0.63%%, (vi) the Class G Certificates shall equal the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date less 0.20%, (vii) the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates shall equal the lesser of (A) the fixed rate corresponding to such Class set forth in the Preliminary Statement hereto and (B) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (viii) the Class X-1 Certificates, shall equal the per annum rate equal to (A) the product of (y) the Accrued Certificate Interest thereon for such Distribution Date and (z) 12, divided by (B) the Class X-1 Notional Amount; (ix) the Class X-2 Certificates, shall equal the per annum rate equal to (A) the product of (y) the Accrued Certificate Interest thereon for such Distribution Date and (z) 12, divided by (B) the Class X-2 Notional Amount; and (x) the Class X-Y Certificates shall equal the per annum rate equal to (A) the product of (y) the Accrued Certificate Interest thereon for such Distribution Date and (z) 12, divided by (B) the Class X-Y Notional Amount. The Pass-Through Rate for the Class A-1A Component, the Class A-1B Component and the Class A-1C Component shall equal the Pass-Through Rate of the Class A-1 Certificates. The Pass-Through Rate for the Class A-2A Component, the Class A-2B Component, the Class A-2C Component, the Class A-2D Component, the Class A-2E Component and the Class A-2F Component shall equal the Pass-Through Rate of the Class A-2 Certificates. The Pass-Through Rate for the Class A-3A Component, the Class A-3B Component, the Class A-3C Component and the Class A-3D Component shall equal the Pass-Through Rate of the Class A-3 Certificates. The Pass-Through Rate for the Class A-4A Component, the Class A-4B Component and the Class A-4C Component shall equal the Pass-Through Rate of the Class A-4 Certificates. The Pass-Through Rate for the Class C-1 Component, the Class C-2 Component, the Class C-3 Component and the Class C-4 Component shall equal the Pass-Through Rate of the Class C Certificates. The Pass-Through Rate for the Class E-1 Component and the Class E-2 Component shall equal the Pass-Through Rate of the Class E Certificates. The Pass-Through Rate for the Class H-1 Component and the Class H-2 Component shall equal the Pass-Through Rate of the Class H Certificates.

            "PAYING AGENT" means LaSalle Bank National Association and any successor or assign, as provided herein.

            "PAYING AGENT FEE" means the portion of the Trustee Fee payable to the Paying Agent in an amount agreed to between the Trustee and the Paying Agent.

            "PAYING AGENT'S WEBSITE" has the meaning set forth in Section 5.4(a) hereof.

            "PERCENTAGE INTEREST" means, with respect to each Class of Certificates other than the Residual Certificates, the fraction of such Class evidenced by such Certificate, expressed as a percentage (carried to four decimal places and rounded, if necessary), the numerator of which is the Certificate Balance or Notional Amount, as applicable, represented by such Certificate determined as of the Closing Date (as stated on the face of such Certificate) and the denominator of which is the Aggregate Certificate Balance or Notional Amount, as applicable, of all of the Certificates of such Class determined as of the Closing Date. With respect to each Residual Certificate, the percentage interest in distributions (if any) to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "PERFORMING PARTY" has the meaning set forth in Section 8.26(b).

            "PERMITTED TRANSFEREE" means any Transferee other than (i) a Disqualified Organization, or (ii) a United States Tax Person with respect to whom income from a Residual Certificate is attributable to a fixed base or foreign permanent establishment within the meaning of an applicable income tax treaty, of such Person or any other United States Tax Person.

            "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "PHASE I ENVIRONMENTAL REPORT" means a report by an Independent Person who regularly conducts environmental site assessments in accordance with then current standards imposed by institutional commercial mortgage lenders and who has a reasonable amount of experience conducting such assessments.

            "PLACEMENT  AGENT"  means  Morgan  Stanley  &  Co.   Incorporated,
Merrill Lynch & Co. and Lehman Brothers Inc. or their respective successors in interest.

            "PLAN" has the meaning set forth in Section 3.3(d).

            "POST CLOSING REQUEST" has the meaning set forth in the applicable Primary Servicing Agreements with respect to the Principal Loans.

            "POST DETERMINATION DATE MORTGAGE LOANS" means, with respect to any Distribution Date, the Mortgage Loans listed on Schedules II hereto with Due Dates that occur, inclusive of a grace period, on or after the related Determination Date in the same month of the Distribution Date.

            "PRELIMINARY PROSPECTUS SUPPLEMENT" has the meaning set forth in the Preliminary Statement hereto.

            "PREPAYMENT INTEREST EXCESS" means for any Distribution Date, the related Collection Period, and through and including two (2) Business Days prior to the Distribution Date, during which a full or partial Principal Prepayment (including any payment of a Balloon Payment other than in connection with the foreclosure or liquidation of a Mortgage Loan) is made on or after the Due Date for such Mortgage Loan through and including two Business Days prior to the Distribution Date, the amount of interest that accrues on the amount of such Principal Prepayment or Balloon Payment from such Due Date to the date such payment was made, plus (if made) any payment by the related Mortgagor of interest that would have accrued to the next succeeding Due Date (net of the applicable Master Servicing Fee, the Primary Servicing Fees, the Excess Servicing Fees, the applicable Special Servicing Fee, the servicing fee and trustee fee payable in connection with the One Seaport Plaza Pari Passu Loan (in the case of the One Seaport Plaza Pari Passu Loan) and the Trustee Fee), to the extent collected.

            "PREPAYMENT   INTEREST   SHORTFALL"   means,  with  respect  to  any
Distribution Date, and either (a) the related Collection Period or, as applicable, (b) the period of time from the prior Master Servicer Remittance Date through and including two (2) Business Days prior to such Distribution Date, a shortfall in the collection of a full month's interest on any Mortgage Loan, by reason of a full or partial Principal Prepayment (including any payment of a Balloon Payment other than in connection with the foreclosure or liquidation of a Mortgage Loan) made during any such period prior to the Due Date for such Mortgage Loan (including any shortfall resulting from a payment during the grace period relating to such Due Date). The amount of any Prepayment Interest Shortfall shall equal the excess of (A) the aggregate amount of interest which would have accrued on the Scheduled Principal Balance of such Mortgage Loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made (net of the applicable Master Servicing Fee, the Primary Servicing Fees, the Excess Servicing Fees, the applicable Special Servicing Fee, the servicing fee and trustee fee payable in connection with the One Seaport Plaza Pari Passu Loan (in the case of the One Seaport Plaza Pari Passu Loan) and the Trustee Fee) over (B) the aggregate interest that did so accrue through the date such payment was made.

            "PREPAYMENT PREMIUM" means, with respect to any Mortgage Loan or the San Tomas B Note for any Distribution Date, the prepayment premiums or percentage premiums, if any, received during the related Collection Period in connection with Principal Prepayments on such Mortgage Loan or the San Tomas B Note.

            "PRIMARY COLLATERAL" means the portion of the Mortgaged Property securing the Repurchased Loan or Cross-Collateralized Loan, as applicable, that is encumbered by a first mortgage lien.

            "PRIMARY SERVICERS" means any of Summit Investment Partners, Inc., Prudential Asset Resources, Inc., Principal Global Investors, LLC, formerly known as Principal Capital Management, LLC and Nationwide Life Insurance Company and each of their respective permitted successors and assigns.

            "PRIMARY SERVICING AGREEMENT" means, with respect to each Primary Servicer, the agreement between such Primary Servicer and the General Master Servicer, dated as of December 1, 2002, under which such Primary Servicer services the Mortgage Loans set forth on the schedule attached thereto.

            "PRIMARY SERVICING FEE" means, for each calendar month, as to each Mortgage Loan, the applicable Primary Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan immediately before the Due Date occurring in such month, but prorated for the number of days during the calendar month for such Mortgage Loan for which interest actually accrues on such Mortgage Loan and payable only from collections on such Mortgage Loan.

            "PRIMARY SERVICING FEE RATE" means, the monthly fee payable to the applicable Primary Servicer (or the applicable Master Servicer, as applicable) based on the per annum rate specified on the Mortgage Loan Schedule, as more specifically described, in the case of the Primary Servicers, in the applicable Primary Servicing Agreement (determined in the same manner (other than the rate of accrual) as the applicable Mortgage Rate is determined for such Mortgage Loan for such month).

            "PRINCIPAL" has the meaning assigned in the Preliminary Statement hereto.

            "PRINCIPAL BALANCE" means, with respect to any Mortgage Loan, the San Tomas B Note or any REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the principal balance of such Mortgage Loan, San Tomas B Note or the related REO Mortgage Loan outstanding as of the Cut-Off Date after taking into account all principal and interest payments made or due prior to the Cut-Off Date (assuming, for any Mortgage Loan or San Tomas B Note with a Due Date in December 2002 that is not December 1, 2002, that principal and interest payments for such month were paid on December 1, 2002), reduced (to not less than zero) by (i) any payments or other collections of amounts allocable to principal on such Mortgage Loan, the San Tomas B Note or any related REO Mortgage Loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan or related REO Mortgage Loan during any related and preceding Collection Period.

            "PRINCIPAL BALANCE CERTIFICATES" means, collectively, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

            "PRINCIPAL DISTRIBUTION AMOUNT" means, on any Distribution Date, the sum of the following amounts: (i) the principal portion of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the Mortgage Loans and any REO Mortgage Loans (but not in respect of the San Tomas B Note or its successor REO Mortgage Loan) for their respective Due Dates occurring during the related Collection Period; (ii) in the case of the Post Determination Date Mortgage Loans, the Scheduled Payments and any Assumed Scheduled Payments that are due, or deemed due, as the case may be, for its Due Date occurring during the month in which such Distribution Date occurs to the extent such amounts are received or advanced;
(iii) all payments (including Principal Prepayments and the principal portion of Balloon Payments but not in respect of the San Tomas B Note or its successor REO Mortgage Loan) and any other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds, Purchase Proceeds and REO Income) received on or in respect of the Mortgage Loans during the related Collection Period; and (iv) in the case of the Post Determination Date Mortgage Loans, the payments that are due, or deemed due, as the case may be, for its Due Date occurring during the month in which such Distribution Date occurs to the extent such amounts are received or advanced) and that were identified and applied by the applicable Master Servicer as recoveries of principal thereof.

            "PRINCIPAL LOANS" means, collectively, those Mortgage Loans sold to the Depositor pursuant to Mortgage Loan Purchase Agreement IV and shown on
Schedule IV hereto.

            "PRINCIPAL PREPAYMENT" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan or the San Tomas B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan or the San Tomas B Note in advance of its scheduled Due Date, including, without limitation, all proceeds, to the extent allocable to principal, received from the payment of cash in connection with a substitution shortfall pursuant to Section 2.3; provided that the pledge by a Mortgagor of Defeasance Collateral with respect to a Defeasance Loan shall not be deemed to be a Principal Prepayment.

            "PRINCIPAL PRIMARY SERVICER" means Principal Global Investors, LLC, formerly known as Principal Capital Management, LLC, solely in its capacity as a primary servicer hereunder.

            "PRINCIPAL PRIMARY SERVICING AGREEMENT" means the Primary Servicing Agreement between the Principal Primary Servicer and the General Master Servicer.

            "PRIVATE PLACEMENT MEMORANDUM" means the Private Placement Memorandum dated December 5, 2002, pursuant to which the Class X-1, Class X-2, Class X-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will be offered for sale.

            "PROJECTED NET CASH FLOW" shall mean, with respect to any Mortgaged Property that is a residential cooperative property, projected net operating income at such Mortgaged Property, as set forth in the Appraisal obtained with respect to such Mortgaged Property in connection with the origination of the related Mortgage Loan (or an updated Appraisal, if required hereunder), assuming such Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent controlled or rent stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

            "PROPERTY FILE" means the monthly report substantially in the form of, and containing the information called for, in the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Property File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the applicable Master Servicer or the applicable Special Servicer, as applicable.

            "PROSPECTUS" has the meaning set forth in the Preliminary Statement hereto.

            "PRUDENTIAL" has the meaning assigned in the Preliminary Statement hereto.

            "PRUDENTIAL LOANS" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement III and shown on
Schedule III hereto.

            "PTCE" has the meaning set forth in Section 3.3(d).

            "PURCHASE PRICE" means, with respect to (i) the repurchase by the applicable Seller of a Mortgage Loan sold by such Seller pursuant to Article II of this Agreement, (ii) the determination of fair value of an REO Mortgage Loan with respect to a liquidation by the applicable Special Servicer pursuant to
Section 9.15 or (iii) the determination of fair value of a Mortgage Loan in connection with a purchase by the Option Holder pursuant to Section 9.36 under the circumstances described therein, a price equal to the sum of (A) 100% of the unpaid Principal Balance of such Mortgage Loan (or deemed Principal Balance, in the case of an REO Mortgage Loan), plus (B) accrued but unpaid interest thereon calculated at the Mortgage Rate to, but not including, the Due Date in the Collection Period (or, in the case of the Post Determination Date Mortgage Loans, the Due Date occurring in the month in which the related Collection Period ends) in which such purchase occurs, plus (C) the amount of any expenses related to such Mortgage Loan and/or, if applicable, the San Tomas B Note or the related REO Property (including any Servicing Advances and Advance Interest (which have not been paid by the Mortgagor or out of Late Fees or default interest paid by the related Mortgagor on the related Mortgage Loan and/or, if applicable, the San Tomas B Note) related to such Mortgage Loan and/or, if applicable, the San Tomas B Note and all unpaid Special Servicing Fees and Liquidation Fees paid or payable with respect to the Mortgage Loan and/or, if applicable, the San Tomas B Note) that are reimbursable or payable to the applicable Master Servicer, the applicable Special Servicer, the Paying Agent, the Trustee, the Fiscal Agent or, if applicable, the 2002-IQ2 Master Servicer or the 2002-IQ2 Special Servicer, plus (D) if such Mortgage Loan is being repurchased or substituted for by a Seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the applicable Master Servicer, the applicable Special Servicer, the Depositor, the Paying Agent, the Trustee or the Fiscal Agent in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included in (C) above).

            "PURCHASE PROCEEDS" means any cash amounts received by the applicable Master Servicer in connection with: (i) the repurchase of a Mortgage Loan or an REO Mortgage Loan by a Seller pursuant to Section 2.3, (ii) the purchase by the Option Holder of a Mortgage Loan pursuant to Section 9.36 or
(iii) the purchase of the Mortgage Loans and REO Properties by the Depositor, the applicable Master Servicer, the applicable Special Servicer or the holders of the Class R-I Certificates pursuant to Section 10.1(b).

            "QUALIFIED BIDDER" means (A) as used in section 8.29(c), a Person qualified to act as successor Master Servicer hereunder pursuant to Section 8.22(b) (including the requirement set forth in Section 8.22(b) that Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to such Person) and (B) as used in Section 9.31(c), any Person qualified to act as successor Special Servicer hereunder pursuant to Section 9.21(b) (including the requirement set forth in Section 9.21(b) that Rating Agency Confirmation shall have been obtained form each Rating Agency with respect to such Person).

            "QUALIFIED INSTITUTIONAL BUYER" means a qualified institutional buyer qualifying pursuant to Rule 144A.

            "QUALIFIED INSURER" means, (i) with respect to any Mortgage Loan or the San Tomas B Note, an insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance, but in no event rated lower than "A" by S&P, or if not so rated by S&P, then S&P has issued a Rating Agency Confirmation, and "A2" by Moody's if rated by Moody's or if not rated by Moody's, then Moody's has issued a Rating Agency Confirmation, and (ii) with respect to the Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond an insurance company that has a claim paying ability no lower than "A" by S&P if rated by S&P, or if not so rated by S&P, then S&P has issued a Rating Agency Confirmation, and "A2" by Moody's if rated by Moody's or if not rated by Moody's, then Moody's has issued a Rating Agency Confirmation, or (iii) in either case, a company not satisfying clause (i) or (ii) but with respect to which Rating Agency Confirmation is obtained. "Qualified Insurer" shall also mean any entity that satisfies all of the criteria, other than the ratings criteria, set forth in one of the foregoing clauses and whose obligations under the related insurance policy are guaranteed or backed by an entity that satisfies the ratings criteria set forth in such clause (construed as if such entity were an insurance company referred to therein).

            "QUALIFYING SUBSTITUTE MORTGAGE LOAN" means, in the case of a Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan which, on the date of substitution, (i) has an outstanding principal balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of the Principal Balance of the Deleted Mortgage Loan; provided, however, that, to the extent that the principal balance of such Mortgage Loan is less than the Principal Balance of the Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the Mortgage Rate on the related Mortgage Loan from the date as to which interest was last paid through the last day of the month in which such substitution occurs, shall be paid by the party effecting such substitution to the applicable Master Servicer for deposit into the applicable Certificate Account, and shall be treated as a Principal Prepayment hereunder; (ii) is accruing interest at a rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Deleted Mortgage Loan; (iv) has an original Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan and a current Loan-to-Value Ratio (equal to the outstanding principal balance on the date of substitution divided by its current Appraised Value) not higher than the current Loan-to-Value Ratio of the Deleted Mortgage Loan and has a current Debt Service Coverage Ratio equal to or greater than the current Debt Service Coverage Ratio of the Deleted Mortgage Loan; (v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date of substitution; (vi) has a Phase I Environmental Report relating to the related Mortgaged Property in its Mortgage Files and such Phase I Environmental Report does not, in the good faith reasonable judgment of the applicable Special Servicer, consistent with the Servicing Standard raise material issues that have not been adequately addressed; (vii) has an engineering report relating to the related Mortgaged Property in its Mortgage Files and such engineering report does not, in the good faith reasonable judgment of the applicable Special Servicer, consistent with the Servicing Standard raise material issues that have not been adequately addressed; (viii) is secured by a residential cooperative property if the Mortgage Loan substituted for a Deleted Mortgage Loan is a Co-op Mortgage Loan; and (ix) as to which the Trustee and the Paying Agent have received an Opinion of Counsel, at the related Seller's expense, that such Mortgage Loan is a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided that no Mortgage Loan may have a Maturity Date after the date three years prior to the Final Rated Distribution Date, and provided, further, that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless Rating Agency Confirmation is obtained, and provided, further, that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless the Operating Adviser shall have approved of such substitution (provided, however, that such approval of the Operating Adviser may not be unreasonably withheld). In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (A) the Principal Balance referred to in clause (i) above shall be determined on the basis of aggregate Principal Balances and (B) the rates referred to in clause (i) above and the remaining term to stated maturity referred to in clause (ii) above shall be determined on a weighted average basis; provided, however, that no individual interest rate, minus the Administrative Cost Rate, shall be lower than the highest Pass-Through Rate of any Class of Principal Balance Certificates then outstanding having a fixed rate. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Paying Agent, which shall deliver a copy of such certification to the Master Servicers, the Special Servicers, the Trustee and the Operating Adviser promptly, and in any event within five Business Days following the Paying Agent's receipt of such certification.

            "RATING AGENCIES" means Moody's and S&P.

            "RATING AGENCY CONFIRMATION" means, with respect to any matter, confirmation in writing by each Rating Agency (or such Rating Agency as is specified herein) that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification, as applicable, of the then-current rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency.

            "REALIZED  INTEREST LOSS" means, with respect to each Mortgage Loan,
(i) in the case of a Liquidation Realized Loss, the portion of any Liquidation Realized Loss that exceeds the Realized Principal Loss on the related Mortgage Loan, (ii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to accrued interest on the related Mortgage Loan, (iii) in the case of an Expense Loss, an Expense Loss resulting in any period from the payment of the Special Servicing Fee and any Expense Losses set forth in the last sentence of the definition of "Realized Principal Loss" or (iv) in the case of a Modification Loss, a Modification Loss described in clause (iii) of the definition thereof.

            "REALIZED LOSS" means a Liquidation Realized Loss, a Modification Loss, a Bankruptcy Loss or an Expense Loss with respect to a Mortgage Loan. Realized Losses on a Mortgage Loan are allocated first to the Principal Balance of, and then to interest on such Mortgage Loan.

            "REALIZED PRINCIPAL LOSS" means, with respect to each Mortgage Loan,
(i) in the case of a Liquidation Realized Loss, the amount of such Realized Loss, to the extent that it does not exceed the Principal Balance of the Mortgage Loan (or deemed Principal Balance, in the case of REO Property), (ii) in the case of a Modification Loss, the amount of such Modification Loss described in clause (i) of the definition thereof, (iii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to the reduction in the Principal Balance of the related Mortgage Loan, and (iv) in the case of an Expense Loss, the portion thereof not treated as a Realized Interest Loss. Notwithstanding clause (iv) of the preceding sentence, to the extent that Expense Losses (exclusive of Expense Losses resulting from payment of the Special Servicing Fee) exceed amounts with respect to the Mortgage Loans that were identified as allocable to principal, such excess shall be treated as a Realized Interest Loss.

            "RECORD DATE" means, for each Distribution Date and each Class of Certificates, the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "RECOVERIES" means, as of any Distribution Date, any amounts recovered with respect to a Mortgage Loan, the San Tomas B Note or REO Property following the period in which a Final Recovery Determination occurs plus other amounts defined as "Recoveries" herein.

            "REGULATION S" means Regulation S under the 1933 Act.

            "REGULATION S CERTIFICATE" means a written certification substantially in the form set forth in Exhibit F hereto certifying that a beneficial owner of an interest in a Regulation S Temporary Global Certificate is not a U.S. Person (as defined in Regulation S).

            "REGULATION S GLOBAL  CERTIFICATES" means the Regulation S Permanent
Global   Certificates   together   with  the   Regulation  S  Temporary   Global
Certificates.

            "REGULATION S PERMANENT GLOBAL CERTIFICATE" means any single permanent global Certificate, in definitive, fully registered form without interest coupons received in exchange for a Regulation S Temporary Global Certificate.

            "REGULATION S TEMPORARY GLOBAL CERTIFICATE" means, with respect to any Class of Certificates offered and sold outside of the United States in reliance on Regulation S, a single temporary global Certificate, in definitive, fully registered form without interest coupons.

            "REHABILITATED MORTGAGE LOAN" means any Specially Serviced Mortgage Loan with respect to which (i) three consecutive Scheduled Payments have been made (in the case of any such Mortgage Loan or, if applicable, the San Tomas B Note that was modified, based on the modified terms), or a complete defeasance shall have occurred, (ii) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether a Required Appraisal Loan is a Rehabilitated Mortgage Loan for applying Appraisal Reductions, no other Appraisal Event has occurred and is continuing) and (iii) the Trust has been reimbursed for all costs incurred as a result of the occurrence of a Servicing Transfer Event, such amounts have been forgiven or the Mortgagor has committed to reimburse such costs as part of the work-out arrangement with respect to such Servicing Transfer Event. The San Tomas A Note shall not constitute a
Rehabilitated  Mortgage  Loan  unless  the San Tomas B Note would  constitute  a
Rehabilitated Mortgage Loan. The San Tomas B Note shall not constitute a Rehabilitated Mortgage Loan unless the San Tomas A Note also would constitute a Rehabilitated Mortgage Loan.

            "RELEASE DATE" means the date 40 days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date.

            "REMIC" means a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

            "REMIC I" means the segregated pool of assets consisting of the Mortgage Loans (other than any Excess Interest payable thereon), such amounts as shall from time to time be held in the Certificate Accounts, the Interest Reserve Accounts and the Distribution Account (other than the portion thereof constituting the Excess Interest Sub-account), the Insurance Policies (other than the interests of the holder of the San Tomas B Note therein) and any REO Properties (other than the interests of the holder of the San Tomas B Note therein), for which a REMIC election has been made pursuant to Section 12.1(a) hereof. Excess Interest on the Mortgage Loans and the Excess Interest Sub-account shall constitute assets of the Trust but shall not be a part of any REMIC Pool formed hereunder. The 2002-IQ2 Mortgage Loan and the 2002-TOP8 Mortgage Loan and any amounts payable thereon shall not constitute an asset of the Trust or any REMIC Pool formed hereunder. The San Tomas B Note and any amounts payable thereon shall not constitute an asset of the Trust or any REMIC Pool formed hereunder.

            "REMIC I INTERESTS" means, collectively, the REMIC I Regular Interests and the Class R-I Certificates.

            "REMIC I NET MORTGAGE RATE" means, with respect to any Distribution Date, as to any Group PB REMIC I Regular Interest, a rate per annum equal to the Adjusted Mortgage Rate for the related Mortgage Loan for such Distribution Date (based on the Mortgage Rate thereof (without taking into account any increase therein after the Anticipated Repayment Date in respect of an ARD Loan or any default interest rate), as of the Cut-Off Date and without regard to any modification, waiver or amendment of the terms thereof following the Cut-Off
Date) less, with respect to each Specially Designated Co-op Mortgage Loan, the related Class X-Y Strip Rate.

            "REMIC I REGULAR INTERESTS" means, collectively, the uncertificated interests designated as "regular interests" in REMIC I, which shall consist of,
(i) with respect to each Mortgage Loan other than a Specially Designated Co-op Mortgage Loan, an interest having an initial Certificate Balance equal to the Cut-Off Date Scheduled Principal Balance of such Mortgage Loan, and which has a Pass-Through Rate equal to the REMIC I Net Mortgage Rate of such Mortgage Loan and (ii) with respect to each Specially Designated Co-op Mortgage Loan, one interest having an initial Certificate Balance equal to the Cut-Off Date Scheduled Principal Balance of such Specially Designated Co-op Mortgage Loan, and which has a Pass-Through Rate equal to the REMIC I Net Mortgage Rate of such Specially Designated Co-op Mortgage Loan and one interest having an initial Notional Amount equal to the Cut-Off Date Scheduled Principal Balance of such Specially Designated Co-op Mortgage Loan, and which has a Pass-Through Rate equal to the Class X-Y Strip Rate of such Specially Designated Co-op Mortgage Loan.

            "REMIC II" means the segregated pool of assets consisting of the REMIC I Regular Interests for which a REMIC election has been made pursuant to
Section 12.1(a) hereof.

            "REMIC II INTERESTS" means, collectively, the REMIC II Regular Interests and the Class R-II Certificates.

            "REMIC II REGULAR INTEREST A-1A" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $37,200,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST A-1B" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $29,200,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST A-1C" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $14,600,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST A-2A" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $27,200,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST A-2B" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $21,300,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST A-2C" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $19,800,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST A-2D" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $24,500,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST A-2E" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $17,800,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST A-2F" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $14,750,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST A-3A" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $12,419,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST A-3B" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $33,100,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST A-3C" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $24,300,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST A-3D" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $20,200,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST A-4A" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $24,562,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST A-4B" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $455,400,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST A-4C" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $2,900,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST B" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to the initial Aggregate Certificate Balance of the Class B Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST C-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $1,789,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST C-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $12,000,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST C-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $10,600,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST C-4" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $2,900,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST D" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to the initial Aggregate Certificate Balance of the Class D Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST E-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $4,495,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST E-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $9,150,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST F" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to the initial Aggregate Certificate Balance of the Class F Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST G" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to the initial Aggregate Certificate Balance of the Class G Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST H-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $830,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST H-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $9,350,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST J" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to the initial Aggregate Certificate Balance of the Class J Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST K" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to the initial Aggregate Certificate Balance of the Class K Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST L" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to the initial Aggregate Certificate Balance of the Class L Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST M" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to the initial Aggregate Certificate Balance of the Class M Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST N" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to the initial Aggregate Certificate Balance of the Class N Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST O" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to the initial Aggregate Certificate Balance of the Class O Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II REGULAR INTEREST X-Y" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial notional amount equal to the initial Class X-Y Notional Amount, and which has a Pass-Through Rate equal to the Weighted Average Class X-Y Strip Rate.

            "REMIC II REGULAR INTERESTS" means, collectively, the REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest A-2E, REMIC II Regular Interest A-2F, REMIC II Regular Interest A-3A, REMIC II Regular Interest A-3B, REMIC II Regular Interest A-3C, REMIC II Regular Interest A-3D, REMIC II Regular Interest A-4A, REMIC II Regular Interest A-4B, REMIC II Regular Interest A-4C, REMIC II Regular Interest B, REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular Interest C-3, REMIC II
Regular Interest C-4, REMIC II Regular Interest D, REMIC II Regular Interest E-1, REMIC II Regular Interest E-2, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N, REMIC II Regular Interest O and REMIC II Regular Interest X-Y.

            "REMIC III" means the segregated pool of assets consisting of the REMIC II Regular Interests for which a REMIC election has been made pursuant to
Section 12.1(a) hereof.

            "REMIC III CERTIFICATES" has the meaning set forth in the final paragraph of the Preliminary Statement hereto.

            "REMIC III REGULAR CERTIFICATES" means, collectively, the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
Certificates, Class X-1 Certificates, Class X-2 Certificates, Class X-Y Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates.

            "REMIC POOL" means each of the three segregated pools of assets designated as a REMIC pursuant to Section 12.1(a) hereof.

            "REMIC PROVISIONS" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and final, temporary and proposed regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time and taking account, as appropriate, of any proposed legislation or regulations which, as proposed, would have an effective date prior to enactment or promulgation thereof.

            "RENT LOSS POLICY" means a policy of insurance generally insuring against loss of income or rent resulting from hazards or acts of God.

            "RENTS FROM REAL PROPERTY" means, with respect to any REO Property, income of the character described in Section 856(d) of the Code.

            "REO ACCOUNT" shall have the meaning set forth in Section 9.14(a) hereof.

            "REO DISPOSITION" means the receipt by the applicable Master Servicer or the applicable Special Servicer of Liquidation Proceeds and other payments and recoveries (including proceeds of a final sale) from the sale or other disposition of REO Property.

            "REO INCOME" means, with respect to any REO Property, all income received in connection with such REO Property during such period less any operating expenses, utilities, real estate taxes, management fees, insurance premiums, expenses for maintenance and repairs and any other capital expenses directly related to such REO Property paid during such period. With respect to the One Seaport Plaza Pari Passu Loan (if the 2002-IQ2 Special Servicer has foreclosed upon the Mortgaged Property secured by the One Seaport Plaza Pari Passu Mortgage), the REO Income shall comprise only such portion of the foregoing that is payable to the holder of the One Seaport Plaza Pari Passu Loan pursuant to the 2002-IQ2 Pooling and Servicing Agreement. With respect to the San Tomas A Note, the REO Income shall comprise only such portion of the foregoing that is payable to the holder of the San Tomas A Note pursuant to the San Tomas Intercreditor Agreement.

            "REO MORTGAGE LOAN" means a Mortgage Loan or, if applicable, the San Tomas Mortgage Loan, as to which the related Mortgaged Property is an REO Property.

            "REO PROPERTY" means a Mortgaged Property (or an interest therein, if the Mortgaged Property securing the One Seaport Plaza Pari Passu Loan and the 2002-IQ2 Mortgage Loan or the Mortgaged Property securing the San Tomas B Note has been acquired by the Trust) acquired by the Trust through foreclosure, deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a Defaulted Mortgage Loan or otherwise treated as foreclosure property under the REMIC Provisions.

            "REO STATUS REPORT" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicers or the Special Servicers, as applicable.

            "REPORT DATE" means the end of business on the third Business Day before the related Distribution Date.

            "REPURCHASED LOAN" has the meaning set forth in Section 2.3(a) hereof.

            "REQUEST FOR RELEASE" means a request for release of certain documents relating to the Mortgage Loans, a form of which is attached hereto as Exhibit C.

            "REQUIRED APPRAISAL LOAN" means any Mortgage Loan or, if applicable, the San Tomas Mortgage Loan as to which an Appraisal Event has occurred. A Mortgage Loan or the San Tomas Mortgage Loan will cease to be a Required Appraisal Loan at such time as it is a Rehabilitated Mortgage Loan.

            "RESERVE ACCOUNT" shall mean the Reserve Account maintained by the Paying Agent in accordance with the provisions of Section 5.3, which shall be an Eligible Account.

            "RESIDUAL CERTIFICATES" means, with respect to REMIC I, the Class R-I Certificates, with respect to REMIC II, the Class R-II Certificates, and with respect to REMIC III, the Class R-III Certificates.

            "RESPONSIBLE OFFICER" means, when used with respect to the initial Trustee or the Fiscal Agent, any officer assigned to the Asset-Backed Securities Trust Services Group, or with respect to the Paying Agent, any officer assigned to the Asset-Backed Securities Trust Services Group, each with specific responsibilities for the matters contemplated by this Agreement and when used with respect to any successor Trustee, Fiscal Agent or Paying Agent, any Vice President, Assistant Vice President, corporate trust officer or any assistant corporate trust officer or persons performing similar roles on behalf of the Trustee, Fiscal Agent or Paying Agent.

            "RESTRICTED SERVICER REPORTS" means the following reports in CMSA format (as in effect on the date hereof or as such formats may be subsequently adopted from time to time by the CMSA) in, and containing substantially the information contemplated by, the forms attached hereto as part of Exhibit W prepared by the Master Servicers and combining reports and/or data in such forms prepared by the Special Servicers (with respect to Specially Serviced Mortgage Loans and REO Properties): (i) a Comparative Financial Status Report; (ii) without duplication with Section 8.14, an NOI Adjustment Worksheet; (iii) without duplication with Section 8.14, an Operating Statement Analysis Report,
(iv) subject to Section 8.11(h),  a Servicer Watch List, (v) a Property File and
(vi) without duplication with Section 8.14, a Financial File.

            "REVERSE SEQUENTIAL ORDER" means sequentially to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A Certificates (but pro rata among the Classes of Class A Certificates).

            "RULE 144A" means Rule 144A under the 1933 Act.

            "RULE 144A-IAI GLOBAL CERTIFICATE" means, with respect to any Class of Certificates offered and sold in reliance on Rule 144A or to certain Institutional Accredited Investors, a single, permanent global Certificate, in definitive, fully registered form without interest coupons.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

            "SAN TOMAS A NOTE" means, with respect to the San Tomas Mortgage Loan, the Mortgage Note included in the Trust, which is senior in right of payment to the San Tomas B Note to the extent set forth in the San Tomas Intercreditor Agreement.

            "SAN TOMAS B NOTE" means, with respect to the San Tomas Mortgage Loan, the related Mortgage Note not included in the Trust, which is subordinated in right of payment to the San Tomas A Note to the extent set forth in the San Tomas Intercreditor Agreement.

            "SAN TOMAS CUSTODIAL ACCOUNT" means the custodial sub-account of the Certificate Account (but which is not included in the Trust) created and maintained by the Master Servicer pursuant to Section 5.1(c) on behalf of the holder of the San Tomas B Note. Such sub-account shall be maintained as a sub-account of an Eligible Account.

            "SAN TOMAS INTERCREDITOR AGREEMENT" means, with respect to the San Tomas Mortgage Loan, the related intercreditor agreement by and between the holder of the San Tomas A Note and the holder of the San Tomas B Note relating to the relative rights of such holders of the San Tomas A Note and San Tomas B Note, as the same may be further amended from time to time in accordance with the terms thereof.

            "SAN TOMAS MORTGAGE LOAN" means Mortgage Loan No. 7. References herein to the San Tomas Mortgage Loan shall be construed to refer to the aggregate indebtedness under the San Tomas A Note and the San Tomas B Note.

            "SARBANES-OXLEY CERTIFICATION" has the meaning set forth in Section 8.26(b).

            "SCHEDULED PAYMENT" means each scheduled payment of principal of, and/or interest on, a Mortgage Loan or the San Tomas B Note required to be paid on its Due Date by the Mortgagor in accordance with the terms of the related Mortgage Note or the San Tomas B Note (excluding all amounts of principal and interest which were due on or before the Cut-Off Date, whenever received, and taking account of any modifications thereof and the effects of any Debt Service Reduction Amounts and Deficient Valuation Amounts). Notwithstanding the foregoing, the amount of the Scheduled Payment for the San Tomas A Note or the San Tomas B Note shall be calculated without regard to the San Tomas Intercreditor Agreement.

            "SCHEDULED PRINCIPAL BALANCE" means, with respect to any Mortgage Loan, the San Tomas B Note or any REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the Principal Balance thereof minus the aggregate amount of any P&I Advances of principal previously made with respect to such Mortgage Loan, the San Tomas B Note or such REO Mortgage Loan.

            "SELLER" means MSDWMC, UCL, Prudential, Principal, NCCB, NCBFSB, TIAA or Nationwide, as the case may be.

            "SERVICER ERRORS AND OMISSIONS INSURANCE POLICY" or "ERRORS AND OMISSIONS INSURANCE POLICY" means an errors and omissions insurance policy maintained by each Master Servicer, each Special Servicer, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, in accordance with Section 8.2, Section 9.2 and Section 7.17, respectively.

            "SERVICER FIDELITY BOND" or "FIDELITY BOND" means a bond or insurance policy under which the insurer agrees to indemnify each Master Servicer, each Special Servicer, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, (subject to standard exclusions) for all losses (less any deductible) sustained as a result of any theft, embezzlement, fraud or other dishonest act on the part of a Master Servicer's, a Special Servicer's, the Fiscal Agent's, the Trustee's or the Paying Agent's, as the case may be, directors, officers or employees and is maintained in accordance with Section 8.2, Section 9.2 and Section 7.17, respectively.

            "SERVICER MORTGAGE FILE" means (i) with respect to all Mortgage Loans other than the MSDWMC Loans, copies of the mortgage documents listed in the definition of Mortgage File relating to a Mortgage Loan, and (ii) with respect to the MSDWMC Loans, copies of the mortgage documents listed in the definition of Mortgage File relating to a Mortgage Loan and, to the extent required to be (and actually) delivered to the General Master Servicer by the applicable Seller pursuant to the applicable Mortgage Loan Purchase Agreement, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, any insurance policies or certificates (as applicable), any property inspection reports, any financial statements on the property, any escrow analysis, any tax bills, any Appraisal, any environmental report, any engineering report, any asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies.

            "SERVICER WATCH LIST" means for any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicers or the Special Servicers, as applicable.

            "SERVICING ADVANCE" means any cost or expense of the Master Servicers, the Special Servicers, the Trustee or the Fiscal Agent, as the case may be, designated as a Servicing Advance pursuant to this Agreement and any other costs and expenses incurred by or for such Master Servicer, such Special Servicer, the Fiscal Agent or the Trustee, as the case may be, to protect and preserve the security for such Mortgage Loan.

            "SERVICING OFFICER" means, any officer or employee of the Master Servicers involved in, or responsible for, the administration and servicing of the Mortgage Loans and the San Tomas B Note whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee by each Master Servicer and signed by an officer of each Master Servicer, as such list may from time to time be amended.

            "SERVICING STANDARD" means the standard by which each of the Master Servicers, each of the Special Servicers and each of the Primary Servicers will service and administer the Mortgage Loans (and the San Tomas B Note) that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (and in the case of the San Tomas Mortgage Loan, the holder of the San Tomas B Note) (as determined by each such Master Servicer, Special Servicer or Primary Servicer, in its good faith and reasonable judgment), in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans (and, in the case of the San Tomas Mortgage Loan, the San Tomas B Note and the San Tomas Intercreditor Agreement) and, to the extent consistent with the foregoing, further as follows:

            (i) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible in this transaction; and

            (ii) with a view to the timely collection of all scheduled  payments of principal and interest under the Mortgage Loans and the San Tomas B Note or, if a Mortgage Loan or the San Tomas B Note comes into and continues in default and if, in the good faith and reasonable judgment of the applicable Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan (other than the San Tomas A Note) to the Certificateholders (as a collective whole) or, in the case of the San Tomas Mortgage Loan, the maximization of recovery on the San Tomas Mortgage Loan to the Certificateholders and the holder of the San Tomas B Note (as a collective whole but giving due consideration to the subordinate nature of the San Tomas B Note) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate in the case of the Mortgage Loans other than the San Tomas A Note or at the weighted average of the Mortgage Rates of the San Tomas A Note and the San Tomas B Note, in the case of the San Tomas Mortgage Loan);

but without regard to (I) any relationship that such Master Servicer, Special Servicer or Primary Servicer, as the case may be, or any affiliate thereof may have with the related mortgagor or any affiliate of the related mortgagor; (II) the ownership of any Certificate by such Master Servicer, Special Servicer or Primary Servicer, as the case may be, or by any Affiliate thereof; (III) with respect to a Master Servicer, such Master Servicer's obligation to make Advances; (IV) with respect to a Special Servicer, such Special Servicer's obligation to direct the related Master Servicer to make Servicing Advances; or
(V) the right of such Master Servicer, Special Servicer or Primary Servicer (or any Affiliate of any such party) to receive reimbursement of costs, or the sufficiency of any compensation payable to it, pursuant to this Agreement or with respect to any particular transaction.

            "SERVICING TRANSFER EVENT" means the occurrence of any of the following events: (i) any Mortgage Loan or the San Tomas B Note as to which a Balloon Payment is past due, and the applicable Master Servicer has determined, in its good faith reasonable judgment in accordance with the Servicing Standard, that payment is unlikely to be made on or before the 90th day succeeding the date the Balloon Payment was due (unless (i) the Mortgagor makes all monthly payments that would have become due if such Mortgage Loan had not matured, based on the amortization term of such Mortgage Loan, (ii) the Mortgagor has received a commitment for refinancing that is acceptable to the Operating Adviser prior to the end of such 90 day period, and (iii) such refinancing is obtained on or before the 150th day succeeding the date the Balloon Payment was due), or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the Due Date such payment was due; (ii) any Mortgage Loan or the San Tomas B Note as to which, to the applicable Master Servicer's knowledge, the Mortgagor has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of, or relating to, such Mortgagor or to all or substantially all of its property, or the Mortgagor has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days; (iii) any Mortgage Loan as to which the applicable Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) any Mortgage Loan or the San Tomas B Note as to which the applicable Master Servicer has knowledge of a default (other than a failure by the related Mortgagor to pay principal or interest) which in the good faith reasonable judgment of such Master Servicer materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such Mortgage Loan or the San Tomas B Note (or, if no grace period is specified, 60 days); (v) any Mortgage Loan or the San Tomas B Note as to which the Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; and (vi) any Mortgage Loan and, if applicable, the San Tomas B Note as to which, in the good faith reasonable judgment of the applicable Master Servicer, (a) other than with respect to the San Tomas Mortgage Loan, a payment default is imminent or is likely to occur within 60 days and such default, in the judgment of such Master Servicer, is reasonably likely to materially and adversely affect the interests of the Certificateholders or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of such Master Servicer, is reasonably likely to materially and adversely affect the interests of the Certificateholders and (vii) with respect to the San Tomas Mortgage Loan, if the holder of the San Tomas B Note chooses not to cure a monetary default that is permitted to be cured under the San Tomas Intercreditor Agreement, the Business Day following the expiration of the Cure Period (as defined below) of the holder of the San Tomas B Note that commences one month after such monetary default; provided, however, that (1) if the holder of the San Tomas B Note exercised its right to cure a monetary default and a monetary default occurs in the following month due to the holder of the San Tomas B Note's failure to cure, then servicing of the San Tomas Mortgage Loan shall be transferred to the related Special Servicer on the Business Day following the expiration of the Cure Period (as defined in the San Tomas Intercreditor Agreement) of the holder of the San Tomas B Note if the holder of the San Tomas B Note does not cure the current monetary default or (2) if the holder of the San Tomas B Note has exercised its right to cure three consecutive monetary defaults and a monetary default occurs in the following month, then servicing of the San Tomas Mortgage Loan shall be transferred to the related Special Servicer at the expiration of the Mortgagor's grace period for the current monetary default. If a Servicing Transfer Event occurs with respect to the San Tomas A Note, it shall be deemed to have occurred also with respect to the San Tomas B Note. If a Servicing Transfer Event occurs with respect to the San Tomas B Note, it shall be deemed to have occurred also with respect to the San Tomas A Note. However, if a Servicing Transfer Event has not occurred with respect to the San Tomas A Note solely due to the holder of the San Tomas B Note exercising its cure rights under the San Tomas Intercreditor Agreement, then a Servicing Transfer Event will not occur with respect to the San Tomas B Note.

            "SINGLE-PURPOSE ENTITY" means a Person, other than an individual, whose organizational documents provide substantially to the effect that it is formed or organized solely for the purpose of owning and collecting payments from Defeasance Collateral for the benefit of the Trust and which (i) does not engage in any business unrelated thereto and the financing thereof; (ii) does not have any assets other than those related to its interest in Defeasance Collateral; (iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; (iv) conducts business in its own name and uses separate stationery, invoices and checks; (v) does not guarantee or assume the debts or obligations of any other Person; (vi) does not commingle its assets or funds with those of any other Person; (vii) transacts business with affiliates on an arm's length basis pursuant to written agreements; and (viii) holds itself out as being a legal entity, separate and apart from any other Person, and otherwise complies with the single-purpose requirements established by the Rating Agencies. The entity's organizational documents also provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the Single-Purpose Entity requirements.

            "SOLE   CERTIFICATEHOLDER":    means   any   Certificateholder   (or
Certificateholders provided they act in unanimity) holding 100% of the then outstanding Class X-1, Class X-2, Class X-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates or an assignment of the voting rights thereof; provided, however, that the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates have been reduced to zero.

            "SPECIAL SERVICER" means: (a) with respect to any Mortgage Loan (other than a Co-op Mortgage Loan and the San Tomas A Note), any REO Property acquired by the Trust with respect to a Mortgage Loan (other than a Co-op
Mortgage Loan or the San Tomas A Note) and any matters relating to the foregoing, the General Special Servicer; (b) with respect to any Co-op Mortgage Loan, any REO Property acquired by the Trust with respect to a Co-op Mortgage Loan and any matters relating to the foregoing, the Co-op Special Servicer and
(c) with respect to the San Tomas Mortgage Loan, any REO Property acquired by the Trust with respect to the San Tomas Mortgage Loan and any matters relating to the foregoing, initially Principal Global Investors, LLC.

            "SPECIAL SERVICER COMPENSATION" means, with respect to any applicable period, the sum of the Special Servicing Fees, the Liquidation Fees and Work-Out Fees and any other amounts to be paid to a Special Servicer pursuant to the terms of this Agreement.

            "SPECIAL SERVICER REMITTANCE DATE" means the Business Day preceding each Determination Date.

            "SPECIAL SERVICING FEE" means, for each calendar month, as to each Mortgage Loan and the San Tomas B Note (other than the One Seaport Plaza Pari Passu Loan) that is a Specially Serviced Mortgage Loan (including REO Mortgage Loans), the fraction or portion of the Special Servicing Fee Rate applicable to such month (determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate for such Mortgage Loan or the San Tomas B Note for such month) multiplied by the Scheduled Principal Balance of such Specially Serviced Mortgage Loan immediately before the Due Date occurring in such month.

            "SPECIAL SERVICING FEE RATE" means 0.25% per annum.

            "SPECIAL SERVICING OFFICER" means any officer or employee of the applicable Special Servicer involved in, or responsible for, the administration and servicing of the Specially Serviced Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee, the Paying Agent and the applicable Master Servicer by such Special
Servicer signed by an officer of such Special Servicer, as such list may from time to time be amended.

            "SPECIALLY DESIGNATED CO-OP MORTGAGE LOAN" means, any Co-op Mortgage Loan as to which the Adjusted Mortgage Rate is in excess of 5.55% per annum.

            "SPECIALLY SERVICED MORTGAGE LOAN" means, as of any date of determination, any Mortgage Loan and, if applicable, the San Tomas B Note (other than the One Seaport Plaza Pari Passu Loan) with respect to which the applicable Master Servicer has notified the applicable Special Servicer and the Trustee that a Servicing Transfer Event has occurred (which notice shall be effective upon receipt) and such Special Servicer has received all information, documents and records relating to such Mortgage Loan and, if applicable, the San Tomas B Note, as reasonably requested by such Special Servicer to enable it to assume its duties with respect to such Mortgage Loan and, if applicable, the San Tomas B Note. A Specially Serviced Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan from and after the date on which the applicable Special Servicer notifies the applicable Master Servicer, the Paying Agent and the Trustee, in accordance with Section 8.1(b), that such Mortgage Loan and, if applicable, the San Tomas B Note, with respect to such Servicing Transfer Event, has become a Rehabilitated Mortgage Loan, unless and until such Master Servicer notifies such Special Servicer, the Paying Agent and the Trustee, in accordance with Section 8.1(b) that another Servicing Transfer Event with respect to such Mortgage Loan or, if applicable, the San Tomas B Note, exists or occurs.

            "STANDARD HAZARD INSURANCE POLICY" means a fire and casualty extended coverage insurance policy in such amount and with such coverage as required by this Agreement.

            "SUB-SERVICER" has the meaning set forth in Section 8.4.

            "SUBORDINATE CERTIFICATES" means, collectively, the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

            "SUCCESSFUL  BIDDER" has the meaning set forth in Section 8.29(d) or
Section 9.31(d), as applicable.

            "TAX MATTERS PERSON" means the Person designated as the "tax matters person" of the related REMIC Pool pursuant to Treasury Regulations Section 1.860F-4(d) and Temporary Treasury Regulations Section 301.6231(a)(7)-1T.

            "TERMINATION PRICE" has the meaning set forth in Section 10.1(b) herein.

            "TIAA" has the meaning assigned in the Preliminary Statement hereto.

            "TIAA LOANS" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement VII and shown on
Schedule VII hereto.

            "TITLE INSURANCE POLICY" means a title insurance policy maintained with respect to a Mortgage Loan.

            "TRANSFER" means any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "TRANSFEREE" means any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "TRANSFEROR" means any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "TRUST" means the trust created pursuant to this Agreement, the assets which consist of all the assets of REMIC I (including the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Accounts, the Distribution Account, the Insurance Policies, any REO Properties and other items referred to in Section 2.1(a) hereof), REMIC II and REMIC III and the Excess Interest Sub-account and any Excess Interest on the Mortgage Loans. The Trust shall not include the 2002-IQ2 Mortgage Loan, the 2002-TOP8 Mortgage Loan or the San Tomas B Note.

            "TRUSTEE" means LaSalle Bank National Association, as trustee, or its successor-in-interest, or if any successor trustee, or any co-trustee shall be appointed as herein provided, then "Trustee" shall also mean such successor trustee (subject to Section 7.7 hereof) and such co-trustee (subject to Section
7.9 hereof), as the case may be.

            "TRUSTEE FEE" means for each calendar month, as to each Mortgage Loan (other than the One Seaport Plaza Pari Passu Loan) (including REO Mortgage Loans and Defeasance Loans), the portion of the Trustee Fee Rate applicable to such month (determined using the same interest accrual methodology (other than the rate of accrual) that is applied with respect to the Mortgage Rate for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of each such Mortgage Loan immediately before the Due Date occurring in such month, provided that a portion of the Trustee Fee agreed upon between the Trustee and the Paying Agent shall be applied to pay the Paying Agent Fee.

            "TRUSTEE FEE RATE" means 0.0024% per annum (which includes the Paying Agent Fee).

            "TRUSTEE MORTGAGE FILE" means the mortgage documents listed in the definition of Mortgage File hereof pertaining to a particular Mortgage Loan (and the San Tomas B Note) and any additional documents required to be added to the Mortgage File pursuant to this Agreement; provided that whenever the term
"Trustee Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian on its behalf, such terms shall not be deemed to include such documents required to be included therein unless they are actually so received.

            "2002-IQ2  DEPOSITOR"  means  the  "depositor"  under  the  2002-IQ2
Pooling and Servicing Agreement, which as of the date hereof is Morgan Stanley Dean Witter Capital I Inc.

            "2002-IQ2 FISCAL AGENT" means the "fiscal agent" under the 2002-IQ2 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

            "2002-IQ2 MASTER SERVICER" means the "Master Servicer" under the 2002-IQ2 Pooling and Servicing Agreement, which as of the date hereof is ORIX Capital Markets, LLC.

            "2002-IQ2 MORTGAGE LOAN" means the mortgage loan secured by the One Seaport Plaza Pari Passu Mortgage on a pari passu basis with the One Seaport Plaza Pari Passu Loan and the 2002-TOP8 Mortgage Loan. The 2002-IQ2 Mortgage Loan is not a Mortgage Loan. The 2002-IQ2 Mortgage Loan is a "One Seaport Plaza Pari Passu Loan," as defined under the 2002-IQ2 Pooling and Servicing Agreement. The 2002-IQ2 Mortgage Loan is included in a trust fund created in connection with the issuance of the 2002-IQ2 Depositor's Commercial Mortgage Pass-Through Certificates, Series 2002-IQ2.

            "2002-IQ2 OPERATING ADVISER" means the "operating adviser" under the 2002-IQ2 Pooling and Servicing Agreement, which as of the date hereof is Insignia Financial Services, Inc.

            "2002-IQ2 PAYING AGENT" means the "paying agent" under the 2002-IQ2 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

            "2002-IQ2 POOLING AND SERVICING AGREEMENT" means the pooling and servicing agreement dated as of June 1, 2002 by and between the 2002-IQ2 Depositor, the 2002-IQ2 Master Servicer, the 2002-IQ2 Special Servicer, the 2002-IQ2 Paying Agent, the 2002-IQ2 Trustee and the 2002-IQ2 Fiscal Agent, pursuant to which the 2002-IQ2 Depositor issued its Commercial Mortgage Pass-Through Certificates, Series 2002-IQ2.

            "2002-IQ2 SPECIAL SERVICER" means the "Special Servicer" under the 2002-IQ2 Pooling and Servicing Agreement, which as of the date hereof is Lend Lease Asset Management L.P.

            "2002-IQ2 TRUSTEE" means the "trustee" under the 2002-IQ2 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

            "2002-TOP8 MORTGAGE LOAN" means the mortgage loan that is secured on a pari passu basis with the One Seaport Plaza Pari Passu Loan and the 2002-IQ2 Mortgage Loan. The 2002-TOP8 Mortgage Loan is not a "Mortgage Loan."

            "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

            "UCL" has the meaning assigned in the Preliminary Statement hereto.

            "UCL LOANS" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement II and shown on
Schedule II hereto.

            "UNDERWRITER" means each of Morgan Stanley & Co. Incorporated, Merrill Lynch & Co. and Lehman Brothers Inc. or their respective successors in interest.

            "UNITED STATES PERSON" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States or any state thereof or the District of Columbia, (iii) any estate of which an executor or administrator is a United States Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-United States Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a United States Person (other than a trust of which at least one trustee is a non-United States Person and has sole or shared investment discretion with respect to its assets), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-United States Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a United States Person principally for the purpose of investing in securities not registered under the 1933 Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501(A) under the 1933 Act who are not natural persons, estates or trusts); provided, however, that the term "United States Person" shall not include (A) a branch or agency of a United States Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in
Section 902(o)(7) of Regulation S under the 1933 Act and any other similar international organizations, and their agencies, affiliates and pension plans.

            "UNITED STATES TAX PERSON" means any of (i) a citizen or resident of the United States, (ii) corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States or any state thereof or the District of Columbia including any entity treated as such a corporation or partnership for federal income tax purposes, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States Tax Persons has the authority to control all substantial decisions of such trust (or to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996, which is eligible to be treated as a United States Tax Person).

            "UNPAID INTEREST" means, on any Distribution Date with respect to any Class of Interests or Certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

            "UNRESTRICTED SERVICER REPORTS" means the following reports in CMSA format (as in effect on the date hereof or as such formats may be subsequently adopted from time to time by the CMSA) in, and containing substantially the information contemplated by, the forms attached hereto as part of Exhibit X prepared by the Master Servicers combining reports and/or data in such forms prepared by the Special Servicers (with respect to Specially Serviced Mortgaged Loans and REO Properties): (a) the following electronic files; (i) a Loan Setup File (with respect to the initial Distribution Date only); and (ii) a Loan
Periodic Update File; and (b) the following supplemental reports: (i) a Delinquent Loan Status Report, (ii) an Historical Loan Modification Report,
(iii) an Historical Liquidation Report, and (iv) an REO Status Report.

            "WEIGHTED AVERAGE CLASS X-Y STRIP RATE" means, with respect to any Distribution Date, the weighted average of the Class X-Y Strip Rates for each of the Group X-Y REMIC I Regular Interests, weighted on the basis of their respective Notional Amounts as of the close of business on the preceding Distribution Date.

            "WEIGHTED AVERAGE REMIC I NET MORTGAGE RATE" means, with respect to any Distribution Date, the weighted average of the REMIC I Net Mortgage Rates for the Group PB REMIC I Regular Interests, weighted on the basis of their respective Certificate Balance as of the close of business on the preceding Distribution Date.

            "WORK-OUT FEE" means a fee payable with respect to any Rehabilitated Mortgage Loan (other than the One Seaport Plaza Pari Passu Loan), equal to the product of (x) 1.0% and (y) the amount of each collection of interest (other than default interest and Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such Mortgage Loan or the San Tomas B Note for so long as it remains a Rehabilitated Mortgage Loan.

            "YIELD MAINTENANCE CHARGES" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

            Section 1.2 Calculations Respecting Mortgage Loans. (a) Calculations required to be made by the Paying Agent pursuant to this Agreement with respect to any Mortgage Loan or the San Tomas B Note shall be made based upon current information as to the terms of the Mortgage Loans and the San Tomas B Note and reports of payments received from the applicable Master Servicer on such Mortgage Loans and the San Tomas B Note and payments to be made to the Paying Agent as supplied to the Paying Agent by such Master Servicer. The Paying Agent shall not be required to recompute, verify or recalculate the information supplied to it by the applicable Master Servicer and may conclusively rely upon such information in making such calculations. If, however, a Responsible Officer of the Paying Agent has actual knowledge of an error in the calculations, the Paying Agent shall inform the applicable Master Servicer of such error.

            (b) Unless otherwise required by law or the applicable Mortgage Loan or, if applicable, the San Tomas B Note documents, any amounts (other than escrow and reserve deposits and reimbursements of Servicing Advances and expenses) received in respect of a Mortgage Loan or the San Tomas B Note as to which a default has occurred and is continuing shall be applied first to overdue interest due with respect to such Mortgage Loan or the San Tomas B Note at the Mortgage Rate thereof, next to current interest due with respect to such Mortgage Loan or the San Tomas B Note at the Mortgage Rate thereof, next to the reduction of the Principal Balance of such Mortgage Loan or the San Tomas B Note to zero if such Mortgage Loan or the San Tomas B Note has been accelerated and in respect of any scheduled payments of principal then due to the extent that such Mortgage Loan or the San Tomas B Note has not yet been accelerated, next to any default interest and other amounts due on such Mortgage Loan or the San Tomas B Note and finally to Late Fees due with respect to such Mortgage Loan or the San Tomas B Note.

            Section 1.3 Calculations Respecting Accrued Interest. Accrued interest on any Certificate shall be calculated based upon a 360-day year consisting of twelve 30-day months and Pass-Through Rates shall be carried out to eight decimal places, rounded if necessary. All dollar amounts calculated hereunder shall be rounded to the nearest penny.

            Section 1.4 Interpretation. (a) Whenever the Agreement refers to a Distribution Date and a "related" Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Monthly Certificateholders Report, Special Servicer Remittance Date, Master Servicer Remittance Date or Determination Date, such reference shall be to the Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Special Servicer Remittance Date, Master Servicer Remittance Date or Determination Date, as applicable, immediately preceding such Distribution Date.

            (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section
1.1 shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable.

            (c) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement, shall refer to this agreement as a whole and not to any particular provision of this Agreement, and references to Sections, Schedules and Exhibits contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

            (d) Whenever a term is defined herein, the definition ascribed to such term shall be equally applicable to both the singular and plural forms of such term and to masculine, feminine and neuter genders of such term.

            (e) This Agreement is the result of arm's-length negotiations between the parties and has been reviewed by each party hereto and its counsel. Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question.

            Section  1.5  ARD  Loans.  Notwithstanding  any  provision  of  this
Agreement:

            (a) For the ARD Loans, the Excess Interest accruing as a result of the step-up in the Mortgage Rate upon failure of the related Mortgagor to pay the principal on the Anticipated Repayment Date as specifically provided for in the related Mortgage Note shall not be taken into account for purposes of the definitions of "Appraisal Reduction," "Assumed Scheduled Payment," "Mortgage
Rate,"   "Purchase  Price"  and  "Realized  Loss."

            (b) Excess Interest shall constitute an asset of the Trust but not an asset of any REMIC Pool.

            (c) Neither a Master Servicer nor a Special  Servicer shall take any enforcement action with respect to the payment of Excess Interest unless the taking of such action is consistent with the Servicing Standard and all other amounts due under such Mortgage Loan have been paid, and, in the good faith and reasonable judgment of such Master Servicer and such Special Servicer, as the case may be, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest thereon.

            (d) Liquidation Fees shall not be deemed to be earned on Excess Interest.

            (e) With respect to an ARD Loan after its Anticipated Repayment Date, the respective Master Servicer or the respective Special Servicer, as the case may be, shall be permitted, in its discretion, to waive in accordance with
Section 8.18 and Section 9.5 hereof, all or any accrued Excess Interest if, prior to the related Maturity Date, the related Mortgagor has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the respective Master Servicer's or the respective Special Servicer's determination to waive the right to such accrued Excess Interest is in accordance with the Servicing Standard and with
Section 8.18 and Section 9.5 hereof. The respective Master Servicer or the respective Special Servicer, as the case may be, will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria.

            Section 1.6 Certain Matters with respect to the San Tomas Mortgage Loan.

            (a) The parties hereto acknowledge that, pursuant to Section 2.1.2 of the San Tomas Intercreditor Agreement, if the San Tomas A Note is no longer part of the Trust Fund, the new holder of the San Tomas A Note shall negotiate one or more new servicing agreements with the applicable Master Servicer (or, at the request of the holder of the San Tomas B Note, the Primary Servicer of the San Tomas Mortgage Loan), provided that, prior to entering into any such new servicing agreement, the new holder of the San Tomas A Note shall obtain and provide to the holder of the San Tomas B Note written confirmation from each rating agency then rating any securitization relating to the San Tomas B Note providing that such new servicing agreement will not result in the downgrade, qualification or withdrawal of its then-current ratings of any securities issued in such securitization; provided, that prior to such time the applicable Master Servicer and the related Special Servicer and the related Primary Servicer shall continue to service the San Tomas Mortgage Loan to the extent provided in
Section 2.1.3 of the San Tomas Intercreditor Agreement.

            (b) For the avoidance of doubt, and subject to subsection (a) above, the parties acknowledge that the rights and duties of each of the applicable Master Servicer and the applicable Special Servicer, under Article VIII and
Article IX and the obligation of the applicable Master Servicer to make Advances, insofar as such rights, duties and obligations relate to the San Tomas Mortgage Loan (including both the San Tomas A Note and the San Tomas B Note) shall terminate upon the earliest to occur of the following with respect to the San Tomas Mortgage Loan: (i) any repurchase of or substitution for the San Tomas A Note by the Seller of the San Tomas Mortgage Loan, pursuant to Section 2.3,
(ii) any purchase of the San Tomas A Note by the owner of the San Tomas B Note pursuant to the terms of the San Tomas Intercreditor Agreement and (iii) any payment in full of any and all amounts due (or deemed due) under the San Tomas A Note (or its successor REO Mortgage Loan) (including amounts to which the holder of the San Tomas A Note is entitled under the San Tomas Intercreditor Agreement); provided, however, that this statement shall not limit (A) the duty of the applicable Master Servicer or the applicable Special Servicer to deliver or make available the reports otherwise required of it hereunder with respect to the Collection Period in which such event occurs or (B) the rights of the applicable Master Servicer or the applicable Special Servicer that may otherwise accrue or arise in connection with the performance of its duties hereunder with respect to the San Tomas Mortgage Loan prior to the date on which such event occurs.

            (c) In connection with any purchase described in clause (ii) of subsection (b) or an event described in clause (iii) of subsection (b), the Trustee, the applicable Master Servicer and the applicable Special Servicer shall each tender to (in the case of a purchase under such clause (ii)) the related purchaser (provided that the related purchaser shall have paid the full amount of the applicable purchase price) or (in the case of such clause (iii)) to the holder of the San Tomas B Note (if then still outstanding), upon delivery to them of a receipt executed by such purchaser or holder, all portions of the Mortgage File and other documents pertaining to the San Tomas Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to such purchaser or holder (or the designee of such purchaser or holder) in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee by the related Seller, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the applicable Master Servicer of a Request for Release. The applicable Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to such purchaser or such holder any deposits then held in an Escrow Account relating to the San Tomas Mortgage Loan. If the San Tomas A Note and the San Tomas B Note under the San Tomas Mortgage Loan are then REO Mortgage Loans, then the applicable Special Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to such purchaser or such holder, in each case, to the extent not needed to pay or reimburse the applicable Master Servicer, the applicable Special Servicer or the Trustee in accordance with this Agreement, deposits then held in the REO Account insofar as they relate to the related REO Property.

                                   ARTICLE II

                              DECLARATION OF TRUST;

                            ISSUANCES OF CERTIFICATES

            Section 2.1 Conveyance of Mortgage Loans. (a) Effective as of the Closing Date, the Depositor does hereby assign in trust to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the Depositor's rights under each Mortgage Loan Purchase Agreement that are permitted to be assigned to the Trustee pursuant to
Section 14 thereof, (iii) the Initial Deposit, (iv) the Depositor's rights under the One Seaport Plaza Intercreditor Agreement and the 2002-IQ2 Pooling and Servicing Agreement with respect to the One Seaport Plaza Pari Passu Loan and
(v) all other assets included or to be included in REMIC I for the benefit of REMIC II and REMIC III. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-Off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties to constitute a sale. In connection with the initial sale of the Certificates by the Depositor, the purchase price to be paid includes a portion attributable to interest accruing on the Certificates from and after the Cut-Off Date. The transfer and assignment of the One Seaport Plaza Pari Passu Loan to the Trustee and the right to service such Mortgage Loan are subject to the terms and conditions of the 2002-IQ2 Pooling and Servicing Agreement and the One Seaport Plaza Intercreditor Agreement.

            (b) In  connection  with  the  Depositor's  assignment  pursuant  to
Section 2.1(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Seller pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed hereunder, on or before the Closing Date, the Mortgage Note for each Mortgage Loan so assigned, endorsed to the Trustee as specified in clause (i) of the definition of "Mortgage File." Each Seller is required, pursuant to the applicable Mortgage Loan Purchase Agreement, to deliver to the Trustee the remaining documents constituting the Mortgage File for each Mortgage Loan within the time period set forth therein. None of the Trustee, the Fiscal Agent, the Paying Agent, any Custodian, any Master Servicer or any Special Servicer shall be liable for any failure by any Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase Agreements and this Section 2.1(b).

            (c)  The  Trustee,  at  the  expense  of  MSDWMC,  Prudential,  UCL,
Nationwide and TIAA for the MSDWMC, Prudential, UCL, Nationwide and TIAA Mortgage Loans and the remaining Sellers, at their own expense for the Mortgage Loans originated by each of them respectively, shall promptly (and in any event within 60 days following the receipt of all recording information necessary to record such document) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC financing statements, as appropriate, each assignment to the Trustee referred to in clauses (iv), (vi)(B) and (ix)(B) of the definition of "Mortgage File." Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording or filing; provided that in those instances where the public recording office retains the original Assignment of Mortgage, assignment of Assignment of Leases or assignment of UCC financing statements, the Trustee, for all Mortgage Loans other than the Principal Loans, and the Primary Servicers for the Principal Loans, shall obtain therefrom a certified copy of the recorded original and shall forward copies thereof to the applicable Master Servicer, the applicable Special Servicer and (if forwarded by a Primary Servicer with respect to the Principal Loans), the Trustee. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee for all Mortgage Loans other than the Principal Loans, and the applicable Primary Servicers for the Principal Loans, shall promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate.

            The parties  acknowledge  the obligation of each Seller  pursuant to
Section 2 of the related Mortgage Loan Purchase Agreement to deliver to the Trustee, on or before the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached as Exhibit C to the Primary Servicing Agreements or Exhibit 5 to the Mortgage Loan Purchase Agreements in favor of the Trustee, the applicable Master Servicer and the applicable Special Servicer to empower the Trustee, such Master Servicer and, in the event of the failure or incapacity of the Trustee and such Master Servicer, such Special Servicer, to submit for recording, at the expense of the applicable Seller, any mortgage loan documents required to be recorded as described in the preceding paragraph and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Sellers agree to reasonably cooperate with the Trustee, the applicable Master Servicer and the applicable Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The Trustee and each other party hereto agrees that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except that to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the related Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents for recording, at the related Seller's expense, after the periods set forth above provided, however, the Trustee shall not submit such assignments for recording if the applicable Seller produces evidence that it has sent any such assignment for recording and certifies that it is awaiting its return from the applicable recording office.

            (d) All  relevant  servicing  or loan  documents  and records in the possession of the Depositor or the Sellers that relate to the servicing of any Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan shall be delivered to the related Master Servicer or the related Primary Servicer on its behalf, on or before the date that is 75 days following the Closing Date and shall be held by such Master Servicer or the related Primary Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders. To the extent delivered to the related Master Servicer (for Mortgage Loans other than the Principal Loans, the Prudential Loans, the UCL Loans and the Nationwide Loans) and the related Primary Servicer (for the Principal Loans, the Prudential Loans, the UCL Loans and the Nationwide Loans) by the related Seller, the Servicer Mortgage File will consist of (i) with respect to all Mortgage Loans other than the MSDWMC Loans, the documents listed in the definition of Mortgage File or
(ii) with respect to the MSDWMC Loans, the documents listed in the definition of Mortgage File and, to the extent required to be (and actually) delivered to the applicable Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates (as applicable), the property inspection reports, any financial statements on the property, any escrow
analysis,   the  tax  bills,  the  Appraisal,   the  environmental  report,  the
engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any attorney-client privileged communications, internal correspondence or credit analysis. Delivery of any of the foregoing documents to the applicable Primary Servicer (or sub-servicer) shall be deemed delivery to the applicable Master Servicer and satisfy the Depositor's obligations under this Section 2.1(d). Each of the foregoing items shall be delivered in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the applicable Master Servicer. None of any Master Servicer, any Special Servicer or any Primary Servicer shall have any liability for the absence of any of the foregoing items from the Servicing Mortgage File if such item was not delivered by the related Seller.

            (e) In  connection  with  the  Depositor's  assignment  pursuant  to
Section 2.1(a) above, the Depositor shall deliver to the Trustee and the applicable Master Servicer on or before the Closing Date a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date, which Mortgage Loan Purchase Agreements shall contain the representations and warranties made by the Sellers with respect to each related Mortgage Loan as of the Closing Date.

            (f) In connection herewith, the Depositor has acquired the MSDWMC Loans from MSDWMC, the UCL Loans from UCL, the Prudential Loans from Prudential, the Principal Loans from Principal, the NCCB Loans from NCCB, the NCBFSB Loans from NCBFSB, the TIAA Loans from TIAA and the Nationwide Loans from Nationwide. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the MSDWMC Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the UCL Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the Prudential Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the Principal Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the NCCB Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the NCBFSB Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the TIAA Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the Nationwide Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording of multiple assignment documents, MSDWMC, UCL, Prudential, Principal, NCCB, NCBFSB, TIAA and Nationwide, as applicable, are required under the Mortgage Loan Purchase Agreements to deliver Assignments of Mortgages and assignments of Assignments of Leases and assignments of UCC financing statements in blank or naming the Trustee, on behalf of the Certificateholders, as assignee. Notwithstanding the fact that the assignments shall be in blank or name the Trustee, on behalf of the Certificateholders, as the assignee, the parties hereto acknowledge and agree that for all purposes the MSDWMC Loans shall be deemed to have been transferred from MSDWMC to the Depositor, the UCL Loans shall be deemed to have been transferred from UCL to the Depositor, the Prudential Loans shall be deemed to have been transferred from Prudential to the Depositor, the Principal Loans shall be deemed to have been transferred from Principal to the Depositor, the NCCB Loans shall be deemed to have been transferred from NCCB to the Depositor, the NCBFSB Loans shall be deemed to have been transferred from NCBFSB to the Depositor, the TIAA Loans shall be deemed to have been transferred from TIAA to the Depositor and the Nationwide Loans shall be deemed to have been transferred from Nationwide to the Depositor and all Mortgage Loans shall be deemed to have been transferred from the Depositor to the Trustee on behalf of the Certificateholders.

            Section 2.2 Acceptance by Trustee. The Trustee will hold (i) the documents constituting a part of the Mortgage Files delivered to it, (ii) the REMIC I Regular Interests, (iii) the REMIC II Regular Interests and (iv) the assets of the Class EI Grantor Trust, in each case, in trust for the use and benefit of all present and future Certificateholders. To the extent that the contents of the Mortgage File for the San Tomas A Note relate to the San Tomas B Note, the Trustee will also hold such Mortgage File in trust for the benefit of the holder of the San Tomas B Note.

            On the Closing Date in respect of the Initial Certification, and within 120 days after the Closing Date in respect of the Final Certification, the Trustee shall examine the Mortgage Files in its possession, and shall deliver to the Depositor, the Sellers, the Master Servicers, the Special Servicers and the Operating Adviser a certification (the "Initial Certification" and the "Final Certification", respectively, in the respective forms set forth as Exhibit B-1 and Exhibit B-2 hereto), which may be in electronic format (i) in the case of the Initial Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that: (A) all documents pursuant to clause (i) of the definition of Mortgage File are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, and (C) each Mortgage Note has been endorsed as provided in clause (i) of the definition of Mortgage File, and
(ii) in the case of the Final Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that: (A) all documents pursuant to clauses (i), (ii), (iv), (vi) and (viii) of the definition of Mortgage File required to be included in the Mortgage File, and with respect to all documents specified in the other clauses of the definition of Mortgage File to the extent actually known by a Responsible Officer of the Trustee to be required pursuant to this Agreement (assuming that, with respect to the documents referred to in clause (xii) of the definition of Mortgage File, an original letter of credit in the possession of the Trustee is not so required, unless a Responsible Officer of the Trustee has actual knowledge to the contrary), are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (C) based on its examination and only as to the Mortgage Note and Mortgage, the street address of the Mortgaged Property set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in the documents in the Mortgage File, and (D) each Mortgage Note has been endorsed as required by the terms of this Agreement. Notwithstanding the foregoing, the delivery of an original or a copy of a binder, pro forma policy or title commitment certified by the title company in lieu of the delivery of the actual Title Insurance Policy shall not be considered a Material Document Defect with respect to any Mortgage File. The Trustee shall deliver to the Master Servicers, the Special Servicers, the Operating Adviser and each Seller a copy of such Final Certification, which may be in electronic format.

            Within 360 days after the Cut-Off Date,  the Trustee shall provide a confirmation of receipt of recorded assignments of Mortgage (as described in the definition of Mortgage File, with evidence of recording thereon) or otherwise provide evidence of such recordation to the applicable Master Servicer, the applicable Special Servicer, the Operating Adviser and each Seller, and if any recorded assignment of Mortgage has not been received by the Trustee by such time, the Trustee shall provide information in such confirmation on the status of missing assignments. The Trustee agrees to use reasonable efforts to submit for recording any unrecorded assignments of Mortgage that have been delivered to it (including effecting such recordation process through or cooperating with the applicable Seller) such recordation to be at the expense of the applicable Seller; provided, however, that the Trustee shall not submit for recording any such assignments if the applicable Seller produces evidence that it has sent any such assignment for recording and is awaiting its return from the applicable recording office. In giving the certifications required above, the Trustee shall be under no obligation or duty to inspect, review or examine any such documents, instruments, securities or other papers to determine whether they or the signatures thereon are valid, legal, genuine, enforceable, in recordable form or appropriate for their represented purposes, or that they are other than what they purport to be on their face, or to determine whether any Mortgage File should include any assumption agreement, modification agreement, consolidation agreement, extension agreement, Assignment of Lease, ground lease, UCC financing statement, guaranty, written assurance, substitution agreement, lock box agreement, intercreditor agreement, management agreement or letter of credit.

            If any exceptions are noted on a schedule of exceptions attached to the Final Certification, including exceptions resulting from the fact that the recordation and/or filing has not been completed (based solely on the absence of receipt by the Custodian (or the Trustee) of the particular documents showing evidence of the recordation and/or filing), then the Custodian on behalf of the Trustee (or the Trustee) shall continuously update such schedule of exceptions to reflect receipt of any corrected documents, additional documents or instruments or evidences of recordation and/or filing, as to each Mortgage Loan, until the earliest of the following dates: (i) the date on which all such exceptions are eliminated (any such elimination resulting from the fact that recordation and/or filing has been completed shall be based solely on receipt by the Custodian or the Trustee of the particular documents showing evidence of the recordation and/or filing), (ii) the date on which all the affected Mortgage Loans are removed from the Trust and (iii) the second anniversary of the Closing Date, and shall provide such updated schedule of exceptions (which may be in electronic format) to each of the Depositor, each Seller (as to its respective Mortgage Loans only), the applicable Master Servicer, the applicable Special Servicer, the Operating Adviser and the Paying Agent on or about the date that is 180 days after the Closing Date and then again every 90 days thereafter (until the earliest date specified above, except, with respect to clause (iii) above, the Trustee shall continue to provide such updated schedule of exceptions annually after such date). The Paying Agent shall promptly forward a copy thereof to each Certificateholder in the Controlling Class and shall deliver or make available a copy thereof to other Certificateholders pursuant to Sections 5.4(e) and 5.4(f). Promptly, and in any event within two Business Days, following any request therefor by the Depositor, the applicable Master Servicer, the applicable Special Servicer or the Operating Adviser that is made later than two years following the Closing Date, the Custodian (or the Trustee) shall deliver an updated schedule of exceptions, which may be in electronic format (to the extent the prior schedule showed exceptions), to the requesting Person and the Paying Agent, which shall make available a copy thereof pursuant to Section 5.4(e).

            The Trustee or its authorized agents shall retain possession and custody of each Trustee Mortgage File in accordance with and subject to the terms and conditions set forth herein.

            Section 2.3 Sellers' Repurchase of Mortgage Loans for Material Document Defects and Material Breaches of Representations and Warranties. (a) If any party hereto discovers that any document or documents constituting a part of a Mortgage File has not been delivered as and when required (and including the expiration of any grace or cure period), has not been properly executed, or is defective on its face or discovers or receives notice of a breach of any of the representations and warranties relating to the Mortgage Loans required to be made by a Seller regarding the characteristics of the Mortgage Loans and/or related Mortgaged Properties as set forth in the related Mortgage Loan Purchase Agreements, and in either case such defect or breach either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect", and such a breach described in the preceding clause (i) or
(ii), a "Material Breach") such party shall give prompt written notice to the other parties hereto and to each Rating Agency subject to the terms of the applicable Mortgage Loan Purchase Agreement. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the applicable Master Servicer shall, and the applicable Special Servicer may, request that the related Seller, not later than 90 days from such Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code) but the related Seller is diligently attempting to effect such correction or cure, as certified by such Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is at the end of the initial 90 day period a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to a Seller pursuant to Section 2.2 or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein.

            Notwithstanding  anything herein to the contrary,  any breach of the representation and warranty contained in paragraph 40 of Exhibit 2 to each Mortgage Loan Purchase Agreement with respect to any Mortgage Loan shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans at the time of origination as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. In addition, if such Mortgage Loan is modified so that it becomes a Qualified Substitute Mortgage Loan, such breach will be cured and the related Seller will not be obligated to repurchase such Mortgage Loan or otherwise remedy such breach. The related Seller is required to pay for any expenses incurred by the applicable Master Servicer or the applicable Special Servicer in connection with such modification.

            If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, the related Seller will be obligated, not later than the last day of such permitted cure period, to (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Trust at the applicable Purchase Price in accordance with the related Mortgage Loan Purchase Agreement, or (ii) if within the two-year period commencing on the Closing Date, at the related Seller's option, replace, without recourse, such Mortgage Loan or REO Mortgage Loan with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the
Code), then notwithstanding the previous sentence, the repurchase or substitution must occur within 90 days from the earlier of the date the related Seller discovered or was notified of the breach or defect.

            As to any Qualifying Substitute Mortgage Loan or Loans, the applicable Master Servicer shall not execute any instrument effecting the substitution unless the related Seller has delivered to the Trustee for such Qualifying Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the related Assignment of Mortgage, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed as required by
Section 2.1 and such Master Servicer shall be entitled to rely on statements and certifications from the Trustee for this purpose. No substitution may be made in any calendar month after the Determination Date for such month. Monthly payments due with respect to Qualifying Substitute Mortgage Loans in the month of substitution shall not be part of the Trust and will be retained by the applicable Master Servicer and remitted by such Master Servicer to the related Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on the related Deleted Mortgage Loan for such month and thereafter the related Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

            The applicable Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualifying Substitute Mortgage Loan or Loans and upon such amendment such Master Servicer shall deliver or cause to be delivered such amended Mortgage Loan Schedule to the Trustee, the Paying Agent and the applicable Special Servicer. Upon such substitution, the Qualifying Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects. Upon receipt of the Trustee Mortgage File pertaining to any Qualifying Substitute Mortgage Loans, the Trustee shall release the Trustee Mortgage File relating to such Deleted Mortgage Loan to the related Seller, and the Trustee (and the Depositor, if necessary) shall execute and deliver such instruments of transfer or assignment in the form presented to it, in each case without recourse, representation or warranty, as shall be necessary to vest title (to the extent that such title was transferred to the Trustee or the Depositor) in the related Seller or its designee to any Deleted Mortgage Loan (including any property acquired in respect thereof or any insurance policy proceeds relating thereto) substituted for pursuant to this Section 2.3.

            If  (i) a  Mortgage  Loan  is  to  be  repurchased  or  replaced  in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach (as the case may be) as to each such other Mortgage Loan for purposes of the above provisions, and the related Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the related Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of (x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the Loan-to-Value Ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the Loan-to-Value Ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)). The determination of the applicable Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The applicable Master Servicer will be entitled to cause to be delivered, or direct the related Seller to (in which case the related Seller shall) cause to be delivered to such Master Servicer: (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause
(2) above has been satisfied, in each case at the expense of the related Seller if the scope and cost of the Appraisal is approved by the related Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such other Mortgage Loan will not result in an Adverse REMIC Event.

            With  respect  to any  Mortgage  Loan  that is  cross-defaulted  and cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the applicable Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee continues to hold any other Mortgage Loan that is cross-collateralized and cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Loan, the applicable Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral but each is permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties have agreed to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the applicable Mortgage Loan Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule XI hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File (i) a copy of the Mortgage certified by the local authority with which the Mortgage was recorded or (ii) a true and correct copy of the Mortgage together with an Officer's Certificate; or (c) the absence from the Mortgage File of the original Title Insurance Policy or an original binder, actual title commitment or pro forma policy or a copy thereof certified by the title company. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian) or any other party hereto, the Trustee (or as set forth in Section 2.3(a), the applicable Master Servicer) will take the steps described elsewhere in this section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the related Seller for the cure of the document defect or repurchase or replacement of the related Mortgage Loan.

            In any month in which the  related  Seller  substitutes  one or more
Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the applicable Master Servicer will determine the amount (if any) by which the aggregate Principal Balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Principal Balance of all such Deleted Mortgage Loans (in each case after application of scheduled principal portion of the monthly payments received in the month of substitution). The Depositor shall cause the related Seller to deposit the amount of such shortage into the applicable Certificate Account in the month of substitution, without any reimbursement thereof. In addition, the Depositor shall cause the related Seller to deposit into the applicable Certificate Account, together with such shortage, if any, an amount equal to interest on the Deleted Mortgage Loans at a rate equal to the sum of the applicable Mortgage Rate from the Due Date as to which interest was last paid up to the Due Date next succeeding such substitution together with the amount of unreimbursed Servicing Advances, amounts required to be paid to the applicable Special Servicer but remaining unpaid or unreimbursed, and interest on unreimbursed Advances with respect to such Deleted Mortgage Loans at the Advance Rate. The Depositor shall cause the related Seller, in the case of the Mortgage Loans, to give notice in writing (accompanied by an Officer's Certificate as to the calculation of such shortage) to the Trustee, the Paying Agent and the applicable Master Servicer of such event which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall.

            If the affected Mortgage Loan is to be repurchased, the applicable Master Servicer shall designate the applicable Certificate Account as the account to which funds in the amount of the Purchase Price are to be wired. Any such purchase of a Mortgage Loan shall be on a whole loan, servicing released basis.

            (b) If a Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the affected Mortgage Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with the related Mortgage Loan Purchase Agreement, then provided that (i) the period of time provided for the related Seller to correct, repurchase or cure has expired and (ii) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the applicable Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5, Section 9.12, Section 9.15 and Section 9.36, as applicable, of this Agreement, while pursuing the repurchase claim. Each Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to such a work-out shall not constitute a defense to any repurchase claim nor shall such modification or work-out change the Purchase Price due from the related Seller for any repurchase claim. The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in Section 9.36 of this Agreement and (ii) the applicable Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligation under Section 2.3 with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the related Mortgage Loan Purchase Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the related Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The related Seller shall have five (5) Business Days from the date of its receipt of a notice described in the first sentence of this clause (b) to notify the Trustee or applicable Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property. The applicable Special Servicer shall be obligated to provide the related Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the related Seller shall be without
(i) recourse of any kind (either expressed or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either expressed or implied) by the Seller to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the related Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer or Special Servicer, as applicable, shall notify the related Seller of the discovery of the Material Document Defect or Material Breach and the related Seller shall be required to follow the procedures set forth in the related Mortgage Loan Purchase Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the related Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the related Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the related Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the related Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 hereof, the related Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the related Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-out Fee that accrues after the related Seller receives notice of a breach or defect until a final determination has been made, as set forth in the prior paragraph, as to whether the related Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the related Seller is or was obligated to repurchase, to collect a Liquidation Fee (other than with respect to a repurchase of a Mortgage Loan due to the breach of the representation set forth in paragraphs 47 or 48 of Exhibit 2 to the Mortgage Loan Purchase Agreement with The Union Central Life Insurance Company or the repurchase of a Mortgage Loan due to the breach of the representation set forth in paragraph 46 of Exhibit 2 to the Mortgage Loan Purchase Agreement with NCB,
FSB), if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO Property, including all related expenses up to the date the remainder of such Purchase Price is actually paid, with such Liquidation Fee payable by the related Seller or (ii) with respect to a determination that the related Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) collect any accrued and unpaid Work-out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amounts to be paid from amounts in the Certificate Account.

            (c) In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 2.3, the Trustee, the applicable Master Servicer and the applicable Special Servicer shall each tender to the related Seller, upon delivery to each of them of a receipt executed by such Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it (including, without limitation, all documents delivered to the Trustee and such Master Servicer pursuant to the related Mortgage Loan Purchase Agreement), and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the related Seller or its designee in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the applicable Master Servicer of a Request for Release. The applicable Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.3, and the Trustee shall execute and deliver any powers of attorney necessary to permit the applicable Master Servicer to do so. The applicable Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, reconvey to the related Seller any deposits then held in the applicable Escrow Account relating to the Mortgage Loan being repurchased or substituted for. Each Master Servicer shall indemnify the Trustee for all costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with any negligent or intentional misuse of any such powers of attorney by such Master Servicer.

            (d) The Mortgage Loan Purchase Agreements provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Material Document Defect or Material Breach. The parties hereunder understand that (i) MSDWMC, as Seller under Mortgage Loan Purchase Agreement I, will be providing the remedies with respect to the MSDWMC Loans, (ii) UCL, as Seller under Mortgage Loan Purchase Agreement II, will be providing the remedies with respect to the UCL Loans, (iii) Prudential, as Seller under Mortgage Loan Purchase Agreement III, will be providing remedies with respect to the Prudential Loans, (iv) Principal, as Seller under Mortgage Loan Purchase Agreement IV, will be providing the remedies with respect to the Principal Loans, (v) NCCB, as Seller under Mortgage Loan Purchase Agreement V, will be providing remedies with respect to the NCCB Loans, (vi) NCBFSB, as Seller under Mortgage Loan Purchase Agreement IV, will be providing remedies with respect to the NCBFSB Loans, (vii) TIAA, as Seller under Mortgage Loan Purchase Agreement VI, will be providing the remedies with respect to the TIAA Loans and (viii) Nationwide, as Seller under Mortgage Loan Purchase Agreement VII, will be providing the remedies with respect to the Nationwide Loans.

            Section 2.4 Representations and Warranties. The Depositor hereby represents and warrants to the Master Servicers, the Special Servicers, the Trustee (in its capacity as Trustee of the Trust), the Fiscal Agent and the Paying Agent as of the Closing Date that:

            (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

            (b) The execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties; (ii) the certificate of incorporation or bylaws of the Depositor; or
(iii) the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound; neither the Depositor nor any of its Affiliates is a party to, bound by, or in breach of or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or to the best knowledge of the Depositor may in the future materially and adversely affect (i) the ability of the Depositor to perform its obligations under this Agreement or (ii) the business, operations, financial condition, properties or assets of the Depositor;

            (c) The execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

            (d) This Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms;

            (e) There are no actions, suits or proceedings pending or, to the best of the Depositor's knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will, if determined adversely to the Depositor, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

            (f) Immediately prior to the consummation of the transactions contemplated in this Agreement, the Depositor had good title to and was the sole owner of each Mortgage Loan free and clear of any and all adverse claims, charges or security interests (including liens arising under the federal tax laws or the Employee Retirement Income Security Act of 1974, as amended).
Section 2.5 Conveyance of Interests. Effective as of the Closing Date, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, in trust, all the right, title and interest of the Depositor in and to (i) the REMIC I Regular Interests in exchange for the REMIC II Interests and (ii) the REMIC II Regular Interests in exchange for the REMIC III Certificates and the assets of the Class EI Grantor Trust in exchange for the Class EI Certificates.

                                  ARTICLE III

                                THE CERTIFICATES

            Section 3.1 The Certificates. (a) The Certificates shall be in substantially the forms set forth in Exhibits A-1 through A-24 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trustee or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

            The Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

            (b) The Class A Certificates will be issuable in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will be issuable in denominations of $100,000 initial Certificate Balance or initial Notional Amount (as applicable) or in any whole dollar denomination in excess thereof. The Class R-I, Class R-II and Class R-III Certificates will be issued in minimum Percentage Interests of 10% and integral multiples of 10% in excess thereof.

            (c) Each Certificate shall, on original issue, be executed by the Certificate Registrar and authenticated by the Authenticating Agent upon the order of the Depositor. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Authenticating Agent by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates to the Authenticating Agent for authentication and the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise. In the event that additional Certificates need to be prepared at any time subsequent to the Closing Date, the Depositor shall prepare, or cause to be prepared, deliver, or cause to be delivered, at the Depositor's expense, any such additional Certificates. With respect to the Class A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates that are issued in book-entry form, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Book-Entry Certificates that are issued to a Clearing Agency or its nominee as provided in Section 3.7 against payment of the purchase price thereof. With respect to the Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI and Class X-Y Certificates that are issued in definitive form, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Definitive Certificates that are issued to the registered holder thereof against payment of the purchase price thereof. Section
3.2 Registration. The Paying Agent shall be the initial Certificate Registrar in respect of the Certificates and the Certificate Registrar shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Certificate Registrar may resign or be discharged or removed by the Paying Agent or the Certificateholders, and a new successor may be appointed, in accordance with the procedures and requirements set forth in Sections 7.6 and 7.7 hereof with respect to the resignation, discharge or removal of the Paying Agent and the appointment of a successor Paying Agent. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Trustee, any trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided that the
Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

            Section 3.3 Transfer and Exchange of Certificates. (a) A Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the Corporate Trust Office, duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or such Holder's duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, and subject to the restrictions set forth in the other subsections of this Section 3.3, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration or transfer of Certificates. The Certificate Registrar may decline to accept any request for a registration of transfer of any Certificate during the period beginning five calendar days prior to any Distribution Date.

            (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the offices of the Certificate Registrar duly endorsed or accompanied by a written instrument of exchange duly executed by such Holder or such Holder's duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (c) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Non-Registered Certificate held as a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with a transfer of such Non-Registered Certificate by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 hereto and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit D-2A hereto or as Exhibit D-2B hereto; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer shall be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based (such Opinion of Counsel shall not be an expense of the Trust or of the Depositor, any Master Servicer, any Special Servicer, the Paying Agent, the Trustee or the Certificate Registrar in their respective capacities as such). If a transfer of any interest in a Non-Registered Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in such Non-Registered Certificate by the Depositor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit D-3A hereto or as Exhibit D-3B hereto, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. None of the Depositor, the Fiscal Agent, the Paying Agent, the Trustee, the Master Servicers, the Special Servicers or the Certificate
Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Certificate. Any Certificateholder or Certificate Owner desiring to effect a transfer of Non-Registered Certificates or interests therein shall, and does hereby agree to, indemnify the Depositor, each Underwriter, the Trustee, the Fiscal Agent, each Master Servicer, each Special Servicer, the Paying Agent and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

            (d) No transfer of a Non-Investment Grade Certificate or Residual Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or
Section 4975 of the Code or any applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), (B) in book-entry form to an Institutional Accredited Investor who is not also a Qualified Institutional Buyer or (C) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless: (i) in the case of a Non-Investment Grade Certificate that constitutes a Book-Entry Certificate and is being sold to a Qualified Institutional Buyer, the purchase and holding of such Certificate or interest therein qualifies for the exemptive relief available under Sections I and III of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60; or (ii) in the case of a Non-Investment Grade Certificate held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or subject the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicers, the Special Servicers or the Certificate Registrar to any obligation in addition to those undertaken in this Agreement. Each Person who acquires any Non-Investment Grade Certificate or Residual Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or, in the case of a Non-Investment Grade Certificate, unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Non-Investment Grade Certificate that constitutes a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan; or (ii) in the case of a Non-Investment Grade Certificate, that the purchase and holding of such Certificate or interest therein by such person qualifies for the exemptive relief available under Sections I and III of PTCE 95-60 or another exemption from the "prohibited transactions" rules under ERISA by the U.S. Department of Labor. No transfer of a Residual Certificate will be made to any Person that does not make the representation in clause (i) of the preceding sentence.

            (e) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (F) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (G) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of such person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and a United States Tax Person and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed  Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit and agreement substantially in the form attached hereto as Exhibit E-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, that it is a United States Tax Person, that it has historically paid its debts as they have come due and will continue to do so in the future, that it understands that its tax liability with respect to the Residual Certificates may exceed cash flows thereon and it intends to pay such taxes as they come due, that it will provide the Certificate Registrar with all information necessary to determine that the applicable paragraphs of Section 13 of such Transfer Affidavit and Agreement are true or that Section 13 is not applicable, that it will not cause income with respect to the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other United States Tax Person and that it has reviewed the provisions of this Section 3.3(e) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring an Ownership  Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit E-2 among other things stating that (x) it has conducted a reasonable investigation of the financial condition of the proposed Transferee and, as a result of the investigation, the Transferor determines that the proposed Transferee had historically paid its debts as they came due and found no significant evidence that the proposed Transferee will not continue to pay its debts as they come due in the future and, (y) it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person.

                  (E) Each Person holding or acquiring an Ownership  Interest in a Residual Certificate that is a "pass-through interest holder" within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) or is holding an Ownership Interest in a Residual Certificate on behalf of a "pass-through interest holder", by purchasing an Ownership Interest in such Certificate, agrees to give the Certificate Registrar written notice of its status as such immediately upon holding or acquiring such Ownership Interest in a Residual Certificate.

                  (F) If any  purported  Transferee  shall  become a Holder of a
            Residual Certificate in violation of the provisions of this Section 3.3(e) or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Person, then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 3.3(e) shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Fiscal Agent, the Master Servicers, the Special Servicers, the Certificate Registrar or the Paying Agent shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this
            Section 3.3(e) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (G) If any  purported  Transferee  shall  become a Holder of a
            Residual  Certificate  in  violation  of the  restrictions  in  this
            Section 3.3(e), or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Person, and to the extent that the retroactive restoration of the rights and obligations of the prior Holder of such Residual Certificate as described in clause (F) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, but not the obligation, to sell or cause to be sold such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such noncomplying Holder shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such purchaser may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. The proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Certificate Registrar to such noncomplying Holder. The terms and conditions of any sale under this clause (G) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

The Trustee, shall make available, upon written request from the Paying Agent, to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate. The Person holding the Ownership Interest in a Residual Certificate shall be responsible for the reasonable compensation of the Trustee for providing such information. Each Master Servicer shall take all reasonable action to cooperate with the Trustee in making such information available.

            The provisions of this Section 3.3(e) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee, the Paying Agent, the Certificate Registrar, each Master Servicer, the Operating Adviser and the Depositor the following:

                  (A) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then current rating of any Class of Certificates; and

                  (B) an Opinion of Counsel, in form and substance  satisfactory to the Trustee, the Certificate Registrar and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any of REMIC I, REMIC II or REMIC III to
            (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

            (f) None of the Master Servicers, the Special Servicers, the Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar shall have any liability to the Trust arising from a transfer of any Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this
Section 3.3; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e); provided, further, that the Certificate Registrar shall not register the transfer of a Noneconomic Residual Interest if it shall have received notice that the Transferor has determined, as a result of the investigation under Section 3.3(e)(D), that the proposed Transferee has not paid its debts as they came due or that it will not pay its debts as they come due in the future. The Certificate Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer or exchange of Certificates or any interest therein imposed under this Article III or under applicable law other than to require delivery of the certifications and/or opinions described in this Article III; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e). The Certificate Registrar shall have no liability for transfers (including without limitation transfers made through the book-entry facilities of the Depository or between or among Participants or Certificate Owners) made in violation of applicable restrictions, provided that the Certificate Registrar has satisfied its duties expressly set forth in Sections 3.3(c), 3.3(d) and 3.3(e).

            (g) All Certificates surrendered for transfer and exchange shall be physically cancelled by the Certificate Registrar, and the Certificate Registrar shall hold such cancelled Certificates in accordance with its standard procedures.

            (h) The Certificate Registrar shall provide the Master Servicers, the Special Servicers and the Depositor, upon written request, with an updated copy of the Certificate Register within a reasonable period of time following receipt of such request.

            (i) Unless and until it is exchanged in whole for the individual Certificates represented thereby, a Global Certificate representing all of the Certificates of a Class may not be transferred, except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Clearing Agency or a nominee of such successor Clearing Agency, and no such transfer to any such other Person may be registered; provided that this subsection (i) shall not prohibit any transfer of a Certificate of a Class that is issued in exchange for a Global Certificate of the same Class pursuant to Section 3.9 below. Nothing in this subsection (i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Certificate effected in accordance with the other provisions of this
Section 3.3.

            Section 3.4 Mutilated,  Destroyed,  Lost or Stolen Certificates.  If
(A) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (B) except in the case of a mutilated Certificate so surrendered, there is delivered to the Certificate
Registrar such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust. In connection with the issuance of any new Certificate under this Section 3.4, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 3.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 3.5 Persons Deemed Owners. Prior to presentation of a Certificate for registration of transfer, the Master Servicers, the Special
Servicers, the Fiscal Agent, the Trustee, the Operating Adviser, the Paying Agent and any agents of the Master Servicers, the Special Servicers, the Fiscal Agent, the Paying Agent, the Trustee or the Operating Adviser may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither of the Master Servicers, the Special Servicers, the Fiscal Agent, the Trustee, the Paying Agent, the Operating Adviser nor any agent of the Master Servicers, the Special Servicers, the Fiscal Agent, the Trustee, the Paying Agent or the Operating Adviser shall be affected by any notice to the contrary.

            Section 3.6 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders, a Certificateholder holding all the Certificates of any Class of Certificates, any Master Servicer, any Special Servicer, the Paying Agent, the Trustee, the Operating Adviser or the Depositor
(A) request in writing from the Certificate Registrar a list of the names and addresses of Certificateholders and (B) in the case of a request by Certificateholders, state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, then the Certificate Registrar shall, within ten Business Days after the receipt of such request, afford such Certificateholders, the Master Servicers, the Special Servicers, the Depositor, the Paying Agent, the Trustee or the Operating Adviser, as applicable, access during normal business hours to a current list of the Certificateholders. The expense of providing any such information requested by such Person shall be borne by the party requesting such information and shall not be borne by the Certificate Registrar or the Trustee. Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate Registrar and the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 3.7 Book-Entry Certificates. (a) The Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates, upon original issuance, each shall be issued in the form of one or more Certificates representing the Book-Entry Certificates, to be delivered to the Certificate Registrar, as custodian for The Depository Trust Company (the "Depository"), the initial Clearing Agency, by, or on behalf of, the Depositor, provided that any Non-Investment Grade Certificates sold to Institutional Accredited Investors who are not Qualified Institutional Buyers will be issued as Definitive Certificates. The Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the Depository, as the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section 3.9. Unless and until Definitive Certificates have been issued to the Certificate Owners pursuant to
Section 3.9:

            (i) the provisions of this Section 3.7 shall be in full force and effect with respect to each such Class;

            (ii) the Depositor, the Master Servicers, the Paying Agent, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

            (iii) to the extent that the provisions of this Section 3.7 conflict with any other provisions of this Agreement, the provisions of this
      Section 3.7 shall control with respect to each such Class; and

            (iv) the rights of the Certificate Owners of each such Class shall be exercised only through the Clearing Agency and the applicable Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Participants. Pursuant to the Depository Agreement, unless and until Certificates are issued pursuant to Section 3.9, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Certificates to such Participants.

            (b) For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the Certificates evidencing a specified percentage of the aggregate unpaid principal amount of Certificates, such direction or consent may be given by the Clearing Agency at the direction of Certificate Owners owning Certificates evidencing the requisite percentage of principal amount of Certificates. The Clearing Agency may take conflicting actions with respect to the Certificates to the extent that such actions are taken on behalf of the Certificate Owners.

            (c) The Certificates of each Class (other than the Residual Certificates) initially sold in reliance on Rule 144A or with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates sold to Institutional Accredited Investors shall be represented by the Rule 144A-IAI Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates initially sold to Institutional Accredited Investors shall represented by IAI Definitive Certificates for such Class. The Certificates evidenced by any Rule 144A-IAI Global Certificate or IAI Definitive Certificate shall be subject to certain restrictions on transfer as set forth in Section 3.3 hereof and shall bear legend(s) regarding such restrictions described herein.

            (d) The Certificates of each Class (other than the Residual Certificates) initially sold in offshore transactions in reliance on Regulation S shall be represented by the Regulation S Temporary Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. Not earlier than the Release Date, beneficial interests in any Regulation S Temporary Global Certificate shall be exchangeable for beneficial interests in the Regulation S Permanent Global Certificate for such Class. Beneficial interests in any Regulation S Temporary Global Certificate may be held only through Euroclear or Clearstream; provided, however, that such interests may be exchanged for interests in the Rule 144A-IAI Global Certificate for such Class in accordance with the certification requirements described in
Section 3.7(f). The Regulation S Permanent Global Certificates shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

            On or prior to the Release Date and on or prior to any Distribution Date occurring prior to the Release Date, each Certificate Owner of a Regulation S Temporary Global Certificate that holds a beneficial interest therein on the Release Date or on any such Distribution Date, as the case may be, must deliver to Euroclear or Clearstream (as applicable) a Regulation S Certificate; provided, however, that any Certificate Owner that holds a beneficial interest in a Regulation S Temporary Global Certificate on the Release Date or on any such Distribution Date that has previously delivered a Regulation S Certificate to Euroclear or Clearstream with respect to its interest therein does not need to deliver any subsequent Regulation S Certificate (unless the certificate previously delivered is no longer true as of such subsequent date, and such Certificate Owner must promptly notify Euroclear or Clearstream, as applicable, thereof). Euroclear or Clearstream, as applicable, shall be required to promptly deliver to the Certificate Registrar a certificate substantially in the form of
Exhibit I hereto to the effect that it has received the requisite Regulation S Certificates for each such Class, and no Certificate Owner (or transferee from any such Certificate Owner) shall be entitled to receive an interest in the Regulation S Permanent Global Certificate for such Class or any payment or principal or interest with respect to its interest in such Regulation S Temporary Global Certificate prior to the Certificate Registrar receiving such certification from Euroclear or Clearstream with respect to the portion of the Regulation S Temporary Global Certificate owned by such Certificate Owner (and, with respect to an interest in the applicable Regulation S Permanent Global Certificate, prior to the Release Date). After the Release Date, distributions due with respect to any beneficial interest in a Regulation S Temporary Global Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the related Regulation S Permanent Global Certificate is improperly withheld or refused. No interest in a Regulation S Global Certificate may be held by or transferred to a U.S. Person (as defined in Regulation S) except for exchanges for a beneficial interest in the Rule 144A-IAI Global Certificate for such Class as described in Section 3.7(f).

            (e) Except in the limited circumstances described below in Section 3.9, owners of beneficial interests in Global Certificates shall not be entitled to receive physical delivery of Definitive Certificates. The Certificates are not issuable in bearer form. Upon the issuance of each Global Certificate, the Depository or its custodian shall credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of Persons who have accounts with such Depository. Such accounts initially shall be designated by or on behalf of the Underwriters and Placement Agent. Ownership of beneficial interests in a Global Certificate shall be limited to Customers or Persons who hold interests directly or indirectly through Customers. Ownership of beneficial interests in the Global Certificates shall be shown on, and the transfer of that ownership shall be effected only through, records maintained by the Depository or its nominee (with respect to interests of Customers) and the records of Customers (with respect to interests of Persons other than Customers).

            So long as the Depository, or its nominee, is the registered holder of a Global Certificate, the Depository or such nominee, as the case may be, shall be considered the sole owner and holder of the Certificates represented by such Global Certificate for all purposes under this Agreement and the Certificates, including, without limitation, obtaining consents and waivers thereunder, and the Trustee, the Paying Agent and the Certificate Registrar shall not be affected by any notice to the contrary. Except under the circumstance described in Section 3.9, owners of beneficial interests in a Global Certificate will not be entitled to have any portions of such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Definitive Certificates in certificated form and shall not be considered the owners or holders of the Global Certificate (or any Certificates represented thereby) under this Agreement or the Certificates. In addition, no Certificate Owner of an interest in a Global Certificate shall be able to transfer that interest except in accordance with the Depository's applicable procedures (in addition to those under this Agreement and, if applicable, those of Euroclear and Clearstream).

            (f) Any holder of an interest in a Regulation S Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, Euroclear or Clearstream, as applicable, and the Depository, in the form of an Exchange Certification (substantially in the form of Exhibit H attached hereto), to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Rule 144A-IAI Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Rule 144A-IAI Global Certificate as described herein; provided, however, that no Exchange Certification shall be required if any such exchange occurs after the Release Date. Any holder of an interest in the Rule 144A-IAI Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, the Depository and Euroclear or Clearstream, as applicable, in the form of an Exchange Certification, to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Regulation S Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Regulation S Global Certificate as described herein; provided, however, that if such exchange occurs prior to the Release Date, the transferee shall acquire an interest in a Regulation S Temporary Global Certificate only and shall be subject to all of the restrictions associated therewith described in Section 3.7(d). Following receipt of any Exchange Certification or request for transfer, as applicable, by the Certificate
Registrar: (i) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates being exchanged to reduce the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates for which such exchange is to be made, and (ii) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates for which such exchange is to be made to increase the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates being exchanged therefor. The form of the Exchange Certification shall be available from the Certificate Registrar.

            Section 3.8 Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 3.9, the Paying Agent shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.

            Section 3.9 Definitive Certificates. (a) Definitive Certificates will be issued to the owners of beneficial interests in a Global Certificate or their nominees if (i) the Clearing Agency notifies the Depositor and the Certificate Registrar in writing that the Clearing Agency is unwilling or unable to continue as depositary for such Global Certificate and a qualifying successor depositary is not appointed by the Depositor within 90 days thereof, (ii) the Trustee has instituted or caused to be instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under this Agreement and under such Global Certificate and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or advisable for the Trustee or its custodian to obtain possession of such Global Certificate, or (iii) after the occurrence of an Event of Default, Certificate Owners representing a majority in aggregate outstanding Certificate Balance of such Global Certificate advise the Clearing Agency through the Participants in writing (and the Clearing Agency so advises the Depositor, the Certificate Registrar and the Master Servicers in writing) that the continuation in global form of the Certificates being evidenced by such Global Certificate is no longer in their best interests; provided that under no circumstances will Definitive Certificates be issued to Certificate Owners of the Regulation S Temporary Global Certificate. Upon notice of the occurrence of any of the events described in the preceding sentence, the Certificate Registrar shall notify the Clearing Agency and request the Clearing Agency to notify all Certificate Owners, through the applicable Participants, of the occurrence of the event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the
Global Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate
Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates. None of the Depositor, the Trustee, the Paying Agent, the Certificate Registrar or the Fiscal Agent shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable with respect to such Definitive Certificates, and the Certificate Registrar and the Trustee and the Paying Agent shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

            (b) Distributions of principal and interest on the Definitive Certificates shall be made by the Paying Agent directly to holders of Definitive Certificates in accordance with the procedures set forth in this Agreement.

                                   ARTICLE IV

                                    ADVANCES

            P&I Advances and Servicing Advances shall be made as provided herein by the General Master Servicer (with respect to the Mortgage Loans other than NCB Mortgage Loans) and the NCB Master Servicer (with respect to the NCB Mortgage Loans) and, if the applicable Master Servicer does not make such Advances, by the Trustee and if the Trustee does not make such Advances, by the Fiscal Agent except to the extent that the applicable Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines in accordance with
Section 4.4 below, that any such Advance would be a Nonrecoverable Advance. In addition, the applicable Special Servicer may, but is not required to, make Servicing Advances on an emergency basis.

            Section 4.1 P&I Advances by the Applicable Master Servicers. (a) On or prior to the Advance Report Date, the applicable Master Servicer shall notify the Trustee and the Paying Agent if the P&I Advance Amount for such Distribution Date is greater than zero, and such Master Servicer shall only make a P&I Advance in respect of each Mortgage Loan of such amount on the Master Servicer Remittance Date. Notwithstanding the foregoing and subject to the provisions of
Section 4.4 regarding the making of Nonrecoverable Advances, for the Post Determination Date Mortgage Loans, the General Master Servicer hereby agrees that, if the applicable Scheduled Payment has not been received on or before the Master Servicer Remittance Date, but is scheduled to be received in the same month as the Master Servicer Remittance Date, the General Master Servicer shall make the applicable P&I Advance in respect of such Scheduled Payment; provided, however, the General Master Servicer's right to earn interest on such P&I Advance is limited as provided in Section 4.5 hereof. It is understood that the obligation of each Master Servicer to make such P&I Advances is mandatory and shall apply through any court appointed stay period or similar payment delay resulting from any insolvency of the Mortgagor or related bankruptcy, notwithstanding any other provision of this Agreement. Notwithstanding the foregoing, the applicable Master Servicer shall not be required to make such P&I Advance, if such Master Servicer determines, in accordance with Section 4.4 below, that any such P&I Advance would be a Nonrecoverable Advance. Such determination shall be conclusive and binding on the Trustee, the Fiscal Agent and the Certificateholders. The Master Servicers, the Trustee and the Fiscal Agent shall not advance default interest, Balloon Payments or Prepayment Premiums; provided, however, that the applicable Master Servicer shall advance Assumed Scheduled Payments, as set forth below. Each Special Servicer shall not make P&I Advances under this Agreement. If a Master Servicer fails to make a P&I Advance, it shall promptly notify the Trustee and the Paying Agent of such failure.

            (b) If a Master Servicer determines that there is a P&I Advance Amount with respect to its applicable Mortgage Loans for a Distribution Date, such Master Servicer shall on the Master Servicer Remittance Date either (A) deposit in the applicable Certificate Account an amount equal to the P&I Advance Amount or (B) utilize funds in such Certificate Account being held for future distributions or withdrawals to make such Advance. Any funds being held in a Certificate Account for future distribution or withdrawal and so used shall be replaced by the applicable Master Servicer from its own funds by deposit in such Certificate Account on or before any future Master Servicer Remittance Date to the extent that funds in such Certificate Account on such Master Servicer Remittance Date shall be less than payments to the Paying Agent or other Persons required to be made on such date.

            Section 4.2 Servicing Advances. The applicable Master Servicer and, if such Master Servicer does not, the Trustee to the extent the Trustee receives written notice from the Paying Agent that such Advance has not been made by such Master Servicer, and if the Trustee does not, the Fiscal Agent (if the Fiscal Agent has knowledge that such Advance is required to be made) shall make
Servicing Advances to the extent provided in this Agreement, except to the extent that such Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance. If such Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines that such advance would constitute a Nonrecoverable Advance, then such party shall deliver notice of such determination to the applicable Special Servicer. Upon receipt of such notice, the applicable Special Servicer shall determine (with the reasonable assistance of such Master Servicer, Trustee or Fiscal Agent) whether the payment of such amount is (i) necessary to preserve the related Mortgaged Property and
(ii) would be in the best interest of the Certificateholders. If such Special Servicer shall determine that the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders, then such Special Servicer shall direct such Master Servicer, Trustee or Fiscal Agent, as applicable, in writing to make such payment and such party shall make such payment from amounts in the Certificate Account. Such determination shall be conclusive and binding on the Trustee, the Certificateholders and, with respect to the San Tomas Mortgage Loan, the holder of the San Tomas B Note. The applicable Special Servicer shall not be required to make Servicing Advances under this Agreement. The applicable Special Servicer shall notify the applicable Master Servicer that a Servicing Advance is required in connection with a Specially Serviced Mortgage Loan or REO Property, and such Master Servicer shall make such Servicing Advance within five Business Days of receipt of such notice. The applicable Master Servicer may rely upon the applicable Special Servicer's request as confirming such requested Advance would not be a Nonrecoverable Advance. Promptly after discovering that the applicable Master Servicer has failed to make a Servicing Advance that such Master Servicer is required to make hereunder, the Paying Agent shall promptly notify the Trustee in writing of the failure by such Master Servicer to make such Servicing Advance.

            Section 4.3 Advances by the Trustee and the Fiscal Agent. (a) To the extent that a Master Servicer fails to make a P&I Advance by the Master Servicer Remittance Date (other than a P&I Advance that such Master Servicer determines is a Nonrecoverable Advance), the Trustee shall make such P&I Advance to the extent the Trustee receives written notice from the Paying Agent not later than 10:00 a.m. (New York City time) on the Distribution Date that such Advance has not been made by the applicable Master Servicer on the Master Servicer Remittance Date unless the Trustee determines that such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent that the Trustee fails to make a P&I Advance required to be made by the Trustee hereunder on the Distribution Date (other than a P&I Advance that the applicable Master Servicer or the Trustee determines is a Nonrecoverable Advance), the Fiscal Agent will advance such P&I Advance unless the Fiscal Agent determines that any such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent the Fiscal Agent is required hereunder to make P&I Advances on the Mortgage Loans, it shall deposit the amount thereof in the Distribution Account by 1:00 p.m. (New York time) on each such Distribution Date. The Paying Agent shall notify the Trustee in writing as soon as practicable, but not later than 10:00 a.m. (New York City time) on the Distribution Date if the applicable Master Servicer has failed to make a P&I Advance.

            (b) To the extent that a Master Servicer fails to make a Servicing Advance by the date such Servicing Advance is required to be made (other than a Servicing Advance that such Master Servicer determines is a Nonrecoverable Advance), and a Responsible Officer of the Trustee receives notice thereof, the Trustee shall make such Servicing Advance promptly, but in any event, not later than five Business Days after notice thereof in accordance with Section 4.2, unless the Trustee determines that such Servicing Advance, if made, would be a Nonrecoverable Advance. If the Trustee determines that such advance would constitute a Nonrecoverable Advance, then the Trustee shall deliver notice of such determination to the applicable Special Servicer. Upon receipt of such notice, the applicable Special Servicer shall determine (with the reasonable assistance of the Trustee) whether the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders and, with respect to the San Tomas Mortgage Loan, the holder of the San Tomas B Note. If such Special Servicer shall determine that the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders and, with respect to the San Tomas Mortgage Loan, the holder of the San Tomas B Note, then such Special Servicer shall direct the Trustee in writing to make such payment and the Trustee shall make such payment from amounts in the Certificate Account.

            (c) To the extent that the Trustee fails to make a Servicing Advance required to be made by the Trustee hereunder by the later of (i) the date such Servicing Advance is required to be made and (ii) five Business Days after the date the Trustee has received notice pursuant to subsection (b) above, that such Servicing Advance has not been made by the applicable Master Servicer (other than a Servicing Advance that such Master Servicer or the Trustee has determined to be a Nonrecoverable Advance), the Fiscal Agent shall advance such Servicing Advance, unless the Fiscal Agent determines that such Servicing Advance, if made, would be a Nonrecoverable Advance. If the Fiscal Agent determines that such advance would constitute a Nonrecoverable Advance, then the Fiscal Agent shall deliver notice of such determination to the applicable Special Servicer. Upon receipt of such notice, the applicable Special Servicer shall determine (with the reasonable assistance of the Fiscal Agent) whether the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders and, with respect to the San Tomas Mortgage Loan, the holder of the San Tomas B Note. If such Special Servicer shall determine that the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders and, with respect to the San Tomas Mortgage Loan, the holder of the San Tomas B Note, then such Special Servicer shall direct the Fiscal Agent in writing to make such payment and the Fiscal Agent shall make such payment from amounts in the Certificate Account.

            The initial Trustee's failure to make any Advance required to be made by it hereunder shall not constitute a default by the initial Trustee hereunder if the initial Fiscal Agent makes such Advance at or before the time when the Trustee was required to make such Advance.

            (d) Pursuant to the 2002-IQ2 Pooling and Servicing Agreement, the 2002-IQ2 Master Servicer is obligated to make Advances with respect to the One Seaport Plaza Pari Passu Loan. Notwithstanding anything herein to the contrary, neither of the Master Servicers, the Trustee nor the Fiscal Agent shall be required to make any Advance with respect to the One Seaport Plaza Pari Passu Loan unless and until such Person has knowledge (or would have had knowledge if it had acted in accordance with the Servicing Standard) of any failure of the 2002-IQ2 Master Servicer, the 2002-IQ2 Trustee or the 2002-IQ2 Fiscal Agent to make an advance required under the 2002-IQ2 Pooling and Servicing Agreement. Neither of the Master Servicers, the Trustee nor the Fiscal Agent shall have any obligation to make any such Advance unless it is provided evidence that such Advance is not a Nonrecoverable Advance and such other reports as may be agreed by the General Master Servicer and the 2002-IQ2 Master Servicer. To the extent the General Master Servicer fails to make any Advance required under this
Section 4.3(d), the Trustee, pursuant to Section 4.3(b), or the Fiscal Agent, pursuant to Section 4.3(c), as applicable, shall make such Advance.

            Section 4.4 Evidence of Nonrecoverability. (a) If a Master Servicer determines at any time, in its sole discretion, exercised in accordance with the Servicing Standard, that any Advance previously made or proposed Advance, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Paying Agent, the applicable Special Servicer, the Operating Adviser and the Rating Agencies by the Business Day prior to the Distribution Date. Such Officer's Certificate shall set forth the reasons for such determination of nonrecoverability, together with, to the extent such information, report or document is in the applicable Master Servicer's possession, any related financial information such as related income and expense statements, rent rolls (or in the case of a residential cooperative property, the most recent maintenance schedules), occupancy status, property inspections and any Appraisals performed within the last 12 months on the Mortgaged Property, and, if such reports are used by the applicable Master Servicer to determine that any P&I Advance or Servicing Advance, as applicable, would be a Nonrecoverable
Advance, any engineers' reports, environmental surveys, internal final valuations or other information relevant thereto which support such determination. If the Trustee or the Fiscal Agent, as applicable, determines at any time that any portion of an Advance previously made or a portion of a proposed Advance that the Trustee or the Fiscal Agent, as applicable, is required to make pursuant to this Agreement, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate of a Responsible Officer of the Trustee or the Fiscal Agent, as applicable, delivered to the Depositor, the applicable Master Servicer, the applicable Special Servicer, the Paying Agent and the Operating Adviser similar to the Officer's Certificate of a Master Servicer described in the prior sentence. The Trustee and the Fiscal Agent shall not be required to make an Advance that the applicable Master Servicer has previously determined to be a Nonrecoverable Advance. Notwithstanding any other provision of this Agreement, none of the Master Servicers, the Trustee, or the Fiscal Agent shall be obligated to, nor shall it, make any Advance or make any payment that is designated in this Agreement to be an Advance, if it determines in its good faith judgment and, with respect to the applicable Master Servicer, in accordance with the Servicing Standard, that such Advance or such payment (including interest accrued thereon at the Advance Rate) would be a Nonrecoverable Advance. The applicable Master Servicer's determination in accordance with the above provisions shall be conclusive and binding on the Trustee, the Fiscal Agent, the Paying Agent and the Certificateholders.

            (b) The 2002-IQ2 Master Servicer shall be entitled to reimbursement for One Seaport Plaza Pari Passu Loan Nonrecoverable Advances (with, in each case, any accrued and unpaid interest thereon provided for under the 2002-IQ2 Pooling and Servicing Agreement) in the manner set forth in Section 5.2(a)(ii).

            Section 4.5 Interest on Advances; Calculation of Outstanding Advances with Respect to a Mortgage Loan. Any unreimbursed Advance funded from each Master Servicer's, each Special Servicer's, the Trustee's or the Fiscal Agent's own funds shall accrue interest on a daily basis, at a per annum rate equal to the Advance Rate, from and including the date such Advance was made to but not including the date on which such Advance has been reimbursed; provided, however, that neither of the Master Servicers nor any other party shall be entitled to interest accrued on the amount of any P&I Advance in the event that such P&I Advance is reimbursed from collections received from the related
Mortgage Loan before the expiration of such Mortgage Loan's grace period. Notwithstanding the foregoing, as to each P&I Advance made on the Post Determination Date Mortgage Loans with respect to which the related Scheduled Payment that was not received by the end of the Post Determination Date Mortgage Loans' applicable grace period by the applicable Master Servicer, interest on such P&I Advance shall accrue from and including the applicable Master Servicer Remittance Date for the benefit of such Master Servicer; provided, however, if such Scheduled Payment is received by such Master Servicer by the end of the applicable grace period, such Master Servicer shall not collect any interest on such P&I Advance. For purposes of determining whether a P&I Advance is outstanding, amounts collected with respect to a particular Mortgage Loan or a particular REO Property and treated as collections of principal or interest shall be applied first to reimburse the earliest P&I Advance and then each succeeding P&I Advance to the extent not inconsistent with Section 4.6. The applicable Master Servicer shall use efforts consistent with the Servicing
Standard to collect (but shall have no further obligation to collect), with respect to the Mortgage Loans that are not Specially Serviced Mortgage Loans, Late Fees and default interest from the Mortgagor in an amount sufficient to pay Advance Interest incurred and unpaid with respect to such Mortgage Loan arising on or after the Cut-off Date. The applicable Master Servicer shall be entitled to retain Late Fees and default interest paid by any Mortgagor during a Collection Period with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan, as to which the applicable Special Servicer shall retain Late Fees and default interest with respect to such Specially Serviced Mortgage Loan, subject to the offsets set forth below) as additional servicing compensation only to the extent such Late Fees and default interest with respect to such Mortgage Loan exceed unreimbursed Advance Interest with respect to such Mortgage Loan arising on or after the Cut-off Date. The applicable Special Servicer, with respect to any Specially Serviced Mortgage Loan, shall (i) pay from any Late Fees and default interest collected from such Specially Serviced Mortgage Loan (a) any outstanding and unpaid Advance Interest payable with respect to such Specially Serviced Mortgage Loan to the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent, as applicable and (b) to the Trust, any losses previously incurred by the Trust with respect to such Specially Serviced Mortgage Loan and (ii) retain any remaining portion of such Late Fees and default interest as additional Special Servicer Compensation.

            Section 4.6 Reimbursement of Advances and Advance Interest. (a) Advances made with respect to each Mortgage Loan, the San Tomas B Note or each Specially Serviced Mortgage Loan or REO Property (including Advances later determined to be Nonrecoverable Advances) and Advance Interest thereon shall be reimbursed to the extent of the amounts identified to be applied therefor in
Section 5.2. The aggregate of the amounts available to repay Advances and Advance Interest thereon pursuant to Section 5.2 collected in any Collection Period with respect to Mortgage Loans, the San Tomas B Note or Specially Serviced Mortgage Loans or REO Property shall be an "Available Advance Reimbursement Amount."

            (b) To the extent that Advances have been made on the Mortgage Loans, the San Tomas B Note, any Specially Serviced Mortgage Loans or any REO Mortgage Loans, the Available Advance Reimbursement Amount with respect to any Determination Date shall be applied to reimburse (i) the Fiscal Agent for any Advances outstanding to the Fiscal Agent with respect to any of such Mortgage Loans, the San Tomas B Note, any of such Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the Fiscal Agent with respect to such Advances and then (ii) the Trustee for any Advances outstanding to the Trustee with respect to any of such Mortgage Loans, the San Tomas B Note, any of such Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the Trustee with respect to such Advances and then
(iii) the applicable Master Servicer and applicable Special Servicer for any Advances outstanding to such Master Servicer or such Special Servicer, as the case may be, with respect to any of such Mortgage Loans, the San Tomas B Note, any of such Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the applicable Master Servicer or applicable Special Servicer with respect to such Advances. To the extent that any Advance Interest payable to the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent with respect to a Specially Serviced Mortgage Loan or REO Mortgage Loan cannot be recovered from the related Mortgagor, the amount of such Advance Interest shall be payable to the Fiscal Agent, the Trustee, the applicable Master Servicer or the applicable Special Servicer, as the case may be, from amounts on deposit in the applicable Certificate Account (or sub-account thereof) (or, if not available from such Certificate Account, the other Certificate Account) or the Distribution Account pursuant to Section 5.2(a) or Section 5.3(b)(ii). The Master Servicers', the Special Servicers', the Fiscal Agent's and the Trustee's right of reimbursement under this Agreement for Advances shall be prior to the rights of the Certificateholders to receive any amounts recovered with respect to such Mortgage Loans or REO Mortgage Loans.

            (c) Advance Interest arising on or after the Cut-off Date and not previously paid with respect to any Mortgage Loan will be paid to the Fiscal Agent, the Trustee, the applicable Special Servicer and/or the applicable Master Servicer (in accordance with the priorities specified in the preceding paragraph) first, from Late Fees and default interest collected with respect to such Mortgage Loan during the Collection Period, and then from Excess Liquidation Proceeds then available prior to payment from any other amounts. Late Fees and default interest will be applied on a "loan-by-loan basis" (under which Late Fees and default interest with respect to a Mortgage Loan will be offset against the Advance Interest incurred and unpaid with respect to such Mortgage Loan arising on or after the Cut-off Date).

            (d) Amounts applied to reimburse Advances shall first be applied to reduce Advance Interest thereon that was not paid from amounts specified in the preceding paragraph (c) and then to reduce the outstanding amount of such Advances.

            (e) To the extent that a Special Servicer incurs out-of-pocket expenses, in accordance with the Servicing Standard, in connection with servicing Specially Serviced Mortgage Loans, the applicable Master Servicer shall reimburse such Special Servicer for such expenditures on the next succeeding Master Servicer Remittance Date provided such Special Servicer has delivered an invoice and a report substantiating such expenses from such Special Servicer requesting such reimbursement on or before the related Determination Date, subject to Section 4.4. All such amounts paid by a Special Servicer and reimbursed by the applicable Master Servicer shall be a Servicing Advance. In the event that the applicable Master Servicer fails to reimburse such Special Servicer hereunder or the applicable Master Servicer determines that such Servicing Advance was or, if made, would be a Nonrecoverable Advance and the applicable Master Servicer does not make such payment, such Special Servicer shall notify the applicable Master Servicer and the Paying Agent in writing of such nonpayment and the amount payable to such Special Servicer and shall be entitled to receive reimbursement from the Trust as an Additional Trust Expense. The applicable Master Servicer, the Paying Agent and the Trustee shall have no obligation to verify the amount payable to such Special Servicer pursuant to this Section 4.6(e) and circumstances surrounding the notice delivered by such Special Servicer pursuant to this Section 4.6(e).

            Section  4.7  Fiscal  Agent   Termination   Event.   "Fiscal   Agent
Termination Event," wherever used herein, means any one of the following events:


            (i) any failure by the Fiscal Agent to remit to the Paying Agent when due any required Advances; or

            (ii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Fiscal Agent and such decree or order shall have remained in force undischarged or unstayed for a period of at least 60 days; or

            (iii) the Fiscal Agent shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or relating to the Fiscal Agent or relating to all or substantially all of its property; or

            (iv) the Fiscal Agent shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

            (v) the long-term unsecured debt of the Fiscal Agent is rated below "A+" by S&P or "Aa3" by Moody's; or

            (vi) with respect to the initial Fiscal Agent, LaSalle Bank National Association resigns or is removed pursuant to Section 7.6 hereof.

            Section 4.8 Procedure Upon Termination Event. (a) On the date specified in a written notice of termination given to the Fiscal Agent pursuant to Section 7.6(c), all authority, power and rights of the Fiscal Agent under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate and a successor Fiscal Agent, if necessary, shall be appointed by the Trustee, with the consent of the Depositor; provided that the successor Fiscal Agent meets the eligibility requirements set forth in Section 7.5. The Fiscal Agent agrees to cooperate with the Trustee in effecting the termination of the Fiscal Agent's responsibilities and rights hereunder as Fiscal Agent.

            (b) Notwithstanding the termination of its activities as Fiscal Agent, the terminated Fiscal Agent shall continue to be entitled to reimbursement to the extent provided in Section 4.6 but only to the extent such reimbursement relates to the period up to and including the date on which the Fiscal Agent's termination is effective. The Fiscal Agent shall be reimbursed for all amounts owed to it hereunder on or prior to the effective date of its termination from amounts on deposit in the Certificate Accounts.

            Section 4.9 Merger or Consolidation of Fiscal Agent. Any Person into which the Fiscal Agent may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Fiscal Agent shall be a party, or any Person succeeding to the business of the Fiscal Agent, shall be the successor of the Fiscal Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that the successor or surviving entity meets the eligibility requirements set forth in Section 7.5.

            Section 4.10 Limitation on Liability of the Fiscal Agent and Others. Neither the Fiscal Agent nor any of the partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons of the Fiscal Agent shall be under any liability to the Certificateholders, the Depositor or the Trustee for any action taken or for refraining from the taking of any action in good faith, and using reasonable business judgment pursuant to this Agreement, or for errors in judgment; provided that this provision shall not protect the Fiscal Agent or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under this Agreement. The Fiscal Agent and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Fiscal Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Fiscal Agent shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligations under this Agreement. If the Fiscal Agent nonetheless appears in, prosecutes or defends such legal action, all legal expenses and costs of such action shall be expenses and costs of the Trust, and the Fiscal Agent shall be entitled to be reimbursed therefor as a Nonrecoverable Advance as provided in Section 5.2(a)(ii)(A)(y). The provisions of this Section
4.10 shall survive the resignation or removal of the Fiscal Agent and the termination of this Agreement.

            Section 4.11 Indemnification of Fiscal Agent. The Fiscal Agent and each of its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement or the Mortgage Loans other than any loss, liability or expense incurred by reason of the Fiscal Agent's willful misfeasance, bad faith or negligence in the performance of its duties hereunder. The Depositor shall indemnify and hold harmless the Fiscal Agent, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Fiscal Agent, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Person may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, Preliminary Prospectus Supplement, Final Prospectus Supplement or Prospectus or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and shall reimburse the Fiscal Agent, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person for any legal and other expenses reasonably incurred by the Fiscal Agent or any such partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The Fiscal Agent shall immediately notify the Depositor, the Sellers, the Paying Agent, the Special Servicers, the Master Servicers and the Trustee if a claim is made by a third party with respect to this Section 4.11 entitling the Fiscal Agent, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person to indemnification hereunder, whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to the Fiscal Agent) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Fiscal Agent, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person may have to indemnification under this Section 4.11, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or removal of the Fiscal Agent.

                                   ARTICLE V

                           ADMINISTRATION OF THE TRUST

            Section 5.1 Collections. (a) On or prior to the Closing Date, each Master Servicer shall open, or cause to be opened, and shall thereafter maintain, or cause to be maintained, a separate account or accounts, which accounts must be Eligible Accounts, in the name of "GMAC Commercial Mortgage Corporation, as General Master Servicer for LaSalle Bank National Association, as Trustee for the Holders of Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3" and "NCB, FSB, as NCB Master Servicer for LaSalle Bank National Association, as Trustee for the Holders of Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3" (collectively, or individually, as the case may be, the "Certificate Account"). The General Master Servicer shall maintain the Certificate Account with respect to all of the Mortgage Loans (other than the NCB Mortgage Loans) and the NCB Master Servicer shall maintain the Certificates Account with respect to the NCB Mortgage Loans. On or prior to the Closing Date, each Master Servicer shall open, or cause to be opened, and shall maintain, or cause to be maintained an additional separate account or accounts in the name of "GMAC Commercial Mortgage Corporation, as General Master Servicer for LaSalle Bank National Association, as Trustee for the Holders of Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3" and "NCB, FSB, as NCB Master Servicer for LaSalle Bank National Association, as Trustee for the Holders of Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3" (collectively, or individually, as the case may be, the "Interest Reserve Account"). The General Master Servicer shall maintain the Interest Reserve Accounts with respect to the non-NCB Mortgage Loans and the NCB Master Servicer shall maintain the Interest Reserve Accounts with respect to the NCB Mortgage Loans.

            (b) On or prior to the date a Master Servicer shall first deposit funds in a Certificate Account or an Interest Reserve Account, as the case may be, such Master Servicer shall give to the Paying Agent and the Trustee prior written notice of the name and address of the depository institution(s) at which such accounts are maintained and the account number of such accounts. The Master Servicers shall take such actions as are necessary to cause any depository institution holding a Certificate Account and an Interest Reserve Account to hold such accounts in the name of the applicable Master Servicer as provided in
Section 5.1(a), subject to the such Master Servicer's (or its Primary Servicer's or its Sub-Servicer's) right to direct payments and investments and its rights of withdrawal under this Agreement.

            (c) The applicable Master Servicer shall deposit, or cause to be deposited, into its Certificate Account on the Business Day following receipt (or, in the case of an inadvertent failure to make such deposit on the Business Day following receipt, within 3 Business Days of discovery of such failure and in the case of unscheduled remittances of principal or interest, on the Business Day following identification of the proper application of such amounts), the following amounts received by it (including amounts remitted to such Master Servicer by the applicable Special Servicer from the applicable REO Account pursuant to Section 9.14 and amounts received from the Primary Servicers or Sub-Servicers), other than in respect of interest and principal on the Mortgage Loans or the San Tomas B Note due on or before the Cut-Off Date which shall be remitted to the applicable Seller (provided that such Master Servicer (I) may retain amounts otherwise payable to such Master Servicer as provided in Section 5.2(a) rather than deposit them into such Certificate Account, (II) shall, rather than deposit them in the Certificate Account, directly remit to the Primary Servicers the applicable Primary Servicing Fees payable as provided in
Section 5.2(a)(iv) (unless already retained by the applicable Primary Servicer), and (III) shall, rather than deposit them in a Certificate Account, directly remit the Excess Servicing Fees to the holders thereof as provided in Section 5.2(a)(iv) (unless already retained by the applicable holder of the excess servicing rights)):

                  (A) Principal: all payments on account of principal, including
            Principal Prepayments, the principal component of Scheduled Payments, and any Late Collections in respect thereof, on the Mortgage Loans and the San Tomas B Note;

                  (B) Interest: all payments on account of interest on the Mortgage Loans and the San Tomas B Note (excluding Interest Reserve Amounts to be deposited in the applicable Interest Reserve Account pursuant to Section 5.1(d) below);

                  (C)  Liquidation  Proceeds:   all  Liquidation  Proceeds  with
            respect to the Mortgage Loans and the San Tomas B Note;

                  (D) Insurance Proceeds: all Insurance Proceeds other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by such Master Servicer into the applicable Escrow Account and not deposited in the Certificate Accounts;

                  (E) Condemnation  Proceeds:  all  Condemnation  Proceeds other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by such Master Servicer into the applicable Escrow Account and not deposited in the Certificate Accounts;

                  (F) REO Income:  all REO Income  received from the  applicable
            Special Servicer;

                  (G) Investment Losses: any amounts required to be deposited by such Master Servicer pursuant to Section 5.1(e) in connection with losses realized on Eligible Investments with respect to funds held in the Certificate Accounts and amounts required to be deposited by the applicable Special Servicer pursuant to Section 9.14(b) in connection with losses realized on Eligible Investments with respect to funds held in the REO Accounts;

                  (H) Advances: all P&I Advances unless made directly to the Distribution Account;

                  (I) Compensating  Interest: all Compensating Interest received with respect to the Mortgage Loans; and

                  (J) Other: all other amounts,  including  Prepayment Premiums, required to be deposited in the Certificate Accounts pursuant to this Agreement, including Purchase Proceeds of any Mortgage Loans repurchased by a Seller or substitution shortfall amounts (as described in the third paragraph of Section 2.3(a)) paid by a Seller in connection with the substitution of any Qualifying Substitute Mortgage Loans and amounts with respect to the San Tomas B Note.

            With respect to the San Tomas Mortgage Loan, the applicable Master Servicer shall establish and maintain a sub-account of the Certificate Account (the "San Tomas Custodial Account") into which such Master Servicer shall deposit any amounts described above that are required to be paid to the holder of the San Tomas B Note pursuant to the terms of the San Tomas Intercreditor Agreement, in each case on the same day as the deposit thereof into the Certificate Account. The San Tomas Custodial Account shall be held in trust for the benefit of the holder of the San Tomas B Note and shall not be part of any REMIC Pool.

            Remittances from any REO Accounts to the applicable Master Servicers for deposit in the applicable Certificate Accounts shall be made by the applicable Special Servicer no later than the Special Servicer Remittance Date.

            (d) The applicable Master Servicer, with respect to each Distribution Date occurring in January (other than in any leap year) and February of each year, shall deposit in the applicable Interest Reserve Account in respect of each Interest Reserve Loan, an amount equal to one day's interest at the related REMIC I Net Mortgage Rate (without regard to the proviso in the definition of Adjusted Mortgage Rate) on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount").

            (e) Funds in the Certificate Accounts (including the San Tomas Custodial Account) and Interest Reserve Accounts may be invested and, if invested, shall be invested by, and at the risk of, the applicable Master Servicer in Eligible Investments selected by such Master Servicer which shall mature, unless payable on demand, not later than the Business Day immediately preceding the next Master Servicer Remittance Date, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "LaSalle Bank National Association, as Trustee for the Holders of the Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3." None of the Depositor, the Mortgagors, the Paying Agent or the Trustee shall be liable for any loss incurred on such Eligible Investments.

            An amount equal to all income and gain realized from any such investment shall be paid to the applicable Master Servicer as additional servicing compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the applicable Master Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the applicable Certificate Account (and to the extent that the loss is of an amount credited to the San Tomas Custodial Account, deposit in the San Tomas Custodial Account) or applicable Interest Reserve Account, as the case may be, out of its own funds immediately as realized. No Master Servicer shall be liable for any losses incurred in respect of any account which is not controlled by such Master Servicer or any losses with respect to a default on an Eligible Investment. If the applicable Master Servicer deposits in or transfers to any Certificate Account, the San Tomas Custodial Account or Interest Reserve Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from such Certificate Account, San Tomas Custodial Account or Interest Reserve Account, as the case may be, any provision herein to the contrary notwithstanding.

            (f) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible Investment, the Paying Agent on behalf of and at the direction of the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings; provided, however, that if a Master Servicer shall have deposited in the applicable Certificate Account, the San Tomas Custodial Account and the applicable Interest Reserve Account an amount equal to all amounts due under any such Eligible Investment (net of anticipated income or earnings thereon that would have been payable to such Master Servicer as additional servicing compensation) such Master Servicer shall have the sole right to enforce such payment or performance.

            (g) Certain of the Mortgage Loans may provide for payment by the Mortgagor to the applicable Master Servicer of amounts to be used for payment of Escrow Amounts for the account of the Mortgagor. The applicable Master Servicer shall deal with these amounts in accordance with the Servicing Standard, the terms of the related Mortgage Loans and Section 8.3(e) hereof, and the Primary Servicers will hold any Escrow Accounts relating to the Mortgage Loans that they service in accordance with the requirements set forth in Section 8.3(e). No Master Servicer shall release any Escrow Amounts held for "earn-outs" or performance criteria listed on Schedule XIII hereof, without the prior consent of the Operating Adviser, which consent shall not be unreasonably withheld or delayed. Within 20 days following the first anniversary of the Closing Date, the applicable Master Servicer shall deliver to the Trustee, the Paying Agent and the Operating Adviser, for each Mortgage Loan set forth on Schedule X hereto, a brief statement as to the status of the work or project based on the most recent information provided by the related Mortgagor. Schedule X sets forth those Mortgage Loans as to which an upfront reserve was collected at the closing of such Mortgage Loan (and still exists) in an amount in excess of $75,000 with respect to specific immediate engineering work, completion of additional construction, environmental remediation or similar one-time projects (but not with respect to escrow accounts maintained for ongoing obligations, such as real estate taxes, insurance premiums, ongoing property maintenance, replacements and capital improvements or debt service). If the work or project is not completed in accordance with the requirements of the escrow, the applicable Master Servicer and the applicable Special Servicer (which shall itself consult with the Operating Adviser) will consult with each other as to whether there exists a material default under the underlying Mortgage Loan documents.

            (h) In the case of the Mortgage Loans as to which the Scheduled Payment is due in a calendar month on a Due Date (including any grace period) that may occur after the end of the Collection Period ending in such calendar month, subject to Section 4.4 the applicable Master Servicer shall, unless the Scheduled Payment is received before the Master Servicer Remittance Date, make a P&I Advance by deposit to the Certificate Account on the Master Servicer Remittance Date in an amount equal to the "Scheduled Payment," and for purposes of the definition of "Available Distribution Amount" and "Principal Distribution Amount," such Scheduled Payment shall be deemed to have been received in such Collection Period. With respect to the One Seaport Plaza Pari Passu Loan, any amounts received by the General Master Servicer pursuant to the 2002-IQ2 Pooling and Servicing Agreement and One Seaport Plaza Letter Agreement with respect to a Distribution Date shall be deemed to have been received by the General Master Servicer in the related Collection Period for purposes of the definition of "Available Distribution Amount" and "Principal Distribution Amount."

            Section 5.2 Application of Funds in the Certificate Accounts and Interest Reserve Accounts. (a) Each Master Servicer shall, from time to time, make withdrawals from the applicable Certificate Accounts and remit them by wire transfer prior to 2:00 p.m., New York City time, on the related Master Servicer Remittance Date in immediately available funds to the account specified in this Section or otherwise (x) to such account as it shall determine from time to time of amounts payable to the applicable Master Servicer from the applicable Certificate Account (and, insofar as they relate to the San Tomas B Note, from the San Tomas Custodial Account) pursuant to clauses (i), (ii), (iii), (iv),
(vi), (viii) and (ix) below; (y) to the account specified in writing by the Paying Agent from time to time of amounts payable to the Paying Agent, the Trustee and the Fiscal Agent from the applicable Certificate Account (and, insofar as they relate to the San Tomas B Note, from the San Tomas Custodial Account) pursuant to clauses (ii), (iii), (v), (vi), (xi), (xii) and (xiii) below; and (z) to the applicable Special Servicer from time to time of amounts payable to such Special Servicer from such Certificate Account (and, insofar as they relate to the San Tomas B Note, from the San Tomas Custodial Account) pursuant to clauses (i), (ii), (iv), (vi), (vii) and (ix) below of the following amounts, from the amounts specified for the following purposes:

            (i) Fees: Each Master Servicer shall pay (A) to itself Late Fees (in excess of amounts used to pay Advance Interest) relating to Mortgage Loans and the San Tomas B Note which are not Specially Serviced Mortgage Loans, 100% of any Modification Fees relating to Mortgage Loans and the San Tomas B Note which are not Specially Serviced Mortgage Loans (except with respect to the UCL Loans and the Nationwide Loans with respect to which the related Special Servicer shall receive 50% of such fees with respect to matters requiring the consent of the Special Servicer) as provided in
      Section 8.18(b), 50% of any assumption fees relating to Mortgage Loans which are not Specially Serviced Mortgage Loans (or, with respect to the UCL Loans and the Nationwide Loans and matters that do not require the consent of the related Special Servicer, 100% of any assumption fees received in connection therewith) as payable under Section 8.7(a) or 8.7(d), 100% of any extension fees payable under Section 8.10 or other fees payable to each such Master Servicer hereunder; provided that any such fees described in (A) hereof shall be divided between such Master Servicer and any related Primary Servicer as set forth in the applicable Primary Servicing Agreement and (B) directly to the applicable Special Servicer, 50% of any assumption fees on Mortgage Loans which are not Specially Serviced Mortgage Loans (except, with respect to the UCL Loans and the Nationwide Loans, if such Special Servicer's consent was not required in connection therewith) as provided in Section 8.7(a) and 8.7(d), and, to the extent deposited into a Certificate Account, all assumption fees relating to Specially Serviced Mortgage Loans and Late Fees and default interest (in excess of Advance Interest arising only from that particular Specially Serviced Mortgage Loan for which the Late Fees or default interest were collected), Modification Fees and other fees collected on Specially Serviced Mortgage Loans, in each case to the extent provided for herein from funds paid by the applicable Mortgagor;

            (ii) Servicing Advances (including amounts later determined to be Nonrecoverable Advances): (A) in the case of all Mortgage Loans, subject to clause (B) below, to reimburse or pay to the Master Servicers, the Special Servicers, the Trustee and the Fiscal Agent, pursuant to Section 4.6, (x) prior to a Final Recovery Determination or determination in accordance with Section 4.4 that any Advance is a Nonrecoverable Advance, Servicing Advances on the related Mortgage Loan and, if applicable, the San Tomas B Note from payments made by the related Mortgagor of the amounts to which a Servicing Advance relates or from REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds and, to the extent that a Servicing Advance has been or is being reimbursed, any related Advance Interest thereon first, from Late Fees and default interest collected during the Collection Period, and then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the applicable Certificate Account, including, if applicable, the San Tomas Custodial Account (or, if not available from such Certificate Account, the other Certificate Account); provided that Late Fees and default interest will be applied on a "loan-by-loan basis" (under which Late Fees and default interest paid with respect to each Mortgage Loan and, if applicable, the San Tomas B Note, will be offset against the Advance Interest incurred and unpaid with respect to the particular Mortgage Loan and, if applicable, the San Tomas B Note, on or after the Cut-Off Date), to the payment of Advance Interest incurred on or after the Cut-Off Date and unpaid on all Advances on such Mortgage Loan and, if applicable, the San Tomas B Note or (y) after a Final Recovery Determination or determination that any Servicing Advance on the related Mortgage Loan and, if applicable, the San Tomas B Note, is a Nonrecoverable Advance, any Servicing Advances made on the related Mortgage Loan and, if applicable, the San Tomas B Note or REO Property from any funds on deposit in the applicable Certificate Account, including, if applicable, the San Tomas Custodial Account (or, if not available from such Certificate Account, the other Certificate Account) (regardless of whether such amount was recovered from the applicable Mortgage Loan and, if applicable, the San Tomas B Note or REO Property) and pay Advance Interest thereon first, from Late Fees and default interest collected during the Collection Period (applying such Late Fees and default interest on a "loan-by-loan basis" to the payment of Advance Interest incurred and unpaid on all Advances on such Mortgage Loan and, if applicable, the San Tomas B Note arising on or after the Cut-Off Date), then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account) and (B) in the case of the One Seaport Plaza Pari Passu Loan and from any funds on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account), to reimburse the 2002-IQ2 Master Servicer, the 2002-IQ2 Trustee and the 2002-IQ2 Fiscal Agent for related One Seaport Plaza Pari Passu Loan Nonrecoverable Advances and any accrued and unpaid interest thereon provided for under the 2002-IQ2 Pooling and Servicing Agreement (notwithstanding anything herein to the contrary, if the applicable Master Servicer determines that, based upon its consultation with the Trustee, reimbursement of such Servicing Advances by a single payment would result in a shortfall in distributions to Certificates rated "BBB-" or higher by S&P or "Baa3" or higher by Moody's, the Master Servicer shall reimburse itself or such other party in more than one installment on two or more Master Servicer Remittance Dates, provided that the Master Servicer will not be obligated to delay such reimbursement if it determines in its reasonable judgment that such a delay in reimbursement might compromise its ability to ultimately be reimbursed in full for such Advance);

            (iii) P&I Advances (including amounts later to be determined to be Nonrecoverable Advances): (A) in the case of Mortgage Loans, subject to clause (B) below, to reimburse or pay to each Master Servicer, the Trustee and the Fiscal Agent, pursuant to Section 4.6, (x) if prior to a Final Recovery Determination or determination that any Advance is a Nonrecoverable Advance, any P&I Advances from Late Collections made by the Mortgagor of the amounts to which a P&I Advance relates, or REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds and, to the extent that a P&I Advance has been or is being reimbursed, any related Advance Interest thereon, first, from Late Fees and default interest collected during the Collection Period, and then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account); provided that Late Fees and default interest will be applied on a "loan-by-loan basis" (under which Late Fees and default interest paid with respect to each Mortgage Loan will be offset against the Advance Interest incurred and unpaid with respect to the particular Mortgage Loan on or after the Cut-Off Date) or
      (y) if after a Final Recovery Determination or determination in accordance with Section 4.4 that any P&I Advance on the related Mortgage Loan is a Nonrecoverable Advance, for any Mortgage Loan, any P&I Advances made on the related Mortgage Loan or REO Property from any funds on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account) (regardless of whether such amount was recovered from the applicable Mortgage Loan or REO Property) and any Advance Interest thereon, first, from Late Fees and default interest collected during the Collection Period (applying such Late Fees and default interest on a "loan-by-loan basis", to the payment of Advance Interest incurred and unpaid on all Advances on such Mortgage Loan incurred on or after the Cut-Off Date), then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account) and (B) in the case of the One Seaport Plaza Pari Passu Loan and from any funds on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, any Certificate Account), to reimburse the 2002-IQ2 Master Servicer, the 2002-IQ2 Trustee and the 2002-IQ2 Fiscal Agent for related One Seaport Plaza Pari Passu Loan Nonrecoverable Advances and any accrued and unpaid interest thereon provided for under the 2002-IQ2 Pooling and Servicing Agreement;

            (iv) Servicing Fees and Special Servicer Compensation: to pay to itself the Master Servicing Fee, subject to reduction for any Compensating Interest, to pay to the Special Servicers the Special Servicing Fee and the Work-Out Fee and to pay to the Primary Servicers (or the General Master Servicer) the Primary Servicing Fees and to pay to the parties entitled thereto the Excess Servicing Fees (to the extent not previously retained by any of such parties);

            (v) Trustee Fee and Paying Agent Fee: to pay to the Distribution Account for withdrawal by the Paying Agent, the Paying Agent Fee and the Trustee Fee; (vi) Expenses of Trust: to pay to the Person entitled thereto any amounts specified herein to be Additional Trust Expenses (at the time set forth herein or in the definition thereof), the payment of which is not more specifically provided for in this Agreement; provided that the Depositor shall not be entitled to receive reimbursement for performing its duties under this Agreement;

            (vii) Liquidation Fees: to pay to the Special Servicers from the applicable Certificate Accounts, the amount certified by each Special Servicer equal to the Liquidation Fee, to the extent provided in Section
      9.11 hereof;

            (viii) Investment Income: to pay to itself income and gain realized on the investment of funds deposited in the applicable Certificate Accounts (including the San Tomas Custodial Account);

            (ix) Prepayment Interest Excesses: to pay to the Master Servicers the aggregate Prepayment Interest Excesses relating to the Mortgage Loans for which they act as Master Servicer, to the extent not offset by Prepayment Interest Shortfalls relating to such Mortgage Loans; and to pay to the Master Servicers the aggregate Prepayment Interest Excesses relating to the Specially Serviced Mortgage Loans for which they act as Master Servicer, which have received voluntary Principal Prepayments (not from Liquidation Proceeds or from modifications to Specially Serviced
      Mortgage Loans), to the extent not offset by Prepayment Interest Shortfalls relating to such Specially Serviced Mortgage Loans.

            (x) Correction of Errors: to withdraw funds deposited in the applicable Certificate Accounts in error; (xi) Distribution Account: to make payment on each Master Servicer Remittance Date of the remaining amounts in the applicable Certificate Accounts (including Excess Interest) to the Distribution Account (or in the case of any Excess Interest, deposit to the Excess Interest Sub-account under Section 5.3(b)) other than amounts held for payment in future periods or pursuant to clause
      (xii) below;

            (xii)  Reserve  Account:  to make  payment on each  Master  Servicer
      Remittance Date to the Reserve Account, any Excess Liquidation Proceeds (subject to Section 4.6(c)); and

            (xiii) Clear and Terminate: to clear and terminate the applicable Certificate Accounts pursuant to Section 8.29.

            provided, however, that with respect to the San Tomas B Note:

                  (A) the applicable Master Servicer shall be entitled to make transfers from time to time, from the San Tomas Custodial Account to the portion of the Certificate Account that does not constitute the San Tomas Custodial Account, of amounts necessary for the payments or reimbursement of amounts described in any one or more of clauses
            (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (xii)
            above, but only insofar as the payment or reimbursement described therein arises from or is related solely to the San Tomas Mortgage Loan and is allocable to the San Tomas Mortgage Loan pursuant to this Agreement or the San Tomas Intercreditor Agreement, and such Master Servicer shall also be entitled to make transfers from time to time, from the San Tomas Custodial Account to the portion of the Certificate Account that does not constitute the San Tomas Custodial Account, of amounts transferred to such San Tomas Custodial Account in error, the San Tomas B Note's pro rata share of Additional Trust Fund Expenses that are solely attributable to the San Tomas Mortgage Loan (other than REMIC taxes) and amounts necessary for the clearing and termination of the Certificate Account pursuant to Section 8.29;

                  (B) the applicable  Master  Servicer shall be entitled to make transfers from time to time, from the San Tomas Custodial Account to the portion of the Certificate Account that does not constitute the San Tomas Custodial Account, of amounts not otherwise described in clause (A) above to which the holder of the San Tomas A Note is entitled under the San Tomas Mortgage Loan and the San Tomas Intercreditor Agreement (including in respect of interest, principal and Prepayment Premiums in respect of the San Tomas A Note (whether or not by operation of any provision of the San Tomas Intercreditor Agreement that entitles the holder of the San Tomas A Note to receive remittances in amounts calculated without regard to any modification, waiver or amendment of the economic terms of the San Tomas A Note));

                  (C) the applicable Master Servicer shall on each Master
            Servicer Remittance Date remit to the holder of the San Tomas B Note all amounts on deposit in the San Tomas Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clauses (A) and/or (B) above), to the extent that the holder of the San Tomas B Note is entitled thereto under the San Tomas Intercreditor Agreement (including by way of the operation of any provision of the San Tomas Intercreditor Agreement that entitles the holder of the San Tomas B Note to reimbursement of cure payments made by it);

            Expenses incurred with respect to the San Tomas Mortgage Loan shall be allocated in accordance with the San Tomas Intercreditor Agreement. The applicable Master Servicer shall keep and maintain a separate accounting for each Mortgage Loan and the San Tomas B Note for the purpose of justifying any withdrawal or transfer from the Certificate Account and the San Tomas Custodial Account. Such Master Servicer shall not be permitted to withdraw any funds from the portion of the Certificate Account that does not constitute the San Tomas Custodial Account unless there are no remaining funds in the San Tomas Custodial Account available, which are required to be paid in accordance with the San Tomas Intercreditor Agreement. If such Master Servicer is entitled to make any payment or reimbursement described above and such payment or reimbursement relates to the San Tomas B Note but is not limited to a specific source of funds (other than the requirement that it must be made by withdrawal from the San Tomas Custodial Account insofar as it relates to the San Tomas B Note and is permitted pursuant to the San Tomas Intercreditor Agreement), such Master Servicer shall, if funds on deposit in the San Tomas Custodial Account are insufficient therefor, request the holder of the San Tomas B Note to make such payment or reimbursement to the extent the holder of the San Tomas B Note is obligated to make such payment or reimbursement pursuant to the San Tomas Intercreditor Agreement. If the holder of the San Tomas B Note fails to make such payment or reimbursement that it is obligated to make within three (3) Business Days following such request, such Master Servicer shall be entitled to make such payment or reimbursement from the Certificate Account. If such payment or reimbursement is subsequently recovered from the holder of the San Tomas B Note, to the extent that any amounts were previously taken by such Master Servicer from the Certificate Account, the amount recovered shall be deposited into the Certificate Account and shall not be deposited into the San Tomas Custodial Account.

            Expenses incurred with respect to the One Seaport Plaza Pari Passu Loan shall be allocated in accordance with the One Seaport Plaza Intercreditor Agreement. The 2002-IQ2 Master Servicer is entitled, with respect to the One Seaport Plaza Pari Passu Loan, to make certain payments or receive reimbursements as described in the 2002-IQ2 Pooling and Servicing Agreement and in accordance with the One Seaport Plaza Intercreditor Agreement. Under the 2002-IQ2 Pooling and Servicing Agreement, if such payment or reimbursement is allowed or required, but there are insufficient funds, the 2002-IQ2 Master Servicer can request that the General Master Servicer make such payment or reimbursement for its pro rata portion of the amounts to be paid on the One Seaport Plaza Pari Passu Loan out of the Certificate Account.

            (b) Scheduled Payments due in a Collection Period succeeding the Collection Period relating to such Master Servicer Remittance Date, Principal Prepayments received after the related Collection Period, or other amounts not distributable on the related Distribution Date, shall be held in the applicable Certificate Accounts (or sub-account thereof) and shall be distributed on the Master Servicer Remittance Date or Dates to which such succeeding Collection Period or Periods relate; provided, however, that as to the Mortgage Loans for which the Scheduled Payment due each month is due on a Due Date (including any grace period) that may occur after the end of the Collection Period in such month, sums received by the applicable Master Servicer with respect to such Scheduled Payment but after the end of such Collection Period shall be applied by such Master Servicer to reimburse any related P&I Advance made pursuant to
Section 5.1(h), and such Master Servicer shall remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any Principal Prepayments and Balloon Payments received after the end of such Collection Period but no later than the Business Day immediately preceding such Master Servicer Remittance Date on such Mortgage Loans. For purposes of the definition of "Available Distribution Amount" and "Principal Distribution Amount," the Scheduled Payments and Principal Prepayments referred to in the preceding proviso shall be deemed to have been collected in the prior Collection Period.


            (c) On each Master Servicer Remittance Date in March of every year commencing in March 2003, each Master Servicer shall withdraw all amounts then in the applicable Interest Reserve Accounts and deposit such amounts into the Distribution Account.

            Section 5.3 Distribution Account and Reserve Account. (a) The Paying Agent, on behalf of the Trustee shall establish (with respect to clause (i), on or prior to the Closing Date, and with respect to clause (ii), on or prior to the date the Paying Agent determines is necessary) and maintain in its name, on behalf of the Trustee, (i) an account (the "Distribution Account"), to be held in trust for the benefit of the Holders until disbursed pursuant to the terms of this Agreement, titled: "LaSalle Bank National Association, as Paying Agent on behalf of LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3, Distribution Account" and
(ii) an account (the "Reserve Account") to be held in trust for the benefit of the holders of interests in the Trust until disbursed pursuant to the terms of this Agreement, titled: "LaSalle Bank National Association, as Paying Agent on behalf of LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3, Reserve Account." The Distribution Account and the Reserve Account shall be Eligible Accounts. Funds in the Distribution Account and in the Reserve Account shall not be invested. The Distribution Account and Reserve Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Paying Agent held under this Agreement.

            (b) The Paying Agent shall deposit into the Distribution Account or the Reserve Account, as applicable, on the Business Day received, all moneys remitted by the Master Servicers pursuant to this Agreement, including P&I Advances made by the Master Servicers, the Trustee and the Fiscal Agent, other than Excess Liquidation Proceeds, into the Distribution Account and all Excess Liquidation Proceeds into the Reserve Account. The Paying Agent shall deposit amounts constituting collections of Excess Interest on the Mortgage Loans into the Excess Interest Sub-account. Subject to Section 5.1(h), on any Master Servicer Remittance Date, none of the Master Servicers shall have a duty to remit to the Distribution Account any amounts other than amounts held in the applicable Certificate Accounts and collected during the related Collection Period as provided in clauses (v) and (xi) of Section 5.2(a) and the P&I Advance Amount, and, on the Master Servicer Remittance Date occurring in March of any year, commencing in March 2003, amounts held in the applicable Interest Reserve Accounts. The Paying Agent shall make withdrawals from the Distribution Account (including the Excess Interest Sub-account) and the Reserve Account only for the following purposes:

            (i) to withdraw amounts deposited in the Distribution Account in error and pay such amounts to the Persons entitled thereto;

            (ii) to pay any amounts payable to the Master Servicers, the Primary Servicers, the Special Servicers, the Fiscal Agent and the Trustee
      (including the Trustee's Fee (other than that portion thereof, that constitutes the Paying Agent's Fee)) and the Paying Agent (including the Paying Agent Fee), or other expenses or other amounts permitted to be paid hereunder and not previously paid to such Persons pursuant to Section 5.2;

            (iii) to make  distributions to the  Certificateholders  pursuant to
      Section 6.5; and

            (iv) to clear and terminate  the  Distribution  Account  pursuant to
      Section 10.2.

            Section 5.4 Paying Agent Reports. (a) On or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicers and the Special Servicers and delivered to the Paying Agent by such Master Servicers (no later than 2:00 p.m., New York time on the Report
Date), the Paying Agent shall make available, on a restricted basis, to any interested party via its internet website initially located at "www.etrustee.net" (the "Paying Agent's Website"), (i) the Monthly Certificateholders Report (substantially in the form of Exhibit M), (ii) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix I to the Final Prospectus Supplement and shall be presented in tabular format substantially similar to the format utilized in such Appendix I which report may be included as part of the Monthly Certificateholders Report, (iii) the Loan Periodic Update File, Loan Setup File, Bond Level File and the Collateral Summary File, (iv) the supplemental reports set forth in paragraph (b) of the definition of Unrestricted Servicer Reports and (v) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the Final Prospectus Supplement and this Agreement.

            In addition, on or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicers and the Special Servicers and delivered to the Paying Agent in accordance herewith, the Paying Agent shall make available via the Paying Agent's Website, on a restricted basis, the Restricted Servicer Reports (including the Property File on or prior to each Distribution Date, commencing in January 2003). The Paying Agent shall provide access to the Restricted Servicer Reports, upon request, to each Certificateholder, each of the parties to this Agreement, each of the Rating Agencies, each of the Underwriters, the Operating Adviser, the Placement Agent, the holder of the San Tomas B Note and any Certificate Owner upon receipt (which may be in electronic form) from such person of an Investor Certificate in the form of Exhibit Y, and any other person upon the direction of the Depositor, the Placement Agent or any Underwriter. For assistance with the above-mentioned Paying Agent services, Certificateholders or any party hereto may initially call 714-238-6700.

            The Paying Agent makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Paying Agent's Website and assumes no responsibility therefor. The Paying Agent shall be entitled to conclusively rely on any information provided to it by the Master Servicers or the Special Servicers and shall have no obligation to verify such information and the Paying Agent may disclaim responsibility for any information distributed by the Paying Agent for which it is not the original source. In connection with providing access to the Paying Agent's Website, the Paying Agent, may require registration and the acceptance of a disclaimer. None of any Master Servicer, any Special Servicer, any Primary Servicer or the Paying Agent shall be liable for the dissemination of information in accordance with this Agreement; provided that this sentence shall not in any way limit the liability the Paying Agent may otherwise have in the performance of its duties hereunder.

            (b) Subject to Section 8.15, upon advance written request, if required by federal regulation, of any Certificateholder (or, solely with respect to the San Tomas Mortgage Loan, the holder of the San Tomas B Note) that is a savings association, bank, or insurance company, the Paying Agent shall provide (to the extent in its possession) to each such Certificateholder (or, solely with respect to the San Tomas Mortgage Loan, such holder of the San Tomas B Note) such reports and access to non-privileged information and documentation regarding the Mortgage Loans and the Certificates as such Certificateholder (or, solely with respect to the San Tomas Mortgage Loan, such holder of the San Tomas B Note) may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or successor or other regulatory authorities with respect to investment in the Certificates; provided that the Paying Agent shall be entitled to be reimbursed by such Certificateholder (or, solely with respect to the San Tomas Mortgage Loan, such holder of the San Tomas B Note) for the Paying Agent's actual expenses incurred in providing such reports and access.

            (c) Upon written request, the Paying Agent shall send to each Person who at any time during the calendar year was a Certificateholder of record, customary information as the Paying Agent deems may be necessary or desirable for such Holders to prepare their federal income tax returns.

            (d) Reserved.

            (e) The Paying Agent shall afford the Rating Agencies, the Depositor, the Master Servicers, the Special Servicers, the Primary Servicers, the Trustee, the Fiscal Agent, the Operating Adviser, any Certificateholder, the holder of the San Tomas B Note, prospective Certificate Owner or any Person reasonably designated by the Placement Agent, or any Underwriter upon reasonable notice and during normal business hours, reasonable access to all relevant, non-attorney privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all other relevant matters relating to this Agreement, and access to Responsible Officers of the Paying Agent.

            (f) Copies (or computer diskettes or other digital or electronic formats of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items of this Section 5.4 shall be made available by the Paying Agent upon request; provided, however, that the Paying Agent shall be permitted to require payment by the requesting party (other than the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Fiscal Agent, the Operating Adviser, the holder of the San Tomas B Note, the Placement Agent or any Underwriter or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Paying Agent of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

            (g) The Paying Agent shall make available at its Corporate Trust Office (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, any prospective Certificate Owner, the Underwriters, each Rating Agency, the Special Servicers and the Depositor, solely with respect to the San Tomas Mortgage Loan, the holder of the San Tomas B Note, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the Trustee in respect of each Mortgaged Property and REO Property, (ii) the most recent Mortgaged Property/REO Property annual operating statement and rent roll (or in the case of a residential cooperative property, the most recent maintenance schedule), if any, collected or otherwise obtained by or on behalf of the Master Servicers or the Special Servicers and delivered to the Paying Agent, (iii) any Phase I Environmental Report or engineering report prepared or appraisals performed in respect of each Mortgaged Property; provided, however, that the Paying Agent shall be permitted to require payment by the requesting party (other than either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Trustee of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

            Section 5.5 Paying Agent Tax Reports. The Paying Agent shall perform all reporting and other tax compliance duties that are the responsibility of each REMIC Pool and the Class EI Grantor Trust under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority, as applicable. Consistent with this Pooling and Servicing Agreement, the Paying Agent shall provide or cause to be provided (i) to the United States Department of Treasury or other Persons (including, but not limited to, the Transferor of a Class R-I, Class R-II or Class R-III Certificate, to a Disqualified Organization or to an agent that has acquired a Class R-I, Class R-II or Class R-III Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Class R-I, Class R-II or Class R-III Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. Each Master Servicer shall on a timely basis provide the Paying Agent with such information concerning the Mortgage Loans as is necessary for the preparation of the tax or information returns or receipts of each REMIC Pool and the Class EI Grantor Trust as the Paying Agent may reasonably request from time to time. Each Special Servicer is required to provide to the applicable Master Servicers all information in its possession with respect to the Specially Serviced Mortgage Loans in order for such Master Servicers to comply with its obligations under this Section 5.5. The Paying Agent shall be entitled to conclusively rely on any such information provided to it by the Master Servicers or the Special Servicers and shall have no obligation to verify any such information.

                                   ARTICLE VI

                                 DISTRIBUTIONS

            Section 6.1 Distributions Generally. Subject to Section 10.2(a), respecting the final distribution on the Certificates, on each Distribution Date, the Paying Agent shall (1) first, withdraw from the Distribution Account and pay to the Fiscal Agent and Trustee any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then, to the Paying Agent, any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then at the written direction of each Master Servicer, withdraw from the Distribution Account and pay to such Master Servicers, the Primary Servicers and the Special Servicers any unpaid servicing compensation or other amounts currently required to be paid pursuant to this Agreement (to the extent not previously retained or withdrawn by the Master
Servicers from the applicable Certificate Accounts), and (2) second, make distributions in the manner and amounts set forth below.

            Each distribution to Holders of Certificates shall be made by check mailed to such Holder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request to the Paying Agent on or prior to the related Record Date (or upon standing instructions given to the Paying Agent on the Closing Date prior to any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Paying Agent five days prior to the related Record Date) made by a Certificateholder by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided that (i) remittances to the Paying Agent shall be made by wire transfer of immediately available funds to the Distribution Account and the Reserve Account; and (ii) the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at such location specified by the Paying Agent in a notice delivered to Certificateholders pursuant to Section 10.2(a). If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay. All distributions or allocations made with respect to Holders of Certificates of a Class on each Distribution Date shall be made or allocated among the outstanding Interests in such Class in proportion to their respective initial Certificate Balances or Percentage Interests for the Class X Certificates.

            Section 6.2 REMIC I. (a) On each Distribution Date, the Paying Agent shall be deemed to distribute to itself on behalf of the Trustee, as holder of the REMIC I Regular Interests, for the following purposes and in the following order of priority:

            (i) from the portion of the Available Distribution Amount attributable to interest collected or deemed collected on or with respect to each Mortgage Loan or REO Property, Distributable Certificate Interest to each Corresponding REMIC I Regular Interest;

            (ii) from the portion of the Available Distribution Amount attributable to principal collected or deemed collected on or with respect to each Mortgage Loan or REO Property, principal to the Corresponding REMIC I Regular Interest (other than the Group X-Y REMIC I Regular Interests), until the Certificate Balance thereof is reduced to zero;

            (iii) any remaining funds, to reimburse any Realized Losses previously allocated to the REMIC I Regular Interests (other than the Group X-Y REMIC I Regular Interests), plus interest on such Realized Losses at the related REMIC I Net Mortgage Rate previously allocated thereto; and

            (iv) thereafter, to the Class R-I Certificateholders at such time as the Certificate Balance of all Classes of REMIC I Regular Interests have been reduced to zero, and Realized Losses previously allocated thereto have been reimbursed to the Holders of the REMIC I Regular Interests, any amounts remaining.

            Section 6.3 REMIC II. (a) On each Distribution Date, the Paying Agent shall be deemed to distribute to itself on behalf of the Trustee, as holder of the REMIC II Regular Interests, for the following purposes and in the following order of priority:

            (i) (A) an amount equal to Distributable Certificate Interest for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class X-1 Certificates and Class X-2 Certificates to the REMIC II Regular Interests, divided among such REMIC II Regular Interests in proportion to (x) in the case of the REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest A-2E, REMIC II Regular Interest A-2F, REMIC II Regular Interest A-3A, REMIC II Regular Interest A-3B, REMIC II Regular Interest A-3C, REMIC II Regular Interest A-3D, REMIC II Regular Interest A-4A, REMIC II Regular Interest A-4B and REMIC II Regular Interest A-4C, the Accrued Certificate Interest for such Distribution Date and (y) in the case of REMIC II Regular Interest B, REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular Interest C-3, REMIC II Regular Interest C-4, REMIC II Regular Interest D, REMIC II Regular Interest E-1, REMIC II Regular Interest E-2, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular Interest O, the product of (1) the Certificate Balance of such Interest and (2) one-twelfth of the sum of the related Class X-1 Strip Rate and the related Class X-2 Strip Rate (if any) and (B) an amount equal to Distributable Certificate Interest for the Class X-Y Certificates to REMIC II Regular Interest X-Y;

            (ii) to REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest A-2E, REMIC II Regular Interest A-2F, REMIC II Regular Interest A-3A, REMIC II Regular Interest A-3B, REMIC II Regular Interest A-3C, REMIC II Regular Interest A-3D, REMIC II Regular Interest A-4A, REMIC II Regular Interest A-4B and REMIC II Regular Interest A-4C, in reduction of the Certificate Balances thereof, in an amount up to the Principal Distribution Amount for such Distribution Date: (A) first, to REMIC II Regular Interest A-1A until the Certificate Balance of REMIC II Regular Interest A-1A is reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest A-1A, to REMIC II Regular Interest A-1B, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to REMIC II Regular Interest A-1A), until the Certificate Balance of REMIC II Regular Interest A-1B has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest A-1B, to REMIC II Regular Interest A-1C, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to REMIC II Regular Interest A-1A and A-1B), until the Certificate Balance of REMIC II Regular Interest A-1C has been reduced to zero, (B) second, to REMIC II Regular Interest A-2A, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to REMIC II Regular Interest A-1A, A-1B and A-1C), until the Certificate Balance of REMIC II Regular Interest A-2A has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest A-2A, to REMIC II Regular Interest A-2B, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to REMIC II Regular Interest A-1A, A-1B, A-1C and A-2A), until the Certificate Balance of REMIC II Regular Interest A-2B has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest A-2B, to REMIC II Regular Interest A-2C, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to REMIC II Regular Interest A-1A, A-1B, A-1C, A-2A and A-2B), until the Certificate Balance of REMIC II Regular Interest A-2C has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest A-2C, to REMIC II Regular Interest A-2D, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to REMIC II Regular Interest A-1A, A-1B, A-1C, A-2A. A-2B and A-2C), until the Certificate Balance of REMIC II Regular Interest A-2D has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest A-2D, to REMIC II Regular Interest A-2E, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to REMIC II Regular Interests A-1A, A-1B, A-1C, A-2A, A-2B, A-2C and A-2D), until the Certificate Balance of REMIC II Regular Interest A-2E has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest A-2E, to REMIC II Regular Interests A-2F, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to REMIC II Regular Interests A-1A, A-1B, A-1C, A-2A, A-2B, A-2C, A-2D and A-2E), until the Certificate Balance of REMIC II Regular Interest A-2F has been reduced to zero, (C) third, to REMIC II Regular Interest A-3A until the Certificate Balance of REMIC II Regular Interest A-3A is reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest A-3A, to REMIC II Regular Interest A-3B, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to REMIC II Regular Interest A-3A), until the Certificate Balance of REMIC II Regular Interest A-3B has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest A-3B, to REMIC II Regular Interest A-3C, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to REMIC II Regular Interests A-3A and A-3B), until the Certificate Balance of REMIC II Regular Interest A-3C has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest A-3C, to REMIC II Regular Interest A-3D, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to REMIC II Regular Interests A-3A, A-3B and A-3C), until the Certificate Balance of REMIC II Regular Interest A-3D has been reduced to zero and (D) fourth, to REMIC II Regular Interest A-4A until the Certificate Balance of REMIC II Regular Interest A-4A is reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest A-4A, to REMIC II Regular Interest A-4B, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to REMIC II Regular Interest A-4A), until the Certificate Balance of REMIC II Regular Interest A-4B has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest A-4B, to REMIC II Regular Interest A-4C, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to REMIC II Regular Interests A-4A and A-4B), until the Certificate Balance of REMIC II Regular Interest A-4C has been reduced to zero.

            (iii) (A) to REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest A-2E, REMIC II Regular Interest A-2F, REMIC II Regular Interest A-3A, REMIC II Regular Interest A-3B, REMIC II Regular Interest A-3C, REMIC II Regular Interest A-3D, REMIC II Regular Interest A-4A, REMIC II Regular Interest A-4B, REMIC II Regular Interest A-4C, REMIC II Regular Interest B, REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular Interest C-3, REMIC II Regular Interest C-4, REMIC II Regular Interest D, REMIC II Regular Interest E-1, REMIC II Regular Interest E-2, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular Interest O, pro rata on the basis of their respective entitlements to reimbursement described in this clause (iii), to reimburse any Realized Interest Losses previously allocated to REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest A-2E, REMIC II Regular Interest A-2F, REMIC II Regular Interest A-3A, REMIC II Regular Interest A-3B, REMIC II Regular Interest A-3C, REMIC II Regular Interest A-3D, REMIC II Regular Interest A-4A, REMIC II Regular Interest A-4B, REMIC II Regular Interest A-4C, REMIC II Regular Interest B, REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular Interest C-3, REMIC II Regular Interest C-4, REMIC II Regular Interest D, REMIC II Regular Interest E-1, REMIC II Regular Interest E-2, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular Interest O, and in the case of all such Interests other than the REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest A-2E, REMIC II Regular Interest A-2F, REMIC II Regular Interest A-3A, REMIC II Regular Interest A-3B, REMIC II Regular Interest A-3C, REMIC II Regular Interest A-3D, REMIC II Regular Interest A-4A, REMIC II Regular Interest A-4B and REMIC II Regular Interest A-4C, as a result of the allocation of Realized Interest Losses to the Class X Certificates, and in the case of all such Interests, inclusive of one month's interest at the applicable Pass-Through Rate on such Realized Interest Losses, and (B) to reimburse any Realized Interest Losses previously allocated to REMIC II Regular Interest X-Y as a result of the allocation of Realized Interest Losses to the Class X-Y Certificates;

            (iv)  to  REMIC  II  Regular   Interest  B,  the  remainder  of  the
      Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

            (v) upon payment in full of the Certificate Balances of REMIC II Regular Interest A-4C, to the REMIC II Regular Interest B, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest B has been reduced to zero;

            (vi) to REMIC II Regular Interest B, to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (vii) to REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular Interest C-3 and REMIC II Regular Interest C-4, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date, divided among such REMIC II Regular Interests in proportion to the Accrued Certificate Interest for such Distribution Date, to the extent not distributed pursuant to clause (i) above;

            (viii)upon payment in full of the Certificate Balance of REMIC II Regular Interest B, to REMIC II Regular Interest C-1, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest C-1 has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest C-1, to REMIC II Regular Interest C-2, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest C-2 has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest C-2, to REMIC II Regular Interest C-3, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest C-3 has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest C-3, to REMIC II Regular Interest C-4, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest C-4 has been reduced to zero;

            (ix) to REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular Interest C-3 and REMIC II Regular Interest C-4 to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses, pro rata on the basis of their respective entitlements to reimbursement;

            (x)  to  REMIC  II  Regular   Interest  D,  the   remainder  of  the
      Distributable Certificate Interest for such Interest for such Distribution Date, to the extent not distributed pursuant to clause (i) above;

            (xi) upon payment in full of the Certificate Balance of REMIC II Regular Interest C-4, to REMIC II Regular Interest D, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest D has been reduced to zero;

            (xii) to REMIC II Regular Interest D, to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xiii)to REMIC II Regular Interest E-1 and REMIC II Regular Interest E-2, the remainder of the Distributable Certificate Interest for such Interests for such Distribution Date, divided among such REMIC II Regular Interests in proportion to the Accrued Certificate Interest for such Distribution Date, to the extent not distributed pursuant to clause (i) above;

            (xiv) upon payment in full of the Certificate Balance of REMIC II Regular Interest D, to REMIC II Regular Interest E-1, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest E-1 has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest E-1, to REMIC II Regular Interest E-2, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest E-2 has been reduced to zero;

            (xv) to REMIC II Regular Interest E-1 and REMIC II Regular Interest E-2, to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses, pro rata on the basis of their respective entitlements to reimbursement;

            (xvi) to REMIC II Regular Interest F, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

            (xvii)upon payment in full of the Certificate Balance of REMIC II Regular Interest E-2, to REMIC II Regular Interest F, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest F has been reduced to zero;

            (xviii) to REMIC II Regular Interest F, to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xix) to REMIC II Regular Interest G, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

            (xx) upon payment in full of the Certificate Balance of REMIC II Regular Interest F, to REMIC II Regular Interest G, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest G has been reduced to zero;

            (xxi) to REMIC II Regular Interest G, to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xxii)to REMIC II Regular Interest H-1 and REMIC II Regular Interest H-2, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

            (xxiii) upon payment in full of the Certificate Balance of REMIC II Regular Interest G, to REMIC II Regular Interest H-1, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest H-1 has been reduced to zero, and upon payment in full of the Certificate Balance of REMIC II Regular Interest H-1, to REMIC II Regular Interest H-2, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest H-2 has been reduced to zero;

            (xxiv)to REMIC II Regular Interest H-1 and REMIC II Regular Interest H-2, to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xxv) to REMIC II Regular Interest J, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

            (xxvi)upon payment in full of the Certificate Balance of REMIC II Regular Interest H-2, to REMIC II Regular Interest J, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest J has been reduced to zero;

            (xxvii) to REMIC II Regular Interest J, to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xxviii) to REMIC II Regular Interest K, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

            (xxix)upon payment in full of the Certificate Balance of REMIC II Regular Interest J, to REMIC II Regular Interest K, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest K has been reduced to zero;

            (xxx) to REMIC II Regular Interest K, to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xxxi)to  REMIC  II  Regular   Interest  L,  the  remainder  of  the
      Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

            (xxxii) upon payment in full of the Certificate Balance of REMIC II Regular Interest K, to REMIC II Regular Interest L, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest L has been reduced to zero;

            (xxxiii) to REMIC II Regular Interest L, to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xxxiv) to REMIC II Regular Interest M, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

            (xxxv)upon payment in full of the Certificate Balance of REMIC II Regular Interest L, to REMIC II Regular Interest M, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest M has been reduced to zero;

            (xxxvi) to REMIC II Regular Interest M, to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xxxvii) to REMIC II Regular Interest N, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

            (xxxviii) upon payment in full of the Certificate Balance of REMIC II Regular Interest M, to REMIC II Regular Interest N, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest N has been reduced to zero;

            (xxxix) to REMIC II Regular Interest N, to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xl)  to  REMIC  II  Regular   Interest  O,  the  remainder  of  the
      Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

            (xli) upon payment in full of the Certificate Balance of REMIC II Regular Interest N, to REMIC II Regular Interest O, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of REMIC II Regular Interest O has been reduced to zero;

            (xlii)to REMIC II Regular Interest O, to reimburse any unreimbursed Realized Losses previously allocated thereto, to the extent not distributed pursuant to clause (iii) above, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xliii) thereafter, to the Class R-II Certificateholders at such time as the Certificate Balances of all Classes of REMIC II Regular Interests have been reduced to zero, and Realized Losses previously allocated thereto have been reimbursed to the Holders of REMIC II Regular Interests, any amounts remaining.

            Section 6.4 Reserved.

            Section 6.5 REMIC III. (a) On each Distribution Date, the Paying Agent shall withdraw from the Distribution Account an amount equal to the Available Distribution Amount and shall distribute such amount (other than the amount attributable to Excess Interest which shall be distributed in accordance with Section 6.5(c)) and Excess Liquidation Proceeds in the following amounts and order of priority:

            (i) to the Holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class X-1 Certificates, Class X-2 Certificates and Class X-Y Certificates, Distributable Certificate Interest for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest payable to each such Class;

            (ii) to the Holders of the Class A-1, Class A-2, Class A-3 and Class A-4 in reduction of the Certificate Balances thereof, in an amount up to the Principal Distribution Amount for such Distribution Date: first, to the Holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date until the Certificate Balance thereof is reduced to zero; second, upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder) until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; third, upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class A-3 Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder) until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero; fourth, upon payment in full of the aggregate Certificate Balance of the Class A-3 Certificates, to the holders of the Class A-4 Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder) until the aggregate Certificate Balance of the Class A-4 Certificates has been reduced to zero

            (iii) to the Holders of the Class A Certificates, Class X-1 Certificates, Class X-2 Certificates and Class X-Y Certificates, pro rata (treating principal and interest losses separately), to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (iv) to the Holders of the Class B Certificates, Distributable Certificate Interest for such Distribution Date;

            (v) upon payment in full of the Certificate Balance of the Class A-4 Certificates, to the Holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class B Certificates has been reduced to zero;

            (vi) to the Holders of the Class B Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (vii) to the Holders of the Class C Certificates, Distributable Certificate Interest for such Distribution Date;

            (viii)upon payment in full of the Certificate Balance of the Class B Certificates, to the Holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class C Certificates has been reduced to zero;

            (ix) to the Holders of the Class C Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (x) to the Holders of the Class D Certificates, Distributable Certificate Interest for such Distribution Date;

            (xi) upon payment in full of the Certificate Balance of the Class C Certificates, to the Holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class D Certificates has been reduced to zero;

            (xii) to the Holders of the Class D Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xiii) to the Holders of the Class E Certificates, Distributable Certificate Interest for such Distribution Date;

            (xiv) upon payment in full of the Certificate Balance of the Class D Certificates, to the Holders of the Class E Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class E Certificates has been reduced to zero;

            (xv) to the Holders of the Class E Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xvi) to the Holders of the Class F Certificates, Distributable Certificate Interest for such Distribution Date;

            (xvii)upon payment in full of the Certificate Balance of the Class E Certificates, to the Holders of the Class F Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class F Certificates has been reduced to zero;

            (xviii) to the Holders of the Class F Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xix) to the Holders of the Class G Certificates, Distributable Certificate Interest for such Distribution Date;

            (xx) upon payment in full of the Certificate Balance of the Class F Certificates, to the Holders of the Class G Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class G Certificates has been reduced to zero;

            (xxi) to the Holders of the Class G Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xxii) to the Holders of the Class H Certificates, Distributable Certificate Interest for such Distribution Date;

            (xxiii) upon payment in full of the Certificate Balance of the Class G Certificates, to the Holders of the Class H Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class H Certificates has been reduced to zero;

            (xxiv)to the Holders of the Class H Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xxv) to the Holders of the Class J Certificates, Distributable Certificate Interest for such Distribution Date;

            (xxvi)upon payment in full of the Certificate Balance of the Class H Certificates, to the Holders of the Class J Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class J Certificates has been reduced to zero;

            (xxvii) to the Holders of the Class J Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xxviii) to the Holders of the Class K Certificates, Distributable Certificate Interest for such Distribution Date;

            (xxix)upon payment in full of the Certificate Balance of the Class J Certificates, to the Holders of the Class K Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class K Certificates has been reduced to zero;

            (xxx) to the Holders of the Class K Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xxxi) to the Holders of the Class L Certificates, Distributable Certificate Interest for such Distribution Date;

            (xxxii) upon payment in full of the Certificate Balance of the Class K Certificates, to the Holders of the Class L Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class L Certificates has been reduced to zero;

            (xxxiii) to the Holders of the Class L Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xxxiv) to the Holders of the Class M Certificates, Distributable Certificate Interest for such Distribution Date;

            (xxxv)upon payment in full of the Certificate Balance of the Class L Certificates, to the Holders of the Class M Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class M Certificates has been reduced to zero;

            (xxxvi) to the Holders of the Class M Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xxxvii) to the Holders of the Class N Certificates, Distributable Certificate Interest for such Distribution Date;

            (xxxviii) upon payment in full of the Certificate Balance of the Class M Certificates, to the Holders of the Class N Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class N Certificates has been reduced to zero;

            (xxxix) to the Holders of the Class N Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (xl) to the Holders of the Class O Certificates, Distributable Certificate Interest for such Distribution Date;

            (xli) upon payment in full of the Certificate Balance of the Class N Certificates, to the Holders of the Class O Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class O Certificates has been reduced to zero;

            (xlii)to the Holders of the Class O Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses; and

            (xliii) to the Holders of the Class R-III Certificates at such time as the Certificate Balances of all Classes of REMIC III Regular Certificates have been reduced to zero, and Realized Losses previously allocated to each Holder have been reimbursed to the Holders of the REMIC III Regular Certificates, any amounts remaining on deposit in the Distribution Account.

            Notwithstanding the foregoing, on each Distribution Date occurring on or after the earliest date, if any, upon which the Certificate Balances of all the Classes of Subordinate Certificates have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to Certificate Balances of all the Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed, first, to the Holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero; and, second, to the Holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on the respective amounts of unreimbursed Realized Losses previously allocated to each such Class, plus one month's interest on such Realized Losses at the applicable Pass-Through Rate. A similar rule shall apply to the distribution of the Principal Distribution Amount to REMIC II Regular Interests A-1A, A-1B, A-1C, A-2A, A-2B and A-2C, in lieu of the distributions described in Section 6.3(a)(ii).

            (b) On each Distribution Date, the Paying Agent shall withdraw amounts in the Reserve Account and shall pay the Certificateholders on such Distribution Date such amounts in the following priority:

            (i) first, to reimburse the Holders of the Principal Balance Certificates (in order of alphabetical Class designation) for any, and to the extent of, Realized Losses previously allocated to them; and

            (ii) second, upon the reduction of the Aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the applicable Special Servicer as additional Special Servicer Compensation.

            This Section 6.5(b) shall apply mutatis mutandis to reimbursement of Realized Losses previously allocated to the REMIC II Regular Interests and the REMIC I Regular Interests.

            (c) On each Distribution Date, the Paying Agent shall withdraw from the Excess Interest Sub-account any Excess Interest on deposit therein, and the Paying Agent shall pay such Excess Interest on such Distribution Date to the Class EI Certificates.

            Section 6.6 Allocation of Realized Losses, Expense Losses and Shortfalls Due to Nonrecoverability. (a) REMIC I. On each Distribution Date, except as provided in subsection (b) below,

            (i) Realized Principal Losses on each Mortgage Loan realized during the related Collection Period shall reduce the Certificate Balance of the Corresponding REMIC I Regular Interest;

            (ii) Realized Interest Losses on each Mortgage Loan shall be allocated to reduce first, Distributable Certificate Interest for such Distribution Date, and then Unpaid Interest in each case owing on the Corresponding REMIC I Regular Interests (and as between the related Group X-Y REMIC I Regular Interest and Group PB REMIC I Regular Interest, pro rata based on Distributable Certificate Interest or Unpaid Interest, as applicable); and to the extent that such Realized Interest Loss exceeds such amount, shall be treated as an Expense Loss;

            (iii) Expense Losses (not otherwise applied above) realized during the related Collection Period shall be allocated among the REMIC I Regular Interests in proportion to their Certificate Balances or Notional Amounts (and, as between the Group X-Y REMIC I Regular Interests and the Group PB REMIC I Regular Interests, in proportion to Distributable Certificate Interest otherwise payable thereon) after making all other allocations for such Distribution Date.

            (b) In the event that a Master Servicer, the Trustee or the Fiscal Agent, determines that an Advance previously made by it is a Nonrecoverable Advance and such Master Servicer withdraws the amount of such Advance from the applicable Certificate Account pursuant to Section 5.2(a) hereof (which amount shall be treated as an Available Advance Reimbursement Amount pursuant to
Section 4.6), it shall determine the portion of the amount so withdrawn that is attributable to (w) interest on the related Mortgage Loan; (x) principal on the related Mortgage Loan; (y) Servicing Advances; and (z) Advance Interest. The portion of the amount so withdrawn from the applicable Certificate Account that is allocable to:

            (i) amounts previously advanced as interest on the related Mortgage Loan shall reduce the Available Distribution Amount for REMIC I and shall be allocated to reduce the amount of interest paid on each REMIC I Regular Interest on such Distribution Date in proportion to Distributable Certificate Interest otherwise payable thereon, and shall result in Unpaid Interest on each such REMIC I Regular Interest;

            (ii) amounts previously advanced as principal on the related Mortgage Loan shall reduce the Available Distribution Amount for REMIC I and shall be allocated to reduce the principal paid on each REMIC I Regular Interest on which principal would otherwise be paid on such Distribution Date, in proportion to such principal payments; and

            (iii) amounts previously advanced as Servicing Advances, as well as Advance Interest owing to such Master Servicer, the Trustee or the Fiscal Agent with respect to Advances shall be treated as Expense Losses and allocated in accordance with Section 6.6(a)(iii) above.

            (c) At such time as a Final Recovery Determination is made with respect to any Mortgage Loan with respect to which the applicable Master Servicer previously had withdrawn amounts from the applicable Certificate
Account following a determination that Advances previously made were Nonrecoverable Advances, or at such other time as a Realized Loss shall occur with respect to any such Mortgage Loan, either the applicable Master Servicer (with respect to any Mortgage Loan other than a Specially Serviced Mortgage
Loan) or the applicable Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall compute the Realized Loss with respect to such Mortgage Loan; provided that the Master Servicer and the applicable Special Servicer, as applicable, agree to consult with the party who is making the Realized Loss computation and to provide any information requested by the party making the computation, and the Paying Agent shall allocate such Realized Loss as follows:

            (i) to the extent that any Realized Principal Loss does not exceed the Certificate Balance on the Corresponding REMIC I Regular Interest, such Realized Principal Loss shall be allocated to such REMIC I Regular Interest; and to the extent that any Realized Principal Loss exceeds the Certificate Balance of the Corresponding REMIC I Regular Interest, such Realized Principal Loss shall be allocated to the other Corresponding REMIC I Regular Interests with respect to which distributions of principal were reduced pursuant to Section 6.6(b)(i) above, in proportion to the amount of such reductions;

            (ii) any Realized Interest Loss shall be allocated to the Corresponding REMIC I Interest to the extent of Unpaid Interest thereon and any remaining portion of the Realized Interest Loss shall be allocated as a Realized Interest Loss on each REMIC I Regular Interest with respect to which Unpaid Interest was created pursuant to Section 6.6(b)(ii) above in proportion to the amount of Unpaid Interest resulting from the reduction in distributions of interest on such REMIC I Regular Interest pursuant to Section 6.6(b)(ii) above;

            (iii) the portion of the amount recovered on the Mortgage Loan with respect to which amounts were withdrawn from the applicable Certificate Account that are treated as Recoveries of principal on the Mortgage Loan shall be applied first, to make payments of principal on the Corresponding REMIC I Regular Interest until the Realized Principal Losses previously allocated thereto are reduced to zero and thereafter to make payments of principal to the Corresponding REMIC I Regular Interests with respect to which principal distributions were reduced pursuant to Section 6.6(b)(ii) above, in proportion to the amount of such reductions;

            (iv) the portion of the amount recovered on the Mortgage Loan with respect to which amounts were withdrawn from the applicable Certificate Account that are treated as Recoveries of interest on the Mortgage Loan shall be applied first, to make payments of Unpaid Interest on the Corresponding REMIC I Regular Interest and thereafter to make payments of interest on each REMIC I Interest with respect to which Unpaid Interest was created pursuant to Section 6.6(b)(i) above in proportion to the amount of Unpaid Interest resulting from the reduction in distributions of interest on such REMIC I Regular Interest pursuant to Section 6.6(b)(i) above; and

            (v) the portion of the amount recovered on the Mortgage Loan with respect to which amounts were withdrawn from the applicable Certificate Account that is treated as a recovery of expenses on the Mortgage Loan shall be applied in reimbursement of Expense Losses on each REMIC I
      Regular Interest with respect to which an Expense Loss was created pursuant to Section 6.6(b)(iii) above in proportion to the amount of the Expense Loss allocated thereto pursuant to Section 6.6(b)(iii) above.

            (d) REMIC II. On each Distribution Date, all Realized Losses and Expense Losses on the REMIC I Regular Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the Corresponding REMIC II Regular Interests in the amounts and in the manner as will be allocated to the REMIC III Regular Certificates relating thereto pursuant to Section 6.6(f); provided, however, that Realized Losses allocated to REMIC II Regular Interests that have Components shall be allocated among the Components of such REMIC II Regular Interests sequentially in alphabetical and numerical order. Realized Losses allocated to the Class X Certificates shall reduce the amount of interest payable on the REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest A-2E, REMIC II Regular Interest A-2F, REMIC II Regular Interest A-3A, REMIC II Regular Interest A-3B, REMIC II Regular Interest A-3C, REMIC II Regular Interest A-3D, REMIC II Regular Interest A-4A, REMIC II Regular Interest A-4B, REMIC II Regular Interest A-4C REMIC II Regular Interest B, REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular Interest C-3, REMIC II Regular Interest C-4, REMIC II Regular Interest D, REMIC II Regular Interest E-1, REMIC II Regular Interest E-2, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular Interest O, which reduction shall be allocated pro rata based on the product of the Certificate Balance of such REMIC II Regular Interest and the sum of the Class X-1 Strip Rate and the Class X-2 Strip Rate (if any) applicable to the Class of Certificates relating to such REMIC II Regular Interest.

            (e) Reserved.

            (f) REMIC III. On each Distribution Date, all Realized Losses on the REMIC II Regular Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the REMIC III Regular Certificates in Reverse Sequential Order, with such reductions being allocated among the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2 and Class X-Y Certificates, pro rata, in each case reducing (A) the Certificate Balance of such Class until such Certificate Balance is reduced to zero (in the case of the Class A Certificates); (B) Unpaid Interest owing to such Class to the extent thereof; and (C) Distributable Certificate Interest owing to such Class, provided that Realized Losses and Expense Losses shall not reduce the Aggregate Certificate Balance of the REMIC III Regular Certificates below the sum of the Aggregate Certificate Balances of the REMIC II Regular Interests.

            Section 6.7 Net Aggregate Prepayment Interest Shortfalls. On each Distribution Date, any Net Aggregate Prepayment Interest Shortfalls in REMIC I shall be allocated among the REMIC I Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC I Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, any Net Aggregate Prepayment Interest Shortfalls in REMIC II shall be allocated among the REMIC II Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC II Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, the amount of any Net Aggregate Prepayment Interest Shortfalls on the REMIC III Regular Certificates shall be allocated to each Class of Certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class of Certificates on such Distribution Date, in each case reducing interest otherwise payable thereon. The amount of Net Aggregate Prepayment Interest Shortfalls allocated to a Class of Certificates pursuant to the preceding sentence shall reduce the Distributable Certificate Interest for such Class for such Distribution Date. No Prepayment Interest Shortfalls with respect to the San Tomas B Note shall be allocated to any Class of Certificates.

            Section 6.8 Adjustment of Servicing Fees. The Master Servicing Fee payable to each Master Servicer shall be adjusted as provided in Section 8.10(c) herein. Any amount retained by REMIC I as a result of a reduction of the Master Servicing Fee shall be treated as interest collected with respect to the prepaid Mortgage Loans with respect to which the Master Servicing Fee adjustment occurs.

            Section 6.9 Appraisal Reductions. Not later than the date on which an Appraisal Event occurs, the applicable Special Servicer shall have obtained
(A) an Appraisal of the Mortgaged Property securing the related Mortgage Loan and, if applicable, the San Tomas B Note, if the Principal Balance of such Mortgage Loan and, if applicable, the San Tomas B Note, exceeds $2,000,000 or
(B) at the option of the applicable Special Servicer, if such Principal Balance is less than or equal to $2,000,000, either an internal valuation prepared by such Special Servicer or an Appraisal which in all cases shall be completed as of the date that such Mortgage Loan and, if applicable, the San Tomas B Note, becomes a Required Appraisal Loan; provided that if such Special Servicer had completed or obtained an Appraisal or internal valuation within the immediately prior 12 months, such Special Servicer may rely on such Appraisal or internal valuation and shall have no duty to prepare a new Appraisal or internal valuation, unless such reliance would not be in accordance with the Servicing Standard; provided, further, that if the applicable Special Servicer is required to obtain an Appraisal of a Mortgaged Property after receipt of the notice described in clause (ii) of the definition of Appraisal Event, such Appraisal will be obtained no later than 60 days after receipt of such notice and an internal valuation will be obtained no later than 60 days after receipt of such notice. With respect to each Mortgage Loan that is cross-collateralized with any other Mortgage Loan, the Appraisal or internal valuation need only be performed with respect to the individual Mortgage Loan to which an Appraisal Event occurs, and not with respect to all the Mortgage Loans in the cross-collateralized group. Such Appraisal or valuation shall be conducted in accordance with the definition of "market value" as set forth in 12 C.F.R. ss. 225.62 and shall be updated at least annually from the date of such Appraisal or valuation, as applicable, to the extent such Mortgage Loan and, if applicable, the San Tomas B Note, remains a Required Appraisal Loan. The cost of any such Appraisal or valuation, if not performed by the applicable Special Servicer, shall be an expense of the Trust and may be paid from REO Income or, to the extent collections from such related Mortgage Loan and, if applicable, the San Tomas B Note, or Mortgaged Property does not cover the expense, such unpaid expense shall be, subject to Section 4.4 hereof, advanced by the applicable Master
Servicer at the request of such Special Servicer pursuant to Section 4.6 in which event it shall be treated as a Servicing Advance. The applicable Special Servicer, based on the Appraisal or internal valuation, shall calculate any Appraisal Reduction. The applicable Master Servicer shall recalculate the Appraisal Reduction for any Mortgage Loan and, if applicable, the San Tomas B Note, based on the original Appraisal or updated Appraisals or internal valuations provided from time to time to it by the applicable Special Servicer. Notwithstanding the foregoing, the terms of this Section 6.9 shall not be applicable to the One Seaport Plaza Pari Passu Loan if the 2002-IQ2 Special Servicer shall have performed such obligations with respect to such Mortgage Loan pursuant to the terms of the 2002-IQ2 Pooling and Servicing Agreement.

            Section 6.10 Compliance with Withholding Requirements. Notwithstanding any other provision of this Agreement to the contrary, the Paying Agent on behalf of the Trustee shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest, original issue discount, or other amounts that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding and any amount so withheld shall be regarded as distributed to the related Certificateholders for purposes of this Agreement. In the event the Paying Agent withholds any amount from payments made to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate to such Certificateholder the amount withheld. The Trustee shall not be responsible for the Paying Agent's failure to comply with any withholding requirements.

            Section 6.11 Prepayment Premiums and Yield Maintenance Charges. Any Prepayment Premium or Yield Maintenance Charges collected with respect to a Mortgage Loan during any particular Collection Period will be deemed distributed to the Trustee by the Paying Agent on the following Distribution Date as follows: (i) first, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the Group PB REMIC I Regular Interest to which such Mortgage Loan relates, any Prepayment Premiums collected on or with respect to such Mortgage Loan; and (ii) second, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC II Regular Interests, any
Prepayment Premiums deemed distributed to the REMIC I Regular Interests, and shall be deemed to distribute such Prepayment Premiums to the REMIC II Regular Interest then entitled to distributions of principal from the Principal Distribution Amount (or, if more than one Class of REMIC II Regular Interests is then entitled to distributions of principal from the Principal Distribution Amount, such Prepayment Premiums shall be deemed distributed among such Classes pro rata in accordance with the relevant amounts of entitlements to distributions of principal). Following such deemed distributions, the Holders of the respective Classes of Principal Balance Certificates, other than the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates, then entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, will be entitled to, and the Paying Agent on behalf of the Trustee will pay to such Holder(s), an amount equal to, in the case of each such Class, the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of Certificates on that Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and that Class of Certificates and (c) the aggregate amount of Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period. If there is more than one such Class of Principal Balance Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of entitlement to such distributions of principal. Any portion of such Prepayment Premium or Yield Maintenance Charge that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-1 and Class X-2 Certificates. On or prior to the Distribution Date in December 2006, 61% of the Prepayment Premium or Yield Maintenance Charge that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-1 Certificates and 39% of the Prepayment Premium or Yield Maintenance Charge that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-2 Certificates. After the Distribution Date in December 2006, any portion of such Prepayment Premium or Yield Maintenance Charge collected during the related Collection Period that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-1 Certificates.

            Notwithstanding the foregoing, Yield Maintenance Charges collected during any Collection Period with respect to any Specially Designated Co-op Mortgage Loan will be distributed to the REMIC III Regular Certificates as follows: (a) the amount of such Yield Maintenance Charges which would have been payable with respect to such Specially Designated Co-op Mortgage Loan if the related mortgage interest rate was equal to 5.55% will be distributed as set forth in the paragraph above, and (b) the amount of such Yield Maintenance Charges actually collected during such Collection Period in excess of the amount to be distributed pursuant to clause (a) will be distributed to the holders of the Class X-Y Certificates. In addition, notwithstanding the prior paragraph, Prepayment Premiums collected during any Collection Period with respect to any Specially Designated Co-op Mortgage Loan will be distributed as follows: (a) 50% to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class X-1 and Class X-2 Certificates, allocable among such classes as set forth in the paragraph above, and (b) 50% to the holders of the Class X-Y Certificates.

                                  ARTICLE VII

                  CONCERNING THE TRUSTEE, THE FISCAL AGENT AND
                                THE PAYING AGENT

            Section 7.1 Duties of the Trustee, the Fiscal Agent and the Paying Agent. (a) The Trustee, the Fiscal Agent and the Paying Agent each shall undertake to perform only those duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee, the Fiscal Agent or the Paying Agent. Any permissive right of the Trustee, the Fiscal Agent or the Paying Agent provided for in this Agreement shall not be construed as a duty of the Trustee, the Fiscal Agent or the Paying Agent. The Trustee, the Fiscal Agent and the Paying Agent each shall exercise such of the rights and powers vested in it by this Agreement and following the occurrence and during the continuation of any Event of Default hereunder, the Trustee, the Fiscal Agent and the Paying Agent each shall use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) The Trustee, the Fiscal Agent or the Paying Agent, as applicable, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they on their face conform to the requirements of this Agreement; provided that the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicers or any other Person to it pursuant to this Agreement. If any such instrument is found on its face not to conform to the requirements of this Agreement, the Trustee or the Paying Agent shall request the providing party to correct the instrument and if not so corrected, the Trustee shall inform the Certificateholders.

            (c) None of the Trustee, the Fiscal Agent or the Paying Agent nor any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall have any liability to the Trust or the Certificateholders arising out of or in connection with this Agreement, except for their respective negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee, the Fiscal Agent, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith; provided that:

            (i) none of the Trustee, the Fiscal Agent, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in its reasonable business judgment in accordance with this Agreement or at the direction of Holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance of the Certificates;

            (ii) no provision of this Agreement shall require either the Trustee, the Fiscal Agent or the Paying Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

            (iii) none of the Trustee, the Fiscal Agent, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall be responsible for any act or omission of any Master Servicer, any Special Servicer, the Depositor or any Seller, or for the acts or omissions of each other, including, without limitation, in connection with actions taken pursuant to this Agreement;

            (iv) the execution by the Trustee or the Paying Agent of any forms or plans of liquidation in connection with any REMIC Pool shall not constitute a representation by the Trustee or the Paying Agent as to the adequacy of such form or plan of liquidation;

            (v) none of the Trustee, the Fiscal Agent or the Paying Agent shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Trustee, Fiscal Agent or Paying Agent, as applicable, in accordance with this Agreement. In such event, all legal expense and costs of such action shall be expenses and costs of the Trust, and the Trustee, the Paying Agent and the Fiscal Agent shall be entitled to be reimbursed therefor from the Certificate Account pursuant to Section 5.2(a)(vi); and

            (vi) none of the Trustee, the Fiscal Agent or the Paying Agent shall be charged with knowledge of any failure by any Master Servicer or any Special Servicer or by each other to comply with its obligations under this Agreement or any act, failure, or breach of any Person upon the occurrence of which the Trustee, the Fiscal Agent or the Paying Agent may be required to act, unless a Responsible Officer of the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, obtains actual knowledge of such failure.

            Section 7.2 Certain Matters Affecting the Trustee, the Fiscal Agent and the Paying Agent. (a) Except as otherwise provided in Section 7.1:

            (i) the Trustee, the Fiscal Agent and the Paying Agent each may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Trustee, the Fiscal Agent and the Paying Agent each may consult with counsel and the advice of such counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) none of the Trustee, the Fiscal Agent, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall be personally liable for any action taken, suffered or omitted by such Person in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) the Trustee and the Paying Agent shall not be under any obligation to exercise any remedies after default as specified in this Agreement or to institute, conduct or defend any litigation hereunder or relating hereto or make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of at least 25% of the Aggregate Certificate Balance of the Certificates then outstanding, provided that, if the payment within a reasonable time to the Trustee or the Paying Agent, as applicable, of the costs, expenses or liabilities likely to be incurred by it in connection with the foregoing is, in the opinion of such Person not reasonably assured to such Person by the security afforded to it by the terms of this Agreement, such Person may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expenses of the Trustee or the Paying Agent, as applicable, shall be paid by the Certificateholders requesting such examination;

            (v) the Trustee, the Fiscal Agent and the Paying Agent each may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the Trustee, the Fiscal Agent and the Paying Agent conferred on them by such appointment; provided that each of the Trustee, the Fiscal Agent and the Paying Agent, as the case may be, shall continue to be responsible for its duties and obligations hereunder and shall not be liable for the actions or omissions of any Master Servicer, any Special Servicer, the Depositor or the actions or omissions of each other;

            (vi) none of the Trustee, the Fiscal Agent or the Paying Agent shall be required to obtain a deficiency judgment against a Mortgagor;

            (vii) none of the Trustee, the Fiscal Agent or the Paying Agent shall be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

            (viii) none of the Trustee, the Fiscal Agent or the Paying Agent shall be liable for any loss on any investment of funds pursuant to this Agreement;

            (ix) unless otherwise specifically required by law, none of the Trustee, the Fiscal Agent or the Paying Agent shall be required to post any surety or bond of any kind in connection with the execution or performance of its duties hereunder; and

            (x) except as specifically provided hereunder in connection with the performance of its specific duties, none of the Trustee, the Fiscal Agent or the Paying Agent shall be responsible for any act or omission of any Master Servicer, any Special Servicer, the Depositor or of each other.

            (b) Following the Closing Date, the Trustee shall not accept any contribution of assets to the Trust not specifically contemplated by this Agreement unless the Trustee shall have received a Nondisqualification Opinion at the expense of the Person desiring to contribute such assets with respect to such contribution.

            (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or any proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

            (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

            (e) The Paying  Agent  shall  timely  pay,  from its own funds,  the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Paying Agent of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Paying Agent.

            (f) If, in connection with any Distribution Date, the Trustee or Paying Agent has reported to the Depository the anticipated amount of the distribution to be made to the Depository on such Distribution Date and the timing of the receipt from a Master Servicer of any Principal Prepayment or Balloon Payment requires modification of such anticipated amount of the distribution to be made to the Depository, the Trustee or Paying Agent will use commercially reasonable efforts to cause the Depository to revise the amount of the distribution on a timely basis so that such Principal Prepayments or Balloon Payments will be included in the Available Distribution Amount for such Distribution Date. None of the Trustee, the Paying Agent, the Master Servicers, the Special Servicers and the Fiscal Agent will be liable or held responsible for any resulting delay (or claims by the Depository resulting therefrom) in the making of such distribution to Certificateholders.

            Section 7.3 The Trustee, the Fiscal Agent and the Paying Agent Not Liable for Certificates or Interests or Mortgage Loans. The Trustee, the Fiscal Agent and the Paying Agent each makes no representations as to the validity or sufficiency of this Agreement, the information contained in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or Prospectus for the REMIC III Regular Certificates or Residual Certificates (other than the Certificate of Authentication on the Certificates if the Paying Agent is the Authenticating Agent) or of any Mortgage Loan, Assignment of Mortgage or related document save that (i) each of the Trustee, the Fiscal Agent and the Paying Agent represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law and (ii) the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to
(A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. None of the Trustee, the Fiscal Agent or the Paying Agent shall be accountable for the use or application by the Depositor or any Master Servicer or any Special Servicer or by each other of any of the Certificates or any of the proceeds of such Certificates, or for the use or application by the Depositor or any Master Servicer or any Special Servicer or by each other of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates or any account maintained pursuant to this Agreement or for investment of any such amounts. No recourse shall be had for any claim based on any provisions of this Agreement, the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Prospectus or the Certificates (except with respect to the Trustee, the Fiscal Agent and the Paying Agent to the extent of information furnished by the Trustee and the Fiscal Agent under the caption entitled "DESCRIPTION OF THE OFFERED CERTIFICATES--The Trustee, Fiscal Agent, Paying Agent, Certificate Registrar and Authenticating Agent" in the Preliminary Prospectus Supplement and the Final Prospectus Supplement), the Mortgage Loans or the assignment thereof against the Trustee, the Fiscal Agent or the Paying Agent in such Person's individual capacity and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein. None of the Trustee, the Fiscal Agent or the Paying Agent shall be liable for any action or failure of any action by the Depositor or any Master Servicer or any Special Servicer or by each other hereunder. None of the Trustee, the Fiscal Agent or the Paying Agent shall at any time have any responsibility or liability for or with respect to the legality, validity or enforceability of the Mortgages or the Mortgage Loans, or the perfection and priority of the Mortgages or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation, the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of the Mortgage Loans to the Trust or of any intervening assignment; the completeness of the Mortgage Loans; the performance or enforcement of the Mortgage Loans (other than if the Trustee shall assume the duties of any Master Servicer); the compliance by the Depositor, each Seller, the Mortgagor or any Master Servicer or any Special Servicer or by each other with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation made under this Agreement or in any related document prior to the receipt by a Responsible Officer of the Trustee of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of any Master Servicer or any Special Servicer or any loss resulting therefrom; the failure of any Master Servicer or any Sub-Servicer or any Special Servicer to act or perform any duties required of it on behalf of the Trustee hereunder; or any action by the Trustee taken at the instruction of any Master Servicer or any Special Servicer.

            Section 7.4 The Trustee, the Fiscal Agent and the Paying Agent May Own Certificates. Each of the Trustee, the Fiscal Agent and the Paying Agent in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee, the Fiscal Agent or the Paying Agent, as the case may be.

            Section 7.5 Eligibility Requirements for the Trustee, the Fiscal Agent and the Paying Agent. The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" (without regard to plus or minus) by S&P and whose long-term senior unsecured debt is at all times rated not less than "A2" by Moody's and "A+" by S&P, unless a Fiscal Agent is appointed that has a long-term unsecured rating that is at least "A2" by Moody's and "A+" by S&P, in which case such Trustee's long -term senior unsecured debt shall be rated not less that "A3" by Moody's and "A-" by S&P or otherwise acceptable to the Rating Agencies as evidenced by a Rating Agency Confirmation. If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee or the Fiscal Agent shall resign immediately in the manner and with the effect specified in Section 7.6.

            The Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers and shall be rated at least "A" by S&P and "A2" by Moody's, unless and to the extent Rating Agency Confirmation is obtained.

            Section 7.6 Resignation and Removal of the Trustee, the Fiscal Agent or the Paying Agent. (a) The Trustee, the Fiscal Agent or the Paying Agent may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicers and the Rating Agencies; provided that such resignation shall not be effective until its successor shall have accepted the appointment. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee, fiscal agent or paying agent, as the case may be, except in the case of the initial Trustee or Fiscal Agent, in which case both shall be so replaced but may be replaced under this paragraph sequentially, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee or the Fiscal Agent, one copy to the successor trustee and one copy to each of the Master Servicers, the Paying Agent and the Rating Agencies. If no successor trustee, fiscal agent or paying agent shall have been so appointed, as the case may be, and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee, the Fiscal Agent or the Paying Agent, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee, fiscal agent or paying agent, as the case may be. It shall be a condition to the appointment of a successor trustee or fiscal agent that such entity satisfies the eligibility requirements set forth in Section 7.5.

            (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Trustee or the Trust held by the Trustee is located solely because of the location of the Trustee in such state; provided, however, that, if the Trustee agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), (iv) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies or (v) with respect with the initial Trustee, a Fiscal Agent Termination Event has occurred unless the Trustee has satisfied the ratings required by clause (iii) of Section 7.5, then the Depositor may remove such Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee and one copy to each of the Master Servicers and the Rating Agencies. In the case of removal under clauses (i), (ii), (iii) and (iv) above, the Trustee shall bear all such costs of transfer. Such succession shall take effect after a successor trustee has been appointed. In the case of the removal of the initial Trustee, the Depositor shall also remove the Fiscal Agent. In this case, the procedures and liability for costs of such removal shall be the same as they are stated in subsection (c) with respect to the Fiscal Agent.

            (c) If at any time (i) the Fiscal Agent shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, or (ii) a Fiscal Agent Termination Event has occurred, then the Depositor shall send a written notice of termination to the Fiscal Agent (which notice shall specify the reason for such termination) and remove such Fiscal Agent and appoint a successor fiscal agent by written instrument, one copy of which instrument shall be delivered to the Fiscal Agent by written instrument, one copy of which instrument shall be delivered to the Fiscal Agent so removed, one copy to the successor fiscal agent, and one copy to each of the Trustee, the Master Servicers and the Rating Agencies. In all such cases, the Fiscal Agent shall bear all costs of transfer to a successor Fiscal Agent, such succession only to take effect after a successor Fiscal Agent has been appointed. In the case of the initial Fiscal Agent, the Depositor may, but is not required to, also remove the Trustee unless the Trustee has satisfied the ratings required by clause (iii) of Section 7.5. In this case, the procedures and liability for costs of such removal shall be the same as they are stated in subsection (b) with respect to the Trustee.

            (d) If at any time (i) the Paying Agent shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, (ii) the Paying Agent shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Paying Agent or of its property shall be appointed, or any public officer shall take charge or control of the Paying Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Paying Agent is located solely because of the location of the Paying Agent in such state; provided, however, that, if the Paying Agent agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the Paying Agent as such would result in a downgrade, qualification or withdrawal, as applicable, of the rating by any Rating Agency of any Class of Certificates with a rating as evidenced in writing by any Rating Agency, then the Depositor or the Trustee shall send a written notice of termination to the Paying Agent (which notice shall specify the reason for such termination) and remove such Paying Agent and the Depositor shall appoint a successor Paying Agent by written instrument, one copy of which instrument shall be delivered to the Paying Agent so removed, one copy to the successor Paying Agent, and one copy to each of the Trustee, the Master
Servicers and the Rating Agencies. In all such cases, the Paying Agent shall bear all costs of transfer to a successor Paying Agent, such succession only to take effect after a successor Paying Agent has been appointed.

            (e) The Holders of more than 50% of the Aggregate Certificate Balance of the Certificates then outstanding may for cause upon 30 days' written notice to the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, and to the Depositor remove the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, so removed; the Depositor shall thereupon use its best efforts to appoint a successor Trustee, the Fiscal Agent or the Paying Agent, as the case may be, in accordance with this Section.

            (f) Any resignation or removal of the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, and appointment of a successor trustee, fiscal agent or paying agent pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee, fiscal agent or paying agent, as the case may be, as provided in Section 7.7. Upon any succession of the Trustee, the Fiscal Agent or the Paying Agent under this Agreement, the predecessor Trustee, Fiscal Agent or Paying Agent, as the case may be, shall be entitled to the payment of compensation and reimbursement agreed to under this Agreement for services rendered and expenses incurred. The Trustee, the Fiscal Agent or the Paying Agent shall not be liable for any action or omission of any successor Trustee, the Fiscal Agent or Paying Agent, as the case may be.

            Section 7.7 Successor Trustee, Fiscal Agent or Paying Agent. (a) Any successor Trustee, Fiscal Agent or Paying Agent appointed as provided in Section
7.6 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee, Fiscal Agent or Paying Agent, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, Fiscal Agent or Paying Agent, as the case may be, shall become effective and such successor Trustee, Fiscal Agent or Paying Agent, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Paying Agent herein. The predecessor Trustee, Fiscal Agent or Paying Agent shall deliver (at such predecessor's own expense) to the successor Trustee, Fiscal Agent or Paying Agent all Mortgage Files and documents and statements related to the Mortgage Files held by it hereunder, and the predecessor Trustee shall duly assign, transfer, deliver and pay over (at such predecessor's own expense) to the successor Trustee, the entire Trust, together with all instruments of transfer and assignment or other documents properly executed necessary to effect such transfer. The predecessor Trustee, Fiscal Agent or Paying Agent, as the case may be, shall also deliver all records or copies thereof maintained by the predecessor Trustee, Fiscal Agent or Paying Agent in the administration hereof as may be reasonably requested by the successor Trustee, Fiscal Agent or Paying Agent, as applicable, and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Depositor and the predecessor Trustee, Fiscal Agent or Paying Agent shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee, Fiscal Agent or Paying Agent, as the case may be, all such rights, powers, duties and obligations. Anything herein to the contrary notwithstanding, in no event shall the combined fees payable to a successor Trustee exceed the Trustee Fee.

            (b) No successor Trustee, Fiscal Agent or Paying Agent shall accept appointment as provided in this Section unless at the time of such appointment such successor Trustee, Fiscal Agent or Paying Agent, as the case may be, shall be eligible under the provisions of Section 7.5.

            (c) Upon acceptance of appointment by a successor Trustee, Fiscal Agent or Paying Agent as provided in this Section, the successor Trustee, Fiscal Agent or Paying Agent shall mail notice of the succession of such Trustee, Fiscal Agent or Paying Agent hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. The expenses of such mailing shall be borne by the successor Trustee, Fiscal Agent or Paying Agent. If the successor Trustee, Fiscal Agent or Paying Agent fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, Fiscal Agent or Paying Agent, the General Master Servicer shall cause such notice to be mailed at the expense of the successor Trustee, Fiscal Agent or Paying Agent, as applicable.

            Section 7.8 Merger or Consolidation of Trustee, Fiscal Agent or Paying Agent. Any Person into which the Trustee, Fiscal Agent or Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee, Fiscal Agent or Paying Agent shall be a party, or any Persons succeeding to the business of such Trustee, Fiscal Agent or Paying Agent, shall be the successor of such Trustee, Fiscal Agent or Paying Agent, as the case may be, hereunder, as applicable, provided that such Person shall be eligible under the provisions of
Section 7.5, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 7.9 Appointment of Co-Trustee,  Separate Trustee,  Agents or
Custodian. (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Certificate Balance of the Certificates then outstanding shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by any Master Servicer or any Special Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders, shall have such powers, rights and remedies as shall be specified in the instrument of appointment and shall be deemed to have accepted the provisions of this Agreement; provided that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee; provided, further, that the Trustee shall be liable for the actions of any co-trustee or separate trustee appointed by it and shall have no liability for the actions of any co-trustee or separate trustee appointed by the Depositor or the Certificateholders pursuant to this paragraph.

            (b) The Trustee or the Paying Agent, as the case may be, may from time to time appoint one or more independent third-party agents to perform all or any portion of its administrative duties hereunder (i.e., collection and distribution of funds, preparation and dissemination of reports, monitoring compliance, etc.). The Trustee or the Paying Agent, as the case may be, shall supervise and oversee such agents appointed by it. The terms of any arrangement or agreement between the Trustee or the Paying Agent, as the case may be, and such agent, may be terminated, without cause and without the payment of any termination fees in the event the Trustee or the Paying Agent, as the case may be, is terminated in accordance with this Agreement. In addition, neither the Trust nor the Certificateholders shall have any liability or direct obligation to such agent. Notwithstanding the terms of any such agreement, the Trustee or the Paying Agent, as the case may be, shall remain at all times obligated and liable to the Trust and the Certificateholders for performing its duties hereunder.

            (c) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed
      (whether as Trustee hereunder or as successor to a Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

            (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

            (iv) the Trustee or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Principal Amount of the Certificates then outstanding may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

            (d) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (e) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (f) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
7.5 hereof and no notice to Certificateholders of the appointment of any separate trustee, co-trustee or custodian hereunder shall be required.

            (g) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

            (h) The Trustee shall pay the reasonable compensation of the co-trustees, separate trustees or custodians appointed by the Trustee pursuant to this Section 7.9 to the extent, and in accordance with the standards, specified in Section 7.12 hereof.

            (i) Subject to the consent of the Depositor, which consent shall not be unreasonably withheld, the Trustee, at its sole cost and expense, may appoint at any time a successor Custodian. Until such time as the Trustee appoints a successor Custodian, the Trustee shall be the Custodian hereunder. Upon the appointment of a successor custodian, the Trustee and the Custodian shall enter into a custodial agreement.

            Section 7.10 Authenticating Agents. (a) The Paying Agent shall serve as the initial Authenticating Agent hereunder for the purpose of executing and authenticating Certificates. Any successor Authenticating Agent must be acceptable to the Depositor and must be a corporation or national bank organized and doing business under the laws of the United States of America or of any state and having a principal office and place of business in the Borough of Manhattan in the City and State of New York, having a combined capital and surplus of at least $50,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            (b) Any Person into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of the Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            (c) The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of the
Authenticating Agent by giving written notice of termination to the Authenticating Agent and the Depositor; provided that the Trustee may not terminate the Paying Agent as Authenticating Agent unless the Paying Agent shall be removed as Paying Agent hereunder. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of Section 7.10(a), the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No such Authenticating Agent shall be appointed unless eligible under the provisions of Section 7.10(a). No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            Section 7.11  Indemnification  of Trustee,  the Fiscal Agent and the
Paying Agent. (a) The Trustee, the Certificate Registrar and the Paying Agent and each of its respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with this Agreement, the Mortgage Loans, the Certificates and the acceptance or administration of the trusts or duties created hereunder (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any Master Servicer, any Special Servicer or the Depositor or of each other such Person hereunder but only to the extent the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, is unable to recover within a reasonable period of time such amount from such third party pursuant to this Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the Trustee, the Fiscal Agent, the Certificate Registrar and the Paying Agent and each of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by the Trustee, the Fiscal Agent, the Certificate Registrar and the Paying Agent of the reports required to be provided by it pursuant to this Agreement; provided that:

            (i) with respect to any such claim, the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, shall have given the Depositor, the applicable Master Servicer, the Sellers, each other and the Holders of the Certificates written notice thereof promptly after a Responsible Officer of the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, shall have knowledge thereof; provided, however, that failure to give such notice to the Depositor, such Master Servicer, the Sellers, each other and the Holders of Certificates shall not affect the Trustee's, Fiscal Agent's, Certificate Registrar's or Paying Agent's, as the case may be, rights to indemnification herein unless the Depositor's defense of such claim on
      behalf  of  the  Trust  is  materially   prejudiced  thereby;

            (ii) while maintaining control over its own defense, the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, shall cooperate and consult fully with the Depositor in preparing such defense; and

            (iii) notwithstanding anything to the contrary in this Section 7.11, the Trust shall not be liable for settlement of any such claim by the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

            (b) The provisions of this Section 7.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be.

            (c) The Depositor shall indemnify and hold harmless the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Prospectus, or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and shall reimburse the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person for any legal and other expenses reasonably incurred by the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, or any such partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission made in any such Private Placement Memorandum, Preliminary Prospectus Supplement, Final Prospectus Supplement or Prospectus in reliance upon and in conformity with written information concerning the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, furnished to the Depositor by or on behalf of such person specifically for inclusion therein. It is hereby expressly agreed that the only written information provided by the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, for inclusion in the Preliminary Prospectus Supplement and Final Prospectus Supplement is set forth in the case of the Trustee in the second, fourth and fifth sentences and in the case of the Fiscal Agent in the penultimate sentence under the caption entitled "DESCRIPTION OF THE OFFERED CERTIFICATES,The Trustee, Fiscal Agent, Paying Agent, Certificate Registrar and Authenticating Agent." The Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, shall immediately notify the Depositor and the Sellers if a claim is made by a third party with respect to this Section 7.11(c) entitling such person, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person to indemnification hereunder, whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to such person) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person may have to indemnification under this Section 7.11(c), unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or removal of the Trustee, the Fiscal Agent or the Paying Agent. The Depositor shall not be indemnified by the Trust for any expenses incurred by the Depositor arising from any violation or alleged violation of the 1933 Act or 1934 Act by the Depositor.

            Section 7.12 Fees and Expenses of Trustee,  the Fiscal Agent and the
Paying Agent. The Trustee shall be entitled to receive the Trustee Fee (other than the portion thereof constituting the Paying Agent Fee) and the Paying Agent shall be entitled to receive the Paying Agent Fee, pursuant to Section 5.3(b)(ii) (which shall not be limited by any provision of law with respect to the compensation of a trustee of an express trust), for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties respectively, hereunder of the Trustee and the Paying Agent. The Trustee, the Fiscal Agent and the Paying Agent shall also be entitled to recover from the Trust all reasonable unanticipated expenses and disbursements incurred or made by the Trustee, the Fiscal Agent and the Paying Agent in accordance with any of the provisions of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and other Persons not regularly in its employ), not including expenses incurred in the ordinary course of performing its duties as Trustee, the Fiscal Agent or Paying Agent, respectively, hereunder, and except any such expense, disbursement or advance as may arise from the negligence or bad faith of such Person or which is the responsibility of the Holders of the Certificates hereunder. The provisions of this Section 7.12 shall survive any termination of this Agreement and the resignation or removal of the Trustee, the Fiscal Agent or the Paying Agent.

            Section 7.13 Collection of Moneys. Except as otherwise expressly provided in this Agreement, the Trustee and the Paying Agent may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee or the Paying Agent, as the case may be, pursuant to this Agreement. The Trustee or the Paying Agent, as the case may be, shall hold all such money and property received by it as part of the Trust and shall distribute it as provided in this Agreement. If the Trustee or the Paying Agent, as the case may be, shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the applicable Master Servicer, the Trustee or the Paying Agent, as the case may be, shall request that such Master Servicer make such distribution as promptly as practicable or legally permitted. If the Trustee or the Paying Agent, as the case may be, shall subsequently receive any such amount, it may withdraw such request.

            Section 7.14 Trustee To Act; Appointment of Successor. (a) On and after the time a Master Servicer is terminated pursuant to this Agreement in accordance with Sections 8.28 and 8.29, the Trustee shall be the successor in all respects to such Master Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on such Master Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by such Master Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of such Master Servicer contained in this Agreement or (ii) any obligation incurred by such Master Servicer prior to its termination or resignation (including, without limitation, such Master Servicer's obligation to repay losses resulting from the investment of funds in any account established under this Agreement), except any ongoing obligations to the Primary Servicers arising after the termination of such Master Servicer from their servicing rights and obligations under the applicable Primary Servicing Agreement. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to such Master Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to such Master Servicer set forth in this Agreement, including, without limitation, the Master Servicing Fee.

            (b) Notwithstanding the above, the Trustee (A) may, if the Trustee is unwilling to so act, or (B) shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint any established commercial or multifamily mortgage finance institution, servicer or Special Servicer or mortgage servicing institution having a net worth of not less than $15,000,000, meeting such other standards for a successor servicer as are set forth in this Agreement and with respect to which Rating Agency Confirmation is obtained, as the successor to such terminated Master Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a servicer as the applicable Master Servicer hereunder and under the applicable Primary Servicing Agreement. Pending any such appointment, the Trustee shall act in such capacity as hereinabove provided. Any entity designated by the Trustee as successor Master Servicer may be an Affiliate of the Trustee; provided that such Affiliate must meet the standards for the Master Servicer as set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree subject to Section 8.10. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The terminated Master
Servicer shall cooperate with the Trustee and any successor servicer in effecting the termination of such Master Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee and successor servicer all documents and records in its possession in electronic or other form reasonably requested by the successor servicer to enable the successor servicer to assume such Master Servicer's functions hereunder and the transfer to the Trustee or such successor servicer of all amounts which shall at the time be or should have been deposited by such Master Servicer in the applicable Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by such Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the terminated Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over such Master Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Master Servicer by the Trust within 30 days of the Trustee's submission of an invoice with respect thereto, to the extent such expenses have not been reimbursed by the terminated Master Servicer as provided herein; such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

            (c) On and after the time a Special Servicer is terminated pursuant to this Agreement, in accordance with Section 9.30, the Trustee shall be the successor in all respects to such Special Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on such Special Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by such Special Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of such Special Servicer contained in this Agreement or (ii) any obligation incurred by such Special Servicer prior to its termination or resignation. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to such Special Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to such Special Servicer set forth in this Agreement, including, without limitation the Special Servicer Compensation.

            (d) Notwithstanding the above, the Trustee may, if the Trustee shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established commercial or multifamily mortgage finance institution, special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, and meeting such other standards for a successor Special Servicer as are set forth in Section 9.21, and with respect to which Rating Agency Confirmation is obtained, as the successor to the terminated Special Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a special servicer as Special Servicer hereunder. Pending any such appointment, the Trustee shall act in such capacity as hereinabove provided. Any entity designated by the Trustee as successor Special Servicer may be an Affiliate of the Trustee; provided that such Affiliate must meet the standards for a successor Special Servicer set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted to the terminated Special Servicer under this Agreement. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The terminated Special Servicer shall cooperate with the Trustee and any successor Special Servicer in effecting the termination of such Special Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of Specially Serviced Mortgage Loans of the assignment of the special servicing function and providing the Trustee and successor Special Servicer all documents and records in its possession in electronic or other form reasonably requested by the successor Special Servicer to enable the successor Special Servicer to assume such Special Servicer's functions hereunder and the transfer to the Trustee or such successor Special Servicer of all amounts which shall at the time be or should have been deposited by the terminated Special Servicer in the applicable Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by such Special Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor Special Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the terminated Special Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over such Special Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Special Servicer by the Trust within 30 days of submission of an invoice with respect thereto but only to the extent such expenses have not been reimbursed by the terminated Special Servicer as provided herein; and such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

            Section 7.15 Notification to Holders. Upon termination of a Master Servicer, the Paying Agent or a Special Servicer, or appointment of a successor to such Master Servicer, the Paying Agent or such Special Servicer, the Trustee shall promptly mail notice thereof by first class mail to the Rating Agencies, the Operating Adviser, the Sellers and the Certificateholders at their respective addresses appearing on the Certificate Register.

            Section 7.16 Representations and Warranties of the Trustee, the Fiscal Agent and the Paying Agent. (a) The Trustee hereby represents and warrants as of the date hereof that:

            (i) the Trustee is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

            (ii) the execution and delivery by the Trustee of this Agreement have been duly authorized by all necessary action on the part of the Trustee; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties that would materially and adversely affect the Trustee's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Trustee, or (iii) the terms of any material agreement or instrument to which the Trustee is a party or by which it is bound; the Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

            (iii) the execution, delivery and performance by the Trustee of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Trustee to perform its obligations under this Agreement;

            (iv) this Agreement has been duly executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

            (v) no litigation is pending or, to the Trustee's knowledge, threatened, against the Trustee that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Trustee to perform under the terms of this Agreement.

            [(b)        The Fiscal Agent hereby  represents and warrants as of
the date hereof that:

            (i) the Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

            (ii) the execution and delivery by the Fiscal Agent of this Agreement have been duly authorized by all necessary corporate action on the part of the Fiscal Agent; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Fiscal Agent or its properties that would materially and adversely affect the Fiscal Agent's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Fiscal Agent, or (iii) the terms of any material agreement or instrument to which the Fiscal Agent is a party or by which it is bound; the Fiscal Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

            (iii) the execution, delivery and performance by the Fiscal Agent of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to, or the registration with, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

            (iv) this Agreement has been duly executed and delivered by the Fiscal Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

            (v) no litigation is pending or, to the Fiscal Agent's knowledge, threatened, against the Fiscal Agent that, either in any one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Fiscal Agent to perform under the terms of this Agreement.

            (c) The Paying Agent hereby represents and warrants as of the date hereof that:

            (i) the Paying Agent is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

            (ii) the execution and delivery by the Paying Agent of this Agreement have been duly authorized by all necessary action on the part of the Paying Agent; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Paying Agent or its properties that would materially and adversely affect the Paying Agent's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Paying Agent, or (iii) the terms of any material agreement or instrument to which the Paying Agent is a party or by which it is bound; the Paying Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

            (iii) the execution, delivery and performance by the Paying Agent of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Paying Agent to perform its obligations under this Agreement;

            (iv) this Agreement has been duly executed and delivered by the Paying Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Paying Agent, enforceable against the Paying Agent in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

            (v) there are no actions, suits or proceeding pending or, to the best of the Paying Agent's knowledge, threatened, against the Paying Agent that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Paying Agent to perform under the terms of this Agreement.

            Section 7.17 Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Trustee, the Fiscal Agent and the Paying Agent. Each of the Trustee, the Fiscal Agent and the Paying Agent, at its own respective expense, shall maintain in effect a Fidelity Bond and a Errors and Omissions Insurance Policy. The Errors and Omissions Insurance Policy and Fidelity Bond shall be issued by a Qualified Insurer in form and in amount customary for trustees, fiscal agents or paying agents in similar transactions (unless the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, self insures as provided below). In the event that any such Errors and Omissions Insurance Policy or Fidelity Bond ceases to be in effect, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term debt rating of the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, is not less than "A" as rated by S&P, if rated by S&P and "Baa1" as rated by Moody's, if rated by Moody's, respectively, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, may self-insure for the Fidelity Bond and the Errors and Omissions Insurance Policy.

                                  ARTICLE VIII

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

            Section 8.1 Servicing Standard; Servicing Duties. (a) Subject to the express provisions of this Agreement, for and on behalf of the Trust and for the benefit of the Certificateholders as a whole and, solely as it relates to the San Tomas Mortgage Loan, for the benefit of the holder of the San Tomas B Note, each Master Servicer shall service and administer its respective Mortgage Loans and, if applicable, the San Tomas B Note, in accordance with the Servicing Standard and the terms of this Agreement (subject to the servicing of the One Seaport Plaza Pari Passu Loan by the 2002-IQ2 Master Servicer and the 2002-IQ2 Special Servicer in accordance with the 2002-IQ2 Pooling and Servicing Agreement).

            The General Master Servicer shall be the Master Servicer with respect to all the Mortgage Loans (other than the One Seaport Plaza Pari Passu
Loan) and other assets in the Trust other than the NCB Trust Assets and, as such, shall service and administer such assets (other than the NCB Trust Assets) as shall be required of such Master Servicer hereunder with respect to such of the Trust assets (other than the NCB Trust Assets). The NCB Master Servicer shall be the Master Servicer with respect to the NCB Trust Assets and, as such, shall service and administer such of the NCB Trust Assets as shall be required of such Master Servicer hereunder with respect to such of the NCB Trust Assets.

            In connection with such servicing and administration, the applicable Master Servicer shall seek to maximize the timely recovery of principal and interest on the Mortgage Notes in the best economic interests of the Certificateholders as a whole (or, in the case of the San Tomas Mortgage Loan, the Certificateholders and the holder of the San Tomas B Note, as a collective whole); provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the applicable Master Servicer of the collectability of payments on the Mortgage Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the applicable Master Servicer, including with respect to Master Servicing Fees or the right to be reimbursed for Advances.

            (b) The applicable Master Servicer, in the case of an event specified in clause (x) of this subclause (b), and the applicable Special Servicer, in the case of an event specified in clause (y) of this subclause (b), shall each send a written notice to the other and to the Trustee and the Paying Agent, the Operating Adviser, each Seller and, in the case of the San Tomas Mortgage Loan, the holder of the San Tomas B Note, within two Business Days after becoming aware (x) that a Servicing Transfer Event has occurred with respect to a Mortgage Loan or (y) that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan and, in the case of an event specified in clause (x) of this subclause (b) above, the Servicing Transfer Event that occurred.

            (c) With respect to each Mortgage Loan that is subject to an Environmental Insurance Policy, for as long as it is not a Specially Serviced Mortgage Loan, if any of the applicable Master Servicer, the applicable Special Servicer or the applicable Primary Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, such Person shall notify the related Master Servicer, the related Special Servicer and the related Primary Servicer, as applicable, to such effect and such Master Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be paid by, and reimbursable to, the applicable Master Servicer as a Servicing Advance.

            (d) In connection with any extension of the Maturity Date of a Mortgage Loan, the applicable Master Servicer shall give prompt written notice of such extension to the insurer under the Environmental Insurance Policy and shall execute such documents as are reasonably required by such insurer to procure an extension of such policy (if available).

            Section 8.2 Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Master Servicers. Each Master Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless a Master Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard. In the event that any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the applicable Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of a Master Servicer is not in any event less than "A" as rated by S&P and "Baa1" as rated by Moody's, respectively, such Master Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Errors and Omissions Insurance Policy.

            Section 8.3 Master Servicers' General Power and Duties. (a) Each Master Servicer shall service and administer the Mortgage Loans and shall, subject to Sections 8.7, 8.18, 8.19, 8.27, 9.39 and Article XII hereof and as otherwise provided herein and by the Code, have full power and authority to do any and all things which it may deem necessary or desirable in connection with such servicing and administration in accordance with the Servicing Standard. To the extent consistent with the foregoing and subject to any express limitations and provisions set forth in this Agreement (and, in the case of the One Seaport Plaza Pari Passu Loan, subject to the servicing of the One Seaport Plaza Pari Passu Loan by the 2002-IQ2 Master Servicer and the 2002-IQ2 Special Servicer and, in the case of the San Tomas Mortgage Loan, subject to the San Tomas Intercreditor Agreement), such power and authority shall include, without limitation, the right, subject to the terms hereof, (A) to execute and deliver, on behalf of the Certificateholders (and, in connection with the San Tomas Mortgage Loan, the holder of the San Tomas B Note) and the Trustee, customary consents or waivers and other instruments and documents (including, without limitation, estoppel certificates, financing statements, continuation statements, title endorsements and reports and other documents and instruments necessary to preserve and maintain the lien on the related Mortgaged Property and related collateral), (B) to consent to assignments and assumptions or substitutions, and transfers of interest of any Mortgagor, in each case subject to and in accordance with the terms of the related Mortgage Loan and Section 8.7, (C) to collect any Insurance Proceeds, (D) subject to Section 8.7, to consent to any subordinate financings to be secured by any related Mortgaged Property to the extent that such consent is required pursuant to the terms of the related Mortgage or which otherwise is required, and, subject to Section 8.7, to consent to any mezzanine debt to the extent such consent is required pursuant to the terms of the related Mortgage; (E) to consent to the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or otherwise and to administer and monitor the application of such proceeds and awards in accordance with the terms of the Mortgage Loan as the applicable Master Servicer deems reasonable under the circumstances, (F) to execute and deliver, on behalf of the Certificateholders (and, in connection with the San Tomas Mortgage Loan, the holder of the San Tomas B Note) and the Trustee, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties, including agreements and requests by the Mortgagor with respect to modifications of the standards of operation and management of the Mortgaged Properties or the replacement of asset managers, (G) to consent to any operation or action under a Mortgage Loan that is contemplated or permitted under a Mortgage or other documents evidencing or securing the applicable Mortgage Loan (either as a matter of right or upon satisfaction of specified conditions), (H) to obtain, release, waive or modify any term other than a Money Term of a Mortgage Loan and related documents subject to and to the extent permitted by Section 8.18, (I) to exercise all rights, powers and privileges granted or provided to the holder of the Mortgage Notes and the San Tomas B Note under the terms of the Mortgage Loan or the San Tomas Mortgage Loan, including all rights of consent or approval thereunder, (J) to enter into lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements which may be requested by the Mortgagor or the Mortgagor's tenants, (K) to join the Mortgagor in granting, modifying or releasing any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties to the extent such does not adversely affect the value of the related Mortgage Loan or Mortgaged Property, (L) to execute and deliver, on behalf of itself, the Trustee, the Trust (and, in connection with the San Tomas Mortgage Loan, the holder of the San Tomas B Note) or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and the San Tomas B Note and with respect to the Mortgaged Properties, and (M) cause to be held on behalf of the Trustee, in accordance with the terms of any Mortgage Loan and this Agreement, Defeasance Collateral. The foregoing clauses (A) through (M) are referred to collectively as "Master Servicer Consent Matters." Additionally, consistent with the Servicing Standard, each Master Servicer has the right to waive default interest and Late Fees with respect to its Mortgage Loans. Notwithstanding the above, the Master Servicers shall have no power to (i) waive any Prepayment Premiums or (ii) consent to any modification of a Money Term. In addition, subject to the Servicing Standard, the Master Servicers shall not accept any prepayment of principal with respect to any Mortgage Loan on any date other than the related Due Date unless such payment is accompanied by a payment of the interest due with respect to such Mortgage Loan up to the next succeeding Due Date or unless such prepayment is required to be permitted under the related Mortgage Loan documents on a date other than the related Due Date. Nothing contained in this Agreement shall limit the ability of the Master Servicers to lend money to (to the extent not secured, in whole or in part, by any Mortgaged Property), accept deposits from and otherwise generally engage in any kind of business or dealings with any Mortgagor as though the Master Servicers were not a party to this Agreement or to the transactions contemplated hereby; provided, however, that this sentence shall not modify the Servicing Standard.

            (b) No Master Servicer shall be obligated to service and administer the Mortgage Loans which have become and continue to be Specially Serviced Mortgage Loans, except as specifically provided herein. Such Master Servicer shall be required to make all calculations and prepare all reports required hereunder with respect to such Specially Serviced Mortgage Loans (other than calculations and reports expressly required to be made by the applicable Special Servicer hereunder) as if no Servicing Transfer Event had occurred and shall continue to collect all Scheduled Payments, make Servicing Advances as set forth herein, make P&I Advances (except with respect to the San Tomas B Note) as set forth herein and render such incidental services with respect to such Specially Serviced Mortgage Loans, all as are specifically provided for herein, but shall have no other servicing or other duties with respect to such Specially Serviced Mortgage Loans. Each Master Servicer shall give notice within three Business Days to the applicable Special Servicers of any collections it receives from any Specially Serviced Mortgage Loans, subject to changes agreed upon from time to time by such Special Servicer and such Master Servicer. Each Special Servicer shall instruct within one Business Day after receiving such notice the applicable Master Servicer on how to apply such funds. The applicable Master Servicer within one Business Day after receiving such instructions shall apply such funds in accordance with the applicable Special Servicer's instructions. Each Mortgage Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until such Mortgage Loan becomes a Rehabilitated Mortgage Loan. No Master Servicer shall be required to initiate extraordinary collection procedures or legal proceedings with respect to any Mortgage Loan or to undertake any pre-foreclosure procedures.

            (c) Concurrently with the execution of this Agreement, the Trustee will sign Powers of Attorney attached hereto as Exhibit S-1-A and Exhibit S-1-B. Each Master Servicer, shall promptly notify the Trustee of the recording of any document on behalf of the Trustee under such Power-of-Attorney. From time to time until the termination of the Trust, upon receipt of additional unexecuted powers of attorney from the Master Servicers or the Special Servicers, the Trustee shall execute and return to any Master Servicer, any Special Servicer or any Primary Servicer any additional powers of attorney and other documents necessary or appropriate to enable such Master Servicer and such Special
Servicer to service and administer the Mortgage Loans including, without limitation, documents relating to the management, operation, maintenance, repair, leasing or marketing of the Mortgaged Properties. Each Master Servicer shall indemnify the Trustee for any costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with the intentional or negligent misuse of such power of attorney by a Master Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicers nor the Special Servicers shall without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating such Master Servicer's or Special Servicer's, as applicable, representative capacity or (ii) take any action with the intent to, and which actually does cause, the Trustee to be registered to do business in any state; provided, however, that the preceding clause (i) shall not apply to the initiation of actions relating to a Mortgage Loan, which such Master Servicer or such Special Servicer, as the case may be, is servicing pursuant to its respective duties herein (in which case such Master Servicer or such Special Servicer, as the case may be, shall give prior notice to the Trustee of the initiation of such action). The limitations of the preceding clause shall not be construed to limit any duty or obligation imposed on the Trustee under any other provision of this Agreement.

            (d) Each Master Servicer shall make efforts consistent with the Servicing Standard and the terms of this Agreement to collect all payments called for under the terms and provisions of the applicable Mortgage Loans (other than Specially Serviced Mortgage Loans or REO Properties).

            (e) Each Master Servicer (or any Primary Servicer on its behalf) shall segregate and hold all funds collected and received pursuant to any Mortgage Loan (other than the One Seaport Plaza Pari Passu Loan) constituting Escrow Amounts separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Amounts shall be deposited within one Business Day after receipt. Each Escrow Account shall be an Eligible Account except with respect to Mortgage Loans identified on Schedule IX for which Escrow Accounts shall be transferred to Eligible Accounts at the earliest date permitted under the related Mortgage Loan documents. Each Master Servicer shall also deposit into each applicable Escrow Account any amounts representing losses on Eligible Investments pursuant to the immediately succeeding paragraph and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan. Each Escrow Account shall be maintained in accordance with the requirements of the related Mortgage Loan and in accordance with the Servicing Standard. Withdrawals from an Escrow Account may be made only:

            (i) to effect timely payments of items constituting Escrow Amounts for the related Mortgage Loan;

            (ii) to transfer funds to the applicable Certificate Account (or any sub-account thereof) to reimburse the applicable Master Servicer for any Advance relating to Escrow Amounts, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Amounts thereunder;

            (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

            (iv) to clear and terminate such Escrow Account upon the termination of this Agreement or pay-off of the related Mortgage Loan;

            (v) to pay from time to time to the related Mortgagor any interest or investment income earned on funds deposited in the applicable Escrow Account if such income is required to be paid to the related Mortgagor under applicable law or by the terms of the Mortgage Loan, or otherwise to the applicable Master Servicer; and

            (vi) to remove any funds deposited in a Escrow Account that were not required to be deposited therein or to refund amounts to the Mortgagors determined to be overages.

            Subject to the immediately succeeding sentence, (i) each Master Servicer may direct any depository institution or trust company in which the applicable Escrow Accounts are maintained to invest the funds held therein in one or more Eligible Investments; provided, however, that such funds shall be either (x) immediately available or (y) available in accordance with a schedule which will permit such Master Servicer to meet the payment obligations for which the applicable Escrow Account was established; (ii) each Master Servicer shall be entitled to all income and gain realized from any such investment of funds as additional servicing compensation; and (iii) each Master Servicer shall deposit from its own funds in the applicable Escrow Account the amount of any loss incurred in respect of any such investment of funds immediately upon the realization of such loss. The Master Servicers shall not direct the investment of funds held in any Escrow Account and retain the income and gain realized therefrom if the terms of the related Mortgage Loan or applicable law permit the Mortgagor to be entitled to the income and gain realized from the investment of funds deposited therein, and the Master Servicers shall not be required to invest amounts on deposit in applicable Escrow Accounts in Eligible Investments or Eligible Accounts to the extent that the Master Servicers are required by either law or under the terms of any related Mortgage Loan to deposit or invest (or the Mortgagor is entitled to direct the deposit or investment of) such amounts in another type of investments or accounts. In the event a Master Servicer is not entitled to direct the investment of such funds, (1) such Master Servicer shall direct the depository institution or trust company in which such Escrow Accounts are maintained to invest the funds held therein in accordance with the Mortgagor's written investment instructions, if the terms of the related Mortgage Loan or applicable law require such Master Servicer to invest such funds in accordance with the Mortgagor's directions; and (2) in the absence of appropriate written instructions from the Mortgagor, the Master Servicers shall have no obligation to, but may be entitled to, direct the investment of such funds; provided, however, that in either event (i) such funds shall be either (y) immediately available or (z) available in accordance with a schedule which will permit the Master Servicers to meet the payment obligations for which the applicable Escrow Account was established, and (ii) the Master Servicers shall have no liability for any loss in investments of such funds that are invested pursuant to written instructions from the Mortgagor.

            (f) The relationship of each of the Master Servicers and the Special Servicers to the Trustee and the Paying Agent and to each other under this Agreement is intended by the parties to be that of an independent contractor and not of a joint venturer, partner or agent.

            (g) With respect to each Mortgage Loan, if required by the terms of the related Mortgage Loan, any Lock-Box Agreement or similar agreement, the applicable Master Servicer shall establish and maintain, in accordance with the Servicing Standard, one or more lock-box, cash management or similar accounts ("Lock-Box Accounts") to be held outside the Trust and maintained by such Master Servicer in accordance with the terms of the related Mortgage. No Lock-Box Account is required to be an Eligible Account, unless otherwise required pursuant to the related Mortgage Loan documents. The applicable Master Servicer shall apply the funds deposited in such accounts in accordance with terms of the related Mortgage Loan documents, any Lock-Box Agreement and in accordance with the Servicing Standard.

            (h) The applicable Master Servicer or any Primary Servicer on its behalf shall process all defeasances of Mortgage Loans in accordance with the terms of the Mortgage Loan documents, and shall be entitled to any fees paid relating thereto. The applicable Master Servicer shall not permit defeasance (or partial defeasance if permitted under the Mortgage Loan) of any Mortgage Loan on or before the second anniversary of the Closing Date unless such defeasance will not result in an Adverse REMIC Event and such Master Servicer has received an opinion of counsel to such effect and all items in the following sentence have been satisfied. Subsequent to the second anniversary of the Closing Date, the applicable Master Servicer, in connection with the defeasance of a Mortgage Loan shall require (to the extent it is not inconsistent with the Servicing Standard) that: (i) the defeasance collateral consists of "government securities" as defined in the 1940 Act, subject to Rating Agency approval, (ii) such Master Servicer has received evidence satisfactory to it, that the defeasance will not result in an Adverse REMIC Event, (iii) either (A) the related Mortgagor designates a Single-Purpose Entity (if the Mortgagor no longer complies) to own the Defeasance Collateral (subject to customary qualifications) or (B) such Master Servicer has established a Single-Purpose Entity to hold all Defeasance Collateral relating to the Defeasance Loans (in its corporate capacity and not as agent of or on behalf of the Trust or the Trustee), (iv) such Master Servicer has requested and received from the Mortgagor (A) an opinion of counsel that the Trustee will have a perfected, first priority security interest in such Defeasance Collateral and (B) written confirmation from a firm of independent accountants stating that payments made on such Defeasance Collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan (or the defeased portion thereof in connection with a partial defeasance) in full on or before its Maturity Date (or, in the case of the ARD Loan, on or before its Anticipated Repayment Date) and to timely pay each subsequent Scheduled Payment, (v) (A) such Master Servicer shall receive a Rating Agency Confirmation if the Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) has a Principal Balance greater than the lesser of $20,000,000 and 5% of the Aggregate Certificate Balance (or such higher threshold as shall be published by S&P), unless such Rating Agency has waived in writing such Rating Agency Confirmation requirement or (B) if the Mortgage Loan is less than or equal to both of the amounts set forth in clause
(A), either a Notice and Certification in the form attached hereto as Exhibit Z (or such less restrictive form as shall be adopted by S&P) or a Rating Agency Confirmation is received from S&P and (vi) a Rating Agency Confirmation is received if the Mortgage Loan is one of the ten largest Mortgage Loans, by Principal Balance. Any customary and reasonable out-of-pocket expense incurred by the applicable Master Servicer pursuant to this Section 8.3(h) shall be paid by the Mortgagor of the Defeasance Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document, if so allowed by the terms of such documents.

            The parties hereto acknowledge that, if a Seller shall have breached the representation set forth in paragraph 25 of Exhibit 2 to the Mortgage Loan Purchase Agreements regarding the obligations of a Mortgagor to pay the costs of a tax opinion associated with the full or partial release or substitution of collateral for a Mortgage Loan because the related Mortgage Loan documents do not require the related Mortgagor to pay costs related thereto, to the extent an amount is due and not paid by the Mortgagor, then the sole obligation of the related Seller shall be to pay for such tax opinion. In addition, the parties hereto acknowledge that, if a Seller shall have breached the representation set forth in paragraph 43 of Exhibit 2 to the Mortgage Loan Purchase Agreements regarding the obligation of a Mortgagor to pay the reasonable costs and expenses associated with a defeasance or assumption of the related Mortgage Loan, because the related Mortgage Loan documents do not require the related Mortgagor to pay costs related thereto, to the extent an amount is due and not paid by the Mortgagor, including, but not limited to, amounts owed to one or both Rating Agencies, then the sole obligation of the related Seller shall be to pay such amount. Promptly upon receipt of notice of such insufficiency or unpaid expenses or costs, the applicable Master Servicer shall request the related Seller to make such payment by deposit to the applicable Certificate Account. The related Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            In the case of a Specially Serviced Mortgage Loan, the applicable Master Servicer shall process any defeasance of such Specially Serviced Mortgage Loan in accordance with the original terms of the respective Mortgage Loan documents following a request by the applicable Special Servicer that such Master Servicer do so, which request shall be accompanied by a waiver of any condition of defeasance that an "event of default" under such Specially Serviced Mortgage Loan not have occurred or be continuing, and such Master Servicer shall be entitled to any fees paid relating to such defeasance. If such "event of default" is on account of an uncured payment default, the applicable Special Servicer will process the defeasance of such Specially Serviced Mortgage Loan, and such Special Servicer shall be entitled to any fees paid relating to such defeasance.

            (i) The applicable Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a ground lease, confirm whether or not on or prior to the date that is thirty (30) days after the Closing Date, the Seller has notified the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement, and informed such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to such Master Servicer (as evidenced by delivery of a copy thereof to such Master Servicer). Such Master Servicer shall promptly notify the ground lessor if the Seller has failed to do so by the thirtieth day after the Closing Date.

            (j) Pursuant to the San Tomas Intercreditor Agreement, the holder of the San Tomas B Note has agreed that applicable Master Servicer and the related Special Servicer are authorized and obligated to service and administer the San Tomas B Note pursuant to this Agreement. Such Master Servicer shall be entitled, during any period when the San Tomas Mortgage Loan does not constitute a Specially Serviced Mortgage Loan, to exercise the rights and powers granted under the San Tomas Intercreditor Agreement to the "Note A Holder" and/or the "Servicer" referred to therein subject to the limitations of the San Tomas Intercreditor Agreement. For the avoidance of doubt, the parties acknowledge that neither the applicable Master Servicer nor the applicable Special Servicer shall be entitled or required to exercise the rights and powers granted to any "Note B Holder" as defined under the San Tomas Intercreditor Agreement.

            (k) Pursuant to the One Seaport Plaza Intercreditor Agreement, the owner of the One Seaport Plaza Pari Passu Loan has agreed that such owner's rights in, to and under the One Seaport Plaza Pari Passu Loan are subject to the servicing and all other rights of the 2002-IQ2 Master Servicer and the 2002-IQ2 Special Servicer, and the 2002-IQ2 Master Servicer and the 2002-IQ2 Special Servicer are authorized and obligated to service and administer the One Seaport Plaza Pari Passu Loan pursuant to the 2002-IQ2 Pooling and Servicing Agreement. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the General Master Servicer's obligations and responsibilities hereunder and the General Master Servicer's authority with respect to the One Seaport Plaza Pari Passu Loan are limited by and subject to the terms of the One Seaport Plaza Intercreditor Agreement and the rights of the 2002-IQ2 Master Servicer and the 2002-IQ2 Special Servicer with respect thereto under the 2002-IQ2 Pooling and Servicing Agreement. The General Master Servicer shall use reasonable best efforts consistent with the Servicing Standard to monitor the servicing of the One Seaport Plaza Pari Passu Loan by the 2002-IQ2 Master Servicer and the 2002-IQ2 Special Servicer pursuant to the 2002-IQ2 Pooling and Servicing Agreement and shall enforce the rights of the Trustee (as holder of the One Seaport Plaza Pari Passu Loan) under the One Seaport Plaza Intercreditor Agreement. The General Master Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of the One Seaport Plaza Pari Passu Loan by the 2002-IQ2 Master Servicer and the 2002-IQ2 Special Servicer including, but not limited to, delivering appropriate Requests for Release to the Trustee and Custodian (if any) in order to deliver any portion of the related Mortgage File to the 2002-IQ2 Master Servicer or 2002-IQ2 Special Servicer under the 2002-IQ2 Pooling and Servicing Agreement.

            Section 8.4 Primary Servicing and Sub-Servicing. (a) The parties hereto (A) acknowledge that the General Master Servicer has delegated certain of its obligations and assigned certain of its rights under this Agreement to each of the Primary Servicers pursuant to the respective Primary Servicing Agreements; and (B) agree: (1) in addition to those obligations specifically delegated by the General Master Servicer to the Primary Servicers under the applicable Primary Servicing Agreement, each Primary Servicer shall also perform the General Master Servicer's obligations set forth in Section 2.1(d) of this Agreement as such Section relates to the Mortgage Loans serviced by it; (2) in addition to those rights specifically granted by the General Master Servicer to the Primary Servicers under the applicable Primary Servicing Agreement, those rights set forth in Section 8.24 hereof accruing to the benefit of the General Master Servicer shall also accrue to the benefit of the Primary Servicers; (3) any indemnification or release from liability set forth in this Agreement accruing to the benefit of the General Master Servicer shall also, to the extent applicable, benefit the Primary Servicers; and (4) for each notice, certification, report, schedule, statement or other type of writing that a party hereto is obligated to deliver to the General Master Servicer, such party shall deliver to each of the applicable Primary Servicers a copy of such notice, certification, report, schedule, statement or other type of writing at the time and in the same manner that any of the foregoing is required to be delivered to the General Master Servicer.

            Notwithstanding the provisions of any Primary Servicing Agreement or any other provisions of this Agreement, the Master Servicers shall remain obligated and liable to the Trustee, the Paying Agent, the applicable Special Servicers and the Certificateholders for servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement to the same extent as if the applicable Master Servicer was alone servicing and administering the Mortgage Loans; provided, however, the foregoing shall not in any way limit or impair the indemnification provisions benefiting the Master Servicer in Section 8.25. The applicable Master Servicer or applicable Primary Servicer shall supervise, administer, monitor, enforce and oversee the servicing of the applicable Mortgage Loans by any Sub-Servicer appointed by it. Other than with respect to the agreements with the Primary Servicers, the terms of any arrangement or agreement between the applicable Master Servicer or applicable primary servicer and a Sub-Servicer shall provide that such sub-servicing agreement or arrangement may be terminated, without cause and without the payment of any termination fees, by the Trustee in the event such applicable Master Servicer or applicable primary servicer is terminated in accordance with this Agreement or the applicable Primary Servicing Agreement. In addition, none of the Special Servicers, the Trustee, the Paying Agent, the holder of the San Tomas B Note or the Certificateholders shall have any direct obligation or liability (including, without limitation, indemnification obligations) with respect to any Sub-Servicer. The applicable Master Servicer or applicable
Primary Servicer shall pay the costs of enforcement against any of its Sub-Servicers at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent that such recovery exceeds all amounts due in respect of the related Mortgage Loans or
(ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. Notwithstanding the provisions of any Primary Servicing Agreement or sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Master Servicer or a Primary Servicer or a Sub-Servicer, or reference to actions taken through a Sub-Servicer or otherwise, the applicable Master Servicer or applicable Primary Servicer shall remain obligated and liable to the Trustee, the Paying Agent, the applicable Special Servicer and the Certificateholders for the servicing and administering of the applicable Mortgage Loans in accordance with (and subject to the limitations contained within) the provisions of this Agreement or the applicable Primary Servicing Agreement without diminution of such obligation or liability by virtue of indemnification from a Sub-Servicer and to the same extent and under the same terms and conditions as if the applicable Master Servicer or applicable Primary Servicer alone were servicing and administering the Mortgage Loans.

            (b) Subject to the limitations of subsection (a), the Master Servicers and the Primary Servicers may appoint one or more sub-servicers (each, a "Sub-Servicer") to perform all or any portion of its duties hereunder for the benefit of the Trustee and the Certificateholders, provided, however, that any decision or recommendation involving the exercise of a Primary Servicer's discretion as a "lender" under any loan document with respect to a Mortgage Loan shall be exercised only by the Primary Servicer and may not be delegated to a Sub-Servicer.

            The General Master Servicer shall enter into each Primary Servicing Agreement with the applicable Primary Servicer and shall not terminate such agreement except in accordance with the terms thereof. To the extent consistent with the rights of a Primary Servicer under this Agreement and the related Primary Servicing Agreement, but not in limitation of any other rights granted to a Primary Servicer in this Agreement and/or in the Primary Servicing Agreement, such Primary Servicer shall have all of the rights and obligations of a Sub-Servicer set forth herein.

            Notwithstanding any other provision set forth in this Agreement to the contrary, (i) each Primary Servicer's rights and obligations under its respective Primary Servicing Agreement shall expressly survive a termination of the General Master Servicer's servicing rights under this Agreement; provided that the applicable Primary Servicing Agreement has not been terminated in accordance with its provisions, (ii) any successor General Master Servicer, including,  without  limitation,  the  Trustee  (if  it  assumes  the  servicing obligations of the terminated General Master Servicer) shall be deemed to automatically assume and agree to each of the then current Primary Servicing Agreements without further action upon becoming the successor General Master Servicer and (iii) this Agreement may not be modified in any manner which would increase the obligations or limit the rights of any Primary Servicer hereunder and/or under the applicable Primary Servicing Agreement, without the prior written consent of such Primary Servicer (which consent shall not be unreasonably withheld).

            If a task, right or obligation of the General Master Servicer is delegated to a Primary Servicer under a Primary Servicing Agreement, and such task, right or obligation involves or requires the consent of the General Special Servicer, then such Special Servicer shall accept the performance of such task, right or obligation by such Primary Servicer in accordance with the terms of this Agreement (including without limitation any time periods for consent or deemed consent to be observed by such Special Servicer) as if the General Master Servicer were performing it.

            Notwithstanding any provision of this Agreement, each of the parties hereto acknowledges and agrees that the Special Servicers are neither a party to any Primary Servicing Agreement, nor are they bound by any provision of any Primary Servicing Agreement. The Special Servicers hereby acknowledge the delegation of rights and duties hereunder by the General Master Servicer pursuant to the provisions of the Primary Servicing Agreements.

            Section 8.5 Servicers May Own Certificates. Any Master Servicer and any Primary Servicer and any agent of the Master Servicers or Primary Servicers in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not such Master Servicer, such Primary Servicer or such agent. Any such interest of any Master Servicer or any Primary Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of such Master Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by such Master Servicer.

            Section 8.6 Maintenance of Hazard Insurance, Other Insurance, Taxes and Other. Subject to the limitations set forth below, each Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain for each Mortgaged Property (other than any REO Property) (A) a Standard Hazard Insurance Policy which does not provide for reduction due to depreciation in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or
(ii) the outstanding Principal Balance of such Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (B) any terrorism insurance coverage for a Mortgage Loan, which the related Mortgagor is required to maintain under the related Mortgage, to the extent that such insurance is available at a commercially reasonable rate and (C) any other insurance coverage for a Mortgage Loan which the related Mortgagor is required to maintain under the related Mortgage provided the applicable Master Servicer shall not be required to maintain earthquake insurance on any Mortgaged Property required by the related Mortgage unless such insurance was required at origination and is available at a commercially reasonable rate; provided, however, that the applicable Special Servicer shall have the right, but not the duty, to obtain, at the Trust's expense, earthquake insurance on any Mortgaged Property securing a Specially Serviced Mortgage Loan or an REO Property so long as such insurance is available at a commercially reasonable rate; provided, further, that a determination by a Master Servicer that terrorism insurance is not available at a commercially reasonable rate shall be subject to the approval of the Operating Adviser as set forth below. If the related Mortgagor does not maintain the insurance set forth in clauses (A), (B) and (C) above, then the applicable Master Servicer shall cause to be maintained such insurance with a Qualified Insurer and the payment of the cost of such insurance shall be a Servicing Advance; provided, that a determination by a Master Servicer that terrorism insurance should not be obtained on a force-placed basis shall be subject to the approval of the Operating Adviser as set forth below. Upon a Master Servicer's determination that terrorism insurance is not available at a commercially reasonable rate or that terrorism insurance should not be obtained on a force-placed basis, such Master Servicer shall notify the Operating Adviser. The Operating Adviser shall have five (5) days after such notice to disapprove such determination. The failure of the Operating Adviser to provide notice of such disapproval in such time period shall be deemed approval. If the Operating Adviser provides such notice of disapproval within such time period, the Master Servicer shall obtain such insurance coverage and the cost of such insurance coverage shall be considered a Servicing Advance,

            Each Standard Hazard Insurance Policy maintained with respect to any Mortgaged Property that is not an REO Property shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. If, on the date of origination, the improvements on the Mortgaged Property are located in a designated special flood hazard area by the Federal Emergency Management Agency in the Federal Register, as amended from time to time (to the extent permitted under the related Mortgage Loan or as required by law), the applicable Master Servicer (with respect to any Mortgaged Property that is not an REO Property) shall cause flood insurance to be maintained. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan or (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program, if the area in which the improvements on the Mortgaged Property are located is participating in such program. Any amounts collected by the applicable Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the terms of the applicable Mortgage Loan) shall be deposited in the applicable Certificate Account.

            Any cost (such as insurance  premiums and insurance  broker fees but not internal costs and expenses of obtaining such insurance) incurred by a Master Servicer in maintaining any insurance pursuant to this Section 8.6 shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Paying Agent for their benefit, be added to the Principal Balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan permit such cost to be added to the outstanding Principal Balance thereof. Such costs shall be paid as a Servicing Advance by such Master Servicer, subject to Section 4.4 hereof.

            Notwithstanding the above, a Master Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce such insurance requirements. Furthermore, a Master Servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a commercially reasonable rate and consistent with the Servicing Standard. Each Master Servicer shall notify the Trustee in the event it makes such determination. Notwithstanding the foregoing, such determination shall be subject to the approval of the Operating Adviser with respect to terrorism insurance, as set forth in the first paragraph of this
Section 8.6.

            Each Master Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 8.6 either (i) if such Master Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the applicable Mortgage Loans serviced by it, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer or (ii) if such Master Servicer, provided that its or its parent's long-term rating is not less than "A-" by S&P and "A2" by Moody's, self-insures for its obligations as set forth in the first paragraph of this Section 8.6. In the event that a Master Servicer shall cause any Mortgage Loan to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such Mortgage Loan (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), if not borne by the related Mortgagor, shall be paid by such Master Servicer as a Servicing Advance. If such policy contains a deductible clause, the applicable Master Servicer shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with this
Section 8.6 and there shall have been a loss that would have been covered by such policy, deposit in the applicable Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related Mortgaged Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the Mortgage Loans, the applicable Master Servicer agrees to present, on its behalf and on behalf of the Trustee, claims under any such master force placed or blanket insurance policy.

            With respect to each Mortgage Loan, the applicable Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, the applicable Master Servicer (other than with respect to REO Mortgage Loans) shall, except in the case of Mortgage Loans under which Escrow Amounts are not held by the applicable Master Servicer (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills, taxes and other assessments with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Amounts as allowed under the terms of the related Mortgage Loan. If a Mortgagor fails to make any such payment on a timely basis or collections from the Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the applicable Master Servicer in accordance with the
Servicing Standard shall use its reasonable efforts to pay as a Servicing Advance the amount necessary to effect the payment of any such item prior to such penalty or termination date (or, with respect to real estate taxes, prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the Mortgaged Property), subject to
Section 4.4 hereof. No costs incurred by the Master Servicers, the Trustee or the Fiscal Agent, as the case may be, in effecting the payment of taxes and assessments on the Mortgaged Properties and related insurance premiums and ground rents shall, for the purpose of calculating distributions to Certificateholders, be added to the Principal Balance of the Mortgage Loans, notwithstanding that the terms of such Mortgage Loans permit such costs to be added to the outstanding principal balances of such Mortgage Loans.

            Section 8.7 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Due-On-Encumbrance Clause. (a) In the event a Master Servicer receives a request from a Mortgagor pursuant to the provisions of any of its respective Mortgage Loans (other than a Specially Serviced Mortgage Loan) that expressly permits, subject to any conditions set forth in the Mortgage Loan documents, the assignment of the related Mortgaged Property to, and assumption of such Mortgage Loan by, another Person, such Master Servicer shall obtain relevant information for purposes of evaluating such request. For the purpose of the foregoing sentence, the term "expressly permits" shall include outright permission to assign, permission to assign upon satisfaction of certain conditions or prohibition against assignment except upon the satisfaction of stated conditions. If such Master Servicer recommends to approve such assignment, such Master Servicer shall provide to the applicable Special Servicer and the Operating Adviser (and solely with respect to the San Tomas Mortgage Loan, the holder of the San Tomas B Note) a copy of such recommendation and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Assignment and Assumption Submission to the applicable Special Servicer, in the form attached hereto as Exhibit U) and (A) the applicable Special Servicer shall have the right hereunder to grant or withhold consent to any such request for such assignment and assumption in accordance with the terms of the Mortgage Loan and this Agreement, and such Special Servicer shall not unreasonably withhold such consent and any such decision of such Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the applicable Special Servicer to notify the applicable Master Servicer in writing, within ten (10) Business Days following such Master Servicer's delivery of the recommendation described above and the complete Assignment and Assumption Submission to the applicable Special Servicer on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and
(C) the applicable Master Servicer shall not permit any such assignment or assumption unless it has received the written consent of the applicable Special Servicer or such consent has been deemed to have been granted as described in the preceding sentence. The Special Servicers hereby acknowledge the delegation of rights and duties hereunder by the Master Servicers pursuant to the provisions of each Primary Servicing Agreement. If a Special Servicer withholds consent pursuant to the provisions of this Agreement, it shall provide the applicable Master Servicer or any applicable Primary Servicer with a written statement and a verbal explanation as to its reasoning and analysis. Upon consent or deemed consent by such Special Servicer to such proposed assignment and assumption, the applicable Master Servicer shall process such request of the related Mortgagor and shall be authorized to enter into an assignment and assumption or substitution agreement with the Person to whom the related Mortgaged Property has been or is proposed to be conveyed, and/or release the original Mortgagor from liability under the related Mortgage Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the applicable Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. In the event that the applicable Master Servicer shall require a Nondisqualification Opinion in order to process a request for a substitution, such Master Servicer shall use its reasonable efforts in accordance with the Servicing Standard to collect the related costs, expenses and fees from the Mortgagor to the extent the related Mortgage Loan documents require the related Mortgagor to pay such amounts. To the extent permitted by applicable law, the Master Servicers shall not enter into such an assumption or substitution agreement unless the credit status of the prospective new Mortgagor is in conformity to the terms of the related Mortgage Loan documents. In making its recommendation, the Master Servicers shall evaluate such conformity in accordance with the Servicing Standard. The Master Servicers shall not condition approval of any request for assumption of a Mortgage Loan on an increase in the interest rate of such Mortgage Loan. Each Master Servicer shall notify the Trustee, the Paying Agent and the applicable Special Servicer of any assignment and assumption or substitution agreement executed pursuant to this Section 8.7(a). Each Master Servicer, as applicable, shall be entitled to (as additional servicing compensation) 50% of any assumption fee collected from a Mortgagor in connection with an assignment and assumption or substitution of a non-Specially Serviced Mortgage Loan (except that with respect to the UCL Loans and the Nationwide Loans, such Master Servicer shall be entitled to 100% of such fee in connection with any assignment and assumption or substitution with respect to which the consent of the Special Servicer was not required), as executed pursuant to this Section 8.7(a) and the applicable Special Servicer shall be entitled to (as additional special servicing compensation) the other 50% of such fee relating to the non-Specially Serviced Mortgage Loans (except with respect to the UCL Loans and the Nationwide Loans with respect to which such Special Servicer's consent was not required in connection with such assignment and assumption or substitution).

            Notwithstanding the foregoing, the General Special Servicer acknowledges that the General Master Servicer has delegated certain tasks, rights and obligations to the Primary Servicers of the Principal Loans with respect to Post Closing Requests (as defined in the applicable Primary Servicing Agreements) pursuant to Section 8.4 of this Agreement. Such Primary Servicing Agreements classify certain Post Closing Requests as Category 1 Requests (as defined in the Primary Servicing Agreements), and grant the related Primary Servicers certain authority to evaluate and process such requests in accordance with this Agreement, the applicable Primary Servicing Agreement and the applicable Mortgage Loan documents.

            With respect to a Category 1 Request that involves a condition, term or provision that requires, or specifies a standard of, consent or approval of the applicable Mortgagee under the Mortgage Loan documents, the Primary Servicing Agreements for the Principal Loans provide for the General Master Servicer's determination of materiality of such condition, term or provision requiring approval or consent and the referral of such condition, term or provision to the General Special Servicer for consent in accordance with the terms of the applicable Primary Servicing Agreements upon a determination of materiality. The General Special Servicer hereby acknowledges such provisions. Nothing in this Agreement, however, shall grant the Primary Servicers for the Principal Loans greater authority, discretion or delegated rights over Post Closing Requests than are set forth in the applicable Primary Servicing Agreement.

            In addition, the General Special Servicer acknowledges that the General Master Servicer has delegated certain tasks, rights and obligations to the Primary Servicer of the Principal Loans with respect to enforcement of due-on-sale clauses, assumption agreements and due-on-encumbrance clauses pursuant to Section 8.4 of this Agreement. Such Primary Servicing Agreement grants the Primary Servicer certain authority to evaluate and process certain requests with respect thereto in accordance with this Agreement, the applicable Primary Servicing Agreement and the applicable Mortgage Loan documents. Such Primary Servicer is not required to obtain the consent of the General Master Servicer with respect to requests for transfers that are expressly permitted pursuant to the applicable Mortgage Loan documents. With respect to other requests specified in the related Primary Servicing Agreement that require the approval of the General Special Servicer and subject to the terms and provisions of the related Primary Servicing Agreement, the Primary Servicer may forward its recommendation directly to the General Special Servicer (with a copy to the General Master Servicer) or it may forward its recommendation with respect to such request to the General Master Servicer. The General Master Servicer shall forward such recommendation to the General Special Servicer within five (5) Business Days of receipt thereof and shall inform the applicable Primary Servicer of the General Special Servicer's decision with respect to such request within one (1) Business Day after receipt of such decision from the General Special Servicer or the date on which the General Special Servicer's time to respond has lapsed.

            (b)   Reserved.

            (c) Neither the Master Servicers nor the Special Servicers shall have any liability, and shall be indemnified by the Trust for any liability to the Mortgagor or the proposed assignee, for any delay in responding to requests for assumption, if the same shall occur as a result of the failure of the Rating Agencies, or any of them, to respond to such request in a reasonable period of time.

            (d) Other than with respect to the assignment and assumptions referred to in subsection (a) above, if any Mortgage Loan that is not a Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale of the related Mortgaged Property, or (ii) provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, the applicable Master Servicer's review and determination to either (A) enforce such due-on-sale clause or (B) if in the best economic interest of the Trust, waive the effect of such provision, shall be processed in the same manner as in Section 8.7(a); provided, however, that if the Principal Balance of such Mortgage Loan at such time equals or exceeds 5% of the Aggregate Certificate Balance or is one of the then current top 10 loans (by Principal Balance) in the pool, then prior to waiving the effect of such provision, the applicable Master Servicer shall obtain Rating Agency Confirmation regarding such waiver. In connection with the request for such consent, such Master Servicer shall prepare and deliver to S&P and Moody's a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. Each Master Servicer shall promptly forward copies of the assignment and assumption documents relating to any Mortgage Loan to the applicable Special Servicer, the Paying Agent and the Trustee, and such Master Servicer shall promptly thereafter forward such documents to the Rating Agencies. The applicable Special Servicer and the applicable Master Servicer shall each be entitled to (as additional compensation) 50% of any fee collected from a Mortgagor in connection with the granting or withholding such consent with respect to Mortgage Loans; provided, that with respect to the UCL Loans and the Nationwide Loans, the applicable Special Servicer shall only be entitled to 50% of such fee if such Special Servicer's consent was required in connection therewith, and provided, further, that such fees that are allocated to a Master Servicer pursuant hereto shall be divided between such Master Servicer and any applicable Primary Servicer as set forth in the related Primary Servicing Agreement (other than any such fee payable in connection with the One Seaport Plaza Pari Passu Loan).

            (e) Each Master Servicer, as applicable, shall have the right to consent to any transfers of an interest of a Mortgagor, to the extent such transfer is allowed under the terms of the related Mortgage Loan, including any consent to transfer to any subsidiary or affiliate of Mortgagor, to a person acquiring less than a majority interest in the Mortgagor or to an entity of which the Mortgagor is the controlling beneficial owner; provided, however, that if (i) the Principal Balance of such Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) at such time equals or exceeds 5% of the Aggregate Certificate Balance or is one of the then current top 10 loans (by Principal Balance) in the pool (provided that such Mortgage Loan has a then current Principal Balance of $5,000,000 or more), and (ii) the transfer is of an equity interest in the Mortgagor greater than 49%, then prior to consenting, such Master Servicer shall obtain a Rating Agency Confirmation regarding such consent, the costs of which to be payable by the related Mortgagor to the extent provided for in the Mortgage Loan documents. Each Master Servicer, as applicable, shall be entitled to collect and receive from Mortgagors any customary fees in connection with such transfers of interest as additional servicing compensation to the extent such Master Servicer's collection of such fees is not expressly prohibited under the related loan documents for the Mortgage Loan.

            (f) The Trustee for the benefit of the Certificateholders and the holder of the San Tomas B Note shall execute any necessary instruments in the form presented to it by the applicable Master Servicer (pursuant to subsection
(a) or (d)) for such assignments and assumptions agreements. Upon the closing of the transactions contemplated by such documents, the applicable Master Servicer shall cause the originals of the assignment and assumption agreement, the release (if any), or the modification or supplement to the Mortgage Loan to be delivered to the Trustee except to the extent such documents have been submitted to the recording office, in which event such Master Servicer shall promptly deliver copies of such documents to the Trustee and the applicable Special Servicer.

            (g) If any Mortgage Loan (other than a Specially Serviced Mortgage Loan, a Mortgage Loan that expressly permits an encumbrance subject to the satisfaction of certain conditions or a Co-op Mortgage Loan as to which the NCBFSB Subordinate Debt Conditions have been satisfied) which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or a lien on the ownership interest in the Mortgagor; or

            (ii) requires the consent of the Mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, as long as such Mortgage Loan is included in the Trust, the applicable Master Servicer, on behalf of the Trustee as the Mortgagee of record, shall exercise (or, subject to Section 8.18, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard and sub-section (h) below. The applicable Master Servicer shall not waive the effect of such provision without first obtaining Rating Agency Confirmation regarding such waiver and complying with the provisions of the next succeeding paragraph; provided, however, that such Rating Agency Confirmation shall only be required if the applicable Mortgage Loan (x) represents 2% or more of the Stated Principal Balance of all of the Mortgage Loans held by the Trust or is one of the 10 largest Mortgage Loans based on Stated Principal Balance and (y) such Mortgage Loan has a Loan-to-Value Ratio (which includes Junior Indebtedness, if any) that is greater than or equal to 85% and a Debt Service Coverage Ratio (which includes debt service on Junior Indebtedness, if any) that is less than 1.2x.

            (h) Without limiting the generality of the preceding paragraph, in the event that a Master Servicer receives a request for a waiver of any "due-on-encumbrance" clause under any Mortgage Loan (other than a Co-op Mortgage Loan as to which the NCBFSB Subordinate Debt Conditions have been satisfied), the applicable Master Servicer shall obtain relevant information for purposes of evaluating such request for a waiver. If the applicable Master Servicer recommends to waive such clause, such Master Servicer shall provide to the applicable Special Servicer a copy of such recommendation and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Additional Lien, Monetary Encumbrance and Mezzanine Financing Submission Package to such Special Servicer, in the form attached hereto as Exhibit V) and (A) the applicable Special Servicer shall have the right hereunder to grant or withhold consent to any such request in accordance with the terms of the Mortgage Loan and this Agreement, and such Special Servicer shall not unreasonably withhold such consent and any such decision of such Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the applicable Special Servicer to notify the applicable Master Servicer in writing, within ten (10) Business Days following such Master Servicer's delivery of the recommendation described above and the complete Additional Lien, Monetary Encumbrance and Mezzanine Financing Submission Package to such Special Servicer on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the applicable Master Servicer shall not permit any such waiver unless it has received the written consent of the applicable Special Servicer or such consent has been deemed to have been granted as described in the preceding sentence. If the applicable Special Servicer withholds consent pursuant to the foregoing provisions, it shall provide the applicable Master Servicer with a written statement and a verbal explanation as to its reasoning and analysis. Upon consent or deemed consent by the applicable Special Servicer to such proposed waiver, the applicable Master Servicer shall process such request of the related Mortgagor subject to the other requirements set forth above.

            (i) The parties hereto acknowledge that, if a Seller shall have breached the representation set forth in paragraph 43 of Exhibit 2 to the Mortgage Loan Purchase Agreements regarding the obligation of a Mortgagor to pay the reasonable costs and expenses of obtaining any Rating Agency Confirmation in connection with an assumption or defeasance of the related Mortgage Loan because the related mortgage loan documents do not require the Mortgagor to pay costs related thereto, to the extent an amount is due and not paid by the Mortgagor, then it shall be the sole obligation of the related Seller to pay such amount. Promptly upon receipt of notice of such insufficiency, the applicable Master Servicer or the applicable Special Servicer, as applicable, shall request the related Seller to make such payment by deposit to the applicable Certificate Account. The applicable Master Servicer may not waive such payment by the Mortgagor (and then seek payment for such costs and expenses from the Seller) and shall use its reasonable efforts to collect such amounts from the Mortgagor to the extent the related mortgage loan documents require the related Mortgagor to pay such amounts.

            (j) Notwithstanding the foregoing, and regardless of whether a particular Co-op Mortgage Loan contains specific provisions regarding the incurrence of subordinate debt, or prohibits the incurrence of subordinate debt, or requires the consent of the Mortgagee in order to incur subordinate debt, the NCB Master Servicer may, nevertheless, in accordance with the Servicing Standard, without the need to obtain any consent hereunder (and without the need to obtain a Rating Agency Confirmation), permit the related Borrower to incur subordinate debt if the NCBFSB Subordinate Debt Conditions have been met (as certified in writing to the Trustee and the Operating Adviser by the NCB Master Servicer no later than five Business Days prior to the making of the subject subordinate loan without right of reimbursement from the Trust) which certification shall include notice of the circumstances of the waiver, including information necessary for the Operating Adviser to determine whether the NCBFSB Subordinate Debt Conditions have been satisfied; provided, that, subject to the related Mortgage Loan Documents and applicable law, the NCB Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Mortgage Loan, pursuant to this paragraph, unless in any such case, all associated costs and expenses are covered without any expense to the Trust.

            Section 8.8 Trustee to Cooperate; Release of Trustee Mortgage Files. Upon the payment in full of any Mortgage Loan, the complete defeasance of a Mortgage Loan, satisfaction or discharge in full of any Specially Serviced
Mortgage Loan, the purchase of the San Tomas A Note by the holder of the San Tomas B Note pursuant to the San Tomas Intercreditor Agreement or the receipt by a Master Servicer of a notification that payment in full (or such payment, if any, in connection with the satisfaction and discharge in full of any Specially Serviced Mortgage Loan) will be escrowed in a manner customary for such purposes, and upon notification by the applicable Master Servicer in the form of a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Certificate Account have been or will be so deposited) of a Servicing Officer and a request for release of the Trustee Mortgage File in the form of Exhibit C hereto the Trustee shall promptly release the related Trustee Mortgage File to the applicable Master Servicer and the Trustee shall execute and deliver to such Master Servicer the deed of reconveyance or release, satisfaction or assignment of mortgage or such instrument releasing the lien of the Mortgage, as directed by such Master Servicer together with the Mortgage Note. The provisions of the immediately preceding sentence shall not, in any manner, limit or impair the right of the Master Servicers to execute and deliver, on behalf of the Trustee, the Certificateholders, the holder of the San Tomas B Note or any of them, any and all instruments of satisfaction, cancellation or assignment without recourse, representation or warranty, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders and the holder of the San Tomas B Note. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Distribution Account but shall be paid by the applicable Master Servicer except to the extent that such expenses are paid by the related Mortgagor in a manner consistent with the terms of the related Mortgage and applicable law. From time to time and as shall be appropriate for the servicing of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any Servicer Fidelity Bond or Errors and Omissions Policy, or for the purposes of effecting a partial or total release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Trustee Mortgage File, the Trustee shall, upon request of the applicable Master Servicer and the delivery to the Trustee of a Request for Release signed by a Servicing Officer, in the form of Exhibit C hereto, release the Trustee Mortgage File to such Master Servicer or the applicable Special Servicer, as the case may be.

            Section 8.9 Documents, Records and Funds in Possession of the Master Servicers to be Held for the Trustee for the Benefit of the Certificateholders. Notwithstanding any other provisions of this Agreement, each Master Servicer shall transmit to the Trustee, to the extent required by this Agreement, all documents and instruments coming into the possession of such Master Servicer from time to time and shall account fully to the Trustee and the Paying Agent for any funds received or otherwise collected thereby, including Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Servicer Mortgage Files and funds collected or held by, or under the control of, each Master Servicer in respect of such Mortgage Loans (or the San Tomas B Note), whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, including any funds on deposit in the applicable Certificate Accounts (or the San Tomas Custodial Account), shall be held by the applicable Master Servicers for and on behalf of the Trustee and the Certificateholders (or the holder of the San Tomas B Note) and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. Each Master Servicer agrees that it shall not create, incur or subject any Servicer Mortgage Files or Trustee Mortgage File or any funds that are deposited in the Certificate Accounts or the applicable Escrow Accounts, or any funds that otherwise are or may become due or payable to the Trustee or the Paying Agent, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Servicer Mortgage Files or Trustee Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicers shall be entitled to receive from any such funds any amounts that are properly due and payable to the Master Servicers under this Agreement.

            Section 8.10 Servicing Compensation. (a) As compensation for its activities hereunder, each Master Servicer shall be entitled to the Master Servicing Fee and the General Master Servicer shall be entitled to the Primary Servicing Fee, which shall be payable by the Trust from amounts held in the applicable Certificate Accounts (and the San Tomas Custodial Account to the extent related solely to the San Tomas B Note) or otherwise collected from the Mortgage Loans as provided in Section 5.2. The General Master Servicer shall be required to pay to the Primary Servicers the related Primary Servicing Fees, which shall be payable by the Trust from amounts as provided in Section 5.1(c), unless retained by the Primary Servicers from amounts transferred to the General Master Servicer in accordance with the terms of the Primary Servicing Agreements. The Master Servicers shall be required to pay to the holders of the rights to the Excess Servicing Fees, the Excess Servicing Fees, which shall be payable by the Trust as provided in Section 5.1(c), unless otherwise retained by the holders of such rights. Notwithstanding anything herein to the contrary, if any of the holders of the right to receive Excess Servicing Fees resigns or is no longer a Master Servicer or a Primary Servicer (to the extent that such Person was ever a Master Servicer or a Primary Servicer), as applicable, for any reason, it will continue to have the right to receive its portion of the Excess Servicing Fee, and any of the holders of the right to receive Excess Servicing Fees shall have the right to assign its portion of the Excess Servicing Fee, whether or not it is then acting as a Master Servicer or a Primary Servicer hereunder. The General Master Servicer shall also be entitled to the Primary Servicing Fee, which shall be payable by the Trust from amounts held in the applicable Certificate Account (or a sub-account thereof) or otherwise collected from the Mortgage Loans as provided in Section 5.2, provided that the Primary Servicing Fee payable to the General Master Servicer shall only be collected from the Mortgage Loans set forth on Schedule II, Schedule III, Schedule IV and
Schedule VIII.

            (b) Additional servicing compensation in the form of application fees, assumption fees, extension fees, servicing fees, default interest (excluding default interest allocable to the San Tomas B Note if the holder of the San Tomas B Note has cured the related default pursuant to the terms of the San Tomas Intercreditor Agreement) payable at a rate above the Mortgage Rate (net of any amount used to pay Advance Interest), Modification Fees, forbearance fees, Late Fees (net of Advance Interest) (excluding Late Fees allocable to the San Tomas B Note if the holder of the San Tomas B Note has cured the related default pursuant to the terms of the San Tomas Intercreditor Agreement), other usual and customary charges and fees actually received from Mortgagors and any other fees listed in any of the Primary Servicing Agreements, all such fees subject to allocation pursuant to such Primary Servicing Agreements, shall be retained by the applicable Master Servicer, provided that the applicable Master Servicer shall be entitled to (i) receive 50% (or, with respect to the UCL Loans and the Nationwide Loans and matters that do not require the consent of the Special Servicer, 100%) of assumption fees collected on Mortgage Loans that are not Specially Serviced Mortgage Loans as provided in Section 8.7(a), (ii) 100% of application fees, default interest, forbearance fees, Late Fees and Modification Fees on Mortgage Loans that are not Specially Serviced Mortgage Loans as provided in Section 8.18 hereof; and (iii) 100% of any extension fees collected from the related Mortgagor in connection with the extension of the Maturity Date of any Mortgage Loan as provided in Section 8.18; provided, however, that the applicable Master Servicer shall not be entitled to any such fees in connection with any Specially Serviced Mortgage Loans and, such fees will be subject to the allocations set forth in the Primary Servicing Agreements. If the applicable Master Servicer collects any amount payable to the applicable Special Servicer hereunder in connection with an REO Mortgage Loan or Specially Serviced Mortgage Loan, the applicable Master Servicer shall promptly remit such amount to the applicable Special Servicer as provided in Section 5.2. The applicable Master Servicer shall be required to pay all applicable expenses incurred by it in connection with its servicing activities hereunder.

            (c) Notwithstanding any other provision herein, the Master Servicing Fee payable to each Master Servicer and the related Primary Servicing Fee (other than with respect to the Nationwide Loans and the UCL Loans) for each monthly period relating to each Determination Date shall be reduced by an amount equal to the Compensating Interest (if any) relating to Mortgage Loans serviced by such Master Servicer for such Determination Date as and to the extent set forth in the related Primary Servicing Agreement.

            (d) Each Master Servicer, as applicable, shall also be entitled to additional servicing compensation of (i) an amount equal to the excess, if any, of the aggregate Prepayment Interest Excess relating to its respective Mortgage Loans (including any Specially Serviced Loans) for each Distribution Date over the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date, (ii) interest or other income earned on deposits in the applicable Certificate Account and the Distribution Account (but only to the extent of the net investment earnings, if any, with respect to each such account), and, (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in its respective Escrow Accounts.

            Section 8.11 Master Servicer Reports; Account Statements. (a) For each Distribution Date, (i) each Master Servicer shall deliver to the Paying Agent, on the related Report Date, the Loan Periodic Update File with respect to such Distribution Date, (ii) each Master Servicer shall report to the Paying Agent on the related Advance Report Date, the amount of P&I Advance to be made by such Master Servicer on the related Master Servicer Remittance Date, as applicable and (iii) each Master Servicer shall notify the Paying Agent as soon as possible, but no later than noon, New York City time on the Master Servicer Remittance Date, of the amount of any Principal Payments and Balloon Payments received by the Business Day immediately preceding the Master Servicer Remittance Date, which amounts were not reported pursuant to clause (i) or (ii) immediately above. Each Special Servicer is required to provide all information relating to Specially Serviced Mortgage Loans in order for the applicable Master Servicer to satisfy its duties in this Section 8.11.

            (b) Each Master Servicer shall deliver to the Trustee and the Paying Agent within 30 days following each Distribution Date a statement setting forth the status of the applicable Certificate Accounts as of the close of business on the last Business Day of the second preceding calendar month showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the applicable Certificate Accounts, and shall deliver to the holder of the San Tomas B Note within 30 days following each Distribution Date a statement setting forth the status of the San Tomas Custodial Account, as of the close of business on such Distribution Date showing, for the period covered by such statement, the aggregate of transfers in and transfers from or deposits in or withdrawals from the San Tomas Custodial Account.

            (c) Each Master Servicer shall promptly inform the applicable Special Servicers of the name, account number, location and other necessary information concerning the applicable Certificate Accounts in order to permit such Special Servicer to make deposits therein.

            (d)   Reserved.

            (e) Each Master Servicer shall deliver a copy of any reports or information delivered to the Trustee or the Paying Agent pursuant to subsection
(a) or subsection (b) of this Section 8.11 to the Depositor, the applicable Special Servicer, the Operating Adviser and each Rating Agency, in each case upon request by such Person and only to the extent such reports and information are not otherwise required to be delivered to such Person under any provision of this Agreement.

            (f) Notwithstanding any provision of this Agreement to the contrary, the Master Servicers shall not have any obligation to deliver any statement, notice or report that is then made available on such Master Servicer's Website or the Paying Agent's Website, provided that it has notified all parties entitled to delivery of such reports, by electronic mail or other notice provided in this Agreement, to the effect that such statements, notices or reports shall thereafter be made available on such website from time to time.

            (g) Each Master Servicer shall deliver or cause to be delivered to the Paying Agent and the other Master Servicer the following CMSA Reports with respect to the Mortgage Loans serviced by such Master Servicer (and, if applicable, the related REO Properties and, to the extent received from the 2002-IQ2 Master Servicer, the One Seaport Plaza Pari Passu Loan) providing the required information as of the related Determination Date upon the following schedule: (i) a Comparative Financial Status Report not later than each Report Date, commencing in January 2003; (ii) an Operating Statement Analysis Report, the Financial File and an NOI Adjustment Worksheet in accordance with Section
8.14 of this Agreement; (iii) a Servicer Watch List in accordance with and subject to the terms of Section 8.11(h) on each Report Date, commencing in January 2003; (iv) a Loan Setup File (with respect to the initial Distribution Date only) not later than the Report Date in January 2003; (v) a Loan Periodic Update File not later than each Report Date commencing in January 2003 (a December 2002 report will be issued by the applicable Master Servicer in the format and with the content as reasonably agreed by the applicable Master Servicer and the Trustee); (vi) a Property File not later than each Report Date, commencing in January 2003; (vii) a Delinquent Loan Status Report on each Report Date, commencing in January 2003; (viii) an Historical Loan Modification Report not later than each Report Date, commencing in January 2003; (ix) an Historical Liquidation Report not later than each Report Date, commencing in January 2003;
(x) an REO Status Report on each Report Date,  commencing  in January 2003;  and
(xi) such CMSA Reports and/or data files and/or elements from the 2002-IQ2 Master Servicer as to the One Seaport Plaza Pari Passu Loan as to which the 2002-IQ2 Master Servicer and the General Master Servicer shall agree. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the applicable Special Servicers to the applicable Master Servicers in writing and on a computer readable medium reasonably acceptable to such Master Servicers and such Special Servicers on the Determination Date prior to the related Master Servicer Remittance Date in the form required under Section
9.32. The Master Servicers' responsibilities under this Section 8.11(g) with respect to REO Loans and Specially Serviced Mortgage Loans shall be subject to the satisfaction of the applicable Special Servicer's obligations under Section
9.32. The reporting obligations of the applicable Master Servicer in connection with the San Tomas Mortgage Loan shall be construed to refer only to such information regarding the San Tomas Mortgage Loan (and its related Mortgaged Property) and by reference to the San Tomas A Note only, but whenever such Master Servicer remits funds to the holder of the San Tomas B Note, it shall thereupon deliver to such holder a remittance report identifying the amounts in such remittance.

            (h) For each Distribution Date, each Master Servicer shall deliver to the Paying Agent (and solely with respect to the San Tomas Mortgage Loan, the holder of the San Tomas B Note), not later than the related Report Date, a Servicer Watch List. To the extent a Master Servicer has knowledge thereof, such Master Servicer shall list any Mortgage Loan on the Servicer Watch List as to which any of the following events have occurred following the Cut-Off Date: (i) Mortgage Loans (other than Co-op Mortgage Loans) having a current Debt Service Coverage Ratio that is the lesser of (x) 1.50x and (y) 85% or less of the debt service coverage ratio listed for such Mortgage Loan under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement or having a Debt Service Coverage Ratio that is less than 1.10x or Co-op Mortgage Loans having a Debt Service Coverage Ratio that is less than 0.90x (and, with respect to the San Tomas Mortgage Loan, based on the total of the San Tomas A Note and the San Tomas B Note), (ii) Mortgage Loans (and, if applicable, the San Tomas B Note) as to which any required inspection of the related Mortgaged Property conducted by the applicable Master Servicer indicates a problem that such Master Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property, (iii) Mortgage Loans (and, if applicable, the San Tomas B Note) which have come to the applicable Master Servicer's attention in the performance of its duties under this Agreement, in respect of which (A) the occupancy of the related Mortgaged Property is under 80%, (B) any tenant occupying 25% or more of the space in the related Mortgaged Property vacates the Mortgaged Property (without being replaced by one or more comparable tenants and leases) or is the subject of bankruptcy or similar proceedings if the applicable Master Servicer has received written notice of such proceedings or such proceedings have become general public knowledge, (C) with respect to Mortgaged Properties operated as a hotel, the occupancy thereof is more than 10% less than the occupancy as of the Cut-Off Date as set forth in Appendix II to the Final Prospectus Supplement or (D) any Mortgagor or an affiliate thereof becomes the subject of bankruptcy or similar proceedings if the applicable Master Servicer has received written notice of such proceedings or such proceedings have become general public knowledge, (iv) Mortgage Loans (and, if applicable the San Tomas B Note) that are at least 30 days delinquent in payment, (v) Mortgage Loans (and, if applicable the San Tomas B Note) that are within 90 days of maturity, (vi) Mortgage Loans that are delinquent in respect of real estate taxes, (vii) Mortgage Loans for which any outstanding Advances exist, (viii) Mortgage Loans (and, if applicable the San Tomas B Note) that are late after the expiration of any grace period in making monthly payments three or more times in the preceding 12 months (commencing with the first anniversary of the Closing Date) and (ix) any Rehabilitated Mortgage Loan until the Mortgagor has made three (3) consecutive payments. Solely for the purposes of calculating the Debt Service Coverage Ratio for Co-op Mortgage Loans pursuant to clause (i) of the preceding sentence, the Projected Net Cash Flow shall reflect actual expenses incurred by the Mortgagor.

            (i) If a Master Servicer delivers a notice of drawing to effect a drawing on any letter of credit or debt service reserve account under which the Trust has rights as the holder of any Mortgage Loan for purposes other than payment or reimbursement of amounts contemplated in and by a reserve or escrow agreement (other than after a default under an applicable Mortgage Loan or the San Tomas B Note), such Master Servicer shall, within five (5) Business Days following its receipt of the proceeds of such drawing, deliver notice thereof to the applicable Special Servicer, the Operating Adviser, the holder of the San Tomas B Note, if applicable, and the Paying Agent, which notice shall set forth
(i) the unpaid Principal Balance of such Mortgage Loan or the San Tomas B Note immediately before and immediately after the drawing, and (ii) a brief description of the circumstances that in such Master Servicer's good faith, reasonable judgment and in compliance with the Servicing Standard entitled such Master Servicer to make such drawing.

            Section 8.12 Annual Statement as to Compliance. Each Master Servicer shall deliver to the Depositor, the Paying Agent and the Trustee on or before March 20 of each year, commencing in March 2004, an Officer's Certificate stating, as to the signer thereof, that (A) a review of the activities of such Master Servicer during the preceding calendar year or portion thereof and of the performance of such Master Servicer under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such Master Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Each Master Servicer shall forward a copy of each such statement to the Rating Agencies and the Operating Adviser, if any, provided that neither the Master Servicers nor the Special Servicers shall be required to deliver its Annual Performance Certification until May 15 in any given year so long as it has received written confirmation from the Depositor or the Trustee that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. The signing officer shall have no personal liability with respect to the content of any such statement, and such Master Servicer or such Special Servicer, as the case may be, shall be deemed to have made such statement and shall assume any liability resulting therefrom.

            Each Master Servicer and each Special Servicer will each reasonably cooperate with the Depositor in conforming any Officer's Certificate delivered pursuant to this Section 8.12 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the 1934 Act.

            Section 8.13 Annual Independent Public Accountants' Servicing Report. On or before noon (Eastern Time) on March 20 of each year, commencing in March 2004, each Master Servicer at its expense shall cause a firm of nationally recognized independent public accountants (which may also render other services to such Master Servicer) and that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, the Paying Agent and the Depositor, with a copy to the Rating Agencies, to the effect that
(i) it has obtained a letter of representation regarding certain matters from the management of the applicable Master Servicer, which includes an assertion that such Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for
Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Primary Servicers or Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Primary Servicers or Sub-Servicers, provided that neither the Master Servicers nor the Special Servicers will be required to cause the delivery of its Annual Accountant's Report until May 15 in any given year so long as it has received written confirmation from the Depositor or the Trustee that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers.

            Each Master Servicer and each Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 8.13 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the 1934 Act.

            Section 8.14 Operating Statement Analysis Reports Regarding the Mortgaged Properties. Within 105 calendar days (or 90 days as to any Special Servicer), or 120 days with respect to any Co-op Mortgage Loans, after the end of each of the first three calendar quarters (in each year) for the trailing 12 months, quarterly or year-to-date information received, commencing for the quarter ending on March 31, 2003, each Master Servicer shall deliver to the Paying Agent an Operating Statement Analysis Report and a Financial File for each Mortgaged Property in electronic format, prepared using the non-normalized quarterly, year-to-date or trailing 12 month operating statements and, in the case of Mortgage Loans other than Co-op Mortgage Loans, rent rolls received from the related Mortgagor, if any. With respect to Specially Serviced Mortgage Loans, the applicable Master Servicer shall include information only to the extent provided by the applicable Special Servicer, which an Operating Statement Analysis Report and a Financial File shall be prepared by the applicable Special Servicer and delivered to the applicable Master Servicer within 90 days after the end of each of the first three quarters of each year for the trailing twelve months, quarterly or year-to-date information received and other information utilized by the applicable Special Servicer to prepare such report or files. With respect to any Mortgage Loan for which a Primary Servicer is appointed as a Special Servicer with respect to such Mortgage Loan pursuant to Section 9.39, the reports prepared by such Special Servicer shall only include the CMSA reports and related data required by the related Primary Servicing Agreement, and such other reports as are mutually agreed to by the related Primary Servicer and the General Master Servicer. Not later than the Report Date occurring in July of each year, beginning in 2003, the applicable Master Servicer (in the case of Mortgage Loans and as provided by the applicable Special Servicer to the applicable Master Servicer for Specially Serviced Mortgage Loans) shall deliver to the Paying Agent an Operating Statement Analysis Report, a Financial File and an NOI Adjustment Worksheet for each Mortgage Loan in electronic format, based on the most recently available year-end financial statements and most recently available rent rolls, in the case of Mortgage Loans other than Co-op Mortgage Loans, of each applicable Mortgagor (to the extent provided to the applicable Master Servicer or applicable Special Servicer by or on behalf of each Mortgagor). In the case of Specially Serviced Mortgaged Loans, as provided to the applicable Special Servicer by the Mortgagor, the applicable Special Servicer shall forward such information to the applicable Master Servicer on or before April 15 of each such year as provided for in Section 9.32(e) herein, containing such information and analyses for each Mortgage Loan provided for in the respective forms of Operating Statement Analysis Report, Financial File and NOI Adjustment Worksheet. Such information provided by the applicable Master Servicer shall include what would customarily be included in accordance with the Servicing Standard including, without limitation, Debt Service Coverage Ratios and income, subject in the case of the One Seaport Plaza Pari Passu Loan, to the receipt of such report from the 2002-IQ2 Master Servicer or the 2002-IQ2 Special Servicer. The General Master Servicer shall make reasonable efforts, consistent with the Servicing Standard, to obtain such reports from the 2002-IQ2 Master Servicer or the 2002-IQ2 Special Servicer. As and to the extent reasonably requested by a Special Servicer, the applicable Master Servicer shall make inquiry of any Mortgagor with respect to such information or as regards the performance of the related Mortgaged Property in general. The Paying Agent shall provide or make available electronically at no cost to the Certificateholders or Certificate Owners, the Rating Agencies, the Operating Adviser, the Depositor, the Placement Agent and the Underwriters, the Operating Statement Analysis Reports, the Financial Files and the NOI Adjustment Worksheets described above pursuant to Section 5.4(a). The aggregated CMSA Reports for all Mortgaged Properties, other than the NCB Mortgage Loans, shall be available on the General Master Servicer's Website (which shall initially be located at www.GMACCM.com (the "General Master Servicer's Website") and with respect to the NCB Mortgage Loans, shall be available on the NCB Master Servicer's Website (which shall initially be located at www.ncb.coop (the "NCB Master Servicer's Website," and together with the General Master Servicer's Website, either collectively or individually, as applicable, the "Master Servicer's Website") by the Business Day following the Distribution Date in February 2004 or, with respect to the NCB Mortgage Loans, by the Business Day following the Distribution Date in February 2004. The related rent rolls, in the case of Mortgage Loans other than Co-op Mortgage Loans, operating statements, financial statements and inspections collected with respect to the Mortgaged Properties shall be available for review by the Operating Adviser, the other parties to this Agreement, the Rating Agencies, any Certificateholder and, solely as such documents relate to the San Tomas Mortgage Loan, the holder of the San Tomas B Note and other appropriate parties via a password protocol and execution of an agreement relating thereto on the applicable Master Servicer's Website within 30 days following receipt thereof by the applicable Master Servicer. Each Master Servicer shall, upon request by any of such parties, deliver copies of such documents to such parties if such documents are not available on such Master Servicer's Website at such time. Pursuant to the Mortgage Loan Purchase Agreements, the Sellers shall populate all fields or any information for their related Mortgage Loans reasonably requested by the applicable Master Servicer to complete the Property File.

            Section 8.15 Other Available Information and Certain Rights of the Master Servicers. (a) Subject to paragraphs (b), (c) and (d) below, unless prohibited by applicable law or the loan documents, the Paying Agent shall make available at its Corporate Trust Office, during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, any Seller, any Primary Servicer, the Placement Agent, any Underwriter, each Rating Agency, the Paying Agent or the Depositor (and, if related to the San Tomas B Note, the holder of the San Tomas B Note), originals or copies of, among other things, the following items: (i) this Agreement and any amendments thereto, (ii) all final and released Operating Statement Analysis Reports and the Loan Periodic Update Files, (iii) all Officer's Certificates (including Officer's Certificates evidencing any determination of Nonrecoverable Advances) delivered to the Trustee and the Paying Agent since the Closing Date,
(iv) all accountants' reports delivered to the Trustee and the Paying Agent since the Closing Date, (v) the most recent property Inspection Reports in the possession of the Paying Agent in respect of each Mortgaged Property, (vi) the most recent Mortgaged Property annual operating statement and, in the case of Mortgage Loans other than Co-op Mortgage Loans, rent roll, if any, collected by or on behalf of the Master Servicers or the Special Servicers, (vii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicers and/or the Special Servicers, and (viii) any and all Officers' Certificates (and attachments thereto) delivered to the Trustee and the Paying Agent to support a Master Servicer's determination that any Advance was not or, if made, would not be, recoverable. The Trustee will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, the Paying Agent, the Placement Agent or any Underwriter) sufficient to cover the reasonable costs and expenses of making such information available.

            (b) Subject to the restrictions described below, each Master Servicer shall afford the Rating Agencies, the Depositor, the Trustee, the Paying Agent, the applicable Special Servicer, the Primary Servicer, the Sellers, the Placement Agent, the Underwriters, the Operating Adviser, the holder of the San Tomas B Note, any Certificateholder or Certificate Owner, upon reasonable notice and during normal business hours, reasonable access to all information referred to in Section 8.15(a) and any additional relevant, non-attorney-client-privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all accounts, insurance policies and other relevant matters relating to this Agreement (which access may occur by means of the availability of information on the applicable Master Servicers' or the Paying Agent's Website), and access to Servicing Officers of the applicable Master Servicers responsible for its obligations hereunder. Copies of information or access will be provided to Certificateholders and each Certificate Owner providing satisfactory evidence of ownership of Certificates or beneficial ownership of a Certificate, as the case may be, which may include a certification. Copies (or computer diskettes or other digital or electronic copies of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items shall be made available by the applicable Master Servicers upon request; provided, however, that the applicable Master Servicers shall be permitted to require payment by the requesting party (other than the Depositor, the Trustee, the Paying Agent, the applicable Special Servicer, the Placement Agent, any Underwriter, or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by such Master Servicer of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

            (c) Nothing herein shall be deemed to require the Master Servicers to confirm, represent or warrant the accuracy of (or to be liable or responsible for) any other Person's information or report. Notwithstanding the above, the Master Servicers shall not have any liability to the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the applicable Special Servicers, the 2002-IQ2 Master Servicer, the 2002-IQ2 Special Servicer, the holder of the San Tomas B Note, any Certificateholder, any Certificate Owner, the Placement Agent, any Underwriter, any Rating Agency or any other Person to whom it delivers information pursuant to this Section 8.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. In the event any Person brings any claims relating to or arising from the foregoing against a Master Servicer (or any partners, representatives, Affiliates, members, managers, directors, officers, employees, agents thereof), the Trust (from amounts held in any account or otherwise) shall hold harmless and indemnify such Master Servicer from any loss or expense (including attorney fees) relating to or arising from such claims.

            (d) Each Master Servicer shall produce the reports required of it under this Agreement; provided, however, that the Master Servicers shall not be required to produce any ad hoc non-standard written reports with respect to such Mortgage Loans. In the event a Master Servicer elects to provide such non-standard reports, it may require the Person requesting such report (other than a Rating Agency) to pay a reasonable fee to cover the costs of the preparation thereof. Notwithstanding anything to the contrary herein, as a condition to a Master Servicer making any report or information available upon request to any Person other than the parties hereto, such Master Servicer may require that the recipient of such information acknowledge that such Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the applicable Special Servicer, the Primary Servicer, the Sellers, the Placement Agent, any Underwriter, any Rating Agency, the holder of the San Tomas B Note and/or the Certificateholders or Certificate Owners. Any transmittal of information by a Master Servicer to any Person other than the Trustee, the Paying Agent, the other Master Servicer, the Special Servicers, the Rating Agencies, the Operating Adviser or the Depositor may be accompanied by a letter from such Master Servicer containing the following provision:

            "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purpose of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein."

            (e) Each Master Servicer may, at its discretion, make available by electronic media and bulletin board service certain information and may make available by electronic media or bulletin board service (in addition to making such information available as provided herein) any reports or information required by this Agreement that such Master Servicer is required to provide to any of the Rating Agencies, the Depositor and anyone the Depositor reasonably designates.

            (f) Each Master Servicer shall cooperate in providing the Rating Agencies with such other pertinent information relating to the Mortgage Loans as is or should be in their respective possession as the Rating Agencies may reasonably request.

            (g) Once a month, each of the Master Servicers and each of the Special Servicers shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Operating Adviser during regular business hours at such time and for such duration as the applicable Master Servicer or Special Servicer, and the Operating Adviser shall reasonably agree, regarding the performance and servicing of the Mortgage Loans and REO Properties for which such Master Servicer and Special Servicer, as the case may be, is responsible. As a condition to such disclosure, the Operating Adviser shall execute a confidentiality agreement in form reasonably acceptable to each Master Servicer, each Special Servicer and the Operating Adviser.

            Section 8.16 Rule 144A Information. For as long as any of the Certificates are "restricted securities" within the meaning of Rule 144A under the Securities Act, each Master Servicer agrees to provide to the Paying Agent for delivery to any Holder thereof, any Certificate Owner therein and to any prospective purchaser of the Certificates or beneficial interest therein reasonably designated by the Paying Agent upon the request of such Certificateholder, such Certificate Owner or the Paying Agent, subject to this
Section 8.16 and the provisions of Section 8.15, any information prepared by such Master Servicer that is required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act, including, without limitation, copies of the reports and information described in Sections 8.15(a) and (b).

            Any recipient of information provided pursuant to this Section 8.16 shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of the Certificates by such Person and the applicable Master Servicer shall be permitted to use the letter referred to in Section 8.15(d). Unless the applicable Master Servicer chooses to deliver the information directly, the Depositor, the Placement Agent, the Underwriters or the Paying Agent shall be responsible for the physical delivery of the information requested pursuant to this Section 8.16. As a condition to a Master Servicer making any report or information available upon request to any Person other than the parties hereto, such Master Servicer may require that the recipient of such information acknowledge that such Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Paying Agent, the Placement Agent, the Underwriters, any Rating Agency and/or the Certificateholders and Certificate Owners. The Master Servicers will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, the Paying Agent, the Placement Agent or the Underwriters) sufficient to cover the reasonable costs and expenses of making such information available.

            Section 8.17 Inspections. Each Master Servicer shall, at its own expense, inspect or cause to be inspected each Mortgaged Property for which it is acting as Master Servicer, other than Mortgaged Properties related to Specially Serviced Mortgage Loans, every calendar year beginning in 2003, or every second calendar year beginning in 2004 if the Principal Balance of the related Mortgage Loan is under $2,000,000; provided that the Master Servicers shall, at the expense of the Trust, inspect or cause to be inspected each Mortgaged Property related to a Mortgage Loan for which it is acting as Master Servicer, (other than a Specially Serviced Mortgage Loan or if there has not been an inspection within the past six months) that has a Debt Service Coverage Ratio that falls below 1.0x or, with respect to Co-op Mortgage Loans, 0.90x. The foregoing sentence shall not alter the terms of the applicable Special Servicer's obligation to inspect Mortgaged Properties as set forth in Section 9.4(b) hereto. The applicable Master Servicer shall cause to be prepared an Inspection Report relating to each inspection. The applicable Inspection Reports shall be available for review by the Trustee, the applicable Special Servicer and, upon request, the Rating Agencies, the Placement Agent, the Underwriters, the Depositor, the Paying Agent, the Operating Adviser, if any, any Certificate Owner, solely as they relate to the San Tomas Mortgage Loan, the holder of the San Tomas B Note, any Seller and any Primary Servicer via a password protocol and execution of an agreement relating thereto on the General Master Servicer's Website (which shall be initially located at www.GMACCM.com) or the NCB Master Servicer's Website (which shall be initially located at www.ncb.coop) by the Business Day following the Distribution Date in February 2004 or, with respect to the NCB Mortgage Loans, by the Business Day following the Distribution Date in February 2004. The applicable Master Servicer shall, upon request by any of such parties, deliver copies of such documents to such parties if such documents are not available on such Master Servicer's Website at such time. The applicable Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided that such Special Servicer notifies such Master Servicer prior to such inspection.

            Section 8.18 Modifications, Waivers, Amendments, Extensions and Consents. Subject to the limitations of Section 12.3 hereof, each Master Servicer shall have the following powers:

            (a) (i) The applicable Master Servicer, in accordance with the Servicing Standard, may agree to any modification, waiver, amendment or consent of or relating to any term (including, without limitation, Master Servicer Consent Matters set forth in Section 8.3(a) hereof) other than a Money Term of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided that such amendment would not result in an Adverse REMIC Event; and provided, further, that if any consent relates to a release of a letter of credit relating to any Mortgage Loan (other than letters of credit or portions thereof released upon satisfaction of conditions specified in the related agreements), then (i) the applicable Master Servicer shall notify the applicable Special Servicer of any Mortgagor's request to release such letter of credit which the applicable Master Servicer recommends to release, and (ii) if the terms of the related Mortgage Loan do not require the applicable Master Servicer to approve a release, then the applicable Special Servicer shall within five Business Days provide notice to the applicable Master Servicer on whether such Master Servicer should approve the release (and the failure of the applicable Special Servicer to give such Master Servicer such notice shall automatically be deemed to be an approval by such Special Servicer that such Master Servicer should grant such release). Notwithstanding the preceding sentence, if a Master Servicer recommends to approve a modification, waiver, amendment or consent which is not a Master Servicer Consent Matter (including, without limitation, any waiver of any requirement that the Mortgagor post additional reserves or a letter of credit upon the failure of the Mortgagor to satisfy conditions specified in the Mortgage Loan documents), such Master Servicer shall provide to the applicable Special Servicer a copy of such Master Servicer's recommendation and the relevant information obtained or prepared by such Master Servicer in connection therewith (A) the applicable Special Servicer shall have the right hereunder to grant or withhold consent to any such proposed modification, waiver, amendment or consent, and the applicable Special Servicer shall not unreasonably withhold such consent and any such decision shall be in accordance with the Servicing Standard, (B) failure of the applicable Special Servicer to notify such Master Servicer, within five (5) Business Days following such Master Servicer's delivery of the recommendation described above, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and
(C) such Master Servicer shall not enter into any such proposed modification, waiver, amendment or consent unless it has received the written consent of the applicable Special Servicer or such consent has been deemed to have been granted as described above. Notwithstanding anything in this Agreement to the contrary, a Master Servicer shall not be required to obtain or request the consent of the applicable Special Servicer in connection with any modification, waiver or amendment, or granting its consent to transactions, under one or more of the Mortgage Loans that in each case such Master Servicer has determined (in accordance with the Servicing Standard) is immaterial. In any event, such Master Servicer shall promptly notify the applicable Special Servicer of any material modification, waiver, amendment or consent executed by such Master Servicer pursuant to this Section 8.18(a)(i) and provide to the applicable Special
Servicer  a copy  thereof.  Notwithstanding  the  foregoing  provisions  of this
Section 8.18, if the Mortgage Loan documents require a Mortgagor to pay a fee for an assumption, modification, waiver, amendment or consent that would be due or partially due to the applicable Special Servicer, then the applicable Master Servicer shall not waive the portion of such fee due to the applicable Special Servicer without the applicable Special Servicer's approval.

            Notwithstanding the foregoing, the General Special Servicer acknowledges that the General Master Servicer has delegated certain tasks, rights and obligations to the Primary Servicers for the Principal Loans with respect to Post Closing Requests pursuant to Section 8.4 of this Agreement. The Primary Servicing Agreements for the Principal Loans each classifies certain Post Closing Requests as Category 1 Requests, in which Primary Servicers have certain authority to evaluate and process such requests in accordance with this Agreement, the applicable Primary Servicing Agreement and applicable Mortgage Loan documents.

            With respect to a Category 1 Request that involves a condition, term or provision that requires, or specifies a standard of, consent or approval of the applicable Mortgagee under the Mortgage Loan documents, each Primary Servicing Agreement for the Principal Loans provides for the General Master Servicer's determination of materiality of such condition, term or provision requiring approval or consent and the referral of such condition, term or provision to the General Special Servicer for consent in accordance with the terms of such Primary Servicing Agreements upon a determination of materiality. The General Special Servicer hereby acknowledges such provisions. Nothing in this Agreement, however, shall grant the applicable Primary Servicers greater authority, discretion or delegated rights over Post Closing Requests than are set forth in the applicable Primary Servicing Agreements.

            (ii) The applicable Master Servicer may, without the consent of the applicable Special Servicer, extend the maturity date of any Balloon Mortgage Loan that is not a Specially Serviced Mortgage Loan to a date that is not more than 90 days following the original Maturity Date, if in such Master Servicer's sole judgment exercised in good faith (and evidenced by an Officer's Certificate), a default in the payment of the Balloon Payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery to the Holders on a net present value basis than liquidation of such Mortgage Loan and the Mortgagor has obtained an executed written commitment (subject only to satisfaction of conditions set forth therein) for refinancing of the Mortgage Loan or purchase of the related Mortgaged Property. The applicable Master Servicer shall process all such extensions and shall be entitled to (as additional servicing compensation) 100% of any extension fees collected from a Mortgagor with respect to any such extension (except with respect to the UCL Loans and the Nationwide Loans for which such extension fees allocable to the General Master Servicer will be evenly divided amongst the General Master Servicer, the applicable Primary Servicer and the applicable Sub-Servicer, if any).

            (b) The applicable Master Servicer may require, in its discretion (unless prohibited or otherwise provided in the Mortgage Loan documents), as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment, that such Mortgagor pay to such Master Servicer a reasonable and customary modification fee to the extent permitted by law; provided that the collection of such fee shall not be permitted if collection of such fee would cause a "significant modification" (within the meaning of Treasury Regulations Section 1.860G-2(b) of the Mortgage Loan). The applicable Master Servicer shall be entitled to (as additional servicing compensation) 100% of any Modification Fees collected from a Mortgagor in connection with a consent, waiver, modification or amendment of a non-Specially Serviced Mortgage Loan executed or granted pursuant to this Section 8.18 (except with respect to the UCL Loans and the Nationwide Loans with respect to which the related Special Servicer shall receive 50% of such fees with respect to matters requiring the consent of the Special Servicer). The applicable Master Servicer may charge the Mortgagor for any costs and expenses (including attorneys' fees and Rating Agency Confirmation fees) incurred by such Master Servicer or the applicable Special Servicer (which amounts shall be reimbursed to the applicable Special Servicer) in connection with any request for a modification, waiver or amendment. The applicable Master Servicer agrees to use its reasonable efforts in accordance with the Servicing Standard to collect such costs, expenses and fees from the Mortgagor, provided that the failure or inability of the Mortgagor to pay any such costs and expenses shall not impair the right of such Master Servicer to cause such costs and expenses (but not including any modification fee), and interest thereon at the Advance Rate, to be paid or reimbursed by the Trust as a Servicing Advance (to the extent not paid by the Mortgagor). If the applicable Master Servicer believes that the costs and expenses (including attorneys' fees) to be incurred by such Master Servicer in connection with any request for a modification, waiver or amendment will result in a payment or reimbursement by the Trust, then such Master Servicer shall notify the applicable Special Servicer.

            (c) Each Master Servicer shall notify the Trustee, the Paying Agent and the applicable Special Servicer of any modification, waiver or amendment of any term of any Mortgage Loan permitted by it under this Section and the date thereof, and shall deliver to the Trustee for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof except to the extent such documents have been submitted to the applicable recording office, in which event such Master Servicers shall promptly deliver copies of such documents to the Trustee. The Master Servicers shall not agree to any modification, waiver, or amendment of any Money Term of a Mortgage Loan or any term of a Specially Serviced Mortgage Loan. The Master Servicer shall notify the holder of the San Tomas B Note of any modification of the monthly payments of the San Tomas Mortgage Loan and such modifications shall be made in accordance with this Agreement and the San Tomas Intercreditor Agreement and such monthly payments shall be allocated in accordance with the San Tomas Intercreditor Agreement.

            (d) If the Mortgage Loan documents relating to a Mortgage Loan provide that certain conditions must be satisfied prior to the applicable Master Servicer releasing additional collateral for the Mortgage Loan (e.g., the release, reduction or termination of reserves or letters of credit or the establishment of reserves), then such Master Servicer shall be permitted to waive any such condition without obtaining the consent of the applicable Special Servicer, provided that (1) the aggregate amount of the related release, reduction or termination is no greater than the smaller of 10% of the outstanding unpaid Principal Balance of the related Mortgage Loan or $75,000 (2) the condition to be waived is deemed to be non-material in accordance with the Servicing Standard or (3) such release, reduction or termination would not otherwise cause an Adverse REMIC Event. Notwithstanding the foregoing, without the applicable Special Servicer's consent or except as provided in the specific Mortgage Loan documents, the applicable Master Servicer shall not waive: (1) a requirement for any such additional collateral to exist, or (2) a lock box requirement.

            (e) Neither any Master Servicer nor any Primary Servicer will be required to obtain a Rating Agency Confirmation in connection with this Agreement unless the terms of this Agreement specifically requires a Master Servicer to do so, and if so required by the terms of this Agreement, such Master Servicer and any Primary Servicer shall not be permitted to waive (i) the Rating Agency Confirmation requirement or (ii) the obligation, if such is set forth in the Mortgage Loan documents, of a Mortgagor to pay all or any portion of any fee payable in connection with obtaining the Rating Agency Confirmation.

            Section 8.19 Specially Serviced Mortgage Loans. (a) The applicable Master Servicer shall send a written notice to the applicable Special Servicer, the Rating Agencies, the Paying Agent, the Trustee and solely as it relates to the San Tomas Mortgage Loan, to the holder of the San Tomas B Note, within two Business Days after becoming aware of a Servicing Transfer Event with respect to a Mortgage Loan, which notice shall identify the related Mortgage Loan and set forth in reasonable detail the nature and relevant facts of such Servicing Transfer Event and whether such Mortgage Loan is covered by an Environmental Insurance Policy (and for purposes of stating whether such Mortgage Loan is covered by an Environmental Insurance Policy the applicable Master Servicer may rely on the Mortgage Loan Schedule) and, except for the Rating Agencies, the Paying Agent and the Trustee, shall be accompanied by a copy of the Servicer Mortgage File. The applicable Special Servicer shall not be liable for its failure to deliver the notice set forth in Section 9.36(a) if such failure is caused by its failure to receive the written notice set forth above.

            (b) Prior to the transfer of the servicing of any Specially Serviced Mortgage Loan to the applicable Special Servicer, the applicable Master Servicer shall notify the related Mortgagor of such transfer in accordance with the Servicing Standard (the form and substance of such notice shall be reasonably satisfactory to the applicable Special Servicer).

            (c) Any calculations or reports prepared by the applicable Master Servicer to the extent they relate to Specially Serviced Mortgage Loans shall be based on information supplied to such Master Servicer in writing by the applicable Special Servicer as provided hereby. The applicable Master Servicer shall have no duty to investigate or confirm the accuracy of any information provided to it by the applicable Special Servicer and shall have no liability for the inaccuracy of any of its reports due to the inaccuracy of the information provided by such Special Servicer.

            (d) On or prior to each Distribution Date, the applicable Master Servicer shall provide to the applicable Special Servicer, in order for such Special Servicer to comply with its obligations under this Agreement, such information (and in the form and medium) as such Special Servicer may reasonably request in writing from time to time, provided that (i) the applicable Master Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if such Master Servicer elects to provide such ad hoc reports, it may require the applicable Special Servicer to pay a reasonable fee to cover the costs of the preparation thereof.

            Section 8.20 Representations, Warranties and Covenants of the Master Servicers. (a) The General Master Servicer hereby represents and warrants to and covenants with the Trustee and the Paying Agent, as of the date hereof:

            (i) the General Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of California, and the General Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) the execution and delivery of this Agreement by the General Master Servicer, and the performance and compliance with the terms of this Agreement by the General Master Servicer, will not violate the General Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) the General Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the General Master Servicer, enforceable against the General Master Servicer in accordance with the terms hereof, subject to
      (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and
      (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) the General Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the General Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the General Master Servicer to perform its obligations under this Agreement or the financial condition of the General Master Servicer;

            (vi) no litigation is pending or, to the best of the General Master Servicer's knowledge, threatened against the General Master Servicer the outcome of which, in the General Master Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the General Master Servicer from entering into this Agreement or materially and adversely affect the ability of the General Master Servicer to perform its obligations under this Agreement;

            (vii) the General Master Servicer has errors and omissions insurance coverage which is in full force and effect; and

            (viii) no consent, approval, authorization or order, registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the General Master Servicer with this Agreement, or the consummation by the General Master Servicer of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings, or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the General Master Servicer under this Agreement.

            (b) The NCB Master Servicer hereby represents and warrants to and covenants with the Trustee and the Paying Agent, as of the date hereof:

            (i) the NCB Master Servicer is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States, and the NCB Master Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) the NCB Master Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate the NCB Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the NCB Master Servicer, is likely to affect materially and adversely either the ability of the NCB Master Servicer to perform its obligations under this Agreement or the financial condition of the NCB Master Servicer;

            (iii) the NCB Master Servicer has the full power and authority to enter into and consummate all transactions involving the NCB Master
      Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) this Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the NCB Master Servicer, enforceable against the NCB Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) the NCB Master Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the NCB Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the NCB Master Servicer to perform its obligations under this Agreement or the financial condition of the NCB Master Servicer;

            (vi) no consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the NCB Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the NCB Master Servicer to perform its obligations under this Agreement;

            (vii) no litigation is pending or, to the best of the NCB Master Servicer's knowledge, threatened against the NCB Master Servicer the outcome of which, in the NCB Master Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the NCB Master Servicer from entering into this Agreement or materially and adversely affect the ability of the NCB Master Servicer to perform its obligations under this Agreement; and

            (viii) the NCB Master Servicer has errors and omissions insurance as required by Section 8.2.

            (c) It is understood that the representations and warranties set forth in this Section 8.20 shall survive the execution and delivery of this Agreement.

            (d) Any cause of action against a Master Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to the applicable Master Servicer by any of the Trustee or the applicable Master Servicer. The applicable Master Servicer shall give prompt notice to the Trustee, the Depositor and the applicable Special Servicer of the occurrence, or the failure to occur, of any event that, with notice or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

            Section 8.21 Merger or Consolidation. Any Person into which a Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which such Master Servicer shall be a party, or any Person succeeding to the business of such Master Servicer, shall be the successor of such Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each of the Rating Agencies provides a Rating Agency Confirmation. If the conditions to the provisions in the foregoing sentence are not met, the Trustee may terminate such Master Servicer's servicing of the Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Sections 8.28 and 8.29.

            Section 8.22 Resignation of a Master Servicer. (a) Except as otherwise provided in Section 8.22(b) hereof, a Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that such Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of such Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until a successor servicer designated by the Trustee, with the consent of the Depositor and the Paying Agent, shall have assumed such Master Servicer's responsibilities and obligations under this Agreement and Rating Agency Confirmation shall have been obtained. Notice of such resignation shall be given promptly by such Master Servicer to the Trustee.

            (b) A Master Servicer may resign from the obligations and duties imposed on it, upon 30 days notice to the Trustee and the Paying Agent, provided that (i) a successor servicer (w) is available, (x) has assets of at least $15,000,000, (y) is willing to assume the obligations, responsibilities, and covenants to be performed hereunder by such Master Servicer on substantially the same terms and conditions, and for not more than equivalent compensation to that herein provided and (z) assumes all obligations under the Primary Servicing Agreements; (ii) such Master Servicer bears all costs associated with its resignation and the transfer of servicing; and (iii) Rating Agency Confirmation is obtained with respect to such servicing transfer, as evidenced by a letter delivered to the Trustee by each Rating Agency.

            Section 8.23 Assignment or Delegation of Duties by a Master Servicer. A Master Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of such Master Servicer (as provided in
Section 8.4) to perform and carry out any duties, covenants or obligations to be performed and carried out by such Master Servicer hereunder or (B) assign and delegate all of its duties hereunder; provided, however, that with respect to clause (B), (i) such Master Servicer gives the Depositor, the applicable Special Servicer, the Primary Servicers, the holder of the San Tomas B Note and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Master Servicer, with like effect as if originally named as a party to this Agreement and the Primary Servicing Agreements; (iii) the purchaser or transferee has assets in excess of
$15,000,000; (iv) such assignment and delegation is the subject of a Rating Agency Confirmation; and (v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. In the case of any such assignment and delegation in accordance with the requirements of subclause (B) of this Section, such Master Servicer shall be released from its obligations under this Agreement, except that such Master Servicer shall remain liable for all liabilities and obligations incurred by it as such Master Servicer hereunder prior to the satisfaction of the conditions to such assignment set forth in the preceding sentence. Notwithstanding the above, such Master Servicer may appoint the Primary Servicers and Sub-Servicers in accordance with Section 8.4 hereof.

            Section 8.24 Limitation on Liability of the Master Servicers and Others. (a) Neither of the Master Servicers nor any of the partners, representatives, Affiliates, members, managers, directors, officers, employees or agents of the Master Servicers shall be under any liability to the holders of the Certificates, the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Placement Agent, the Underwriters, the holder of the San Tomas B Note or Special Servicers for any action taken or for refraining from the taking of any action in good faith, or using reasonable business judgment, consistent with the Servicing Standard; provided that this provision shall not protect any Master Servicer or any such person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under the Agreement or by reason of negligent disregard of obligations and duties hereunder. The Master Servicers and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Master Servicers may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the applicable Special Servicers) respecting any matters arising hereunder. The Master Servicers shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement; provided that each Master Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Mortgage Loans or the interests of the holder of the San Tomas B Note in the San Tomas Mortgage Loan (subject to the applicable Special Servicer's servicing of Specially Serviced Mortgage Loans as contemplated herein), or shall undertake any such action if instructed to do so by the Trustee. In such event, all legal expenses and costs of such action shall be expenses and costs of the Trust, and any Master Servicer shall be entitled to be reimbursed therefor as Servicing Advances as provided by Section 5.2, subject to the provisions of Section 4.4 hereof.

            (b) In addition, the Master Servicers shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to such Master Servicers and conforming to the requirements of this Agreement. Subject to the Servicing Standard, each Master Servicer shall have the right to rely on information provided to it by the applicable Special Servicers and Mortgagors, and will have no duty to investigate or verify the accuracy thereof. Neither the Master Servicers, nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that such Master Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Master Servicers nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

            (c) The Master Servicers shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the Special Servicers, the Paying Agent, the Trustee or the Fiscal Agent in this Agreement. The Trust shall indemnify and hold harmless the Master Servicers from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent such Master Servicer is unable to recover such amounts from the Person in breach.

            (d)   Except as otherwise specifically provided herein:

            (i) a Master Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, appraisal, bond or other document (in electronic or paper format) reasonably believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) a Master Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) a Master Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

            (iv) a Master Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper (in electronic or paper format) reasonably believed by it to be genuine and provided by any Mortgagor or manager of a Mortgaged Property.

            (e) The Master Servicers and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of such Master Servicer shall be indemnified by the Trustee, the Fiscal Agent, the Paying Agent and the applicable Special Servicer, as the case may be, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that such Master Servicer may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of the Trustee's, the Fiscal Agent's, the Paying Agent's or the applicable Special Servicer's duties hereunder, as the case may be, or by reason of negligent disregard of the
Trustee's, the Fiscal Agent's, the applicable Special Servicer's or the Paying Agent's obligations and duties hereunder, as the case may be, (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations). A Master Servicer shall immediately notify the Trustee, the Paying Agent, the Fiscal Agent and the applicable Special Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans for which it is acting as Master Servicer entitling such Master Servicer to indemnification hereunder, whereupon the Trustee, the Paying Agent, the Fiscal Agent or the applicable Special Servicer, in each case, to the extent the claim is related to its respective willful misfeasance, bad faith, negligence or negligent disregard, shall assume the defense of any such claim (with counsel reasonably satisfactory to such Master Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee, the Paying Agent, the Fiscal Agent and the applicable Special Servicer shall not affect any rights that such Master Servicer may have to indemnification under this Agreement or otherwise, unless the Trustee's, the Paying Agent's, the Fiscal Agent's or the applicable Special Servicer's defense of such claim is materially prejudiced thereby. Such indemnity shall survive the termination of this Agreement or the resignation or removal of such Master Servicer hereunder. Any payment hereunder made by the Trustee, the Paying Agent, the Fiscal Agent or the applicable Special Servicer pursuant to this paragraph to such Master Servicer shall be paid from the Trustee's, the Paying Agent's, the Fiscal Agent's or the applicable Special Servicer's own funds, without reimbursement from the Trust therefor except to the extent achieved through subrogation as provided in this Agreement. Any expenses incurred or indemnification payments made by the Trustee, the Paying Agent, the Fiscal Agent or the applicable Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee, the Paying Agent, the Fiscal Agent or the applicable Special Servicer, as the case may be, was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            Section 8.25 Indemnification; Third-Party Claims. (a) Each Master Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of each such Master Servicer shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to this Agreement, any Mortgage Loans, any REO Property or the Certificates or any exercise of any right under this Agreement reasonably requiring the use of counsel or the incurring of expenses other than any loss, liability or expense incurred by reason of such Master Servicer's willful misfeasance, bad faith or negligence in the performance of duties hereunder. A Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to such Master Servicer) and out of the Trust pay all expenses in connection therewith, including counsel fees, and out of the Trust promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim and satisfy any settlement or other disposition in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement or of the Master Servicers in such capacity. The Trustee, the Paying Agent or the Master Servicers shall promptly make from the applicable Certificate Account any payments certified by the applicable Master Servicer to the Trustee and the Paying Agent as required to be made to the applicable Master Servicer pursuant to this Section 8.25.

            (b) Each Master Servicer agrees to indemnify the Trustee, the Fiscal Agent, the applicable Special Servicer, the Trust, the Depositor, the Paying Agent, and any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trustee, the Fiscal Agent, the applicable Special Servicer, the Depositor, the Paying Agent and the Trust may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of such Master Servicer's duties hereunder or by reason of negligent disregard of such Master Servicer's obligations and duties hereunder (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations), and if in any such situation such Master Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor servicer. The Trustee, the Fiscal Agent, the applicable Special Servicer, the Paying Agent or the Depositor, as applicable, shall immediately notify the applicable Master Servicer if a claim is made by any Person with respect to this Agreement or the Mortgage Loans entitling the Trustee, the Fiscal Agent, the Depositor, the applicable Special Servicer, the Paying Agent or the Trust to indemnification under this Section 8.25(b), whereupon the applicable Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the applicable Special Servicer, the Paying Agent or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the applicable Master Servicer shall not affect any rights the Trustee, the applicable Special Servicer, the Depositor, the Fiscal Agent, the Paying Agent or the Trust may have to indemnification under this Agreement or otherwise, unless the applicable Master Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the applicable Master Servicer, the applicable Special Servicer, the Fiscal Agent, the Paying Agent and the Trustee. Any expenses incurred or indemnification payments made by the applicable Master Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the applicable Master Servicer was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            (c) The Primary Servicers with respect to the Principal Loans and the Prudential Loans and any partner, representative, Affiliate, member, manager, director, officer, employee or agent thereof shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement, its related Primary Servicing Agreement (but only if, and to the extent that, the General Master Servicer would have been entitled to indemnification therefor under this Agreement if it were directly servicing the Principal Loan or the Prudential Loans, as applicable), any Principal Loan or Prudential Loan, as applicable, any REO Property or the Certificates or any exercise of any right under this Agreement or its related Primary Servicing Agreement (limited as set forth above) reasonably requiring the use of counsel or the incurring of expenses other than any loss, liability or expense incurred by reason of each such Primary Servicer's willful misfeasance, bad faith or negligence in the performance of duties thereunder. Each such Primary Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to such Primary Servicer) and out of the Trust pay all expenses in connection therewith, including counsel fees, and out of the Trust promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement and the related Primary Servicing Agreement. The Trustee, the Paying Agent or the General Master Servicer shall promptly make from the applicable Certificate Account any payments certified by the related Primary Servicer with respect to the Principal Loans or the Prudential Loans, as appliciable, to the Trustee and the Paying Agent as required to be made to such Primary Servicer pursuant to this Section 8.25.

            (d) The Primary Servicers with respect to the Principal Loans and the Prudential Loans agree to indemnify the Trustee, the Fiscal Agent, the General Special Servicer, the Trust, the Depositor, the Paying Agent, and any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trustee, the Fiscal Agent, the General Special Servicer, the Depositor, the Paying Agent and the Trust may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of such Primary Servicer's duties under this Agreement, its related Primary Servicing Agreement or by reason of negligent disregard of such Primary Servicer's obligations and duties thereunder (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations), and if in any such situation such Primary Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor primary servicer. The Trustee, the Fiscal Agent, the General Special Servicer, the Paying Agent or the Depositor, as applicable, shall immediately notify each such Primary Servicer if a claim is made by any Person with respect to this Agreement, the related Primary Servicing Agreement or the Principal Loans or Prudential Loans, as applicable, entitling the Trustee, the Fiscal Agent, the Depositor, the General Special Servicer, the Paying Agent or the Trust to indemnification under this Section 8.25(d), whereupon the applicable Primary Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the General Special Servicer, the Paying Agent or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify such Primary Servicer shall not affect any rights the Trustee, the Fiscal Agent, the applicable Special Servicer, the Depositor, the Paying Agent or the Trust may have to indemnification under this Agreement, the related Primary Servicing Agreement or otherwise, unless such Primary Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the related Primary Servicing Agreement and the resignation or termination of the applicable Master Servicer, the Fiscal Agent, the applicable Special Servicer, the Paying Agent and the Trustee. Any expenses incurred or indemnification payments made by each such Primary Servicer with respect to the Principal Loans or the Prudential Loans, as applicable, shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of such Primary Servicer was not culpable or that such Primary Servicer did not act with willful misfeasance, bad faith or negligence.

            (e) The 2002-IQ2 Master Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the 2002-IQ2 Master Servicer shall be indemnified by the Trust and held harmless against the Trust's pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the 2002-IQ2 Pooling and Servicing Agreement and this Agreement, and relating to the One Seaport Plaza Pari Passu Loan (but excluding any such losses allocable to the 2002-IQ2 Mortgage Loan), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of the 2002-IQ2 Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties under the 2002-IQ2 Pooling and Servicing Agreement.

            Section 8.26 1934 Act Reporting. (a) The Master Servicers, the Special Servicers, the Paying Agent, the Trustee and the Fiscal Agent shall reasonably cooperate with the Depositor in connection with the Trust's satisfaction of its reporting requirements under the 1934 Act. Within 15 days after each Distribution Date, the Paying Agent shall prepare, execute and file on behalf of the Trust any Forms 8-K customary for similar securities as required by the 1934 Act and the rules and regulations of the Commission thereunder; provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. The Paying Agent shall file each Form 8-K with a copy of the related Monthly Certificateholders Report attached thereto. If the Depositor directs that any other attachments are to be filed with any Form 8-K, such attachments shall be delivered to the Paying Agent in EDGAR-compatible form or as otherwise agreed upon by the Paying Agent and the Depositor, at the Depositor's expense, and any necessary conversion to EDGAR-compatible format will be at the Depositor's expense. Prior to March 30th of each year (or such earlier date as may be required by the 1934 Act and the rules and regulations of the Commission), the Paying Agent shall prepare and file a Form 10-K, in substance as required by applicable law or applicable interpretations thereof of the staff of the Commission. Such Form 10-K shall include as exhibits each annual statement of compliance described under Sections
8.12 and 9.18 and each accountant's report described under Sections 8.13 and 9.19, in each case to the extent they have been timely delivered to the Paying Agent. If they are not so timely delivered, the Paying Agent shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Paying Agent. Each Form 10-K shall also include any Sarbanes-Oxley Certification required to be included therewith, as described in paragraph (b) of this Section 8.26. The Paying Agent shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from the Paying Agent's inability or failure to obtain any information not resulting from its own negligence, bad faith or willful misconduct. Prior to January 30 of the first year in which the Paying Agent is able to do so under applicable law, the Paying Agent shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the 1934 Act.

            (b) The Form 10-K shall include any certification (the "Sarbanes-Oxley Certification") required to be included therewith pursuant to the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff) and a copy of such Sarbanes-Oxley Certification shall be provided to the Rating Agencies. An officer of the Depositor shall sign the Sarbanes-Oxley Certification. The General Master Servicer, the NCB Master Servicer, each Special Servicer, each Primary Servicer and the Paying Agent (each, a "Performing Party") shall provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") a certification (each, a "Performance Certification"), in the form set forth on Exhibit AA hereto or in the form set forth on Exhibit A to Exhibit AA hereto, as applicable, on which the Certifying Person, the Depositor (if the Certifying Person is an individual), and the Depositor's partner, representative, Affiliate, member, manager, director, officer, employee or agent (collectively with the Certifying Person, "Certification Parties") can rely. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or under any other applicable servicing agreement or
(iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In addition, if directed by the Depositor, such Performing Party shall provide an identical certification to Depositor's certified public accountants that such Performing Party provided to its own certified public accountants to the extent such certification relates to the performance of such Performing Party's duties pursuant to this Agreement or a modified certificate limiting the certification therein to the performance of such Performing Party's duties pursuant to this Agreement. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance Certification to the Depositor pursuant to this Section 8.26(b) with respect to the period of time such Performing Party was subject to this Agreement.

            (c) Each Performing Party shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) an actual breach by the applicable Performing Party of its obligations under this Section 8.26 or (ii) negligence, bad faith or willful misconduct on the part of the Performing Party in the performance of such obligations. A Performing Party shall have no obligation to indemnify any Certification Party for an inaccuracy in the Performance Certification of any other Performing Party.

            Section 8.27 Compliance with REMIC Provisions. The Master Servicers shall act in accordance with this Agreement and the REMIC Provisions and related provisions of the Code in order to create or maintain the status of the REMIC Pools created hereby as REMICs and the Class EI Grantor Trust created hereby as a grantor trust under the Code. The Master Servicers shall take no action or cause any REMIC Pool to take any action that could (i) endanger the status of any REMIC Pool as a REMIC under the Code or (ii) result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited
transactions   as  defined  in  Code  Section   860F(a)(2)   or  on   prohibited
contributions pursuant to Section 860G(d)) unless the Trustee shall have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Master Servicers shall comply with the provisions of Article XII hereof.

            Section 8.28 Termination. (a) The obligations and responsibilities of either Master Servicer created hereby (other than the obligation of the Master Servicers to make payments to the Paying Agent as set forth in Section
8.29 and the obligations of the Master Servicers to the Trustee, the Paying Agent, the Fiscal Agent, the applicable Special Servicers and the Trust as set forth in Section 8.25) shall terminate (i) on the date which is the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (and final distribution to the Certificateholders) or (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) if an Event of Default with respect to such Master Servicer described in clauses 8.28(b)(iii), (iv), (v), (x) or (xi) has occurred, 60 days following the date on which the Trustee or Depositor gives written notice to such Master Servicer that such Master Servicer is terminated or (iii) if an Event of Default with respect to such Master Servicer described in clauses 8.28(b)(i), (ii), (vii), (viii) or (ix) has occurred, immediately upon the date on which the Trustee or the Depositor gives written notice to such Master Servicer that such Master Servicer is terminated. After any Event of Default, the Trustee (i) may elect to terminate such Master Servicer by providing such notice, and (ii) shall provide such notice if holders of Certificates representing more than 25% of the Aggregate Certificate Balance of all Certificates so direct the Trustee.

            (b) "Event of Default," wherever used herein, means, with respect to any Master Servicer, any one of the following events:

            (i) any failure by such Master Servicer to remit to the Paying Agent or otherwise make any payment required to be remitted by such Master Servicer under the terms of this Agreement, including any required Advances; or

            (ii) any failure by such Master Servicer to make a required deposit to the applicable Certificate Account which continues unremedied for one Business Day following the date on which such deposit was first required to be made; or

            (iii) any failure on the part of such Master Servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of such Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer by the Depositor or the Trustee; provided, however, that if such Master Servicer certifies to the Trustee and the Depositor that such Master Servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit such Master Servicer to cure such failure; provided, further, that such cure period may not exceed 90 days; or

            (iv) any breach of the representations  and warranties  contained in
      Section 8.20 hereof that materially and adversely affects the interest of any holder of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such Master Servicer by the Depositor or the Trustee, provided, however, that if such Master Servicer certifies to the Trustee and the Depositor that such Master Servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit such Master Servicer to cure such breach; provided, further, that such cure period may not exceed 90 days; or

            (v) a Servicing Officer of the Master Servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates (and such qualification, downgrade or withdrawal shall not have been reversed by Moody's within 60 days of the date thereof), or (ii) placed one or more Classes of Certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that such Servicing Officer of the Master Servicer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), citing servicing concerns with such Master Servicer as the sole or material factor in such rating action; or

            (vi) Reserved

            (vii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Master Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

            (viii) such Master Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Master Servicer or of or relating to all or substantially all of its property; or

            (ix) such Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

            (x) such Master Servicer is removed from S&P's approved Master Servicer list and the ratings then assigned by S&P to any Classes of certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on "negative credit watch") in connection with such removal.

            Section 8.29 Procedure Upon Termination. (a) Notice of any termination pursuant to clause (i) of Section 8.28(a), specifying the Master Servicer Remittance Date upon which the final transfer by a Master Servicer to the Paying Agent shall be made, shall be given promptly in writing by such Master Servicer to the Paying Agent no later than the later of (i) five Business Days after the final payment or other liquidation of the last Mortgage Loan or
(ii) the sixth day of the month of such final distribution. Upon any such termination, the duties of such Master Servicer (other than the obligation of such Master Servicer to pay to the Paying Agent the amounts remaining in the applicable Certificate Account as set forth below and the obligations of such Master Servicer to the Trustee and the Trust and the Fiscal Agent as provided herein) shall terminate and such Master Servicer shall transfer to the Paying Agent the amounts remaining in the applicable Certificate Account (and any sub-account) after making the withdrawals permitted to be made pursuant to
Section 5.2 and shall thereafter terminate the applicable Certificate Account and any other account or fund maintained with respect to the Mortgage Loans.

            (b) On the date specified in a written  notice of termination  given to a Master Servicer pursuant to clause (ii) of Section 8.28(a), or on the date on which a written notice of termination is given to a Master Servicer pursuant to clause (iii) of Section 8.28(a) all authority, power and rights of such Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate (except for any rights relating to unpaid servicing compensation, unreimbursed Advances or the Excess Servicing Fee and all indemnities and exculpations set forth herein); provided that in no event shall the termination of such Master Servicer be effective until a successor servicer shall have succeeded such Master Servicer as successor servicer, subject to approval by the Rating Agencies, notified such Master Servicer of such designation and such successor servicer shall have assumed such Master Servicer's obligations and responsibilities hereunder and under the Primary Servicing Agreements, as set forth in an agreement substantially in the form hereof, with respect to the Mortgage Loans. Except as provided in the next sentence, the Trustee may not succeed a Master Servicer as servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of such Master Servicer pursuant to Section 8.22(b) hereof. Notwithstanding the foregoing sentence, in the event that a Master Servicer is terminated as a result of an event described in Section 8.28(b)(vii), 8.28(b)(viii) or 8.28(b)(ix), the Trustee shall act as successor servicer immediately upon delivery of a notice of termination to such Master Servicer and shall use commercially reasonable efforts within 90 days of assuming the duties of such Master Servicer, either to satisfy the conditions of Section 8.22(b) hereof or to transfer the duties of such Master Servicer to a successor servicer who has satisfied such conditions. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of such Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicers agree to cooperate with the Trustee, the Paying Agent and the Fiscal Agent in effecting the termination of a Master Servicer's responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor servicer designated by the Trustee to assume such Master Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by such Master Servicer in the applicable Certificate Account and any other account or fund maintained or thereafter received with respect to the Mortgage Loans.

            (c) If a Master Servicer receives a written notice of termination pursuant to clause (ii) of Section 8.28(a) relating solely to an Event of Default set forth in clause (v), (x) or (xi) of Section 8.28(b), and if such Master Servicer provides the Trustee with the appropriate "request for proposal" materials within five Business Days after receipt of such written notice of termination, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by such Master Servicer) solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three but no more than five Qualified Bidders or, if three Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders. At the Trustee's request, such Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids. In no event shall the Trustee be responsible if less than three Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement.

            (d) Each bid proposal shall require any Successful Bidder, as a condition of its bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof and the terms of the Primary Servicing Agreements, not later than 30 days after termination of the applicable Master Servicer hereunder. The Trustee shall select the Qualified Bidder with the highest cash bid (or such other Qualified Bidder as the applicable Master Servicer may direct) (the "Successful Bidder") to act as a successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as a successor Master Servicer pursuant to the terms hereof, and in connection therewith to deliver the amount of the Successful Bidder's cash bid to the Trustee by wire transfer of immediately available funds to an account specified by the Trustee no later than 10:00 a.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

            (e) Upon the assignment and acceptance of the servicing rights hereunder to and by the Successful Bidder and receipt of such cash bid, the Trustee shall remit or cause to be remitted to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of all out-of-pocket expenses incurred in connection with obtaining such bid and transferring servicing) by wire transfer of immediately available funds to an account specified by such Master Servicer no later than 1:00 p.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

            (f) If the Successful Bidder has not entered into this Agreement as a successor Master Servicer within 30 days after the termination of a Master Servicer hereunder or no Successful Bidder was identified within such 30-day period, the Trustee shall have no further obligations under Section 8.29(c) and may act or may select another successor to act as a Master Servicer hereunder in accordance with Section 8.29(b).

            (g) Notwithstanding anything to the contrary in this Section 8.29, the successor master servicer must assume all of the obligations of the terminated Master Servicer under the Primary Servicing Agreements as a condition precedent to its becoming Master Servicer hereunder.

            (h)   Certain   Matters   Relating  to  Certain   Mortgage  Loans.
[Reserved].


                                   ARTICLE IX

   ADMINISTRATION AND SERVICING OF SPECIALLY SERVICED MORTGAGE LOANS BY THE
                                SPECIAL SERVICERS

            Section 9.1 Duties of the Special Servicers. (a) Subject to the express provisions of this Agreement, for and on behalf of the
Certificateholders, the Trustee and solely as it relates to the San Tomas Mortgage Loan, on behalf of the holder of the San Tomas B Note, each Special Servicer shall service the Specially Serviced Mortgage Loans and manage the related REO Properties in accordance with the provisions of this Agreement and the Servicing Standard (subject to the servicing of the One Seaport Plaza Pari Passu Loan by the 2002-IQ2 Master Servicer and the 2002-IQ2 Special Servicer in accordance with the 2002-IQ2 Pooling and Servicing Agreement.

            The General Special Servicer shall be the Special Servicer with respect to all the Mortgage Loans and other assets of the Trust other than the Co-op Trust Assets, the San Tomas A Note and the One Seaport Plaza Pari Passu Loan and, as such, shall service and administer such of the assets of Trust (other than the Co-op Trust Assets and the San Tomas A Note) as constitute Specially Serviced Mortgage Loans and REO Properties and shall render such incidental services as are required of such Special Servicer with respect to such of the assets of the Trust (other than the Co-op Trust Assets and the San Tomas A Note) as constitute assets that are not Specially Serviced Mortgage Loans or REO Properties. The Co-op Special Servicer shall be the Special Servicer with respect to the Co-op Trust Assets and, as such, shall service and administer such of the Co-op Trust Assets as constitute Specially Serviced Mortgage Loans and REO Properties and shall render such incidental services as are required of such Special Servicer with respect to such of the Co-op Trust Assets as are not Specially Serviced Mortgage Loans or REO Properties. Principal Global Investors, LLC shall be the initial Special Servicer with respect to the San Tomas Mortgage Loan and, as such, shall service and administer the San Tomas Mortgage Loan if such asset constitutes a Specially Serviced Mortgage Loan or an REO Property and shall render such incidental services as are required of such Special Servicer with respect to the San Tomas Mortgage Loan if such asset does not constitute a Specially Serviced Mortgage Loan or an REO Properties.

            Certain of the provisions of this Article IX make explicit reference to their applicability to Mortgage Loans, and the San Tomas B Note; notwithstanding such explicit references, references in this Article IX to "Mortgage Loans" shall be construed, unless otherwise specified, to refer also to the San Tomas B Note (but any other terms that are defined in Article I and used in this Article IX shall be construed according to such definitions without regard to this sentence). The provisions of this Article IX are subject to
Section 1.4(f) herein.

            (b) Each Special Servicer shall cooperate with the applicable Master Servicer and provide the applicable Master Servicer with the information reasonably requested by such Master Servicer, in writing, to the extent required to allow such Master Servicer to perform its servicing obligations with respect to the Specially Serviced Mortgage Loans hereunder; provided, however, that (i) a Special Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if a Special Servicer elects to provide such ad hoc reports requested by the applicable Master Servicer, such Special Servicer may require the applicable Master Servicer to pay a reasonable fee to cover the costs of the preparation thereof. A Special Servicer's obligations with respect to the servicing of any Specially Serviced Mortgage Loan and any related REO Properties shall terminate when such Specially Serviced Mortgage Loan has become a Rehabilitated Mortgage Loan, unless and until another Servicing Transfer Event with respect to such Rehabilitated Mortgage Loan occurs.

            (c) The applicable Special Servicer shall send a written notice to the applicable Master Servicer and the Paying Agent within two Business Days after becoming aware that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan. Upon the receipt of such notice by the applicable Master Servicer and the Paying Agent, such Mortgage Loan shall become a Rehabilitated Mortgage Loan and will be serviced by the applicable Master Servicer.

            (d) Upon the occurrence of a Servicing Transfer Event with respect to a Mortgage Loan and upon the reasonable request of the applicable Special Servicer, the applicable Master Servicer shall mark its records for such Mortgage Loan to cause any monthly statements for amounts due on such Mortgage Loan to be sent thereafter to the applicable Special Servicer rather than the related Mortgagor. Upon receipt of any such monthly statement, the applicable Special Servicer shall, within two Business Days, advise the applicable Master Servicer of any changes to be made, and return the monthly statement to the applicable Master Servicer. The applicable Master Servicer shall thereafter promptly send the corrected monthly statement to the Mortgagor. If a Mortgage Loan becomes a Rehabilitated Mortgage Loan, the applicable Master Servicer shall send the monthly statement to the Mortgagor as it did before such Mortgage Loan became a Specially Serviced Mortgage Loan.

            (e) All amounts  collected by the  applicable  Master  Servicer with respect to a Specially Serviced Mortgage Loan (other than a Mortgage Loan that has become an REO Mortgage Loan and the San Tomas B Note, if it becomes a Specially Serviced Mortgage Loan) shall be deposited in the applicable Certificate Account and all amounts collected by the applicable Master Servicer with respect to the San Tomas B Note, if it becomes a Specially Serviced Mortgage Loan, shall be deposited in the San Tomas Custodial Account. The applicable Master Servicer shall within two Business Days after receipt of any such payment, notify the applicable Special Servicer of the receipt of such payment and the amount thereof. The applicable Special Servicer shall, within two Business Days thereafter, instruct the applicable Master Servicer in writing how to apply such payment (with the application of such payments to be made in accordance with the related Mortgage Loan documents or in accordance with this Agreement, as applicable).

            (f) After the occurrence of any Servicing Transfer Event with respect to any one or more Mortgage Loans that are the subject of any Environmental Insurance Policy, (i) the applicable Special Servicer shall monitor the dates by which any claim must be made or action must be taken under such Environmental Insurance Policy to achieve the payment of all amounts thereunder to which the Trust is entitled in the event the applicable Special Servicer has actual knowledge of any event giving rise to a claim under such Environmental Insurance Policy (an "Insured Environmental Event") and (ii) if the applicable Special Servicer has actual knowledge of an Insured Environmental Event with respect to such Mortgage Loan, such Special Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of the related Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be paid by, and reimbursable to, the applicable Master Servicer as a Servicing Advance. All extraordinary expenses (but not ordinary and routine or anticipated expenses) incurred by the applicable Special Servicer in fulfilling its obligations under this Section 9.1 shall be paid by the Trust.

            Section 9.2 Fidelity Bond and Errors and Omissions Insurance Policy of the Special Servicers. Each Special Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless a Special Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard. In the event that any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the applicable Special Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of a Special Servicer is not less than two rating categories (ignoring pluses or minuses) lower than the highest rating of the Certificates, but in any event not less than "A" as rated by S&P and "A2" as rated by Moody's, such Special Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Error and Omissions Insurance Policy.

            Section 9.3 Reserved.

            Section 9.4 Special Servicers' General Powers and Duties. (a) Subject to the other terms and provisions of this Agreement, a Special Servicer is hereby authorized and empowered when such Special Servicer believes it appropriate in accordance with the Servicing Standard, to take any and all the actions with respect to Specially Serviced Mortgage Loans which the applicable Master Servicer may perform as set forth in Section 8.3(a), including (i) to execute and deliver, on behalf of itself or the Trust (or the holder of the San Tomas B Note, if applicable), any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Specially Serviced Mortgage Loans and with respect to the related REO Properties and (ii) to effectuate foreclosure or other conversion of the ownership of any REO Property securing a Mortgage Loan. The Trustee shall execute on the Closing Date Powers of Attorney in the form of Exhibit S-2-A, Exhibit S-2-B and Exhibit S-2-C hereto and shall furnish the applicable Special Servicer from time to time, upon request, with any additional powers of attorney of the Trust, empowering such Special Servicer to take such actions as it determines to be reasonably necessary to comply with its servicing, administrative and management duties hereunder, and the Trustee shall execute and deliver or cause to be executed and delivered such other documents as a Special Servicing Officer may request, that are necessary or appropriate to enable such Special Servicer to service, administer and manage the Specially Serviced Mortgage Loans and carry out its duties hereunder, in each case as such Special Servicer determines is in accordance with the Servicing Standard and the terms of this Agreement; provided that, prior to initiating any proceedings in any court of law or equity (but not defending any proceedings in any court of law or equity) or instituting any proceeding to foreclose on any Mortgaged Property in the name of the Trust in any state, such Special Servicer shall notify the Trustee in writing and not institute or initiate any such proceedings for a period of five Business Days from the date of its delivery of such notice to the Trustee, unless such Special Servicer reasonably believes that such action should be taken in less than five Business Days to preserve the property of the Trust for the benefit of Certificateholders, and the Trustee may within five Business Days of its receipt of such notice advise such Special Servicer that it has received an Opinion of Counsel (the cost of which shall be an expense of the Trust) from an attorney duly licensed to practice law in the state where the related Mortgaged Property or REO Property is located, that it is likely that the laws of the state in which said action is to be taken either prohibit such action if taken in the name of the Trust or that the Trust would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name; provided, further, that such Special Servicer shall not be liable to the extent that it relies on the advice provided in such Opinion of Counsel. Upon receipt of any such advice from the Trustee, the applicable Special Servicer shall take such action in the name of such Person or Persons, in trust for the Trust (or the holder of the San Tomas B Note, if applicable), as shall be consistent with the Opinion of Counsel obtained by the Trustee. Such Person or Persons shall acknowledge in writing that such action is being taken by the applicable Special Servicer in the name of the Trust (or the holder of the San Tomas B Note, if applicable). In the performance of its duties hereunder, the applicable Special Servicer shall be an independent contractor and shall not, except in those instances where it is, after notice to the Trustee as provided above, taking action in the name of the Trust (or the holder of the San Tomas B Note, if applicable), be deemed to be the agent of the Trust (or the holder of the San Tomas B Note, if applicable). The applicable Special Servicer shall indemnify the Trustee for any loss, liability or reasonable expense (including attorneys' fees) incurred by the Trustee or any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person of it or its affiliates in connection with any negligent or intentional misuse of the foregoing powers of attorney furnished to such Special Servicer by the Trustee. Such indemnification shall survive the resignation or termination of a Special Servicer hereunder, the resignation or termination of the Trustee and the termination of this Agreement. The applicable Special Servicer shall not have any responsibility or liability for any act or omission of the Trustee, the applicable Master Servicer or the Depositor that is not attributable to the failure of such Special Servicer to perform its obligations hereunder. The applicable Special Servicer may conclusively rely on any advice of counsel rendered in a Nondisqualification Opinion.

            (b) In servicing and administering the Specially Serviced Mortgage Loans and managing any related REO Properties, the applicable Special Servicer shall employ procedures consistent with the Servicing Standard. The applicable Special Servicer shall conduct, or cause to be conducted, inspections, at its own expense, of the Mortgaged Properties relating to Specially Serviced Mortgage Loans at such times and in such manner as shall be consistent with the Servicing Standard; provided that such Special Servicer shall conduct, or cause to be conducted, inspections of the Mortgaged Properties relating to Specially Serviced Mortgage Loans at least once during each twelve month period that ends on June 30 of any calendar year (commencing with the twelve month period ending June 30, 2003); provided, further, that such Special Servicer shall, at the expense of the Trust, inspect or cause to be inspected each Mortgaged Property related to a Mortgage Loan that is delinquent for 120 days in the payment of any amounts due under such Mortgage Loan. If the applicable Special Servicer shall have conducted, or caused to be conducted, an inspection pursuant to the second proviso of the preceding sentence, such Special Servicer shall not be obligated to conduct or cause to be conducted another inspection with respect to such Mortgaged Property until the twelve month period commencing on the following June 30. The applicable Special Servicer shall provide to the applicable Master Servicer, the Operating Adviser and, solely as they relate to the San Tomas Mortgage Loan, the holder of the San Tomas B Note copies of the Inspection Reports relating to such inspections as soon as practicable after the completion of any inspection.

            (c)   Reserved.

            (d) Pursuant to the One Seaport Plaza Intercreditor Agreement, the owner of the One Seaport Plaza Pari Passu Loan has agreed that such owner's rights in, to and under the One Seaport Plaza Pari Passu Loan are subject to the servicing and all other rights of the 2002-IQ2 Master Servicer and the 2002-IQ2 Special Servicer and the 2002-IQ2 Master Servicer and the 2002-IQ2 Special Servicer are authorized and obligated to service and administer the One Seaport Plaza Pari Passu Loan pursuant to the 2002-IQ2 Pooling and Servicing Agreement. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the General Special Servicer's obligations and responsibilities hereunder and the General Special Servicer's authority with respect to the One Seaport Plaza Pari Passu Loan are limited by and subject to the terms of the One Seaport Plaza Intercreditor Agreement and the rights of the 2002-IQ2 Master Servicer and the 2002-IQ2 Special Servicer with respect thereto under the 2002-IQ2 Pooling and Servicing Agreement. The General Special Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of the One Seaport Plaza Pari Passu Loan by the 2002-IQ2 Master Servicer and the 2002-IQ2 Special Servicer including, but not limited to, delivering appropriate Requests for Release to the Trustee and Custodian (if any) in order to deliver any portion of the related Mortgage File to the 2002-IQ2 Master Servicer or 2002-IQ2 Special Servicer under the 2002-IQ2 Pooling and Servicing Agreement.

            Section 9.5 "Due-on-Sale" Clauses; Assignment and Assumption Agreements; Modifications of Specially Serviced Mortgage Loans; Due-On-Encumbrance Clauses. Subject to the limitations of Section 12.3, each Special Servicer shall have the following duties and rights:

            (a) If any Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Specially Serviced Mortgage Loan shall (or may at the Mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, or

            (ii) provides that such Specially Serviced Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

then, each Special Servicer, on behalf of the Trust, shall, after consultation with the Operating Adviser and in accordance with the REMIC Provisions, take such actions as it deems to be in the best economic interest of the Trust in accordance with the Servicing Standard, and may waive or enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage; provided, however, that if the Principal Balance of such Mortgage Loan at such time equals or exceeds 5% of the Aggregate Certificate Balance or is one of the then current top 10 loans (by Principal Balance) in the pool, then prior to waiving the effect of such provision, a Special Servicer shall obtain Rating Agency Confirmation regarding such waiver. In connection with the request for such consent, such Special Servicer shall prepare and deliver to S&P and Moody's a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. Such Special Servicer shall also prepare and provide S&P and Moody's with such memorandum and documentation for all transfer, assumption and encumbrance consents granted for Mortgage Loans below the threshold set forth above, but for which such Special Servicer's decision will be sufficient and a Rating Agency Confirmation is not required. As to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and contains a provision in the nature of a "due-on-sale" clause, such Special Servicer shall have the rights and duties set forth in
Section 8.7(d). The applicable Special Servicer shall be entitled to 100% of all assumption fees in connection with Specially Serviced Mortgage Loans.

            After notice to the Operating Adviser, the applicable Special Servicer is also authorized to take or enter into an assignment and assumption agreement from or with the Person to whom such property has been or is about to be conveyed, and/or to release the original Mortgagor from liability upon the Specially Serviced Mortgage Loan and substitute the new Mortgagor as obligor thereon; provided that except as otherwise permitted by Section 9.5(c), any such assignment and assumption or substitution agreement shall contain no terms that could result in an Adverse REMIC Event. To the extent permitted by law, the applicable Special Servicer shall enter into an assumption or substitution agreement that is required under the related Mortgage Loan documents (either as a matter of right or upon satisfaction of specified conditions) and shall otherwise enter into any assumption or substitution agreement only if entering into such assumption or substitution agreement is consistent with the Servicing Standard. The applicable Special Servicer shall not condition approval of any request for assumption of a Mortgage Loan on an increase in the interest rate of such Mortgage Loan. The applicable Special Servicer shall notify the applicable Master Servicer of any such assignment and assumption or substitution agreement and such Special Servicer shall forward to the Trustee the original of such agreement, which original shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            (b) In connection with any assignment and assumption of a Specially Serviced Mortgage Loan, in no event shall the applicable Special Servicer consent to the creation of any lien on a Mortgaged Property that is senior to, or on a parity with, the lien of the related Mortgage. Nothing in this Section
9.5 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assignment and assumption of a Specially Serviced Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

            (c) Subject to the Servicing Standard and Section 9.39, and the rights and duties of the applicable Master Servicer under Section 8.18, the applicable Special Servicer may enter into any modification, waiver or amendment (including, without limitation, the substitution or release of collateral or the pledge of additional collateral) of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium and/or any other amounts due and payable with respect to such Specially Serviced Mortgage Loan (including, but not limited to, any Late Fees or default interest), (ii) reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the Maturity Date of any Specially Serviced Mortgage Loan and/or (v) accept a principal prepayment on any Specially Serviced Mortgage Loan during any period during which voluntary Principal Prepayments are prohibited, provided, in the case of any such modification, waiver or amendment, that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the applicable Special Servicer, such default is reasonably foreseeable, (B) in the reasonable judgment of the applicable Special Servicer, such modification, waiver or amendment would increase the recovery on the Specially Serviced Mortgage Loan to
Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at related Mortgage Rate) (as demonstrated in writing by the applicable Special Servicer to the Trustee and the Paying Agent), (C) such modification, waiver or amendment would not cause an Adverse REMIC Event to occur, and (D) if notice to the Operating Adviser of such modification, waiver or amendment is required pursuant to Section 9.39, the applicable Special Servicer has made such notice. The Special Servicer with respect to the San Tomas B Note shall notify the holder of the San Tomas B Note of any modification of the monthly payments of the San Tomas Mortgage Loan and such modifications shall be made and such monthly payments shall be allocated in accordance with the San Tomas Intercreditor Agreement.

            In no event, however, shall the applicable Special Servicer (i) extend the Maturity Date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Final Rated Distribution Date or (ii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Specially Serviced Mortgage Loan unless such Special Servicer gives due consideration to the remaining term of such ground lease. The applicable Special Servicer shall not extend the Maturity Date of any Mortgage Loan secured by a Mortgaged Property covered by a group secured creditor impaired property environmental insurance policy for more than five years beyond such Mortgage Loan's Maturity Date unless a new Phase I Environmental Report indicates that there is no environmental condition or the Mortgagor obtains, at its expense, an extension of such policy on the same terms and conditions to cover the period through five years past the extended Maturity Date, provided that, (i) if such Mortgage Loan is secured by a ground lease, the applicable Special Servicer shall give due consideration to the remaining term of the ground lease and (ii) in no case shall the Maturity Date of any such Mortgage Loan be extended past a date that is two years prior to the Final Rated Distribution Date.

            The determination of the applicable Special Servicer contemplated by clause (C) of the proviso to the first paragraph of this Section 9.5(c) shall be evidenced by an Officer's Certificate certifying the information in the proviso to the first paragraph under this subsection (c).

            (d) In the event the applicable Special Servicer intends to permit a Mortgagor to substitute collateral for all or any portion of a Mortgaged Property pursuant to Section 9.5(c) or pledge additional collateral for the Mortgage Loan pursuant to Section 9.5(c), if the security interest of the Trust or the holder of the San Tomas B Note in such collateral can only be perfected by possession, or if such collateral requires special care or protection, then prior to agreeing to such substitution or addition of collateral, such Special Servicer shall make arrangements for such possession, care or protection, and prior to agreeing to such substitution or addition of collateral (or such arrangement for possession, care or protection) shall obtain the prior written consent of the Trustee with respect thereto (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that the
Trustee shall not be required (but has the option) to consent to any substitution or addition of collateral or to hold any such collateral which will require the Trustee to undertake any additional duties or obligations or incur any additional expense. Notwithstanding the foregoing, to the extent not inconsistent with the related Mortgage Loan documents, the applicable Special Servicer will not permit a Mortgagor to substitute collateral for any portion of the Mortgaged Property unless it shall have received a Rating Agency Confirmation in connection therewith, the costs of which to be payable by the related Mortgagor to the extent provided for in the Mortgage Loan documents. If the Mortgagor is not required to pay for the Rating Agency Confirmation, then such expense will be paid by the Trust. Promptly upon receipt of notice of such unpaid expense, regarding a Specially Serviced Mortgage Loan, the applicable Special Servicer shall request the related Seller as and to the extent required pursuant to the terms of the related Mortgage Loan Purchase Agreement to make such payment by deposit to the applicable Certificate Account.

            (e) The applicable Special Servicer will promptly deliver to the applicable Master Servicer, the Operating Adviser, the Trustee, the Paying Agent and the Rating Agencies a notice, specifying any such assignments and assumptions, modifications, material waivers (except any waivers with respect to Late Fees or default interest) or amendments, such notice identifying the affected Specially Serviced Mortgage Loan. Such notice shall set forth the reasons for such waiver, modification, or amendment (including, but not limited to, information such as related income and expense statements, rent rolls, in the case of Mortgage Loans other than Co-op Mortgage Loans, occupancy status, property inspections, and an internal or external appraisal performed in accordance with MAI standards and methodologies (and, if done externally, the cost of such appraisal shall be recoverable as a Servicing Advance subject to the provisions of Section 4.4 hereof)). The applicable Special Servicer shall also deliver to the Trustee (or the Custodian), for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.

            (f) No fee described in this Section shall be collected by the applicable Special Servicer from the Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of the Mortgage Loan if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b). Subject to the foregoing, the applicable Special Servicer shall use its reasonable efforts, in accordance with the Servicing Standard, to collect any modification fees and other expenses connected with a permitted modification of a Mortgage Loan from the Mortgagor. The applicable Special Servicer shall be entitled to 100% of any modification fees received in connection with a Specially Serviced Mortgage Loan. The inability of the Mortgagor to pay any costs and expenses of a proposed modification shall not impair the right of the applicable Special Servicer, the applicable Master Servicer or the Trustee to be reimbursed by the Trust for such expenses (including any cost and expense associated with the Opinion of Counsel referred to in this Section).

            (g) The applicable Special Servicer shall cooperate with the applicable Master Servicer (as provided in Section 8.7) in connection with assignments and assumptions of Mortgage Loans that are not Specially Serviced Mortgage Loans (except with respect to the UCL Loans and the Nationwide Loans with respect to which such Special Servicer is not entitled to receive a percentage of the assumption fee, as set forth below), and shall be entitled to receive 50% of any assumption fee paid by the related Mortgagor in connection with an assignment and assumption executed pursuant to Section 8.7(a) and 50% of any assumption fee paid by the related Mortgagor in connection with an assignment and assumption executed pursuant to Section 8.7(d). Notwithstanding the foregoing, with respect to non-Specially Serviced Mortgage Loans that are UCL Loans or Nationwide Loans, the Special Servicer shall only be entitled to 50% of any assumption fee if such Special Servicer's consent was required with respect to such assumption. The applicable Special Servicer shall be entitled to 100% of any assumption fee received in connection with a Specially Serviced Mortgage Loan.

            (h) Notwithstanding anything herein to the contrary, (i) the applicable Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from the Operating Adviser prior to acting, and provisions of this Agreement requiring such shall be of no effect, if the Operating Adviser resigns or is removed, during the period following such resignation or removal until a replacement is elected and (ii) no advice, direction or objection from or by the Operating Adviser, as contemplated by this Agreement, may (and such Special Servicer shall ignore and act without regard to any such advice, direction or objection that the applicable Special Servicer has determined, in its reasonable good faith judgment would) (A) require or cause such Special Servicer to violate applicable law, the terms of any Mortgage Loan, any provision of this Agreement or the REMIC Provisions, including such Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or in the Class EI Grantor Trust not being treated as a grantor trust, (C) expose the Trust, the Depositor, the applicable Master Servicer, the applicable Special Servicer, the Fiscal Agent, the Paying Agent or the Trustee, or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees or agents, to any material claim, suit or liability, or (D) materially expand the scope of the applicable Special Servicer's responsibilities under this Agreement. Notwithstanding anything to the contrary contained herein, in no event shall the Special Servicer of the San Tomas Mortgage Loan be required to take direction, or obtain consent, from the Operating Adviser with respect to the San Tomas Mortgage Loan so long as the holder of the San Tomas B Note is the Controlling Holder (as defined in the San Tomas Intercreditor Agreement) pursuant to the San Tomas Intercreditor Agreement.

            (i) If any Specially Serviced Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" (other than with respect to a Specially Serviced Mortgage Loan that is a Co-op Mortgage Loan as to which the NCBFSB Subordinate Debt Conditions have been satisfied) clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

            (j) then, for so long as such Mortgage Loan is included in the Trust, the applicable Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to Section 9.5, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard. Prior to waiving the effect of such provision with respect to a Mortgage Loan, the applicable Special Servicer shall obtain Rating Agency Confirmation regarding such waiver; provided, however, that such Rating Agency Confirmation shall only be required if the applicable Mortgage Loan (x) represents 2% or more of the Stated Principal Balance of all of the Mortgage Loans held by the Trust or is one of the 10 largest Mortgage Loans based on Stated Principal Balance and (y) such Mortgage Loan has a Loan-to-Value Ratio (which includes Junior Indebtedness, if any) that is greater than or equal to 85% and a Debt Service Coverage Ratio (which includes debt service on Junior Indebtedness, if any) that is less than 1.2x.

            Section 9.6 Release of Mortgage Files. (a) Upon becoming aware of the payment in full of any Specially Serviced Mortgage Loan, or the receipt by a Special Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, or the complete defeasance of a Mortgage Loan, such Special Servicer will within 2 Business Days notify the applicable Master Servicer. The applicable Special Servicer shall determine, in accordance with the Servicing Standard, whether an instrument of satisfaction shall be delivered and, if such Special Servicer determines that such instrument should be delivered, such Special Servicer shall deliver written approval of such delivery to the applicable Master Servicer.

            (b) From time to time and as appropriate for the servicing or foreclosure of any Specially Serviced Mortgage Loan or the management of the related REO Property and in accordance with the Servicing Standard, the Trustee shall execute or cause to be executed such documents as shall be prepared and furnished to the Trustee by a Special Servicing Officer (in form reasonably acceptable to the Trustee) and as are necessary for such purposes. The Trustee or Custodian shall, upon request of the applicable Special Servicer and delivery to the Trustee or Custodian of a request for release signed by a Special Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File to such Special Servicer. After the transfer of servicing with respect to any Specially Serviced Mortgage Loan to the applicable Special Servicer, in accordance with the Servicing Standard, the applicable Master Servicer shall notify, in writing, the Mortgagor under each Specially Serviced Mortgage Loan transferred to the applicable Special Servicer, of such transfer.

            (c)   Reserved.

            (d) The applicable Special Servicer shall, with respect to any Rehabilitated Mortgage Loan, release to the applicable Master Servicer all documents and instruments in the possession of such Special Servicer related to such Rehabilitated Mortgage Loan. Prior to the transfer of servicing with respect to any Rehabilitated Mortgage Loan to the applicable Master Servicer in accordance with the Servicing Standard, the applicable Special Servicer shall notify, in writing, each Mortgagor under each Rehabilitated Mortgage Loan of such transfer.

            Section 9.7 Documents, Records and Funds in Possession of the Special Servicers To Be Held for the Trustee. (a) Each Special Servicer shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of such Special Servicer as from time to time are required by the terms hereof to be delivered to the Trustee. Any funds received by the applicable Special Servicer in respect of any Specially Serviced Mortgage Loan or any REO Property or which otherwise are collected by the applicable Special Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Specially Serviced Mortgage Loan or any REO Property shall be transmitted to the applicable Master Servicer within one Business Day of receipt to the applicable Certificate Account, except that if such amounts relate to REO Income, they shall be deposited in the applicable REO Account. The applicable Special Servicer shall provide access to information and documentation regarding the Specially Serviced Mortgage Loans to the Trustee, the applicable Master Servicer, the Fiscal Agent, the Paying Agent, the Operating Adviser and their respective agents and accountants at any time upon reasonable written request and during normal business hours, provided that such Special Servicer shall not be required to take any action or provide any information that such Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder; provided, further, that the Trustee and the Paying Agent shall be entitled to receive from the applicable Special Servicer all such information as the Trustee and the Paying Agent shall reasonably require to perform their respective duties hereunder. In fulfilling such a request, the applicable Special Servicer shall not be responsible for determining whether such information is sufficient for the Trustee's, the applicable Master Servicer's, the Fiscal Agent's, the Paying Agent's or the Operating Adviser's purposes.

            (b) Each Special Servicer hereby acknowledges that the Trust (and/or the holder of the San Tomas B Note with respect to the San Tomas Mortgage Loan) owns the Specially Serviced Mortgage Loans and all Mortgage Files representing such Specially Serviced Mortgage Loans and all funds now or hereafter held by, or under the control of, such Special Servicer that are collected by such Special Servicer in connection with the Specially Serviced Mortgage Loans (but excluding any Special Servicer Compensation and all other amounts to which such Special Servicer is entitled hereunder); and such Special Servicer agrees that all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Specially Serviced Mortgage Loans which come into the possession or custody of, or which are subject to the control of, such Special Servicer, shall be held by such Special Servicer for and on behalf of the Trust (and/or the holder of the San Tomas B Note with respect to the San Tomas Mortgage Loan).

            (c) Each Special Servicer also agrees that it shall not create, incur or subject any Specially Serviced Mortgage Loans, or any funds that are required to be deposited in any REO Account to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Specially Serviced Mortgage Loan or any funds, collected on, or in connection with, a Specially Serviced Mortgage Loan.

            Section 9.8 Representations, Warranties and Covenants of the Special Servicers. (a) The General Special Servicer hereby represents and warrants to and covenants with the Trustee, as of the Closing Date:

            (i) the General Special Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of California, and the General Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) the execution and delivery of this Agreement by the General Special Servicer, and the performance and compliance with the terms of this Agreement by the General Special Servicer, will not violate the General Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) the General Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the General Special Servicer, enforceable against the General Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and
      (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) the General Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the General Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the General Special Servicer to perform its obligations under this Agreement or the financial condition of the General Special Servicer;

            (vi) no litigation is pending or, to the best of the General Special Servicer's knowledge, threatened against the General Special Servicer the outcome of which, in the General Special Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the General Special Servicer from entering into this Agreement or materially and adversely affect the ability of the General Special Servicer to perform its obligations under this Agreement;

            (vii)  the  General  Special   Servicer  has  errors  and  omissions
      insurance coverage which is in full force and effect and complies with the requirements of Section 3.07 hereof; and

            (viii) no consent, approval, authorization or order, registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the General Special Servicer with this Agreement, or the consummation by the General Special Servicer of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings, or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the General Special Servicer under this Agreement.

            (b) The Co-op Special Servicer hereby represents and warrants to and covenants with the Trustee, as of the Closing Date:

            (i) The Co-op Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the United States, and the Co-op Special Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The Co-op Special Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate the Co-op Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the good faith and reasonable judgment of the Co-op Special Servicer, is likely to affect materially and adversely either the ability of the Co-op Special Servicer to perform its obligations under this Agreement or the financial condition of the Co-op Special Servicer.

            (iii) The Co-op Special Servicer has the full power and authority to enter into and consummate all transactions involving the Co-op Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Co-op Special Servicer, enforceable against the Co-op Special Servicer in accordance with the terms hereof, subject to
      (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Co-op Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Co-op Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Co-op Special Servicer to perform its obligations under this Agreement or the financial condition of the Co-op Special Servicer.

            (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Co-op Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Co-op Special Servicer to perform its obligations under this Agreement.

            (vii) No litigation is pending or, to the best of the Co-op Special Servicer's knowledge, threatened against the Co-op Special Servicer the outcome of which, in the Co-op Special Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Co-op Special Servicer from entering into this Agreement or materially and adversely affect the ability of the Co-op Special Servicer to perform its obligations under this Agreement.

            (viii) The Co-op Special Servicer has errors and omissions insurance as required by Section 9.2.

            (ix) As of the Closing Date, the Co-op Special Servicer is not a party to any sub-servicing agreement providing for the performance of duties of the Co-op Special Servicer by any Sub-Servicer with respect to any Co-op Mortgage Loans or related REO Properties.

            (c) Principal Global Investors, LLC hereby represents and warrants to and covenants with the Trustee, as of the Closing Date:

            (i) Principal Global Investors, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and Principal Global Investors, LLC is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) Principal Global Investors, LLC's execution and delivery of, performance under and compliance with this Agreement will not violate Principal Global Investors, LLC's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the good faith and reasonable judgment of Principal Global Investors, LLC, is likely to affect materially and adversely either the ability of Principal Global Investors, LLC to perform its obligations under this Agreement or the financial condition of Principal Global Investors, LLC.

            (iii) Principal Global Investors, LLC has the full power and authority to enter into and consummate all transactions involving Principal Global Investors, LLC contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of Principal Global Investors, LLC, enforceable against Principal Global Investors, LLC in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) Principal Global Investors, LLC is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in Principal Global Investors, LLC's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of Principal Global Investors, LLC to perform its obligations under this Agreement or the financial condition of Principal Global Investors, LLC.

            (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by Principal Global Investors, LLC of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of Principal Global Investors, LLC to perform its obligations under this Agreement.

            (vii) No litigation is pending or, to the best of Principal Global Investors, LLC's knowledge, threatened against Principal Global Investors, LLC the outcome of which, in Principal Global Investors, LLC's good faith and reasonable judgment, could reasonably be expected to prohibit Principal Global Investors, LLC from entering into this Agreement or materially and adversely affect the ability of Principal Global Investors, LLC to perform its obligations under this Agreement.

            (viii) Principal Global Investors, LLC has errors and omissions insurance as required by Section 9.2.

            (ix) As of the Closing Date, Principal Global Investors, LLC is not a party to any sub-servicing agreement providing for the performance of duties of Principal Global Investors, LLC by any Sub-Servicer with respect to any Co-op Mortgage Loans or related REO Properties.

            (d) It is understood that the representations and warranties set forth in this Section 9.8 shall survive the execution and delivery of this Agreement.

            (e) Any cause of action against the applicable Special Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to such Special Servicer by any of the Trustee, the applicable Master Servicer, the Paying Agent or the Fiscal Agent. A Special Servicer shall give prompt notice to the Trustee, the Fiscal Agent, the Paying Agent, the Depositor, the Operating Adviser and the applicable Master Servicer of the occurrence, or the failure to occur, of any event that, with notice, or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

            Section 9.9 Standard Hazard, Flood and Comprehensive General Liability Insurance Policies. (a) For all REO Property, the applicable Special Servicer shall use reasonable efforts, consistent with the Servicing Standard, to maintain with a Qualified Insurer a Standard Hazard Insurance Policy which does not provide for reduction due to depreciation in an amount which is not less than the full replacement cost of the improvements of such REO Property or in an amount not less than the unpaid Principal Balance plus all unpaid interest and the cumulative amount of Servicing Advances (plus Advance Interest) made with respect to such Mortgage Loan, whichever is less, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause. If the improvements to the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the applicable Special Servicer shall maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage equal to the lesser of the then outstanding Principal Balance of the Specially Serviced Mortgage Loan and unpaid Advances (plus Advance Interest) and the maximum insurance coverage required under such current guidelines. It is understood and agreed that the applicable Special Servicer has no obligation to obtain earthquake or other additional insurance on REO Property, except as required by law and, nevertheless, at its sole option and at the Trust's expense, it (if required at origination and is available at commercially reasonable rates) may obtain such earthquake insurance. The applicable Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to obtain a comprehensive general liability insurance policy for all REO Properties. The applicable Special Servicer shall, to the extent available at commercially reasonable rates (as determined by such Special Servicer in accordance with the Servicing Standard) and to the extent consistent with the Servicing Standard, use its reasonable efforts to maintain a Rent Loss Policy covering revenues for a period of at least twelve months and a comprehensive general liability policy with coverage comparable to prudent lending requirements in an amount not less than $1,000,000 per occurrence. All applicable policies required to be maintained by the applicable Special Servicer pursuant to this Section 9.9(a) shall name the Trustee as loss payee and be endorsed with a standard mortgagee clause. The costs of such insurance shall be paid by the applicable Master Servicer as a Servicing Advance pursuant to
Section 4.2, subject to the provisions of Section 4.4 hereof.

            (b) Any amounts collected by the applicable Special Servicer under any insurance policies maintained pursuant to this Section 9.9 (other than amounts to be applied to the restoration or repair of the REO Property) shall be deposited into the applicable REO Account. Any cost incurred in maintaining the insurance required hereby for any REO Property shall be a Servicing Advance, subject to the provisions of Section 4.4 hereof.

            (c) Notwithstanding the above, the applicable Special Servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard. The applicable Special Servicer shall notify the Trustee of any such determination.

            The applicable Special Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 9.9 either (i) if the applicable Special Servicer shall have obtained and maintained a blanket insurance policy insuring against hazard losses on all of the applicable REO Property serviced by it, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer with a minimum claims paying ability rating of at least "A-" by S&P and "A2" by Moody's or otherwise approved by the Rating Agencies or (ii) if the applicable Special Servicer self-insures for its obligations, provided that the rating of such Person's long-term debt is not less than "A-" by S&P and "A2" by Moody's. In the event that the applicable Special Servicer shall cause any REO Property to be covered by such a blanket insurance policy, the incremental cost of such insurance allocable to such REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), shall be paid by the applicable Special Servicer, at its option, or by the applicable Master Servicer, as a Servicing Advance, subject to the provisions of Section 4.4 hereof. If such policy contains a deductible clause, the applicable Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with this
Section 9.9 and there shall have been a loss that would have been covered by such policy, deposit in the applicable Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related Mortgaged Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the Mortgage Loans, the applicable Special Servicer agrees to present, on its behalf and on behalf of the Trustee, claims under any such master force placed or blanket insurance policy.

            Section 9.10  Presentment of Claims and Collection of Proceeds.  The
applicable Special Servicer will prepare and present or cause to be prepared and presented on behalf of the Trustee all claims under the Insurance Policies with respect to REO Property, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to recover under such policies. Any proceeds disbursed to the applicable Special Servicer in respect of such policies shall be promptly remitted to the applicable Certificate Account, upon receipt, except for any amounts realized that are to be applied to the repair or restoration of the applicable REO Property in accordance with the Servicing Standard. Any extraordinary expenses (but not ordinary and routine or anticipated expenses) incurred by the applicable Special Servicer in fulfilling its obligations under this Section 9.10 shall be paid by the Trust.

            Section 9.11 Compensation to the Special Servicers. (a) As compensation for its activities hereunder, the Special Servicers shall be entitled to (i) the Special Servicing Fee, (ii) the Liquidation Fee and (iii) the Work-Out Fee. Such amounts, if any, collected by the applicable Special Servicer from the related Mortgagor shall be transferred by the applicable Special Servicer to the applicable Master Servicer within one Business Day of receipt thereof, and deposited by such Master Servicer in the applicable Certificate Account. The applicable Special Servicer shall be entitled to receive a Liquidation Fee from the proceeds received in connection with a full or partial liquidation (net of related costs and expenses of such liquidation) of a Specially Serviced Mortgage Loan or REO Property (whether arising pursuant to a sale, condemnation or otherwise). With respect to each REO Mortgage Loan that is a successor to a Mortgage Loan secured by two or more Mortgaged Properties, the reference to "REO Property" in the preceding sentence shall be construed on a property-by-property basis to refer separately to the acquired real property that is a successor to each of such Mortgaged Properties, thereby entitling the applicable Special Servicer to a Liquidation Fee from the Liquidation Proceeds received in connection with a final disposition of, and Condemnation Proceeds received in connection with, each such acquired property as the Liquidation Proceeds related to that property are received.

            (b) The applicable Special Servicer shall be entitled to cause the applicable Master Servicer to withdraw (i) from the applicable Certificate Account, the Special Servicer Compensation in respect of each Mortgage Loan and
(ii) from the San Tomas Custodial Account, the Special Servicer Compensation to the extent related solely to the San Tomas B Note, in the time and manner set forth in Section 5.2 of this Agreement. The applicable Special Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) Additional Special Servicer Compensation in the form of net interest or income on any REO Account, assumption fees, extension fees, servicing fees, Modification Fees, forbearance fees, Late Fees and default interest (net of amounts used to pay Advance Interest) or other usual and customary charges and fees actually received from the Mortgagor in connection with any Specially Serviced Mortgage Loan shall be retained by the applicable Special Servicer, to the extent not required to be deposited in the applicable Certificate Account pursuant to the terms of this Agreement (other than any such fees payable in connection with the One Seaport Plaza Pari Passu Loan). The applicable Special Servicer shall also be permitted to receive 50% of all assumption fees collected with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans as provided in Section 8.7(a) only with respect to Mortgage Loans other than UCL Loans and Nationwide Loans, and 100% of all assumption fees collected with respect to Mortgage Loans that are Specially Serviced Mortgage Loans as provided in Section 9.5(a) (other than any such fees payable in connection with the One Seaport Plaza Pari Passu Loan). To the extent any component of applicable Special Servicer Compensation is in respect of amounts usually and customarily paid by Mortgagors, such Special Servicer shall use reasonable good faith efforts to collect such amounts from the related Mortgagor, and to the extent so collected, in full or in part, such Special Servicer shall not be entitled to compensation for the portion so collected therefor hereunder out of the Trust.

            Section 9.12 Realization Upon Defaulted Mortgage Loans. (a) The applicable Special Servicer, in accordance with the Servicing Standard and subject to Section 9.4(a) and Section 9.36, shall use its reasonable efforts to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments of such Mortgage Loan, the sale of such Mortgage Loan in accordance with this Agreement or the modification of such Mortgage Loan in accordance with this Agreement. In connection with such foreclosure or other conversion of ownership, the applicable Special Servicer shall follow the Servicing Standard.

            (b) The applicable Special Servicer shall not acquire any personal property relating to any Specially Serviced Mortgage Loan pursuant hereto unless either:

            (i) such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the applicable Special Servicer; or

            (ii) the applicable Special Servicer shall have received a Nondisqualification Opinion (the cost of which shall be reimbursed by the Trust) to the effect that the holding of such personal property by any REMIC Pool will not cause the imposition of a tax on such REMIC Pool under the Code or cause such REMIC Pool to fail to qualify as a REMIC.

            (c) Notwithstanding  anything to the contrary in this Agreement, the applicable Special Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property, if, as a result of any such action the Trust would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA, or any applicable comparable federal, state or local law, or a "discharger" or "responsible party" thereunder, unless such Special Servicer has also previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Report prepared by a Person (who may be an employee or affiliate of the applicable Master Servicer or such Special Servicer) who regularly  conducts  environmental  site  assessments  in  accordance  with  the standards of FNMA in the case of multi-family mortgage loans and customary servicing practices in the case of commercial loans for environmental assessments, which report shall be delivered to the Trustee, that:

            (i) such Mortgaged Property is in compliance with applicable Environmental Laws or, if not, after consultation with an environmental expert that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions;

            (ii) taking such actions as are necessary to bring the Mortgaged Property in compliance with applicable Environmental Laws is reasonably likely to produce a greater recovery on a net present value basis than pursuing a claim under the Environmental Insurance Policy; and

            (iii) there are no circumstances or conditions present or threatened at such Mortgaged Property relating to the use, management, disposal or release of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, removal, clean-up or remediation could be required under any federal, state or local law or regulation, or that, if any such materials are present for which such action could be required, after consultation with an environmental expert taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions (after taking into account the projected costs of such actions); provided, however, that such compliance pursuant to clause (i) and (ii) above or the taking of such action pursuant to this clause (iii) shall only be required to the extent that the cost thereof is a Servicing Advance of the applicable Master Servicer pursuant to this Agreement, subject to the provisions of Section 4.4 hereof.

            (d) The cost of the Phase I  Environmental  Report  contemplated  by
Section 9.12(c) may be treated as a Liquidation Expense, or in the event the related Specially Serviced Mortgage Loan is not liquidated and a Final Recovery Determination has been made with respect to such Specially Serviced Mortgage Loan, the applicable Master Servicer shall treat such cost as a Servicing Advance subject to the provisions of Section 4.4 hereof; provided that, in the latter event, the applicable Special Servicer shall use its good faith reasonable business efforts to recover such cost from the Mortgagor in connection with the curing of the default under the Specially Serviced Mortgage Loan.

            (e) If the  applicable  Special  Servicer  determines,  pursuant  to
Section 9.12(c), that taking such actions as are necessary to bring any Mortgaged Property into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, removal, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, is not reasonably likely to produce a greater recovery on a net present value basis than not taking such actions (after taking into account the projected costs of such actions) or than not pursuing a claim under the Environmental Insurance Policy, then such Special Servicer shall take such action as it deems to be in the best economic interest of the Trust (and/or the holder of the San Tomas B Note with respect to the San Tomas Mortgage Loan), including, without limitation, releasing the lien of the related Mortgage. If the applicable Special Servicer determines that a material possibility exists that Liquidation Expenses with respect to Mortgaged Property (taking into account the cost of bringing it into compliance with applicable Environmental Laws) would exceed the Principal Balance of the related Mortgage Loan, such Special Servicer shall not attempt to bring such Mortgaged Property into compliance and shall not acquire title to such Mortgaged Property unless it has received the written consent of the Trustee to such action.

            Notwithstanding any provision of this Agreement to the contrary, the applicable Special Servicer shall not foreclose on any Mortgaged Property in anticipation of pursuing a claim under the related Environmental Insurance Policy, unless the applicable Special Servicer shall have first reviewed such Environmental Insurance Policy.

            (f) The applicable Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of maintaining any action with respect to any Specially Serviced Mortgage Loan, including, without limitation, any action to obtain a deficiency judgment with respect to any Specially Serviced Mortgage Loan.

            Section 9.13 Foreclosure. In the event that the Trust obtains, through foreclosure on a Mortgage or otherwise, the right to receive title to a Mortgaged Property, the applicable Special Servicer, as its agent, shall direct the appropriate party to deliver title to the REO Property to the Trustee or its nominee.

            The applicable Special Servicer may consult with counsel to determine when an Acquisition Date shall be deemed to occur under the REMIC Provisions with respect to the Mortgaged Property, the expense of such consultation being treated as a Servicing Advance related to the foreclosure, subject to the provisions of Section 4.4 hereof. The applicable Special Servicer, on behalf of the Trust (and/or the holder of the San Tomas B Note with respect to the San Tomas Mortgage Loan), shall sell the REO Property expeditiously, but in any event within the time period, and subject to the conditions, set forth in Section 9.15. Subject to Section 9.15, the applicable Special Servicer shall manage, conserve, protect and operate the REO Property for the holders of beneficial interests in the Trust (and/or the holder of the San Tomas B Note with respect to the San Tomas Mortgage Loan) solely for the purpose of its prompt disposition and sale.

            Section 9.14 Operation of REO Property. (a) Each Special Servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and/or the holder of the San Tomas B Note with respect to the San Tomas Mortgage Loan) in the name of "LaSalle Bank National Association, as Trustee for the Holders of Morgan Stanley Dean Witter Capital I Inc. Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates Series 2002-IQ3" (each, an "REO Account"), which shall be an Eligible Account. Amounts in any REO Account shall be invested in Eligible Investments. The Special Servicers shall deposit all funds received with respect to an REO Property in the applicable REO Accounts within two days of receipt. The Special Servicers shall account separately for funds received or expended with respect to each REO Property. All funds in each REO Account may be invested only in Eligible Investments. The Special Servicers shall notify the Trustee and the applicable Master Servicer in writing of the location and account number of each REO Account and shall notify the Trustee prior to any subsequent change thereof.

            (b) On or before each Special Servicer Remittance Date, the applicable Special Servicer shall withdraw from the applicable REO Account and deposit in the applicable Certificate Account, the REO Income received or collected during the Collection Period immediately preceding such Special Servicer Remittance Date on or with respect to the related REO Properties and reinvestment income thereon; provided, however, that (i) the applicable Special Servicer may retain in such REO Account such portion of such proceeds and collections as may be necessary to maintain in such REO Account sufficient funds for the proper operation, management and maintenance of the related REO Property, including, without limitation, the creation of reasonable reserves for repairs, replacements, and necessary capital improvements and other related expenses. The applicable Special Servicer shall notify the applicable Master Servicer of all such deposits (and the REO Properties to which the deposits relate) made into the applicable Certificate Account and (ii) the applicable Special Servicer shall be entitled to withdraw from the applicable REO Account and pay itself as additional special servicing compensation any interest or net reinvestment income earned on funds deposited in the applicable REO Account. The amount of any losses incurred in respect of any such investments shall be for the account of the applicable Special Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the applicable REO Account, out of its own funds immediately as realized. If the applicable Special Servicer deposits in any REO Account any amount not required to be deposited therein, it may at any time withdraw such amount from such REO Account, any provision herein to the contrary notwithstanding.

            (c) If the Trust acquires the Mortgaged Property, the applicable Special Servicer shall have full power and authority, in consultation with the Operating Adviser, and subject to the specific requirements and prohibitions of this Agreement and any applicable consultation rights of the holder of the San Tomas B Note, if applicable, to do any and all things in connection therewith as are consistent with the Servicing Standard, subject to the REMIC Provisions, and in such manner as the applicable Special Servicer deems to be in the best interest of the Trust (and/or the holder of the San Tomas B Note with respect to the San Tomas Mortgage Loan), and, consistent therewith, may advance from its own funds to pay for the following items (which amounts shall be reimbursed by the applicable Master Servicer or the Trust subject to Sections 4.4 in accordance with Section 4.6(e)), to the extent such amounts cannot be paid from REO Income:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that could result or have resulted in the imposition of a lien thereon; and

            (iii) all costs and expenses necessary to maintain, operate, lease and sell such REO Property (other than capital expenditures).

            (d) The applicable Special Servicer may, and to the extent necessary to (i) preserve the status of the REO Property as "foreclosure property" under the REMIC Provisions or (ii) avoid the imposition of a tax on "income from nonpermitted assets" within the meaning of the REMIC Provisions, shall contract with any Independent Contractor for the operation and management of the REO Property, provided that:

            (i) the terms and conditions of any such contract shall not be inconsistent herewith;

            (ii) the terms of such contract shall be consistent with the provisions of Section 856 of the Code and Treasury Regulations Section 1.856-4(b)(5);

            (iii) only to the extent consistent with (ii) above, any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such Mortgaged Property underlying the REO Property and (B) deposit on a daily basis all amounts payable to the Trust in accordance with the contract between the Trust and the Independent Contractor in an Eligible Account;

            (iv) none of the provisions of this Section 9.14 relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the applicable Special Servicer of any of its duties and obligations to the Trustee with respect to the operation and management of any such REO Property;

            (v) if the Independent  Contractor is an Affiliate of the applicable
      Special   Servicer,   the   consent  of  the   Operating   Adviser  and  a
      Nondisqualification Opinion must be obtained; and

            (vi) the applicable Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The applicable Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for the Trust (and/or the holder of the San Tomas B Note with respect to the San Tomas Mortgage Loan) pursuant to this subsection (d) for indemnification of such Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. All fees of the Independent Contractor (other than fees paid for performing services within the ordinary duties of a Special Servicer which shall be paid by such Special Servicer) shall be paid from the income derived from the REO Property. To the extent that the income from the REO Property is insufficient, such fees shall be advanced by the applicable Master Servicer as a Servicing Advance, subject to the provisions of Section 4.4 and Section 4.6(e) hereof.

            (e) Notwithstanding any other provision of this Agreement, the Special Servicers shall not rent, lease, or otherwise earn income on behalf of the Trust or the beneficial owners thereof with respect to REO Property which might cause the REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) or result in the receipt by any REMIC of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless (i) the Trustee and the applicable Special Servicer have received an Opinion of Counsel (at the Trust's sole expense) to the effect that, under the REMIC Provisions and any relevant proposed legislation, any income generated for REMIC I by the REO Property would not result in the imposition of a tax upon REMIC I or (ii) in accordance with the Servicing Standard, the applicable Special Servicer determines the income or earnings with respect to such REO Property will offset any tax under the REMIC Provisions relating to such income or earnings and will maximize the net recovery from the REO Property to the Certificateholders. The applicable Special Servicer shall notify the Trustee, the Paying Agent and the applicable Master Servicer of any election by it to incur such tax, and such Special Servicer (i) shall hold in escrow in an Eligible Account an amount equal to the tax payable thereby from revenues collected from the related REO Property, (ii) provide the Paying Agent with all information for the Paying Agent to file the necessary tax returns in connection therewith and (iii) upon request from the Paying Agent, pay from such account to the Paying Agent the amount of the applicable tax. The Paying Agent shall file the applicable tax returns based on the information supplied by the applicable Special Servicer and pay the applicable tax from the amounts collected by such Special Servicer.

            Subject to, and without limiting the generality of the foregoing, the applicable Special Servicer, on behalf of the Trust, shall not:

            (i) permit the Trust to enter into, renew or extend any New Lease with respect to the REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on the REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, other than through an Independent Contractor, or allow any other Person to Directly Operate, other than through an Independent Contractor, the REO Property on any date more than 90 days after the Acquisition Date; unless, in any such case, the applicable Special Servicer has requested and received an Opinion of Counsel at the Trust's sole expense to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) at any time that it is held by the applicable REMIC Pool, in which case the applicable Special Servicer may take such actions as are specified in such Opinion of Counsel.

            Section  9.15 Sale of REO  Property.  (a) In the event that title to any REO Property is acquired by the Trust in respect of any Specially Serviced Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The applicable Special Servicer, after notice to the Operating Adviser, shall use its reasonable best efforts to sell any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders, but in no event later than the end of the third calendar year following the end of the year of its acquisition, and in any event prior to the Final Rated Distribution Date, unless (i) the Trustee, on behalf of the applicable REMIC Pool, has been granted an extension of time (an "Extension") (which extension shall be applied for at least 60 days prior to the expiration of the period specified above) by the Internal Revenue Service to sell such REO Property (a copy of which shall be delivered to the Paying Agent upon request), in which case the applicable Special Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than the period specified above as such Extension permits or (ii) the applicable Special Servicer seeks and subsequently receives, at the expense of the Trust, a Nondisqualification Opinion, addressed to the Trustee and such
Special Servicer, to the effect that the holding by the Trust of such REO Property subsequent to the period specified above after its acquisition will not result in the imposition of taxes on "prohibited transactions" of a REMIC, as defined in Section 860F(a)(2) of the Code, or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Trustee has not received an Extension or such Opinion of Counsel and the applicable Special Servicer is not able to sell such REO Property within the period specified above, or if an Extension has been granted and the applicable Special Servicer is unable to sell such REO Property within the extended time period, the applicable Special Servicer shall, after consultation with the Operating Adviser, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the applicable Special Servicer) in accordance with the Servicing Standard;
provided, however, that if an Interested Person intends to bid on the REO Property, (i) the applicable Special Servicer (or, if such Interested Person is the applicable Special Servicer or an affiliate of the applicable Special Servicer, the Trustee) shall promptly obtain, at the expense of the Trust, an Appraisal of such REO Property (or internal valuation in accordance with the procedures specified in Section 6.9) and (ii) the Interested Person shall not bid less than the fair market value set forth in such Appraisal. The Depositor may not purchase REO Property at a price in excess of the fair market value thereof.

            Notwithstanding the foregoing, no Interested Person shall be permitted to purchase the REO Property at a price less than an amount equal to the fair value of the REO Property, as determined by the applicable Special Servicer (or, if such Interested Person is the applicable Special Servicer or an affiliate of the applicable Special Servicer, the Trustee). Prior to the applicable Special Servicer's or Trustee's, as applicable, determination of fair value referred to above, the fair value of an REO Property shall be deemed to be an amount equal to the Purchase Price. The applicable Special Servicer or Trustee, as applicable, shall determine the fair value of an REO Property as soon as reasonably practical after receipt of notice of an Interested Party's desire to purchase such REO Property, and such Special Servicer or Trustee, as applicable, shall promptly notify such Interested Party (and the Trustee, if applicable) of the fair value. The applicable Special Servicer or Trustee, as applicable, is required to recalculate the fair value of the REO Property if there has been a material change in circumstances or the applicable Special Servicer or Trustee, as applicable, has received new information (including the receipt of a third party bid to purchase the REO Property), either of which has a material effect on the fair value, provided that such Special Servicer or Trustee, as applicable, shall be required to recalculate the fair value of the REO Property if the time between the date of last determination of the fair value of the REO Property and the date of the purchase of the REO Property by such Interested Party has exceeded 60 days. Upon any recalculation, the applicable Special Servicer or Trustee, as applicable, shall be required to promptly notify in writing such Interested Party (and the Trustee, if applicable) of the revised fair value. In determining fair value, the applicable Special Servicer or Trustee, as applicable, shall take into account, among other factors, the results of any appraisal or updated appraisal that it or the applicable Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; the physical condition of the REO Property; the state of the local economy; any other bids received with respect to the REO Property; and the Trust's obligation to dispose of any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders, but in no event later than the three-year period (or such extended period) specified in this Section 9.15. In performing its obligations under this Section 9.15(a), the Trustee may, at the expense of the party desiring to purchase the REO Property, engage an appraiser or other expert in real estate matters to determine the fair value of an REO Property and may rely conclusively upon such Person's determination, which determination shall take into account the factors set forth in the preceding sentence.

            (b) Within 30 days of the sale of the REO Property, the applicable Special Servicer shall provide to the Trustee, the Paying Agent and the applicable Master Servicer (and the holder of the San Tomas B Note with respect to the San Tomas Mortgage Loan) a statement of accounting for such REO Property, including without limitation, (i) the Acquisition Date for the REO Property,
(ii) the date of disposition of the REO Property, (iii) the sale price and related selling and other expenses, (iv) accrued interest (including interest deemed to have accrued) on the Specially Serviced Mortgage Loan to which the REO Property related, calculated from the Acquisition Date to the disposition date,
(v) final property operating statements, and (vi) such other information as the Trustee or the Paying Agent (and the holder of the San Tomas B Note with respect to the San Tomas Mortgage Loan) may reasonably request in writing.

            (c) The Liquidation Proceeds from the final disposition of the REO Property shall be deposited in the applicable Certificate Account within one Business Day of receipt.

            Section 9.16 Realization on Collateral Security. In connection with the enforcement of the rights of the Trust to any property securing any Specially Serviced Mortgage Loan other than the related Mortgaged Property, the applicable Special Servicer shall consult with counsel to determine how best to enforce such rights in a manner consistent with the REMIC Provisions and shall not, based on a Nondisqualification Opinion addressed to the applicable Special Servicer and the Trustee (the cost of which shall be an expense of the Trust) take any action that could result in the failure of any REMIC Pool to qualify as a REMIC while any Certificates are outstanding, unless such action has been approved by a vote of 100% of each Class of Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders).

            Section 9.17      Reserved.

            Section 9.18 Annual Officer's Certificate as to Compliance. Each Special Servicer shall deliver to the Paying Agent on or before noon (Eastern
Time) on March 20 of each calendar year, commencing in March 2004, an Officer's Certificate stating, as to the signer thereof, that (A) a review of the activities of such Special Servicer during the preceding calendar year or portion thereof and of the performance of such Special Servicer under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such Special Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Paying Agent shall deliver such Officer's Certificate to the applicable Master Servicer, the Depositor and the Trustee by April 7 of each calendar year. Such Special Servicer shall forward a copy of each such statement to the Rating Agencies.

            Section 9.19 Annual Independent Accountants' Servicing Report. On or before noon (Eastern Time) on March 20 of each calendar year, beginning with March 2004, each Special Servicer at its expense shall cause a nationally recognized firm of Independent public accountants (who may also render other services to such Special Servicers, as applicable) to furnish to the Paying Agent (in electronic format) a statement to the effect that (a) such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or the servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year and (b) the assertion by management of such Special Servicer, that it maintained an effective internal control system over the servicing of such mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountant's reports intended for general distribution; provided that each of the applicable Master Servicer and the applicable Special Servicer shall not be required to cause the delivery of such statement until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. Each Special Servicer shall deliver such statement to the Depositor, each Rating Agency, the Trustee and, upon request, the Operating Adviser by April 7 of each calendar year or by April 30 of each calendar year if the statement is not delivered until April 15.

            Section 9.20 Merger or Consolidation. Any Person into which a Special Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which such Special Servicer shall be a party, or any Person succeeding to the business of such Special Servicer, shall be the successor of such Special Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each of the Rating Agencies provides a Rating Agency Confirmation. If the conditions to the proviso in the foregoing sentence are not met, the Trustee may terminate such Special Servicer's servicing of the Specially Serviced Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Section 9.31.

            Section 9.21 Resignation of a Special Servicer. (a) Except as otherwise provided in this Section 9.21, a Special Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that such Special Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of a Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the applicable Master Servicer, the Operating Adviser and the Trustee. No such resignation shall become effective until a successor servicer designated by the Operating Adviser and the Trustee shall have (i) satisfied the requirements that would apply pursuant to Section 9.20 hereof if a merger of a Special Servicer had occurred, (ii) assumed such Special Servicer's responsibilities and obligations under this Agreement and (iii) Rating Agency Confirmation shall have been obtained. Notice of such resignation shall be given promptly by the applicable Special Servicer to the applicable Master Servicer and the Trustee.

            (b) A Special Servicer may resign from the obligations and duties hereby imposed on it, upon reasonable notice to the Trustee, provided that (i) a successor Special Servicer is (x) available, (y) reasonably acceptable to the Operating Adviser, the Depositor, and the Trustee, and (z) willing to assume the obligations, responsibilities and covenants to be performed hereunder by the applicable Special Servicer on substantially the same terms and conditions, and for not more than equivalent compensation as that herein provided, (ii) the successor Special Servicer has assets of at least $15,000,000 and (iii) Rating Agency Confirmation is obtained with respect to such resignation, as evidenced by a letter from each Rating Agency delivered to the Trustee. Any costs of such resignation and of obtaining a replacement Special Servicer shall be borne by the applicable Special Servicer and shall not be an expense of the Trust.

            (c) No such  resignation  under  paragraph  (b) above  shall  become effective  unless  and until  such  successor  Special  Servicer  enters  into a
servicing   agreement   with  the   Trustee   assuming   the   obligations   and
responsibilities of the applicable Special Servicer hereunder in form and substance reasonably satisfactory to the Trustee.

            (d) Upon any resignation of a Special Servicer, it shall retain the right to receive any and all Work-Out Fees payable in respect of Mortgage Loans and the San Tomas B Note for which it acted as Special Servicer that became Rehabilitated Mortgage Loans during the period that it acted as Special Servicer and that were still Rehabilitated Mortgage Loans at the time of such resignation (and the successor Special Servicer shall not be entitled to any portion of such Work-Out Fees), in each case until such time (if any) as such Mortgage Loan or such San Tomas B Note again becomes a Specially Serviced Mortgage Loan or are no longer included in the Trust.

            Section  9.22  Assignment  or  Delegation  of Duties by the  Special
Servicers. Each Special Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of such Special Servicer or Sub-Servicers (as provided in Section 9.3) to perform and carry out any duties, covenants or obligations to be performed and carried out by such Special Servicer hereunder or (B) assign and delegate all of its duties hereunder. In the case of any such assignment and delegation in accordance with the requirements of clause (A) of this Section, such Special Servicer shall not be released from its obligations under this Agreement. In the case of any such assignment and delegation in accordance with the requirements of clause (B) of this Section, the applicable Special Servicer shall be released from its obligations under this Agreement, except that such Special Servicer shall remain liable for all liabilities and obligations incurred by it as such Special Servicer hereunder prior to the satisfaction of the following conditions: (i) such Special Servicer gives the Depositor, the applicable Master Servicer and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Special Servicer, with like effect as if originally named as a party to this Agreement; (iii) the purchaser or transferee has assets in excess of $15,000,000; (iv) such assignment and delegation is the subject of a Rating Agency Confirmation; and (v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. Notwithstanding the above, a Special Servicer may appoint Sub-Servicers in accordance with Section
9.3 hereof.

            Section 9.23 Limitation on Liability of the Special Servicers and Others. (a) Neither any Special Servicer nor any of the partners, representatives, Affiliates, members, managers, directors, officers, employees or agents of such Special Servicer shall be under any liability to the Certificateholders, the holder of the San Tomas B Note or the Trustee for any action taken or for refraining from the taking of any action in good faith or using reasonable business judgment, consistent with the Servicing Standard; provided that this provision shall not protect a Special Servicer or any such person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Special Servicers and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Special Servicers may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the information and reports delivered by or at the direction of the applicable Master Servicer or any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the applicable Master Servicer) respecting any matters arising hereunder. A Special Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Specially Serviced Mortgage Loans in accordance with this Agreement; provided that such Special Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders, the holder of the San Tomas B Note and the Trustee in the Specially Serviced Mortgage Loans, or shall undertake any such action if instructed to do so by the Trustee. In such event, all legal expenses and costs of such action (other than those that are connected with the routine performance by a Special Servicer of its duties hereunder) shall be expenses and costs of the Trust, and a Special Servicer shall be entitled to be reimbursed therefor as provided by Section 5.2 hereof. Notwithstanding any term in this Agreement, a Special Servicer shall not be relieved from liability to, or entitled to indemnification from, the Trust for any action taken by it at the direction of the Operating Adviser which is in conflict with the Servicing Standard.

            (b) In addition, a Special Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to such Special Servicer and conforming to the requirements of this Agreement. Neither of the Special Servicers, nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that such Special Servicer or such officer was negligent in ascertaining the pertinent facts. Neither of the Special Servicers, nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement. A Special Servicer shall be entitled to rely on reports and information supplied to it by the applicable Master Servicer and the related Mortgagors and shall have no duty to investigate or confirm the accuracy of any such report or information.

            (c) A Special Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the applicable Master Servicer, the Fiscal Agent or the Trustee in this Agreement. The Trust shall indemnify and hold harmless such Special
Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent such amounts are not recoverable from the party committing such breach.

            (d)   Except as otherwise specifically provided herein:

            (i) a Special Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document (in paper or electronic format) believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) a Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) a Special Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

            (iv) a Special Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper (in paper or electronic format) reasonably believed or in good faith believed by it to be genuine.

            (e) Each Special Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of such Special Servicer shall be indemnified by the applicable Master Servicer, the Trustee, the Paying Agent and the Fiscal Agent, as the case may be, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to the applicable Master Servicer's, the Trustee's, the Paying Agent's or the Fiscal Agent's, as the case may be, respective willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or by reason of negligent disregard by such Person of its respective duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of such Special Servicer's duties hereunder or by reason of negligent disregard of such Special Servicer's obligations and duties hereunder. Each Special Servicer shall promptly notify the applicable Master Servicer, the Trustee, the Paying Agent and the Fiscal Agent if a claim is made by a third party entitling a Special Servicer to indemnification hereunder, whereupon the applicable Master Servicer, the Trustee or the Paying Agent, in each case, to the extent the claim was made in connection with its willful misfeasance, bad faith or negligence, shall assume the defense of any such claim (with counsel reasonably satisfactory to such Special Servicer). Any failure to so notify the applicable Master Servicer, the Trustee or the Paying Agent shall not affect any rights a Special Servicer may have to indemnification hereunder or otherwise, unless the interest of the applicable Master Servicer, the Trustee or the Paying Agent is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of a Special Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of such Special Servicer hereunder. Any payment hereunder made by the applicable Master Servicer, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, pursuant to this paragraph to the applicable Special Servicer shall be paid from the applicable Master Servicer's, the Trustee's, the Fiscal Agent's or the Paying Agent's, as the case may be, own funds, without reimbursement from the Trust therefor, except achieved through subrogation as provided in this Agreement. Any expenses incurred or indemnification payments made by the Trustee, the Paying Agent, the Fiscal Agent or the applicable Master Servicer shall be reimbursed by the party so paid if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee, the Paying Agent, the Fiscal Agent or the applicable Master Servicer, as the case may be, was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            Section 9.24 Indemnification; Third-Party Claims. (a) Each Special Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of such Special Servicers shall be indemnified by the Trust, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to (i) this Agreement, any Mortgage Loan, any REO Property or the Certificates or any exercise of any right under this Agreement, and (ii) any action taken by such Special Servicer in accordance with the instruction delivered in writing to such Special Servicer by the Trustee or the applicable Master Servicer pursuant to any provision of this Agreement, and such Special Servicer and each of its partners, representatives, Affiliates, members, managers, directors, officers, employees or agents shall in each case be entitled to indemnification from the Trust for any loss, liability or expense (including attorneys' fees) incurred in connection with the provision by such Special Servicer of any information included by such Special Servicer in the report required to be provided by such Special Servicer pursuant to this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The applicable Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to such Special Servicer) and the Trust shall pay, from amounts on deposit in the applicable Certificate Account pursuant to Section 5.2, all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of such Special Servicer. Any expenses incurred or indemnification payments made by the Trust shall be reimbursed by such Special Servicer, if a court of competent jurisdiction makes a final, non-appealable judgment that such Special Servicer was found to have acted with willful misfeasance, bad faith or negligence.

            (b) Each Special Servicer agrees to indemnify the Trust, and the Trustee, the Fiscal Agent, the Depositor, the applicable Master Servicer, the Paying Agent and any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person of the Trustee, the Fiscal Agent, the Depositor and the applicable Master Servicer, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trust or the Trustee, the Fiscal Agent, the Depositor, the Paying Agent or the applicable Master Servicer may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder by such Special Servicer. The Trustee, the Fiscal Agent, the Depositor, the Paying Agent or the applicable Master Servicer shall immediately notify such Special Servicer if a claim is made by a third party with respect to this Agreement or the Specially Serviced Mortgage Loans entitling the Trust or the Trustee, the Fiscal Agent, the Depositor, the Paying Agent or the applicable Master Servicer, as the case may be, to indemnification hereunder, whereupon such Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the Depositor, the Paying Agent or the applicable Master Servicer, as the case may be) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify such Special Servicer shall not affect any rights the Trust or the Trustee, the Fiscal Agent, the Depositor, the Paying Agent or the applicable Master Servicer may have to indemnification under this Agreement or otherwise, unless Special Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of such Special Servicer, the Paying Agent or the Trustee or Fiscal Agent. Any expenses incurred or indemnification payments made by such Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of such Special Servicer was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            (c) The  initial  applicable  Special  Servicer  and  the  Depositor expressly agree that the only information furnished by or on behalf of the applicable Special Servicer for inclusion in the Preliminary Prospectus Supplement and the Final Prospectus Supplement is the information set forth in the paragraph under the caption "SERVICING OF THE MORTGAGE LOANS,The Master Servicers and Special Servicers,Special Servicer" of the Preliminary Prospectus Supplement and Final Prospectus Supplement.

            (d) The 2002-IQ2 Special Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the 2002-IQ2 Special Servicer shall be indemnified by the Trust and held harmless against the Trust's pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the 2002-IQ2 Pooling and Servicing Agreement and this Agreement, and relating to the One Seaport Plaza Pari Passu Loan (but excluding any such losses allocable to the 2002-IQ2 Mortgage Loan), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of the 2002-IQ2 Special Servicer's willful misfeasance, bad faith or negligence in the performance of its duties under the 2002-IQ2 Pooling and Servicing Agreement.

            Section 9.25      Reserved.

            Section 9.26 Special Servicers May Own Certificates. A Special Servicer or any agent of such Special Servicer in its individual capacity or in any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if they were not a Special Servicer or such agent. Any such interest of a Special Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of such Special Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by such Special Servicer.

            Section 9.27 Tax Reporting. The Special Servicers shall provide the necessary information to the applicable Master Servicers to allow the applicable Master Servicers to comply with the Mortgagor tax reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code with respect to any Specially Serviced Mortgage Loan. The Special Servicers shall provide to the applicable Master Servicers copies of any such reports. The applicable Master Servicers shall forward such reports to the Trustee and the Paying Agent.

            Section 9.28 Application of Funds Received. It is anticipated that the Master Servicers will be collecting all payments with respect to the Mortgage Loans (other than payments with respect to REO Income). If, however, a Special Servicer should receive any payments with respect to any Mortgage Loan (other than REO Income) it shall, within one Business Day of receipt from the Mortgagor or otherwise of any amounts attributable to payments with respect to or the sale of any Mortgage Loan or any Specially Serviced Mortgage Loan, if any, (but not including REO Income, which shall be deposited in the applicable REO Account as provided in Section 9.14 hereof), either, (i) forward such payment (endorsed, if applicable, to the order of the applicable Master Servicer), to the applicable Master Servicer, or (ii) deposit such amounts, or cause such amounts to be deposited, in the applicable Certificate Account. Such Special Servicer shall notify the applicable Master Servicer of each such amount received on or before the date required for the making of such deposit or transfer, as the case may be, indicating the Mortgage Loan or Specially Serviced Mortgage Loan to which the amount is to be applied and the type of payment made by or on behalf of the related Mortgagor.

            Section 9.29 Compliance with REMIC Provisions. The Special Servicers shall act in accordance with this Agreement and the provisions of the Code relating to REMICs in order to create or maintain the status of any REMIC Pool as a REMIC under the Code or, as appropriate, adopt a plan of complete liquidation. The Special Servicers shall not take any action or cause any REMIC Pool to take any action that would (i) endanger the status of any REMIC Pool as a REMIC or the status of the Class EI Grantor Trust as a grantor trust under the Code or (ii) subject to Section 9.14(e), result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) or on prohibited contributions pursuant to Section 860G(d)) unless the applicable Master Servicer and the Trustee have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Special Servicers shall comply with the provisions of Article XII hereof.

            Section 9.30 Termination. (a) The obligations and responsibilities of the Special Servicers created hereby (other than the obligation of such Special Servicers to make payments to the applicable Master Servicer as set forth in Section 9.28 and the obligations of such Special Servicers pursuant to Sections 9.8 and 9.24 hereof) shall terminate on the date which is the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (and final distribution to the Certificateholders) or, (B) the disposition of all REO Property in respect of any Specially Serviced Mortgage Loan (and final distribution to the Certificateholders), (ii) 60 days following the date on which the Trustee or the Operating Adviser has given written notice to Special Servicers that this Agreement is terminated pursuant to Section 9.30(b) or 9.30(c), respectively, and (iii) the effective date of any resignation of a Special Servicer effected pursuant to and in accordance with Section 9.21.

            (b) The Trustee may  terminate a Special  Servicer in the event that
(i) such Special Servicer has failed to remit any amount required to be remitted to the Trustee, the applicable Master Servicer, the Fiscal Agent, the Paying Agent or the Depositor within one (1) Business Day following the date such amount was required to have been remitted under the terms of this Agreement,
(ii) such Special Servicer has failed to deposit into any account any amount required to be so deposited or remitted under the terms of this Agreement which failure continues unremedied for one Business Day following the date on which such deposit or remittance was first required to be made; (iii) such Special Servicer has failed to duly observe or perform in any material respect any of the other covenants or agreements of such Special Servicer set forth in this Agreement, and such Special Servicer has failed to remedy such failure within thirty (30) days after written notice of such failure, requiring the same to be remedied, shall have been given to such Special Servicer by the Depositor or the Trustee, provided, however, that if such Special Servicer certifies to the Trustee and the Depositor that such Special Servicer is in good faith attempting to remedy such failure, and the Certificateholders would not be affected thereby, such cure period will be extended to the extent necessary to permit such Special Servicer to cure such failure; provided, however, that such cure period may not exceed 90 days; (iv) such Special Servicer has made one or more false or misleading representations or warranties herein that materially and adversely affects the interest of any Class of Certificates, and has failed to cure such breach within thirty (30) days after notice of such breach, requiring the same to be remedied, shall have been given to such Special Servicer by the Depositor or the Trustee, provided, however, that if such Special Servicer certifies to the Trustee and the Depositor that such Special Servicer is in good faith attempting to remedy such failure, such cure period may be extended to the extent necessary to permit such Special Servicer to cure such failure; provided, however, that such cure period may not exceed 90 days; (v) a Special Servicing Officer of such Special Servicer receives actual knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates (and such qualification, downgrade or withdrawal shall not have been reversed by Moody's within 60 days of the date thereof), or (B) placed one or more Classes of Certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a Special Servicing Officer of a Special Servicer obtained such actual knowledge) and, in the case of either of clauses (A) or (B), citing servicing concerns with a Special Servicer as the sole or material factor in such rating action; (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vii) such Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to such Special Servicer or of or relating to all or substantially all of its property; or (viii) such Special Servicer thereof shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or (ix) such Special Servicer is removed from S&P's approved Special Servicer list and the ratings then assigned by S&P to any Classes of Certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on "negative credit watch") in connection with such removal. Such termination shall be effective on the date after the date of any of the above events that the Trustee specifies in a written notice to such Special Servicer specifying the reason for such termination. The Operating Adviser shall have the right to appoint a successor if the Trustee terminates a Special Servicer.

            (c) The Operating Adviser shall have the right to direct the Trustee to terminate a Special Servicer, provided that the Operating Adviser shall appoint a successor Special Servicer who will (i) be reasonably satisfactory to the Trustee and to the Depositor, and (ii) execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, whereby the successor Special Servicer agrees to assume and perform punctually the duties of such terminated Special Servicer specified in this Agreement; and provided, further, that the Trustee shall have received Rating Agency Confirmation from each Rating Agency prior to the termination of such Special Servicer. A Special Servicer shall not be terminated pursuant to this subsection
(c) until a successor Special Servicer shall have been appointed. The Operating Adviser shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of a Special Servicer (unless such removal is based on any of the events or circumstances set forth in Section 9.30(b)).

            Section  9.31  Procedure  Upon   Termination.   (a)  Notice  of  any
termination pursuant to clause (i)(b) of Section 9.30(a), specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the applicable Special Servicer to the Trustee and the Paying Agent no later than the later of (i) five Business Days after the final payment or other liquidation of the last Mortgage Loan or (ii) the sixth day of the month in which the final Distribution Date will occur. Upon any such termination, the rights and duties of the Special Servicer (other than the rights and duties of the applicable Special Servicer pursuant to Sections 9.8, 9.21, 9.23 and 9.24 hereof) shall terminate and the applicable Special Servicer shall transfer to the applicable Master Servicer the amounts remaining in each REO Account and shall thereafter terminate each REO Account and any other account or fund maintained with respect to the Specially Serviced Mortgage Loans.

            (b) On the date specified in a written notice of termination given to a Special Servicer pursuant to clause (ii) of Section 9.30(a), all authority, power and rights of such Special Servicer under this Agreement, whether with respect to the Specially Serviced Mortgage Loans or otherwise, shall terminate; provided that in no event shall the termination of such Special Servicer be effective until the Trustee or other successor Special Servicer shall have succeeded such Special Servicer as successor Special Servicer, notified such Special Servicer of such designation, and such successor Special Servicer shall have assumed such Special Servicer's obligations and responsibilities, as set forth in an agreement substantially in the form hereof, with respect to the Specially Serviced Mortgage Loans. The Trustee or other successor Special Servicer may not succeed such Special Servicer as Special Servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of a Special Servicer pursuant to Section 9.20 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Special Servicers, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. Each Special Servicer agrees to cooperate with the Trustee and the Fiscal Agent in effecting the termination of a Special Servicer's responsibilities and rights hereunder as Special Servicer including, without limitation, providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor Special Servicer designated by the Trustee to assume such Special Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by the applicable Special Servicer in the applicable REO Account and any other account or fund maintained or thereafter received with respect to the Specially Serviced Mortgage Loans.

            Section 9.32 Certain Special Servicer Reports. (a) The Special Servicers, for each Specially Serviced Mortgage Loan, shall provide to the applicable Master Servicers on or prior to the Determination Date for each month, the data required by the CMSA Reports in such electronic format as is mutually acceptable to each applicable Master Servicer and each applicable Special Servicers and in CMSA format. With respect to any Mortgage Loan for which a Primary Servicer is appointed as a Special Servicer pursuant to Section 9.39, the reports prepared by such Special Servicer shall only include the CMSA reports and related data required by the related Primary Servicing Agreement, and such other reports as are mutually agreed to by the related Primary Servicer and applicable Master Servicer. The applicable Master Servicer may use such reports or information contained therein to prepare its reports and such Master Servicer may, at its option, forward such reports directly to the Depositor and the Rating Agencies.

            (b) The Special Servicers shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination with respect to any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Operating Adviser, the Paying Agent and the applicable Master Servicer no later than the tenth Business Day following such Final Recovery Determination.

            (c) The Special Servicers shall provide to the applicable Master Servicers or the Paying Agent at the reasonable request in writing of such Master Servicer or the Paying Agent, any information in its possession with respect to the Specially Serviced Mortgage Loans which the applicable Master Servicer or Paying Agent, as the case may be, shall require in order for the applicable Master Servicer or the Paying Agent to comply with its obligations under this Agreement; provided that the applicable Special Servicer shall not be required to take any action or provide any information that the applicable Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder. The applicable Master Servicer will provide the applicable Special Servicer at the reasonable request of the applicable Special Servicer any information in its possession with respect to the Mortgage Loans which such Special Servicer shall require in order for such Special Servicer to comply with its obligations under this Agreement.

            (d) Not later than 20 days after each Special Servicer Remittance Date, the applicable Special Servicer shall forward to the applicable Master
Servicer a statement setting forth the status of each REO Account as of the close of business on such Special Servicer Remittance Date, stating that all remittances required to be made by it as required by this Agreement to be made by such Special Servicer have been made (or, if any required distribution has not been made by such Special Servicer, specifying the nature and status thereof) and showing, for the period from the day following the preceding Special Servicer Remittance Date to such Special Servicer Remittance Date, the aggregate of deposits into and withdrawals from each REO Account for each category of deposit specified in Section 5.1 of this Agreement and each category of withdrawal specified in Section 5.2 of this Agreement.

            (e) With respect to Specially Serviced Mortgage Loans, the Special Servicers shall use reasonable efforts to obtain and, to the extent obtained, to deliver to the applicable Master Servicers (subject to Section 8.14 herein), the Paying Agent, the Rating Agencies and the Operating Adviser, on or before April 15 of each year, commencing with April 15, 2003, (i) copies of the prior year operating statements and, except with respect to the Co-op Loans, quarterly statements, if available, for each Mortgaged Property underlying a Specially Serviced Mortgage Loan or REO Property as of its fiscal year end, provided that either the related Mortgage Note or Mortgage requires the Mortgagor to provide such information, or if the related Mortgage Loan has become an REO Property,
(ii) a copy of the most recent rent roll with respect to Mortgage Loans other than Co-op Mortgage Loans, available for each Mortgaged Property, and (iii) a table, setting forth the Debt Service Coverage Ratio and occupancy with respect to each Mortgaged Property covered by the operating statements delivered above.

            (f) The Special Servicers shall deliver to the applicable Master Servicers, the Depositor, the Paying Agent and the Trustee all such other information with respect to the Specially Serviced Mortgage Loans at such times and to such extent as the applicable Master Servicers, the Trustee, the Paying Agent or Depositor may from time to time reasonably request; provided, however, that the applicable Special Servicers shall not be required to produce any ad hoc non-standard written reports with respect to such Mortgage Loans except if any Person (other than the Paying Agent or the Trustee) requesting such report pays a reasonable fee to be determined by the applicable Special Servicers.

            (g)  The  applicable   Special  Servicer  shall  deliver  a  written
Inspection  Report of each Specially  Serviced  Mortgage Loan in accordance with
Section 9.4(b) to the Operating Adviser.

            Section 9.33 Special Servicer to Cooperate with the Master Servicers and Paying Agent. (a) The Special Servicers shall furnish on a timely basis such reports, certifications, and information as are reasonably requested by the applicable Master Servicers, the Trustee, the Paying Agent or any Primary Servicer to enable it to perform its duties under this Agreement or any Primary Servicing Agreement, as applicable; provided that no such request shall (i) require or cause a Special Servicer to violate the Code, any provision of this Agreement, including such Special Servicer's obligation to act in accordance with the servicing standards set forth in this Agreement and to maintain the REMIC status of any REMIC Pool or (ii) expose such Special Servicer, the Trust, the Fiscal Agent, the Paying Agent or the Trustee to liability or materially expand the scope of such Special Servicer's responsibilities under this Agreement. In addition, the Special Servicers shall notify the applicable Master Servicers of all expenditures incurred by it with respect to the Specially Serviced Mortgage Loans which are required to be made by the applicable Master Servicers as Servicing Advances as provided herein, subject to the provisions of
Section 4.4 hereof. The Special Servicers shall also remit all invoices relating to Servicing Advances promptly upon receipt of such invoices.

            (b) The applicable Special Servicers shall from time to time make reports, recommendations and analyses to the Operating Adviser with respect to the following matters, the expense of which shall be charged to the Operating Adviser, but in no event shall such costs be an expense of the Trust:

            (i) whether the foreclosure of a Mortgaged Property relating to a Specially Serviced Mortgage Loan would be in the best economic interest of the Trust;

            (ii) if a Special Servicer elects to proceed with a foreclosure, whether a deficiency judgment should or should not be sought because the likely recovery will or will not be sufficient to warrant the cost, time and exposure of pursuing such judgment;

            (iii) whether the waiver or enforcement of any "due-on-sale" clause or "due-on-encumbrance" (other than with respect to a Mortgage Loan that is a Co-op Mortgage Loan as to which the NCBFSB Subordinate Debt Conditions have been satisfied) clause contained in a Mortgage Loan or a Specially Serviced Mortgage Loan is in the best economic interest of the Trust;

            (iv) in connection with entering into an assumption agreement from or with a person to whom a Mortgaged Property securing a Specially Serviced Mortgage Loan has been or is about to be conveyed, or to release the original Mortgagor from liability upon a Specially Serviced Mortgage Loan and substitute a new Mortgagor, and whether the credit status of the prospective new Mortgagor is in compliance with the applicable Special Servicer's regular commercial mortgage origination or servicing standard;

            (v) in connection with the foreclosure on a Specially Serviced Mortgage Loan secured by a Mortgaged Property which is not in compliance with CERCLA, or any comparable environmental law, whether it is in the best economic interest of the Trust to bring the Mortgaged Property into compliance therewith and an estimate of the cost to do so; and

            (vi) with respect to any proposed modification (which shall include any proposed release, substitution or addition of collateral), extension, waiver (except a waiver with respect to immaterial covenants, Late Fees or default interest), amendment, discounted payoff or sale of a Mortgage Loan, prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than liquidation of such Mortgage Loan; such analysis shall specify the basis on which the applicable Special Servicer made such determination, including the status of any existing material default or the grounds for concluding that a payment default is imminent.

            Section 9.34      Reserved.

            Section 9.35      Reserved.

            Section 9.36 Sale of Defaulted Mortgage Loans. (a) Each Seller, as to those Mortgage Loans sold to the Depositor by such Seller only, the holder of Certificates evidencing the greatest percentage interest in the Controlling Class and the applicable Special Servicer with respect to its respective Mortgage Loans and REO Properties only (in such capacity, together with any assignee, the "Option Holder") shall, in that order, have the right, at its option (the "Option"), to purchase a Mortgage Loan from the Trust at a price equal to the Option Purchase Price upon receipt of notice from the applicable Special Servicer that such Mortgage Loan has become at least 60 days delinquent as to any monthly debt service payment (or is 90 days delinquent as to its Balloon Payment); provided, however, that with respect to the San Tomas A Note, the Option Holder's rights under this Section 9.36 are subject to the rights of the holder of the San Tomas B Note to purchase the San Tomas A Note pursuant to the terms of the San Tomas Intercreditor Agreement. The Option is exercisable, subject to the related Seller's right (after receiving notice from the Trustee that an Option Holder intends to exercise its Option) set forth in Section 2.3 to first repurchase such Mortgage Loan, from that date until terminated pursuant to clause (e) below, and during that period the Option shall be exercisable in any month only during the period from the 10th calendar day of such month through the 25th calendar day, inclusive, of such month. The Trustee on behalf of the Trust shall be obligated to sell such Mortgage Loan upon the exercise of the Option (whether exercised by the original holder thereof or by a holder that acquired such Option by assignment), but shall have no authority to sell such Mortgage Loan other than in connection with the exercise of an Option (or in connection with a repurchase of a Mortgage Loan under Article II, an optional termination pursuant to Section 10.1 or a qualified liquidation of the REMIC Pools) or if such Mortgage Loan is the San Tomas A Note, to the holder of the San Tomas B Note pursuant to the terms of the San Tomas Intercreditor Agreement. Any Option Holder that exercises the Option shall be required to purchase the applicable Mortgage Loan within 4 Business Days following such exercise. If any Option Holder desires to waive its right to exercise the Option, then it shall so notify the Trustee in writing, and the Trustee shall promptly notify the next party eligible to hold the Option set forth above of its rights hereunder. Any of the other parties eligible to hold the Option set forth above may at any time notify the Trustee in writing of its desire to exercise the Option, and the Trustee shall promptly notify (i) the current Option Holder (and the other parties eligible to hold the Option) and (ii) solely with respect to an option to purchase the San Tomas A Note, the holder of the San Tomas B Note, of such party's desire to exercise the Option provided that none of the Trustee, the applicable Master Servicer or the applicable Special Servicer shall disclose the Option Purchase Price to the holder of the San Tomas B Note. If the Option Holder neither (i) exercises the Option nor (ii) surrenders its right to exercise the Option within 3 Business Days of its receipt of that notice, then the Option Holder's right to exercise the Option shall lapse, and the Trustee shall promptly notify the next party eligible to hold the Option (and the other parties eligible to hold the Option) of its rights thereunder.

            (b) The "Option Purchase Price" shall be an amount equal to the fair value of the related Mortgage Loan, as determined by the applicable Special Servicer. Prior to the applicable Special Servicer's determination of fair value referred to above, the fair value of a Mortgage Loan shall be deemed to be an amount equal to the Purchase Price plus (i) any prepayment penalty or yield maintenance charge then payable upon the prepayment of such Mortgage Loan and
(ii) the reasonable fees and expenses of the applicable Special Servicer, the applicable Master Servicer and the Trustee incurred in connection with the sale of the Mortgage Loan. The applicable Special Servicer shall determine the fair value of a Mortgage Loan on the later of (A) as soon as reasonably practical upon the Mortgage Loan becoming 60 days delinquent or upon the Balloon Payment becoming delinquent and (B) the date that is 75 days after the applicable Special Servicer's receipt of the Servicer Mortgage File relating to such Mortgage Loan, and such Special Servicer shall promptly notify the Option Holder (and the Trustee and each of the other parties set forth above that could become the Option Holder) of (i) the Option Purchase Price and (ii) if such Mortgage Loan is the San Tomas A Note, that the San Tomas A Note is subject to the terms of the San Tomas Intercreditor Agreement and that any purchaser of the San Tomas A Note will be subject to such San Tomas Intercreditor Agreement. The applicable Special Servicer is required to recalculate the fair value of the Mortgage Loan if there has been a material change in circumstances or the applicable Special Servicer has received new information (including the receipt of a third party bid to purchase the Option and any cash bids received from the holder of the San Tomas B Note in connection with the San Tomas A Note), either of which has a material effect on the fair value, provided that such Special Servicer shall be required to recalculate the fair value of the Mortgage Loan if the time between the date of last determination of the fair value of the Mortgage Loan and the date of the exercise of the Option has exceeded 60 days. Upon any recalculation, the applicable Special Servicer shall be required to promptly notify in writing each Option Holder (and the Trustee and each of the other parties set forth above that could become the Option Holder) of the revised Option Purchase Price. Any such recalculation of the fair value of the Mortgage Loan shall be deemed to renew the Option in its original priority at the recalculated price with respect to any party as to which the Option had previously expired or been waived, unless the Option has previously been exercised by an Option Holder at a higher Option Purchase Price. In determining fair value, the applicable Special Servicer shall take into account, among other factors, the results of any appraisal or updated appraisal that it or the applicable Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; any views on fair value expressed by Independent investors in mortgage loans comparable to the Mortgage Loan (provided that the applicable Special Servicer shall not be obligated to solicit such views); the period and amount of any delinquency on the affected Mortgage Loan; whether to the applicable Special Servicer's actual knowledge, the Mortgage Loan is in default to avoid a prepayment restriction; the physical condition of the related Mortgaged Property; the state of the local economy; the expected recoveries from the Mortgage Loan if the applicable Special Servicer were to pursue a workout or foreclosure strategy instead of the Option being exercised; and the Trust's obligation to dispose of any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders, but in no event later than the three-year period (or such extended period) specified in Section
9.15. The parties hereto acknowledge that under the 2002-IQ2 Pooling and Servicing Agreement, if the holder of the option thereunder repurchases the 2002-IQ2 Mortgage Loan in connection with its exercise of such option, then the holder of the option shall also be required to purchase the One Seaport Plaza Pari Passu Loan.

            (c) Any Option relating to a Mortgage Loan shall be assignable to a third party by the Option Holder at its discretion at any time after its receipt of notice from the applicable Special Servicer that an Option is exercisable with respect to a specified Mortgage Loan, and upon such assignment such third party shall have all of the rights granted to the Option Holder hereunder in respect of the Option. Such assignment shall only be effective upon written notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the applicable Master Servicer and the applicable Special Servicer, and none of such parties shall be obligated to recognize any entity as an Option Holder absent such notice.

            (d) If the applicable Special Servicer, the holder of Certificates representing the greatest percentage interest in the Controlling Class or an Affiliate of either thereof elects to exercise the Option, the Trustee shall be required to determine whether the Option Purchase Price constitutes a fair price for the Mortgage Loan. Upon request of the applicable Special Servicer to make such a determination, the Trustee will do so within a reasonable period of time (but in no event more than 15 Business Days). In doing so, the Trustee may rely on the opinion of an appraiser or other expert in real estate matters retained by the Trustee at the expense of the party exercising the Option. The Trustee may also rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with this Agreement. If the Trustee were to determine that the Option Purchase Price does not constitute a fair price, then the applicable Special Servicer shall redetermine the fair value taking into account the objections of the Trustee.

            (e) The Option shall terminate, and shall not be exercisable as set forth in clause (a) above (or if exercised, but the purchase of the related Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if the Mortgage Loan to which it relates is no longer delinquent as set forth above because the Mortgage Loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off) or (iv) been purchased by the related Seller pursuant to Section 2.3. In addition, the Option with respect to the San Tomas A Note shall terminate upon the purchase of the San Tomas A Note by the holder of the San Tomas B Note pursuant to the San Tomas Intercreditor Agreement.

            (f) Unless and until an Option Holder exercises an Option, the applicable Special Servicer shall continue to service and administer the related Mortgage Loan in accordance with the Servicing Standard and this Agreement, and shall pursue such other resolution or recovery strategies, including workout or foreclosure, as is consistent with this Agreement and the Servicing Standard.

            Section 9.37 Operating  Adviser;  Elections.  (a) In accordance with
Section 9.37(c), the Certificateholders representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class may elect the operating adviser (the "Operating Adviser"). The Operating Adviser shall be elected for the purpose of receiving reports and information from the Special Servicers in respect of the Specially Serviced Mortgage Loans.

            (b) Subject to Section 9.40 hereof and the San Tomas Intercreditor Agreement (with respect to the San Tomas Mortgage Loan), the initial Operating Adviser is Allied Capital Corporation. The Controlling Class shall give written notice to the Trustee, the Paying Agent and the applicable Master Servicer of the appointment of any subsequent Operating Adviser (in order to receive notices hereunder). If a subsequent Operating Adviser is not so appointed, an election of an Operating Adviser also shall be held. Notice of the meeting of the Holders of the Controlling Class shall be mailed or delivered to each Holder by the Paying Agent, not less than 10 nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. A majority of Certificate Balance of the Certificates of the then Controlling Class, present in person or represented by proxy, shall constitute a quorum for the nomination of an Operating Adviser. At the meeting, each Holder shall be entitled to nominate one Person to act as Operating Adviser. The Paying Agent shall cause the election of the Operating Adviser to be held as soon thereafter as is reasonably practicable.

            (c) Each Holder of the Certificates of the Controlling Class shall be entitled to vote in each election of the Operating Adviser. The voting in each election of the Operating Adviser shall be in writing mailed, telecopied, delivered or sent by courier and actually received by the Paying Agent on or prior to the date of such election. Immediately upon receipt by the Paying Agent of votes (which have not been rescinded) from the Holders of Certificates representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Operating Adviser. The Paying Agent shall promptly notify the Trustee of the identity of the Operating Adviser. Until an Operating Adviser is elected by Holders of Certificates representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class or in the event that an Operating Adviser shall have resigned or been removed and a successor Operating Adviser shall not have been elected, there shall be no Operating Adviser.

            (d) The Operating Adviser may be removed at any time by the written vote, copies of which must be delivered to the Paying Agent, of more than 50% of the Certificate Balance of the Holders of the Certificates of the then Controlling Class.

            (e) The Paying Agent shall act as judge of each election and, absent manifest error, the determination of the results of any election by the Paying Agent shall be conclusive. Notwithstanding any other provisions of this Section 9.37, the Paying Agent may make such reasonable regulations as it may deem advisable for any election.

            (f) Notwithstanding any provision of this Section 9.37 or any other provision of this Agreement to the contrary, at any time that a Special Servicer has been elected as Operating Adviser or no Operating Adviser has been elected,
(i) such Special Servicer shall not be required to deliver notices or information to, or obtain the consent or approval of, the Operating Adviser and
(ii) to the extent any Person other than a Special Servicer is otherwise required hereunder to provide notices or information to, or obtain the consent or approval of, the Operating Adviser, such Person shall be required to provide such notices or information to, or obtain the consent or approval of, the applicable Special Servicer.

            Section 9.38 Limitation on Liability of Operating Adviser. The Operating Adviser shall have no liability to the Trust, the holder of the San Tomas B Note or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith and using reasonable business judgment pursuant to this Agreement. By its acceptance of a Certificate, each Certificateholder (and Certificate Owner) confirms its understanding that the Operating Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Operating Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and each Certificateholder (and Certificate Owner) agrees to take no action against the Operating Adviser based upon such special relationship or conflict. Furthermore, the Operating Adviser shall have no rights with respect to the One Seaport Plaza Pari Passu Loan, the 2002-IQ2 Mortgage Loan or the 2002-TOP8 Mortgage Loan. The Operating Adviser shall have no liability to the trust formed pursuant to the 2002-IQ2 Pooling and Servicing Agreement, the holder of the 2002-TOP8 Mortgage Loan, the 2002-IQ2 Mortgage Loan or the certificateholders under the 2002-IQ2 Pooling and Servicing Agreement for any action taken, or for refraining from the taking of any action, in good faith and using reasonable business judgment pursuant to this Agreement.

            Section 9.39 Rights of Operating Adviser. (a) Notwithstanding anything to the contrary herein (but, with respect to the San Tomas Mortgage Loan, subject to Section 9.40 and the San Tomas Intercreditor Agreement), including but not limited to Article 8 hereof, the Operating Adviser may advise the applicable Special Servicer, but is not required to do so, on any of the following actions:

            (i) any modification of a Money Term of a Mortgage Loan other than a modification consisting of the extension of the original Maturity Date of a Mortgage Loan for two years or less;

            (ii) with respect to notice only, any proposed sale of a Defaulted Mortgage Loan, pursuant to Section 9.36;

            (iii) any determination to bring an REO Property into compliance with Environmental Laws;

            (iv) any acceptance of substitute or additional collateral for a Mortgage Loan not expressly required under such Mortgage Loan (except with respect to a Defeasance Loan);

            (v) any waiver of a "due-on-sale" or "due-on-encumbrance" clause (other than with respect to a Co-op Mortgage Loan as to which the NCBFSB Subordinate Debt Conditions have been satisfied);

            (vi) any acceptance of an assumption agreement; and

            (vii) any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of or upon satisfaction of such Mortgage Loan).

            (b) In addition, notwithstanding anything to the contrary herein (but, with respect to the San Tomas Mortgage Loan, subject to Section 9.40 and the San Tomas Intercreditor Agreement), including but not limited to Article 8 hereof, the Operating Adviser shall have the right to approve any of the following actions by the Special Servicer:

            (i) any actual or proposed foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

            (ii) any acceptance of a discounted payoff; and

            (iii) any release of "earn-out" or  performance  reserves  listed on
      Schedule XIII hereof, on deposit in an Escrow Account, other than where such release does not require the consent of the lender.

            In the event that the applicable Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the applicable Special Servicer may take any such action without waiting for the Operating Adviser's advice or approval. No advice or approval of the Operating Adviser may (and each Special Servicer shall ignore and act without regard to any such advice or approval that such Special Servicer has determined, in its reasonable, good faith judgment, would) (A) require or cause such Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other Section of this Agreement, including such Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in Adverse REMIC Event with respect to any REMIC Pool or endanger the status of the Class EI Grantor Trust as a grantor trust, (C) expose the Trust, the Depositor, a Master Servicer, a Special Servicer, the Fiscal Agent, the Trustee or any of their respective Affiliates, members, managers, partners, representatives, officers, directors, employees or agents, to any material claim, suit or liability, or (D) expand the scope of a Master Servicer's or Special Servicer's responsibilities under this Agreement.

            Any notices required to be delivered to the Special Servicer with respect to items (i) through (vii) of clause (a) above and items (i) through
(iii) of clause (b) above by any other party to this Agreement shall be simultaneously delivered to the Operating Adviser. With respect to items (v),
(vi) and (vii) of clause (a) above, the Operating Adviser shall be subject to the same time periods for advising a Special Servicer with respect to any such matters as are afforded to a Special Servicer pursuant to Section 8.7, which periods shall be co-terminus with those of such Special Servicer. The applicable Special Servicer shall provide the Operating Adviser with its recommendations with respect to the matters set forth in both (a) and (b) above within 5 Business Days of such Special Servicer's receipt of notice thereof. In addition, the Operating Adviser may direct the Trustee to remove the applicable Special Servicer at any time upon the appointment and acceptance of such appointment by a successor to the applicable Special Servicer; provided that, prior to the effectiveness of any such appointment, the Trustee and the Paying Agent shall have received Rating Agency Confirmation from each Rating Agency. The Operating Adviser shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of an applicable Special Servicer (unless such removal is based on any of the events or circumstances set forth in Section 9.30(b)). The Trustee shall notify the Paying Agent promptly upon its receipt of the direction set forth above. Notwithstanding any other provision in this Agreement, the Operating Adviser shall have the right to appoint a sub-operating adviser with respect to any particular Mortgage Loan (other than the One Seaport Plaza Pari Passu Loan). Such sub-operating adviser shall have the right, subject to Rating Agency Confirmation, to appoint, or serve as, the Special Servicer with respect to such Mortgage Loan. All references in this Agreement to the "Operating Adviser" and the "Special Servicer" shall refer to the sub-operating adviser or the Special Servicer appointed by the sub-operating adviser, as applicable; provided, however, that neither such special servicer nor GMAC Commercial Mortgage Corporation shall have any advancing obligations with respect to such Mortgage Loans.

            Section 9.40 Rights of the Holder of the San Tomas B Note. With respect to the San Tomas A Note, pursuant to the San Tomas Intercreditor Agreement, either the applicable Master Servicer (if the San Tomas Mortgage Loan is not a Specially Serviced Mortgage Loan) or Principal Global Investors, LLC, in its capacity as special servicer (if the San Tomas Mortgage Loan is a Specially Serviced Mortgage Loan), as applicable, shall consult with the holder of the San Tomas B Note and provide notices to the Operating Adviser (or an Operating Adviser appointed by the holder of the San Tomas B Note to act on its behalf at the expense of the holder of the San Tomas B Note) regarding its views, and shall provide the holder of the San Tomas B Note and in connection with its consultation rights set forth in Section 6.2.1 of the San Tomas Intercreditor Agreement, the Operating Adviser, with any proposals and back-up materials that are used by either such Master Servicer or such Special Servicer, as applicable, in developing such proposals (as reasonably determined by either such Master Servicer or such Special Servicer, as applicable) with respect to the following actions at least ten (10) Business Days prior to any such action being taken:

            (a) any proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the Mortgaged Property;

            (b) any proposed modification, amendment or waiver of a monetary term (including, without limitation, the timing of payments, the maturity date, the interest rate, the prepayment premium or any deferral or forgiveness of interest) of the San Tomas A Note or the San Tomas B Note or any material non-monetary term;

            (c) any proposed sale of the San Tomas A Note if it is a Defaulted Mortgaged Loan or REO Property (other than upon termination of the Trust pursuant to Article X);

            (d) any determination to bring the related Mortgaged Property or the related REO Property into compliance with Environmental Laws or otherwise address environmental issues at the Mortgaged Property or REO Property;

            (e) any approval of the incurrence of additional indebtedness secured by the related Mortgaged Property, if approval is required by the related Mortgage Loan Documents;

            (f) any release of collateral for the San Tomas A Note or the San Tomas B Note (other than in accordance with the terms of, or upon satisfaction of, the San Tomas A Note and the San Tomas B Note);

            (g) any acceptance of substitute or additional collateral for the San Tomas A Note and the San Tomas B Note that is not otherwise expressly provided for under the terms of the San Tomas A Note and the San Tomas B Note;

            (h)   any  waiver  of  a  "due-on-sale"  or   "due-on-encumbrance"
clause;

            (i) any acceptance of an assumption agreement releasing the San Tomas A Note borrower from liability under the San Tomas A Note or the San Tomas B Note; and

            (j) any other additional consultation rights set forth in the San Tomas Intercreditor Agreement.

            The holder of the San Tomas B Note, if any, has agreed pursuant to the San Tomas Intercreditor Agreement that it will provide the applicable Master Servicer or the Special Servicer, as applicable, with its response within ten
(10) Business Days after its receipt of any such proposal and any back-up materials and shall be deemed not to have responded if no response is received within such ten (10) Business Days.

            Neither such Master Servicer nor such Special Servicer, as applicable, shall take any of the actions described in clauses (a) through (j) without the prior written consent (or deemed consent) of the holder of the San Tomas B Note. Notwithstanding the foregoing, neither such Master Servicer nor such Special Servicer, as applicable, by virtue of this Section 9.40, shall be required to take any action that would (and such Master Servicer and such Special Servicer may ignore and act without regard to any advice, direction or objection of the holder of the San Tomas B Note that such Master Servicer or such Special Servicer has determined, in its reasonable, good faith judgment would) violate any provision of this Agreement, including the obligation to act in accordance with the Servicing Standard or the REMIC Provisions.

            The applicable Special Servicer may also act without the consent of the holder of the San Tomas B Note if such Special Servicer has notified the holder of the San Tomas B Note and the Operating Adviser of the various actions it proposes to take with respect to a workout or liquidation of the San Tomas Mortgage Loan and for 30 days following the first such notice the holder of the San Tomas B Note has objected to all proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with such Servicing Standard.

            The Master Servicer and the applicable Special Servicer acknowledge that pursuant to the terms of the San Tomas Intercreditor Agreement, the holder of the San Tomas B Note may at any time and from time to time replace such applicable Special Servicer with respect to the San Tomas Mortgage Loan only, with any other Person that constitutes a qualified servicing institution capable of making the representations, warranties and covenants of Special Servicer set forth herein.

            The Master Servicer and the Operating Adviser acknowledge that, pursuant to the San Tomas Intercreditor Agreement, the "Controlling Holder", as defined therein, shall be entitled to exercise the rights and powers granted to the Operating Adviser herein with respect to the San Tomas Mortgage Loan.

            All of the foregoing rights of the holder of the San Tomas B Note regarding the designation of a Special Servicer with respect to the San Tomas Mortgage Loan, as well as the consent rights of the holder of the San Tomas B Note described in the foregoing clauses (a) through (j), shall cease if a Control Appraisal Event (as defined in the San Tomas Intercreditor Agreement) has occurred and is continuing.

                                   ARTICLE X

                     PURCHASE AND TERMINATION OF THE TRUST

            Section 10.1 Termination of Trust Upon Repurchase or Liquidation of All Mortgage Loans. (a) The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, the Class R-II Certificateholders and REMIC III Certificateholders as set forth in Section 10.2 and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders),(ii) the sale of the property held by the Trust in accordance with Section 10.1(b), (iii) the termination of the Trust pursuant to Section 10.1(c) or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d); provided that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            (b) The General Master Servicer shall give the Trustee and the Paying Agent notice of the date when the Principal Balance of the Mortgage
Loans, after giving effect to distributions of principal made on the next Distribution Date, is less than or equal to 1% of the initial Aggregate Certificate Balance of the Certificates as of the Cut-Off Date. In order to make such determination, the NCB Master Servicer shall inform the General Master Servicer of the Principal Balance of the Co-op Mortgage Loans on a monthly basis, or at an accelerated interval as requested by the General Master Servicer of the NCB Master Servicer. The Trustee shall promptly forward such notice from the General Master Servicer to the Holder of a majority of the Controlling Class, the Depositor, the Master Servicers, the Special Servicers and the Holders of the Class R-I Certificates, and the Holder of a majority of the Controlling Class, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Holders of the Class R-I Certificates, in such priority (and in the case of the Class R-I Certificateholders, a majority of the Class R-I Certificateholders), may purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust, provided, that if any Holder of a majority of the Controlling Class, the Co-op Special Servicer, the General Master Servicer, the General Special Servicer or the Holders of the Class R-I Certificates makes such an election, then the NCB Master Servicer will have the option, by giving written notice to the other parties hereto no later than 30 days prior to the anticipated date of purchase, to purchase all of the NCB Mortgage Loans and each related REO Property remaining in the Trust, and the other party will then have the option to purchase only the remaining Mortgage Loans and each related REO Property remaining in the Trust. If any party desires to exercise such option, it will notify the Trustee who will notify any party with a prior right to exercise such option. If any party that has been provided notice by the Trustee (excluding the Depositor) notifies the Trustee within ten Business Days after receiving notice of the proposed purchase that it wishes to purchase the assets of the Trust, then such party (or, in the event that more than one of such parties notifies the Trustee that it wishes to purchase the assets of the Trust, the party with the first right to purchase the assets of the Trust) may purchase the assets of the Trust in accordance with this Agreement. Upon the Paying Agent's receipt of the Termination Price set forth below, the Trustee shall promptly release or cause to be released to the applicable Master Servicer for the benefit of the Holder of the majority of the Class R-I Certificates, the applicable Special Servicer or the applicable Master Servicer, as the case may be, the Mortgage Files pertaining to the Mortgage Loans. The "Termination Price" shall equal 100% of the aggregate Principal Balances of the Mortgage Loans (other than Mortgage Loans as to which a Final Recovery Determination has been made) on the day of such purchase plus accrued and unpaid interest thereon (other than any accrued and unpaid interest thereon that has been the subject of an Advance) at the applicable Mortgage Rates (or Mortgage Rates less the Master Servicing Fee Rate if a Master Servicer is the purchaser), with respect to the Mortgage Loans to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances and interest on such unreimbursed Advances at the Advance Rate, and the fair market value of any other property remaining in REMIC I. The Trustee shall consult with the Placement Agent and the Underwriters or their respective successors, as advisers, in order for the Trustee to determine whether the fair market value of the property constituting the Trust has been offered; provided that, if the Placement Agent or any Underwriter or an Affiliate of the Placement Agent or the Underwriters is exercising its right to purchase the Trust assets, the Trustee shall consult with the Operating Adviser in order for the Trustee to determine the fair market value, provided that the Operating Adviser is not an Affiliate of the Class R-I Holder, a Special Servicer or a Master Servicer, or the Trustee (the fees and expenses of which shall be paid for by buyer of the property). As a condition to the purchase of the Trust pursuant to this Section 10.1(b), the Holder of the majority of the Class R-I Certificates, the Special Servicers or the Master Servicers, as the case may be, must deliver to the Trustee an Opinion of Counsel, which shall be at the expense of such Holders, the Special Servicers or the Master Servicers, as the case may be, stating that such termination will be a "qualified liquidation" under section 860F(a)(4) of the Code. Such purchase shall be made in accordance with Section 10.3.

            (c) If at any time the Holders of the Class R-I Certificates own 100% of the REMIC III Certificates and the Class EI Certificates such Holders may terminate REMIC I (which will in turn result in the termination of REMIC II and REMIC III) upon (i) the delivery to the Trustee and the Depositor of an Opinion of Counsel (which opinion shall be at the expense of such Holders) stating that such termination will be a "qualified liquidation" of each REMIC Pool under Section 860F of the Code, and (ii) the payment of any and all costs associated with such termination. Such termination shall be made in accordance with Section 10.3.

            (d) Following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole
Certificateholder shall have the right to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust as contemplated by clause (iv) of Section 10.1(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange and upon the delivery to the Trustee and the Depositor of an Opinion of Counsel (which opinion shall be at the expense of such Sole Certificateholders) stating that such exchange will be a "qualified liquidation" of each REMIC under Section 860F of the Code. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Certificate Account, or an escrow account acceptable to the respective parties hereto or that may be withdrawn from the Distribution Accounts pursuant to this Agreement but only to the extent that such amounts are not already on deposit in the Certificate Account. Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Residual Certificates) on the Final Distribution Date, the Trustee shall, upon receipt of a Request for Release from the General Master Servicer and the Co-op Master Servicer, if applicable, release or cause to be released to the Sole Certificateholder or any designee thereof, the
Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust, and the Trust shall be liquidated in accordance with Section 10.2. For federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of REMIC III for an amount equal to the remaining Certificate Balance of its Certificates (other than the Residual Certificates), plus accrued, unpaid interest with respect thereto, and the Trustee shall credit such amounts against amounts distributed in respect of such Certificates. The remaining Mortgage Loans and REO Properties are deemed distributed to the Sole Certificateholder in liquidation of the Trust Fund pursuant to Section 10.2.

            (e) Upon the termination of the Trust, any funds held by the Class EI Grantor Trust shall be distributed to the Class EI Certificateholders, on a pro rata basis.

            (f) Subject to Section 1.6, upon the sale of the San Tomas A Note by the Trust or the payment in full of the San Tomas A Note, the San Tomas B Note shall no longer be subject to this Agreement and shall no longer be serviced by the applicable Master Servicer or the applicable Special Servicer.

            Section 10.2 Procedure Upon Termination of Trust. (a) Notice of any termination pursuant to the provisions of Section 10.1, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to the Paying Agent, the Rating Agencies, the Class R-I, Class R-II, REMIC III and Class EI Certificateholders mailed no later than ten days prior to the date of such termination. Such notice shall specify (A) the Distribution Date upon which final distribution on the Class R-I, Class R-II, REMIC III and Class EI Certificates will be made, and upon presentation and surrender of the Class R-I, Class R-II, REMIC III and the Class EI Certificates at the office or agency of the Certificate Registrar therein specified, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Class R-I, Class R-II, REMIC III and Class EI Certificates at the office or agency of the Certificate Registrar therein specified. The Trustee shall give such notice to the Depositor and the Certificate Registrar at the time such notice is given to Holders of the Class R-I, Class R-II, REMIC III and Class EI Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Class R-I, Class R-II, REMIC III and Class EI Certificates shall terminate and the Trustee shall terminate, or request the Master Servicers and the Paying Agent to terminate, the Certificate Accounts and the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Paying Agent's obligation hereunder to hold all amounts payable to the Class R-I, Class R-II, REMIC III and Class EI Certificateholders in trust without interest pending such payment.

            (b) In the event that all of the Holders do not surrender their certificates evidencing the Class R-I, Class R-II, REMIC III and Class EI Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Certificate Registrar shall give a second written notice to the remaining Class R-I, Class R-II, REMIC III and Class EI Certificateholders to surrender their certificates evidencing the Class R-I, Class R-II, REMIC III and Class EI Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Class R-I, Class R-II, REMIC III and Class EI Certificates shall not have been surrendered for cancellation, the Certificate Registrar may take appropriate steps to contact the remaining Class R-I, Class R-II, REMIC III and Class EI Certificateholders concerning surrender of such certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any such Class R-I, Class R-II, REMIC III and Class EI Certificates shall not have been surrendered for cancellation, the Paying Agent shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Class R-I, Class R-II, REMIC III and Class EI
Certificateholders due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section. Any money held by the Paying Agent pending distribution under this
Section 10.2 after 90 days after the adoption of a plan of complete liquidation shall be deemed for tax purposes to have been distributed from the REMIC Pools and shall be beneficially owned by the related Holder.

            Section 10.3 Additional Trust Termination Requirements. (a) The Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless at the request of a Master Servicer or the Class R-I Certificateholders, as the case may be, the Trustee seeks, and the Paying Agent subsequently receives an Opinion of Counsel (at the expense of such Master Servicer or the Class R-I Certificateholders, as the case may be), addressed to the Depositor, the Trustee and the Paying Agent to the effect that the failure of the Trust to comply with the requirements of this Section 10.3 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC Pool under the REMIC Provisions or (ii) cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) Within 89 days prior to the time of the making of the final payment on the REMIC III and Class EI Certificates the Trustee shall prepare and (on behalf of the REMIC I, REMIC II and REMIC III) shall adopt a plan of complete liquidation of each REMIC Pool, meeting the requirements of a qualified liquidation under the REMIC Provisions, which plan need not be in any special form and the date of which, in general, shall be the date of the notice specified in Section 10.2(a) and shall be specified in a statement attached to the final federal income tax return of each REMIC Pool;

            (ii) At or after the date of adoption of such a plan of complete liquidation and at or prior to the time of making of the final payment on the REMIC III and Class EI Certificates, the Trustee shall sell all of the assets of the Trust for cash at the Termination Price; provided that if the Holders of the Class R-I Certificates are purchasing the assets of the Trust, the amount to be paid by such Holders may be paid net of the amount to be paid to such Holders as final distributions on any Certificates held by such Holders;

            (iii) At the time of the making of the final payment on the Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, (A) to the Holders of the Class R-I Certificates all assets of REMIC I remaining after such final payment of the REMIC I Regular Interests, (B) to the Holders of the Class R-II Certificates all remaining assets of REMIC II after such final payment of the REMIC II Regular Interests and (C) to the Holders of the Class R-III Certificates all remaining assets of REMIC III (in each case other than cash retained to meet claims), and the Trust shall terminate at that time; and

            (iv) In no event may the final payment on the REMIC I Regular Interests, REMIC II Regular Interests or REMIC III Regular Certificates or the final distribution or credit to the Holders of the Residual Certificates, respectively, be made after the 89th day from the date on which the plan of complete liquidation is adopted.

            (b) By their acceptance of the Class R-I, Class R-II or R-III Certificates, respectively, the Holders thereof hereby (i) authorize the Trustee to take such action as may be necessary to adopt a plan of complete liquidation of each REMIC Pool and (ii) agree to take such other action as may be necessary to adopt a plan of complete liquidation of the Trust upon the written request of the Depositor, which authorization shall be binding upon all successor Class R-I, Class R-II and Class R-III Certificateholders, respectively.

                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

            The  provisions  of this Article XI shall apply to each of the REMIC
Regular  Certificateholders  and  Residual   Certificateholders  to  the  extent
appropriate.

            Section  11.1  Limitation  on  Rights of  Holders.  (a) The death or incapacity  of  any  Certificateholder  shall  not  operate  to  terminate  this
Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicers or operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) If a Certificateholder is also a Mortgagor with respect to any Mortgage Loan, such Certificateholder shall have no right to vote with respect to any matters concerning such Mortgage Loan. In addition, if a Certificateholder is also one of the Special Servicers, such Certificateholder shall have no right to vote with respect to compensation to such Special Servicer or any waiver of a default with respect to a Mortgage Loan.

            (d) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement unless the Holders of Certificates evidencing not less than 50% of the Aggregate Principal Amount of the Certificates then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.2 Access to List of Holders. (a) If the Paying Agent is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee and the Paying Agent, within 15 days after receipt by the Certificate Registrar of a request by the Trustee or the Paying Agent, as the case may be, in writing, a list, in such form as the Trustee or the Paying Agent, as the case may be, may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If the Depositor, the Operating Adviser, a Special Servicer, a Master Servicer, the Trustee or three or more Holders (hereinafter referred to as "applicants," with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single "applicant" for these purposes) apply in writing to the Paying Agent and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Paying Agent shall, within five Business Days after the receipt of such application, send, at such Person's expense, the written communication proffered by the applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

            (c) Every Holder, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar, the Paying Agent, the Master Servicers, the Special Servicers and the Trustee that neither the Depositor, the Certificate Registrar, the Paying Agent, the Master Servicers, the Special Servicers nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.3 Acts of Holders of Certificates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Depositor and the Paying Agent. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor and the Paying Agent, if made in the manner provided in this Section. The Trustee agrees to promptly notify the Depositor of any such instrument or instruments received by it, and to promptly forward copies of the same.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other officer the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of such officer's or member's authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor nor the Paying Agent shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Paying Agent or the Depositor in reliance thereon, whether or not notation of such action is made upon such Certificate.

                                   ARTICLE XII

                     REMIC AND GRANTOR TRUST ADMINISTRATION

            The provisions of this Article XII shall apply to each REMIC Pool and the Class EI Grantor Trust, as applicable.

            Section 12.1 REMIC Administration. (a) An election will be made by the Paying Agent on behalf of the Trustee to treat the segregated pool of assets consisting of the Mortgage Loans (other than Excess Interest payable thereon), such amounts as shall from time to time be held in the Certificate Accounts, the Interest Reserve Accounts, the Distribution Account and the Reserve Account, the Insurance Policies and any REO Account and REO Properties as a REMIC (REMIC I) under the Code, other than any portion of the foregoing amounts allocable to the San Tomas B Note. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC I Interests are issued. For purposes of such election, the REMIC I Regular Interests shall each be designated as a separate class of "regular interests" in REMIC I and the Class R-I Certificates shall be designated as the sole class of "residual interests" in REMIC I. The Trustee and the Paying Agent shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any of the REMIC Pools other than the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Certificates and the Residual Certificates.

            An election will be made by the Paying Agent to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC (REMIC II) under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC II Interests are issued. For the purposes of such election, the REMIC II Regular Interests shall be designated as the "regular interests" in REMIC II and the Class R-II Certificates shall be designated as the sole class of the "residual interests" in REMIC II.

            An election will be made by the Paying Agent to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC (REMIC
III) under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC III Certificates are issued. For purposes of such election, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class X-1, Class X-2 and Class X-Y Certificates, shall be designated as the "regular interests" in REMIC III and the Class R-III Certificates shall be designated as the sole class of "residual interests" in REMIC III.

            (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

            The assets of the Class EI Grantor Trust, consisting of the right to any Excess Interest in respect of the ARD Loans and the Excess Interest Sub-account, shall be held by the Trustee for the benefit of the Holders of the Class EI Certificates, which Class EI Certificates, in the aggregate, will evidence 100% beneficial ownership of such assets from and after the Closing Date. It is intended that the portion of the Trust consisting of the Class EI Grantor Trust will be treated as a grantor trust for federal income tax purposes, and each of the parties to this Agreement agrees that it will not take any action that is inconsistent with establishing or maintaining such treatment. The Trustee shall be deemed to hold and shall account for the Class EI Grantor Trust separate and apart from the assets of REMIC I, REMIC II and REMIC III created hereunder.

            (c) The Paying Agent shall pay all routine tax related expenses (not including any taxes, however denominated, including any additions to tax, penalties and interest) of each REMIC Pool, excluding any professional fees or extraordinary expenses related to audits or any administrative or judicial proceedings with respect to each REMIC Pool that involve the Internal Revenue Service or state tax authorities.

            (d) The Paying Agent shall cause to be prepared, signed, and timely filed with the Internal Revenue Service, on behalf of each REMIC Pool, an application for a taxpayer identification number for such REMIC Pool on Internal Revenue Service Form SS-4. The Paying Agent, upon receipt from the Internal Revenue Service of the Notice of Taxpayer Identification Number Assigned, shall promptly forward a copy of such notice to the Depositor and the Master Servicers. The Paying Agent shall prepare and file Form 8811 on behalf of each REMIC Pool and shall designate an appropriate Person to respond to inquiries by or on behalf of Certificateholders for original issue discount and related information in accordance with applicable provisions of the Code.

            (e) The Paying Agent shall prepare and file, or cause to be prepared and filed, all of each REMIC Pool's federal and state income or franchise tax and information returns as such REMIC Pool's direct representative, and the Trustee shall sign such returns; the expenses of preparing and filing such returns shall be borne by the Paying Agent, except that if additional state tax returns are required to be filed in more than three states, the Paying Agent shall be entitled, with respect to any such additional filings, to (i) be paid a reasonable fee and (ii) receive its reasonable costs and expenses, both as amounts reimbursable pursuant to Section 5.2(a)(vi) hereof. The Depositor, the Master Servicers and the Special Servicers shall provide on a timely basis to the Paying Agent or its designee such information with respect to the Trust or any REMIC Pool as is in its possession, which the Depositor or a Master Servicers and a Special Servicers has received or prepared by virtue of its role as Depositor or Master Servicer and a Special Servicer hereunder and reasonably requested by the Paying Agent to enable it to perform its obligations under this subsection, and the Paying Agent shall be entitled to conclusively rely on such information in the performance of its obligations hereunder. The Depositor shall indemnify the Trust, the Trustee, the Paying Agent and the Fiscal Agent for any liability or assessment against any of them or cost or expense (including attorneys' fees) incurred by them resulting from any error resulting from bad faith, negligence, or willful malfeasance of the Depositor in providing any information for which the Depositor is responsible for preparing. Each Master Servicer and each Special Servicer shall indemnify the Trustee, the Fiscal Agent, the Paying Agent and the Depositor for any liability or assessment against the Trustee, the Fiscal Agent, the Depositor, the Paying Agent or any REMIC Pool and any expenses incurred in connection with such liability or assessment (including attorneys' fees) resulting from any error in any of such tax or information returns resulting from errors in the information provided by such Master Servicer or such Special Servicer, as the case may, be or caused by the negligence, willful misconduct or bad faith of such Master Servicer or such Special Servicer, as the case may be. The Paying Agent shall indemnify the Master Servicers, the Depositor or any REMIC Pool for any expense incurred by any Master Servicer, the Depositor and any REMIC Pool resulting from any error in any of such tax or information returns resulting from errors in the preparation of such returns caused by the negligence, willful misconduct or bad faith of the Paying Agent. Each indemnified party shall immediately notify the indemnifying party or parties of the existence of a claim for indemnification under this Section 12.1(e), and provide the indemnifying party or parties, at the expense of such indemnifying party or parties, an opportunity to contest the tax or assessment or expense giving rise to such claim, provided that the failure to give such notification rights shall not affect the indemnification rights in favor of any REMIC Pool under this Section 12.1(e). Any such indemnification shall survive the resignation or termination of a Master Servicer, the Paying Agent or a Special Servicer, or the termination of this Agreement.

            (f) The Paying Agent shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, the Paying Agent shall provide (i) to the Internal Revenue Service or other Persons (including, but not limited to, the Transferor of a Residual Certificate, to a Disqualified Organization or to an agent that has acquired a Residual Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

            (g) The Paying Agent shall forward to the Depositor copies of quarterly and annual REMIC tax returns and Internal Revenue Service Form 1099 information returns and such other information within the control of the Paying Agent as the Depositor may reasonably request in writing. Moreover, the Paying Agent shall forward to each Certificateholder such forms and furnish such information within its control as are required by the Code to be furnished to them, shall prepare and file with the appropriate state authorities as may to the actual knowledge of a Responsible Officer of the Paying Agent be required by applicable law and shall prepare and disseminate to Certificateholders Internal Revenue Service Forms 1099 (or otherwise furnish information within the control of the Paying Agent) to the extent required by applicable law. The Paying Agent will make available to any Certificateholder any tax related information required to be made available to Certificateholders pursuant to the Code and any regulations thereunder.

            (h) The Holder of more than 50% of the Percentage Interests in Class R-I, Class R-II and Class R-III Certificates, respectively (or of the greatest percentage of such Class R-I, Class R-II and Class R-III Certificates if no Holder holds more than 50% thereof), shall be the applicable REMIC Pool's Tax Matters Person. The duties of the Tax Matters Person for each of the REMIC Pools are hereby delegated to the Paying Agent and each Residual Certificateholder, by acceptance of its Residual Certificate, agrees, on behalf of itself and all successor holders of such Residual Certificate, to such delegation to the Paying Agent as their agent and attorney in fact. If the Code or applicable regulations prohibits the Paying Agent from signing any applicable Internal Revenue Service, court or other administrative documents or from acting as Tax Matters Person (as an agent or otherwise), the Paying Agent shall take whatever action is necessary for the signing of such documents and designation of a Tax Matters Person, including the designation of such Residual Certificateholder. The Paying Agent shall not be required to expend or risk its own funds or otherwise incur any other financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers (except to the extent of the ordinary expenses of performing its duties under this Agreement), if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (i) The Trustee, the Paying Agent, the Holders of the Residual Certificates, the Master Servicers and the Special Servicers shall each exercise reasonable care, to the extent within its control, and with respect to each of the Trustee, Paying Agent, the Master Servicers and the Special Servicers, within the scope of its express duties, and shall each act in accordance with this Agreement and the REMIC Provisions in order to create and maintain the status of each REMIC Pool as a REMIC and the Class EI Grantor Trust as a grantor trust or, as appropriate, adopt a plan of complete liquidation with respect to each REMIC Pool.

            (j) The Trustee, the Paying Agent, the Master Servicers, the Special Servicers, the Fiscal Agent and the Holders of Residual Certificates shall not take any action or fail to take any action or cause any REMIC Pool to take any action or fail to take any action if any of such persons knows or could, upon the exercise of reasonable diligence, know, that, under the REMIC Provisions such action or failure, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC or (ii) result in the imposition of a tax upon any REMIC Pool (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2)) or (iii) endanger the status of the Class EI Grantor Trust unless the Trustee and the Paying Agent have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. Any action required under this section which would result in an unusual or unexpected expense shall be undertaken at the expense of the party seeking the Trustee, the Paying Agent or the Holders of the Residual Certificates to undertake such action. Under no circumstances may the Trustee vary the assets of the Class EI Grantor Trust so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class EI Certificates.

            (k) In the event that any tax is imposed on REMIC I, REMIC II or REMIC III, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I, REMIC II or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicers pursuant to Section 9.14(e)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Paying Agent, if such tax arises out of or results from a breach of any of its obligations under this Agreement; (ii) a Special Servicer, if such tax arises out of or results from a breach by such Special Servicer of any of its obligations under this Agreement; (iii) a Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under this Agreement; (iv) the Fiscal Agent, if such tax arises out of or results from a breach by the Fiscal Agent of any of its obligations under this Agreement; and (v) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicers pursuant to Section 9.14(e) shall be charged to and paid by the Trust from the net income generated on the related REO Property. Any such amounts payable by the Trust in respect of taxes shall be paid by the Paying Agent out of amounts on deposit in the Distribution Account.

            (l) The Paying Agent and, to the extent that records are maintained by the Master Servicers or the Special Servicers in the normal course of their businesses, the Master Servicers and the Special Servicers shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis, and with respect to the Class EI Grantor Trust, on the cash or accrual method and so as to enable reporting to Holders of Class EI Certificates based on their annual accounting period. Notwithstanding anything to the contrary contained herein, except to the extent provided otherwise in the Mortgage Loans or in the Mortgages, all amounts collected on the Mortgage Loans shall, for federal income tax purposes, be allocated first to interest due and payable on the Mortgage Loans (including interest on overdue interest, other than additional interest at a penalty rate payable following a default). The books and records must be sufficient concerning the nature and amount of each REMIC Pool's investments to show that such REMIC Pool has complied with the REMIC Provisions.

            (m) Neither the Trustee, the Paying Agent, the Master Servicers nor the Special Servicers shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services.

            (n) In order to enable the Paying Agent to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Paying Agent within ten days after the Closing Date all information or data that the Paying Agent reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, prepayment assumption, issue prices and projected cash flows of the Certificates, as applicable, and the projected cash flows of the Mortgage Loans. Thereafter, the Depositor shall provide to the Paying Agent or its designee, promptly upon request therefor, any such additional information or data within the Depositor's possession or knowledge that the Paying Agent may, from time to time, reasonably request in order to enable the Paying Agent to perform its duties as set forth herein. The Paying Agent is hereby directed to use any and all such information or data provided by the Depositor in the preparation of all federal and state income or franchise tax and information returns and reports for each REMIC Pool to Certificateholders as required herein. The Depositor hereby indemnifies the Trustee, the Paying Agent, the Fiscal Agent and each REMIC Pool for any losses, liabilities, damages, claims, expenses (including attorneys' fees) or assessments against the Trustee, the Paying Agent, the Fiscal Agent and each REMIC Pool arising from any errors or miscalculations of the Paying Agent pursuant to this Section that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Paying Agent (but not resulting from the methodology employed by the Paying Agent) on a timely basis and such indemnification shall survive the termination of this Agreement and the termination or resignation of the Paying Agent and the Fiscal Agent.

            The Paying Agent agrees that all such information or data so obtained by it are to be regarded as confidential information and agrees that it shall use its reasonable best efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section 12.1(n)) or is required by law or applicable regulations to be disclosed or is disclosed (i) to independent auditors and accountants, counsel and other professional advisers of the Paying Agent and its parent, or (ii) in connection with its rights and obligations under this Agreement.

            (o) At all times as may be required by the Code, the Master Servicers will to the extent within their control and the scope of their duties more specifically set forth herein, maintain substantially all of the assets of REMIC I as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (p) For the purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of Certificates representing a regular interest in REMIC III, for each Class of REMIC I Regular Interests and for each Class of REMIC II Regular Interests is the Final Rated Distribution Date.

            Section 12.2 Prohibited Transactions and Activities. Neither the Trustee, the Paying Agent, the Master Servicers nor the Special Servicers shall permit the sale, disposition or substitution of any of the Mortgage Loans (except in a disposition pursuant to (i) the foreclosure or default of a Mortgage Loan, (ii) the bankruptcy or insolvency of any REMIC Pool, (iii) the termination of any REMIC Pool in a "qualified liquidation" as defined in Section 860F(a)(4) of the Code, or (iv) a substitution pursuant to Article II hereof), nor acquire any assets for the Trust, except as provided in Article II hereof, nor sell or dispose of any investments in the Certificate Accounts or Distribution Account for gain, nor accept any contributions to any REMIC Pool (other than a cash contribution during the 3-month period beginning on the Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting such action) to the effect that such disposition, acquisition, substitution, or acceptance will not (A) affect adversely the status of any REMIC Pool as a REMIC or of the REMIC III Regular Certificates as the regular interests therein, (B) affect the distribution of interest or principal on the Certificates, (C) result in the encumbrance of the assets transferred or assigned to any REMIC Pool (except pursuant to the provisions of this Agreement) or (D) cause any REMIC Pool to be subject to a tax on "prohibited transactions" or "prohibited contributions" or other tax pursuant to the REMIC Provisions.

            Section 12.3 Modifications of Mortgage Loans. Notwithstanding anything to the contrary in this Agreement, neither the Trustee, the Paying Agent, the applicable Master Servicer nor the applicable Special Servicer shall permit any modification of a Money Term of a Mortgage Loan or a Specially Serviced Mortgage Loan that is not in default or as to which default is not reasonably foreseeable unless (i) the Trustee, the applicable Special Servicer, Paying Agent and the applicable Master Servicer have received a Nondisqualification Opinion or a ruling from the Internal Revenue Service (at the expense of the party making the request that the applicable Master Servicer or the applicable Special Servicer modify the Mortgage Loan or a Specially Serviced Mortgage Loan) to the effect that such modification would not be treated as an exchange pursuant to Section 1001 of the Code (or, if it would be so treated, would not be treated as a "significant modification" for purposes of Treasury Regulations Section 1.860G-2(b) of the Code) or (ii) such modification meets the requirements set forth in Sections 8.18 or 9.5.

            Section 12.4 Liability with Respect to Certain Taxes and Loss of REMIC Status. In the event that any REMIC Pool fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or tax as a result of a prohibited transaction or prohibited contribution subject to taxation under the REMIC Provisions due to the negligent performance by either the Trustee or the Paying Agent of its respective duties and obligations set forth herein, the Trustee or the Paying Agent, as the case may be, shall be liable to the REMIC Pools and the Holders of the Residual Certificates for any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence and relating to the Residual Certificates; provided, however, that the Trustee, or the Paying Agent, as applicable, shall not be liable for any such Losses attributable to the action or inaction of the Master Servicers, the Special Servicers, the Trustee (with respect to the Paying Agent), the Paying Agent (with respect to the Trustee), the Depositor or the Holders of such Residual Certificates nor for any such Losses resulting from any actions or failure to act based upon reliance on an Opinion of Counsel or from misinformation provided by the Master Servicers, the Special Servicers, the Trustee (with respect to the Paying Agent), the Paying Agent (with respect to the Trustee), the Depositor or such Holders of the Residual Certificates on which the Trustee or the Paying Agent, as the case may be, has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holders of the Residual Certificates now or hereafter existing at law or in equity. The Trustee or the Paying Agent shall be entitled to intervene in any litigation in connection with the foregoing and to maintain control over its defense.

            Section 12.5 Grantor Trust Reporting. The parties intend that the portions of the Trust consisting of the Class EI Grantor Trust shall constitute, and that the affairs of the Trust (exclusive of the REMIC Pools) shall be conducted so as to qualify such portion as, a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Paying Agent shall furnish or cause to be furnished to the Class EI Certificateholders and shall file, or cause to be filed with the Internal Revenue Service, together with Form 1041 or such other form as may be applicable, information returns with respect to income relating to their shares of the income and expenses of the Class EI Grantor Trust, at the time or times and in the manner required by the Code.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

            Section 13.1 Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            Section 13.2 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            Section 13.3 Amendment. (a) This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or this Agreement in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Prospectus, or to correct or supplement any provision  herein which may be inconsistent  with any other  provisions  herein,
(iii) to amend any provision hereof to the extent necessary or desirable to maintain the status of each REMIC Pool as a REMIC (or the interest represented by the Class EI Certificates as a grantor trust) for the purposes of federal income tax law (or comparable provisions of state income tax law), (iv) to make any other provisions with respect to matters or questions arising under or with respect to this Agreement not inconsistent with the provisions hereof, (v) to modify, add to or eliminate the provisions of Article III relating to transfers of Residual Certificates, (vi) to amend any provision herein to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents or
(vii) to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents). No such amendment effected pursuant to clause (i),
(ii) or (iv) of the preceding sentence shall (A) adversely affect in any material respect the interests of any Holder not consenting thereto, without the consent of 100% of the Certificateholders or (B) adversely affect the status of any REMIC Pool as a REMIC (or the Class EI Grantor Trust as a grantor trust). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel and a Nondisqualification Opinion (in the case of clauses (i), (ii) and (iii), at the expense of the Depositor, and otherwise at the expense of the party requesting such amendment, except that if the Trustee requests such amendment, such amendment shall be at the expense of the Depositor, if the Depositor consents), to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material economic respect any Holder if the Trustee receives a Rating Agency Confirmation from each Rating Agency (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

            (b) This Agreement may also be amended from time to time by the agreement of the parties hereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of Certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in clauses (i) through (iv) of the proviso in paragraph (c) of this Section 13.3. The Trustee may request, at its option, to receive a Nondisqualification Opinion and an Opinion of Counsel that any amendment pursuant to this Section 13.3(b) is permitted by this Agreement at the expense of the party requesting the amendment.

            (c) This Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may (i) reduce in any manner the amount of, or delay the timing of the distributions required to be made on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentages of Aggregate Certificate Percentage or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each Class of Certificates affected thereby, (iii) no such amendment shall eliminate either Master Servicer's, the Trustee's or the Fiscal Agent's obligation to Advance or alter the Servicing Standard except as may be necessary or desirable to comply with the REMIC Provisions or (iv) adversely affect the status of any REMIC Pool as a REMIC for federal income tax purposes (as evidenced by a Nondisqualification Opinion) or the Class EI Grantor Trust as a grantor trust, without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders); provided that no such amendment may modify Section 8.18 of this Agreement without Rating Agency Confirmation. The Trustee may request, at its option, to receive a Nondisqualification Opinion and an Opinion of Counsel that any amendment pursuant to this Section 13.3(c) is permitted by this Agreement at the expense of the party requesting the amendment.

            (d) The costs and expenses associated with any such amendment shall be borne by the Depositor in the case the Trustee is the party requesting such amendment or if pursuant to clauses (i), (ii) and (iii) of Section 13.3(a). In all other cases, the costs and expenses shall be borne by the party requesting the amendment.

            (e) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to the Rating Agencies.

            (f) It shall not be necessary  for the consent of Holders under this
Section 13.3 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be in the affirmative and in writing and shall be subject to such reasonable regulations as the Trustee may prescribe.

            (g)  Notwithstanding  anything  to the  contrary  contained  in this
Section 13.3, the parties hereto agree that this Agreement may not be amended in any manner that is reasonably likely to have an adverse effect on any Primary Servicer without first obtaining the written consent of such Primary Servicer.

            (h) Notwithstanding the fact that the provisions in Section 13.3(c) would otherwise apply, with respect to any amendment that significantly modifies the permitted activities of the Trustee, the Master Servicers or the Special Servicers, any Certificate beneficially owned by a Seller or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this
Section 13.3 have been obtained.

            (i)  Notwithstanding  anything  to the  contrary  contained  in this
Section 13.3, the parties hereto agree that this Agreement may be amended pursuant to Section 8.26(d) herein without any notice to or consent of any of the Certificateholders, Opinions of Counsel, Officer's Certificates or Rating Agency Confirmation.

            (j)  Notwithstanding  anything  to the  contrary  contained  in this
Section 13.3, the parties hereto agree that this Agreement may not be amended in any manner that is reasonably likely to have a material adverse effect on the holder of the San Tomas B Note without first obtaining the written consent of the holder of the San Tomas B Note.

            Section 13.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            Section 13.5 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (A) in the case of the Depositor, Morgan Stanley Dean Witter Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Cecilia Tarrant, with a copy to the attention of Michelle Wilke; (B) in the case of the Trustee, Certificate Registrar, Paying Agent and the Fiscal Agent, at the Corporate Trust Office; (C) in the case of the General Master Servicer, GMAC Commercial Mortgage Corporation, 20 Witmer Road, Horsham, Pennsylvania 19044, Attention: Managing Director Commercial Servicing Operations+ Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3, Fax: (215) 328-3478, with a copy to General Counsel, Fax: (215) 328-3620; (D) in the case of the General Special Servicer, GMAC Commercial Mortgage Corporation, 550 California Street, 12th Floor, San Francisco, California 94104, Attention: CMBS Portfolio Manager+ Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3, Fax: (415) 391 + 2949, with a copy to General Counsel, Fax: (215) 328-3620; (E) in the case of the applicable NCB Master Servicer and the Co-op Special Servicer, 1725 Eye Street, N.W., Washington, D.C. 20006, Attention: Kathleen Luzik, Real Estate Master Servicing, in the case of the applicable NCB Master Servicer, and Kathleen Luzik, Real Estate Special Servicing, in the case of the applicable Co-op Special Servicer, Fax: (202) 336-7800 (F) in the case of MSDWMC, Morgan Stanley Dean Witter Mortgage Capital Inc., 1585 Broadway, New York, New York 10036,
Attention: Cecilia Tarrant; (G) in the case of UCL, The Union Central Life Insurance Company, c/o Summit Investment Partners, Inc., 312 Elm Street, Suite 1212, Cincinnati, Ohio 45202, Attention: D. Stephen Cole; (H) in the case of Prudential, Prudential Mortgage Capital Funding, LLC, Four Gateway Center, 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102, Attention: John Kelly; (I) in the case of Principal, Principal Commercial Funding, LLC, 801 Grand Avenue, Des Moines, Iowa 50392, Attention: Patrick G. Halter, with a copy to Leanne Valentine, Esq.; (J) in the case of NCCB, National Consumer Cooperative Bank, 1725 Eye Street, N.W., Washington, D.C. 20006, Attention: Steven Brookner; (K) in the case of NCBFSB, 1725 Eye Street, N.W., Washington, D.C. 20006, Attention:
Steven Brookner; (L) in the case of TIAA, Teachers Insurance and Annuity Association of America, 730 Third Avenue, New York, New York 10018, Attention:
Associate Director+CMBS Marketing with copies to the V.P.+Mortgage and Real Estate Law; (M) in the case of Nationwide, Nationwide Life Insurance Company, One Nationwide Plaza, 34th Floor, Columbus, Ohio 43215-2220, Attention: Blake E. West 1-34-09, with copies to the attention of Randall W. May, Esq., 1-34-06; (N) in the case of the Operating Adviser, Allied Capital Corporation, 1919 Pennsylvania Avenue NW, 3rd Floor, Washington, D.C. 20006-3434, Attention: John Scheurer, Fax: (202) 466-1834; (O) in the case of the initial holder of the San Tomas B Note, as specified in the San Tomas Intercreditor Agreement; (P) in the case of Principal Global Investors, LLC, in its capacity as Special Servicer with respect to the San Tomas Mortgage Loan, Principal Global Investor, LLC, 801 Grand Avenue, Des Moines, IA 50392-0700, Attention: Pat Halter, President, Fax:
(515) 246-4970, or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

            Section 13.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 13.7 Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

            Section 13.8 Headings Not to Affect Interpretation. The headings contained in this Agreement are for convenience of reference only, and shall not be used in the interpretation hereof.

            Section 13.9 Benefits of Agreement. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement (including any Primary Servicer to the extent applicable to such Primary Servicer) and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement; provided, however, that the Mortgagors set forth on Schedule XII hereto are intended third-party beneficiaries of the fifth and sixth paragraphs of Section 2.3(a).

            Section 13.10 Special Notices to the Rating Agencies. (a) The Trustee shall give prompt notice to the Rating Agencies, the applicable Special Servicer and the Operating Adviser of the occurrence of any of the following events of which it has notice:

            (i) any amendment to this Agreement pursuant to Section 13.3 hereof;

            (ii) the Interim Certification and the Final Certification required pursuant to Section 2.2 hereof;

            (iii)  notice of the  repurchase  of any Mortgage  Loan  pursuant to
      Section 2.3(a) hereof;

            (iv) any resignation of a Master Servicer, a Special Servicer, the Paying Agent, the Operating Adviser or the Trustee pursuant to this Agreement;

            (v) the appointment of any successor to a Master Servicer, the Trustee, the Fiscal Agent, the Paying Agent, the Operating Adviser or a Special Servicer pursuant to Section 7.7, 7.14 or 9.37 hereof;

            (vi) waiver of a due-on-sale clause as provided in Section 8.7;

            (vii) waiver of a prohibition on subordinate liens on the Mortgaged Properties (other than with respect to a Co-op Mortgage Loan as to which the NCBFSB Subordinate Debt Conditions have been satisfied);

            (viii)  the  making of a final  payment  pursuant  to  Section  10.3 hereof;

            (ix) a Servicing Transfer Event; and

            (x) an Event of Default.

            (b) All notices to the Rating Agencies shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

            If to Moody's, to:

                  Moody's Investors Service, Inc.
                  99 Church Street
                  New York, NY 10009
                  Fax:  (212) 553-0300
                  Attention:  Structured Finance Commercial Real Estate
                  Monitoring

            If to S&P, to:

                  Standard & Poor's Ratings Services
                  55 Water Street

                  New York, NY 10041
                  Fax:  (212) 438-2662
                  Attention:  Commercial Mortgage Surveillance Manager

or at such address as shall be provided in writing to the Depositor by such Rating Agency.

            (c) The Trustee, or in the case of clauses (i) and (ii), the successor trustee shall give prompt notice to the Rating Agencies of the occurrence of any of the following events:

            (i) the resignation or removal of the Trustee pursuant to Section 7.6; or

            (ii) the appointment of a successor trustee pursuant to Section 7.7; or

            (iii) the appointment of a successor  Operating  Adviser pursuant to
      Section 9.37.

            (d) The Master Servicers shall deliver to the Rating Agencies and the Depositor any other information as reasonably requested by the Rating Agencies and the Depositor, and the General Master Servicer shall deliver to the Primary Servicers and the General Special Servicer each of the reports required to be delivered by the General Master Servicer to the Primary Servicers and the General Special Servicer pursuant to the terms of this Agreement. The Trustee, the Paying Agent and the Special Servicers shall deliver to the Rating Agencies and the Depositor any information as reasonably requested by the Rating Agencies and Depositor, as the case may be.

            (e) Any notice or other document required to be delivered or mailed by the Depositor, the Master Servicers, the Paying Agent or the Trustee shall be given by such parties, respectively, on a best efforts basis and only as a matter of courtesy and accommodation to the Rating Agencies, unless otherwise specifically required herein, and such parties, respectively, shall have no liability for failure to deliver any such notice or document to the Rating Agencies.

            Section 13.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

            Section 13.12 Intention of Parties. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related rights and property to the Trustee, for the benefit of the Certificateholders, by the Depositor as provided in Section 2.1 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then this Agreement shall be deemed to be a security agreement; and the conveyance provided for in Section 2.1 shall be deemed to be a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the Depositor's right, title, and interest, whether now owned or hereafter acquired, in and to:

            (i) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in clauses
      (1)-(4) below: (1) the Mortgage Loans (including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies) identified on the Mortgage Loan Schedule, including all Qualified Substitute Mortgage Loans, all distributions with respect thereto payable on and after the Cut-Off Date, and the Mortgage Files; (2) the Distribution Account, all REO Accounts, and the Certificate Accounts, including all property therein and all income from the investment of funds therein (including any accrued discount realized on liquidation of any investment purchased at a discount); (3) the REMIC I Regular Interests and the REMIC II Regular Interests; and (4) the Mortgage Loan Purchase Agreements;

            (ii) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (iii) All cash and non-cash proceeds of the collateral described in clauses (i) and (ii) above.

            The possession by the Trustee of the Mortgage Notes, the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-115 and 9-305 thereof) as in force in the relevant jurisdiction.

            Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for, the Trustee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Depositor and, at the Depositor's direction, the applicable Master Servicers and the Trustee, shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The applicable Master Servicers shall file, at the expense of the Trust as an Additional Trust Expense all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in such property, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by any transfer of any interest of a Master Servicer or the Depositor in such property. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Section 13.13 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere. Such recordation, if any, shall be effected by the applicable Master Servicer at the expense of the Trust as an Additional Trust Expense, but only upon direction of the Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders of the Trust.

            Section 13.14 Rating Agency Monitoring Fees. The parties hereto acknowledge that on the Closing Date the Sellers will pay the ongoing monitoring fees of the Rating Agencies relating to the rating of the Certificates and that no monitoring fees are payable subsequent to the Closing Date in respect of the rating of the Certificates. The Master Servicers shall not be required to pay any such fees or any fees charged for any Rating Agency Confirmation (except any confirmation required under Section 8.22, Section 8.23 or in connection with a termination and replacement of a Master Servicer following an Event of Default of such Master Servicer).

            Section 13.15 Acknowledgement by Primary Servicer. Each Primary Servicer agrees, to the extent applicable to such Primary Servicer and the Mortgage Loans serviced by such Primary Servicer, to be bound by the terms of Sections 5.1(g), 8.1(c), 8.3, 8.4, 8.7, 8.10, 8.18, 8.25(c), 8.25(d) and 8.26 of
this Agreement.

            IN WITNESS WHEREOF, the Depositor, the General Master Servicer, the General Special Servicer, the NCB Master Servicer, the Co-op Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, the Authenticating Agent and the Fiscal Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       MORGAN STANLEY DEAN WITTER CAPITAL I
                                          INC., as Depositor


                                       By: /s/ Cecilia Tarrant
                                          ------------------------------------
                                          Name: Cecilia Tarrant
                                          Title: Vice President


                                       GMAC COMMERCIAL MORTGAGE CORPORATION,
                                          as General Master Servicer


                                       By: /s/ Kathy Marquardt
                                          ------------------------------------
                                          Name: Kathy Marquardt
                                          Title: Senior Vice President,
                                                 Managing Director

                                       GMAC COMMERCIAL MORTGAGE CORPORATION,
                                          as General Special Servicer


                                       By: /s/ Henry J. Bieber
                                          ------------------------------------
                                          Name: Henry J. Bieber
                                          Title: Senior Vice President

                                       NCB, FSB, as NCB Master Servicer


                                       By: /s/ Casey P. Fannon
                                          ------------------------------------
                                          Name: Casey P. Fannon
                                          Title: SVP


                                       NATIONAL CONSUMER COOPERATIVE BANK, as
                                          Co-op Special Servicer


                                       By: /s/ Casey P. Fannon
                                          ------------------------------------
                                          Name: Casey P. Fannon
                                          Title: SVP


                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Trustee, Paying Agent and
                                          Certificate Registrar


                                       By: /s/ Barbara L. Marik
                                          ------------------------------------
                                          Name: Barbara L. Marik
                                          Title: Vice President


                                       ABN AMRO BANK N.V., as Fiscal Agent


                                       By: /s/ Barbara L. Marik
                                          ------------------------------------
                                          Name: Barbara L. Marik
                                          Title: Vice President


                                       By: /s/ Cynthia Reis
                                          ------------------------------------
                                          Name: Cynthia Reis
                                          Title: First Vice President



                                       PRINCIPAL GLOBAL INVESTORS, LLC,
                                          formerly known as PRINCIPAL CAPITAL
                                          MANAGEMENT, LLC, acting as Special
                                          Servicer with respect to the San
                                          Tomas Mortgage Loan and in its
                                          capacity as Primary Servicer with
                                          respect to the sections referred to
                                          in Section 13.15 of the Agreement


                                       By: /s/ Leanne S. Valentine
                                          ------------------------------------
                                          Name: Leanne S. Valentine
                                          Title: Counsel



                                       By: /s/ Karen A. Pearston
                                          ------------------------------------
                                          Name: Karen A. Pearston
                                          Title: Counsel



                                       PRUDENTIAL ASSET RESOURCES, INC., in
                                          its capacity as Primary Servicer
                                          with respect to the sections
                                          referred to in Section 13.15 of the
                                          Agreement


                                       By: /s/ Keith Kehlbeck
                                          ------------------------------------
                                          Name: Keith Kehlbeck
                                          Title: VP Finance

STATE OF NEW YORK       )
                        : ss.:
COUNTY OF               )


            On the 13th day of December in the year 2002, before me, the undersigned, a Notary Public in and for said State, personally appeared Cecilia Tarrant, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            /s/ Declan Brady
                                            ------------------------------------
                                            Signature and Office of
                                            individual taking acknowledgment

STATE OF PENNSYLVANIA   )
                        : ss.:
COUNTY OF MONTGOMERY    )


            On the 17th day of December in the year 2002, before me, the undersigned, personally appeared Kathryn Marquardt, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the Pennsylvania (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

                                            /s/ Madeline O'Brien
                                            ------------------------------------
                                            Signature and Office of
                                            individual taking acknowledgment

STATE OF CALIFORNIA     )
                        : ss.:
COUNTY OF SAN FRANCISCO )


            On the 16th day of December in the year 2002, before me, the undersigned, personally appeared Henry J. Bieber, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the San Francisco (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

                                            /s/ Annelie A. Long
                                            ------------------------------------
                                            Signature and Office of
                                            individual taking acknowledgment

DISTRICT OF COLUMBIA    )
                        : ss.:
                        )


            On the 16th day of December in the year 2002, before me, the undersigned, personally appeared Casey P. Fannon, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the District of Columbia.

                                            /s/ Kristen L. Berg
                                            ------------------------------------
                                            Signature and Office of
                                            individual taking acknowledgment

DISTRICT OF COLUMBIA    )
                        : ss.:
COUNTY OF               )


            On the 1st day of December in the year 2002, before me, the undersigned, personally appeared Casey P. Fannon, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the District of Columbia.

                                            /s/ Kristen L. Berg
                                            ------------------------------------
                                            Signature and Office of
                                            individual taking acknowledgment

STATE OF ILLINOIS       )
                        : ss.:
COUNTY OF COOK          )


            On the 1st day of December in the year 2002, before me, the undersigned, personally appeared Barbara L. Marik, Vice President, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the Chicago, IL.

                                            /s/ Diane O'Neal
                                            ------------------------------------
                                            Signature and Office of
                                            individual taking acknowledgment

STATE OF ILLINOIS       )
                        : ss.:
COUNTY OF COOK          )


            On the 1st day of December in the year 2002, before me, the undersigned, personally appeared Barbara L. Marik, Vice President and Cynthia Reis, 1st Vice President, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the Chicago, IL.

                                            /s/ La Tonya C. Ingram
                                            ------------------------------------
                                            Signature and Office of
                                            individual taking acknowledgment

STATE OF IOWA           )
                        : ss.:
COUNTY OF POLK          )


            On the 9th day of December in the year 2002, before me, the undersigned, personally appeared Leanne S. Valentine and Karen A. Pearston, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument, and that such individuals made such appearance before the undersigned in the Des Moines, Iowa.

                                            /s/ Marilyn A. McIntyre
                                            ------------------------------------
                                            Signature and Office of
                                            individual taking acknowledgment

                                   EXHIBIT A-1

                         [FORM OF CLASS A-1 CERTIFICATE]

THIS CLASS A-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE SPECIAL SERVICER WITH RESPECT TO MORTGAGE LOAN NO. 7, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-1 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


                          MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                       SERIES 2002-IQ3

INITIAL PASS-THROUGH RATE: 3.48%             GENERAL MASTER SERVICER: GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING                NCB MASTER SERVICER: NCB, FSB
AGREEMENT: AS OF DECEMBER 1, 2002

CUT-OFF DATE: DECEMBER 1, 2002               GENERAL SPECIAL SERVICER: GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

CLOSING DATE: DECEMBER 17, 2002              CO-OP SPECIAL SERVICER: NATIONAL CONSUMER
                                             COOPERATIVE BANK

FIRST DISTRIBUTION DATE: JANUARY 15, 2003    SPECIAL SERVICER WITH RESPECT TO MORTGAGE
                                             LOAN NO. 7: PRINCIPAL GLOBAL INVESTORS LLC

AGGREGATE CERTIFICATE BALANCE OF THE         PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION
CLASS A-1 CERTIFICATES AS OF THE CLOSING
DATE: $81,000,000

CERTIFICATE BALANCE OF THIS CLASS A-1        TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

                                             FISCAL AGENT: ABN AMRO BANK N.V.

No.  A-1-[__]                                CUSIP NO. [__________]


                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Special Servicer with respect to Mortgage Loan No. 7, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

      All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

      The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7 and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

      The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property, (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

      The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                as Certificate Registrar



                                              By:
                                                  ------------------------------
                                                      AUTHORIZED SIGNATORY

Dated:  December 17, 2002


                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                AUTHENTICATING AGENT



                                              By:
                                                  ------------------------------
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common              UNIF GIFT MIN ACT....................Custodian
                                                                   (Cust)
TEN ENT - as tenants by the entireties
                                           Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as       Act................................
          tenants in common                                 (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
--------------------------------------------------------------------------------

-------------------------------------     PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------

-------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------------    ---------------------------------------
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of this
                                         Certificate in every particular without
                                         alteration or enlargement or any change
                                         whatever.



-------------------------------------
SIGNATURE GUARANTEED
 The signature must be guaranteed by a
 commercial bank or trust company or by
 a member firm of the New York Stock
 Exchange or another national securities
 exchange. Notarized or witnessed
 signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________
account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to
____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-2

                         [FORM OF CLASS A-2 CERTIFICATE]

THIS CLASS A-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE SPECIAL SERVICER WITH RESPECT TO MORTGAGE LOAN NO. 7, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-2 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


                          MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                       SERIES 2002-IQ3

INITIAL PASS-THROUGH RATE: 4.39%             GENERAL MASTER SERVICER: GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING                NCB MASTER SERVICER: NCB, FSB
AGREEMENT: AS OF DECEMBER 1, 2002

CUT-OFF DATE: DECEMBER 1, 2002               GENERAL SPECIAL SERVICER: GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

CLOSING DATE: DECEMBER 17, 2002              CO-OP SPECIAL SERVICER: NATIONAL CONSUMER
                                             COOPERATIVE BANK

FIRST DISTRIBUTION DATE: JANUARY 15, 2003    SPECIAL SERVICER WITH RESPECT TO MORTGAGE
                                             LOAN NO. 7: PRINCIPAL GLOBAL INVESTORS LLC

AGGREGATE CERTIFICATE BALANCE OF THE         PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION
 CLASS A-2 CERTIFICATES AS OF THE CLOSING
DATE: $125,000,000

CERTIFICATE BALANCE OF THIS CLASS A-2        TRUSTEE: LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)
                                             FISCAL AGENT: ABN AMRO BANK N.V.

No.  A-2-[__]                                CUSIP NO. [__________]


                                    CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Special Servicer with respect to Mortgage Loan No. 7, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

      All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

      The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7 and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

      The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property, (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

      The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                as Certificate Registrar



                                              By:
                                                  ------------------------------
                                                       AUTHORIZED SIGNATORY

Dated:  December 17, 2002

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                AUTHENTICATING AGENT



                                              By:
                                                  ------------------------------
                                                       AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common                UNIF GIFT MIN ACT..................Custodian
                                                                   (Cust)
TEN ENT - as tenants by the entireties
                                             Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common                  Act................................
                                                          (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-------------------------------------
                                             PLEASE INSERT SOCIAL SECURITY OR
-------------------------------------        OTHER IDENTIFYING NUMBER OF
                                             ASSIGNEE
-------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------------    ---------------------------------------
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of this
                                         Certificate in every particular without
                                         alteration or enlargement or any change
                                         whatever.


------------------------------------------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by
a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________
account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to
____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

  The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-3

                         [FORM OF CLASS A-3 CERTIFICATE]

THIS CLASS A-3 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE SPECIAL SERVICER WITH RESPECT TO MORTGAGE LOAN NO. 7, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-3 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


                      MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                   SERIES 2002-IQ3

INITIAL PASS-THROUGH RATE: 4.80%             GENERAL MASTER SERVICER: GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING AGREEMENT:     NCB MASTER SERVICER:  CB, FSB
AS OF DECEMBER 1, 2002

CUT-OFF DATE: DECEMBER 1, 2002               GENERAL SPECIAL SERVICER: GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

CLOSING DATE: DECEMBER 17, 2002              CO-OP SPECIAL SERVICER: NATIONAL CONSUMER
                                             COOPERATIVE BANK

FIRST DISTRIBUTION DATE: JANUARY 15, 2003    SPECIAL SERVICER WITH RESPECT TO MORTGAGE
                                             LOAN NO. 7:  PRINCIPAL GLOBAL INVESTORS LLC

AGGREGATE CERTIFICATE BALANCE OF THE         PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION
CLASS A-3 CERTIFICATES AS OF THE CLOSING
DATE: $90,019,000

CERTIFICATE BALANCE OF THIS CLASS A-3        TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

                                             FISCAL AGENT: ABN AMRO BANK N.V.

No.  A-3-[__]                                CUSIP NO. [__________]


                              CLASS A-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-3 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Special Servicer with respect to Mortgage Loan No. 7, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-3 Certificates. The Certificates are designated as the Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

      All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

      The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7 and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

      The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property, (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

      The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                as Certificate Registrar



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY


Dated:  December 17, 2002


                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS A-3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                   AUTHENTICATING AGENT



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common                UNIF GIFT MIN ACT..................Custodian
                                                                    (Cust)
TEN ENT - as tenants by the entireties
                                             Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common                  Act................................
                                                          (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------


-------------------------------------
                                             PLEASE INSERT SOCIAL SECURITY OR
-------------------------------------        OTHER IDENTIFYING NUMBER OF
                                             ASSIGNEE
-------------------------------------


--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------------    ---------------------------------------
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of this
                                         Certificate in every particular without
                                         alteration or enlargement or any change
                                         whatever.


------------------------------------------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by
a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS


     The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________
account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to
____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

  The following exchanges of a part of this Global Certificate have been made:

                                                                     EXHIBIT A-4

                         [FORM OF CLASS A-4 CERTIFICATE]

THIS CLASS A-4 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE SPECIAL SERVICER WITH RESPECT TO MORTGAGE LOAN NO. 7, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-4 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-IQ3

INITIAL PASS-THROUGH RATE:  5.08%            GENERAL MASTER SERVICER:  GMAC COMMERCIAL


DATE OF POOLING AND SERVICING                NCB MASTER SERVICER:  NCB, FSB
AGREEMENT:  AS OF DECEMBER 1, 2002

CUT-OFF DATE:  DECEMBER 1, 2002              GENERAL SPECIAL SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

CLOSING DATE:  DECEMBER 17, 2002             CO-OP SPECIAL SERVICER:  NATIONAL CONSUMER
                                             COOPERATIVE BANK

FIRST DISTRIBUTION DATE:  JANUARY 15,        SPECIAL SERVICER WITH RESPECT TO MORTGAGE
                                             LOAN NO. 7:
2003                                         PRINCIPAL GLOBAL
                                             INVESTORS LLC

AGGREGATE CERTIFICATE BALANCE OF THE         PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION
CLASS A-4 CERTIFICATES AS OF THE CLOSING
DATE: $482,862,000

CERTIFICATE BALANCE OF THIS CLASS A-4        TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

                                             FISCAL AGENT: ABN AMRO BANK N.V.

No.  A-4-[__]                                CUSIP NO. [__________]


                              CLASS A-4 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-4 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Special Servicer with respect to Mortgage Loan No. 7, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-4 Certificates. The Certificates are designated as the Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

      All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

      The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7 and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

      The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property, (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

      The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                as Certificate Registrar



                                              By:
                                                  ------------------------------
                                                       AUTHORIZED SIGNATORY

Dated:  December 17, 2002


                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS A-4 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                AUTHENTICATING AGENT



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common                UNIF GIFT MIN ACT.......................Custodian
                                                                  (Cust)
TEN ENT - as tenants by the entireties
                                             Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as         Act................................
          tenants in common                                 (State)


     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
-------------------------------------
                                            PLEASE INSERT SOCIAL SECURITY OR
-------------------------------------       OTHER IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------------   ----------------------------------------
                                        NOTICE: The signature to this
                                        assignment must correspond with the
                                        name as written upon the face of this
                                        Certificate in every particular without
                                        alteration or enlargement or any change
                                        whatever.


-------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by
a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________
account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to
____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-5

                          [FORM OF CLASS B CERTIFICATE]

THIS CLASS B CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE SPECIAL SERVICER WITH RESPECT TO MORTGAGE LOAN NO. 7, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS B CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-IQ3

INITIAL PASS-THROUGH RATE:  5.24%            GENERAL MASTER SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING                NCB MASTER SERVICER:  NCB, FSB
AGREEMENT:  AS OF DECEMBER 1, 2002

CUT-OFF DATE:  DECEMBER 1, 2002              GENERAL SPECIAL SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

CLOSING DATE:  DECEMBER 17, 2002             CO-OP SPECIAL SERVICER:  NATIONAL CONSUMER
                                             COOPERATIVE BANK

FIRST DISTRIBUTION DATE:  JANUARY 15, 2003   SPECIAL SERVICER WITH RESPECT TO MORTGAGE
                                             LOAN NO. 7:  PRINCIPAL GLOBAL
                                             INVESTORS LLC

AGGREGATE CERTIFICATE BALANCE OF THE         PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION
CLASS B CERTIFICATES AS OF THE CLOSING
DATE: $26,152,000

CERTIFICATE BALANCE OF THIS CLASS B          TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

                                             FISCAL AGENT: ABN AMRO BANK N.V.

No.  B-1-[__]                                CUSIP NO. [__________]

                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Special Servicer with respect to Mortgage Loan No. 7, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

      All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

      The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7 and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

      The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property, (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

      The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                as Certificate Registrar



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

Dated:  December 17, 2002

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                AUTHENTICATING AGENT



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common                UNIF GIFT MIN ACT....................Custodian
                                                                      (Cust)
TEN ENT - as tenants by the entireties
                                             Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as         Act................................
          tenants in common                                 (State)


     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-------------------------------------
                                             PLEASE INSERT SOCIAL SECURITY OR
-------------------------------------        OTHER IDENTIFYING NUMBER OF
                                             ASSIGNEE
-------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------------    ---------------------------------------
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of this
                                         Certificate in every particular without
                                         alteration or enlargement or any change
                                         whatever.



-------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by
a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________
account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to
____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

  The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-6

                          [FORM OF CLASS C CERTIFICATE]

THIS CLASS C CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE SPECIAL SERVICER WITH RESPECT TO MORTGAGE LOAN NO. 7, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS C CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-IQ3

INITIAL PASS-THROUGH RATE:  5.41%            GENERAL MASTER SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING                NCB MASTER SERVICER:  NCB, FSB
AGREEMENT:  AS OF DECEMBER 1, 2002

CUT-OFF DATE:  DECEMBER 1, 2002              GENERAL SPECIAL SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

CLOSING DATE: DECEMBER 17, 2002              CO-OP SPECIAL SERVICER:  NATIONAL CONSUMER
                                             COOPERATIVE BANK

FIRST DISTRIBUTION DATE: JANUARY 15, 2003    SPECIAL SERVICER WITH RESPECT TO MORTGAGE
                                             LOAN NO. 7:  PRINCIPAL GLOBAL
                                             INVESTORS LLC

AGGREGATE CERTIFICATE BALANCE OF THE         PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION
CLASS C CERTIFICATES AS OF THE CLOSING
DATE: $27,289,000

CERTIFICATE BALANCE OF THIS CLASS C          TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

                                             FISCAL AGENT: ABN AMRO BANK N.V.

No.  C-1-[__]                                CUSIP NO. [__________]


                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Special Servicer with respect to Mortgage Loan No. 7, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

      All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

      The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7 and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

      The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property, (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

      The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                as Certificate Registrar



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

Dated:  December 17, 2002

                          CERTIFICATE OF AUTHENTICATION

             THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                              LASALLE BANK NATIONAL ASSOCIATION,
                                                    AUTHENTICATING AGENT



                                              By:
                                                  ------------------------------
                                                       AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common                UNIF GIFT MIN ACT.....................Custodian
                                                                     (Cust)
TEN ENT - as tenants by the entireties
                                                Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as         Act................................
          tenants in common                                 (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-------------------------------------
                                             PLEASE INSERT SOCIAL SECURITY OR
-------------------------------------        OTHER IDENTIFYING NUMBER OF
                                             ASSIGNEE
-------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------------    ---------------------------------------
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of this
                                         Certificate in every particular without
                                         alteration or enlargement or any change
                                         whatever.



------------------------------------------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by
a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________
account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to
____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

  The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-7

                          [FORM OF CLASS D CERTIFICATE]

THIS CLASS D CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE SPECIAL SERVICER WITH RESPECT TO MORTGAGE LOAN NO. 7, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS D CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-IQ3

INITIAL PASS-THROUGH RATE:  5.55%            GENERAL MASTER SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING                NCB MASTER SERVICER:  NCB, FSB
AGREEMENT:  AS OF DECEMBER 1, 2002

CUT-OFF DATE:  DECEMBER 1, 2002              GENERAL SPECIAL SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

CLOSING DATE: DECEMBER 17, 2002              CO-OP SPECIAL SERVICER:  NATIONAL CONSUMER
                                             COOPERATIVE BANK

FIRST DISTRIBUTION DATE: JANUARY 15, 2003    SPECIAL SERVICER WITH RESPECT TO MORTGAGE
                                             LOAN NO. 7:  PRINCIPAL GLOBAL INVESTORS LLC

AGGREGATE CERTIFICATE BALANCE OF THE         PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION
CLASS D CERTIFICATES AS OF THE CLOSING
DATE: $2,274,000

CERTIFICATE BALANCE OF THIS CLASS D          TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
 CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

                                             FISCAL AGENT: ABN AMRO BANK N.V.

No.  D-1-[__]                                CUSIP NO. [__________]

                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Special Servicer with respect to Mortgage Loan No. 7, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

      All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

      The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7 and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

      The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property, (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

      The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                as Certificate Registrar



                                             By:
                                                 -------------------------------
                                                     AUTHORIZED SIGNATORY

Dated:  December 17, 2002

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                   AUTHENTICATING AGENT



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common                UNIF GIFT MIN ACT.....................Custodian
                                                                     (Cust)
TEN ENT - as tenants by the entireties
                                                   Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as         Act................................
          tenants in common                                   (State)


     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-------------------------------------
                                             PLEASE INSERT SOCIAL SECURITY OR
-------------------------------------        OTHER IDENTIFYING NUMBER OF
                                             ASSIGNEE
-------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------------    ---------------------------------------
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of this
                                         Certificate in every particular without
                                         alteration or enlargement or any change
                                         whatever.



------------------------------------------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by
a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________
account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to
____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

  The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-8

                          [FORM OF CLASS E CERTIFICATE]

THIS CLASS E CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE SPECIAL SERVICER WITH RESPECT TO MORTGAGE LOAN NO. 7, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS E CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

---------------
1 For Reg S Book-Entry Certificates only

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-IQ3

INITIAL PASS-THROUGH RATE:  5.98%            GENERAL MASTER SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING                NCB MASTER SERVICER:  NCB, FSB
AGREEMENT:  AS OF DECEMBER 1, 2002

CUT-OFF DATE:  DECEMBER 1, 2002              GENERAL SPECIAL SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

CLOSING DATE: DECEMBER 17, 2002              CO-OP SPECIAL SERVICER:  NATIONAL CONSUMER
                                             COOPERATIVE BANK

FIRST DISTRIBUTION DATE: JANUARY 15, 2003    SPECIAL SERVICER WITH RESPECT TO MORTGAGE
                                             LOAN NO. 7:  PRINCIPAL GLOBAL
                                             INVESTORS LLC

AGGREGATE CERTIFICATE BALANCE OF THE         PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION
CLASS E CERTIFICATES AS OF THE CLOSING
DATE: $13,645,000

CERTIFICATE BALANCE OF THIS CLASS E          TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

                                             FISCAL AGENT: ABN AMRO BANK N.V.

No.  E-1-[__]                                CUSIP NO. [__________]

                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Special Servicer with respect to Mortgage Loan No. 7, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

      All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

      The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7 and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

      The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property, (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

      The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                as Certificate Registrar



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

Dated:  December 17, 2002

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                   AUTHENTICATING AGENT



                                             By:
                                                 -------------------------------
                                                       AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common                UNIF GIFT MIN ACT.......................Custodian
                                                                        (Cust)
TEN ENT - as tenants by the entireties
                                                 Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
           of survivorship and not as        Act................................
          tenants in common                                   (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-------------------------------------
                                             PLEASE INSERT SOCIAL SECURITY OR
-------------------------------------        OTHER IDENTIFYING NUMBER OF
                                             ASSIGNEE
-------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------------   ----------------------------------------
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of this
                                         Certificate in every particular without
                                         alteration or enlargement or any change
                                         whatever.



-------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by
a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________
account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to
____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

  The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-9

                          [FORM OF CLASS F CERTIFICATE]

THIS CLASS F CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE SPECIAL SERVICER WITH RESPECT TO MORTGAGE LOAN NO. 7, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS F CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

---------------
1 For Reg S Book-Entry Certificates only

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-IQ3

INITIAL PASS-THROUGH RATE:  6.08%            GENERAL MASTER SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING                NCB MASTER SERVICER:  NCB, FSB
AGREEMENT:  AS OF DECEMBER 1, 2002

CUT-OFF DATE:  DECEMBER 1, 2002              GENERAL SPECIAL SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

CLOSING DATE: DECEMBER 17, 2002              CO-OP SPECIAL SERVICER:  NATIONAL CONSUMER
                                             COOPERATIVE BANK

FIRST DISTRIBUTION DATE: JANUARY 15, 2003    SPECIAL SERVICER WITH RESPECT TO MORTGAGE
                                             LOAN NO. 7:  PRINCIPAL GLOBAL
                                             INVESTORS LLC

AGGREGATE CERTIFICATE BALANCE OF THE         PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION
CLASS F CERTIFICATES AS OF THE CLOSING
DATE: $10,233,000

CERTIFICATE BALANCE OF THIS CLASS F          TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

                                             FISCAL AGENT: ABN AMRO BANK N.V.

No.  F-1-[__]                                CUSIP NO. [__________]

                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Special Servicer with respect to Mortgage Loan No. 7, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

      All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

      The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7 and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

      The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property, (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

      The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                as Certificate Registrar



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

Dated:  December 17, 2002

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                AUTHENTICATING AGENT



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common                UNIF GIFT MIN ACT.......................Custodian
                                                                       (Cust)
TEN ENT - as tenants by the entireties
                                                Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common                       Act......................
                                                            (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-------------------------------------
                                          PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------     IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------------    ---------------------------------------
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of this
                                         Certificate in every particular without
                                         alteration or enlargement or any change
                                         whatever.


------------------------------------------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by
a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________
account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to
____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

  The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-10

                          [FORM OF CLASS G CERTIFICATE]

THIS CLASS G CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE SPECIAL SERVICER WITH RESPECT TO MORTGAGE LOAN NO. 7, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS G CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

---------------
1 For Reg S Book-Entry Certificates only

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-IQ3

INITIAL PASS-THROUGH RATE:  6.51%            GENERAL MASTER SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING                NCB MASTER SERVICER:  NCB, FSB
AGREEMENT:  AS OF DECEMBER 1, 2002

CUT-OFF DATE:  DECEMBER 1, 2002              GENERAL SPECIAL SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

CLOSING DATE: DECEMBER 17, 2002              CO-OP SPECIAL SERVICER:  NATIONAL CONSUMER
                                             COOPERATIVE BANK

FIRST DISTRIBUTION DATE: JANUARY 15, 2003    SPECIAL SERVICER WITH RESPECT TO MORTGAGE
                                             LOAN NO. 7:  PRINCIPAL GLOBAL
                                             INVESTORS LLC

AGGREGATE CERTIFICATE BALANCE OF THE         PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION
CLASS G CERTIFICATES AS OF THE CLOSING
DATE:  $6,823,000

CERTIFICATE BALANCE OF THIS CLASS G          TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

                                             FISCAL AGENT: ABN AMRO BANK N.V.

No.  G-1-[__]                                CUSIP NO. [__________]

                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Special Servicer with respect to Mortgage Loan No. 7, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

      All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

      The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7 and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

      The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property, (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

      The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                as Certificate Registrar



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

Dated:  December 17, 2002

                          CERTIFICATE OF AUTHENTICATION

                        THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN
             THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                   AUTHENTICATING AGENT



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common              UNIF GIFT MIN ACT.......................Custodian
                                                                      (Cust)
TEN ENT -   as tenants by the entireties
                                                Under Uniform Gifts to Minors
JT TEN  -   as joint tenants with rights
            of survivorship and not as       Act................................
            tenants in common                               (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-------------------------------------
                                             PLEASE INSERT SOCIAL SECURITY OR
-------------------------------------        OTHER IDENTIFYING NUMBER OF
                                             ASSIGNEE
-------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------------   ----------------------------------------
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of this
                                         Certificate in every particular without
                                         alteration or enlargement or any change
                                         whatever.



------------------------------------------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by
a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________
account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to
____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

  The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-11

                          [FORM OF CLASS H CERTIFICATE]

THIS CLASS H CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE SPECIAL SERVICER WITH RESPECT TO MORTGAGE LOAN NO. 7, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS H CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

---------------
1 For Reg S Book-Entry Certificates only

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-IQ3

INITIAL PASS-THROUGH RATE:  6.00%            GENERAL MASTER SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING                NCB MASTER SERVICER:  NCB, FSB
AGREEMENT:  AS OF DECEMBER 1, 2002

CUT-OFF DATE:  DECEMBER 1, 2002              GENERAL SPECIAL SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

CLOSING DATE: DECEMBER 17, 2002              CO-OP SPECIAL SERVICER:  NATIONAL CONSUMER
                                             COOPERATIVE BANK

FIRST DISTRIBUTION DATE: JANUARY 15, 2003    SPECIAL SERVICER WITH RESPECT TO MORTGAGE
                                             LOAN NO. 7:  PRINCIPAL GLOBAL INVESTORS LLC

AGGREGATE CERTIFICATE BALANCE OF THE         PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION
CLASS H CERTIFICATES AS OF THE CLOSING
DATE:  $10,233,000

CERTIFICATE BALANCE OF THIS CLASS H          TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

                                             FISCAL AGENT: ABN AMRO BANK N.V.

No.  H-1-[__]                                CUSIP NO. [__________]

                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Special Servicer with respect to Mortgage Loan No. 7, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

      All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

      The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7 and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

      The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property, (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

      The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                as Certificate Registrar



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

Dated:  December 17, 2002

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                   AUTHENTICATING AGENT



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenant in common               UNIF GIFT MIN ACT.......................Custodian
                                                                       (Cust)
TEN ENT -  as tenants by the entireties
                                                   Under Uniform Gifts to Minors
JT TEN  -  as joint tenants with rights
            of survivorship and not as       Act................................
           tenants in common                                  (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-------------------------------------
                                          PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------      IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------------   ----------------------------------------
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of this
                                         Certificate in every particular without
                                         alteration or enlargement or any change
                                         whatever.



------------------------------------------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by
a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________
account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to
____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

  The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-12

                          [FORM OF CLASS J CERTIFICATE]

THIS CLASS J CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE SPECIAL SERVICER WITH RESPECT TO MORTGAGE LOAN NO. 7, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS J CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

---------------
1 For Reg S Book-Entry Certificates only

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-IQ3

INITIAL PASS-THROUGH RATE: 6.00%             GENERAL MASTER SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING                NCB MASTER SERVICER:  NCB, FSB
AGREEMENT:  AS OF DECEMBER 1, 2002

CUT-OFF DATE:  DECEMBER 1, 2002              GENERAL SPECIAL SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

CLOSING DATE: DECEMBER 17, 2002              CO-OP SPECIAL SERVICER:  NATIONAL CONSUMER
                                             COOPERATIVE BANK

FIRST DISTRIBUTION DATE: JANUARY 15, 2003    SPECIAL SERVICER WITH RESPECT TO MORTGAGE
                                             LOAN NO. 7:  PRINCIPAL GLOBAL
                                             INVESTORS LLC

AGGREGATE CERTIFICATE BALANCE OF THE         PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION
CLASS J CERTIFICATES AS OF THE CLOSING
DATE:  $9,097,000

CERTIFICATE BALANCE OF THIS CLASS J          TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

                                             FISCAL AGENT: ABN AMRO BANK N.V.

No.  J-1-[__]                                CUSIP NO. [__________]

                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Special Servicer with respect to Mortgage Loan No. 7, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

      All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

      The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7 and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

      The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property, (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

      The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                as Certificate Registrar



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

Dated:  December 17, 2002

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                AUTHENTICATING AGENT



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common                UNIF GIFT MIN ACT......................Custodian
                                                                      (Cust)
TEN ENT - as tenants by the entireties
                                                   Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as         Act................................
          tenants in common                                   (State)


     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-------------------------------------
                                          PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------     IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------------   ----------------------------------------
                                        NOTICE: The signature to this
                                        assignment must correspond with the
                                        name as written upon the face of this
                                        Certificate in every particular without
                                        alteration or enlargement or any change
                                        whatever.



------------------------------------------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by
a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________
account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to
____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

  The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-13

                          [FORM OF CLASS K CERTIFICATE]

THIS CLASS K CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE SPECIAL SERVICER WITH RESPECT TO MORTGAGE LOAN NO. 7, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS K CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

---------------
1 For Reg S Book-Entry Certificates only

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-IQ3

INITIAL PASS-THROUGH RATE: 6.00%             GENERAL MASTER SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING                NCB MASTER SERVICER:  NCB, FSB
AGREEMENT:  AS OF DECEMBER 1, 2002

CUT-OFF DATE:  DECEMBER 1, 2002              GENERAL SPECIAL SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

CLOSING DATE: DECEMBER 17, 2002              CO-OP SPECIAL SERVICER:  NATIONAL CONSUMER
                                             COOPERATIVE BANK

FIRST DISTRIBUTION DATE: JANUARY 15, 2003    SPECIAL SERVICER WITH RESPECT TO MORTGAGE
                                             LOAN NO. 7:  PRINCIPAL GLOBAL
                                             INVESTORS LLC

AGGREGATE CERTIFICATE BALANCE OF THE         PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION
CLASS K CERTIFICATES AS OF THE CLOSING
DATE:  $4,548,000

CERTIFICATE BALANCE OF THIS CLASS K          TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

                                             FISCAL AGENT: ABN AMRO BANK N.V.

No.  K-1-[__]                                CUSIP NO. [__________]

                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

      MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Special Servicer with respect to Mortgage Loan No. 7, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

      All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

      The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7 and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

      The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property, (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

      The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                as Certificate Registrar



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

Dated:  December 17, 2002

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                   AUTHENTICATING AGENT



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common                UNIF GIFT MIN ACT.......................Custodian
                                                                        (Cust)
TEN ENT - as tenants by the entireties
                                                Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as         Act................................
          tenants in common                                 (State)


     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-------------------------------------
                                          PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------     IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------------    ---------------------------------------
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of this
                                         Certificate in every particular without
                                         alteration or enlargement or any change
                                         whatever.



------------------------------------------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by
a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________
account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to
____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

  The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-14

                          [FORM OF CLASS L CERTIFICATE]

THIS CLASS L CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE SPECIAL SERVICER WITH RESPECT TO MORTGAGE LOAN NO. 7, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS L CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

---------------
1 For Reg S Book-Entry Certificates only

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-IQ3

INITIAL PASS-THROUGH RATE: 6.00%             GENERAL MASTER SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING                NCB MASTER SERVICER:  NCB, FSB
AGREEMENT:  AS OF DECEMBER 1, 2002

CUT-OFF DATE:  DECEMBER 1, 2002              GENERAL SPECIAL SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

CLOSING DATE: DECEMBER 17, 2002              CO-OP SPECIAL SERVICER:  NATIONAL CONSUMER
                                             COOPERATIVE BANK

FIRST DISTRIBUTION DATE: JANUARY 15, 2003    SPECIAL SERVICER WITH RESPECT TO MORTGAGE
                                             LOAN NO. 7:  PRINCIPAL GLOBAL
                                             INVESTORS LLC

AGGREGATE CERTIFICATE BALANCE OF THE         PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION
CLASS L CERTIFICATES AS OF THE CLOSING
DATE:  $6,822,000

CERTIFICATE BALANCE OF THIS CLASS L          TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

                                             FISCAL AGENT: ABN AMRO BANK N.V.

No.  L-1-[__]                                CUSIP NO. [__________]


                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Special Servicer with respect to Mortgage Loan No. 7, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

      All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

      The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7 and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

      The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property, (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

      The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                as Certificate Registrar



                                             By:
                                                 -------------------------------
                                                       AUTHORIZED SIGNATORY

Dated:  December 17, 2002

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                AUTHENTICATING AGENT



                                             By:
                                                 -------------------------------
                                                       AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common                UNIF GIFT MIN ACT.......................Custodian
                                                                        (Cust)
TEN ENT - as tenants by the entireties
                                                Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common                  Act................................
                                                            (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-------------------------------------
                                          PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------     IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------------   ----------------------------------------
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of this
                                         Certificate in every particular without
                                         alteration or enlargement or any change
                                         whatever.



------------------------------------------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by
a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________
account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to
____________________. This information is provided by assignee named above, or
_______________________, as its agent.

      [TO BE ATTACHED TO GLOBAL CERTIFICATES]

      SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

      The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-15

                          [FORM OF CLASS M CERTIFICATE]

THIS CLASS M CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE SPECIAL SERVICER WITH RESPECT TO MORTGAGE LOAN NO. 7, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS M CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

---------------
1 For Reg S Book-Entry Certificates only

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-IQ3

INITIAL PASS-THROUGH RATE: 6.00%             GENERAL MASTER SERVICER:  GMAC COMMERCIAL
MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING                NCB MASTER SERVICER:  NCB, FSB
AGREEMENT:  AS OF DECEMBER 1, 2002

CUT-OFF DATE:  DECEMBER 1, 2002              GENERAL SPECIAL SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

CLOSING DATE: DECEMBER 17, 2002              CO-OP SPECIAL SERVICER:  NATIONAL CONSUMER
                                             COOPERATIVE BANK

FIRST DISTRIBUTION DATE: JANUARY 15, 2003    SPECIAL SERVICER WITH RESPECT TO MORTGAGE
                                             LOAN NO. 7:  PRINCIPAL GLOBAL
                                             INVESTORS LLC

AGGREGATE CERTIFICATE BALANCE OF THE         PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION
CLASS M CERTIFICATES AS OF THE CLOSING
DATE:  $2,274,000

CERTIFICATE BALANCE OF THIS CLASS M          TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

                                             FISCAL AGENT: ABN AMRO BANK N.V.

No.  M-1-[__]                                CUSIP NO. [__________]


                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Special Servicer with respect to Mortgage Loan No. 7, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

      All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

      The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

      The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property, (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

      The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                as Certificate Registrar



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

Dated:  December 17, 2002

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                   AUTHENTICATING AGENT



                                             By:
                                                 -------------------------------
                                                       AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common                UNIF GIFT MIN ACT.......................Custodian
                                                                     (Cust)
TEN ENT - as tenants by the entireties
                                                   Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common                  Act................................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-------------------------------------
                                          PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------     IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------------   ----------------------------------------
                                        NOTICE: The signature to this
                                        assignment must correspond with the
                                        name as written upon the face of this
                                        Certificate in every particular without
                                        alteration or enlargement or any change
                                        whatever.



------------------------------------------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by
a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________
account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to
____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

  The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-16

                          [FORM OF CLASS N CERTIFICATE]

THIS CLASS N CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE SPECIAL SERVICER WITH RESPECT TO MORTGAGE LOAN NO. 7, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS N CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

---------------
1 For Reg S Book-Entry Certificates only

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-IQ3

INITIAL PASS-THROUGH RATE: 6.00%             GENERAL MASTER SERVICER:  GMAC COMMERCIAL
MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING                NCB MASTER SERVICER:  NCB, FSB
AGREEMENT:  AS OF DECEMBER 1, 2002

CUT-OFF DATE:  DECEMBER 1, 2002              GENERAL SPECIAL SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

CLOSING DATE: DECEMBER 17, 2002              CO-OP SPECIAL SERVICER:  NATIONAL CONSUMER
                                             COOPERATIVE BANK

FIRST DISTRIBUTION DATE: JANUARY 15, 2003    SPECIAL SERVICER WITH RESPECT TO MORTGAGE
                                             LOAN NO. 7:  PRINCIPAL GLOBAL
                                             INVESTORS LLC

AGGREGATE CERTIFICATE BALANCE OF THE         PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION
CLASS N CERTIFICATES AS OF THE CLOSING
DATE:  $2,274,000

CERTIFICATE BALANCE OF THIS CLASS N          TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

                                              FISCAL AGENT: ABN AMRO BANK N.V.

No.  N-1-[__]                                CUSIP NO. [__________]

                               CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Special Servicer with respect to Mortgage Loan No. 7, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class N Certificates. The Certificates are designated as the Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

      All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

      The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7 and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

      The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property, (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

      The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                as Certificate Registrar



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

Dated:  December 17, 2002

                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                AUTHENTICATING AGENT



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common                UNIF GIFT MIN ACT.......................Custodian
                                                                         (Cust)
TEN ENT - as tenants by the entireties
                                                Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as         Act................................
          tenants in common                                 (State)


     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-------------------------------------
                                          PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------     IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------------    ---------------------------------------
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of this
                                         Certificate in every particular without
                                         alteration or enlargement or any change
                                         whatever.



------------------------------------------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by
a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________
account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to
____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

  The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-17

                          [FORM OF CLASS O CERTIFICATE]

THIS CLASS O CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE SPECIAL SERVICER WITH RESPECT TO MORTGAGE LOAN NO. 7, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS O CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS O CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

---------------
1 For Reg S Book-Entry Certificates only

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-IQ3

INITIAL PASS-THROUGH RATE: 6.00%             GENERAL MASTER SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING                NCB MASTER SERVICER:  NCB, FSB
AGREEMENT:  AS OF DECEMBER 1, 2002

CUT-OFF DATE:  DECEMBER 1, 2002              GENERAL SPECIAL SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

CLOSING DATE: DECEMBER 17, 2002              CO-OP SPECIAL SERVICER:  NATIONAL CONSUMER
                                             COOPERATIVE BANK

FIRST DISTRIBUTION DATE: JANUARY 15, 2003    SPECIAL SERVICER WITH RESPECT TO MORTGAGE
                                             LOAN NO. 7:  PRINCIPAL GLOBAL
                                             INVESTORS LLC

AGGREGATE CERTIFICATE BALANCE OF THE         PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION
CLASS O CERTIFICATES AS OF THE CLOSING
DATE:  $9,097,278

CERTIFICATE BALANCE OF THIS CLASS O          TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
 CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

                                             FISCAL AGENT: ABN AMRO BANK N.V.

No.  O-1-[__]                                CUSIP NO. [__________]

                               CLASS O CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class O Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Special Servicer with respect to Mortgage Loan No. 7, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class O Certificates. The Certificates are designated as the Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

      All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

      The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7 and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

      The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property, (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

      The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                as Certificate Registrar



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

Dated:  December 17, 2002


                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS O CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                   AUTHENTICATING AGENT



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common                UNIF GIFT MIN ACT.......................Custodian
                                                                       (Cust)
TEN ENT - as tenants by the entireties
                                                Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common                  Act................................
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-------------------------------------
                                          PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------     IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------------    ---------------------------------------
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of this
                                         Certificate in every particular without
                                         alteration or enlargement or any change
                                         whatever.



----------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by
a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________
account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to
____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

  The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-18

                         [FORM OF CLASS EI CERTIFICATE]

THIS CLASS EI CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE SPECIAL SERVICER WITH RESPECT TO MORTGAGE LOAN NO. 7, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS EI CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-IQ3

PERCENTAGE INTEREST OF THIS CLASS EI         GENERAL MASTER SERVICER:  GMAC COMMERCIAL
CERTIFICATE:  100%                           MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING                NCB MASTER SERVICER:  NCB, FSB
AGREEMENT:  AS OF DECEMBER 1, 2002

CUT-OFF DATE:  DECEMBER 1, 2002              GENERAL SPECIAL SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

CLOSING DATE: DECEMBER 17, 2002              CO-OP SPECIAL SERVICER:  NATIONAL CONSUMER
                                             COOPERATIVE BANK

FIRST DISTRIBUTION DATE: JANUARY 15, 2003    SPECIAL SERVICER WITH RESPECT TO MORTGAGE
                                             LOAN NO. 7:  PRINCIPAL GLOBAL
                                             INVESTORS LLC

                                             PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

                                             TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION

                                             FISCAL AGENT: ABN AMRO BANK N.V.

No.  EI-1-[__]                               CUSIP NO. [__________]


                              CLASS EI CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      THIS CERTIFIES THAT ALLIED cAPITAL CORPORATION is the registered owner of the interest evidenced by this Certificate in the Class EI Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Special Servicer with respect to Mortgage Loan No. 7, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class EI Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Dean Witter Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      Class EI Certificate represents a beneficial ownership of Excess Interest in respect of Mortgage Loans having a hyper-amortization feature. Any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to the holders of the Class EI Certificates, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

      All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7 and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

      The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property, (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

      The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                as Certificate Registrar



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

Dated:  December 17, 2002


                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS EI CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                   AUTHENTICATING AGENT



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common                UNIF GIFT MIN ACT.......................Custodian
                                                                       (Cust)
TEN ENT - as tenants by the entireties
                                                Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as
          tenants in common                  Act................................
                                                            (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-------------------------------------
                                          PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------     IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------------    ---------------------------------------
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of this
                                         Certificate in every particular without
                                         alteration or enlargement or any change
                                         whatever.



------------------------------------------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by
a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________
account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to
____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-19

                         [FORM OF CLASS R-I CERTIFICATE]

THIS CLASS R-I CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE SPECIAL SERVICER WITH RESPECT TO MORTGAGE LOAN NO. 7, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A PERSON OTHER THAN A UNITED STATES PERSON (AS DEFINED IN SECTION 7701(A)(30) OF THE CODE) (A "UNITED STATES TAX PERSON").

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A "UNITED STATES TAX PERSON," (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON OR (F) A PERSON WITH RESPECT TO WHOM INCOME FROM THIS CLASS R-I CERTIFICATE IS ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER UNITED STATES TAX PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-I CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-IQ3

PERCENTAGE INTEREST OF THIS CLASS            GENERAL MASTER SERVICER:  GMAC COMMERCIAL
R-I CERTIFICATE:  100%                       MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING                NCB MASTER SERVICER:  NCB, FSB
AGREEMENT:  AS OF DECEMBER 1, 2002

CUT-OFF DATE:  DECEMBER 1, 2002              GENERAL SPECIAL SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

CLOSING DATE: DECEMBER 17, 2002              CO-OP SPECIAL SERVICER:  NATIONAL CONSUMER
                                             COOPERATIVE BANK

FIRST DISTRIBUTION DATE: JANUARY 15, 2003    SPECIAL SERVICER WITH RESPECT TO MORTGAGE
                                             LOAN NO. 7:  PRINCIPAL GLOBAL
                                             INVESTORS LLC

                                             PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

                                             TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION

                                             FISCAL AGENT: ABN AMRO BANK N.V.

                                             No.  R-I

                              CLASS R-I CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      THIS CERTIFIES THAT MORGAN STANLEY & CO. INCORPORATED is the registered owner of the interest evidenced by this Certificate in the Class R-I Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Special Servicer with respect to Mortgage Loan No. 7, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-I Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Dean Witter Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

      All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

      The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7 and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

      The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property, (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

      The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                as Certificate Registrar



                                             By:
                                                 -------------------------------
                                                       AUTHORIZED SIGNATORY

Dated:  December 17, 2002


                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS R-I CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                AUTHENTICATING AGENT



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common                UNIF GIFT MIN ACT.......................Custodian
                                                                        (Cust)
TEN ENT - as tenants by the entireties
                                                Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as              Act......................
          tenants in common                                 (State)


     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-------------------------------------
                                          PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------

-------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------------    ---------------------------------------
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of this
                                         Certificate in every particular without
                                         alteration or enlargement or any change
                                         whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by
a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________
account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to
____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-20

                        [FORM OF CLASS R-II CERTIFICATE]

THIS CLASS R-II CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE SPECIAL SERVICER WITH RESPECT TO MORTGAGE LOAN NO. 7, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A PERSON OTHER THAN A UNITED STATES PERSON (AS DEFINED IN SECTION 7701(A)(30) OF THE CODE) (A "UNITED STATES TAX PERSON").

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A "UNITED STATES TAX PERSON," (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON OR (F) A PERSON WITH RESPECT TO WHOM INCOME FROM THIS CLASS R-II CERTIFICATE IS ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER UNITED STATES TAX PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED TAX STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-II CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-IQ3

PERCENTAGE INTEREST OF THIS CLASS            GENERAL MASTER SERVICER:  GMAC COMMERCIAL
R-II CERTIFICATE:  100.0%                    MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING                NCB MASTER SERVICER:  NCB, FSB
AGREEMENT:  AS OF DECEMBER 1, 2002

CUT-OFF DATE:  DECEMBER 1, 2002              GENERAL SPECIAL SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

CLOSING DATE: DECEMBER 17, 2002              CO-OP SPECIAL SERVICER:  NATIONAL CONSUMER
                                             COOPERATIVE BANK

FIRST DISTRIBUTION DATE: JANUARY 15, 2003    SPECIAL SERVICER WITH RESPECT TO MORTGAGE
                                             LOAN NO. 7:  PRINCIPAL GLOBAL
                                             INVESTORS LLC

                                             PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

                                             TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION

                                             FISCAL AGENT: ABN AMRO BANK N.V.

                                             No.  R-II


                             CLASS R-II CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      THIS CERTIFIES THAT MORGAN STANLEY & CO. INCORPORATED is the registered owner of the interest evidenced by this Certificate in the Class R-II Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Special Servicer with respect to Mortgage Loan No. 7, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-II Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Dean Witter Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

      All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

      The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7 and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

      The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property, (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

      The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar



                                             By:
                                                 -------------------------------
                                                       AUTHORIZED SIGNATORY


Dated:  December 17, 2002


                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS R-II CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                   AUTHENTICATING AGENT



                                             By:
                                                 -------------------------------
                                                       AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common                UNIF GIFT MIN ACT.......................Custodian
                                                                      (Cust)
TEN ENT - as tenants by the entireties
                                                Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as              Act......................
          tenants in common                                (State)


      Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-------------------------------------
                                          PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------     IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------------    ---------------------------------------
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of this
                                         Certificate in every particular without
                                         alteration or enlargement or any change
                                         whatever.



------------------------------------------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by
a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________
account number ______________ or, if mailed by check, to ______________________.
Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT A-21

                        [FORM OF CLASS R-III CERTIFICATE]

THIS CLASS R-III CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE SPECIAL SERVICER WITH RESPECT TO MORTGAGE LOAN NO. 7, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A PERSON OTHER THAN A UNITED STATES PERSON (AS DEFINED IN SECTION 7701(A)(30) OF THE CODE (A "UNITED STATES TAX PERSON").

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A "UNITED STATES TAX PERSON," (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON OR (F) A PERSON WITH RESPECT TO WHOM THIS CLASS R-III CERTIFICATE IS ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER UNITED STATES TAX PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-III CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-IQ3

PERCENTAGE INTEREST OF THIS CLASS            GENERAL MASTER SERVICER:  GMAC
R-III CERTIFICATE:  100%                     COMMERCIAL  MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING                NCB MASTER SERVICER:  NCB, FSB
AGREEMENT:  AS OF DECEMBER 1, 2002

CUT-OFF DATE:  DECEMBER 1, 2002              GENERAL SPECIAL SERVICER:  GMAC
                                             COMMERCIAL MORTGAGE CORPORATION

CLOSING DATE: DECEMBER 17, 2002              CO-OP SPECIAL SERVICER:  NATIONAL
                                             CONSUMER COOPERATIVE BANK

FIRST DISTRIBUTION DATE: JANUARY 15, 2003    SPECIAL SERVICER WITH RESPECT TO
                                             MORTGAGE LOAN NO. 7:  PRINCIPAL
                                             GLOBAL INVESTORS LLC

                                             PAYING AGENT: LASALLE BANK NATIONAL
                                             ASSOCIATION

                                             TRUSTEE:  LASALLE BANK NATIONAL
                                             ASSOCIATION

                                             FISCAL AGENT: ABN AMRO BANK N.V.

                                             No.  R-III


                             CLASS R-III CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      THIS CERTIFIES THAT MORGAN STANLEY & CO. INCORPORATED is the registered owner of the interest evidenced by this Certificate in the Class R-III Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Special Servicer with respect to Mortgage Loan No. 7, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-III Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Dean Witter Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

      All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

      The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7 and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

      The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property, (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

      The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                as Certificate Registrar



                                             By:
                                                 -------------------------------
                                                      AUTHORIZED SIGNATORY

Dated:  December 17, 2002


                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS R-III CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                   AUTHENTICATING AGENT



                                             By:
                                                 -------------------------------
                                                       AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common                UNIF GIFT MIN ACT.......................Custodian
                                                                     (Cust)
TEN ENT - as tenants by the entireties
                                                Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as              Act......................
          tenants in common                                 (State)


     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-------------------------------------
                                          PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------     IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------

--------------------------------------------------------------------------------

             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------------    ---------------------------------------
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of this
                                         Certificate in every particular without
                                         alteration or enlargement or any change
                                         whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by
a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________
account number ______________ or, if mailed by check, to ______________________.
Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT A-22

                         [FORM OF CLASS X-1 CERTIFICATE]

THIS CLASS X-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE SPECIAL SERVICER WITH RESPECT TO MORTGAGE LOAN NO. 7, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE NOTIONAL AMOUNT OF THIS CLASS X-1 CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

---------------
1 For Reg S Book-Entry Certificates only

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-IQ3

INITIAL PASS-THROUGH RATE:  0.24%            GENERAL MASTER SERVICER:  GMAC COMMERCIAL
                                             MORTGAGE CORPORATION

INITIAL NOTIONAL AMOUNT OF THIS CLASS        NCB MASTER SERVICER:  NCB, FSB
 X-1 CERTIFICATE: $909,642,278

DATE OF POOLING AND SERVICING                GENERAL SPECIAL SERVICER:  GMAC COMMERCIAL
AGREEMENT:  AS OF DECEMBER 1, 2002           MORTGAGE CORPORATION

CUT-OFF DATE:  DECEMBER 1, 2002              CO-OP SPECIAL SERVICER:  NATIONAL CONSUMER
                                             COOPERATIVE BANK

CLOSING DATE: DECEMBER 17, 2002              SPECIAL SERVICER WITH RESPECT TO MORTGAGE
                                             LOAN NO. 7:  PRINCIPAL GLOBAL INVESTORS LLC

FIRST DISTRIBUTION DATE: JANUARY 15, 2003    PAYING AGENT: LASALLE BANK NATIONAL ASSOCIATION

AGGREGATE NOTIONAL AMOUNT OF THE             TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CLASS X-1 CERTIFICATES AS OF THE CLOSING
DATE:  $909,642,278

CERTIFICATE BALANCE OF THIS CLASS X-1        FISCAL AGENT: ABN AMRO BANK N.V.
 CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No.  X-1-[__]                                CUSIP NO. [__________]

                              CLASS X-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Special Servicer with respect to Mortgage Loan No. 7, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X-1 Certificates. The Certificates are designated as the Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

      All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X-1 Certificates will be issued in denominations of $100,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

      The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7 and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

      The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property, (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

      The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                as Certificate Registrar



                                             By:
                                                 -------------------------------
                                                       AUTHORIZED SIGNATORY


Dated:  December 17, 2002


                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS X-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                   AUTHENTICATING AGENT



                                             By:
                                                 -------------------------------
                                                       AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common                UNIF GIFT MIN ACT.......................Custodian
                                                                       (Cust)
TEN ENT - as tenants by the entireties
                                                Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as              Act......................
          tenants in common                                  (State)


     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-------------------------------------
                                          PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------     IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------------    ---------------------------------------
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of this
                                         Certificate in every particular without
                                         alteration or enlargement or any change
                                         whatever.



----------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by
a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________
account number ______________ or, if mailed by check, to _____________________.
Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

  The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-23

                         [FORM OF CLASS X-2 CERTIFICATE]

THIS CLASS X-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE SPECIAL SERVICER WITH RESPECT TO MORTGAGE LOAN NO. 7, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE NOTIONAL AMOUNT OF THIS CLASS X-2 CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

---------------
1 For Reg S Book-Entry Certificates only

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-IQ3

INITIAL PASS-THROUGH RATE:  1.71%            GENERAL MASTER SERVICER:  GMAC
                                             COMMERCIAL MORTGAGE CORPORATION

INITIAL NOTIONAL AMOUNT OF THIS CLASS        NCB MASTER SERVICER:  NCB, FSB
X-2 CERTIFICATE: $824,775,000

DATE OF POOLING AND SERVICING                GENERAL SPECIAL SERVICER:  GMAC C
AGREEMENT:  AS OF DECEMBER 1, 2002           OMMERCIAL MORTGAGE CORPORATION

CUT-OFF DATE:  DECEMBER 1, 2002              CO-OP SPECIAL SERVICER:  NATIONAL
                                             CONSUMER COOPERATIVE BANK

CLOSING DATE: DECEMBER 17, 2002              SPECIAL SERVICER WITH RESPECT TO
                                             MORTGAGE LOAN NO. 7:  PRINCIPAL
                                             GLOBAL INVESTORS LLC

FIRST DISTRIBUTION DATE: JANUARY 15, 2003    PAYING AGENT: LASALLE BANK NATIONAL
                                             ASSOCIATION

AGGREGATE NOTIONAL AMOUNT OF THE             TRUSTEE:  LASALLE BANK NATIONAL
CLASS X-2 CERTIFICATES AS OF THE             ASSOCIATION
CLOSING DATE:  $824,775,000

CERTIFICATE BALANCE OF THIS CLASS X-2        FISCAL AGENT: ABN AMRO BANK N.V.
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No.  X-2-[__]                                CUSIP NO. [__________]



                              CLASS X-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Special Servicer with respect to Mortgage Loan No. 7, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X-2 Certificates. The Certificates are designated as the Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

      All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X-2 Certificates will be issued in denominations of $100,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

      The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7 and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

      The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property, (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

      The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                as Certificate Registrar



                                             By:
                                                 -------------------------------
                                                       AUTHORIZED SIGNATORY


Dated:  December 17, 2002


                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS X-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                   AUTHENTICATING AGENT



                                             By:
                                                 -------------------------------
                                                       AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common                UNIF GIFT MIN ACT.......................Custodian
                                                                   (Cust)
TEN ENT - as tenants by the entireties
                                                Under Uniform Gifts to Minors
JT TEN  - as joint tenants with rights
          of survivorship and not as              Act......................
          tenants in common                                  (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-------------------------------------
                                          PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------     IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------------    ---------------------------------------
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of this
                                         Certificate in every particular without
                                         alteration or enlargement or any change
                                         whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by
a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________
account number ______________ or, if mailed by check, to _____________________.
Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

  The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-24

                         [FORM OF CLASS X-Y CERTIFICATE]

THIS CLASS X-Y CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE SPECIAL SERVICER WITH RESPECT TO MORTGAGE LOAN NO. 7, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE NOTIONAL AMOUNT OF THIS CLASS X-Y CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

---------------
1 For Reg S Book-Entry Certificates only

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-IQ3

INITIAL PASS-THROUGH RATE:  1.07%            GENERAL MASTER SERVICER:  GMAC
                                             COMMERCIAL MORTGAGE CORPORATION

INITIAL NOTIONAL AMOUNT OF THIS CLASS        NCB MASTER SERVICER:  NCB, FSB
 X-Y CERTIFICATE: $778,574,565

DATE OF POOLING AND SERVICING                GENERAL SPECIAL SERVICER:  GMAC
AGREEMENT:  AS OF DECEMBER 1, 2002           COMMERCIAL MORTGAGE CORPORATION

CUT-OFF DATE:  DECEMBER 1, 2002              CO-OP SPECIAL SERVICER:  NATIONAL
                                             CONSUMER COOPERATIVE BANK

CLOSING DATE: DECEMBER 17, 2002              SPECIAL SERVICER WITH RESPECT TO
                                             MORTGAGE LOAN NO. 7:  PRINCIPAL
                                             GLOBAL INVESTORS LLC

FIRST DISTRIBUTION DATE: JANUARY 15, 2003    PAYING AGENT: LASALLE BANK NATIONAL
                                             ASSOCIATION

AGGREGATE NOTIONAL AMOUNT OF THE CLASS       TRUSTEE:  LASALLE BANK NATIONAL
X-Y CERTIFICATES AS OF THE CLOSING           ASSOCIATION
DATE:  $87,981,643

CERTIFICATE BALANCE OF THIS CLASS X-Y        FISCAL AGENT: ABN AMRO BANK N.V.
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

                                             No.  X-Y


                              CLASS X-Y CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      THIS CERTIFIES THAT National Consumer Cooperative Bank is the registered owner of the interest evidenced by this Certificate in the Class X-Y Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Special Servicer with respect to Mortgage Loan No. 7, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

      This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X-Y Certificates. The Certificates are designated as the Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

      Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

      Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

      All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

      Subject to the terms of the Pooling and Servicing Agreement, the Class X-Y Certificates will be issued in denominations of $100,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7 and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, Co-op Special Servicer, the Special Servicer with respect to Mortgage Loan No. 7, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

      The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property, (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

      The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

      THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                as Certificate Registrar



                                             By:
                                                 -------------------------------
                                                       AUTHORIZED SIGNATORY


Dated:  December 17, 2002


                          CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE CLASS X-Y CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                AUTHENTICATING AGENT



                                             By:
                                                 -------------------------------
                                                       AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common               UNIF GIFT MIN ACT.......................Custodian
                                                                       (Cust)
TEN ENT  - as tenants by the entireties
                                                Under Uniform Gifts to Minors
JT TEN   - as joint tenants with rights
           of survivorship and not as
           tenants in common                      Act......................
                                                             (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

-------------------------------------
                                          PLEASE INSERT SOCIAL SECURITY OR OTHER
-------------------------------------     IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------------    ---------------------------------------
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of this
                                         Certificate in every particular without
                                         alteration or enlargement or any change
                                         whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by
a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________
account number ______________ or, if mailed by check, to _____________________.
Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT B-1

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                                  December __, 2002


Morgan Stanley Dean Witter Capital I Inc.
1585 Broadway
New York, NY 10036

Morgan Stanley Dean Witter Mortgage Capital Inc.
1585 Broadway
New York, New York  10036

The Union Central Life Insurance Company
1876 Waycross Road, P.O. Box 40888
Cincinnati, Ohio 45240

Prudential Mortgage Capital Funding, LLC
4 Gateway Center, 8th Floor
100 Mulberry Street
Newark, New Jersey 07102

National Consumer Cooperative Bank
1725 Eye Street, N.W.
Washington, D.C. 20006

NCB, FSB
1725 Eye Street, N.W.
Washington, D.C. 20006

Principal Commercial Funding, LLC
801 Grand Avenue
Des Moines, Iowa 50392

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10018

Nationwide Life Insurance Company
One Nationwide Plaza, 34th Floor
Columbus, Ohio 43215

      Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3
            --------------------------------------------------------------------

Ladies and Gentlemen:

            In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such document relates to such Mortgage Loan and (c) each Mortgage Note has been endorsed as provided in clause (i) of the definition of "Mortgage File" of the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any such documents contained in each Mortgage File are appropriate for their represented purposes, or are other than what they purport to be on their face.

            The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the REMIC I Regular Interests and the REMIC II Regular Interests.

            Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of said Pooling and Servicing Agreement including but not limited to Section 2.2.


                                       LASALLE BANK NATIONAL
                                          ASSOCIATION, as Trustee



                                       By:____________________________________
                                          Name:
                                          Title:

                             SCHEDULE OF EXCEPTIONS

                                   EXHIBIT B-2

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                          __________, 2002


Morgan Stanley Dean Witter Capital I Inc.
1585 Broadway
New York, NY 10036

Morgan Stanley Dean Witter Mortgage Capital Inc.
1585 Broadway
New York, New York  10036

The Union Central Life Insurance Company
1876 Waycross Road, P.O. Box 40888
Cincinnati, Ohio 45240

Prudential Mortgage Capital Funding, LLC
4 Gateway Center, 8th Floor
100 Mulberry Street
Newark, New Jersey 07102

National Consumer Cooperative Bank
1725 Eye Street, N.W.
Washington, D.C. 20006

NCB, FSB
1725 Eye Street, N.W.
Washington, D.C. 20006

Principal Commercial Funding, LLC
801 Grand Avenue
Des Moines, Iowa 50392

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10018

Nationwide Life Insurance Company
One Nationwide Plaza, 34th Floor
Columbus, Ohio 43215


      Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3
            --------------------------------------------------------------------

Ladies and Gentlemen:

            In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents required to be included in the Mortgage File pursuant to clauses (i), (ii),
(iv), (vi) and (viii) of the definition of "Mortgage File" required to be in the Mortgage File, and any documents required to be included in the Mortgage File pursuant to all other clauses of the definition of "Mortgage File," to the extent known by a Responsible Officer of the Trustee to be required pursuant to the Pooling and Servicing Agreement (assuming that, with respect to the documents referred to in clause (xii) of the definition of Mortgage File, an original letter of credit in the possession of the Trustee is not so required, unless a Responsible Officer of the Trustee has actual knowledge to the contrary), are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (c) based on its examination and only as to the Mortgage Note and the Mortgage, the street address of the Mortgaged Property set forth in the Mortgage Loan Schedule accurately reflects the information contained in the documents in the Mortgage File, and (d) each Mortgage Note has been endorsed as required by the terms of the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File identified in the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any of the documents contained in each Mortgage File are appropriate for their represented purposes, or are other than what they purport to be on their face or are in recordable form.

            The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the REMIC I Regular Interests and the REMIC II Regular Interests.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement including but not limited to Section 2.2.


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Trustee



                                       By:____________________________________
                                          Name:
                                          Title:

                             SCHEDULE OF EXCEPTIONS

                                    EXHIBIT C

                           FORM OF REQUEST FOR RELEASE

                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

      Re: Morgan Stanley Dean Witter Capital I, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3
            ---------------------------------------------------------------

            In connection with the administration of the Mortgage File held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc., as depositor, GMAC Commercial Mortgage Corporation, as general master servicer (the "General Master Servicer"), NCB, FSB, as NCB master servicer (the "NCB Master Servicer" and, together with the General Master Servicer, as applicable, the "Master Servicer"), GMAC Commercial Mortgage Corporation, as general special servicer (the "General Special Servicer"), National Consumer Cooperative Bank, as co-op special servicer (the "Co-op Special Servicer"), Principal Global Investors, LLC, formerly known as Principal Capital Management, LLC, as special servicer with respect to Mortgage Loan No. 7 (together with the General Special Servicer and the Co-op Special Servicer, as applicable, the "Special Servicer"), ABN AMRO Bank N.V., as fiscal agent and you as trustee (in such capacity, the "Trustee"), the undersigned as a [Master][Special] Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______   1.       Mortgage Loan paid in full.

            (Such [Master] [Special] Servicer hereby certifies that all amounts received in connection with ______________ the Mortgage Loan have been or will be, following such [Master] [Special] Servicer's release ______________ of the Trustee Mortgage File, credited to the Certificate Account or the Distribution Account ______________ pursuant to the Pooling and Servicing Agreement.)

______   2.       Mortgage Loan repurchased.

                  (Such [Master] [Special] Servicer hereby certifies that the Purchase Price has been credited to the Distribution Account pursuant to the Pooling and Servicing Agreement.)

______   3.       Mortgage Loan Defeased.

______   4.       Mortgage Loan substituted.

                  (Such [Master] [Special] Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Trustee Mortgage File pursuant to the Pooling and Servicing Agreement.)

______   5.       The Mortgage Loan is being foreclosed.

______   6.       Other.  (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                       [Name of applicable [Master] [Special]
                                          Servicer]



                                       By:____________________________________
                                          Name:
                                          Title:

                                   EXHIBIT D-1

                       FORM OF TRANSFEROR CERTIFICATE FOR
             TRANSFERS OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES

                                          [Date]

LaSalle Bank National Association,
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Attention: Asset-Backed Securities Trust Services Group

      Re: Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3, Class [__] (the "Certificates")
            --------------------------------------------------------------

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ___ Certificates [having an initial Certificate Balance or Notional Amount as of December 17, 2002 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2002, among Morgan Stanley Dean Witter Capital I Inc., as depositor (the "Depositor"), GMAC Commercial Mortgage Corporation, as general master servicer, NCB, FSB, as NCB master servicer, GMAC Commercial Mortgage Corporation, as general special servicer, National Consumer Cooperative Bank, as co-op special servicer, Principal Global Investors, LLC, formerly known as Principal Capital Management, LLC, as special servicer with respect to Mortgage Loan No. 7, LaSalle Bank National Association, as trustee, paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Transferred Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Transferred Certificate a violation of
      Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Transferred Certificate pursuant to the Securities Act or any state securities laws.


                                          Very truly yours,



                                          ------------------------------------
                                          (Transferor)



                                       By:____________________________________
                                          Name: ______________________________
                                          Title: _____________________________

                                  EXHIBIT D-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES

                                          [Date]

LaSalle Bank National Association,
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Attention:  Asset-Backed Securities Trust Services Group

      Re: Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 (the "Certificates")
            ---------------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial Certificate Principal Balance or Notional Amount as of December 17, 2002 (the "Closing Date") of [$__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc., as depositor (the "Depositor"), GMAC Commercial Mortgage Corporation, as general master servicer, NCB, FSB, as NCB master servicer, GMAC Commercial Mortgage Corporation, as general special servicer, National Consumer Cooperative Bank, as co-op special servicer, Principal Global Investors, LLC, formerly known as Principal Capital Management, LLC, as special servicer with respect to Mortgage Loan No. 7, LaSalle Bank National Association, as trustee, paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement, (e) any credit enhancement mechanism associated with the Transferred Certificates and (f) all related matters that it has requested.


                                          Very truly yours,



                                          ------------------------------------
                                          (Transferee)



                                       By:____________________________________
                                          Name: ______________________________
                                          Title: _____________________________

                             ANNEX 1 TO EXHIBIT D-2A
                             -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

            ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

            ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

            ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

            ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

            ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement income Security Act of 1974, as amended.

            ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

            ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

                  -------------------------------------------

                  -------------------------------------------

                  -------------------------------------------

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

      ___ ___    Will the Transferee be purchasing the Transferred Certificate
      YES  NO    only for the Yes No Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.



                                          --------------------------------------
                                          Print Name of Transferee



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________
                                          Date:_______________________________

                             ANNEX 2 TO EXHIBIT D-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

            ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

      ___ ___    Will the Transferee be purchasing the Transferred Certificates
      YES NO     only for the Yes No Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                          --------------------------------------
                                          Print Name of Transferee or Adviser


                                       By:____________________________________
                                          Name:
                                          Title:


                                       IF AN ADVISER:


                                          --------------------------------------
                                          Print Name of Transferee

                                       Date:__________________________________

                                  EXHIBIT D-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES

                                          [Date]

LaSalle Bank National Association,
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Attention:  Asset-Backed Securities Trust Services Group

Re:   Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2002-IQ3 (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _____________________ (the "Transferor") to ________________________ (the
"Transferee") of Class ___ Certificates [having an initial Certificate Principal Balance as of December 17, 2002 (the "Closing Date") of $__________][evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc., as depositor (the "Depositor"), GMAC Commercial Mortgage Corporation, as general master servicer, NCB, FSB, as NCB master servicer, GMAC Commercial Mortgage Corporation, as general special servicer, National Consumer Cooperative Bank, as co-op special servicer, Principal Global Investors, LLC, formerly known as Principal Capital Management, LLC, as special servicer with respect to Mortgage Loan No. 7, LaSalle Bank National Association, as trustee, paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificates belong has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and
      (c) no Transferred Certificate may be resold or transferred unless it is
      (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either: (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 to the Pooling and Servicing Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit D-2A or as Exhibit D-2B to the Pooling and Servicing Agreement; or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            4. Transferee understands that each Transferred Certificate will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED IN
            SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO
            HEREIN.

            5. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any Person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

            6. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            7. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificate; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.


                                          Very truly yours,



                                          --------------------------------------
                                          (Transferee)



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                  EXHIBIT D-3A

                        FORM I OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                          [Date]

[TRANSFEROR]

            Re: Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3, Class __ (the "Certificates")
                  --------------------------------------------------------------

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _____________________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance or notional amount as of December 17, 2002 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2002, among Morgan Stanley Dean Witter Capital I Inc., as depositor (the "Depositor"), GMAC Commercial Mortgage Corporation, as general master servicer, NCB, FSB, as NCB master servicer, GMAC Commercial Mortgage Corporation, as general special servicer, National Consumer Cooperative Bank, as co-op special servicer, Principal Global Investors, LLC, formerly known as Principal Capital Management, LLC, as special servicer with respect to Mortgage Loan No. 7, LaSalle Bank National Association, as trustee, paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor, the Certificate Registrar and the Trustee, that:

            1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either
      (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            4. Transferee understands that the Transferred Certificate will bear legends substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST THEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF
            SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO
            HEREIN.

            NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED IN SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            5. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate, any interest in any Certificate or any similar security.

            6. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            7. The Transferee is an institutional "accredited investor" as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.


                                          Very truly yours,



                                          --------------------------------------
                                          (Transferee)



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                  EXHIBIT D-3B

                        FORM II OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                          [Date]

[TRANSFEROR]

            Re: Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3, Class __ (the "Certificates")
                  --------------------------------------------------------------
Dear Sirs:

            This letter is delivered to you in connection with the transfer by _____________ ________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance or notional amount as of December 17, 2002 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2002, among Morgan Stanley Dean Witter Capital I Inc., as depositor (the "Depositor"), GMAC Commercial Mortgage Corporation, as general master servicer, NCB, FSB, as NCB master servicer, GMAC Commercial Mortgage Corporation, as general special servicer, National Consumer Cooperative Bank, as co-op special servicer, Principal Global Investors, LLC, formerly known as Principal Capital Management, LLC, as special servicer with respect to Mortgage Loan No. 7, LaSalle Bank National Association, as trustee, paying agent and certificate registrar, and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor, the Certificate Registrar and the Trustee, that:

            1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate or any interest therein may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificate belongs have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            4. Transferee understands that the Transferred Certificate will bear legends substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST THEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF
            SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO
            HEREIN.

            NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED IN SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.


                                          Very truly yours,



                                          --------------------------------------
                                          (Transferee)



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                             ANNEX 1 TO EXHIBIT D-3B
                             -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and [name of Certificate Registrar] as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

            ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

            ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

            ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

            ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

            ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement income Security Act of 1974, as amended.

            ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

            ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

                                -------------------------------------------

                                -------------------------------------------

                                -------------------------------------------

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

      ___ ___    Will the Transferee be purchasing the Transferred Certificate
      YES NO     only for the Yes No Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.



                                       -----------------------------------------
                                       Print Name of Transferee



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                             ANNEX 2 TO EXHIBIT D-3B

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and for the benefit of the Depositor, the Certificate Registrar and the Trustee, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

            ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

      ___ ___    Will the Transferee be purchasing the Transferred Certificate
      YES  NO    only for the Yes No Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                          --------------------------------------
                                          Print Name of Transferee or Adviser


                                       By:____________________________________
                                          Name:
                                          Title:


                                       IF AN ADVISER:


                                          --------------------------------------
                                          Print Name of Transferee

                                       Date:__________________________________

                                   EXHIBIT E-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                  FOR TRANSFERS OF REMIC RESIDUAL CERTIFICATES



STATE OF                )
                        ss:
COUNTY OF               )


            ____________________, being first duly sworn, deposes and says that:

            1.    He/She is the ____________________ of ____________________
(the prospective transferee (the "Transferee") of Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3, Class [R-I] [R-II] [R-III], evidencing a ____% Percentage Interest in such Class (the "Residual Certificates")), a ________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement as amended and restated pursuant to which the Residual Certificates were issued (the "Pooling and Servicing Agreement").

            2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "disqualified organization," a possession of the United States or a person with respect to whom income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other Person. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

            3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

            4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

            6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

            7. The Transferee's taxpayer identification number is
_________________.

            8. The Transferee has reviewed the provisions of Section 3.3(e) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause (F) of Section 3.3(e) which authorizes the Paying Agent or the Trustee to deliver payments on the Residual Certificate to a Person other than the Transferee and clause (G) of
Section 3.3(e) which authorizes the Trustee to negotiate a mandatory sale of the Residual Certificates, in either case, in the event that the Transferee holds such Residual Certificates in violation of Section 3.3(e)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

            9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

            10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

            11. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

            12. The Transferee is a United States Tax Person. For this purpose, a United States Tax Person is a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States or any state thereof or the District of Columbia including any entity treated as such a corporation or partnership for federal income tax purposes, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States Tax Persons has the authority to control all substantial decisions of such trust (or to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996, which is eligible to be treated as a United States Tax Person).

            13. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other United States Tax Person.

            14.   Check the applicable paragraph:

            / /   The present value of the anticipated tax liabilities
associated with holding the Residual Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Residual Certificate;

            (ii) the present value of the expected future distributions on such Residual Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Residual Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            / / That the transfer of the Residual Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Residual Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            / /   None of the above.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached this day of ___________, ____.


                                       [NAME OF TRANSFEREE]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

                                  EXHIBIT E-2

                FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                          REMIC RESIDUAL CERTIFICATES

                              _______________, 20__

LaSalle Bank National Association,
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Attention:  Asset-Backed Securities Trust Services Group

      Re: Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 (the "Certificates")
            ---------------------------------------------------------------

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] [Class R-III] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc., as Depositor, GMAC Commercial Mortgage Corporation, as general master servicer, NCB, FSB, as NCB master servicer, GMAC Commercial Mortgage Corporation, as general special servicer, National Consumer Cooperative Bank, as co-op special servicer, Principal Global Investors, LLC, formerly known as Principal Capital Management, LLC, as special servicer with respect to Mortgage Loan No. 7, LaSalle Bank National Association, as trustee, paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement. The Transferor does not know or believe that any representation contained therein is false.

            3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

            4.    The Transferor does not know and has no reason to know that
(i) any of the statements made by the Transferee under the Transfer Affidavit are false or (ii) the Transferee will not honor the restrictions on subsequent transfers by the Transferee under the Transfer Affidavit and Agreement, delivered in connection with this transfer.


                                       Very truly yours,



                                       -----------------------------------------
                                       (Transferor)



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                    EXHIBIT F

                        FORM OF REGULATION S CERTIFICATE

                    Morgan Stanley Dean Witter Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates,
                   Series 2002-IQ3, Class - (the "Certificates")

TO:   Morgan Guaranty Trust Company
      of New York, Brussels Office
      Euroclear Operation Center
      or
      CEDEL, S.A.

            This is to certify that as of the date hereof, and except as set forth below, the above-captioned Certificates held by you or on your behalf for our account are beneficially owned by (a) non-U.S person(s) or (b) U.S. person(s) who purchased the Certificates in transactions which did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act. To the extent that we hold an interest in any of the Certificates on behalf of person(s) other than ourselves, we have received certifications from such person(s) substantially identical to the certifications set forth herein.

            We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Certificates held by you or on your behalf for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

            This certification excepts and does not relate to $__________ of such beneficial interest in the above Certificates in respect of which we are not able to certify and as to which we understand the exercise of any rights to payments thereon and the exchange for definitive Certificates or for an interest in definitive Certificates in global form cannot be made until we do so certify.

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: __________, 2002



                                       By: ___________________________________
                                          As, or as agent for, the beneficial
                                          owner(s) of the Certificates to which
                                          this certificate relates.

                                    EXHIBIT G

                                    RESERVED

                                    EXHIBIT H

                         FORM OF EXCHANGE CERTIFICATION

                               __________ __, 200_

TO:   The Depository Trust Company

      CEDEL BANK, S. A. or
      Morgan Guaranty Trust Company
      of New York, Brussels Office
      Euroclear Operation Center

      GMAC Commercial Mortgage Corporation, as General Master Servicer

      NCB, FSB, as NCB Master Servicer

      LaSalle Bank National Association,
      as Certificate Registrar and Trustee

            This is to notify you as to the transfer of the beneficial interest in $_______________ of Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3, Class __(the
"Certificates").

            The undersigned is the owner of a beneficial interest in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and requests that on [INSERT DATE], (i) [Euroclear] [CEDEL] [DTC] debit account #__________, with respect to $__________ principal denomination of the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and (ii) [DTC] [Euroclear] [CEDEL] credit the beneficial interest of the below-named purchaser, account #__________, in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] in the same principal denomination as follows:

            Name:
            Address:
            Taxpayer ID No.:

            The undersigned hereby represents that this transfer is being made in accordance with an exemption from the provisions of Section 5 of the United States Securities Act of 1933, as amended (the "Securities Act"), which representation is based upon the reasonable belief that the purchaser is [not a U.S. Person as defined in Regulation S under the Securities Act][a "qualified institutional buyer," as defined in Rule 144A under the Securities Act, and that such purchaser has acquired the Certificates in a transaction effected in accordance with the exemption from the registration requirements of the Securities Act provided by Rule 144A and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act][an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act and in accordance with any applicable securities laws of any state of the United States and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act] and that the purchaser is acquiring beneficial interests in the applicable Certificate1 for its own account or for one or more institutional accounts for which it is acting as fiduciary or agent in a minimum amount equivalent to not less than U.S.[$25,000] [$100,000] and integral multiples of U.S. $1 in excess thereof for each such account.


                                       Very truly yours,


                                       [NAME OF HOLDER OF CERTIFICATE]



                                       By:____________________________________
                                          [Name], [Chief Financial
                                          or other Executive Officer]

---------------
1 [NOTE: INFORMATION PROVIDED ABOVE WITH RESPECT TO PURCHASER AND THE FOREGOING REPRESENTATION MUST BE PROVIDED TO THE CERTIFICATE REGISTRAR UPON ANY TRANSFER OF CERTIFICATES IF THE CERTIFICATES ARE NO LONGER HELD IN GLOBAL FORM.]

                                    EXHIBIT I

                     FORM OF EUROCLEAR OR CEDEL CERTIFICATE

                    Morgan Stanley Dean Witter Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates,
                   Series 2002-IQ3, Class (the "Certificates")

TO:   LaSalle Bank National Association, as Certificate Registrar and Trustee
      Attn: Asset Backed Securities Trust Services Group
            Morgan Stanley Dean Witter Capital I Inc.
            Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3

            This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Certificates set forth below (our "Member Organizations") substantially to the effect set forth in the Pooling and Servicing Agreement dated as of December 1, 2002 (the "Pooling and Servicing Agreement") among you, Morgan Stanley Dean Witter Capital I Inc., GMAC Commercial Mortgage Corporation, NCB, FSB, National Consumer Cooperative Bank, Principal Global Investors, LLC, and ABN AMRO Bank N.V., U.S. $__________ principal amount of the above-captioned Certificates held by us or on our behalf are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Certificates in transactions that did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act.

            We further certify that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any interest in the Certificates identified above are no longer true and cannot be relied upon as of the date hereof.

            [On Release Date: We hereby acknowledge that no portion of the Class
__ Regulation S Temporary Global Certificate shall be exchanged for an interest in the Class __ Regulation S Permanent Global Certificate (as each such term is defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

            [Upon any payments under the Regulation S Temporary Global
Certificate: We hereby agree to hold (and return to the Trustee upon request) any payments received by us on the Class __ Regulation S Temporary Global Certificate (as defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:



                                       [MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK, Brussels office,
                                       as operator of the Euroclear System]


                                       or


                                       [CEDEL BANK, S.A.]



                                       By:____________________________________

                                    EXHIBIT J

              LIST OF LOANS TO WHICH EXCESS SERVICING FEES ARE PAID


MSDWCI 2002-IQ3
ADMINISTRATIVE COST RATE SCHEDULE

-----------------------------------------------------------------------------------------------
INDIVIDUAL                    MORTGAGE LOAN
LOAN SELLER ID   LOAN NO      SELLER             PROPERTY NAME
-----------------------------------------------------------------------------------------------
02-11797          1             MSDWMC           77 P Street Office
00-0000           2             MSDWMC           One Seaport Plaza
02-11615          4             MSDWMC           Tulsa Distribution Center
01-10485          5             MSDWMC           Northwestern Corporate Center
01-09319          36            MSDWMC           Winton Place Shopping Center
01-08371          57            MSDWMC           324 Clark Street Industrial Building
00-1001068        15            Nationwide       Speedway Shopping Center
03-0311503        23            Nationwide       Monroeville Giant Eagle
00-1000567        28            Nationwide       Marketplace at Washington Square
00-1000922        32            Nationwide       Lowe's Home Center
00-1001037        46            Nationwide       Cave Springs Square Shopping Center & Annex
00-1001026        65            Nationwide       Southwest Crossing Tech Center
00-1001059        87            Nationwide       200 West Apartments
00-1001086        111           Nationwide       The Waters II
479000570         17            NCB              Johnston Professional Building
470022090         22            NCB              205/78 Owners Corp.
479000420         27            NCB              Hampton Inn - BWI Airport
470024450         29            NCB              210-220-230 Owners Corp.
470023110         30            NCB              Fontaine Owners Corp.
470020580         51            NCB              325 W. 45th Street Owners Corp.
470022320         54            NCB              1349 Tenants Corp.
470021320         56            NCB              301 East Tenants Corp.
470021510         66            NCB              38 Park Row Residence Corp.
470015630         86            NCB              Southridge Cooperative, Section 3, Inc.
470022350         147           NCB              139-94 Apartments Corp.
470022770         189           NCB              Nicolet Town Houses Cooperative Association
470021850         203           NCB              8-10 Bethune/791 Greenwich St. Owners Corp.
470021780         210           NCB              1040 Madison Inc.
470023180         221           NCB              East 37th Street Apartments Corp.
470023150         236           NCB              100 Bank Street Owners Corp.
470022680         240           NCB              1869 Mintwood Cooperative, Inc.
470021080         241           NCB              271 West 70th Corp.
470021720         242           NCB              157 West 78th Street Corporation
470021620         243           NCB              258 West 93 Owners Corp.
470022060         244           NCB              56 West 82nd Street Apartment Corp.
470022540         245           NCB              55 Prince St. Associates, Inc.
470022630         247           NCB              Begonia Realty Corporation
470022760         248           NCB              143 W. 85th St. Tenants Corp.
479000610         42            NCB,FSB          6201 West, LTD (Oakwood Villas)
479000350         44            NCB,FSB          Harbor Park at Market Place
470024700         48            NCB,FSB          69 West 9 Owners Corp.
470023990         49            NCB,FSB          2575 Owners Corp.
470024460         52            NCB,FSB          50 Riverside Tenants Corp.
479000580         53            NCB,FSB          Vallarta Supermarkets
470024080         55            NCB,FSB          Rutherford Tenants Corp.
470024250         60            NCB,FSB          High Meadow Cooperative, No. 1, Inc.
479000520         67            NCB,FSB          Summer Realty Co.
470023770         74            NCB,FSB          49 West 72 Owners Corp.
470023460         94            NCB,FSB          20 Plaza Housing Corp.
470023230         103           NCB,FSB          470 West End Corp.
470024100         107           NCB,FSB          Alexandria House Incorporated
470023060         108           NCB,FSB          50 North Broadway Owners, Inc.
470013340         112           NCB,FSB          Sheepshead Terrace Cooperative Apartments,Inc.
479000600         115           NCB,FSB          Georgetown Apartments
470022660         130           NCB,FSB          Tudor Woods, Inc.
479000640         133           NCB,FSB          Glen Burnie Town Center
479000560         135           NCB,FSB          82 Cantiague, LLC
470021690         165           NCB,FSB          Oxford House Owners Corp.
470022240         174           NCB,FSB          Park and 76th St. Inc.
470022710         179           NCB,FSB          40-18 Hampton Street Owners Corp.
470022510         198           NCB,FSB          311-313 West 82nd St. Owners Corp.
470022840         199           NCB,FSB          855 West End Owners Corp.
470023000         219           NCB,FSB          1901 Wyoming Avenue Cooperative Association
470023550         246           NCB,FSB          86 Second Place Housing Corp.
753158            6             PCF              125 Delawanna Avenue
752707            7             PCF              2731 San Tomas Expressway
753223            16            PCF              16700 Aston Street and  1771 & 1791 Deere Avenue
753235            19            PCF              Terrace Oaks I And II
753177            20            PCF              Wedge Office Building
753245            24            PCF              14000, 14020 & 14030 183rd St
753288            33            PCF              6650 Top Gun Street
753252            35            PCF              20100 Alameda Street
753218            39            PCF              26 Whittier Street
753246            40            PCF              15500 Phoebe Avenue
753229            58            PCF              Highland Gardens Apartments
753240            62            PCF              10118 W. 119th Street
753263            85            PCF              4051 Douglas Boulevard
753257            92            PCF              1211 Artesia Boulevard
753272            123           PCF              14941 Northam Street
753258            125           PCF              623 Artesia Boulevard
753259            195           PCF              2945 East Maria Street
753261            196           PCF              14141 Arbor Place
753260            230           PCF              1811-1821 Kaiser Avenue
6104705           3             PMCC             The Richards Building
6104699           8             PMCC             Evergreen Plaza
6104685           10            PMCC             Riverland Woods Apartments
6104700           11            PMCC             Village Greens Shopping Center
6103806           12            PMCC             Bethany Village Centre
6103995           18            PMCC             Magnolia Ridge Apartments
6104689           21            PMCC             The Physicians Centre Medical Office Building
6104723           25            PMCC             Highlands Business Park
6104692           34            PMCC             Villa San Marco Apartments
6104650           37            PMCC             Chicago & Kedzie Shopping Center
6104711           38            PMCC             Encino Park Apartments
6104740           41            PMCC             EZ Storage - Bowie
6104729           43            PMCC             Town Center Heights Apartments
6104724           45            PMCC             LA County Industrial Building
6104703           50            PMCC             Palo Alto Office Building
6104744           61            PMCC             Emerald Pointe Apartments
6104666           70            PMCC             Americana Shopping Center
6104742           91            PMCC             Rainbow Professional Center II
6104678           106           PMCC             McMinnville Town Center
524100            9             TIAA             Plantation Villa Apartments
501700            13            TIAA             Heritage Shopping Center
503000            14            TIAA             Terra Vista Village
516100            26            TIAA             Copans Business Park 1
517000            31            TIAA             Uptown Queen Anne Apartments
514500            84            TIAA             Westridge I Office Building
235534            47            Union Central    Southern Square Shopping Center
201165            59            Union Central    Fashion Pointe Offices
202128            63            Union Central    Homewood Plaza
202130            64            Union Central    Doctors Park Medical Center
202137            68            Union Central    Saticoy Industrial Center
202138            69            Union Central    Coldwater Industrial Center
202102            71            Union Central    Assured Self Storage
235590            72            Union Central    San Juan North Shopping Center
200120            73            Union Central    Oak Tree Plaza/Tustin Retail Center
201161            75            Union Central    South Bay Business Park
990124            76            Union Central    Courtyard at Jamestown I
990150            77            Union Central    Courtyard At Jamestown II
201108            78            Union Central    Park South Apartments
201151            79            Union Central    West McDowell Walgreens
200137            80            Union Central    Anaheim Hills Village Center
980188            81            Union Central    Ocean View Apartments & Meadow Pond Estates
980189            82            Union Central    Concord Park North Apartments
980190            83            Union Central    Franklin Court Apartments
201110            88            Union Central    El Mercado Plaza
202123            89            Union Central    7100 Pines Plaza
200108            90            Union Central    Plaza del Oro
970206            93            Union Central    Allegiance Center II
990212            95            Union Central    Catalina Staples
990155A           96            Union Central    129 West Hibiscus Boulevard
990155B           97            Union Central    13 East Melbourne Avenue
990155C           98            Union Central    Babcock Square
960127            99            Union Central    Barnes & Noble Superstore
980149            100           Union Central    Oak Park Plaza
202114            101           Union Central    Orlando Eckerd
980220            102           Union Central    Centre Plaza
990174            104           Union Central    Mesa Verde Office Park
202142            105           Union Central    Town Center Lakeside
980236            109           Union Central    Ortega's On The Plaza
970224            110           Union Central    3720-3768 Hawkins Industrial
980239            113           Union Central    Loggerhead Plaza
980159            114           Union Central    Wilshire Tower
990133            116           Union Central    Cooper Apartments
990133            117           Union Central    819 Lincoln Way
990218            118           Union Central    Glades Tower II
201130            119           Union Central    7240 Building (Bldg E)
201131            120           Union Central    Minnehaven Square
940101            121           Union Central    Silvercreek Apartments
970223            122           Union Central    3800-3888 Hawkins Industrial
200136            124           Union Central    Monk Properties
235585            126           Union Central    Jefferson West Apartments
235589            127           Union Central    Willow Apartments
201163            128           Union Central    225 North Cotner Boulevard
201163            129           Union Central    3910 South Street
202115            131           Union Central    Wilsonville Industrial
201154            132           Union Central    Vermont Hills Shopping Center
200125            134           Union Central    Cummins Intermountain
200117            136           Union Central    Ponderosa Shopping Center
990101            137           Union Central    Health Alliance of Greater Cincinnati
980223            138           Union Central    Richmond Kroger Supermarket
980108            139           Union Central    Butterfield Plaza
201126            140           Union Central    136 East Retail
990139            141           Union Central    Spain Apartments
980206            142           Union Central    Baseline Industrial Center
235529            143           Union Central    Village Square Plaza
990105            144           Union Central    Regal Center
201143            145           Union Central    19th Avenue Medical Center
990149            146           Union Central    Pearl Street Retail
970216            148           Union Central    Sohner Medical Plaza
200128            149           Union Central    Highland Avenue Office
980106            150           Union Central    Pier 1 Imports
980106            151           Union Central    Outback Steakhouse
950150            152           Union Central    Office Max
201173            153           Union Central    San Gabriel Medical Plaza
990166            154           Union Central    Island Lake Business Center
970220            155           Union Central    1530 Goodyear Industrial
970225            156           Union Central    3715 Hawkins Industrial
980160            157           Union Central    78th Street Marketplace
980237            158           Union Central    Chanhassen Business Center
235547            159           Union Central    Plaza 130
201146            160           Union Central    Homestead House
970226            161           Union Central    5821 Midway Industrial
970214            162           Union Central    Kahan Industrial Building - Austin
970214            163           Union Central    Kahan Industrial - Larchwood
970214            164           Union Central    Kahan Industrial Building - Ajax
201159            166           Union Central    Red Cross Building
980203            167           Union Central    Sandlewood Village Apartments
980203            168           Union Central    Shadow Ridge Apartments
980203            169           Union Central    Village Square Apartments
201166            170           Union Central    Key Bank
970222            171           Union Central    11501 Rojas Industrial
970210            172           Union Central    St. Vincent Medical Building
990128            173           Union Central    Nicoli Buildings
202112            175           Union Central    Manufacturing Street Industrial
980105            176           Union Central    Baseline Medical
235629            177           Union Central    Western Business
201147            178           Union Central    Park Village Apartments
200112            180           Union Central    East Valley Commerce Park
202105            181           Union Central    Torrance Industrial
200127            182           Union Central    Englewood Tractor Supply
980151            183           Union Central    Sevilla Building
990126            184           Union Central    San Diego Office Depot
235482            185           Union Central    Towers Airport Park
980139            186           Union Central    Westway Plaza
980192            187           Union Central    Maysville Tractor Supply Co.
201160            188           Union Central    The Atlantel Building
960133            190           Union Central    Berry, Dunn, McNeil & Parker
980135            191           Union Central    Chick's Harley-Davidson
235636            192           Union Central    Tower Point Apartments
990107            193           Union Central    Cricket Tree Plaza
202101            194           Union Central    Glenoaks Center
235701            197           Union Central    Mercy Care Medical
980227            200           Union Central    Mesquite Office Depot
200103            201           Union Central    Mallory Court Bldg
980173            202           Union Central    Hollister Business Park
980161            204           Union Central    Eckerd Drug Store
980211            205           Union Central    Caribou Corner
201125            206           Union Central    Great Lakes Coating
990165            207           Union Central    Quebec Business Center
201169            208           Union Central    8024 Stage Hills Warehouse
235523            209           Union Central    Shannon South Apartments
200116            211           Union Central    Arcus Data Building
980150            212           Union Central    Andalucia Building
990130            213           Union Central    Hope Mills Eckerd
201124            214           Union Central    East Anderson Office
201121            215           Union Central    Stage Post Warehouse
980166            216           Union Central    La Cumbre Medical
201107            217           Union Central    Windy Ridge Apartments
960168            218           Union Central    State Street Apartments
990157            220           Union Central    Huntington Building
980195            222           Union Central    Columbia CVS/Revco Drugstore
235596            223           Union Central    GLI Distributing
970221            224           Union Central    1520 Goodyear Drive
980191            225           Union Central    Mercy Health Building
990142            226           Union Central    Del Norte Terraces
201152            227           Union Central    Trade Road Center
235633            228           Union Central    Phillippi Plaza Apartments
980102            229           Union Central    5701-5705 South Sepulveda Boulevard
980110            231           Union Central    Emerson Office Building
990113            232           Union Central    Triangle Eckerd
960147            233           Union Central    Hollywood Video Store
202120            234           Union Central    Ohio Street Warehouse
990209            235           Union Central    Goodyear Tire Store
201135            237           Union Central    Tatum Ranch Walgreens
990146            238           Union Central    Forton Court Office
980114            239           Union Central    Crystal Lake Plaza



MSDWCI 2002-IQ3
ADMINISTRATIVE COST RATE SCHEDULE

(Table Continued)
------------------------------------------------------------------------------------------------------------------------------------
                                            MASTER                                PRIMARY
INDIVIDUAL       CUT-OFF DATE    MASTER    SERVICING      PRIMARY  SUB-SERVICING  EXCESS        TRUSTEE            ADMINISTRATIVE
LOAN SELLER ID   BALANCE         FEE       EXCESS FEE       FEE      FEE          SERVICING     FEE                   COST RATE
------------------------------------------------------------------------------------------------------------------------------------
02-11797           $67,000,000      2           3                                                   0.24                    5.24
00-0000            $64,754,839      2           3                                                   0.24                    5.24
02-11615           $29,905,326      2           3                                                   0.24                    5.24
01-10485           $28,858,727      2           3                                                   0.24                    5.24
01-09319            $6,133,050      2           3                                                   0.24                    5.24
01-08371            $3,547,611      2           3                                                   0.24                    5.24
00-1001068         $10,696,251      2           5           1          6             1.5            0.24                   15.74
03-0311503          $8,413,632      2           5           1        7.46            1.5            0.24                   17.20
00-1000567          $7,834,521      2           5           1        1.45            1.5            0.24                   11.19
00-1000922          $6,601,514      2           5           1          6             1.5            0.24                   15.74
00-1001037          $4,690,162      2           5           1          6             1.5            0.24                   15.74
00-1001026          $2,995,060      2           5           1          6             1.5            0.24                   15.74
00-1001059          $2,453,274      2           5           1          6             1.5            0.24                   15.74
00-1001086          $1,996,118      2           5           1          6             1.5            0.24                   15.74
479000570           $9,968,776      2           6                                                   0.24                    8.24
470022090           $8,634,943      2           6                                                   0.24                    8.24
479000420           $7,919,179      2           6                                                   0.24                    8.24
470024450           $7,500,000      2           6                                                   0.24                    8.24
470023110           $6,984,002      2           6                                                   0.24                    8.24
470020580           $3,937,101      2           6                                                   0.24                    8.24
470022320           $3,600,000      2           6                                                   0.24                    8.24
470021320           $3,550,000      2           6                                                   0.24                    8.24
470021510           $2,991,632      2           6                                                   0.24                    8.24
470015630           $2,460,992      2           6                                                   0.24                    8.24
470022350           $1,500,000      2           6                                                   0.24                    8.24
470022770           $1,087,877      2           6                                                   0.24                    8.24
470021850             $947,862      2           6                                                   0.24                    8.24
470021780             $849,438      2           6                                                   0.24                    8.24
470023180             $768,542      2           6                                                   0.24                    8.24
470023150             $582,991      2           6                                                   0.24                    8.24
470022680             $471,778      2           6                                                   0.24                    8.24
470021080             $297,820      2           6                                                   0.24                    8.24
470021720             $258,229      2           6                                                   0.24                    8.24
470021620             $223,531      2           6                                                   0.24                    8.24
470022060             $199,346      2           6                                                   0.24                    8.24
470022540             $199,137      2           6                                                   0.24                    8.24
470022630             $184,123      2           6                                                   0.24                    8.24
470022760             $123,335      2           6                                                   0.24                    8.24
479000610           $5,290,799      2           6                                                   0.24                    8.24
479000350           $5,060,808      2           6                                                   0.24                    8.24
470024700           $4,000,000      2           6                                                   0.24                    8.24
470023990           $3,988,987      2           6                                                   0.24                    8.24
470024460           $3,788,399      2           6                                                   0.24                    8.24
479000580           $3,781,786      2           6                                                   0.24                    8.24
470024080           $3,594,579      2           6                                                   0.24                    8.24
470024250           $3,415,768      2           6                                                   0.24                    8.24
479000520           $2,978,987      2           6                                                   0.24                    8.24
470023770           $2,795,350      2           6                                                   0.24                    8.24
470023460           $2,300,000      2           6                                                   0.24                    8.24
470023230           $2,150,000      2           6                                                   0.24                    8.24
470024100           $2,092,300      2           6                                                   0.24                    8.24
470023060           $2,091,411      2           6                                                   0.24                    8.24
470013340           $1,994,617      2           6                                                   0.24                    8.24
479000600           $1,935,662      2           6                                                   0.24                    8.24
470022660           $1,720,554      2           6                                                   0.24                    8.24
479000640           $1,647,865      2           6                                                   0.24                    8.24
479000560           $1,626,597      2           6                                                   0.24                    8.24
470021690           $1,297,262      2           6                                                   0.24                    8.24
470022240           $1,250,000      2           6                                                   0.24                    8.24
470022710           $1,198,172      2           6                                                   0.24                    8.24
470022510             $997,816      2           6                                                   0.24                    8.24
470022840             $995,012      2           6                                                   0.24                    8.24
470023000             $769,337      2           6                                                   0.24                    8.24
470023550             $189,402      2           6                                                   0.24                    8.24
753158             $19,910,528      2           5           1                                       0.24                    8.24
752707             $19,367,932      2           5           1                                       0.24                    8.24
753223              $9,975,802      2           5           1                                       0.24                    8.24
753235              $9,075,548      2           5           1                                       0.24                    8.24
753177              $8,958,479      2           5           1                                       0.24                    8.24
753245              $8,375,779      2           5           1                                       0.24                    8.24
753288              $6,489,272      2           5           1                                       0.24                    8.24
753252              $6,175,000      2           5           1                                       0.24                    8.24
753218              $5,585,567      2           5           1                                       0.24                    8.24
753246              $5,484,141      2           5           1                                       0.24                    8.24
753229              $3,491,033      2           5           1                                       0.24                    8.24
753240              $3,389,678      2           5           1                                       0.24                    8.24
753263              $2,490,372      2           5           1                                       0.24                    8.24
753257              $2,350,000      2           5           1                                       0.24                    8.24
753272              $1,796,414      2           5           1                                       0.24                    8.24
753258              $1,750,000      2           5           1                                       0.24                    8.24
753259              $1,025,000      2           5           1                                       0.24                    8.24
753261              $1,025,000      2           5           1                                       0.24                    8.24
753260                $675,000      2           5           1                                       0.24                    8.24
6104705            $32,944,519      2           5           1                         5             0.24                   13.24
6104699            $18,281,747      2           5           1                         5             0.24                   13.24
6104685            $17,204,441      2           5           1                         3             0.24                   11.24
6104700            $15,184,606      2           5           1                                       0.24                    8.24
6103806            $13,129,419      2           5           1                         5             0.24                   13.24
6103995             $9,890,768      2           5           1                                       0.24                    8.24
6104689             $8,742,379      2           5           1                                       0.24                    8.24
6104723             $8,286,896      2           5           1                                       0.24                    8.24
6104692             $6,488,431      2           5           1                                       0.24                    8.24
6104650             $6,087,215      2           5           1                                       0.24                    8.24
6104711             $5,789,466      2           5           1                                       0.24                    8.24
6104740             $5,342,244      2           5           1                                       0.24                    8.24
6104729             $5,094,942      2           5           1                         5             0.24                   13.24
6104724             $5,039,283      2           5           1                         5             0.24                   13.24
6104703             $3,975,259      2           5           1                                       0.24                    8.24
6104744             $3,396,583      2           5           1                                       0.24                    8.24
6104666             $2,962,306      2           5           1                                       0.24                    8.24
6104742             $2,352,787      2           5           1                         5             0.24                   13.24
6104678             $2,097,509      2           5           1                                       0.24                    8.24
524100             $17,325,000      2           5           3          5                            0.24                   15.24
501700             $12,994,476      2           5           3          5                            0.24                   15.24
503000             $11,400,440      2           5           3          5                            0.24                   15.24
516100              $7,959,685      2           5           3          5                            0.24                   15.24
517000              $6,970,917      2           5           3          5                            0.24                   15.24
514500              $2,553,821      2           5           3          5                            0.24                   15.24
235534              $4,173,099      2           1           1          8              19            0.24                   31.24
201165              $3,471,356      2           1           1         10              19            0.24                   33.24
202128              $3,381,282      2           1           1        12.5             19            0.24                   35.74
202130              $3,337,456      2           1           1        12.5             19            0.24                   35.74
202137              $1,888,106      2           1           1        12.5             19            0.24                   35.74
202138              $1,087,077      2           1           1        12.5             19            0.24                   35.74
202102              $2,954,353      2           1           1        12.5             19            0.24                   35.74
235590              $2,888,722      2           1           1          8              19            0.24                   31.24
200120              $2,865,836      2           1           1        12.5             19            0.24                   35.74
201161              $2,693,866      2           1           1        12.5             19            0.24                   35.74
990124              $1,519,653      2           1           1         10              19            0.24                   33.24
990150              $1,170,730      2           1           1         10              19            0.24                   33.24
201108              $2,639,627      2           1           1        12.5             19            0.24                   35.74
201151              $2,631,086      2           1           1        12.5             19            0.24                   35.74
200137              $2,623,071      2           1           1        12.5             19            0.24                   35.74
980188                $940,117      2           1           1        12.5             19            0.24                   35.74
980189                $649,129      2           1           1        12.5             19            0.24                   35.74
980190                $984,884      2           1           1        12.5             19            0.24                   35.74
201110              $2,410,259      2           1           1        12.5             19            0.24                   35.74
202123              $2,387,232      2           1           1         25              19            0.24                   48.24
200108              $2,373,944      2           1           1        12.5             19            0.24                   35.74
970206              $2,321,774      2           1           1        12.5             19            0.24                   35.74
990212              $2,269,852      2           1           1        12.5             19            0.24                   35.74
990155A               $692,025      2           1           1          8              19            0.24                   31.24
990155B             $1,107,239      2           1           1          8              19            0.24                   31.24
990155C               $429,056      2           1           1          8              19            0.24                   31.24
960127              $2,225,739      2           1           1        12.5             19            0.24                   35.74
980149              $2,185,116      2           1           1        12.5             19            0.24                   35.74
202114              $2,175,786      2           1           1        12.5             19            0.24                   35.74
980220              $2,150,305      2           1           1          8              19            0.24                   31.24
990174              $2,124,059      2           1           1        12.5             19            0.24                   35.74
202142              $2,116,867      2           1           1        12.5             19            0.24                   35.74
980236              $2,062,261      2           1           1        12.5             19            0.24                   35.74
970224              $1,997,023      2           1           1        12.5             19            0.24                   35.74
980239              $1,976,780      2           1           1         20              19            0.24                   43.24
980159              $1,949,909      2           1           1        12.5             19            0.24                   35.74
990133              $1,653,239      2           1           1        12.5             19            0.24                   35.74
990133                $270,156      2           1           1        12.5             19            0.24                   35.74
990218              $1,878,545      2           1           1        12.5             19            0.24                   35.74
201130                $485,291      2           1           1        12.5             19            0.24                   35.74
201131              $1,385,829      2           1           1        12.5             19            0.24                   35.74
940101              $1,815,981      2           1           1          8              19            0.24                   31.24
970223              $1,797,321      2           1           1        12.5             19            0.24                   35.74
200136              $1,757,635      2           1           1        12.5             19            0.24                   35.74
235585                $784,771      2           1           1         10              19            0.24                   33.24
235589                $952,381      2           1           1         10              19            0.24                   33.24
201163              $1,088,095      2           1           1        12.5             19            0.24                   35.74
201163                $642,965      2           1           1        12.5             19            0.24                   35.74
202115              $1,717,177      2           1           1        12.5             19            0.24                   35.74
201154              $1,677,169      2           1           1        12.5             19            0.24                   35.74
200125              $1,627,856      2           1           1         10              19            0.24                   33.24
200117              $1,624,842      2           1           1         10              19            0.24                   33.24
990101              $1,618,101      2           1           1        12.5             19            0.24                   35.74
980223              $1,589,893      2           1           1        12.5             19            0.24                   35.74
980108              $1,587,422      2           1           1        12.5             19            0.24                   35.74
201126              $1,585,443      2           1           1         10              19            0.24                   33.24
990139              $1,542,362      2           1           1        12.5             19            0.24                   35.74
980206              $1,540,674      2           1           1        12.5             19            0.24                   35.74
235529              $1,520,684      2           1           1          8              19            0.24                   31.24
990105              $1,518,331      2           1           1        12.5             19            0.24                   35.74
201143              $1,508,631      2           1           1        12.5             19            0.24                   35.74
990149              $1,501,707      2           1           1        12.5             19            0.24                   35.74
970216              $1,488,341      2           1           1        12.5             19            0.24                   35.74
200128              $1,486,564      2           1           1        12.5             19            0.24                   35.74
980106                $766,284      2           1           1        12.5             19            0.24                   35.74
980106                $704,392      2           1           1        12.5             19            0.24                   35.74
950150              $1,464,762      2           1           1          8              19            0.24                   31.24
201173              $1,441,871      2           1           1        12.5             19            0.24                   35.74
990166              $1,428,317      2           1           1        18.75            19            0.24                   41.99
970220                $838,750      2           1           1        12.5             19            0.24                   35.74
970225                $527,214      2           1           1        12.5             19            0.24                   35.74
980160              $1,361,308      2           1           1        12.5             19            0.24                   35.74
980237              $1,359,700      2           1           1        12.5             19            0.24                   35.74
235547              $1,357,373      2           1           1        12.5             19            0.24                   35.74
201146              $1,345,019      2           1           1        12.5             19            0.24                   35.74
970226              $1,318,036      2           1           1        12.5             19            0.24                   35.74
970214                $447,749      2           1           1        12.5             19            0.24                   35.74
970214                $513,894      2           1           1        12.5             19            0.24                   35.74
970214                $351,076      2           1           1        12.5             19            0.24                   35.74
201159              $1,288,793      2           1           1        12.5             19            0.24                   35.74
980203                $311,766      2           1           1          8              19            0.24                   31.24
980203                $691,363      2           1           1          8              19            0.24                   31.24
980203                $276,303      2           1           1          8              19            0.24                   31.24
201166              $1,275,851      2           1           1         10              19            0.24                   33.24
970222              $1,258,125      2           1           1        12.5             19            0.24                   35.74
970210              $1,253,223      2           1           1        12.5             19            0.24                   35.74
990128              $1,250,225      2           1           1        12.5             19            0.24                   35.74
202112              $1,235,924      2           1           1        12.5             19            0.24                   35.74
980105              $1,234,785      2           1           1        12.5             19            0.24                   35.74
235629              $1,231,664      2           1           1          8              19            0.24                   31.24
201147              $1,200,454      2           1           1        12.5             19            0.24                   35.74
200112              $1,192,978      2           1           1        12.5             19            0.24                   35.74
202105              $1,184,337      2           1           1        12.5             19            0.24                   35.74
200127              $1,165,016      2           1           1        12.5             19            0.24                   35.74
980151              $1,146,957      2           1           1        12.5             19            0.24                   35.74
990126              $1,146,070      2           1           1        12.5             19            0.24                   35.74
235482              $1,134,524      2           1           1          8              19            0.24                   31.24
980139              $1,133,143      2           1           1        12.5             19            0.24                   35.74
980192              $1,116,489      2           1           1        12.5             19            0.24                   35.74
201160              $1,106,137      2           1           1        12.5             19            0.24                   35.74
960133              $1,084,473      2           1           1        12.5             19            0.24                   35.74
980135              $1,074,792      2           1           1        12.5             19            0.24                   35.74
235636              $1,074,171      2           1           1          8              19            0.24                   31.24
990107              $1,040,027      2           1           1        12.5             19            0.24                   35.74
202101              $1,035,134      2           1           1        12.5             19            0.24                   35.74
235701                $999,838      2           1           1          8              19            0.24                   31.24
980227                $990,398      2           1           1          8              19            0.24                   31.24
200103                $973,990      2           1           1        12.5             19            0.24                   35.74
980173                $968,890      2           1           1        12.5             19            0.24                   35.74
980161                $923,427      2           1           1        12.5             19            0.24                   35.74
980211                $919,030      2           1           1        12.5             19            0.24                   35.74
201125                $901,288      2           1           1        12.5             19            0.24                   35.74
990165                $884,712      2           1           1          8              19            0.24                   31.24
201169                $867,839      2           1           1        12.5             19            0.24                   35.74
235523                $865,346      2           1           1         10              19            0.24                   33.24
200116                $815,810      2           1           1        12.5             19            0.24                   35.74
980150                $815,105      2           1           1        12.5             19            0.24                   35.74
990130                $810,270      2           1           1        12.5             19            0.24                   35.74
201124                $803,171      2           1           1        12.5             19            0.24                   35.74
201121                $802,944      2           1           1        12.5             19            0.24                   35.74
980166                $798,773      2           1           1        12.5             19            0.24                   35.74
201107                $796,231      2           1           1        12.5             19            0.24                   35.74
960168                $782,521      2           1           1          8              19            0.24                   31.24
990157                $768,859      2           1           1        12.5             19            0.24                   35.74
980195                $765,958      2           1           1        12.5             19            0.24                   35.74
235596                $733,574      2           1           1          8              19            0.24                   31.24
970221                $698,958      2           1           1        12.5             19            0.24                   35.74
980191                $691,221      2           1           1        12.5             19            0.24                   35.74
990142                $686,090      2           1           1        12.5             19            0.24                   35.74
201152                $683,076      2           1           1        12.5             19            0.24                   35.74
235633                $681,658      2           1           1         10              19            0.24                   33.24
980102                $679,869      2           1           1        12.5             19            0.24                   35.74
980110                $664,260      2           1           1        12.5             19            0.24                   35.74
990113                $650,531      2           1           1        12.5             19            0.24                   35.74
960147                $623,363      2           1           1          8              19            0.24                   31.24
202120                $620,532      2           1           1        12.5             19            0.24                   35.74
990209                $595,128      2           1           1        12.5             19            0.24                   35.74
201135                $530,073      2           1           1        12.5             19            0.24                   35.74
990146                $514,871      2           1           1        12.5             19            0.24                   35.74
980114                $506,247      2           1           1          8              19            0.24                   31.24



                                   EXHIBIT K-1

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT I
                                    (MSDWMC)


            Mortgage Loan Purchase Agreement ("Agreement"), dated as of December 1, 2002, between Morgan Stanley Dean Witter Mortgage Capital Inc. (the "Seller"), and Morgan Stanley Dean Witter Capital I Inc. (the "Purchaser").

            The Seller agrees to sell and the Purchaser agrees to purchase certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2002, between the Purchaser, as depositor, GMAC Commercial Mortgage Corporation, as general master servicer (the "General Master Servicer"), GMAC Commercial Mortgage Corporation, as general special servicer (the "General Special Servicer"), NCB, FSB, as NCB master servicer (together with the General Master Servicer, as applicable, the "Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (the "Co-op Special Servicer"), Principal Global Investors, LLC, as special servicer with respect to the San Tomas Mortgage Loan (together with the General Special Servicer and the Co-op Special Servicer, as applicable, the "Special Servicer"), LaSalle Bank National Association, as trustee, paying agent and certificate registrar (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by the Purchaser (collectively, the "Other Mortgage Loans"), the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. (the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated December 5, 2002 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class X-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI, Class R-I, Class R-II and Class R-III Certificates (the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser"), pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated December 5, 2002 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated November 22, 2002, as supplemented by a Prospectus Supplement dated December 5, 2002 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum dated December 5, 2002 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's due date in the month of December 2002. The Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $200,199,554. The sale of the Mortgage Loans shall take place on December 17, 2002 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, subject to that certain Servicing Rights Purchase and Sale Agreement, dated December 1, 2002, between the Seller and the General Master Servicer, in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the Master Servicer and the Special Servicer to empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Master Servicer or the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents, at the Seller's expense, after the periods set forth above, provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions and additional time periods as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon or if any such original modification, consolidation or extension agreement has been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, a true copy of such modification, consolidation or extension certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by the Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (i) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the Seller to be a true and complete copy of the original assignment submitted for recording, and (ii) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, an original binder, actual title commitment, pro forma policy or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with a Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee executed and delivered in connection with the Mortgage Loan;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease;

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements (including without limitation, the One Seaport Plaza Intercreditor Agreement), if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (or, with respect to a letter of credit representing tenant security deposits which have been collaterally assigned to the lender, a copy), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (or, with respect to a letter of credit representing tenant security deposits which have been collaterally assigned to the lender, a copy), which shall be held by the applicable Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the applicable Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if the applicable Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the applicable Primary Servicer (or Master Servicer). The applicable Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for hotels and mortgage properties securing Mortgage Loans with a Cut-Off Date principal balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender;

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents; and

            (r) with respect to the Mortgage Loan known as the One Seaport Plaza Loan, a copy of the 2002-IQ2 Pooling and Servicing Agreement.

            The original of each letter of credit referred to in clause (l) above shall be delivered to the Primary Servicer, the Master Servicer or the Trustee (as the case may be) within 45 days of the Closing Date. In addition, a copy of any ground lease shall be delivered to the Primary Servicer within 30 days of the Closing Date. Any failure to deliver any ground lease shall constitute a document defect.

            With respect to the Mortgage Loan known as the One Seaport Plaza Loan, the preceding document delivery requirements will be met by the delivery by the Seller of copies of the documents specified above (other than the Mortgage Note (and all intervening agreements) evidencing such Mortgage Loan, with respect to which the originals shall be required), including a copy of the Mortgage.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer or any Assistant Treasurer.

            The Assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and the assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clause
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a photocopy thereof (to the extent available, certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording or, if such certification is not available, together with an Officer's Certificate of the Seller stating that such document has been sent to the appropriate public recording official for recordation), to the Trustee within such 90 day period, the Seller shall then deliver within 180 days after the Closing Date the recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due thereon after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above (with recording information in blank if such information is not yet available). Within 15 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the General Master Servicer or the applicable Primary Servicer, the Seller will draw on such letter of credit as directed by the General Master Servicer or such Primary Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans or Companion Loans and that are not required to be delivered to the Trustee and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Companion Loan (the "Servicing File") shall be shipped by the Seller to or at the direction of the Master Servicer, on behalf of the Purchaser, on or prior to the 75th day after the Closing Date, in accordance with Section 3.1 of the Primary Servicing Agreement, if applicable.

            The Servicing File shall include, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any attorney-client privileged communications, internal correspondence or credit analysis. Delivery of any of the foregoing documents to the Primary Servicer shall be deemed a delivery to the Master Servicer and satisfy Seller's obligations under this sub-paragraph.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein, subject to the requirements of the Primary Servicing Agreement. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i)  this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a corporation in good standing under the laws of the State of New York. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser.

            (vii) To the Seller's knowledge, the Seller's Information (as defined in that certain indemnification agreement, dated December 1, 2002, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v)The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Seller shall make for the benefit of the Trustee on behalf of the holders of the Certificates, whether directly or by way of the Purchaser's assignment of its rights hereunder to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure period), not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify, in writing, the other parties; provided that any breach of the representation and warranty contained in paragraph (40) of such Exhibit 2 shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. Promptly (but in any event within three Business
Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage"(as defined in the Code) but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material aspects within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date, at its option replace, without recourse, any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, such repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the breach or defect. The Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or a Material Breach as contemplated above (a "Defective Mortgage Loan"), (ii) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans ("Crossed Mortgage Loans") and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of (x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Crossed Mortgage Loans (including the Affected Loans(s)), at the time of repurchase or replacement. The determination of the Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause to be delivered, or direct the Seller to (in which case the Seller shall) cause to be delivered to the Master Servicer, (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause
(2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of such Crossed Mortgage Loan will not result in an Adverse REMIC Event.

            With respect to any Defective Mortgage Loan, to the extent that the Seller is required to repurchase or substitute for such Defective Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any Crossed Mortgage Loan, the Seller and the Purchaser hereby agree to forebear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Crossed Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage unless there is included in the Mortgage File (i) a certified copy of the Mortgage by the local authority with which the Mortgage was recorded or (ii) a true and correct copy of the Mortgage together with an Officer's Certificate of the Seller certifying that said copy is a true and correct copy of the original Mortgage executed at the closing of the Mortgage Loan; or (c) the absence from the Mortgage File of the original Title Insurance Policy, an original binder, pro forma policy or an actual title commitment or a copy thereof certified by the title company. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a) of the Pooling and Servicing Agreement, the Master Servicer) will take the steps described elsewhere in this Section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the Seller for the cure of the Material Document Defect or repurchase or replacement of the related Mortgage Loan.

            The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in
Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice described in the first sentence of this paragraph to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property from the date that it was notified of such intention to exercise such Option or of such offer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without (i) recourse of any kind (either express or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either express or implied) by the Seller to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer, or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the related Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the related Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, including all related expenses up to the date the remainder of such Purchase Price is actually paid, with such Liquidation Fee, payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 43 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or the applicable Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 41 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, NY 10038 at 9:00 a.m., New York time, on the Closing Date.

            The obligation of the Seller and the Purchaser to close shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller's Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement, and neither the Underwriters nor the Initial Purchaser shall have suspended, delayed or otherwise cancelled the Closing Date.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of existence for the Seller from the Secretary of State of New York dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under New York law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated December 1, 2002.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Dean Witter Capital I Inc., 1585 Broadway, New York, New York 10036, Attention:
Cecilia Tarrant, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at Morgan Stanley Dean Witter Mortgage Capital Inc., 1585 Broadway, New York, New York 10036, Attention: Timothy Gallagher, with a copy to Michelle Wilke.

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                       MORGAN STANLEY DEAN WITTER
                                          MORTGAGE CAPITAL INC.

                                       By:__________________________________
                                          Name:
                                          Title:


                                       MORGAN STANLEY DEAN WITTER
                                          CAPITAL I INC.

                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE




LOAN      MORTGAGE LOAN  LOAN      PROPERTY                                                     ZIP    PROPERTY    PROPERTY
POOL NO.  SELLER         NUMBER    NAME                                  CITY           STATE   CODE   TYPE        SUB-TYPE
---------------------------------------------------------------------------------------------------------------------------
1         MSDWMC         02-11797  77 P Street Office                    Washington      DC     20001  Office      Urban
2         MSDWMC         00-0000   One Seaport Plaza                     New York City   NY     10038  Office      Urban
4         MSDWMC         02-11615  Tulsa Distribution Center             Tulsa           OK     74108  Industrial  Warehouse
5         MSDWMC         01-10485  Northwestern Corporate Center         Southfield      MI     48034  Office      Suburban
36        MSDWMC         01-09319  Winton Place Shopping Center          Rochester       NY     14623  Retail      Unanchored
57        MSDWMC         01-08371  324 Clark Street Industrial Building  Worcester       MA     01606  Industrial  Light Industrial


ORIGINAL        CUT-OFF DATE   MASTER    MASTER SERVICING     PRIMARY     SUB-SERVICING   PRIMARY EXCESS
BALANCE         BALANCE        FEE       EXCESS FEE           FEE         FEE             SERVICING
-------------------------------------------------------------------------------------------------------
$67,000,000    $67,000,000     2            3              0             0                0
$65,000,000    $64,754,839     2            3              0             0                0
$30,000,000    $29,905,326     2            3              0             0                0
$29,000,000    $28,858,727     2            3              0             0                0
 $6,200,000     $6,133,050     2            3              0             0                0
 $3,600,000     $3,547,611     2            3              0             0                0


                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

             1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

            2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restrict the Seller's right to transfer the Mortgage Loan to the Purchaser or to the Trustee.

            3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

            4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the foregoing items (a) through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. In the case of a Mortgaged Property operated as a hotel or an assisted living facility, the Mortgagor's personal property includes all personal property that a prudent mortgage lender making a similar Mortgage Loan would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

            5. Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

            6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part (except for partial reconveyances of real property that are set forth on Schedule A to Exhibit 2), nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that, in each case, materially adversely affects the value of the related Mortgaged Property. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the Mortgage Loans has been materially modified since October 7, 2002.

            7. Condition of Property; Condemnation. With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an engineering report after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, other than as disclosed in such engineering report, each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established based on the engineering report) that would materially and adversely affect its value as security for the related Mortgage Loan, and (ii) with respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an engineering report after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this
Exhibit 2, each Mortgaged Property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each Mortgaged Property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related Mortgage Loan as of the date hereof. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

            8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy, a pro forma policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

            9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement that must be satisfied as a condition to disbursements of any funds escrowed for such purpose have been complied with on or before the Closing Date, or any such funds so escrowed have not been released.

            10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

            11. Trustee under Deed of Trust. If any Mortgage is a deed of trust, (1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

            12.  Environmental Conditions.

            (i) With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an environmental site assessment meeting ASTM Standards after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, an environmental site assessment, or an update of a previous such report, was performed with respect to each Mortgaged Property in connection with the origination or the acquisition of the related Mortgage Loan, a report of each such assessment (or the most recent assessment with respect to each Mortgaged Property) (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated or (iii) the related Mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan.

            (ii) With respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an environmental site assessment meeting ASTM Standards after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, (i) no Hazardous Material is present on such Mortgaged Property such that (1) the value, use or operation of such Mortgaged Property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (ii) such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such Mortgaged Property and neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

      "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss.9601 et seq.), the Hazardous Materials Transportation Act as amended (42 U.S.C.ss.ss.6901 et seq.), the Resource Conservation and Recover Act as amended (42 U.S.C.ss.ss.6901 et seq.), the Federal Water Pollution Control Act as amended (33 U.S.C.ss.ss. 1251 et seq.), the Clean Air Act as amended (42 U.S.C.ss.ss.1251 et seq.) and any regulations promulgated pursuant thereto.

Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

            13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreement.

            14. Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against with respect to similarly situated properties in the locality of the Mortgaged Property (so-called "All Risk" coverage) in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements located at the Mortgaged Property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders for properties of similar types, and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied (a) to the restoration or repair of the related Mortgaged Property, (b) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Mortgagor, or (c) to the reduction of the principal amount of the Mortgage Loan. For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, at origination for such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage.

            15. Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties would be first payable thereon.

            16. Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

            17. Leasehold Estate. Each Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), and as to such Ground Leases:

                  (i) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) does not prohibit the current use of the Mortgaged Property and does not prohibit the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

                  (ii) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

                  (iii) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and the Trustee as its assignee upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor or if such lessor's consent is required it cannot be unreasonably withheld;

                  (iv) Such Ground Lease is in full force and effect, and the Ground Lease provides that no material amendment to such Ground Lease is binding on a mortgagee unless the mortgagee has consented thereto, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

                  (v) Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered or is required to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

                  (vi) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

                  (vii) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the Stated Maturity Date of the related Mortgage Loan;

                  (viii) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the holder of the ground lease interest will be applied either (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling a third party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon; and

                  (ix) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders lending on a similar Mortgaged Property in the lending area where the Mortgaged Property is located; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

                  (x) Such Ground Lease requires the Lessor to enter into a new lease upon termination of such Ground Lease if the Ground Lease is rejected in a bankruptcy proceeding.

            18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

            19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations
Section 1.860G-2(a)(1)(ii)).

            20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

            21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

            22. No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, except, in each case, for liens insured against by the Title Policy referred to herein, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

            23. Compliance with Usury Laws. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws in effect at its date of origination.

            24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

            25. Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage. The Mortgages relating to those Mortgage Loans identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith, in the case of both
(a) and (b), consistent with the Seller's normal lending practices. Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule A, no Mortgage Loan permits the full or partial release or substitution of collateral unless the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.1001-3 and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents require the related Mortgagor to bear the cost of such opinion.

            26. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization (except that the ARD Loan may provide for the accrual of interest at an increased rate after the Anticipated Repayment Date) or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

            27. No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16 and 17 of this Exhibit 2.

            28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

            29. Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination or in connection with the sale of the related Mortgage Loan by the Seller hereunder.

            30. Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

            31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            32. Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards.

            33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan or as of the date of the sale of the related Mortgage Loan by the Seller hereunder, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

            34. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

            35. Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, or a controlling interest in the related Mortgagor, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            36. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes either (a) the recourse obligations of at least one natural person or (b) the non-recourse obligations of the related Mortgagor, provided that at least one natural person (and the Mortgagor if the Mortgagor is not a natural person) is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents.

            37.  Reserved.

            38. REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). Each Mortgaged Property will qualify as foreclosure property within the meaning of Section 856(e) of the Code if obtained by foreclosure or deed in lieu of foreclosure.

            39.  Reserved.

            40. Prepayment Premiums. As of the applicable date of origination of each such Mortgage Loan, any prepayment premiums and yield maintenance charges payable under the terms of the Mortgage Loans, in respect of voluntary prepayments, constituted customary prepayment premiums and yield maintenance charges for commercial mortgage loans of the Seller.

            41. Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

            42. Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $10 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in, and operation of, such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person.

            43. Defeasance and Assumption Costs. The related Mortgage Loan Documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the Lender incurred in connection with (i) the defeasance of such Mortgage Loan and the release of the related Mortgaged Property, and (ii) the approval of an assumption of such Mortgage Loan.

            44. Defeasance. No Mortgage Loan provides that it can be defeased until a date that is more than two years after the Closing Date or provides that it can be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States.

            45. Terrorism Insurance Summary Report. The information set forth on Schedule C hereto was true and correct in all material respects as of November 25, 2002.

                                   Schedule A

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
                       REGARDING INDIVIDUAL MORTGAGE LOANS

                               (MSDWMC - 2002-IQ3)

-------------------------------------------------------------------------------

REP NO.   MORTGAGE LOAN NO.          EXPLANATION
-------------------------------------------------------------------------------

Rep 36

Loan Nos. 1, 4, and 5, One Seaport Plaza, Tulsa Distribution Center, and Northwestern Corporate Center, are not recourse to any natural person and are not recourse to any natural person for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation or rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents.

Loan No. 36, Winton Place Shopping Center, is not recourse to any natural person and is not recourse to any natural person for damages arising in the case of breaches of the environmental covenants in the Mortgage Loan documents.

-------------------------------------------------------------------------------

                                   Schedule B

       List of Mortgagors that are Third-Party Beneficiaries Under Section
                                      5(b)



                                      None

                                   Schedule C

                      (Terrorism Insurance Summary Report)

  As required by representation number 45 (Terrorism Insurance Summary Report), the following is a summary of the Terrorism Insurance with respect to the Mortgage Loans:



As of 12/9/02



LOAN            INTERNAL LOAN  PROPERTY                             PROPERTY                            BORROWER
TAB NO. SELLER  ID             NAME                                 ADDRESS                             NAME
------------------------------------------------------------------------------------------------------------------------------------
        MSDWMC                 77 P Street Office                   77 P Street Washington, DC           Cayre Jemal's Gateway, LLC
        MSDWMC                 One Seaport Plaza                    199 Water Street New York, NY        Resnick Seaport, LLC
        MSDWMC                 Tulsa Distribution Center            420 South145th East Avenue Tulsa, OK Grocery (OK) QRS 15-5, Inc.
        MSDWMC                 Northwestern Corporate Center        Northwestern Highway Southfield, MI  Northwestern Corporate
                                                                                                         Center Associates LP
        MSDWMC                 Winton Place Shopping Center         3450 Winton Place Rochester, NY      Winton Place, LLC
        MSDWMC                 324 Clark Street Industrial Building 324 Clark Street Worcester, MA       324 Clark Street, LLC



LOAN      ORIGINAL PRINCIPAL  CUT-OFF-DATE   MORTGAGE LOAN                                                            FUNDING
TAB NO.   BALANCE             BALANCE        BORROWER                           PROPERTY                              DATE
------------------------------------------------------------------------------------------------------------------------------------
                   $67,000,000 $66,934,567   Cayre Jemal's Gateway, LLC         77 P Street Office                           TBD
                   $65,000,000 $64,754,839   Resnick Seaport, LLC               One Seaport Plaza                      5/17/2002
                   $30,000,000 $29,905,326   Grocery (OK) QRS 15-5, Inc.        Tulsa Distribution Center              6/28/2002
                   $29,000,000 $28,858,727   Northwestern Corporate Center      Northwestern Corporate Center          3/29/2002
                                             Associates LP
                    $6,200,000 $6,133,050    Winton Place, LLC                  Winton Place Shopping Center           6/25/2001
                    $3,600,000 $3,547,611    324 Clark Street, LLC              324 Clark Street Industrial Building   3/14/2001

                                    ORIGINAL
LOAN                                PRINCIPAL
TAB NO.                              BALANCE
-------------------------------------------------------------------------------
                                  $200,800,000

%W/O TERRORISM INS                       0.000%
-------------------------------------------------------------------------------
Loans where policies                               Total Loans Renewal Info. Not
have already expired as                         Provided for terms expiring year
of 11/30/02 (or noted as                                                end 2002
"1 Yr" - Need actual term info.)

                                                                                         SEPARATE                CHEMICAL/BIOLOGICAL
                                                                   EXCLUSIONS FOR        TERRORISM                    TERRORISM
LOAN      TERM OF                                                  ACTS OF               INSURANCE                    INSURANCE
TAB NO.   INSURANCE          CARRIER                               TERRORISM(1)          COVERAGE(2) DEDUCTIBLE      COVERAGE(2)
------------------------------------------------------------------------------------------------------------------------------------
       10/31/02-10/31/03     Travelers Property Casualty           Not Excluded            NA        $   25,000           N
       3/01/2002 - 3/01/2003 Travelers Indemnity Company,          Not Excluded            NA        $   25,000           N
                             Federal Ins. Co., Lexington Ins. Co.
         7/1/02-7/1/03       Lloyds of London                      Not Excluded            54000000   $ 250,000           N
         9/30/02-9/30/03     St. Paul Fire & Marine                War exclusion only.     NA         $  10,000           N
         6/28/02-6/28/03     Philadelphia Insurance Co.            Not Excluded            NA         $   5,000           N
         7/21/00-7/21/01     Hartford Fire Insurance               Not Excluded            NA         $  10,000           N

LOAN                     DESCRIBE MORTAGAGE                                            COMMENT
TAB NO.   DEDUCTIBLE     CATCH-ALL(3)
------------------------------------------------------------------------------------------------------------------------------------
             NA          Such other insurance with respect
                         to the Property against loss or damage
                         of the kinds from time to time customarily
                         insured against and in such amounts as are
                         required by institutional lenders for properties
                         comparable to the property.

             NA Such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

             NA Such other insurance with respect to the Property against loss or damage of the kinds from time to time customarily insured against and in such amounts as are required by institutional lenders for properties comparable to the property.

             NA Such other insurance with respect to the Property against loss or damage of the kinds from time to time customarily insured against and in such amounts as are required by institutional lenders for properties comparable to the property.

             NA Such other insurance with respect to the Property against loan or damage of the kinds from time to time customarily insured against and in such amounts as are required by institutional lenders for properties comparable to the property.

            NA Such other insurance with respect to the Property against loan or damage of the kinds from time to time customarily insured against and in such amounts as are required by institutional lenders for properties comparable to the property.

                                    EXHIBIT 3

                               PRICING FORMULATION

            Purchase Price                        $224,546,043

                                    EXHIBIT 4

                                  BILL OF SALE

            1.  PARTIES. The parties to this Bill of Sale are the following:

                Seller:         Morgan Stanley Dean Witter Mortgage Capital Inc.
                Purchaser:      Morgan Stanley Dean Witter Capital I Inc.


            2. SALE. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of December 1, 2002 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.


            3. PURCHASE PRICE. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. DEFINITIONS. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this [__]th day of December, 2002.


SELLER:                                MORGAN STANLEY DEAN WITTER
                                          MORTGAGE CAPITAL INC.



                                       By:____________________________________
                                          Name:
                                          Title:


PURCHASER:                             MORGAN STANLEY DEAN WITTER
                                          CAPITAL I INC.



                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:

GMAC Commercial Mortgage Corporation
200 Witmer Road
P.O. Box 1015
Horsham, Pennsylvania 19044-8015
Attention: [___________________]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset Backed Securities Trust Services Group

--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY

            Know all persons by these presents; that the undersigned, having an address of [MORTGAGE LOAN SELLER'S ADDRESS] (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint GMAC Commercial Mortgage Corporation, having an address of 200 Witmer Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, Attention: [___________________] (the
"General Master Servicer"), GMAC Commercial Mortgage Corporation, having an address of 200 Witmer Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015,
Attention: [___________________] (the "General Special Servicer") and LaSalle Bank National Association, having an address of 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Service Group-Morgan Stanley Dean Witter Capital I Inc., Series 2002-IQ3 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            To empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            This power of attorney shall be limited to the above-mentioned exercise of power.

            This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc., as Depositor, the General Master Servicer, the General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, Principal Global Investors, LLC, as Special Servicer of the San Tomas Mortgage Loan, the Trustee and ABN AMRO Bank N.V., as Fiscal Agent, with respect to the Trust.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of December, 2002.

Witnessed by:                          [SELLER]



___________________________            By:________________________
Print Name:                            Name:
                                       Title:



STATE OF______________________)

COUNTY OF_____________________)

            On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.



_______________________________________
Commission Expires:

                                   EXHIBIT K-2

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT II
                                      (UCL)

            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of December 1, 2002, between The Union Central Life Insurance Company (the "Seller"), and Morgan Stanley Dean Witter Capital I Inc. (the "Purchaser").

            The Seller agrees to sell and the Purchaser agrees to purchase certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2002, between the Purchaser, as depositor, GMAC Commercial Mortgage Corporation, as general master servicer (the "General Master Servicer"), GMAC Commercial Mortgage Corporation, as general special servicer (the "General Special Servicer"), NCB, FSB, as NCB master servicer (together with the General Master Servicer, as applicable, the "Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (the "Co-op Special Servicer"), Principal Global Investors, LLC, as special servicer with respect to the San Tomas Mortgage Loan (together with the General Special Servicer and the Co-op Special Servicer, as applicable, the "Special Servicer"), LaSalle Bank, National Association, as trustee, paying agent and certificate registrar (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by the Purchaser (collectively the "Other Mortgage Loans"), the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. (the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated December 5, 2002 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class X-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI, Class R-I, Class R-II and Class R-III Certificates (the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated December 5, 2002 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated November 22, 2002, as supplemented by a Prospectus Supplement dated December 5, 2002 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum dated December 5, 2002 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's Due Date in the month of December 2002. The Mortgage Loans and the Other Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $186,684,405. The sale of the Mortgage Loans shall take place on December 17, 2002 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, subject to that certain Servicing Rights Purchase and Sale Agreement, dated December 1, 2002, between the Seller and the General Master Servicer, in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the Master Servicer and the Special Servicer to empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Master Servicer and the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents, at the Seller's expense, after the periods set forth above, provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, true copies of such modifications, consolidations and extensions certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such a copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or, in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by the Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (i) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the Seller to be a true and complete copy of the original assignment submitted for recording, and (ii) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, an original binder, actual title commitment, pro forma policy or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with the Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements, if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned to and held by the Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if a Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the Primary Servicer (or Master Servicer). The Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for hotels and mortgage properties with a Cut-Off Date balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender;

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Managing Director, any Executive Vice President, any Director, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer, any Assistant Treasurer, any Secretary or Assistant Secretary.

            The Assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and the assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a true and correct copy thereof, to the Trustee as required by such clause, the Seller shall then deliver within 180 days after the Closing Date such recorded document (or within such longer period after the Closing Date as the Trustee may consent to which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less than monthly, in good faith attempting to obtain from the appropriate county recorders office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due on the Mortgage Loan after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off
Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above. Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i)(B) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this
Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the General Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the General Master Servicer or the applicable Primary Servicer, the Seller will draw on such letter of credit as directed by the General Master Servicer or such Primary Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans and that are not required to be delivered to the Trustee and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Companion Loan (the "Servicing File") shall be delivered by the Seller to the Master Servicer or the applicable Primary Servicer or Sub-Servicer, on its behalf, on or prior to the 75th day after the Closing Date.

            The Servicing File shall consist of, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Borrower/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any attorney-client privileged communications, internal correspondence or credit analysis. Each of the foregoing items shall be delivered in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the Master Servicer. All of the foregoing items shall be delivered no later than 45 days following the Closing Date.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto described as belonging to the Purchaser in the first paragraph of this Section 2, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, each Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller upon reasonable prior advance notice during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, each Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a mutual corporation organized and in good standing under the laws of Ohio. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser (assuming the Purchaser has the capacity to acquire such Mortgage Loans).

            (vii) To the Seller's knowledge, the Seller's Information (as defined in that certain indemnification agreement, dated December 5, 2002, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date (or as of such other date specifically set forth in the particular representation and warranty).

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Purchaser shall assign its rights under this Section 5 to Trustee on behalf of the holders of the Certificates.

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure periods) , not properly executed or is defective on its face, if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify the other parties in writing. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code) but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein. It is understood and agreed that the 90-day limit will not be violated as a result of recording office or UCC filing office delays, other than with respect to a Material Document Defect or Material Breach that would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code). In addition, following the date on which such document is required to be delivered pursuant to Section 2, upon the occurrence (and after any applicable cure or grace period) any of the following document defects shall be conclusively presumed to materially and adversely to affect the interests of holders of the Certificates in the related Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a true and correct copy of the Mortgage together with an Officer's Certificate or certification as required by Section 2(b); or (c) the absence from the Mortgage File of the original Title Insurance Policy, an original binder, pro forma policy or an actual title commitment or a copy thereof certified by the title company. If any of the foregoing Material Document Defects are discovered by any party to the Pooling and Servicing Agreement, the Trustee (or as set forth in the Pooling and Servicing Agreement, the Master Servicer) will, among other things, give notice to the Rating Agencies and the parties to the Pooling and Servicing Agreement and make demand upon the Seller for the cure of the document defect or repurchase or replacement of the related Mortgage Loan.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the related Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date at its option replace any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the defect or breach. The Seller agrees that any such substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans in the Trust and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may
be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of
(x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such other Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loans(s)). The determination of the Master Servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to, or direct the Seller to, cause to be delivered to the Master Servicer at the Seller's expense (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such Crossed Mortgage Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and/or cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any other Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Mortgage Loan, the Seller and the Purchaser hereby agree to forbear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in
Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice described in the first sentence of this paragraph with respect to the purchase of such Mortgage Loan or REO Property to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property from the date that it was notified of such intention to exercise such Option or of such offer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without (i) recourse of any kind (either expressed or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either expressed or implied) by the Seller to or for the benefit of such person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer, or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, including all related expenses up to the date the remainder of such Purchase Price is actually paid, with such Liquidation Fee, payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 43 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor or a breach of the representation and warranty set forth in paragraph 25 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of the costs of a tax opinion associated with the full or partial release or substitution of collateral for a Mortgage Loan, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or the applicable Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 41 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan (including, without limitation, all documents delivered by Seller pursuant to Section 2 of this Agreement), and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, representation, or warranty, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, NY 10038 at 9:00 a.m., New York time, on the Closing Date.

            The closing shall be subject to each of the following conditions:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date (or as of such other date specifically set forth in the particular representation and warranty) (to the extent of the standard, if any, set forth in each representation and warranty).

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller's Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of good standing for the Seller from the Secretary of State of Ohio dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under Ohio law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitute a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated December 1, 2002.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Dean Witter Capital I Inc., 1585 Broadway, New York, New York 10036, Attention:
Cecilia Tarrant, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at The Union Central Life Insurance Company, c/o Summit Investment Partners, Inc., 312 Elm Street, Suite 1212, Cincinnati, Ohio 45202,
Attention: D. Stephen Cole.

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            SECTION 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                       THE UNION CENTRAL LIFE INSURANCE
                                       COMPANY

                                       By: ___________________________________
                                           Name:
                                           Title:


                                       MORGAN STANLEY DEAN WITTER CAPITAL I INC.

                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE




LOAN      MORTGAGE LOAN  LOAN      PROPERTY                                                             ZIP   PROPERTY    PROPERTY
POOL NO.  SELLER         NUMBER    NAME                                 CITY               STATE       CODE   TYPE        SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------------
47       Union Central  235534     Southern Square Shopping Center     Sioux City           IA   51106  Retail      Anchored
59       Union Central  201165     Fashion Pointe Offices              South Ogden          UT   84403  Office      Suburban
63       Union Central  202128     Homewood Plaza                      Homewood             AL   35209  Office      Urban
64       Union Central  202130     Doctors Park Medical Center         Bend                 OR   97701  Office      Medical
68       Union Central  202137     Saticoy Industrial Center           North Hollywood      CA   91605  Industrial  Flex Industrial
69       Union Central  202138     Coldwater Industrial Center         North Hollywood      CA   91605  Industrial  Flex Industrial
71       Union Central  202102     Assured Self Storage                Altamonte Spring     FL   32714  Industrial  Warehouse
72       Union Central  235590     San Juan North Shopping Center      Farmington           NM   87401  Retail      Anchored
73       Union Central  200120     Oak Tree Plaza/Tustin Retail Center Tustin               CA   92780  Retail      Unanchored
75       Union Central  201161     South Bay Business Park             Chula Vista          CA   91911  Industrial  Flex Industrial
76       Union Central  990124     Courtyard at Jamestown I            Provo                UT   84604  Retail      Unanchored
77       Union Central  990150     Courtyard At Jamestown II           Provo                UT   84604  Retail      Unanchored
78       Union Central  201108     Park South Apartments               Lubbock              TX   79414  Multifamily Garden
79       Union Central  201151     West McDowell Walgreens             Phoenix              AZ   85035  Retail      Free Standing
80       Union Central  200137     Anaheim Hills Village Center        Anaheim              CA   92807  Retail      Unanchored
81       Union Central  980188     Ocean View Apartments & Meadow Pond Hampton              NH   03842  Multifamily Garden
82       Union Central  980189     Concord Park North Apartments       Concord              NH   03303  Multifamily Garden
83       Union Central  980190     Franklin Court Apartments           North Adams          MA   01247  Multifamily Garden
88       Union Central  201110     El Mercado Plaza                    Santa Barbara        CA   93110  Office      Suburban
89       Union Central  202123     7100 Pines Plaza                    Pembroke Pines       FL   33024  Retail      Unanchored
90       Union Central  200108     Plaza del Oro                       Santa Barbara        CA   93105  Office      Suburban
93       Union Central  970206     Allegiance Center II                Albuquerque          NM   87109  Office      Suburban
95       Union Central  990212     Catalina Staples                    Yuma                 AZ   85364  Retail      Anchored
96       Union Central  990155A    129 West Hibiscus Boulevard         Melbourne            FL   32901  Office      Suburban
97       Union Central  990155B    13 East Melbourne Avenue            Melbourne            FL   32901  Office      Suburban
98       Union Central  990155C    Babcock Square                      Melbourne            FL   32901  Office      Suburban
99       Union Central  960127     Barnes & Noble Superstore           Anchorage            AK   99503  Retail      Free Standing
100      Union Central  980149     Oak Park Plaza                      Oak Park             MI   48237  Retail      Anchored
101      Union Central  202114     Orlando Eckerd                      Orlando              FL   32825  Retail      Free Standing
102      Union Central  980220     Centre Plaza                        Clinton              TN   37716  Retail      Anchored
104      Union Central  990174     Mesa Verde Office Park              Ventura              CA   93003  Office      Urban
105      Union Central  202142     Town Center Lakeside                Sugar Land           TX   77479  Retail      Unanchored
109      Union Central  980236     Ortega's On The Plaza               Santa Fe             NM   87501  Retail      Unanchored
110      Union Central  970224     3720-3768 Hawkins Industrial        Albuquerque          NM   87199  Industrial  Warehouse
113      Union Central  980239     Loggerhead Plaza                    Juno Beach           FL   33408  Retail      Unanchored
114      Union Central  980159     Wilshire Tower                      Los Angeles          CA   90036  Office      Urban
116      Union Central  990133A    Cooper Apartments                   Ames                 IA   50010  Multifamily Garden
117      Union Central  990133B    819 Lincoln Way                     Ames                 IA   50010  Mixed Use   Mixed Use
118      Union Central  990218     Glades Tower II                     Boca Raton           FL   33431  Office      Medical
119      Union Central  201130     7240 Building (Bldg E)              Edina                MN   55439  Office      Suburban
120      Union Central  201131     Minnehaven Square                   Minnetonka           MN   55345  Retail      Unanchored
121      Union Central  940101     Silvercreek Apartments              Austin               TX   78704  Multifamily Garden
122      Union Central  970223     3800-3888 Hawkins Industrial        Albuquerque          NM   87199  Industrial  Warehouse
124      Union Central  200136     Monk Properties                     Chanhassen           MN   55317  Industrial  Warehouse
126      Union Central  235585     Jefferson West Apartments           Boise                ID   83702  Multifamily Garden
127      Union Central  235589     Willow Apartments                   Boise                ID   83706  Multifamily Garden
128      Union Central  201163A    225 North Cotner Boulevard          Lincoln              NE   68505  Office      Suburban
129      Union Central  201163B    3910 South Street                   Lincoln              NE   68506  Office      Suburban
131      Union Central  202115     Wilsonville Industrial              Wilsonville          OR   97070  Industrial  Flex Industrial
132      Union Central  201154     Vermont Hills Shopping Center       Portland             OR   97219  Retail      Unanchored
134      Union Central  200125     Cummins Intermountain               North Las Vegas      NV   89030  Industrial  Warehouse
136      Union Central  200117     Ponderosa Shopping Center           Idaho Falls          ID   83404  Retail      Unanchored
137      Union Central  990101     Health Alliance of Greater CincinnatKenwood              OH   45236  Office      Medical
138      Union Central  980223     Richmond Kroger Supermarket         Richmond             IN   47374  Retail      Free Standing
139      Union Central  980108     Butterfield Plaza                   El Paso              TX   79906  Industrial  Warehouse
140      Union Central  201126     136 East Retail                     Draper               UT   84020  Retail      Free Standing
141      Union Central  990139     Spain Apartments                    Albuquerque          NM   87111  Multifamily Garden
142      Union Central  980206     Baseline Industrial Center          Tempe                AZ   85283  Industrial  Warehouse
143      Union Central  235529     Village Square Plaza                Waverly              IA   50677  Retail      Anchored
144      Union Central  990105     Regal Center                        Spokane              WA   99223  Retail      Unanchored
145      Union Central  201143     19th Avenue Medical Center          Phoenix              AZ   85015  Office      Medical
146      Union Central  990149     Pearl Street Retail                 Boulder              CO   80231  Retail      Unanchored
148      Union Central  970216     Sohner Medical Plaza                Larkspur             CA   94939  Office      Medical
149      Union Central  200128     Highland Avenue Office              Birmingham           AL   35205  Office      Suburban
150      Union Central  980106A    Pier 1 Imports                      Albuquerque          NM   87114  Retail      Free Standing
151      Union Central  980106B    Outback Steakhouse                  Albuquerque          NM   87114  Retail      Free Standing
152      Union Central  950150     Office Max                          Greensburg           PA   15601  Retail      Free Standing
153      Union Central  201173     San Gabriel Medical Plaza           Albuquerque          NM   87111  Office      Medical
154      Union Central  990166     Island Lake Business Center         Longwood             FL   32750  Office      Suburban
155      Union Central  970220     1530 Goodyear Industrial            El Paso              TX   79961  Industrial  Light Industrial
156      Union Central  970225     3715 Hawkins Industrial             Albuquerque          NM   87109  Industrial  Warehouse
157      Union Central  980160     78th Street Marketplace             Vancouver            WA   98665  Retail      Anchored
158      Union Central  980237     Chanhassen Business Center          Chanhassen           MN   55317  Industrial  Light Industrial
159      Union Central  235547     Plaza 130                           Parma                OH   44130  Mixed Use   Mixed Use
160      Union Central  201146     Homestead House                     Ft. Collins          CO   80525  Retail      Free Standing
161      Union Central  970226     5821 Midway Industrial              Albuquerque          NM   87109  Industrial  Warehouse
162      Union Central  970214A    Kahan Industrial Building - Austin  Troy                 MI   48083  Industrial  Flex Industrial
163      Union Central  970214B    Kahan Industrial - Larchwood        Troy                 MI   48083  Industrial  Flex Industrial
164      Union Central  970214C    Kahan Industrial Building - Ajax    Madison Heights      MI   48071  Industrial  Flex Industrial
166      Union Central  201159     Red Cross Building                  Atlanta              GA   30324  Industrial  Light Industrial
167      Union Central  980203A    Sandlewood Village Apartments       Lubbock              TX   79423  Multifamily Garden
168      Union Central  980203B    Shadow Ridge Apartments             Lubbock              TX   79410  Multifamily Garden
169      Union Central  980203C    Village Square Apartments           Lubbock              TX   79419  Multifamily Garden
170      Union Central  201166     Key Bank                            Park City            UT   84060  Retail      Free Standing
171      Union Central  970222     11501 Rojas Industrial              El Paso              TX   79936  Industrial  Warehouse
172      Union Central  970210     St. Vincent Medical Building        Brazil               IN   47834  Office      Medical
173      Union Central  990128     Nicoli Buildings                    Tualatin             OR   97062  Industrial  Light Industrial
175      Union Central  202112     Manufacturing Street Industrial     Dallas               TX   75207  Industrial  Light Industrial
176      Union Central  980105     Baseline Medical                    St. Clair Shore      MI   48080  Office      Medical
177      Union Central  235629     Western Business                    Beaverton            OR   97005  Office      Suburban
178      Union Central  201147     Park Village Apartments             Owatonna             MN   55060  Multifamily Garden
180      Union Central  200112     East Valley Commerce Park           El Paso              TX   79907  Industrial  Light Industrial
181      Union Central  202105     Torrance Industrial                 Torrance             CA   90505  Industrial  Light Industrial
182      Union Central  200127     Englewood Tractor Supply            Englewood            OH   45315  Retail      Free Standing
183      Union Central  980151     Sevilla Building                    Santa Barbara        CA   93101  Retail      Unanchored
184      Union Central  990126     San Diego Office Depot              San Diego            CA   92121  Retail      Free Standing
185      Union Central  235482     Towers Airport Park                 Chili                NY   14624  Office      Suburban
186      Union Central  980139     Westway Plaza                       Westland             MI   48185  Retail      Unanchored
187      Union Central  980192     Maysville Tractor Supply Co.        Maysville            KY   41056  Retail      Free Standing
188      Union Central  201160     The Atlantel Building               Atlanta              GA   30324  Industrial  Flex Industrial
190      Union Central  960133     Berry, Dunn, McNeil & Parker        Bangor               ME   04401  Office      Urban
191      Union Central  980135     Chick's Harley-Davidson             Albuquerque          NM   87113  Industrial  Light Industrial
192      Union Central  235636     Tower Point Apartments              San Antonio          TX   78229  Multifamily Garden
193      Union Central  990107     Cricket Tree Plaza                  Indianapolis         IN   46260  Retail      Unanchored
194      Union Central  202101     Glenoaks Center                     Burbank              CA   91504  Office      Suburban
197      Union Central  235701     Mercy Care Medical                  Rochester Hills      MI   48307  Office      Medical
200      Union Central  980227     Mesquite Office Depot               Mesquite             TX   75150  Retail      Free Standing
201      Union Central  200103     Mallory Court Bldg                  Chanhassen           MN   55317  Industrial  Light Industrial
202      Union Central  980173     Hollister Business Park             Hollister            CA   95023  Industrial  Flex Industrial
204      Union Central  980161     Eckerd Drug Store                   Kannapolis           NC   28081  Retail      Free Standing
205      Union Central  980211     Caribou Corner                      New Hope             MN   55427  Retail      Unanchored
206      Union Central  201125     Great Lakes Coating                 Troy                 MI   48083  Industrial  Light Industrial
207      Union Central  990165     Quebec Business Center              Dallas               TX   75247  Industrial  Flex Industrial
208      Union Central  201169     8024 Stage Hills Warehouse          Bartlett             TN   38133  Industrial  Flex Industrial
209      Union Central  235523     Shannon South Apartments            Boise                ID   83705  Multifamily Garden
211      Union Central  200116     Arcus Data Building                 Charlotte            NC   28269  Office      Suburban
212      Union Central  980150     Andalucia Building                  Santa Barbara        CA   93101  Retail      Unanchored
213      Union Central  990130     Hope Mills Eckerd                   Hope Mills           NC   28348  Retail      Free Standing
214      Union Central  201124     East Anderson Office                Austin               TX   78752  Office      Suburban
215      Union Central  201121     Stage Post Warehouse                Bartlett             TN   38133  Industrial  Flex Industrial
216      Union Central  980166     La Cumbre Medical                   Santa Barbara        CA   93110  Office      Medical
217      Union Central  201107     Windy Ridge Apartments              Lubbock              TX   79414  Multifamily Garden
218      Union Central  960168     State Street Apartments             Ithaca               NY   14850  Multifamily Garden
220      Union Central  990157     Huntington Building                 Edina                MN   55435  Office      Suburban
222      Union Central  980195     Columbia CVS/Revco Drugstore        Columbia             SC   29204  Retail      Free Standing
223      Union Central  235596     GLI Distributing                    San Antonio          TX   78207  Industrial  Warehouse
224      Union Central  970221     1520 Goodyear Drive                 El Paso              TX   79936  Industrial  Light Industrial
225      Union Central  980191     Mercy Health Building               Bethel               OH   45106  Office      Medical
226      Union Central  990142     Del Norte Terraces                  Poway                CA   92064  Office      Medical
227      Union Central  201152     Trade Road Center                   Richmond             VA   23236  Industrial  Flex Industrial
228      Union Central  235633     Phillippi Plaza Apartments          Boise                ID   83705  Multifamily Garden
229      Union Central  980102     5701-5705 South Sepulveda Boulevard Culver City          CA   90230  Retail      Unanchored
231      Union Central  980110     Emerson Office Building             Chester              VA   23836  Office      Suburban
232      Union Central  990113     Triangle Eckerd                     Triangle             NC   28037  Retail      Free Standing
233      Union Central  960147     Hollywood Video Store               Louisville           KY   40201  Retail      Free Standing
234      Union Central  202120     Ohio Street Warehouse               Tucson               AZ   85728  Industrial  Warehouse
235      Union Central  990209     Goodyear Tire Store                 Garner               NC   27529  Retail      Free Standing
237      Union Central  201135     Tatum Ranch Walgreens               Phoenix              AZ   85331  Retail      Free Standing
238      Union Central  990146     Forton Court Office                 Clinton Township     MI   48035  Industrial  Flex Industrial
239      Union Central  980114     Crystal Lake Plaza                  Stuart               FL   34997  Retail      Unanchored



LOAN                         ORIGINAL         CUT-OFF      MASTER     MASTER SERVICING   PRIMARY      SUB-SERVICING  PRIMARY EXCESS
POOL NO.                     BALANCE          BALANCE      FEE          EXCESS FEE        FEE            FEE            SERVICING
-----------------------------------------------------------------------------------------------------------------------------------
47                              $5,875,000       $4,173,099     2               1              1               8                 19
59                              $3,600,000       $3,471,356     2               1              1              10                 19
63                              $3,400,000       $3,381,282     2               1              1             12.5                19
64                              $3,350,000       $3,337,456     2               1              1             12.5                19
68                              $1,900,000       $1,888,106     2               1              1             12.5                19
69                              $1,100,000       $1,087,077     2               1              1             12.5                19
71                              $3,000,000       $2,954,353     2               1              1             12.5                19
72                              $4,925,000       $2,888,722     2               1              1               8                 19
73                              $3,000,000       $2,865,836     2               1              1             12.5                19
75                              $2,800,000       $2,693,866     2               1              1             12.5                19
76                              $1,655,000       $1,519,653     2               1              1              10                 19
77                              $1,275,000       $1,170,730     2               1              1              10                 19
78                              $2,735,000       $2,639,627     2               1              1             12.5                19
79                              $2,710,000       $2,631,086     2               1              1             12.5                19
80                              $2,730,000       $2,623,071     2               1              1             12.5                19
81                              $1,050,000         $940,117     2               1              1             12.5                19
82                                $725,000         $649,129     2               1              1             12.5                19
83                              $1,100,000         $984,884     2               1              1             12.5                19
88                              $2,500,000       $2,410,259     2               1              1             12.5                19
89                              $2,400,000       $2,387,232     2               1              1              25                 19
90                              $2,500,000       $2,373,944     2               1              1             12.5                19
93                              $3,300,000       $2,321,774     2               1              1             12.5                19
95                              $2,425,000       $2,269,852     2               1              1             12.5                19
96                                $802,795         $692,025     2               1              1               8                 19
97                              $1,284,471       $1,107,239     2               1              1               8                 19
98                                $497,734         $429,056     2               1              1               8                 19
99                              $2,600,000       $2,225,739     2               1              1             12.5                19
100                             $2,000,000       $2,185,116     2               1              1             12.5                19
101                             $2,200,000       $2,175,786     2               1              1             12.5                19
102                             $2,497,500       $2,150,305     2               1              1               8                 19
104                             $2,300,000       $2,124,059     2               1              1             12.5                19
105                             $2,125,000       $2,116,867     2               1              1             12.5                19
109                             $2,275,000       $2,062,261     2               1              1             12.5                19
110                             $2,500,000       $1,997,023     2               1              1             12.5                19
113                             $2,175,000       $1,976,780     2               1              1              20                 19
114                             $2,400,000       $1,949,909     2               1              1             12.5                19
116                             $1,805,038       $1,653,239     2               1              1             12.5                19
117                               $294,962         $270,156     2               1              1             12.5                19
118                             $2,000,000       $1,878,545     2               1              1             12.5                19
119                               $500,000         $485,291     2               1              1             12.5                19
120                             $1,425,000       $1,385,829     2               1              1             12.5                19
121                             $2,350,000       $1,815,981     2               1              1               8                 19
122                             $2,250,000       $1,797,321     2               1              1             12.5                19
124                             $1,825,000       $1,757,635     2               1              1             12.5                19
126                             $1,030,000         $784,771     2               1              1              10                 19
127                             $1,250,000         $952,381     2               1              1              10                 19
128                             $1,131,429       $1,088,095     2               1              1             12.5                19
129                               $668,571         $642,965     2               1              1             12.5                19
131                             $1,750,000       $1,717,177     2               1              1             12.5                19
132                             $1,750,000       $1,677,169     2               1              1             12.5                19
134                             $1,700,000       $1,627,856     2               1              1              10                 19
136                             $1,700,000       $1,624,842     2               1              1              10                 19
137                             $1,900,000       $1,618,101     2               1              1             12.5                19
138                             $1,850,000       $1,589,893     2               1              1             12.5                19
139                             $1,800,000       $1,587,422     2               1              1             12.5                19
140                             $1,650,000       $1,585,443     2               1              1              10                 19
141                             $1,800,000       $1,542,362     2               1              1             12.5                19
142                             $1,850,000       $1,540,674     2               1              1             12.5                19
143                             $2,075,000       $1,520,684     2               1              1               8                 19
144                             $1,675,000       $1,518,331     2               1              1             12.5                19
145                             $1,550,000       $1,508,631     2               1              1             12.5                19
146                             $1,750,000       $1,501,707     2               1              1             12.5                19
148                             $2,000,000       $1,488,341     2               1              1             12.5                19
149                             $1,600,000       $1,486,564     2               1              1             12.5                19
150                             $1,042,084         $766,284     2               1              1             12.5                19
151                               $957,916         $704,392     2               1              1             12.5                19
152                             $1,800,000       $1,464,762     2               1              1               8                 19
153                             $1,470,000       $1,441,871     2               1              1             12.5                19
154                             $1,650,000       $1,428,317     2               1              1             18.75               19
155                             $1,050,000         $838,750     2               1              1             12.5                19
156                               $660,000         $527,214     2               1              1             12.5                19
157                             $1,700,000       $1,361,308     2               1              1             12.5                19
158                             $1,500,000       $1,359,700     2               1              1             12.5                19
159                             $1,800,000       $1,357,373     2               1              1             12.5                19
160                             $1,400,000       $1,345,019     2               1              1             12.5                19
161                             $1,650,000       $1,318,036     2               1              1             12.5                19
162                               $562,790         $447,749     2               1              1             12.5                19
163                               $645,930         $513,894     2               1              1             12.5                19
164                               $441,279         $351,076     2               1              1             12.5                19
166                             $1,350,000       $1,288,793     2               1              1             12.5                19
167                               $347,237         $311,766     2               1              1               8                 19
168                               $770,023         $691,363     2               1              1               8                 19
169                               $307,739         $276,303     2               1              1               8                 19
170                             $1,300,000       $1,275,851     2               1              1              10                 19
171                             $1,575,000       $1,258,125     2               1              1             12.5                19
172                             $1,537,500       $1,253,223     2               1              1             12.5                19
173                             $1,100,000       $1,250,225     2               1              1             12.5                19
175                             $1,250,000       $1,235,924     2               1              1             12.5                19
176                             $1,550,000       $1,234,785     2               1              1             12.5                19
177                             $1,575,000       $1,231,664     2               1              1               8                 19
178                             $1,230,000       $1,200,454     2               1              1             12.5                19
180                             $1,250,000       $1,192,978     2               1              1             12.5                19
181                             $1,200,000       $1,184,337     2               1              1             12.5                19
182                             $1,215,000       $1,165,016     2               1              1             12.5                19
183                             $1,400,000       $1,146,957     2               1              1             12.5                19
184                             $1,350,000       $1,146,070     2               1              1             12.5                19
185                             $2,500,000       $1,134,524     2               1              1               8                 19
186                             $1,400,000       $1,133,143     2               1              1             12.5                19
187                             $1,235,000       $1,116,489     2               1              1             12.5                19
188                             $1,150,000       $1,106,137     2               1              1             12.5                19
190                             $1,500,000       $1,084,473     2               1              1             12.5                19
191                             $1,145,000       $1,074,792     2               1              1             12.5                19
192                             $1,300,000       $1,074,171     2               1              1               8                 19
193                             $1,450,000       $1,040,027     2               1              1             12.5                19
194                             $1,050,000       $1,035,134     2               1              1             12.5                19
197                             $1,707,438         $999,838     2               1              1               8                 19
200                             $1,200,000         $990,398     2               1              1               8                 19
201                             $1,025,000         $973,990     2               1              1             12.5                19
202                             $1,100,000         $968,890     2               1              1             12.5                19
204                             $1,050,000         $923,427     2               1              1             12.5                19
205                             $1,100,000         $919,030     2               1              1             12.5                19
206                               $950,000         $901,288     2               1              1             12.5                19
207                               $960,000         $884,712     2               1              1               8                 19
208                               $900,000         $867,839     2               1              1             12.5                19
209                             $1,050,000         $865,346     2               1              1              10                 19
211                               $875,000         $815,810     2               1              1             12.5                19
212                             $1,000,000         $815,105     2               1              1             12.5                19
213                               $950,000         $810,270     2               1              1             12.5                19
214                               $850,000         $803,171     2               1              1             12.5                19
215                               $850,000         $802,944     2               1              1             12.5                19
216                               $975,000         $798,773     2               1              1             12.5                19
217                               $825,000         $796,231     2               1              1             12.5                19
218                             $1,050,000         $782,521     2               1              1               8                 19
220                               $835,000         $768,859     2               1              1             12.5                19
222                             $1,000,000         $765,958     2               1              1             12.5                19
223                             $2,750,000         $733,574     2               1              1               8                 19
224                               $875,000         $698,958     2               1              1             12.5                19
225                               $830,000         $691,221     2               1              1             12.5                19
226                               $750,000         $686,090     2               1              1             12.5                19
227                               $700,000         $683,076     2               1              1             12.5                19
228                             $1,250,000         $681,658     2               1              1              10                 19
229                               $850,000         $679,869     2               1              1             12.5                19
231                               $825,000         $664,260     2               1              1             12.5                19
232                               $725,000         $650,531     2               1              1             12.5                19
233                               $850,000         $623,363     2               1              1               8                 19
234                               $630,000         $620,532     2               1              1             12.5                19
235                               $635,000         $595,128     2               1              1             12.5                19
237                               $550,000         $530,073     2               1              1             12.5                19
238                               $600,000         $514,871     2               1              1             12.5                19
239                               $575,000         $506,247     2               1              1               8                 19

TOTALS/WEIGHTED AVERAGES: $215,657,438     $186,684,405

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

            1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

            2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and (assuming that the Purchaser has the capacity to acquire such Mortgage Loan) has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or the Trustee.

            3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

            4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, and (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the value or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt (the foregoing items (a) through (d) being herein referred to as the "Permitted Encumbrances"). The related Assignment of Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, and, assuming that the assignee has the capacity to acquire such Mortgage, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in the operation of the related Mortgaged Property. As of the Closing Date, Uniform Commercial Code financing statements or continuation statements have been filed and/or recorded in all places necessary to perfect and keep perfected, until additional actions are required under the Uniform Commercial Code, a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property, or the failure to have filed and/or recorded Uniform Commercial Code financing statements prior to the Closing Date will not have a material adverse effect on the value of the Mortgaged Properties. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

            5. Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority collateral assignment in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, subject to legal limitations of general applicability to commercial mortgage loans similar to the Mortgage Loan, and the Mortgagor and each assignor of such Assignment of Leases to the Seller have the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein (assuming that the assignee has the capacity to acquire such Assignment of Leases) all of the assignor's right, title and interest in, to and under such Assignment of Leases.

            6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or (except for Permitted Encumbrances) subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination (except for Permitted Encumbrances), rescission or release, in any manner that, in each case, materially and adversely affects the value of the related Mortgaged Property except for any partial reconveyances of real property that are included in the related Mortgage File. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived in any material respect, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the mortgage loans have been modified since October 7, 2002.

            7. Condition of Property; Condemnation. A property inspection report was prepared in connection with the origination of each Mortgage Loan (except in certain cases where the Mortgaged Property was newly constructed). With respect to each Mortgaged Property securing a Mortgage Loan that was the subject of a property inspection report or a Certificate of Substantial Completion or an Architect's Certificate of Completion prepared on or after June 1, 2001, other than as disclosed in such property inspection report or Certificate of Substantial Completion or an Architect's Certificate of Completion, each such Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established) that would materially and adversely affect its value as security for the related Mortgage Loan.

            With respect to the Mortgaged Properties for which property inspection reports, Certificates of Substantial Completion or Architect's Certificate of Completion were prepared prior to June 1, 2001, (a) such Mortgaged Property is (i) free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan; and (ii) in good repair and condition so as not to materially and adversely affect its value as security for the related Mortgage Loan; and (b) all building systems contained on such Mortgaged Property are in good working order so as not to materially and adversely affect its value as security for the related Mortgage Loan or, in the case of (a) and (b) adequate reserves therefor have been established or other resources are available.

            The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the value of the Mortgaged Property lay wholly within the boundaries of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

            8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or pro forma policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances stated therein (or a marked up title insurance commitment or pro forma policy marked as binding and counter-signed by the title insurer or its authorized agent on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no material claims have been made thereunder and no claims have been paid thereunder. No holder under the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

            9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

            10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13), including foreclosure, such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. The related Mortgage Loan documents provide for the appointment of a receiver of rents following an event of default under such loan documents, to the extent available under applicable law.

            11. Trustee under Deed of Trust. If any Mortgage is a deed of trust,
(a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

            12. Environmental Conditions. An environmental site assessment meeting ASTM standards and assessing all hazards generally assessed for similar properties (as of the date of such assessment), including type, use and tenants for such similar properties ("Environmental Report") was performed with respect to each Mortgaged Property in connection with the origination or securitization of each Mortgage Loan.

            (a) With respect to the Mortgaged Properties for which the Environmental Reports were prepared on or after June 1, 2001, other than as disclosed in the related Environmental Report therefor, to the Seller's knowledge, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or (2) under applicable federal, state or local law, (i) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or
(ii) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and
(Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (b) With respect to the remaining Mortgaged Properties for which the Environmental Reports were prepared prior to June 1, 2001, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or
(2) under applicable federal, state or local law and regulations, (a) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and (Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (c) Reserved.

            (d) Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

            (e) In the case of each Mortgage Loan set forth on Schedule 1 to this Exhibit 2, (i) such Mortgage Loan is the subject of a secured creditor impaired property policy or a commercial real estate pollution liability policy, issued by the issuer set forth on Schedule 1 (the "Policy Issuer") and effective as of the date thereof (the "Environmental Insurance Policy"), (ii) the Environmental Insurance Policy is in full force and effect, (iii) on the effective date of the Environmental Insurance Policy, Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a borrower questionnaire that was provided to the Policy Issuer or (c) an engineering or other report provided to the Policy Issuer and (iv) the premium of any Environmental Insurance Policy has been paid through the term of such policy.

            "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance, material or waste by an federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.ss.ss.9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C.ss.ss. 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.ss.6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C.ss.ss.1251 et seq.), the Clean Air Act, as amended (42 U.S.C.ss.ss.7401 et seq.), and any regulations promulgated pursuant thereto.


            13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except with respect to provisions relating to default interest, yield maintenance charges and prepayment premiums and as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, to the Seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

            14. Insurance. Each Mortgaged Property is required (or the holder of the Mortgage can require) pursuant to the related Mortgage to be, and at origination the Seller received evidence that such Mortgaged Property was, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, hail, windstorm (with respect to the Mortgage Loans set forth on Schedule 2 attached hereto), explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements on the Mortgaged Property, and with no provisions for a deduction for depreciation in respect of awards for the reconstruction of the improvements, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy or coverage, in an amount at least equal to nine (9) months of operations of the Mortgaged Property; and (c) a flood insurance policy (if any portion of buildings or other structures (excluding parking) on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency ("FEMA") as a special flood hazard area (which "special flood hazard area" does not include areas designated by FEMA as Zones B, C or X)).
For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either:
(i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, at origination for such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage. With respect to each Mortgaged Property, such Mortgaged Property is required pursuant to the related Mortgage to be (or the holder of the Mortgage can require that the Mortgaged Property be), and at origination the Seller received evidence that such Mortgaged Property was, insured by a commercial general liability insurance policy in amounts as are generally required by commercial mortgage lenders for similar properties, and in any event not less than $1 million per occurrence. Under such insurance policies either (A) the Seller is named as mortgagee under a standard mortgagee clause or (B) the Seller is named as an additional insured, and is entitled to receive prior notice as the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain or cause to be maintained all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain or to cause to be maintained such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage Loan provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Mortgage Loan. Each Mortgage provides that any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property.

            15. Taxes and Assessments and Ground Lease Rents. As of the Closing Date, there are no delinquent taxes, assessments or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall be considered delinquent commencing from the date on which interest or penalties would be first payable thereon. As of the Closing Date, there are no delinquent rents on any ground leases for any Mortgaged Property.

            16. Mortgagor Bankruptcy. No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding and no Mortgaged Property or any portion thereof is subject to a plan in any such proceeding.

            17. Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate (the "Fee Interest") or the related Mortgage Loan is secured in whole or in part by the interest of the related Mortgagor as a lessee under a ground lease of the Mortgaged Property (a "Ground Lease"), and if secured in whole or in part by a Ground Lease, either
(1) the ground lessor's fee interest is subordinated to the lien of the Mortgage and the Mortgage will not be subject to any lien or encumbrances on the ground lessor's fee interest, other than Permitted Encumbrances, and the holder of the Mortgage is permitted to foreclose the ground lessor's fee interest within a commercially reasonable time period or (2) the following apply to such Ground
Lease:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage; does not restrict the use of the related Mortgaged Property by the lessee or its permitted successors and assigns in a manner that would materially and adversely affect the security provided by the related Mortgage; and, to the knowledge of the Seller, there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the ground lessor's related fee interest and Permitted Encumbrances;

            (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (except in the case where such consent cannot be unreasonably withheld);

            (d) Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (e) Such Ground Lease, or an estoppel letter or other agreement, requires the lessor under such Ground Lease to give notice of any material default by the lessee to the mortgagee (concurrent with notice given to the lessee), provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease, and such Ground Lease, or an estoppel letter or other agreement, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee. The Seller has provided the lessor under the Ground Lease with notice of the Seller's lien on the Mortgaged Property in accordance with the provisions of such Ground Lease;

            (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease by reason of such default;

            (g) Such Ground Lease has an original term, along with any extensions set forth in such Ground Lease, not less than 10 years beyond the full amortization term of the Mortgage Loan;

            (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property;

            (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed, as of the date of origination of the related Mortgage Loan, as commercially unreasonable by the Seller; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee, or in any manner, which would materially and adversely affect the security provided by the related Mortgage;

            (j) Such Ground Lease or an estoppel or other agreement requires the lessor to enter into a new lease with the Seller or its successors or assigns under terms which do not materially vary from the economic terms of the Ground Lease, in the event of a termination of the Ground Lease by reason of a default by the Mortgagor under the Ground Lease, including rejection of the Ground Lease in a bankruptcy proceeding; and

            (k) Such Ground Lease may not be materially amended, modified or, except in the case of a default, cancelled or terminated without the prior written consent of the holder of the Mortgage Loan, and any such action without such consent is not binding on such holder, including any increase in the amount of rent payable by the lessee thereunder during the term of the Mortgage Loan.

            18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid, and those escrow deposits and payments are under control of the Seller or its agents.

            19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only real property collateral for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

            20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

            21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or any tenant required to make its lease payments directly to the holder of the related Mortgage Loan), directly or indirectly, for the payment of any amount required by such Mortgage Loan.

            22. No Mechanics' Liens. As of the applicable Mortgage Loan origination date, and to the Seller's knowledge as of the Closing Date, each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein, or, if any such liens existing as of the Closing Date are not insured against by the Title Policy referred to herein, such liens will not have a material adverse effect on the value of the related Mortgaged Property.

            23. Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

            24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

            25. Releases of Mortgaged Property. No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the valuation for such Mortgaged Property, and/or generates income, from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan, or upon satisfaction of the defeasance provisions of such Mortgage Loan, other than the Mortgage Loans that require the mortgagee to grant a release of a portion of the related Mortgaged Property upon (a) the satisfaction of certain legal and underwriting requirements where the portion of the related Mortgaged Property permitted to be released was not considered by the Seller to be material in underwriting the Mortgage Loan or, in the case of a substitution, where the Mortgagor is entitled to substitute a replacement parcel at its unilateral option upon the satisfaction of specified conditions, and/or (b) the payment of a release price and prepayment consideration in connection therewith, consistent with the Seller's normal commercial mortgage lending practices (and in both (a) and (b), any release of the Mortgaged Property has been reflected in the Mortgage Loan Schedule). Except as described in the prior sentence (other than with respect to defeasance and substitution), no Mortgage Loan permits the full or partial release or substitution of collateral unless (1) the mortgagor is entitled to substitute a replacement parcel at its unilateral option upon satisfaction of specified conditions, and (2) the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.1001-3 and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents with respect to each Mortgage Loan require the related Mortgagor to bear the cost of such opinion.

            26. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

            27. No Material Default. There exists no material default, breach, violation or event giving the lender the right to accelerate the Mortgage Loan (and, to the Seller's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16, 17, 18, 22 and 30 of this
Exhibit 2.

            28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

            29. Local Law Compliance. To the best of Seller's knowledge, based on due diligence performed at origination that was considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal or internal or external market study performed at origination.

            30. Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

            31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that could reasonably be expected to adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that could reasonably be expected to materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            32. Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards utilized by commercial lending institutions in the area where the related Mortgaged Property is located.

            33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, and to Seller's knowledge, as of the Closing Date, based on servicing procedures customarily performed in the Seller's servicing of the Mortgage Loans during the period in which Seller owned each such Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

            34. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

            35. Due on Sale/Due on Encumbrance. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            36. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan either provide that (a) such Mortgage Loan is fully recourse to the Mortgagor or (b) such Mortgage Loan constitutes the non-recourse obligations of the related Mortgagor and non-recourse guarantors, if any, except that either
(i) such provision does not apply in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents or (ii) such documents provide that the Mortgagor shall be liable to the holder of the Mortgage Loan for losses incurred as a result of fraud by the Mortgagor. Except as set forth on Schedule 3 attached hereto, either the Mortgagor or a guarantor with respect to each Mortgage Loan is a natural person.

            37. Underwriting Policies. Each Mortgage Loan was either originated by the Seller or an affiliate thereof, and each such origination of a Mortgage Loan substantially complied with the Seller's underwriting policies in effect as of such Mortgage Loan's origination date.

            38. REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). Each Mortgaged Property will qualify as foreclosure property within the meaning of Section 856(e) of the Code if obtained by foreclosure or deed in lieu of foreclosure.

            39. Reserved.

            40. Prepayment Penalties. Each prepayment penalty or yield maintenance premium is consistent with those charged by the Seller in its customary lending practices with respect to loans of the size and character of the Mortgage Loans.

            41. Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

            42. Single Purpose Entity. The Mortgagor on each Mortgage Loan listed on Schedule 4 attached hereto, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide (or which entity covenanted in the Mortgage Loan documents) substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented or covenanted in the related Mortgage Loan documents, substantially to the effect that it does not have (or will not obtain) any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person.

            43. Defeasance and Assumption Costs. If the related Mortgage Loan Documents provide for defeasance, such documents provide that the related Mortgagor is responsible for the payment of all reasonable costs and expenses of Lender incurred in connection with the defeasance of such Mortgage Loan and the release of the related Mortgaged Property. The related Mortgage Loan Documents require the related Mortgagor to pay all reasonable costs and expenses of Lender associated with the approval of an assumption of such Mortgage Loan.

            44. Defeasance. No Mortgage Loan provides that it can be defeased prior to the date that is two years after the Closing Date.

            45. Confidentiality. There are no provisions in any Note, Mortgage or related loan documents with respect to any Mortgage Asset, nor any other agreements or enforceable understandings with any Mortgagor, Mortgagor principal or guarantor, which restrict the dissemination of information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property by the owner or holder of the Mortgage Asset or requires such owner or holder to treat any information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property as confidential.

            46. Terrorism Insurance Summary Report. The information set forth on
Schedule 5 hereto, was true and correct in all material respects as of November 25, 2002.

            47. Lack of Terrorism Insurance. As of November 25, 2002, insurance covering acts of terrorism was not in place with respect to the Mortgage Loans listed on Schedule 6 hereto. After November 25, 2002, in accordance with the related loan documents, each such Mortgaged Property will be covered by insurance covering acts of terrorism for the balance of the full existing term of the casualty insurance in place as of the Closing Date with respect to such Mortgaged Property.

            48. Lease Expiration. With respect to the Baseline Medical Loan, Loan No. 176, St. John Hospital will either (a) renew its lease for at least five (5) years at the related Mortgaged Property on or before January 30, 2003 with economic terms, including rent, no less than the current lease or (b) remain in occupancy at the leased premises and continue to pay rent and other sums due pursuant to the existing lease for no less than five (5) years.

                 Schedule 1 to Mortgage Loan Purchase Agreement
                       (Environmental Insurance Policies)

            As required by representation number 12(e) (Environmental Conditions), the following is a list of Mortgage Loans that are the subject of a secured creditor impaired property policy or a commercial real estate pollution liability policy:

            None

                 Schedule 2 to Mortgage Loan Purchase Agreement
                              (Windstorm Insurance)

            As required by representation number 14 (Insurance), the following is a list of Mortgage Loans for which the applicable Seller received evidence at origination that the related Mortgaged Property was insured by a fire and extended perils insurance policy providing coverage for windstorm:

Loan No.     Property
--------------------------------------------------------------------------------

71           Assured Self Storage

101          Orlando Eckerd

89           7100 Pines Plaza

239          Crystal Lake Plaza

113          Loggerhead Plaza

96           129 West Hibiscus Boulevard

97           13 East Melbourne Avenue

98           Babcock Square

154          Island Lake Business Center

                 Schedule 3 to Mortgage Loan Purchase Agreement
                         (Non-Natural Person Guarantors)

            As required by representation number 36 (Non-Recourse Exceptions), the following is a list of Mortgage Loans for which either the Mortgagor or a guarantor with respect to the related Mortgage Loan is not a natural person:

Loan No.    Property
--------------------------------------------------------------------------------

            Mallory Court Bldg

217         Windy Ridge Apartments

78          Park South Apartments

214         East Anderson Office

206         Great Lakes Coating

160         Homestead House

227         Trade Road Center

234         Ohio Street Warehouse

143         Village Square Plaza

47          Southern Square Shopping Center

192         Tower Point Apartments

197         Mercy Care Medical

121         Silvercreek Apartments

99          Barnes & Noble Superstore

190         Berry, Dunn, McNeil & Parker

150         Pier 1 Imports

151         Outback Steakhouse

212         Andalucia Building

183         Sevilla Building

114         Wilshire Tower

187         Maysville Tractor Supply Co.

222         Columbia CVS/Revco Drugstore

167         Sandlewood Village Apartments

168         Shadow Ridge Apartments

169         Village Square Apartments

102         Centre Plaza

200         Mesquite Office Depot

113         Loggerhead Plaza

184         San Diego Office Depot

213         Hope Mills Eckerd

207         Quebec Business Center

235         Goodyear Tire Store

118         Glades Tower II

                 Schedule 4 to Mortgage Loan Purchase Agreement
                            (Single Purpose Entities)

            As required by representation number 42 (Single Purpose Entities), the following is a list of Mortgage Loans for which the related Mortgagor was, as of the origination date, a Single Purpose Entity:


Loan No.     Property
--------------------------------------------------------------------------------
64           Doctors Park Medical Center

68           Saticoy Industrial Center

69           Coldwater Industrial Center

79           West McDowell Walgreens

93           Allegiance Center II

95           Catalina Staples

99           Barnes & Noble Superstore

101          Orlando Eckerd

102          Centre Plaza

104          Mesa Verde Office Park

109          Ortega's On The Plaza

120          Minnehaven Square

121          Silvercreek Apartments

122          3800-3888 Hawkins Industrial

132          Vermont Hills Shopping Center

136          Ponderosa Shopping Center

139          Butterfield Plaza

142          Baseline Industrial Center

145          19th Avenue Medical Center

150          Pier 1 Imports

151          Outback Steakhouse

152          Office Max

153          San Gabriel Medical Plaza

155          1530 Goodyear Industrial

156          3715 Hawkins Industrial

158          Chanhassen Business Center

159          Plaza 130

162          Kahan Industrial Building - Austin

163          Kahan Industrial - Larchwood

164          Kahan Industrial Building - Ajax

166          Red Cross Building

172          St. Vincent Medical Building

175          Manufacturing Street Industrial

176          Baseline Medical

181          Torrance Industrial

182          Englewood Tractor Supply

184          San Diego Office Depot

187          Maysville Tractor Supply Co.

188          The Atlantel Building

192          Tower Point Apartments

197          Mercy Care Medical

200          Mesquite Office Depot

202          Hollister Business Park

205          Caribou Corner

206          Great Lakes Coating

207          Quebec Business Center

208          8024 Stage Hills Warehouse

212          Andalucia Building

214          East Anderson Office

215          Stage Post Warehouse

216          La Cumbre Medical

217          Windy Ridge Apartments

220          Huntington Building

222          Columbia CVS/Revco Drugstore

227          Trade Road Center

233          Hollywood Video Store

234          Ohio Street Warehouse

                 Schedule 5 to Mortgage Loan Purchase Agreement
                      (Terrorism Insurance Summary Report)

            As required by representation number 46 (Terrorism Insurance Summary Report), the following is a summary of the Terrorism Insurance with respect to the Mortgage Loans:



Terrorism Insurance
As of 12/9/02


LOAN                   INTERNAL LOAN  PROPERTY                      PROPERTY                         BORROWER
TAB NO. SELLER         ID             NAME                          ADDRESS                          NAME
------------------------------------------------------------------------------------------------------------------------------------
        Union Central  200103         Mallory Court Bldg           110-8130 Mallory Court            L38, LLP
        Union Central  200108         Plaza del Oro                350 & 360 S. Hope Ave;            Plaza Del Oro Ltd
                                                                   351, & 371 Hitchcock Way
        Union Central  200112         East Valley Commerce Park    470 Gran Vista Drive              East Valley Commerce Park, Ltd.
        Union Central  200116         Arcus Data Building          1835 Sam Roper Drive              Christensen Limited Partnership
        Union Central  200117         Ponderosa Shopping Center    100 East 17th Street              Ponderosa Partners, Ltd.
        Union Central  200120         Oak Tree Plaza/Tustin        7582, 17602, 17612 E. 17th Street Amana Corporation
                                      Retail Center
        Union Central  200125         Cummins Intermountain        750 Losee Road                    PEACO, Ltd. and PEPJAANS
        Union Central  200127         Englewood Tractor Supply     350 Salem Avenue (ST RT 49)       Englewood Ventures, LLC
        Union Central  200128         Highland Avenue Office       146 Highland Avenue               HBVD, LCC
        Union Central  200136         Monk Properties              530-1590 Lake Drive West          Monk Properties LLC
        Union Central  200137         Anaheim Hills Village Center 624-5640 East La Palma Avenue     Amana Corporation
        Union Central  201107         Windy Ridge Apartments       430 50th Street                   McWindy Ridge, LC
        Union Central  201108         Park South Apartments        502 49th Street                   McRanch Park, LC


ORIGINAL PRINCIPAL CUT-OFF DATE  MORTGAGE LOAN                                                         FUNDING      TERM OF
BALANCE            BALANCE       BORROWER                         PROPERTY                                DATE     INSURANCE
------------------------------------------------------------------------------------------------------------------------------------
 $1,025,000          $973,990    L38, LLP                         Mallory Court Bldg                  7/27/2000  08/01/03
 $2,500,000        $2,373,944    Plaza Del Oro Ltd                Plaza del Oro                       6/30/2000  07/30/02-07/30/03
 $1,250,000        $1,192,978    East Valley Commerce Park, Ltd.  East Valley Commerce Park           9/27/2000  01/1/02-01/1/03
   $875,000          $815,810    Christensen Limited Partnership  Arcus Data Building                 10/24/2000  11/01/01-11/01/02
 $1,700,000        $1,624,842    Ponderosa Partners, Ltd.         Ponderosa Shopping Center           10/18/2000  3.23.02 - 3.23.03
 $3,000,000        $2,865,836    Amana Corporation                Oak Tree Plaza/Tustin Retail Center 10/02/2000  10/17/02-10/17/03
 $1,700,000        $1,627,856    PEACO, Ltd. and PEPJAANS         Cummins Intermountain               11/09/2000  9.1.02 - 9.1.03
 $1,215,000        $1,165,016    Englewood Ventures, LLC          Englewood Tractor Supply            12/20/2000  4/1/02-4/1/03
 $1,600,000        $1,486,564    HBVD, LCC                        Highland Avenue Office              12/21/2000  12/29/02-12/29/02
 $1,825,000        $1,757,635    Monk Properties LLC              Monk Properties                      2/06/2001   11/01/02
 $2,730,000        $2,623,071    Amana Corporation                Anaheim Hills Village Center        12/22/2000  01/15/02-01/15/03
   $825,000          $796,231    McWindy Ridge, LC                Windy Ridge Apartments              4/10/2001  11/30/01 - 11/30/02
 $2,735,000        $2,639,627    McRanch Park, LC                 Park South Apartments               4/10/2001  11/30/01 - 11/30/02

            EXCLUSIONS FOR
            ACTS OF
CARRIER     TERRORISM(1)
------------------------------------------------------------------------------------------------------------------------------------
                08/01/03 CAN Insurance             Not Excluded
       07/30/02-07/30/03 Fireman's Fund            Not Excluded
-------------------------------------------------------------------------------
         01/1/02-01/1/03 Union Insurance Co.       Not Excluded
-------------------------------------------------------------------------------
       11/01/01-11/01/02 Travelers Indemnity Co.   Not Excluded
-------------------------------------------------------------------------------
       3.23.02 - 3.23.03 Travelers Indemnity       Excluded  per endorsement
-------------------------------------------------------------------------------
       10/17/02-10/17/03 Fireman's Fund            Not Excluded
-------------------------------------------------------------------------------
         9.1.02 - 9.1.03 Centenial Insurance CO.   Excluded  per endorsement
-------------------------------------------------------------------------------
           4/1/02-4/1/03                           NO EXCLUSIONS
-------------------------------------------------------------------------------
       12/29/02-12/29/02 Cincinnati Ins. Co.       Not Excluded
-------------------------------------------------------------------------------
                11/01/02 Zurich                    Not Excluded
-------------------------------------------------------------------------------
       01/15/02-01/15/03 Fireman's Fund            Not Excluded
-------------------------------------------------------------------------------
     11/30/01 - 11/30/02 Discover Property & CasualNo Exclusions stated on certificates
-------------------------------------------------------------------------------
     11/30/01 - 11/30/02 Discover Property & CasualNo Exclusions stated on certificates
-------------------------------------------------------------------------------

                 Schedule 6 to Mortgage Loan Purchase Agreement

                          (Lack of Terrorism Insurance)

                  Pursuant to representation number 47 (Lack of Terrorism Insurance), the following is a list of the Mortgage Loans which are secured by Mortgaged Properties with respect to which terrorism insurance was not in place as of November 25, 2002:

--------------------------------------------------------------------------------

Loan No.            Loan Name
--------------------------------------------------------------------------------

136                 Ponderosa Shopping Center

134                 Cummins Intermountain

140                 136 East Retail

237                 Tatum Ranch Walgreens

145                 19th Avenue Medical Center

79                  West McDowell Walgreens

132                 Vermont Hills Shopping Center

59                  Fashion Pointe Offices

170                 Key Bank

71                  Assured Self Storage

101                 Orlando Eckerd

234                 Ohio Street Warehouse

89                  7100 Pines Plaza

209                 Shannon South Apartments

126                 Jefferson West Apartments

127                 Willow Apartments

233                 Hollywood Video Store

176                 Baseline Medical

239                 Crystal Lake Plaza

216                 LaCumbre Medical

142                 Baseline Industrial Center

113                 Loggerhead Plaza

193                 Cricket Tree Plaza

76                  Courtyard at Jamestown I

173                 Nicoli Buildings

--------------------------------------------------------------------------------

                                   Schedule A

                  Exceptions to Representations and Warranties

            The following exceptions are applicable with respect to the representations and warranties in Exhibit 2 made by the Seller with respect to the Mortgage Loans identified in these exceptions.

             EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES REGARDING
                           INDIVIDUAL MORTGAGE LOANS
            (The Union Central Life Insurance Company - 2002 IQ3)

----------------------------------------------------------------------------------------------------
REP. NO.               LOAN NO.              EXPLANATION
----------------------------------------------------------------------------------------------------
6. Mortgage Status;  47 (Southern Square     With respect to Mortgage Loan No. 47 (Southern
     Waivers and     Shopping Center), 72    Square Shopping Center), the loan was modified on
     Modifications.  (San Juan North         January 15, 1998, which changed the following
                     Shopping Center), 100   characteristics of the loan: (i) the Maturity Date
                     (Oak Park Plaza),       was extended to October 1, 2013; (ii) the interest
                     116-117 (Cooper         rate was changed to 8.00%, effective October 1,
                     Apartments, 819         1997; (iii) beginning November 1, 1997, payments
                     Lincoln Way),126        were changed to $48,096, based on the new interest
                     (Jefferson West         rate and an amortization period of 192 months and
                     Apartments), 127        (iv) the principal balance was paid down to
                     (Willow Apartments),    $5,200,000.
                     143 (Village Square
                     Plaza), 150-151         With respect to Mortgage Loan No. 72 (San Juan
                     (Cottonwood Crossing    North Shopping Center), the loan was modified on
                     Portfolio), 159 (Plaza  October 29, 1996, which changed the following
                     130), 173 (Nicoli       characteristics of the loan: (i) the maturity date
                     Building), 177          was extended to November 1, 2011; (ii) the
                     (Western Business),     interest rate was changed to 8.75%; (iii) the
                     185 (Towers Airport     monthly payment was changed to $38,979, beginning
                     Park), 191 (Chick's     December 1, 1996; (iv) the amortization period was
                     Harley Davidson), 192   set to 180 months; (v) the Mortgagor's requirement
                     (Tower Point            to prepay $300,000 on such Mortgage Loan upon sale
                     Apartments), 197        of all or substantial portion of the real property
                     (Mercy Care Medical),   known as Louisiana Plaza, located in Albuquerque,
                     209 (Shannon South      NM  was deleted and (vi) the principal balance was
                     Apartments), 216 (La    reduced to $3,900,000.
                     Cumbre Medical), 223
                     (GLI Distributing),     With respect to Mortgage Loan No. 100 (Oak Park
                     228 (Philipi Plaza      Plaza), the loan was modified on November 5, 1999,
                     Apartments)             which changed the following characteristics of the
                                             loan: (i) there was an additional funding of
                                             $650,000; (ii) the interest rate was changed to
                                             7.40%; (iii) the monthly payment was increased to
                                             $24,736; (iv) the amortization period is 164
                                             months and (v) the outstanding principal balance
                                             was changed to $2,547,656.

                                             With respect to Mortgage Loan Nos. 116 (Cooper
                                             Apartments) and 117 (819 Lincoln Way), the loan
                                             was modified to permit the implementation of a
                                             condominium regime.

                                             With respect to Mortgage Loan No. 126 (Jefferson
                                             West Apartments), the loan was modified on June 4,
                                             1995, which changed the following characteristics
                                             of the loan: (i) the rate was changed to 9.25%;
                                             (ii) the maturity date was extended to June 30,
                                             2015; (iii) the amortization period was set to 240
                                             months (making the loan fully amortizing) and (iv)
                                             the monthly payment was changed to $8,845.


----------------------------------------------------------------------------------------------------
REP. NO.               LOAN NO.              EXPLANATION
----------------------------------------------------------------------------------------------------
                                             With respect to Mortgage Loan No. 127 (Willow
                                             Apartments), the loan was modified on June 1,
                                             1995, which changed the following characteristics
                                             of the loan: (i) the rate was changed to 9.25%;
                                             (ii) the maturity date was extended to June 30,
                                             2015 and (iii) the monthly payments were changed
                                             to $10,734.

                                             With respect to Mortgage Loan No. 143 (Village
                                             Square Plaza), the loan was modified on June 1,
                                             1999, which changed the following characteristics
                                             of the loan: (i) the maturity date was extended to
                                             June 1, 2014; (ii) the interest rate was changed
                                             to 7.625% and (iii) the amortization was set to
                                             180 months.

                                             With respect to Mortgage Loan Nos. 150-151 (the
                                             Cottonwood Crossing Portfolio), the loan was
                                             modified on February 3, 1999, which changed the
                                             following characteristics of the loan: (i) one of
                                             the three parcels originally securing the loan
                                             (Parcel N2 - Western Bank) was released from the
                                             lien of the mortgage in exchange for a principal
                                             reduction of $325,000 and a prepayment premium of
                                             $10,000; (ii) the maturity date was shortened to
                                             January 1, 2017 and (iii) the monthly payments
                                             were reduced to $14,505.

                                             With respect to Mortgage Loan No. 159 (Plaza 130),
                                             the loan was modified on July 1, 1999, which
                                             changed the following characteristics of the loan:
                                             (i) the interest rate was changed to 7.75%; (ii)
                                             the maturity date was extended to July 1, 2014;
                                             (iii) the amortization term was changed to reflect
                                             180 months (making the loan fully amortizing) and
                                             (iv) an advance of $39,035 was made to the
                                             Mortgagor, thereby increasing the loan amount to
                                             $1,575,000.

                                             With respect to Mortgage Loan No. 173 (Nicoli
                                             Building), the loan was modified on November 16,
                                             1999, which changed the following characteristics
                                             of the loan: (i) the principal balance of the loan
                                             was increased by $350,000; (ii) the interest rate
                                             was increased to 7.94% and (iii) the monthly
                                             payment was increased to $13,907, effective
                                             January 1, 2000.

                                             With respect to Mortgage Loan No. 177 (Western
                                             Business), the loan was modified on June 21, 1996,
                                             which changed the following characteristics of the
                                             loan: (i) the maturity date was extended to
                                             January 1, 2016; (ii) the interest rate was
                                             changed to 7.75% and (iii) the basis of the
                                             interest calculation was changed to 30/360.


----------------------------------------------------------------------------------------------------
REP. NO.               LOAN NO.              EXPLANATION
----------------------------------------------------------------------------------------------------

                                             With respect to Mortgage Loan No. 185 (Towers
                                             Airport Park), the loan was modified on February
                                             1, 1994, which changed the following
                                             characteristics of the loan: (i) the interest rate
                                             was lowered from 10% to 8.5%; (ii) the maturity
                                             date was extended 15 years, which set the loan to
                                             fully amortize; (iii) beginning March 1, 1994,
                                             monthly payments were changed to $19,752 and (iv)
                                             borrower paid down the mortgage loan by $222,870,
                                             which reduced the loan amount to $2,005,805.

                                             With respect to Mortgage Loan No. 191 (Chick's
                                             Harley-Davidson), the loan was modified on July 1,
                                             1999, which changed the following characteristics
                                             of the loan: (i) an additional advance of $180,000
                                             was made to the Mortgagor for facility expansion
                                             and (ii) the monthly payments were increased to
                                             $12,199.

                                             With respect to Mortgage Loan No. 192 (Tower Point
                                             Apartments), the loan was modified on April 6,
                                             2001, which changed the following characteristics
                                             of the loan: (i) the loan term was extended to
                                             fully amortizing over 221 months and (ii) the
                                             interest rate was changed to 7.55%.

                                             With respect to Mortgage Loan No. 197 (Mercy Care
                                             Medical), the loan was modified on August 1, 1996,
                                             which changed the maturity term of the loan to
                                             fully amortizing basis for a 180 month term.

                                             With respect to Mortgage Loan No. 209 (Shannon
                                             South Apartments), the loan was modified on March
                                             9, 1994, which changed the following
                                             characteristics of the loan: (i) the existing
                                             principal balance of $999,197 was increased by
                                             $147,803 to a total of $1,147,000; (ii) the
                                             maturity date was extended to March 1, 2014; (iii)
                                             the interest rate was changed to a fixed rate of
                                             8.75% and (iv) beginning May 1, 1994, monthly
                                             payments were changed to $10,140.

                                             With respect to Mortgage Loan No. 216 (La Cumbre
                                             Medical), the loan was modified on August 18,
                                             1998, which changed the payment due date to the
                                             fifth of every month.

                                             With respect to Mortgage Loan No. 223 (GLI
                                             Distributing), the loan was modified on November
                                             7, 1995, which changed the following
                                             characteristics of the loan: (i) an additional
                                             advance of $112,641, was made to the Mortgagor,
                                             resulting in a balance of $2,000,000; (ii) the
                                             maturity date was shortened to August 31, 2005;
                                             (iii) the interest rate was changed to 10.0%; (iv)
                                             the monthly payment was changed to $26,430; (iv)
                                             the amortization period was changed to 120 months
                                             and (v) the basis to the interest accrual
                                             calculation was changed to 30/360.


----------------------------------------------------------------------------------------------------
REP. NO.               LOAN NO.              EXPLANATION
----------------------------------------------------------------------------------------------------
                                             With respect to Mortgage Loan No. 228 (Phillippi
                                             Plaza Apartments), the loan was modified on March
                                             1, 1994, which changed the following
                                             characteristics of the loan: (i) the maturity date
                                             was extended to March 1, 2009; (ii) the interest
                                             rate was changed to 8.375% and (iii) the Mortgagor
                                             now has the right to a one-time transfer of the
                                             property.

----------------------------------------------------------------------------------------------------
12. Environmental    All                     With respect to all of the Mortgage Loans
     Condition                               originated in 1991 or before, the Environmental
                                             Report may not be to ASTM standards.  With respect
                                             to all of the Mortgage Loans originated after
                                             1991, the Environmental Reports were prepared to
                                             ASTM standards in effect at the time of such
                                             origination.
                     102 (Centre Plaza),
                     120 (Minnehaven         With respect to Mortgage Loan No. 102 (Centre
                     Square), 134 (Cummins   Plaza), no Environmental Report was prepared;
                     Intermountain), 212     provided, such Loan shall be deemed to be included
                     (Andalucia Building)    in Section 12(b) of this representation.

                                             With respect to Mortgage Loan No. 120, (Minnehaven
                                             Square), the Environmental Report reveals two
                                             UST's were on the site and removed but no soil
                                             test data was available for review; provided, such
                                             issue was addressed to Seller's satisfaction at
                                             the origination of such Loan, but may not be
                                             consistent with current prudent commercial lending
                                             practices.


                                             With respect to Mortgage Loan No. 134 (Cummins
                                             Intermountain), the Environmental Report reveals a
                                             subsurface grease/trapwater device, which was
                                             inaccessible for inspection and may be susceptible
                                             to deterioration and/or leakage; provided, such
                                             issue was addressed to Seller's satisfaction at
                                             the origination of such Loan, but may not be
                                             consistent with current prudent commercial lending
                                             practices.


                                             With respect to Mortgage Loan No. 212 (Andalucia
                                             Building), the Environmental Report reveals two
                                             groundwater monitoring wells have been installed
                                             on the subject property and detectable
                                             concentrations of 1,2-DCE has been found;
                                             provided, such issue was addressed to Seller's
                                             satisfaction at the origination of such Loan, but
                                             may not be consistent with current prudent
                                             commercial lending practices.

----------------------------------------------------------------------------------------------------
REP. NO.               LOAN NO.              EXPLANATION
----------------------------------------------------------------------------------------------------
14. Insurance        73 (Oak Tree            With respect to Mortgage Loan No. 73 (Oak Tree
                     Plaza/Tustin Retail     Plaza/Tustin Retail Center), the report does not
                     Center), 80 (Anaheim    state the lookback period, exceedance probability
                     Hills Village Center),  or Return Period.
                     88 (El Mercado Plaza),
                     90 (Plaza Del Oro), 99  With respect to Mortgage Loan No. 80 (Anaheim
                     (Barnes & Noble         Hills Village Center), the report does not state
                     Superstore), 104 (Mesa  the probable maximum loss, the lookback period,
                     Verde Office Plaza),    exceedance probability or Return Period.
                     114 (Wilshire Tower),
                     140 (136 East Retail),  With respect to Mortgage Loan No. 88 (El Mercado
                     148 (Sohner Medical     Plaza), the report is based on a lookback period
                     Plaza), 173 (Nicoli     of 500 years and a 0 year Return Period.
                     Buildings), 183
                     (Sevilla Building),     With respect to Mortgage Loan No. 90 (Plaza Del
                     184 (San Diego Office   Oro), the report is based on a lookback period of
                     Depot), 194 (Glenoaks   500 years and does not state a Return Period or
                     Center), 202            Probable Maximum Loss ("PML"), but states a BML of
                     (Hollister Business     0.173.
                     Park), 212 (Andalucia
                     Building), 216 (La      With respect to Mortgage Loan No. 99 (Barnes &
                     Cumbre Medical), 226    Noble Superstore), the report is based on a
                     (Del Norte Terraces),   lookback period of 500 years and a Return Period
                     229 (5701-5705 South    of 30 years.  The PML is estimated at 9.1% for a
                     Sepulveda Boulevard)    Return Period of [6,98] [YEARS].  The BML is
                                             estimated at 1.2% over the next 30 years.

                                             With respect to Mortgage Loan No. 104 (Mesa Verde
                                             Office Plaza), the report does not state the
                                             lookback period, exceedance probability or Return
                                             Period.

                                             With respect to Mortgage Loan No. 114 (Wilshire
                                             Tower), the report does not state the lookback
                                             period, exceedance probability or Return Period.

                                             With respect to Mortgage Loan No. 140 (136 East
                                             Retail), the report does not state the lookback
                                             period, PML or Return Period.  The BML for
                                             Fazioli's Building is 0.015 (for 200-year); 0.039
                                             (for 500-year).  The BML for Guadalahonky's
                                             Building is 0.016 (for 200-year); 0.044 (for
                                             500-year).

                                             With respect to Mortgage Loan No. 148 (Sohner
                                             Medical Plaza), the report is based upon a
                                             lookback period of 500 years.

                                             With respect to Mortgage Loan No. 173 (Nicoli
                                             Buildings), the report is based upon a lookback
                                             period of 500 years.

                                             With respect to Mortgage Loan No. 183 (Sevilla
                                             Building), , the report is based upon a lookback
                                             period of 500 years and does not state a Return
                                             Period.


----------------------------------------------------------------------------------------------------
REP. NO.               LOAN NO.              EXPLANATION
----------------------------------------------------------------------------------------------------
                                             With respect to Mortgage Loan No. 184 (San Diego
                                             Office Depot), the report does not state the
                                             lookback period, exceedance probability or Return
                                             Period.

                                             With respect to Mortgage Loan No. 194 (Glenoaks
                                             Center),  the report does not state the lookback
                                             period, exceedance probability or Return Period.

                                             With respect to Mortgage Loan No. 202 (Hollister
                                             Business Park), , the report is based on a Return
                                             Period of 200 years and does not state a lookback
                                             period or PML, but states a BML of 0.200.

                                             With respect to Mortgage Loan No. 212 (Andalucia
                                             Building),  the report does not use the
                                             guidelines, has an exceedance probability of
                                             10.50%, and uses a lookback period of 500 years.

                                             With respect to Mortgage Loan No. 216 (La Cumbre
                                             Medical), the report is based upon a lookback
                                             period of 250 years and does not state a Return
                                             Period.

                                             With respect to Mortgage Loan No. 226 (Del Norte
                                             Terraces), the report is based upon a lookback
                                             period of 339 years and a Return Period of 200
                                             years.

                                             With respect to Mortgage Loan No. 229 (5701-5705
                                             South Sepulveda Boulevard), the report is based
                                             upon a lookback period of 339 years and does not
                                             state a Return Period.
----------------------------------------------------------------------------------------------------
17. Leasehold        99 (Barnes & Noble      With respect to Mortgage Loan No. 99 (Barnes &
     Estate.         Superstore), 138        Noble Superstore), the Ground Lease does not
                     (Richmond Kroger        require the lessor to enter into a new lease with
                     Supermarket), 139       the Seller, as mortgagee.
                     (Butterfield Plaza),
                     172 (St. Vincent        With respect to Mortgage Loan No. 138 (Richmond
                     Medical Building)       Kroger Supermarket), the Ground Lease: (a) does
                                             not require that notice of a material default be
                                             given to the Seller, as mortgagee, (b) does not
                                             require that the Seller be provided an opportunity
                                             to cure defaults under the Ground Lease, (c) does
                                             not require Seller's, as mortgagee, consent to an
                                             amendment or termination of the Ground Lease, and
                                             (d) does not require the lessor to enter into a
                                             new lease with the Seller, as mortgagee.

                                             With respect to Mortgage Loan No. 139 (Butterfield
                                             Plaza), the Ground Lease: (a) does not require
                                             Seller's consent to an amendment or termination of
                                             the Ground Lease and (b) does not require the
                                             lessor to enter into a new lease with the Seller.


----------------------------------------------------------------------------------------------------
REP. NO.               LOAN NO.              EXPLANATION
----------------------------------------------------------------------------------------------------
                                             With respect to Mortgage Loan No. 172 (St. Vincent
                                             Medical Building), the Ground Lease: (a) does not
                                             require Seller's consent to an amendment or
                                             termination of the Ground Lease and (b) does not
                                             require the lessor to enter into a new lease with
                                             the Seller.

----------------------------------------------------------------------------------------------------
24. Cross-           68-69 (Saticoy          With respect to each grouping of listed loans, the
collateralization    Industrial Center &     Mortgage Loans in each grouping are either
                     Coldwater Industrial    cross-collateralized or cross-defaulted with the
                     Center), 76-77          other loans in such grouping.
                     (Courtyard at
                     Jamestown I &
                     Courtyard at Jamestown
                     II), 81-83 (Ocean View
                     Apartments & Meadow
                     Pond Apartments,
                     Concord Park North
                     Apartments, & Franklin
                     Court Apartments),
                     119-120 (7240 Building
                     E & Minnehaven
                     Square), 126-127
                     (Jefferson West
                     Apartments & Willow
                     Apartments), 155-156
                     (1530 Goodyear
                     Industrial & 3715
                     Hawkins Industrial)
----------------------------------------------------------------------------------------------------

25. Releases of      Mortgage Loan Nos.      With respect to Mortgage Loan Nos. 96-98 (129 West
      Mortgage       96-98 (129 West         Hibiscus Boulevard, 13 East Melbourne Avenue,
      Property       Hibiscus Boulevard, 13  Babcock Square) upon the Mortgagor's prior written
                     East Melbourne Avenue,  request, the Seller shall allow a transfer of
                     Babcock Square)         title effecting a release portion of the Mortgaged
                                             Property, under the following terms and
                                             conditions: (a) the transfer and release shall
                                             apply to no more than two of the three parcels
                                             which constitute the Mortgaged Property; (b) the
                                             Seller shall receive a principal reduction payment
                                             equal to the greater of (i) the then outstanding
                                             loan balance divided by the net leaseable square
                                             footage of the entire Mortgaged Property, or (ii)
                                             an amount sufficient so that the remaining parcels
                                             produce a DSCR of no less than 1.40x, and a LTV of
                                             not more than 60%; (c) the Seller shall receive a
                                             prepayment premium of 1% of the outstanding
                                             principal loan balance for the first transfer and
                                             release, and the Prepayment Premium calculated in
                                             accordance with the prepayment provision of the
                                             Note for any subsequent transfer and release. In
                                             the event that two parcels are transferred and
                                             released simultaneously, the Seller's standard
                                             Prepayment  Premium shall be due; and (d) the
                                             Mortgagor shall be responsible for all related
                                             costs and expenses.
----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
REP. NO.               LOAN NO.              EXPLANATION
----------------------------------------------------------------------------------------------------
30. Junior Liens     102 (Centre Plaza),     With respect to Mortgage Loan No. 102 (Centre
                     156 (3715 Hawkins       Plaza) the Mortgagor has the right to obtain
                     Industrial), 161 (5821  secondary financing solely for the purpose of
                     Midway Industrial),     allowing the Guarantor to obtain equity funds from
                     205 (Caribou Center),   the entities associated with or directly
                     205 (Shannon South      controlled by the Guarantor.
                     Apartments)
                                             With respect to Mortgage Loan No. 156 (3715
                                             Hawkins Industrial) the Mortgagor has additional
                                             secured (purchase money second mortgage)
                                             subordinate financing in the amount of $50,000
                                             extended by Good Management Inc. as well as
                                             additional secured (purchase money second
                                             mortgage) subordinate financing in the amount of
                                             $99,126 extended by Good Management Inc. A
                                             subordination agreement governing the relative
                                             rights of the senior lender and the subordinate
                                             lender has been executed and recorded in the
                                             public records. No other secured financing is
                                             permitted to be incurred by the Mortgagor.

                                             With respect to Mortgage Loan No. 161 (5821 Midway
                                             Industrial) the Mortgagor has additional secured
                                             (purchase money second mortgage) subordinated
                                             financing in the amount of $50,000 extended by
                                             Good Management Inc. No other secured financing is
                                             permitted to be incurred by the Mortgagor. A
                                             subordination agreement governing the relative
                                             rights of the senior lender and the subordinate
                                             lender has been executed.

                                             With respect to Mortgage Loan No. 205 (Caribou
                                             Center) the Mortgagor may, with the consent of the
                                             Seller, have the right to obtain secondary
                                             financing on the property as long as it does not
                                             exceed the lesser of $25,000 or 70% of the fair
                                             market value of the premises as determined by the
                                             Seller and the total amount of the net income
                                             generated by the premises and available for debt
                                             service for both the first mortgage loan and any
                                             subordinate mortgage may not be less than 140% of
                                             the aggregated debt service. The term of any such
                                             subordinate mortgage shall not exceed the term of
                                             the applicable lease for which the related tenant
                                             improvement work is to be performed.

                                             With respect to Mortgage Loan No. 209 (Shannon
                                             South Apartments) the Mortgagor has additional
                                             secured (purchase money second mortgage)
                                             subordinate financing in the amount of $100,000
                                             extended by Shannon South Partners. No other
                                             secured financing is permitted to be incurred
                                             by the Mortgagor.


----------------------------------------------------------------------------------------------------
REP. NO.               LOAN NO.              EXPLANATION
----------------------------------------------------------------------------------------------------
40. Prepayment       96-98 (129 West         With respect to Mortgage Loan Nos. 96-98 (129 West
     Penalties       Hibiscus Boulevard, 13  Hibiscus Boulevard, 13 East Melbourne Avenue,
                     East Melbourne Avenue,  Babcock Square) upon the Mortgagor's prior written
                     Babcock Square), 177    request, the Seller shall allow a transfer of
                     (Western Business)      title effecting a release portion of the Mortgaged
                                             Property, under the following terms and
                                             conditions: (a) the transfer and release shall
                                             apply to no more than two of the three parcels
                                             which constitute the Mortgaged Property; (b) the
                                             Seller shall receive a principal reduction payment
                                             equal to the greater of (i) the then outstanding
                                             loan balance divided by the net leaseable square
                                             footage of the entire Mortgaged Property, or (ii)
                                             an amount sufficient so that the remaining parcels
                                             produce a DSCR of no less than 1.40x, and a LTV of
                                             not more than 60%; (c) the Seller shall receive a
                                             prepayment premium of 1% of the outstanding
                                             principal loan balance for the first transfer and
                                             release, and the Prepayment Premium calculated in
                                             accordance with the prepayment provision of the
                                             Note for any subsequent transfer and release. In
                                             the event that two parcels are transferred and
                                             released simultaneously, the Seller's standard
                                             Prepayment  Premium shall be due; and (d) the
                                             Mortgagor shall be responsible for all related
                                             costs and expenses.

                                             With respect to Mortgage Loan No. 177 (Western
                                             Business), the prepayment premium shall equal to:
                                             the greater of  (a) 1% of the principal amount
                                             prepaid or (b) an amount equal to the amount
                                             needed to add to the then remaining unpaid
                                             principal so that the total amount invested in a
                                             United States Treasury Bond or Note with a
                                             maturity on or about February 1, 2001 will yield
                                             to Lender to February 1, 2002 the same amount that
                                             Lender would have received had the loan not been
                                             prepaid.  As the date is past February 1, 2002,
                                             the most that Seller should be expected to receive
                                             from the referenced prepayment premium is the
                                             amount set forth in (a) above.
----------------------------------------------------------------------------------------------------
42. Single Purpose                           [To be provided upon review of Schedule 4]
     Entity
----------------------------------------------------------------------------------------------------
46. Terrorism                                [OPEN - To be provided upon amended MLPA
     Insurance                               representation and review of summary chart]
     Summary Report

                                   Schedule B

    List of Mortgagors that are Third-Party Beneficiaries Under Section 5(b)


1.    Mortgage Loan Numbers 68, 69

      Related Mortgagors:  13006 Saticoy LLC and 7306 Coldwater LLC

2.    Mortgage Loan Numbers 76, 77

      Related Mortgagors:  Courtyard at Jamestown Associates, L.C.

3.    Mortgage Loan Numbers 81-83

      Related Mortgagors:  Jacques Wajsfelner and Susanne Wajsfelner

4.    Mortgage Loan Numbers 119, 120

      Related Mortgagors:  Lindsay Can-Am Limited Partnership

5.    Mortgage Loan Numbers 126, 127

      Related Mortgagors:  A. Joel Klein Trust uta 6/19/89 et al.

6.    Mortgage Loan Numbers 155, 156

      Related Mortgagors: Sunbelt Business Centers Partnership VIII and Sunsetbelt Business Partnership

                                    EXHIBIT 3

                               PRICING FORMULATION

            Purchase Price                        $211,686,921

                                    EXHIBIT 4

                                  BILL OF SALE

            1. PARTIES. The parties to this Bill of Sale are the following:

                  Seller:           The Union Central Life Insurance Company
                  Purchaser:        Morgan Stanley Dean Witter Capital I Inc.

            2. SALE. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of December 1, 2002 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. PURCHASE PRICE. The amount and other consideration set forth on Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. DEFINITIONS. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this ___ day of December, 2002.

SELLER:                                THE UNION CENTRAL LIFE INSURANCE
                                       COMPANY

                                       By: ___________________________________
                                           Name:
                                           Title:


PURCHASER:                             MORGAN STANLEY DEAN WITTER CAPITAL I INC.

                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY


THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:

GMAC Commercial Mortgage Corporation
200 Witmer Road
P.O. Box 1015
Horsham, Pennsylvania 19044-8015
Attention: [___________________]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset Backed Securities Trust Services Group

--------------------------------------------------------------------------------



                            LIMITED POWER OF ATTORNEY

            Know all persons by these presents; that the undersigned, having an address of [MORTGAGE LOAN SELLER'S ADDRESS] (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint GMAC Commercial Mortgage Corporation, having an address of 200 Witmer Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, Attention: Portfolio Manager - Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 (the "General Master Servicer"), GMAC Commercial Mortgage Corporation, having an address of 550 California Street, 12th Floor, San Francisco, California 94104, Attention: Portfolio Manager - Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 (the "General Special Servicer") and LaSalle Bank National Association, having an address of 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Service Group-Morgan Stanley Dean Witter Capital I Inc., Series 2002-IQ3 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            1. To empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            2. This power of attorney shall be limited to the above-mentioned exercise of power.

            3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc., as Depositor, the General Master Servicer, the General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, Principal Global Investors, LLC, as Special Servicer of the San Tomas Mortgage Loan, the Trustee and ABN AMRO Bank N.V., as Fiscal Agent, with respect to the Trust.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of December, 2002.

Witnessed by:                          [SELLER]



___________________________            By:________________________
Print Name:                            Name:
                                       Title:



STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.



_______________________________________
Commission Expires:

                                   EXHIBIT K-3

                  FORM OF MORTGAGE LOAN PURCHASE AGREEMENT III
                                  (PRUDENTIAL)

            Mortgage Loan Purchase Agreement ("Agreement"), dated as of December 1, 2002, between Prudential Mortgage Capital Funding, LLC (the "Seller"), and Morgan Stanley Dean Witter Capital I Inc. (the "Purchaser").

            The Seller agrees to sell and the Purchaser agrees to purchase certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2002, between the Purchaser, as depositor, GMAC Commercial Mortgage Corporation, as general master servicer (the "General Master Servicer"), GMAC Commercial Mortgage Corporation, as general special servicer (the "General Special Servicer"), NCB, FSB, as NCB master servicer (together with the General Master Servicer, as applicable, the "Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (the "Co-op Special Servicer"), Principal Global Investors, LLC, as special servicer with respect to the San Tomas Mortgage Loan (together with the General Special Servicer and the Co-op Special Servicer, as applicable, the "Special Servicer"), LaSalle Bank National Association, as trustee, paying agent and certificate registrar (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by the Purchaser (collectively the "Other Mortgage Loans"), the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. (the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated December 5, 2002 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class X-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class E-I, Class R-I, Class R-II and Class R-III Certificates (the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated December 5, 2002 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated November 22, 2002, as supplemented by a Prospectus Supplement dated December 5, 2002 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum dated December 5, 2002 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's due date in the month of December 2002. The Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $172,290,800. The sale of the Mortgage Loans shall take place on December 17, 2002 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, subject to that certain Servicing Rights Purchase and Sale Agreement, dated December 1, 2002, between the Seller and the General Master Servicer, in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the Master Servicer and the Special Servicer to empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Master Servicer or the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents, at the Seller's expense, after the periods set forth above, provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions and additional time periods as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon or if any such original modification, consolidation or extension agreement has been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, a true copy of such modification, consolidation or extension certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by the Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (i) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the Seller to be a true and complete copy of the original assignment submitted for recording, and (ii) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, an original binder, actual title commitment, pro forma policy or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with a Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee executed and delivered in connection with the Mortgage Loan;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements, if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (or, with respect to a letter of credit representing tenant security deposits which have been collaterally assigned to the lender, a copy), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (or, with respect to a letter of credit representing tenant security deposits which have been collaterally assigned to the lender, a copy), which shall be held by the applicable Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the applicable Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if the applicable Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the applicable Primary Servicer (or Master Servicer). The applicable Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for hotels and mortgage properties securing Mortgage Loans with a Cut-Off Date principal balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender; and

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            The original of each letter of credit referred to in clause (l) above shall be delivered to the Primary Servicer, the Master Servicer or the Trustee (as the case may be) within 45 days of the Closing Date. In addition, a copy of any ground lease shall be delivered to the Primary Servicer within 30 days of the Closing Date. Any failure to deliver any ground lease shall constitute a document defect.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer or any Assistant Treasurer.

            The Assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and the assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a photocopy thereof (to the extent available, certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording or, if such certification is not available, together with an Officer's Certificate of the Seller stating that such document has been sent to the appropriate public recording official for recordation), to the Trustee within such 90 day period, the Seller shall then deliver within 180 days after the Closing Date the recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due thereon after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above (with recording information in blank if such information is not yet available). Within 15 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the General Master Servicer or the applicable Primary Servicer, the Seller will draw on such letter of credit as directed by the General Master Servicer or such Primary Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans or Companion Loans and that are not required to be delivered to the Trustee and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Companion Loan (the "Servicing File") shall be shipped by the Seller to or at the direction of the Master Servicer, on behalf of the Purchaser, on or prior to the 75th day after the Closing Date, in accordance with Section 3.1 of the Primary Servicing Agreement, if applicable.

            The Servicing File shall include, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any attorney-client privileged communications, internal correspondence or credit analysis. Delivery of any of the foregoing documents to the Primary Servicer shall be deemed a delivery to the Master Servicer and satisfy Seller's obligations under this sub-paragraph.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein, subject to the requirements of the Primary Servicing Agreement. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a limited liability company in good standing under the laws of Delaware. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Seller shall make for the benefit of the Trustee on behalf of the holders of the Certificates, whether directly or by way of the Purchaser's assignment of its rights hereunder to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure period), not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify, in writing, the other parties; provided that any breach of the representation and warranty contained in paragraph (40) of such Exhibit 2 shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. Promptly (but in any event within three Business
Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage"(as defined in the Code), but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material aspects within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date, at its option replace, without recourse, any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, such repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the breach or defect. The Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or a Material Breach as contemplated above (a "Defective Mortgage Loan"), (ii) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans ("Crossed Mortgage Loans") and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of (x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Crossed Mortgage Loans (including the Affected Loans(s)), at the time of repurchase or replacement. The determination of the Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause to be delivered, or direct the Seller to (in which case the Seller shall) cause to be delivered to the Master Servicer, (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause
(2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of such Crossed Mortgage Loan will not result in an Adverse REMIC Event.

            With respect to any Defective Mortgage Loan, to the extent that the Seller is required to repurchase or substitute for such Defective Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any Crossed Mortgage Loan, the Seller and the Purchaser hereby agree to forebear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Crossed Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File (i) a certified copy of the Mortgage by the local authority with which the Mortgage was recorded or (ii) a true and correct copy of the Mortgage together with an Officer's Certificate of the Seller certifying that said copy is a true and correct copy of the original Mortgage executed at the closing of the Mortgage Loan; or (c) the absence from the Mortgage File of the original Title Insurance Policy, an original binder, pro forma policy or an actual title commitment or a copy thereof certified by the title company. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a) of the Pooling and Servicing Agreement, the Master Servicer) will take the steps described elsewhere in this Section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the Seller for the cure of the Material Document Defect or repurchase or replacement of the related Mortgage Loan.

            The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in
Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice described in the first sentence of this paragraph to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property from the date that it was notified of such intention to exercise such Option or of such offer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without (i) recourse of any kind (either express or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either express or implied) by the Seller to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer, or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, including all related expenses up to the date the remainder of such Purchase Price is actually paid, with such Liquidation Fee, payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 43 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or the applicable Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 41 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, NY 10038 at 9:00 a.m., New York time, on the Closing Date.

            The obligation of the Seller and the Purchaser to close shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller's Information (as defined in that certain indemnification agreement, dated December 1, 2002, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement, and neither the Underwriters nor the Initial Purchaser shall have suspended, delayed or otherwise cancelled the Closing Date.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of existence for the Seller from the Secretary of Delaware dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under Delaware law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated December 1, 2002.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Dean Witter Capital I Inc., 1585 Broadway, New York, New York 10036, Attention:
Cecilia Tarrant, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to Prudential Mortgage Capital Funding, LLC at Four Gateway Center, 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102, Attention: John Kelly (or such other address as may hereafter be furnished in writing by the Seller).

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.


            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                       PRUDENTIAL MORTGAGE CAPITAL FUNDING,
                                          LLC

                                       By:____________________________________
                                          Name:
                                          Title:


                                       MORGAN STANLEY DEAN WITTER CAPITAL I INC.



                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

LOAN      MORTGAGE LOAN  LOAN       PROPERTY                                                                  ZIP     PROPERTY
POOL NO.  SELLER         NUMBER     NAME                                          CITY               STATE    CODE    TYPE
-----------------------------------------------------------------------------------------------------------------------------------
3         PMCC           6104705    The Richards Building                         Cambridge            MA     02139  Office
8         PMCC           6104699    Evergreen Plaza                               Staten Island        NY     10306  Retail
10        PMCC           6104685    Riverland Woods Apartments                    Charleston           SC     29412  Multifamily
11        PMCC           6104700    Village Greens Shopping Center                Staten Island        NY     10312  Retail
12        PMCC           6103806    Bethany Village Centre                        Portland             OR     97229  Retail
18        PMCC           6103995    Magnolia Ridge Apartments                     Metairie             LA     70002  Multifamily
21        PMCC           6104689    The Physicians Centre Medical Office Building Bryan                TX     77802  Office
25        PMCC           6104723    Highlands Business Park                       Warrensville Heights OH     44128  Industrial
34        PMCC           6104692    Villa San Marco Apartments                    Tallahassee          FL     32304  Multifamily
37        PMCC           6104650    Chicago & Kedzie Shopping Center              Chicago              IL     60651  Retail
38        PMCC           6104711    Encino Park Apartments                        San Angelo           TX     76904  Multifamily
41        PMCC           6104740    EZ Storage - Bowie                            Bowie                MD     20715  Self Storage
43        PMCC           6104729    Town Center Heights Apartments                Portland             OR     97266  Multifamily
45        PMCC           6104724    LA County Industrial Building                 Santa Fe Springs     CA     90670  Industrial
50        PMCC           6104703    Palo Alto Office Building                     Palo Alto            CA     94304  Office
61        PMCC           6104744    Emerald Pointe Apartments                     Tucson               AZ     85710  Multifamily
70        PMCC           6104666    Americana Shopping Center                     Mountain View        CA     94040  Retail
91        PMCC           6104742    Rainbow Professional Center II                Las Vegas            NV     89146  Office
106       PMCC           6104678    McMinnville Town Center                       McMinnville          OR     97128  Retail



PROPERTY                    ORIGINAL       CUT-OFF          MASTER     MASTER SERVICING   PRIMARY      SUB-SERVICING  PRIMARY EXCESS
SUB-TYPE                    BALANCE        BALANCE          FEE          EXCESS FEE        FEE            FEE            SERVICING
-----------------------------------------------------------------------------------------------------------------------------------
Urban                      $33,000,000    $32,944,519        2                5             1                0               5
Anchored                   $18,300,000    $18,281,747        2                5             1                0               5
Garden                     $17,250,000    $17,204,441        2                5             1                0               3
Anchored                   $15,200,000    $15,184,606        2                5             1                0               0
Anchored                   $13,140,000    $13,129,419        2                5             1                0               5
Garden                      $9,900,000     $9,890,768        2                5             1                0               0
Medical                     $8,775,000     $8,742,379        2                5             1                0               0
Flex Industrial             $8,300,000     $8,286,896        2                5             1                0               0
Garden                      $6,500,000     $6,488,431        2                5             1                0               0
Anchored                    $6,100,000     $6,087,215        2                5             1                0               0
Garden                      $5,800,000     $5,789,466        2                5             1                0               0
Self Storage                $5,350,000     $5,342,244        2                5             1                0               0
Garden                      $5,100,000     $5,094,942        2                5             1                0               5
Warehouse                   $5,044,550     $5,039,283        2                5             1                0               5
Urban                       $4,000,000     $3,975,259        2                5             1                0               0
Garden                      $3,400,000     $3,396,583        2                5             1                0               0
Anchored                    $3,140,000     $2,962,306        2                5             1                0               0
Suburban                    $2,355,000     $2,352,787        2                5             1                0               5
Shadow Anchored             $2,100,000     $2,097,509        2                5             1                0               0

TOTALS/WEIGHTED AVERAGES: $172,754,550   $172,290,800

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

            1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

            2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or to the Trustee.

            3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

            4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the foregoing items (a) through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. In the case of a Mortgaged Property operated as a hotel or an assisted living facility, the Mortgagor's personal property includes all personal property that a prudent mortgage lender making a similar Mortgage Loan would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

            5. Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

            6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part (except for partial reconveyances of real property that are set forth on Schedule A to Exhibit 2), nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that, in each case, materially adversely affects the value of the related Mortgaged Property. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the Mortgage Loans has been materially modified since October 7, 2002.

            7. Condition of Property; Condemnation. With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an engineering report issued after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established based on the engineering report) that would materially and adversely affect its value as security for the related Mortgage Loan and (ii) with respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an engineering report 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each Mortgaged Property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related Mortgage Loan as of the date hereof. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

            8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy, a pro forma policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

            9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement that must be satisfied as a condition to disbursements of any funds escrowed for such purpose have been complied with on or before the Closing Date, or any such funds so escrowed have not been released.

            10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

            11. Trustee under Deed of Trust. If any Mortgage is a deed of trust, (1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

            12.  Environmental Conditions.

            (i) With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an environmental site assessment after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, an environmental site assessment, or an update of a previous such report, was performed with respect to each Mortgaged Property in connection with the origination or the acquisition of the related Mortgage Loan, a report of each such assessment (or the most recent assessment with respect to each Mortgaged Property) (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated or (iii) the related Mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan. In connection with the origination of each Mortgage Loan, each environmental consultant has represented in such Environmental Report or in a supplement letter that the environmental assessment of the applicable Mortgaged Property was conducted utilizing generally accepted Phase I industry standards using the American Society for Testing and Materials (ASTM) Standard Practice E 1527-00.

            (ii) With respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an environmental site assessment meeting ASTM Standards after the First day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, (i) no Hazardous Material is present on such Mortgaged Property such that (1) the value, use or operation of such Mortgaged Property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (ii) such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such Mortgaged Property and neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

      "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.ss.ss.9601 et seq.), the Hazardous Materials Transportation Act as amended (42 U.S.C.ss.ss.6901 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.ss.6901 et seq.), the Federal Water Pollution Control Act as amended (33 U.S.C.ss.ss.1251 et seq.), the Clean Air Act as amended (42 U.S.C.ss.ss.1251 et seq.) and any regulations promulgated pursuant thereto.

Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws or regulations.

            13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreement.

            14. Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against with respect to similarly situated properties in the locality of the Mortgaged Property (so-called "All Risk" coverage) in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements located at the Mortgaged Property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, for properties of similar types and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied (a) to the restoration or repair of the related Mortgaged Property, (b) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Mortgagor, or (c) to the reduction of the principal amount of the Mortgage Loan. For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, in connection with the origination of the Mortgage Loan secured by such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage.

            15. Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties would be first payable thereon.

            16. Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

            17. Leasehold Estate. Each Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), and as to such Ground Leases:

                  (i) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) does not prohibit the current use of the Mortgaged Property and does not prohibit the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

                  (ii) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

                  (iii) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and the Trustee as its assignee upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor or if such lessor's consent is required it cannot be unreasonably withheld;

                  (iv) Such Ground Lease is in full force and effect, and the Ground Lease provides that no material amendment to such Ground Lease is binding on a mortgagee unless the mortgagee has consented thereto, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

                  (v) Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered or is required to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

                  (vi) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

                  (vii) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the Stated Maturity Date of the related Mortgage Loan;

                  (viii) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the holder of the ground lease interest will be applied either (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling a third party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon; and

                  (ix) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders lending on a similar Mortgaged Property in the lending area where the Mortgaged Property is located; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

                  (x) Such Ground Lease requires the Lessor to enter into a new lease upon termination of such Ground Lease if the Ground Lease is rejected in a bankruptcy proceeding.

            18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

            19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations
Section 1.860G-2(a)(1)(ii)).

            20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

            21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

            22. No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, except, in each case, for liens insured against by the Title Policy referred to herein, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

            23. Compliance with Usury Laws. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws in effect at its date of origination.

            24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

            25. Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage. The Mortgages relating to those Mortgage Loans identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith. Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule A, no Mortgage Loan permits the full or partial release or substitution of collateral unless the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.1001-3 and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents require the related Mortgagor to bear the cost of such opinion.

            26. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization (except that the ARD Loan may provide for the accrual of interest at an increased rate after the Anticipated Repayment Date) or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

            27. No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16 and 17 of this Exhibit 2.

            28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

            29. Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination or in connection with the sale of the related Mortgage Loan by the Seller hereunder.

            30. Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

            31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            32. Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards.

            33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan or as of the date of the sale of the related Mortgage Loan by the Seller hereunder, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

            34. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

            35. Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, or a controlling interest in the related Mortgagor, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            36. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes either (a) the recourse obligations of at least one natural person or (b) the non-recourse obligations of the related Mortgagor, provided that at least one natural person (and the Mortgagor if the Mortgagor is not a natural person) is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents.

            37.  Reserved.

            38. REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). The Seller does not have knowledge of any facts or circumstances which would cause a court of competent jurisdiction to find that the Seller had "improper knowledge" (as the term is defined in Treasury Regulation 1.856-6(b)(3)) such that the related Mortgaged Property would fail to qualify as "foreclosure property" within the meaning of IRC Section 860(a)(8).

            39.  Reserved.

            40. Prepayment Premiums. As of the applicable date of origination of each such Mortgage Loan, any prepayment premiums and yield maintenance charges payable under the terms of the Mortgage Loans, in respect of voluntary prepayments, constituted customary prepayment premiums and yield maintenance charges for commercial mortgage loans of the Seller.

            41. Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

            42. Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $10 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in, and operation of, such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person.

            43. Defeasance and Assumption Costs. The related Mortgage Loan Documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the Lender incurred in connection with (i) the defeasance of such Mortgage Loan and the release of the related Mortgaged Property, and (ii) the approval of an assumption of such Mortgage Loan.

            44. Defeasance. No Mortgage Loan provides that it can be defeased until a date that is more than two years after the Closing Date or provides that it can be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States.

            45. Terrorism Insurance Summary Report. The information set forth on Schedule C hereto, was true and correct in all material respects as of November 25, 2002.

                                   Schedule A

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
                       REGARDING INDIVIDUAL MORTGAGE LOANS
                             (Prudential - 2002-IQ3)

--------------------------------------------------------------------------------

REP NO.   MORTGAGE LOAN NO.          EXPLANATION
--------------------------------------------------------------------------------


                                SCHEDULE A-6

          MORTGAGE STATUS; WAIVERS AND MODIFICATIONS - EXCEPTIONS

          Loan No. 6104699 (Evergreen Plaza Shopping Center). The Mortgage Loan was modified pursuant to that certain Modification of Amended, Restated and Consolidated Mortgage and Security Agreement dated as of November 22, 2002, modifying the provisions relating to the release of funds held in the Holdback Reserve.

          Loan No. 6104689 (The Physicians Centre Medical Office Building). The Mortgage Loan was modified pursuant to that certain Modification Agreement dated as of November 1, 2002, modifying the interest rate provision to remove the 10 basis point increase in the interest rate.

          Loan No. 6104666 (Americana Shopping Center). The Subordination and Modification Agreement was executed on October 8, 2002. The Seller acquired this Mortgage Loan on October 11, 2002.

          Various Mortgage Loans. The Mortgage Loans listed below closed after October 7, 2002. With respect to these Mortgage Loans, the representation that the Mortgage Loans have not been materially modified since October 7, 2002 is not applicable.

          Loan No. 6104744 (Emerald Pointe Apartments)

          Loan No. 6104729 (Town Center Heights Apartments)

          Loan No. 6104724 (LA County Industrial Building)

          Loan No. 6104740 (EZ Storage - Bowie)

          Loan No. 6104742 (Rainbow Professional Center II)

          Loan No. 6103995 (Magnolia Ridge Apartments )

          Loan No. 6104703 (Palo Alto Office Building)

          Loan No. 6104650 (Chicago & Kedzie Shopping Center)

          Loan No. 6104700 (Village Greens Shopping Center)

          Loan No. 6104699 (Evergreen Plaza Shopping Center)

                                SCHEDULE A-7

              CONDITION OF PROPERTY; CONDEMNATION - EXCEPTIONS

          Loan No. 6103995 (Magnolia Ridge Apartments ). The related borrower was notified that the Louisiana Department of Transportation was condemning approximately 0.098 of an acre for access road widening. The condemned portion of the Mortgaged Property is located along a highway in the northwest corner of the Mortgaged Property. An Order for Expropriation provides for compensation to the related borrower in the amount of $230,000.00 and the State has deposited such amount with the applicable court. This deposit entitles the State to ownership and use of the condemned property. The related borrower is permitted to contest the level of compensation in court. A portion of the Mortgaged Property's signage and a few parking spaces are located on the condemned portion and must be relocated. The related Mortgage Loan documents provide that the borrower shall deposit any condemnation award with lender in a reserve. The related Mortgage Loan documents obligate the borrower to relocate the sign and restripe or pave new parking to bring the property into compliance with applicable law and regulations and permit the use of the condemnation award proceeds for such purpose before the earlier of 90 days after receipt of the award and such earlier time as may be required by law, regulation or agreement with the State. Excess proceeds are retained by the lender until the State's construction in the vicinity of the property is completed and 12-month debt service coverage ratio and occupancy tests are satisfied, whereupon, provided no event of default exists, such proceeds are released to the borrower.

                                SCHEDULE A-8

                        TITLE INSURANCE - EXCEPTIONS

          Loan No. 6104724 (LA County Industrial Building). A previous owner of the Mortgaged Property has the option, pursuant to a certain Addendum and Amendment to Purchase Agreement (the "Option Agreement"), to acquire a piece of the Mortgaged Property which right is secured by an option deed of trust that has been recorded on the land records. If the previous owner exercises this right, the portion of the Mortgaged Property encumbered by this right would need to be released from the collateral. At the time of origination of the Mortgage Loan, Seller, as part of its underwriting process, did not give any value to this portion of the Mortgaged Property nor did it include any of the income from it, however, the appraisal valued the entirety of the property for reference purposes. If this reconveyance were to occur and release of the portion of the Mortgaged Property were necessary, there is no release price for this release because as stated above, Seller did not include the value of this portion of the Mortgaged Property nor any of the income from it in its underwriting analysis. The Option Agreement and the option deed of trust were subordinated to the lien of the Mortgage.

                               SCHEDULE A-13

                     LOAN DOCUMENT STATUS - EXCEPTIONS

          All Mortgage Loans. With respect to all of the Mortgage Loans, certain provisions contained in the Mortgage Loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the representation) such limitations on enforceability will not render such Mortgage Loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

                               SCHEDULE A-14

                           INSURANCE - EXCEPTIONS

          All Mortgage Loans. With respect to all of the Mortgage Loans, notwithstanding the requirements and standards set forth in paragraph 14(d) of the representation, the Mortgage Loan documents for each of the Mortgage Loans provides for a comprehensive general liability insurance policy in an amount of not less than $1 million per occurrence.

          Loan No. 6104699 (Evergreen Plaza Shopping Center). Pathmark Stores, Inc., one of the tenants at the related Mortgaged Property, currently maintains its own insurance coverage as permitted pursuant to the terms of its lease.

                                    A-17-3
                                SCHEDULE A-17

                        LEASEHOLD ESTATE - EXCEPTIONS

            Loan No. 6104666 (Americana Shopping Center). Although the Mortgagor is a lessee under a ground lease and the Mortgaged Property is secured by the Mortgagor's leasehold interest in the Mortgaged Property, the Mortgage Loan is also secured by a fee interest covering the entire Mortgaged Property.

            Loan No. 6104703 (Palo Alto Office Building). The following table outlines the exceptions from the required representation for the Palo Alto Office Building Mortgage Loan:

------------------------------------------------------------------------------------------
               REPRESENTATION                                EXCEPTION
------------------------------------------------------------------------------------------
Sec. 17(v) - Such Ground Lease, or an estoppel      The estoppel letter only runs to the
letter or other agreement, (A)requires the          benefit of Seller, the trustee and/or
lessor under such Ground Lease to give notice       purchasing entity at securitization,
of any default by the lessee to the holder of       and the servicer.
the Mortgage; and (B) provides that no notice
of termination given under such Ground Lease        In addition, there is no general new
is effective against the holder of the              lease assurance, as it is required
Mortgage unless a copy of such notice has been      only in the event of a bankruptcy.
delivered to such holder and the lessor has
offered or is required to enter into a new
lease with such holder on terms that do not
materially vary from the economic terms of the
Ground Lease
------------------------------------------------------------------------------------------

Sec. 17(vi) - A mortgagee is permitted a            The estoppel letter only runs to the
reasonable opportunity (including, where            benefit of Seller, the trustee and/or
necessary, sufficient time to gain possession       purchasing entity at securitization,
of the interest of the lessee under such            and the servicer, not any mortgagee.
Ground Lease) to cure any default under such
Ground Lease, which is curable after the
receipt of notice of any such default, before
the lessor thereunder may terminate such
Ground Lease.
------------------------------------------------------------------------------------------

Sec. 17(vii) - Such Ground Lease has an             The Ground Lease expires in 2030,
original term (including any extension options      therefore the term extends only 18
set forth therein) which extends not less than      years beyond the Stated Maturity Date
twenty years beyond the Stated Maturity Date        of the related Mortgage Loan.
of the related Mortgage Loan
------------------------------------------------------------------------------------------
Sec. 17(ix) - Such Ground Lease does not            The ground lease is silent as to
impose any restrictions on subletting which         nondisturbance, however, there are
would be viewed as commercially unreasonable        restrictions on use and subletting
by prudent commercial mortgage lenders lending      such that the related Mortgaged
on a similar Mortgaged Property in the lending      Property can be used only for
area where the Mortgaged Property is located;       research-oriented industrial park
                                                    purposes and may be occupied only by
                                                    firms whose products require
                                                    substantial technological research.
                                                    Further,  lessee is required to
                                                    diligently look first for single
                                                    tenant occupants before subleasing to
                                                    multiple tenants, and retail users
                                                    are not permitted.

          Loan No. 6104678 (McMinnville Town Center). The following table outlines the exceptions from the required representation for the McMinnville Town Center Mortgage Loan:

------------------------------------------------------------------------------------------
               REPRESENTATION                                EXCEPTION
------------------------------------------------------------------------------------------
Sec. 17(v) - Such Ground Lease, or an               The ground lease and ground lessor
estoppel letter or other agreement, (A)             agreement do not specifically state
requires the lessor under such Ground Lease         that no termination is effective
to give notice of any default by the lessee         without notice of termination being
to the holder of the Mortgage; and (B)              given to the lender.  However, the
provides that no notice of termination given        ground lease may not be terminated
under such Ground Lease is effective against        without lender's prior consent unless
the holder of the Mortgage unless a copy of         there is a default that lender fails
such notice has been delivered to such holder       to cure under the notice and cure
and the lessor has offered or is required to        provisions (lender must get notice of
enter into a new lease with such holder on          default and has an additional period
terms that do not materially vary from the          of time beyond the tenant's period to
economic terms of the Ground Lease.                 cure) and the lender does have the
                                                    right to a new lease if terminated for
                                                    any reason.
------------------------------------------------------------------------------------------

Sec. 17(vii) - Such Ground Lease has an             The original maturity date of the
original term (including any extension              ground lease is September 16, 2032.
options set forth therein) which extends not        The Mortgage Loan matures November 1,
less than twenty years beyond the Stated            2012.  Therefore, the original term of
Maturity Date of the related Mortgage Loan.         the ground lease is approximately
                                                    about six weeks short of 20 years
                                                    beyond the maturity date.  The ground
                                                    lease does provide for one renewal
                                                    option of 22 years which may be
                                                    exercised if notice is sent at least
                                                    180 days prior to initial maturity
                                                    date.
------------------------------------------------------------------------------------------

          Loan No. 6104705 (The Richards Building). The following table outlines the exceptions from the required representation for The Richards Building Mortgage Loan:

------------------------------------------------------------------------------------------
               REPRESENTATION                                EXCEPTION
------------------------------------------------------------------------------------------
Sec. 17(i) - ; such Ground Lease (or the            The mortgagee must be an Approved
related estoppel letter or lender protection        First Mortgagee.  The estoppel
agreement between the Seller and related            certificate indicates that Seller,
lessor) does not prohibit the current use of        the Trust and any Servicer
the Mortgaged Property and does not prohibit        (including any special servicer) are
the interest of the lessee thereunder to be         each an Approved First Mortgagee.
encumbered by the related Mortgage;
------------------------------------------------------------------------------------------

Sec. 17(ii) - The lessee's interest in such         The ground lease permits fee
Ground Lease is not subject to any liens or         mortgages so long as they do not
encumbrances superior to, or of equal priority      interfere with lessee's right or fee
with, the related Mortgage, other than              owner's ability to lease.
Permitted Encumbrances.
------------------------------------------------------------------------------------------

Sec. 17(iii) - The Mortgagor's interest in such     The mortgagee must be an Approved
Ground Lease is assignable to the Purchaser and     First Mortgagee.  The estoppel
the Trustee as its assignee upon notice to, but     certificate indicates that Seller,
without the consent of, the lessor thereunder       the Turst and any Servicer
(or, if such consent is required, it has been       (including any special servicer) are
obtained prior to the Closing Date) and, in the     each an Approved First Mortgagee.
event that it is so assigned, is further
assignable by the Purchaser and its successors      The fee owner has a right of first
and assigns upon notice to, but without the         refusal but it is not triggered by a
need to obtain the consent of, such lessor or       foreclosure or deed in lieu of
if such lessor's consent is required it cannot      foreclosure, nor the first sale
be unreasonably withheld.                           thereafter by the Approved First
                                                    Mortgagee or its nominee.
------------------------------------------------------------------------------------------

Sec. 17(vi) - A mortgagee is permitted a            If the default is not curable within
reasonable opportunity (including, where            the specified time period and it has
necessary, sufficient time to gain possession       a material adverse effect on the fee
of the interest of the lessee under such Ground     owner's interest, than mortgagee is
Lease) to cure any default under such Ground        not given an opportunity to cure.
Lease, which is curable after the receipt of
notice of any such default, before the lessor
thereunder may terminate such Ground Lease.
------------------------------------------------------------------------------------------
Sec. 17(ix) - Such Ground Lease does not impose     Any sublease cannot have a term
any restrictions on subletting which would be       which is greater than 10 years or
viewed as commercially unreasonable by prudent      pertain to space in excess of 25,000
commercial mortgage lenders lending on a            square feet without fee owner's
similar Mortgaged Property in the lending area      consent.
where the Mortgaged Property is located; and
such Ground Lease contains a covenant that the      The subtenants can request
lessor thereunder is not permitted, in the          non-disturbance agreements from the
absence of an uncured default, to disturb the       fee owner.
possession, interest or quiet enjoyment of the
lessee thereunder for any reason, or in any
manner, which would materially adversely affect
the security provided by the related Mortgage

                               SCHEDULE A-21

              ADVANCEMENT OF FUNDS BY THE SELLER - EXCEPTIONS

          All Mortgage Loans. With respect to all of the Mortgage Loans, the representation is true, except for (i) interest accruing from the date of origination of each of the Mortgage Loans or the date of disbursement of Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note, and (ii) any amounts paid by a tenant as specifically provided under a related lease.

                               SCHEDULE A-25

                RELEASES OF MORTGAGED PROPERTY - EXCEPTIONS

          Loan No. 6104724 (LA County Industrial Building). A previous owner of the Mortgaged Property has the option, pursuant to a certain Addendum and Amendment to Purchase Agreement (the "Option Agreement"), to acquire a piece of the Mortgaged Property which right is secured by an option deed of trust that has been recorded on the land records. If the previous owner exercises this right, the portion of the Mortgaged Property encumbered by this right would need to be released from the collateral. At the time of origination of the Mortgage Loan, Seller, as part of its underwriting process, did not give any value to this portion of the Mortgaged Property nor did it include any of the income from it, however, the appraisal valued the entirety of the property for reference purposes. If this reconveyance were to occur and release of the portion of the Mortgaged Property were necessary, there is no release price for this release because as stated above, Seller did not include the value of this portion of the Mortgaged Property nor any of the income from it in its underwriting analysis. The Option Agreement and the option deed of trust were subordinated to the lien of the Mortgage.

                               SCHEDULE A-29

                     LOCAL LAW COMPLIANCE - EXCEPTIONS

          Loan No. 6104689 (The Physicians Centre Medical Office Building). There is no certificate of occupancy for a portion of the Mortgaged Property leased to J&S Studies Inc. (the expansion space), due to the fact that the tenant is in the process of building out this space.

                               SCHEDULE A-32

                           SERVICING - EXCEPTIONS

            Loan No. 6104666 (Americana Shopping Center). The servicing and collection practices used in connection with the related Mortgage Loan have met customary industry standards from and after October 11, 2002.

                               SCHEDULE A-35

                          DUE-ON-SALE - EXCEPTIONS

          All Mortgage Loans. With respect to all of the Mortgage Loans, in addition to the exceptions set forth in representation itself, the Mortgage Loan documents provide for transfers for reasons of family and estate planning.

          The Mortgage Loan documents for the following Mortgage Loans allow the members of the related borrower to incur debt in the future secured by their interests in the related borrower, subject to certain requirements as set forth in the related Mortgage Loan documents:

          Loan No. 6104685 (Riverland Woods Apartments)
          Loan No. 6104744 (Emerald Pointe Apartments)
          Loan No. 6104703 (Palo Alto Office Building)

                                SCHEDULE A-36

                          NON-RECOURSE - EXCEPTIONS

          Loan No. 6104740 (EZ Storage - Bowie). A natural person is liable for fraud and material misrepresentation and a corporation is liable for all other recourse obligations.


          Loan No. 6104705 (The Richards Building). A natural person is not liable for any of the recourse obligations. In addition, only the related borrower, which is not a natural person, provided an environmental indemnification. In lieu of an environmental indemnification from the guarantor, the related borrower provided a pollution legal liability policy in the amount of $17,000,000.


          Loan No. 6104666 (Americana Shopping Center). The Mortgage Loan documents did not provide any indemnification for any of the recourse obligations because borrower and all interested parties executed the related Mortgage Note. In addition, a natural person did not provide an environmental indemnification.



-------------------------------------------------------------------------------

                                   Schedule B

    List of Mortgagors that are Third-Party Beneficiaries Under Section 5(b)



                                      None

                                   Schedule C
                      (Terrorism Insurance Summary Report)

            As required by representation number 45 (Terrorism Insurance Summary Report), the following is a summary of the Terrorism Insurance with respect to the Mortgage Loans:



LOAN
TAB          INTERNAL LOAN PROPERTY                         PROPERTY                          BORROWER
NO.  SELLER  ID            NAME                             ADDRESS                           NAME
-----------------------------------------------------------------------------------------------------------------------------------
      PMCC   6103806       Bethany Village Centre           4708-4888 N.W. Bethany Boulevard  Bethany Village Centre, LLC
      PMCC   6103995       Magnolia Ridge Apartments        2501 Metairie Lawn Drive          J.O.B. Investments, LLC
      PMCC   6104650       Chicago & Kedzie Shopping Center 800 North Kedzie                  Chicago & Kedzie, LLC
      PMCC   6104666       Americana Shopping Center        703-705 E. El Camino Real         Youritan Construction Company
      PMCC   6104678       McMinnville Town Center          1431-1691 NE Highway 99W          Cal-McMinnville Associates, L.P.
      PMCC   6104685       Riverland Woods Apartments       1001 Riverland Woods Place        Riverland LLC



LOAN   ORIGINAL PRINCIPAL
TAB    ORIGINAL PRINCIPAL  CUT-OFF DATE MORTGAGE LOAN                                                           FUNDING
NO.     BALANCE             BALANCE     BORROWER                         PROPERTY                               DATE
-----------------------------------------------------------------------------------------------------------------------------------
       $13,140,000         $13,129,419  Bethany Village Centre, LLC      Bethany Village Centre                7/18/2002
        $9,900,000          $9,890,768  J.O.B. Investments, LLC          Magnolia Ridge Apartments            10/23/2002
        $6,100,000          $6,087,215  Chicago & Kedzie, LLC            Chicago & Kedzie Shopping Center     10/30/2002
        $3,140,000          $2,962,306  Youritan Construction Company    Americana Shopping Center             6/09/1999
        $2,100,000          $2,097,509  Cal-McMinnville Associates, L.P. McMinnville Town Center              10/03/2002
       $17,250,000         $17,204,441  Riverland LLC                    Riverland Woods Apartments            8/30/2002

                                                                             SEPARATE
                                                            EXCLUSIONS FOR   TERRORISM
LOAN      TERM OF                                           ACTS OF          INSURANCE
TAB NO.   INSURANCE      CARRIER                            TERRORISM(1)     COVERAGE(2)
-----------------------------------------------------------------------------------------------------------------------------------
         4/26/02-4/26/03 Travelers Indemnity Insurance Co.  Not Excluded        NA
       10/22/02-10/21/03 Lloyds of London                   Excluded            Yes - $9,870,000 P $1,931,000 Business Interruption
       10/30/02-10/30/03 Maryland Casualty Insurance Co.    NotExcluded         NA
           1/1/02-1/1/03 Fireman's Fund Insurance Co.       Not Excluded        NA
         1/10/02-1/10/03 Allstate Insurance Co.             Not Excluded        NA
           6/1/02-6/1/03 State Farm                         Not Excluded        NA


LOAN
TAB NO.   DEDUCTIBLE   DESCRIBE MORTGAGE CATCH-ALL (3)                                          COMMENT
------------------------------------------------------------------------------------------------------------------------------------
        NA             Such other insurance on the property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards, casualties or matters which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake, environmental and law and ordinance insurance

        NA             Such other insurance on the property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards, casualties or matters which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake, environmental and law and ordinance insurance

        NA             Such other insurance on the property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards, casualties or matters which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake, environmental and law and ordinance insurance. In the event that the all-risk policy contains an exclusion for terrorism, Borrower shall be required to obtain separate coverage therefor, provided that such coverage may be limited to that amount which Borrower can obtain (with a deductible not to exceed $100,000.00) for the greater of (i) $12,000.00 or
                       (ii) 25% of the total premium for all other insurance coverages required pursuant to this Mortgage (such amount being the "Maximum
                       Terrorism Insurance Cost").

        NA             Such other insurance and any replacements or substitutions therefor or additions thereto as may at any time, and from time to time, be required by Lender against other insurable hazards or casualties
                       (including, but not limited to, war, nuclear reaction or radioactive contamination), each in such amount as Lender shall determine.

        NA             Such other insurance on the property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards, casualties or matters which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake, environmental and law and ordinance insurance

        NA             Such other insurance on the property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards, casualties or matters which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake, environmental and law and ordinance insurance

        NA             Such other insurance on the property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards, casualties or matters which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake, environmental and law and ordinance insurance


LOAN
TAB          INTERNAL LOAN PROPERTY                         PROPERTY                          BORROWER
NO.  SELLER  ID            NAME                             ADDRESS                           NAME
-----------------------------------------------------------------------------------------------------------------------------------

     PMCC    6104689      The Physicians Centre              3201 University Drive East          BVGP Physicians Building, Ltd.
                          Medical Office Building
     PMCC    6104692      Villa San Marco Apartments         2400 West Tharpe Street             Villa San Marco, LLC
     PMCC    6104699      Evergreen Plaza                    3501 Amboy Road                     NBM Realty Holding, LLC
     PMCC    6104700      Village Greens Shopping Center     230 - 260 Arden Avenue              Village Greens Shopping Center, LLC


LOAN   ORIGINAL PRINCIPAL
TAB    ORIGINAL PRINCIPAL  CUT-OFF DATE MORTGAGE LOAN                                                           FUNDING
NO.     BALANCE             BALANCE     BORROWER                         PROPERTY                               DATE
-----------------------------------------------------------------------------------------------------------------------------------

         $8,775,000         $8,742,379     BVGP Physicians Building, Ltd.   The Physicians Centre Medical
                                                                            Office Building                  8/26/2002
         $6,500,000         $6,488,431     Villa San Marco, LLC             Villa San Marco Apartments        9/27/2002
        $18,300,000        $18,281,747     NBM Realty Holding, LLC          Evergreen Plaza                  11/01/2002
        $15,200,000        $15,184,606     Village Greens Shopping
                                           Center, LLC                      Village Greens Shopping Center   10/30/2002

                                                                             SEPARATE
                                                            EXCLUSIONS FOR   TERRORISM
LOAN      TERM OF                                           ACTS OF          INSURANCE
TAB NO.   INSURANCE      CARRIER                            TERRORISM(1)     COVERAGE(2)
-----------------------------------------------------------------------------------------------------------------------------------

         10/1/02-10/1/03  American Casualty Company of Reading PA                      Not Excluded       NA
         9/27/02-9/27/03  Citizens Property Insurance Corporation/LIoyds of London     Not Excluded       NA
       10/28/02-10/28/03  Merrimack Mutual Fire Insurance Company                      Not Excluded       NA
       10/28/02-10/28/03  Merrimack Mutual Fire Insurance Company                      Not Excluded       NA


LOAN
TAB
NO.       DEDUCTIBLE   DESCRIBE MORTGAGE CATCH-ALL (3)                                          COMMENT
------------------------------------------------------------------------------------------------------------------------------------
        NA             Such other insurance on the property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards, casualties or matters which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake, environmental and law and ordinance insurance

        NA             Such other insurance on the property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards, casualties or matters which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake, environmental and law and ordinance insurance

        NA             Such other insurance on the property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards, casualties or matters which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake, environmental and law and ordinance insurance

        NA             Such other insurance on the property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards, casualties or matters which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake, environmental and law and ordinance insurance

LOAN
TAB          INTERNAL LOAN PROPERTY                         PROPERTY                          BORROWER
NO.  SELLER  ID            NAME                             ADDRESS                           NAME
-----------------------------------------------------------------------------------------------------------------------------------

      PMCC  6104703       Palo Alto Office Building          3450-3460 Hillview Avenue          The Trescony Family
                                                                                                Limited Partnership,
                                                                                                Helen S. Trescony as
                                                                                                Successor-Trustee of
                                                                                                the Trescony Family
                                                                                                Revocable Trust
                                                                                                under Declaration of
                                                                                                Trust dated
                                                                                                September 9, 1991,
                                                                                                Julian M. Trescony
                                                                                                as Trustee of the
                                                                                                Julian M. Trescony
                                                                                                Trust under Trust
                                                                                                Agreement dated July
                                                                                                8, 1991, as Amended,
                                                                                                as Tenants-in-Common

      PMCC  6104705       The Richards Building              64 Sidney Street                   FC 64 Sidney, Inc.
      PMCC  6104711       Encino Park Apartments             4022 Green Meadow Drive            EP Acquisition Partners, L.P.
      PMCC  6104723       Highlands Business Park            24901 Emery Road                   Highlands Business Park, LLC
      PMCC  6104724       LA County Industrial Building      8808-8840 Pioneer Blvd. &          8808 Pioneer Associates, LLC
                                                             8825 Millergrove Dr.


LOAN   ORIGINAL PRINCIPAL
TAB    ORIGINAL PRINCIPAL  CUT-OFF DATE MORTGAGE LOAN                                                           FUNDING
NO.     BALANCE             BALANCE     BORROWER                         PROPERTY                               DATE
-----------------------------------------------------------------------------------------------------------------------------------
      $4,000,000          $3,975,259       The Trescony Family                Palo Alto Office Building         10/28/2002
                                           Limited Partnership,
                                           Helen S. Trescony as
                                           Successor-Trustee of
                                           the Trescony Family
                                           Revocable Trust
                                           under Declaration of
                                           Trust dated
                                           September 9, 1991,
                                           Julian M. Trescony
                                           as Trustee of the
                                           Julian M. Trescony
                                           Trust under Trust
                                           Agreement dated July
                                           8, 1991, as Amended,
                                           as Tenants-in-Common

      $33,000,000         $32,944,519      FC 64 Sidney, Inc.                 The Richards Building             9/25/2002
       $5,800,000          $5,789,466      EP Acquisition Partners, L.P.      Encino Park Apartments            9/23/2002
       $8,300,000          $8,286,896      Highlands Business Park, LLC       Highlands Business Park           9/30/2002
       $5,044,550          $5,039,283      8808 Pioneer Associates, LLC       LA County Industrial Building    10/21/2002
       $5,100,000          $5,094,942      Town Center/Bird, LLC              Town Center Heights Apartments   10/10/2002
       $5,350,000          $5,342,244      Bowie Storage LLLP                 EZ Storage - Bowie               10/21/2002
       $2,355,000          $2,352,787      CJAC, LLC                          Rainbow Professional Center II   10/21/2002
       $3,400,000          $3,396,583      Emerald Pointe Apartments, L.L.C.  Emerald Pointe Apartments        10/09/2002
     $172,754,550
            0.000%



                                                                                     SEPARATE
                                                                    EXCLUSIONS FOR   TERRORISM
LOAN      TERM OF                                                   ACTS OF          INSURANCE
TAB NO.   INSURANCE      CARRIER                                    TERRORISM(1)     COVERAGE(2)
--------------------------------------------------------    ------------------------------------------------------------------------

        8/12/02 - 8/12/03   Fireman's Fund Insurance Company         Not Excluded        NA
       11/01/02 - 11/01/03  Factory Mutual Insurance Company         NotaExcluded        NA
        9/23/02 - 9/23/03   Lloyd's of London                        Not Excluded        8225000
        1/01/02 - 1/01/03   Acuity Mutual Insurance                  Not Excluded        NA
        5/1/02 - 5/1/03     Lexington Insurance Company              Not Excluded        50000000


                       SEPARATE
                       CHEMICAL/
                      BIOLOGICAL
LOAN                  TERRORISM
TAB                   INSURANCE
NO.     DEDUCTIBLE    COVERAGE(2)   DEDUCTIBLE  DESCRIBE MORTGAGE CATCH-ALL (3)                                          COMMENT
------------------------------------------------------------------------------------------------------------------------------------


            NA         N                NA       Such other insurance on the property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards, casualties or matters which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake, environmental and law and ordinance insurance

            NA         N                NA       Such other insurance on the property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards, casualties or matters which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake, environmental and law and ordinance insurance. In addition, to the extent commercially available at commercially reasonable premiums, terrorism insurance is required in amounts, coverages and form (including, but not limited to, any deductible) acceptable to Mortgagee. Such insurance shall be deemed to be commercially available at commercially reasonable premiums if the annual premium is less than or equal to
                                                 $105,000.00.

       $    5000       N                NA       Such other insurance on the property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards, casualties or matters which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake, environmental and law and ordinance insurance

            NA         N                NA       Such other insurance on the property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards, casualties or matters which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake, environmental and law and ordinance insurance

           UAV         N                NA       Such other insurance on the property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards, casualties or matters which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake, environmental and law and ordinance insurance

LOAN
TAB          INTERNAL LOAN PROPERTY                         PROPERTY                          BORROWER
NO.  SELLER  ID            NAME                             ADDRESS                           NAME
-----------------------------------------------------------------------------------------------------------------------------------

      PMCC  6104729       Town Center Heights Apartments     11545 SE Stevens Road              Town Center/Bird, LLC
      PMCC  6104740       EZ Storage - Bowie                 14211 Gallant Fox Lane             Bowie Storage LLLP
      PMCC  6104742       Rainbow Professional Center II     2625 South Rainbow Boulevard       CJAC, LLC
      PMCC  6104744       Emerald Pointe Apartments          201 South Camino Seco              Emerald Pointe Apartments, L.L.C.

64 Sidney St. - Separate                                                                        TOTAL - ORIGINAL PRINCIPAL BALANCE
Terrorism Ins. Policy-
covers up to $25M
aggregate-tiered policy
w/various insurers                                                                              %W/O TERRORISM INS


                                                                                                Total Loans Renewal Info. Not
                                                                                                Provided for terms expiring year
                                                                                                end 2002


LOAN   ORIGINAL PRINCIPAL
TAB    ORIGINAL PRINCIPAL  CUT-OFF DATE MORTGAGE LOAN                                                           FUNDING
NO.     BALANCE             BALANCE     BORROWER                         PROPERTY                               DATE
-----------------------------------------------------------------------------------------------------------------------------------

       $5,100,000          $5,094,942      Town Center/Bird, LLC              Town Center Heights Apartments   10/10/2002
       $5,350,000          $5,342,244      Bowie Storage LLLP                 EZ Storage - Bowie               10/21/2002
       $2,355,000          $2,352,787      CJAC, LLC                          Rainbow Professional Center II   10/21/2002
       $3,400,000          $3,396,583      Emerald Pointe Apartments, L.L.C.  Emerald Pointe Apartments        10/09/2002

           0.000%


               $0


                                                                                     SEPARATE
                                                                    EXCLUSIONS FOR   TERRORISM
LOAN      TERM OF                                                   ACTS OF          INSURANCE
TAB NO.   INSURANCE        CARRIER                                  TERRORISM(1)     COVERAGE(2)
--------------------------------------------------------    ------------------------------------------------------------------------
       10/08/02 - 10/08/03  Lloyds of London                         Not Excluded        5100000
       04/01/02 - 04/01/03  St. Paul Fire & Marine Insurance Co.     Not Excluded        NA
       10/15/02 - 10/15/03  Travelers Indemnity Insurance            Not Excluded        NA
       02/07/02 - 02/07/03  Greenwich Insurance Co.                  Not Excluded        NA

                      SEPARATE
                      CHEMICAL/
                      BIOLOGICAL
LOAN                  TERRORISM
TAB                   INSURANCE
NO.     DEDUCTIBLE    COVERAGE(2)      DEDUCTIBLE  DESCRIBE MORTGAGE CATCH-ALL (3)                                 COMMENT
------------------------------------------------------------------------------------------------------------------------------------

        $ 5,000        N               NA       Such other insurance on the property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards, casualties or matters which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake, environmental and law and ordinance insurance

        NA             N               NA       Such other insurance on the property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards, casualties or matters which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake, environmental and law and ordinance insurance

        NA             N               NA       Such other insurance on the property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards, casualties or matters which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake, environmental and law and ordinance insurance

        NA             N               NA       Such other insurance on the property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards, casualties or matters which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake, environmental and law and ordinance insurance

                                    EXHIBIT 3

                               PRICING FORMULATION

            Purchase Price                        $181,767,191

                                    EXHIBIT 4

                                  BILL OF SALE

            1. PARTIES. The parties to this Bill of Sale are the following:

               Seller:           Prudential Mortgage Capital Funding, LLC
               Purchaser:        Morgan Stanley Dean Witter Capital I Inc.


            2. SALE. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of December 1, 2002 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.


            3. PURCHASE PRICE. The amount and other consideration set forth on Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. DEFINITIONS. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.


            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this __ day of December, 2002.

SELLER:                                PRUDENTIAL MORTGAGE CAPITAL FUNDING,
                                          LLC



                                       By:____________________________________
                                          Name:
                                          Title:


PURCHASER:                             MORGAN STANLEY DEAN WITTER CAPITAL I INC.



                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:
GMAC Commercial Mortgage Corporation
200 Witmer Road

P.O. Box 1015
Horsham, Pennsylvania 19044-8015
Attention: [___________________]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset Backed Securities Trust Services Group

--------------------------------------------------------------------------------


                            LIMITED POWER OF ATTORNEY

            Know all persons by these presents; that the undersigned, having an address of [MORTGAGE LOAN SELLER'S ADDRESS] (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint GMAC Commercial Mortgage Corporation, having an address of 200 Witmer Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, Attention: [___________________] (the
"General Master Servicer"), GMAC Commercial Mortgage Corporation, having an address of 200 Witmer Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015,
Attention: [___________________] (the "General Special Servicer") and LaSalle Bank National Association, having an address of 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Service Group-Morgan Stanley Dean Witter Capital I Inc., Series 2002-IQ3 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

To empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

This power of attorney shall be limited to the above-mentioned exercise of power.

This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc., as Depositor, the General Master Servicer, the General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, Principal Global Investors, LLC, as Special Servicer of the San Tomas Mortgage Loan, the Trustee and ABN AMRO Bank N.V., as Fiscal Agent, with respect to the Trust.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.


IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of December, 2002.

Witnessed by:                          [SELLER]



___________________________            By:________________________
Print Name:                            Name:
                                       Title:



STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.



_______________________________________
Commission Expires:

                                   EXHIBIT K-4

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT IV
                                   (PRINCIPAL)

            Mortgage Loan Purchase Agreement ("Agreement"), dated as of December 1, 2002, between Principal Commercial Funding, LLC (the "Seller"), and Morgan Stanley Dean Witter Capital I Inc. (the "Purchaser").

            The Seller agrees to sell and the Purchaser agrees to purchase certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2002, between the Purchaser, as depositor, GMAC Commercial Mortgage Corporation, as general master servicer (the "General Master Servicer"), GMAC Commercial Mortgage Corporation, as general special servicer (the "General Special Servicer"), NCB, FSB, as NCB master servicer (together with the General Master Servicer, as applicable, the "Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (the "Co-op Special Servicer"), Principal Global Investors, LLC, as special servicer with respect to the San Tomas Mortgage Loan (together with the General Special Servicer and the Co-op Special Servicer, as applicable, the "Special Servicer"), LaSalle Bank National Association, as trustee, paying agent and certificate registrar (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by the Purchaser (collectively the "Other Mortgage Loans"), the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. (the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated December 5, 2002 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class X-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI, Class R-I, Class R-II and Class R-III Certificates (the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated December 5, 2002 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated November 22, 2002, as supplemented by a Prospectus Supplement dated December 5, 2002 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum dated December 5, 2002 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's due date in the month of December 2002. The Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $117,390,546. The sale of the Mortgage Loans shall take place on December 17, 2002 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser and NCB, FSB for the Mortgage Loans and those certain mortgage loans sold to the Trust by NCB, FSB, pursuant to that certain mortgage loan purchase agreement, dated as of even date herewith, shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, subject to that certain Servicing Rights Purchase and Sale Agreement, dated December 1, 2002, between the Seller and the General Master Servicer, in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the Master Servicer and the Special Servicer to empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Master Servicer or the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents, at the Seller's expense, after the periods set forth above, provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions and additional time periods as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon or if any such original modification, consolidation or extension agreement has been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, a true copy of such modification, consolidation or extension certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by the Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (i) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the Seller to be a true and complete copy of the original assignment submitted for recording, and (ii) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, an original binder, actual title commitment, pro forma policy or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with a Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee executed and delivered in connection with the Mortgage Loan;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease;

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements (including the San Tomas Intercreditor Agreement), if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (or, with respect to a letter of credit representing tenant security deposits which have been collaterally assigned to the lender, a copy), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (or, with respect to a letter of credit representing tenant security deposits which have been collaterally assigned to the lender, a copy), which shall be held by the applicable Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the applicable Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if the applicable Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the applicable Primary Servicer (or Master Servicer). The applicable Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for hotels and mortgage properties securing Mortgage Loans with a Cut-Off Date principal balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender; and

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            The original of each letter of credit referred to in clause (l) above shall be delivered to the Primary Servicer, the Master Servicer or the Trustee (as the case may be) within 45 days of the Closing Date. In addition, a copy of any ground lease shall be delivered to the Primary Servicer within 30 days of the Closing Date. Any failure to deliver any ground lease shall constitute a document defect.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer or any Assistant Treasurer.

            The Assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and the assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a photocopy thereof (to the extent available, certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording or, if such certification is not available, together with an Officer's Certificate of the Seller stating that such document has been sent to the appropriate public recording official for recordation), to the Trustee within such 90 day period, the Seller shall then deliver within 180 days after the Closing Date the recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due thereon after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above (with recording information in blank if such information is not yet available. Within 15 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the General Master Servicer or the applicable Primary Servicer, the Seller will draw on such letter of credit as directed by the General Master Servicer or such Primary Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans or Companion Loans and that are not required to be delivered to the Trustee and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Companion Loan (the "Servicing File") shall be shipped by the Seller to or at the direction of the Master Servicer, on behalf of the Purchaser, on or prior to the 75th day after the Closing Date, in accordance with Section 3.1 of the Primary Servicing Agreement, if applicable.

            The Servicing File shall include, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any attorney-client privileged communications, internal correspondence or credit analysis. Delivery of any of the foregoing documents to the Primary Servicer shall be deemed a delivery to the Master Servicer and satisfy Seller's obligations under this sub-paragraph.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein, subject to the requirements of the Primary Servicing Agreement. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser.

            (vii) To the Seller's knowledge, Principal's Information (as defined in that certain indemnification agreement, dated December 1, 2002, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5.  Remedies   Upon   Breach   of   Representations    and
Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Seller shall make for the benefit of the Trustee on behalf of the holders of the Certificates, whether directly or by way of the Purchaser's assignment of its rights hereunder to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure period), not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify, in writing, the other parties; provided that any breach of the representation and warranty contained in paragraph (40) of such Exhibit 2 shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. Promptly (but in any event within three Business
Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage"(as defined in the Code) but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material aspects within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date, at its option replace, without recourse, any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, such repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the breach or defect. The Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or a Material Breach as contemplated above (a "Defective Mortgage Loan"), (ii) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans ("Crossed Mortgage Loans") and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of (x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Crossed Mortgage Loans (including the Affected Loans(s)), at the time of repurchase or replacement. The determination of the Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause to be delivered, or direct the Seller to (in which case the Seller shall) cause to be delivered to the Master Servicer, (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause
(2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of such Crossed Mortgage Loan will not result in an Adverse REMIC Event.

            With respect to any Defective Mortgage Loan, to the extent that the Seller is required to repurchase or substitute for such Defective Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any Crossed Mortgage Loan, the Seller and the Purchaser hereby agree to forebear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Crossed Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File (i) a certified copy of the Mortgage by the local authority with which the Mortgage was recorded or (ii) a true and correct copy of the Mortgage together with an Officer's Certificate of the Seller certifying that said copy is a true and correct copy of the original Mortgage executed at the closing of the Mortgage Loan; or (c) the absence from the Mortgage File of the original Title Insurance Policy, an original binder, pro forma policy or an actual title commitment or a copy thereof certified by the title company. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a) of the Pooling and Servicing Agreement, the Master Servicer) will take the steps described elsewhere in this Section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the Seller for the cure of the Material Document Defect or repurchase or replacement of the related Mortgage Loan.

            The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in
Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice described in the first sentence of this paragraph to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property from the date that it was notified of such intention to exercise such Option or of such offer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without (i) recourse of any kind (either express or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either express or implied) by the Seller to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer, or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, including all related expenses up to the date the remainder of such Purchase Price is actually paid, with such Liquidation Fee, payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 43 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or the applicable Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 41 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, NY 10038 at 9:00 a.m., New York time, on the Closing Date.

            The obligation of the Seller and the Purchaser to close shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of Principal's Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement, and neither the Underwriters nor the Initial Purchaser shall have suspended, delayed or otherwise cancelled the Closing Date.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of existence for the Seller from the Secretary of State of Delaware dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under Delaware law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated December 1, 2002.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Dean Witter Capital I Inc., 1585 Broadway, New York, New York 10036, Attention:
Cecilia Tarrant, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at Principal Commercial Funding, LLC, 801 Grand Avenue, Des Moines, Iowa, 50392, Attention: Patrick G. Halter, with a copy to Leanne Valentine, Esq.

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                       PRINCIPAL COMMERCIAL FUNDING, LLC


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       By
                                           -------------------------------------
                                           Name:
                                           Title:



                                       MORGAN STANLEY DEAN WITTER CAPITAL I
                                         INC.


                                       By: -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE





LOAN      MORTGAGE LOAN   LOAN    PROPERTY                                                                     ZIP    PROPERTY
POOL NO.  SELLER          NUMBER  NAME                                              CITY              STATE    CODE   TYPE
------------------------------------------------------------------------------------------------------------------------------------
6         PCF            753158   125 Delawanna Avenue                              Clifton             NJ     07014  Industrial
7         PCF            752707   2731 San Tomas Expressway                         Santa Clara         CA     95050  Office
16        PCF            753223   16700 Aston Street and  1771 & 1791 Deere Aveune  Irvine              CA     92606  Industrial
19        PCF            753235   Terrace Oaks I And II                             Oakbrook Terrace    IL     60181  Office
20        PCF            753177   Wedge Office Building                             Santa Clara         CA     95054  Office
24        PCF            753245   14000, 14020 & 14030 183rd St                     La Palma            CA     90623  Industrial
33        PCF            753288   6650 Top Gun Street                               San Diego           CA     92121  Industrial
35        PCF            753252   20100 Alameda Street                              Rancho Dominguez    CA     90221  Industrial
39        PCF            753218   26 Whittier Street                                Framingham          MA     01701  Retail
40        PCF            753246   15500 Phoebe Avenue                               La Mirada           CA     90638  Industrial
58        PCF            753229   Highland Gardens Apartments                       Chamblee            GA     30341  Multifamily
62        PCF            753240   10118 W. 119th Street                             Overland Park       KS     66210  Retail
85        PCF            753263   4051 Douglas Boulevard                            Granite Bay         CA     95746  Retail
92        PCF            753257   1211 Artesia Boulevard                            Carson              CA     90746  Industrial
123       PCF            753272   14941 Northam Street                              La Mirada           CA     90638  Industrial
125       PCF            753258   623 Artesia Boulevard                             Carson              CA     90746  Industrial
195       PCF            753259   2945 East Maria Street                            Rancho Dominguez    CA     90221  Industrial
196       PCF            753261   14141 Arbor Place                                 Cerritos            CA     90703  Industrial
230       PCF            753260   1811-1821 Kaiser Avenue                           Irvine              CA     92614  Industrial


PROPERTY                   ORIGINAL       CUT-OFF DATE     MASTER    MASTER SERVICING     PRIMARY     SUB-SERVICING   PRIMARY EXCESS
SUB-TYPE                   BALANCE         BALANCE          FEE        EXCESS FEE         FEE         FEE             SERVICING
------------------------------------------------------------------------------------------------------------------------------------
Warehouse                  $20,000,000    $19,910,528        2                5             1          0               0
Suburban                   $19,550,000    $19,367,932        2                5             1          0               0
Flex Industrial            $10,000,000     $9,975,802        2                5             1          0               0
Suburban                    $9,100,000     $9,075,548        2                5             1          0               0
Suburban                    $9,000,000     $8,958,479        2                5             1          0               0
Warehouse                   $8,400,000     $8,375,779        2                5             1          0               0
Warehouse                   $6,500,000     $6,489,272        2                5             1          0               0
Light Industrial            $6,175,000     $6,175,000        2                5             1          0               0
Free Standing               $5,600,000     $5,585,567        2                5             1          0               0
Warehouse                   $5,500,000     $5,484,141        2                5             1          0               0
Garden                      $3,500,000     $3,491,033        2                5             1          0               0
Free Standing               $3,400,000     $3,389,678        2                5             1          0               0
Free Standing               $2,500,000     $2,490,372        2                5             1          0               0
Light Industrial            $2,350,000     $2,350,000        2                5             1          0               0
Warehouse                   $1,800,000     $1,796,414        2                5             1          0               0
Light Industrial            $1,750,000     $1,750,000        2                5             1          0               0
Light Industrial            $1,025,000     $1,025,000        2                5             1          0               0
Light Industrial            $1,025,000     $1,025,000        2                5             1          0               0
Light Industrial              $675,000       $675,000        2                5             1          0               0

TOTALS/WEIGHTED AVERAGES: $117,850,000   $117,390,546

                                    EXHIBIT 2

                   REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS


            1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

            2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restrict the Seller's right to transfer the Mortgage Loan to the Purchaser or to the Trustee.

            3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

            4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the foregoing items (a) through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. In the case of a Mortgaged Property operated as a hotel or an assisted living facility, the Mortgagor's personal property includes all personal property that a prudent mortgage lender making a similar Mortgage Loan would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

            5. Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

            6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part (except for partial reconveyances of real property that are set forth on Schedule A to Exhibit 2), nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that, in each case, materially adversely affects the value of the related Mortgaged Property. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the Mortgage Loans has been materially modified since October 7, 2002.

            7. Condition of Property; Condemnation. With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an engineering report after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, other than as disclosed in such engineering report, each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established based on the engineering report) that would materially and adversely affect its value as security for the related Mortgage Loan, and (ii) with respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an engineering report after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this
Exhibit 2, each Mortgaged Property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each Mortgaged Property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related Mortgage Loan as of the date hereof. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

            8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy, a pro forma policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

            9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement that must be satisfied as a condition to disbursements of any funds escrowed for such purpose have been complied with on or before the Closing Date, or any such funds so escrowed have not been released.

            10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

            11. Trustee under Deed of Trust. If any Mortgage is a deed of trust,
(1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

            12.   Environmental Conditions.

            (i) With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an environmental site assessment meeting ASTM Standards after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, an environmental site assessment, or an update of a previous such report, was performed with respect to each Mortgaged Property in connection with the origination or the acquisition of the related Mortgage Loan, a report of each such assessment (or the most recent assessment with respect to each Mortgaged Property) (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated or (iii) the related Mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan.

            (ii) With respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an environmental site assessment meeting ASTM Standards after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, (i) no Hazardous Material is present on such Mortgaged Property such that (1) the value, use or operation of such Mortgaged Property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (ii) such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such Mortgaged Property and neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

      "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.ss.ss.9601 et seq.), the Hazardous Materials Transportation Act as amended (42 U.S.C.ss.ss.6901 et seq.), the Resource Conservation and Recover Act as amended (42 U.S.C.ss.ss.6901 et seq.), the Federal Water Pollution Control Act as amended (33 U.S.C.ss.ss.1251 et seq.), the Clean Air Act as amended (42 U.S.C.ss.ss.1251 et seq.) and any regulations promulgated pursuant thereto.

Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

            13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreement.

            14. Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against with respect to similarly situated properties in the locality of the Mortgaged Property (so-called "All Risk" coverage) in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements located at the Mortgaged Property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders for properties of similar types, and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied (a) to the restoration or repair of the related Mortgaged Property, (b) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Mortgagor, or (c) to the reduction of the principal amount of the Mortgage Loan. For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, at origination for such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage.

            15. Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties would be first payable thereon.

            16. Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

            17. Leasehold Estate. Each Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), and as to such Ground Leases:

            (i) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) does not prohibit the current use of the Mortgaged Property and does not prohibit the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (ii) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

            (iii) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and the Trustee as its assignee upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor or if such lessor's consent is required it cannot be unreasonably withheld;

            (iv) Such Ground Lease is in full force and effect, and the Ground Lease provides that no material amendment to such Ground Lease is binding on a mortgagee unless the mortgagee has consented thereto, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (v) Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered or is required to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

            (vi) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

            (vii) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the Stated Maturity Date of the related Mortgage Loan;

            (viii) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the holder of the ground lease interest will be applied either (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling a third party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon; and

            (ix) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders lending on a similar Mortgaged Property in the lending area where the Mortgaged Property is located; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

            (x) Such Ground Lease requires the Lessor to enter into a new lease upon termination of such Ground Lease if the Ground Lease is rejected in a bankruptcy proceeding.

            18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

            19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations
Section 1.860G-2(a)(1)(ii)).

            20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

            21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

            22. No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, except, in each case, for liens insured against by the Title Policy referred to herein, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

            23. Compliance with Usury Laws. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws in effect at its date of origination.

            24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

            25. Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage. The Mortgages relating to those Mortgage Loans identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith, in the case of both
(a) and (b), consistent with the Seller's normal lending practices. Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule A, no Mortgage Loan permits the full or partial release or substitution of collateral unless the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.1001-3 and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents require the related Mortgagor to bear the cost of such opinion.

            26. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization (except that the ARD Loan may provide for the accrual of interest at an increased rate after the Anticipated Repayment Date) or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

            27. No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16 and 17 of this Exhibit 2.

            28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

            29. Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination or in connection with the sale of the related Mortgage Loan by the Seller hereunder.

            30. Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

            31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            32. Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards.

            33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan or as of the date of the sale of the related Mortgage Loan by the Seller hereunder, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

            34. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

            35. Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, or a controlling interest in the related Mortgagor, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            36. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes either (a) the recourse obligations of at least one natural person or (b) the non-recourse obligations of the related Mortgagor, provided that at least one natural person (and the Mortgagor if the Mortgagor is not a natural person) is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents.

            37.   Reserved.

            38. REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). Each Mortgaged Property will qualify as foreclosure property within the meaning of Section 856(e) of the Code if obtained by foreclosure or deed in lieu of foreclosure.

            39.   Reserved.

            40. Prepayment Premiums. As of the applicable date of origination of each such Mortgage Loan, any prepayment premiums and yield maintenance charges payable under the terms of the Mortgage Loans, in respect of voluntary prepayments, constituted customary prepayment premiums and yield maintenance charges for commercial mortgage loans of the Seller.

            41. Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

            42. Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $10 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in, and operation of, such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person.

            43. Defeasance and Assumption Costs. The related Mortgage Loan Documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the Lender incurred in connection with (i) the defeasance of such Mortgage Loan and the release of the related Mortgaged Property, (ii) the approval of an assumption of such Mortgage Loan.

            44. Defeasance. No Mortgage Loan provides that it can be defeased until a date that is more than two years after the Closing Date or provides that it can be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States.

            45. Terrorism Insurance Summary Report. The information set forth on Schedule C hereto was true and correct in all material respects as of November 25, 2002.

                                   Schedule A

           EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES REGARDING
                         INDIVIDUAL MORTGAGE LOANS
               (Principal Commercial Funding, LLC - 2002 IQ3)

------------------------------------------------------------------------------------------------
REP. NO.                  LOAN NO.                EXPLANATION
------------------------------------------------------------------------------------------------
2. Whole Loan;                752707              This Mortgage Loan secures a senior Note A
     Ownership of        (2731 San Tomas          for this loan, as well as a junior Note B
     Mortgage              Expressway)            (which will be held outside of the Trust).
     Loans                                        The respective rights of the holders of Note
                                                  A and Note B are governed by an
                                                  Intercreditor Agreement.
------------------------------------------------------------------------------------------------
6. Mortgage              752707 (2731 San         This Mortgage Loan was amended to reflect
     Status;            Tomas Expressway)         that the original Note in the principal
     Waiver and                                   amount of $23,000,000 has been split into
     Modification                                 two notes, Note A, the senior note and Note
                                                  B, the junior note (Note B will be held
                                                  outside of the trust).  The respective
                                                  rights of the holders of Note A and Note B
                                                  are governed by an Intercreditor Agreement.

------------------------------------------------------------------------------------------------
14(a). Insurance           753158 (125            The insurance coverage for this loan
                        Delawanna Avenue)         provides for 100% co-insurance.  The
                                                  existing coverage amount exceeds replacement
                                                  cost which will prevent the co-insurance
                                                  clause from being invoked.

                        753218 (26 Whittier
                             Street)              This is a loan for which BJ Wholesale Club,
                                                  Inc., as the single tenant, provides the
                                                  insurance coverage pursuant to the terms of
                                                  its lease.  The insurance provision under
                                                  the lease permits either 80% or 90%
                                                  co-insurance provided sufficient coverage is
                                                  present such that the insured is not a
                           753263 (4051           co-insurer. In this case, coverage exceeds
                        Douglas Boulevard)        the replacement cost.

                                                  This is a loan for which Walgreen's Co., as
                                                  the single tenant, self-insures pursuant to
                                                  the terms of its lease for so-called
                                                  'All-Risk" coverage.

------------------------------------------------------------------------------------------------
14(b). Insurance        753218 (26 Whittier        Loss of Rents coverage is not required until
                             Street)              August 1, 2011 provided BJ's Wholesale Club,
                                                  Inc. remains the single tenant, as the BJ's
                                                  Wholesale Club, Inc. lease does not permit
                                                  rent abatement or termination following a
                                                  casualty until that date.

                           753263 (4051           Loss of rents coverage was waived as rent
                        Douglas boulevard)        cannot be abated for 365 days following a
                                                  casualty under the terms of the Walgreen's
                                                  Co. lease and the lease cannot be terminated
                                                  for 270 days following a casualty.

                         753288 (6650 Top         Loss of rents coverage was waived as rent
                          Gun Street              cannot be abated due to a casualty under the
                                                  terms of the Unisource Worldwide, Inc. lease.

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
REP. NO.                  LOAN NO.                EXPLANATION
------------------------------------------------------------------------------------------------
14(d). Insurance           753263 (4051           This is a loan for which Walgreen's Co., as
                        Douglas Boulevard)        the single tenant, self-insures pursuant to
                                                  the terms of its lease for liability
                                                  coverage.

------------------------------------------------------------------------------------------------
25. Releases of          753235 (Terrace          The release of a building may be triggered
      Mortgage            Oaks I and II)          by a casualty, following which the building
      Property                                    cannot be rebuilt "as is" due to the legal
                                                  non-conforming status (as to parking) of the
                                                  building. The release provision in the Loan
                                                  Documents does not have as a requirement an
                                                  opinion of tax counsel, nor is prepayment of
                                                  the entire loan required in conjunction with
                                                  payment of the release price.  Two of the
                                                  conditions necessary to release are (1)
                                                  prepayment of the unpaid principal balance
                                                  of the loan that relates to the release
                                                  portion, such release amount based on a set
                                                  dollar amount per square footage and (2)
                                                  maintenance of an LTV after release of 75%
                                                  or less.

------------------------------------------------------------------------------------------------
36. Non-Recourse         752707 (2731 San         These Mortgage Loans do not have a natural
     Exceptions         Tomas Expressway),        person liable for the non-recourse
                       753218 (26 Whittier        carve-outs.
                         Street), 753223
                       (16700 Aston Street
                         and 1771 & 1791
                          Deere Avenue),
                          753245 (14000,
                       14020 & 14030 183rd
                         Street), 753252
                          (20100 Alameda
                         Street), 753257
                          (1211 Artesia
                        Boulevard), 753272
                          (14941 Northam
                         Street), 753288
                          (6650 Top Gun
                             Street)

------------------------------------------------------------------------------------------------
42. Single               752707 (2731 San         This Mortgage Loan with a Cut-Off Date
     Purpose            Tomas Expressway)         Principal Balance in excess of $10 million
     Entity                                       does not have a Single Purpose Entity
                                                  borrower.
------------------------------------------------------------------------------------------------

                                   Schedule B


   List of Mortgagors that are Third-Party Beneficiaries Under Section 5(b)



                                      None

                                   Schedule C

                      (Terrorism Insurance Summary Report)

            As required by representation number 45 (Terrorism Insurance Summary Report), the following is a summary of the Terrorism Insurance with respect to the Mortgage Loans:


                                                                        2002-IQ3
                                                             TERRORISM INSURANCE
                                                                  AS OF 12/9/02

LOAN                 INTERNAL
TAB NO.  SELLER      LOAN ID    PROPERTY NAME                                      PROPERTY ADDRESS
----------------------------------------------------------------------------------------------------------------------------------
         PCF         752707     2731 San Tomas Expressway                          2731 San Tomas Expressway
         PCF         753158     125 Delawanna Avenue                               125 Delawanna Avenue
         PCF         753177     Wedge Office Building                              5201 Patrick Henry Drive
         PCF         753218     26 Whittier Street                                 26 Whittier Street
         PCF         753223     16700 Aston Street and  1771 & 1791 Deere Avenue   16700 Aston Street and 1771 & 1791 Deere Avenue
         PCF         753229     Highland Gardens Apartments                        3652 Pierce Drive
         PCF         753235     Terrace Oaks I And II                              1S 660 Midwest Road & 17W 635 Butterfield Road
         PCF         753240     10118 W. 119th Street                              10118 W. 119th Street
         PCF         753245     14000, 14020 & 14030 183rd St                      14000, 14020 & 14030 183rd St
         PCF         753246     15500 Phoebe Avenue                                15500 Phoebe Avenue
         PCF         753252     20100 Alameda Street                               20100 Alameda Street
         PCF         753257     1211 Artesia Boulevard                             1211 Artesia Boulevard
         PCF         753258     623 Artesia Boulevard                              623 Artesia Boulevard
         PCF         753259     2945 East Maria Street                             2945 East Maria Street
         PCF         753260     1811-1821 Kaiser Avenue                            1811-1821 Kaiser Avenue
         PCF         753261     14141 Arbor Place                                  14141 Arbor Place
         PCF         753263     4051 Douglas Boulevard                             4051 Douglas Boulevard
         PCF         753272     14941 Northam Street                               14941 Northam Street
         PCF         753288     6650 Top Gun Street                                6650 Top Gun Street




                                                                                      ORIGINAL
LOAN                                                                                  PRINCIPAL
TAB NO.  BORROWER NAME                                                                BALANCE
----------------------------------------------------------------------------------------------------------------------------------
         Sobrato Interests III                                                        $23,000,000
         Morris Clifton Associates II, LLC                                            $20,000,000
         Batton Associates, LLC                                                        $9,000,000
         Laborers' Pension/Framingham Investment Corporation                           $5,600,000
         BCSD Properties, LP                                                          $10,000,000
         Miles-April Ridge, LLC                                                        $3,500,000
         Terrace Oaks Associates, L.L.C.                                               $9,100,000
         Overland Park Associates, LLC                                                 $3,400,000
         183rd La Palma Investors                                                      $8,400,000
         MaCaw-Phoebe Investors                                                        $5,500,000
         Alameda Property Co.                                                          $6,175,000
         1211 E. Artesia Property Co.                                                  $2,350,000
         Ronald H. Bloom, as Trustee of the Bloom Family Trust                         $1,750,000
         Ronald H. Bloom, as Trustee of the Bloom Family Trust                         $1,025,000
         Ronald H. Bloom, as Trustee of the Bloom Family Trust                           $675,000
         Ronald H. Bloom, as Trustee of the Bloom Family Trust                         $1,025,000
         Sierra College-Douglas Partners                                               $2,500,000
         The Neff Investment Group                                                     $1,800,000
         West Top Gun, LLC                                                             $6,500,000

         TOTAL-ORIGINAL PRINCIPAL BALANCE                                            $121,300,000
         % W/O TERRORISM INS                                                                0.000%
         Total Loans Renewal Info. Not Provided for terms expiring year end 2002       $1,800,000
         % Recent Renewal Info. Not Provided                                                1.484%




LOAN     CUT-OFF DATE    MORTGAGE LOAN
TAB NO.  BALANCE         BORROWER                                                 PROPERTY
----------------------------------------------------------------------------------------------------------------------------------
         $22,785,803     Sobrato Interests III                                    2731 San Tomas Expressway
         $19,910,528     Morris Clifton Associates II, LLC                        125 Delawanna Avenue
          $8,958,479     Batton Associates, LLC                                   Wedge Office Building
          $5,585,567     Laborers' Pension/Framingham Investment Corporation      26 Whittier Street
          $9,975,802     BCSD Properties, LP                                      16700 Aston Street and  1771 & 1791 Deere Avenue
          $3,491,033     Miles-April Ridge, LLC                                   Highland Gardens Apartments
          $9,075,548     Terrace Oaks Associates, L.L.C.                          Terrace Oaks I And II
          $3,389,678     Overland Park Associates, LLC                            10118 W. 119th Street
          $8,375,779     183rd La Palma Investors                                 14000, 14020 & 14030 183rd St
          $5,484,141     MaCaw-Phoebe Investors                                   15500 Phoebe Avenue
          $6,175,000     Alameda Property Co.                                     20100 Alameda Street
          $2,350,000     1211 E. Artesia Property Co.                             1211 Artesia Boulevard
          $1,750,000     Ronald H. Bloom, as Trustee of the Bloom Family Trust    623 Artesia Boulevard
          $1,025,000     Ronald H. Bloom, as Trustee of the Bloom Family Trust    2945 East Maria Street
            $675,000     Ronald H. Bloom, as Trustee of the Bloom Family Trust    1811-1821 Kaiser Avenue
          $1,025,000     Ronald H. Bloom, as Trustee of the Bloom Family Trust    14141 Arbor Place
          $2,490,372     Sierra College-Douglas Partners                          4051 Douglas Boulevard
          $1,796,414     The Neff Investment Group                                14941 Northam Street
          $6,489,272     West Top Gun, LLC                                        6650 Top Gun Street




                                                                                                       EXCLUSIONS FOR
LOAN                                                                                                   ACTS OF
TAB NO.  FUNDING DATE        TERM OF INSURANCE           CARRIER                                       TERRORISM (1)
         4/04/2002           9/1/02-9/1/03               Fireman's Fund                                N
         5/06/2002           1/1/02-1/1/03               Citizens Insurance Co. of America             N
         6/12/2002           10/1/02-10/1/03             Federal Insurance Company                     N
         8/06/2002           11/1/02-11/1/03             Lexington Insurance Company                   Y - Casualty Insurance
         7/29/2002           9/1/02-9/1/03               RLI Insurance Company                         No
         8/05/2002           5/14/02-5/14/03             Royal Indemnity                               Yes - Casualty Insurance
         8/20/2002           6/1/02-6/1/03               CAN Insurance Company                         No
         7/29/2002           6/1/02-6/1/03               Travelers Property Casualty Insurance         No
                                                           Company
         8/21/2002           4/1/02-4/1/03               Great Northern Insurance Company              No
         8/21/2002           4/1/02-4/1/03               Great Northern Insurance Company              No
         8/22/2002           8/1/02-8/1/03               Fireman's Fund                                No
         8/22/2002           8/1/02-8/1/03               Fireman's Fund                                No
         8/22/2002           8/1/02-8/1/03               Fireman's Fund                                No
         8/22/2002           8/1/02-8/1/03               Fireman's Fund                                No
         8/22/2002           8/1/02-8/1/03               Fireman's Fund                                No
         8/26/2002           8/1/02-8/1/03               Fireman's Fund                                No
         9/03/2002           See Comments                See Comments                                  Walgreen's - Self Insures
         8/21/2002           12/31/01-12/31/02           Discover P&C Insurance Company; Royal         No
                                                           Indemnity Company; Westchester Surplus
                                                           Lines Insurance Company; Commonwealth
                                                           Insurance Company Royal Indemnity Company
         9/16/2002           7/18/02-7/18/03             Federal Insurance Company                     No




         SEPARATE                                          SEPARATE
         TERRORISM                                         CHEMICAL/BIOLOGICAL
LOAN     INSURANCE                                         TERRORISM INSURANCE
TAB NO.  COVERAGE (2)      DEDUCTIBLE                      COVERAGE (2)             DEDUCTIBLE
----------------------------------------------------------------------------------------------------------------------------------
         No                 $   20,000                     See Footnote             See Footnote
         No                 $   10,000                     See Footnote             See Footnote
         No                 $    5,000                     See Footnote             See Footnote
         No                 $        -                     See Footnote             See Footnote
         No                 $    1,000                     See Footnote             See Footnote
         Yes                $3,743,212                     See Footnote             See Footnote
                           (confirmation of coverage
                           rec'd from Marsh 11/15/02)
         No                 $    2,000                     See Footnote             See Footnote
         No                 $    5,000                     See Footnote             See Footnote
         No                 $   25,000                     See Footnote             See Footnote
         No                 $   25,000                     See Footnote             See Footnote
         No                 $    1,000                     See Footnote             See Footnote
         No                 $    1,000                     See Footnote             See Footnote
         No                 $    1,000                     See Footnote             See Footnote
         No                 $    1,000                     See Footnote             See Footnote
         No                 $    1,000                     See Footnote             See Footnote
         No                 $    1,000                     See Footnote             See Footnote
         Yes                $        -                     See Footnote             See Footnote
         No                 $    5,000                     See Footnote             See Footnote
         No                 $    5,000                     See Footnote             See Footnote




LOAN
TAB NO.  DESCRIBE MORTGAGE CATCH-ALL (3)                                                              COMMENT
----------------------------------------------------------------------------------------------------------------------------------
         Insurance against all other hazards as may be reasonably required by Lender, including, without limitation, insurance against loss or damage by flood, earthquake and insurance against "acts of terrorism" if and only if such coverage is "commercially reasonable" (or, alternatively, if the Borrower's all-risk policy required in 4 (a)(i) above fails to expressly exclue "acts of terrorism"
         from coverage.) The determination as to "commercially reasonable" shall include an analysis (to be provided to Lender) of how similar properties (similar in type, size and quality) in the surrounding area/submarket in which the Premises is located are required, in general, by other lenders and loan servicers in the
         CMBS marketplace to be insured with respect to "acts of terrorism." The determination of "commercially reasonable" must also be acceptable to Lender.
         insurance against all other hazards as may be reasonably required by Lender, including, without limitation, insurance against loss or damage by flood or earthquake
         insurance against all other hazards as may be reasonably required by Lender, including, without limitation, insurance against loss or damage by flood insurance against all other hazards as may be reasonably required by Lender, including, without limitation, insurance against loss or damage by flood, hurricane and windstorm. Notwithstanding the above, so long as BJ's Wholesale
         Club, Inc. is the tenant at the Premises and provides insurance coverage pursuant to their lease with Borrower dated October 16, 1991 and amended by Amendment A dated October 16, 1991 and Assignment of Lease dated July 18, 1997 ("BJs Lease"),
         (i) the insurance may be written with a so-called eighty percent (80%) or ninety percent (90%) co-insurance clause, provided the coverage amount is enough, in
         Lender's reasonable judgement, to render the co-insurance clause inoperative,
         (ii) the deductible shall be in accordance with the terms of the BJ's Lease,
         (iii) terrorism insurance shall not be required, and (iv) loss or rents insurance            TERRORISM COVERAGE, RENTS,
         shall not be required to be in place until August 1, 2011; provided, however,                AND AGREED AMOUNT OR NO
         that if Borrower provides evidence that the BJ's lease has been extended through             COINSURANCE ALL WAIVED
         the term of the Loan and the tenant has no rights to abate rents or terminate the            AS LONG AS BJ'S WHOLESALE
         lease, loss of rents shall not be required.                                                  CLUB IS THE TENANT.
         insurance against all other hazards as may be reasonably required by Lender, including, without limitation, insurance against loss or damage by flood insurance against all other hazards as may be reasonably required by Lender, including, without limitation, insurance against loss or damage by flood. Until
         Borrower receives written notification from Lender indicating otherwise, Borrower shall at all times keep in force property insurance without an exclusion for terrorism, terrorist acts or similar perils ("Terrorism") or a separate policy insurance specifically against Terrorism. Notwithstanding the above, Borrower shall not be required to satisfy the conditions or the immediately preceding paragraph until December 1, 2002; and during such period Borrower shall be personally liable for those obligations detailed in paragraph 9(k) of the Note.
         insurance against all other hazards as may be reasonably required by Lender, including, without limitation, insurance against loss or damage by flood insurance against all other hazards as may be reasonably required by Lender, including, without limitation, insurance against loss or damage by flood, or terrorism
         insurance against all other hazards as may be reasonably required by Lender, including, without limitation, insurance against loss or damage by flood and earthquake and terrorism. Notwithstanding anything hereinabove to the contrary, if neither (i) property insurance without an exclusion for terrorism, terrorist acts or similar perils ("Terrorism") nor (ii) a separate policy insuring specifically against Terrorism is available at a cost which in Lender's opinion is commercially reasonable, taking into consideration, among other things, (a)
         how properties similar in type, size, quality and location are insured with respect to Terrorism and (b) the amount of coverage, premium and deductible applicable to such insurance, then Lender agrees to waive the requirement to provide insurance covering Terrorism until such coverage again become available at a cost, which in Lender's opinion is commercially reasonable.
         insurance against all other hazards as may be reasonably required by Lender, including, without limitation, insurance against loss or damage by flood and earthquake and terrorism. Notwithstanding anything hereinabove to the contrary, if neither (i) property insurance without an exclusion for terrorism, terrorist acts or similar perils ("Terrorism") nor (ii) a separate policy insuring specifically against Terrorism is available at a cost which in Lender's opinion is commercially reasonable, taking into consideration, among other things, (a)
         how properties similar in type, size, quality and location are insured with respect to Terrorism and (b) the amount of coverage, premium and deductible applicable to such insurance, then Lender agrees to waive the requirement to provide insurance covering Terrorism until such coverage again become available at a cost, which in Lender's opinion is commercially reasonable.
         insurance against all other hazards as may be reasonably required by Lender, including, without limitation, insurance against loss or damage by flood, and earthquake
         insurance against all other hazards as may be reasonably required by Lender, including, without limitation, insurance against loss or damage by flood, and earthquake
         insurance against all other hazards as may be reasonably required by Lender, including, without limitation, insurance against loss or damage by flood, and earthquake
         insurance against all other hazards as may be reasonably required by Lender, including, without limitation, insurance against loss or damage by flood, and earthquake
         insurance against all other hazards as may be reasonably required by Lender, including, without limitation, insurance against loss or damage by flood, and earthquake
         insurance against all other hazards as may be reasonably required by Lender, including, without limitation, insurance against loss or damage by flood, and earthquake
         insurance against all other hazards as may be reasonably required by Lender, including, without limitation, insurance against loss or damage by flood, and earthquake. To the contrary herein notwithstanding, so long as there is no default hereunder and so long as the Lease and SNDA, between Borrower, Lender, and Walgreen Co. remain in full force and effect and there are no breaches thereof, the terms of the Lease shall govern the casualty insurance requirements in lieu of the requirements set forth in 4 (a) above, except with respect to coverages required in 4 (a)(vi) above which at all times during the term of the
         Loan shall be coverages maintained by Borrower.
         insurance against all other hazards as may be reasonably required by Lender, including, without limitation, insurance against loss or damage by flood and earthquake and terrorism. Notwithstanding anything hereinabove to the contrary, if neither (i) property insurance without an exclusion for terrorism, terrorist acts or similar perils ("Terrorism") nor (ii) a separate policy insuring specifically against Terrorism is available at a cost which in Lender's opinion is commercially reasonable, taking into consideration, among other things, (a)
         how properties similar in type, size, quality and location are insured with respect to Terrorism and (b) the amount of coverage, premium and deductible applicable to such insurance, then Lender agrees to waive the requirement to provide insurance covering Terrorism until such coverage again become available at a cost, which in Lender's opinion is commercially reasonable.
         insurance against all other hazards as may be reasonably required by Lender, including, without limitation, insurance against loss or damage by flood

                                    EXHIBIT 3

                               PRICING FORMULATION

               Purchase Price                        $127,267,750

                                    EXHIBIT 4

                                  BILL OF SALE

            1. PARTIES. The parties to this Bill of Sale are the following:

               Seller:           Principal Commercial Funding, LLC
               Purchaser:        Morgan Stanley Dean Witter Capital I Inc.

            2. SALE. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of December 1, 2002 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. PURCHASE PRICE. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. DEFINITIONS. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this [__]th day of December, 2002.


SELLER:                                PRINCIPAL COMMERCIAL FUNDING, LLC


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:



PURCHASER:                             MORGAN STANLEY DEAN WITTER CAPITAL I
                                          INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY


THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:
GMAC Commercial Mortgage Corporation
200 Witmer Road
P.O. Box 1015
Horsham, Pennsylvania 19044-8015
Attention: [___________________]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset Backed Securities Trust Services Group

-------------------------------------------------------------------------------


                           LIMITED POWER OF ATTORNEY

            Know all persons by these presents; that the undersigned, having an address of [MORTGAGE LOAN SELLER'S ADDRESS] (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint GMAC Commercial Mortgage Corporation, having an address of 200 Witmer Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, Attention: [___________________] (the
"General Master Servicer"), GMAC Commercial Mortgage Corporation, having an address of 200 Witmer Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015,
Attention: [___________________] (the "General Special Servicer") and LaSalle Bank National Association, having an address of 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Service Group-Morgan Stanley Dean Witter Capital I Inc., Series 2002-IQ3 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            To empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            This power of attorney shall be limited to the above-mentioned exercise of power.

            This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc., as Depositor, the General Master Servicer, the General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, Principal Global Investors, LLC, as Special Servicer of the San Tomas Mortgage Loan, the Trustee and ABN AMRO Bank N.V., as Fiscal Agent, with respect to the Trust.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of December, 2002.


Witnessed by:                             [SELLER]


                                       By:
-----------------------------------        -------------------------------------
Print Name:                                Name:
                                           Title:




STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.


_______________________________________
Commission Expires:

                                   EXHIBIT K-5

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT V
                                     (NCCB)

            Mortgage Loan Purchase Agreement ("Agreement"), dated as of December 1, 2002, between National Consumer Cooperative Bank (the "Seller"), and Morgan Stanley Dean Witter Capital I Inc. (the "Purchaser").

            The Seller agrees to sell and the Purchaser agrees to purchase certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2002, between the Purchaser, as depositor, GMAC Commercial Mortgage Corporation, as general master servicer (the "General Master Servicer"), GMAC Commercial Mortgage Corporation, as general special servicer (the "General Special Servicer"), NCB, FSB, as NCB master servicer (together with the General Master Servicer, as applicable, the "Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (the "Co-op Special Servicer"), Principal Global Investors, LLC, as special servicer with respect to the San Tomas Mortgage Loan (together with the General Special Servicer and the Co-op Special Servicer, as applicable, the "Special Servicer"), LaSalle Bank National Association, as trustee, paying agent and certificate registrar (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by the Purchaser (collectively the "Other Mortgage Loans"), the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. (the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated December 5, 2002 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class X-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI, Class R-I, Class R-II and Class R-III Certificates (the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated December 5, 2002 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated November 22, 2002, as supplemented by a Prospectus Supplement dated December 5, 2002 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum dated December 5, 2002 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's due date in the month of December 2002. The Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $128,192,102. The sale of the Mortgage Loans shall take place on December 17, 2002 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser and NCB, FSB for the Mortgage Loans and those certain mortgage loans sold to the Trust by NCB, FSB, pursuant to that certain mortgage loan purchase agreement, dated as of even date herewith, shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date or another method agreed upon by the Purchaser.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the Master Servicer and the Special Servicer to empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Master Servicer or the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents, at the Seller's expense, after the periods set forth above, provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions and additional time periods as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon or if any such original modification, consolidation or extension agreement has been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, a true copy of such modification, consolidation or extension certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by the Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (i) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the Seller to be a true and complete copy of the original assignment submitted for recording, and (ii) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3," which assignment may be effected in the related Assignment of Mortgage;

            (g)   The   original  or  a  copy  of  each   guaranty,   if  any,
constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, an original binder, actual title commitment, pro forma policy or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with a Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee executed and delivered in connection with the Mortgage Loan;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease;

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements, if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (or, with respect to a letter of credit representing tenant security deposits which have been collaterally assigned to the lender, a copy), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (or, with respect to a letter of credit representing tenant security deposits which have been collaterally assigned to the lender, a copy), which shall be held by the applicable Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the applicable Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if the applicable Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the applicable Primary Servicer (or Master Servicer). The applicable Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for hotels and mortgage properties securing Mortgage Loans with a Cut-Off Date principal balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender; and

            (q) With respect to hospitality properties, a copy of a franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            The original of each letter of credit referred to in clause (l) above shall be delivered to the Primary Servicer, the Master Servicer or the Trustee (as the case may be) within 45 days of the Closing Date. In addition, a copy of any ground lease shall be delivered to the Master Servicer within 30 days of the Closing Date. Any failure to deliver any ground lease shall constitute a document defect.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer or any Assistant Treasurer.

            The Assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and the assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a photocopy thereof (to the extent available, certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording or, if such certification is not available, together with an Officer's Certificate of the Seller stating that such document has been sent to the appropriate public recording official for recordation), to the Trustee within such 90 day period, the Seller shall then deliver within 180 days after the Closing Date the recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due thereon after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above (with recording information in blank if such information is not yet available). Within 15 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the General Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the General Master Servicer or the applicable Primary Servicer, the Seller will draw on such letter of credit as directed by the General Master Servicer or such Primary Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans or Companion Loans and that are not required to be delivered to the Trustee and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Companion Loan (the "Servicing File") shall be shipped by the Seller to or at the direction of the Master Servicer, on behalf of the Purchaser, on or prior to the 75th day after the Closing Date, in accordance with Section 3.1 of the Primary Servicing Agreement, if applicable.

            The Servicing File shall include, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any attorney-client privileged communications, internal correspondence or credit analysis. Delivery of any of the foregoing documents to the Primary Servicer shall be deemed a delivery to the Master Servicer and satisfy Seller's obligations under this sub-paragraph.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein, subject to the requirements of the Primary Servicing Agreement. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully in all reasonable respects with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a corporation chartered by an act of the United States Congress. The Seller has the requisite corporate power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser.

            (vii) To the Seller's knowledge, the Seller's Information (as defined in that certain indemnification agreement, dated December 1, 2002, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Seller shall make for the benefit of the Trustee on behalf of the holders of the Certificates, whether directly or by way of the Purchaser's assignment of its rights hereunder to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure period), not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify, in writing, the other parties; provided that any breach of the representation and warranty contained in paragraph (40) of such Exhibit 2 shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. Promptly (but in any event within three Business
Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage"(as defined in the Code) but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material aspects within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date, at its option replace, without recourse, any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, such repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the breach or defect. The Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or a Material Breach as contemplated above (a "Defective Mortgage Loan"), (ii) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans ("Crossed Mortgage Loans") and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of (x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the normalized debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Crossed Mortgage Loans (including the Affected Loans(s)), at the time of repurchase or replacement. The determination of the Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause to be delivered, or direct the Seller to (in which case the Seller shall) cause to be delivered to the Master Servicer, an (i) Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of such Crossed Mortgage Loan will not result in an Adverse REMIC Event..

            With respect to any Defective Mortgage Loan, to the extent that the Seller is required to repurchase or substitute for such Defective Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any Crossed Mortgage Loan, the Seller and the Purchaser hereby agree to forebear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Crossed Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File (i) a certified copy of the Mortgage by the local authority with which the Mortgage was recorded or (ii) a true and correct copy of the Mortgage together with an Officer's Certificate of the Seller certifying that said copy is a true and correct copy of the original Mortgage executed at the closing of the Mortgage Loan; or (c) the absence from the Mortgage File of the original Title Insurance Policy, an original binder, pro forma policy or an actual title commitment or a copy thereof certified by the title company. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a) of the Pooling and Servicing Agreement, the Master Servicer) will take the steps described elsewhere in this Section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the Seller for the cure of the Material Document Defect or repurchase or replacement of the related Mortgage Loan.

            The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in
Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice described in the first sentence of this paragraph to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property from the date that it was notified of such intention to exercise such Option or of such offer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without (i) recourse of any kind (either express or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either express or implied) by the Seller to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer, or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, including all related expenses up to the date the remainder of such Purchase Price is actually paid, with such Liquidation Fee, payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 43 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or the applicable Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 41 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, NY 10038 at 9:00 a.m., New York time, on the Closing Date.

            The obligation of the Seller and the Purchaser to close shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller's Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement, and neither the Underwriters nor the Initial Purchaser shall have suspended, delayed or otherwise cancelled the Closing Date.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of the Vice President, Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (e) An opinion of counsel (which, other than as to the opinion described in paragraph (f) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially in the form annexed hereto as Exhibit 6.

            (f) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (g) A letter from Deloitte & Touche, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (h) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (i) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (j) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (k) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated December 17, 2002.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Dean Witter Capital I Inc., 1585 Broadway, New York, New York 10036, Attention:
Cecilia Tarrant, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at National Consumer Cooperative Bank, 1725 Eye Street, N.W., Washington, D.C. 20006, Attention: Steven Brookner.

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                       NATIONAL CONSUMER COOPERATIVE BANK


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                       MORGAN STANLEY DEAN WITTER CAPITAL I
                                          INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE
                                    2002-IQ3


LOAN      MORTGAGE LOAN  LOAN        PROPERTY                                                                ZIP    PROPERTY
POOL NO.  SELLER         NUMBER      NAME                                         CITY               STATE   CODE   TYPE
-------------------------------------------------------------------------------------------------------------------------------
17        NCB           479000570    Johnston Professional Building               Baltimore           MD     21218  Office
22        NCB           470022090    205/78 Owners Corp.                          New York            NY     10021  Cooperative
27        NCB           479000420    Hampton Inn - BWI Airport                    Linthicum           MD     21090  Hotel
51        NCB           470020580    325 W. 45th Street Owners Corp.              New York            NY     10036  Cooperative
54        NCB           470022320    1349 Tenants Corp.                           New York            NY     10128  Cooperative
56        NCB           470021320    301 East Tenants Corp.                       New York            NY     10021  Cooperative
66        NCB           470021510    38 Park Row Residence Corp.                  New York            NY     10038  Cooperative
86        NCB           470015630    Southridge Cooperative, Section 3, Inc.      Jackson Heights     NY     11372  Cooperative
147       NCB           470022350    139-94 Apartments Corp.                      New York            NY     10128  Cooperative
189       NCB           470022770    Nicolet Town Houses Cooperative Association  Detroit             MI     48207  Cooperative
203       NCB           470021850    8-10 Bethune/791 Greenwich St. Owners Corp.  New York            NY     10014  Cooperative
210       NCB           470021780    1040 Madison Inc.                            New York            NY     10021  Cooperative
221       NCB           470023180    East 37th Street Apartments Corp.            New York            NY     10016  Cooperative
236       NCB           470023150    100 Bank Street Owners Corp.                 New York            NY     10014  Cooperative
240       NCB           470022680    1869 Mintwood Cooperative, Inc.              Washington          DC     20009  Cooperative
241       NCB           470021080    271 West 70th Corp.                          New York            NY     10023  Cooperative
242       NCB           470021720    157 West 78th Street Corporation             New York            NY     10024  Cooperative
243       NCB           470021620    258 West 93 Owners Corp.                     New York            NY     10025  Cooperative
244       NCB           470022060    56 West 82nd Street Apartment Corp.          New York            NY     10024  Cooperative
245       NCB           470022540    55 Prince St. Associates, Inc.               New York            NY     10012  Cooperative
247       NCB           470022630    Begonia Realty Corporation                   New York            NY     10024  Cooperative
248       NCB           470022760    143 W. 85th St. Tenants Corp.                New York            NY     10024  Cooperative


PROPERTY                   ORIGINAL       CUT-OFF DATE   MASTER    MASTER SERVICING  PRIMARY        SUB-SERVICING   PRIMARY EXCESS
SUB-TYPE                   BALANCE        BALANCE        FEE       EXCESS FEE        FEE            FEE             SERVICING
-----------------------------------------------------------------------------------------------------------------------------------
Medical                   $10,000,000    $9,968,776      2            6                0             0              0
High Rise                  $8,710,000    $8,634,943      2            6                0             0              0
Limited Service            $8,000,000    $7,919,179      2            6                0             0              0
High Rise                  $4,000,000    $3,937,101      2            6                0             0              0
High Rise                  $3,600,000    $3,600,000      2            6                0             0              0
High Rise                  $3,550,000    $3,550,000      2            6                0             0              0
Loft                       $3,000,000    $2,991,632      2            6                0             0              0
Mid Rise                   $2,500,000    $2,460,992      2            6                0             0              0
High Rise                  $1,500,000    $1,500,000      2            6                0             0              0
Townhouse                  $1,100,000    $1,087,877      2            6                0             0              0
Mid Rise                     $950,000      $947,862      2            6                0             0              0
High Rise                    $850,000      $849,438      2            6                0             0              0
Mid Rise                     $775,000      $768,542      2            6                0             0              0
Mid Rise                     $585,000      $582,991      2            6                0             0              0
Low Rise                     $475,000      $471,778      2            6                0             0              0
Walkup                       $300,000      $297,820      2            6                0             0              0
Mid Rise                     $260,000      $258,229      2            6                0             0              0
Walkup                       $225,000      $223,531      2            6                0             0              0
Low Rise                     $200,000      $199,346      2            6                0             0              0
Mid Rise                     $200,000      $199,137      2            6                0             0              0
Mid Rise                     $185,000      $184,123      2            6                0             0              0
Walkup                       $125,000      $123,335      2            6                0             0              0

TOTALS/WEIGHTED AVERAGES: $51,090,000   $50,756,632

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

            1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

            2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. . None of the Mortgage Loan documents restrict the Seller's right to transfer the Mortgage Loan to the Purchaser or to the Trustee.

            3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

            4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the foregoing items (a) through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. In the case of a Mortgaged Property operated as a hotel or an assisted living facility, the Mortgagor's personal property includes all personal property that a prudent mortgage lender making a similar Mortgage Loan would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

            5. Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

            6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part (except for partial reconveyances of real property that are set forth on Schedule A to Exhibit 2), nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that, in each case, materially adversely affects the value of the related Mortgaged Property. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the Mortgage Loans has been materially modified since October 7, 2002.

            7. Condition of Property; Condemnation. With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an engineering report after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, other than as disclosed in such engineering report, each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established based on the engineering report) that would materially and adversely affect its value as security for the related Mortgage Loan, and (ii) with respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an engineering report after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this
Exhibit 2, each Mortgaged Property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each Mortgaged Property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related Mortgage Loan as of the date hereof. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

            8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy, a pro forma policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

            9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement that must be satisfied as a condition to disbursements of any funds escrowed for such purpose have been complied with on or before the Closing Date, or any such funds so escrowed have not been released.

            10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

            11. Trustee under Deed of Trust. If any Mortgage is a deed of trust,
(1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

            12. Environmental Conditions.

            (i) With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an environmental site assessment including, without limitation, a transaction screen, meeting ASTM Standards after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, an environmental site assessment, or an update of a previous such report, was performed with respect to each Mortgaged Property in connection with the origination or the acquisition of the related Mortgage Loan, a report of each such assessment (or the most recent assessment with respect to each Mortgaged Property) (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated or (iii) the related Mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan.

            (ii) With respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an environmental site assessment including, without limitation, a transaction screen, meeting ASTM Standards after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, (i) no Hazardous Material is present on such Mortgaged Property such that (1) the value, use or operation of such Mortgaged Property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (ii) such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such Mortgaged Property and neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

      "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.ss.ss.9601 et seq.), the Hazardous Materials Transportation Act as amended (42 U.S.C.ss.ss.6901 et seq.), the Resource Conservation and Recover Act as amended (42 U.S.C.ss.ss.6901 et seq.), the Federal Water Pollution Control Act as amended (33 U.S.C.ss.ss.1251 et seq.), the Clean Air Act as amended (42 U.S.C.ss.ss.1251 et seq.) and any regulations promulgated pursuant thereto.

Each Mortgage requires the related Mortgagor to comply in all material respects with all applicable federal, state and local environmental laws and regulations.

            13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreement.

            14. Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against with respect to similarly situated properties in the locality of the Mortgaged Property (so-called "All Risk" coverage) in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements located at the Mortgaged Property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders for properties of similar types, and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied (a) to the restoration or repair of the related Mortgaged Property, (b) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Mortgagor, or (c) to the reduction of the principal amount of the Mortgage Loan. For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, at origination for such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage.

            15. Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties would be first payable thereon.

            16. Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

            17. Leasehold Estate. Each Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), and as to such Ground Leases:

            (i) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) does not prohibit the current use of the Mortgaged Property and does not prohibit the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (ii) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

            (iii) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and the Trustee as its assignee upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor or if such lessor's consent is required it cannot be unreasonably withheld;

            (iv) Such Ground Lease is in full force and effect, and the Ground Lease provides that no material amendment to such Ground Lease is binding on a mortgagee unless the mortgagee has consented thereto, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (v) Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered or is required to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

            (vi) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

            (vii) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the Stated Maturity Date of the related Mortgage Loan;

            (viii) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the holder of the ground lease interest will be applied either (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling a third party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon; and

            (ix) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders lending on a similar Mortgaged Property in the lending area where the Mortgaged Property is located; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

            (x) Such Ground Lease requires the Lessor to enter into a new lease upon termination of such Ground Lease if the Ground Lease is rejected in a bankruptcy proceeding.

            18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

            19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations
Section 1.860G-2(a)(1)(ii)).

            20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

            21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

            22. No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, except, in each case, for liens insured against by the Title Policy referred to herein, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

            23. Compliance with Usury Laws. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws in effect at its date of origination.

            24. Cross-collateralization.     No     Mortgage     Loan     is
cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

            25. Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage. The Mortgages relating to those Mortgage Loans identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith, in the case of both
(a) and (b), consistent with the Seller's normal lending practices. Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule A, no Mortgage Loan permits the full or partial release or substitution of collateral unless the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.1001-3 and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents require the Mortgagor to bear the cost of such opinion.

            26. No Equity Participation or Contingent Interest. No Mortgage
Loan contains any equity participation by the lender or provides for negative amortization (except that the ARD Loan may provide for the accrual of interest at an increased rate after the Anticipated Repayment Date) or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

            27. No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16 and 17 of this Exhibit 2.

            28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

            29. Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination or in connection with the sale of the related Mortgage Loan by the Seller hereunder.

            30. Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

            31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            32. Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards.

            33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan or as of the date of the sale of the related Mortgage Loan by the Seller hereunder, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

            34. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

            35. Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, or a controlling interest in the related Mortgagor, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            36. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes either (a) the recourse obligations of at least one natural person or (b) the non-recourse obligations of the related Mortgagor, provided that at least one natural person (and the Mortgagor if the Mortgagor is not a natural person) is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents.

            37. Reserved.

            38. REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). Each Mortgaged Property will qualify as foreclosure property within the meaning of Section 856(e) of the Code if obtained by foreclosure or deed in lieu of foreclosure.

            39. Reserved.

            40. Prepayment Premiums. As of the applicable date of origination of each such Mortgage Loan, any prepayment premiums and yield maintenance charges payable under the terms of the Mortgage Loans, in respect of voluntary prepayments, constituted customary prepayment premiums and yield maintenance charges for commercial mortgage loans of the Seller.

            41. Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

            42. Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $10 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in, and operation of, such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person.

            43. Defeasance and Assumption Costs. The related Mortgage Loan Documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the Lender incurred in connection with (i) the defeasance of such Mortgage Loan and the release of the related Mortgaged Property, and (ii) the approval of an assumption of such Mortgage Loan.

            44. Defeasance. No Mortgage Loan provides that it can be defeased until a date that is more than two years after the Closing Date or provides that it can be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States.

            45. Terrorism Insurance Summary. The information set forth on Schedule C hereto was true and correct in all material respects as of November 25, 2002.

            46. Completion of Improvements. With respect to the Hampton
Inn-BWI Airport Loan, Loan No. 27, the Addition (as such term is defined in the related loan documents) with respect to the related Mortgaged Property will be substantially completed and a certificate of occupancy with respect thereto shall be issued on or before December 31, 2002, or, if no event of default exists with respect to such Mortgage Loan and the anticipated cost of completion of the Addition does not exceed the amount on deposit in the related construction escrow account with respect to such Mortgage Loan, the date six months thereafter.

                                   Schedule A

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
                       REGARDING INDIVIDUAL MORTGAGE LOANS

                                (NCCB - 2002-IQ3)

REP NO.   MORTGAGE LOAN NO.          EXPLANATION
--------------------------------------------------------------------------------
 17(x)    Loan No. 17                The Ground Leases for the foregoing
                                     Mortgage Loans require the Lessor to enter into a new ground lease with the holder of the Mortgage on terms that do not materially vary from the economic terms of the Ground Lease in the event such Ground
                                     Lease is terminated by reason of a default thereunder, but do not specifically require the Lessor to enter into a new lease upon termination of such Ground Lease if the Ground Lease is rejected in a bankruptcy proceeding.

--------------------------------------------------------------------------------
   30     Loan Nos. 22, 51, 56, 66,  The foregoing Mortgaged Properties are
          86, 147, 203, 221, 240,    encumbered by liens junior to the
          242, 245                   related Mortgage, in amounts more
                                     particularly described on the Mortgage Loan
                                     Schedule in the column entitled "Current
                                     Additional Financing In Place."

--------------------------------------------------------------------------------
   35     All Mortgage Loans         All of the Mortgage Loans secured by
          secured by residential     residential cooperatives permit, without
          cooperatives.              the prior written consent of the holder
                                     of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related
                                     Mortgagor.

--------------------------------------------------------------------------------
   36     All Mortgage Loans         All of the Mortgage Loans secured by
          secured by residential     residential cooperatives are fully
          cooperatives.              recourse to the related Mortgagors.

--------------------------------------------------------------------------------

                                   Schedule B

   List of Mortgagors that are Third-Party Beneficiaries Under Section 5(b)

                                      None

                                   Schedule C

                      (Terrorism Insurance Summary Report)

            As required by representation number 46 (Terrorism Insurance Summary Report), the following is a summary of the Terrorism Insurance with respect to the Mortgage Loans:



LOAN
TAB                     INTERNAL
NO.       SELLER        LOAN ID            PROPERTY NAME                             PROPERTY ADDRESS
-----------------------------------------------------------------------------------------------------------------
          NCB           470023150          100 Bank Street Owners Corp.              100 Bank Street
          NCB           470021780          1040 Madison Inc.                         31 East 79th Street
          NCB           470022320          1349 Tenants Corp.                        1349 Lexington Avenue
          NCB           470022350          139-94 Apartments Corp.                   139 East 94th Street
          NCB           470022760          143 W. 85th St. Tenants Corp.             143 West 85th Street
          NCB           470021720          157 West 78th Street                      157 West 78th St.
                                           Corporation
          NCB           470022680          1869 Mintwood Cooperative, Inc.           1869 Mintwood Place, NW
          NCB           470022090          205/78 Owners Corp.                       205 East 78th Street
          NCB           470024450          210-220-230 Owners Corp.                  210-220-230 Pelham Road
          NCB           470021620          258 West 93 Owners Corp.                  258 West 93rd Street
          NCB           470021080          271 West 70th Corp.                       271 West 70th Street
          NCB           470021320          301 East Tenants Corp.                    301 East 75th Street
          NCB           470020580          325 W. 45th Street Owners Corp.           325 West 45th Street
          NCB           470021510          38 Park Row Residence Corp.               145 Nassau Street
          NCB           470022540          55 Prince St. Associates, Inc.            55 Prince Street
          NCB           470022060          56 West 82nd Street Apartment             56 West 82nd Street
                                           Corp.
          NCB           470021850          8-10 Bethune/791 Greenwich                791 Greenwich Street/
                                           St. Owners Corp.                          8 & 10 Bethune Street
          NCB           470022630          Begonia Realty Corporation                14 West 87th Street
          NCB           470023180          East 37th Street Apartments               104 East 37th Street
                                           Corp.
          NCB           470023110          Fontaine Owners Corp.                     353 East 72nd Street
          NCB           470022770          Nicolet Town Houses                       1300-1418 Nicolet
                                           Cooperative Association
          NCB           470015630          Southridge Cooperative,                   33-25 90th Street
                                           Section 3, Inc.
          NCB           479000420          Hampton Inn - BWI Airport                 829 Elkridge Landing Road
          NCB           479000570          Johnston Professional                     3333 North Calvert Building Street

          11/18- Terrorism Ins
          waived on life of
          loan-in Manhattan-
          property value
          satisfies loan amount/
          long time borrower



LOAN                                                                                        ORIGINAL                    CUT-OFF
TAB                                                                                         PRINCIPAL                   DATE
NO.       SELLER        BORROWER NAME                                                       BALANCE                     BALANCE
-------------------------------------------------------------------------------------------------------------------------------
          NCB           100 Bank Street Owners Corp.                                       $585,000                    $582,991
          NCB           1040 Madison Inc.                                                  $850,000                    $849,438
          NCB           1349 Tenants Corp.                                               $3,600,000                  $3,600,000
          NCB           139-94 Apartments Corp.                                          $1,500,000                  $1,500,000
          NCB           143 W. 85th St. Tenants Corp.                                      $125,000                    $123,335
          NCB           157 West 78th Street Corporation                                   $260,000                    $258,229
          NCB           1869 Mintwood Cooperative, Inc.                                    $475,000                    $471,778
          NCB           205/78 Owners Corp.                                              $8,710,000                  $8,634,943
          NCB           210-220-230 Owners Corp.                                         $7,500,000                  $7,500,000
          NCB           258 West 93 Owners Corp.                                           $225,000                    $223,531
          NCB           271 West 70th Corp.                                                $300,000                    $297,820
          NCB           301 East Tenants Corp.                                           $3,550,000                  $3,550,000
          NCB           325 W. 45th Street Owners Corp.                                  $4,000,000                  $3,937,101
          NCB           38 Park Row Residence Corp.                                      $3,000,000                  $2,991,632
          NCB           55 Prince St. Associates, Inc.                                     $200,000                    $199,137
          NCB           56 West 82nd Street Apartment Corp.                                $200,000                    $199,346
          NCB           8-10 Bethune/791 Greenwich St. Owners Corp.                        $950,000                    $947,862
          NCB           Begonia Realty Corporation                                         $185,000                    $184,123
          NCB           East 37th Street Apartments Corp.                                  $775,000                    $768,542
          NCB           Fontaine Owners Corp.                                            $7,000,000                  $6,984,002
          NCB           Nicolet Town Houses Cooperative Association                      $1,100,000                  $1,087,877
          NCB           Southridge Cooperative, Section 3, Inc.                          $2,500,000                  $2,460,992
          NCB           Baltimore-Washington Hotel, LP                                   $8,000,000                  $7,919,179
          NCB           Johnston Professional Building, LP                              $10,000,000                  $9,968,776

                          Total-Original Principal Balance                              $65,590,000
                          % W/O TERRORISM INS                                                5.489%

                          Total Loans Renewal Info. Not Provided for                     $8,000,000
                          terms expiring year end 2002



                          % Recent Renewal Info. Not Provided                               12.197%


LOAN                  MORTGAGE
TAB                   LOAN                                                               FUNDING          TERM OF
NO.     SELLER        BORROWER                      PROPERTY                             DATE             INSURANCE    CARRIER
--------------------------------------------------------------------------------------------------------------------------------
        NCB           100 Bank Street               100 Bank Street Owners               4/26/2002        10/12/03     GNY
                      Owners Corp.                  Corp.
        NCB           1040 Madison                  1040 Madison Inc.                    4/03/2002        06/30/03     Admiral
                      Inc.
        NCB           1349 Tenants                  1349 Tenants Corp.                   4/25/2002        10/28/03     Indian
                      Corp.                                                                                            Harbor
        NCB           139-94                        139-94 Apartments Corp.              5/01/2002        02/01/03     Gulf
                      Apartments Corp.
        NCB           143 W. 85th St.               143 W. 85th St. Tenants              4/30/2002        08/16/03     N. Hamps.
                      Tenants Corp.                 Corp.
        NCB           157 West 78th                 157 West 78th Street                 3/25/2002        05/14/05     N. Hamps.
                      Street                        Corporation
                      Corporation
        NCB           1869 Mintwood                 1869 Mintwood Cooperative,           5/31/2002        11/17/03     Statefarm
                      Cooperative, Inc.
                      Inc.
        NCB           205/78 Owners                 205/78 Owners Corp.                  4/29/2002        02/01/03     Admiral
                      Corp.
        NCB           210-220-230                   210-220-230 Owners Corp.             8/20/2002        06/01/03     Harleyville
                      Owners Corp.
        NCB           258 West 93                   258 West 93 Owners Corp.             3/04/2002        03/21/03     St. Paul
                      Owners Corp.
        NCB           271 West 70th                 271 West 70th Corp.                  2/26/2002        04/01/03     RLI
                      Corp.
        NCB           301 East Tenants              301 East Tenants Corp.               5/28/2002        02/01/03     Admiral
                      Corp.
        NCB           325 W. 45th                   325 W. 45th Street Owners            3/06/2002        12/31/02     Worcester
                      Street Owners                 Corp.
                      Corp.
        NCB           38 Park Row                   38 Park Row Residence               3/27/2002        11/06/03      GNY
                      Residence Corp.               Corp.
        NCB           56 West 82nd                  56 West 82nd Street                 7/10/2002         06/01/03     N. Hamps.
                      Street Apartment              Apartment Corp.
                      Corp.
        NCB           8-10 Bethune/791              8-10 Bethune/791 Greenwich          04/16/04          4/02/2002    N. Hamps.
                      Greenwich St.                 St. Owners Corp.
                      Owners Corp.
        NCB           Begonia Realty                Begonia Realty Corporation          5/16/2002         12/10/02     RLI
                      Corporation
        NCB           East 37th Street              East 37th Street                    4/19/2002         04/01/03     RLI
                      Apartments Corp.              Apartments Corp.
        NCB           Fontaine Owners               Fontaine Owners Corp.               5/22/2002         05/13/03     GNY
                      Corp.
        NCB           Nicolet Town                  Nicolet Town Houses                 5/29/2002         01/01/03     Statefarm
                      Houses                        Cooperative Association
                      Cooperative
                      Association
        NCB           Southridge                    Southridge Cooperative,             6/26/2002         06/01/03     St. Paul
                      Cooperative,                  Section 3, Inc.
                      Section 3, Inc.
        NCB           Baltimore-                    Hampton Inn - BWI Airport           1/31/2002         12/01/02     C/N/A
                      Washington
                      Hotel, LP
        NCB           Johnston                      Johnston Professional               6/28/2002         11/01/03     Zurich
                      Professional                  Building
                      Building, LP

                                                                                                                        SEPARATE
                                                                                                 EXCLUSIONS FOR         CHEMICAL/
                                                  SEPARATE                                       CHEMICAL/              BIOLOGICAL
LOAN                    EXCLUSIONS FOR            TERRORISM                                      BIOLOGICAL             TERRORISM
TAB                     ACTS OF                   INSURANCE                                      TERRORISM              INSURANCE
NO.       SELLER        TERRORISM (1)             COVERAGE (2)             DEDUCTIBLE            COVERAGE               COVERAGE
------------------------------------------------------------------------------------------------------------------------------------
          NCB           Included                  N                       $        1,000         Y                          N
          NCB           Included                  N                       $        1,000         Y                          N
          NCB           Excluded                  N                       $        1,000         Y                          N
          NCB           Included                  N                       $        1,000         Y                          N
          NCB           Included                  N                       $        1,000         Y                          N
          NCB           Included                  N                       $        1,000         Y                          N
          NCB           Included                  N                       $        1,000         Y                          N
          NCB           Included                  N                       $        1,000         Y                          N
          NCB           Included                  N                       $        1,000         Y                          N
          NCB           Included                  N                       $        1,000         Y                          N
          NCB           Included                  N                       $        1,000         Y                          N
          NCB           Included                  N                       $        1,000         Y                          N
          NCB           Included                  N                       $        2,500         Y                          N
          NCB           Included                  N                       $        1,000         Y                          N
          NCB           Included                  N                       $        1,000         Y                          N
          NCB           Included                  N                       $        1,000         Y                          N
          NCB           Included                  N                       $        2,000         Y                          N
          NCB           Included                  N                       $        1,000         Y                          N
          NCB           Included                  N                       $        1,000         Y                          N
          NCB           Included                  N                       $        3,000         Y                          N
          NCB           Included                  N                       $          500         Y                          N
          NCB           Included                  N                       $        2,500         Y                          N
          NCB           Included                  N                       $        5,000         Y                          N
          NCB           Included                  N                       $      100,000         Y                          N


LOAN
TAB
NO.              SELLER         DEDUCTIBLE          DESCRIBE MORTGAGE CATCH-ALL (3)                COMMENT
------------------------------------------------------------------------------------------------------------------------
                 NCB            N/A                 Such other insurance and increased
                                                    policy limits with respect
                                                    to the Mortgaged Property as
                                                    may be reasonably required
                                                    from time to time by
                                                    Mortgage.

                 NCB            N/A                 Such other insurance and
                                                    increased policy limits with
                                                    respect to the Mortgaged
                                                    Property as may be
                                                    reasonably required from
                                                    time to time by Mortgage.

                 NCB            N/A                 Such other insurance and
                                                    increased policy limits with
                                                    respect to the Mortgaged
                                                    Property as may be
                                                    reasonably required from
                                                    time to time by Mortgage.

                 NCB            N/A                 Such other insurance and
                                                    increased policy limits with
                                                    respect to the Mortgaged
                                                    Property as may be
                                                    reasonably required from
                                                    time to time by Mortgage.

                 NCB            N/A                 Such other insurance and
                                                    increased policy limits with
                                                    respect to the Mortgaged
                                                    Property as may be
                                                    reasonably required from
                                                    time to time by Mortgage.

                 NCB            N/A                 Such other insurance and
                                                    increased policy limits with
                                                    respect to the Mortgaged
                                                    Property as may be
                                                    reasonably required from
                                                    time to time by Mortgage.

                 NCB            N/A                 Such other insurance and
                                                    increased policy limits with
                                                    respect to the Mortgaged
                                                    Property as may be
                                                    reasonably required from
                                                    time to time by Mortgage.

                 NCB            N/A                 Such other insurance and
                                                    increased policy limits with
                                                    respect to the Mortgaged
                                                    Property as may be
                                                    reasonably required from
                                                    time to time by Mortgage.

                 NCB            N/A                 Such other insurance and
                                                    increased policy limits with
                                                    respect to the Mortgaged
                                                    Property as may be
                                                    reasonably required from
                                                    time to time by Mortgage.

                 NCB            N/A                 Such other insurance and
                                                    increased policy limits with
                                                    respect to the Mortgaged
                                                    Property as may be
                                                    reasonably required from
                                                    time to time by Mortgage.

                 NCB            N/A                 Such other insurance and
                                                    increased policy limits with
                                                    respect to the Mortgaged
                                                    Property as may be
                                                    reasonably required from
                                                    time to time by Mortgage.

                 NCB            N/A                 Such other insurance and
                                                    increased policy limits with
                                                    respect to the Mortgaged
                                                    Property as may be
                                                    reasonably required from
                                                    time to time by Mortgage.

                 NCB            N/A                 Such other insurance and
                                                    increased policy limits with
                                                    respect to the Mortgaged
                                                    Property as may be
                                                    reasonably required from
                                                    time to time by Mortgage.

                 NCB            N/A                 Such other insurance and
                                                    increased policy limits with
                                                    respect to the Mortgaged
                                                    Property as may be
                                                    reasonably required from
                                                    time to time by Mortgage.


                 NCB            N/A                 Such other insurance and increased
                                                    policy limits with respect
                                                    to the Mortgaged Property
                                                    as may be reasonably
                                                    required from time to time
                                                    by Mortgage.


                 NCB            N/A                 Such other insurance
                                                    and increased policy
                                                    limits with respect to the
                                                    Mortgaged Property as may
                                                    be reasonably required
                                                    from time to time by
                                                    Mortgage.


                 NCB            N/A                 Such other insurance
                                                    and increased policy
                                                    limits with respect to the
                                                    Mortgaged Property as may
                                                    be reasonably required
                                                    from time to time by
                                                    Mortgage.


                 NCB            N/A                 Such other insurance
                                                    and increased policy
                                                    limits with respect to the
                                                    Mortgaged Property as may
                                                    be reasonably required
                                                    from time to time by
                                                    Mortgage.


                 NCB            N/A                 Such other insurance
                                                    and increased policy
                                                    limits with respect to the
                                                    Mortgaged Property as may
                                                    be reasonably required
                                                    from time to time by
                                                    Mortgage.


                 NCB            N/A                 Such other insurance
                                                    and increased policy
                                                    limits with respect to the
                                                    Mortgaged Property as may
                                                    be reasonably required
                                                    from time to time by
                                                    Mortgage.


                 NCB            N/A                 Such other insurance
                                                    and increased policy
                                                    limits with respect to the
                                                    Mortgaged Property as may
                                                    be reasonably required
                                                    from time to time by
                                                    Mortgage.


                 NCB            N/A                 Such other insurance
                                                    and increased policy
                                                    limits with respect to the
                                                    Mortgaged Property as may
                                                    be reasonably required
                                                    from time to time by
                                                    Mortgage.


                 NCB            N/A                 Such other insurance
                                                    as may from time to time
                                                    be reasonably required by
                                                    Beneficiary in order to
                                                    protect its interests.

                 NCB            N/A                 Such other insurance
                                                    as may from time to time
                                                    be reasonably required by
                                                    Beneficiary in order to
                                                    protect its interests.

                                    EXHIBIT 3

                               PRICING FORMULATION

            Purchase Price                            $137,509,885

                                    EXHIBIT 4

                                  BILL OF SALE

            1.  PARTIES. The parties to this Bill of Sale are the following:

                Seller:           National Consumer Cooperative Bank
                Purchaser:        Morgan Stanley Dean Witter Capital I Inc.


            2. SALE. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of December 1, 2002 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. PURCHASE PRICE. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. DEFINITIONS. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this [___]th day of December, 2002.


SELLER:                                NATIONAL CONSUMER COOPERATIVE BANK



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:



PURCHASER:                             MORGAN STANLEY DEAN WITTER CAPITAL I
                                          INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY


THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:

GMAC Commercial Mortgage Corporation
200 Witmer Road
P.O. Box 1015
Horsham, Pennsylvania 19044-8015
Attention: [_________________]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset Backed Securities Trust Services Group

------------------------------------------------------------------------------


                            LIMITED POWER OF ATTORNEY

            Know all persons by these presents; that the undersigned, having an address of [MORTGAGE LOAN SELLER'S ADDRESS] (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint GMAC Commercial Mortgage Corporation, having an address of 200 Witmer Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, Attention: [__________________] (the
"General Master Servicer"), GMAC Commercial Mortgage Corporation, having an address of 200 Witmer Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015,
Attention: [_________________] (the "General Special Servicer") and LaSalle
Bank National Association, having an address of 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Service Group-Morgan Stanley Dean Witter Capital I Inc., Series 2002-IQ3 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            To empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            This power of attorney shall be limited to the above-mentioned exercise of power.

            This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc., as Depositor, the General Master Servicer, the General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, Principal Global Investors, LLC, as Special Servicer of the San Tomas Mortgage Loan, the Trustee and ABN AMRO Bank N.V., as Fiscal Agent, with respect to the Trust.

   Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of December, 2002.


Witnessed by:                                   [SELLER]



--------------------------------                By:
Print Name:                                         ----------------------------
                                                    Name:
                                                    Title:



STATE OF ______________)

COUNTY OF _____________)

            On ______________________, before me, a Notary Public in and for said county, personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.





_______________________________________
Commission Expires:

                                    EXHIBIT 6

                           FORM OF OPINION OF COUNSEL

                                                               Tel: 212-541-2000
                                                               Fax: 212-541-4630




December 17, 2002




To the Parties Listed on Schedule A

Re:   National Consumer Cooperative Bank

Ladies and Gentlemen:

            We have acted as special counsel to National Consumer Cooperative Bank ("NCCB"), a corporation chartered by an act of The United States Congress, in connection with the following documents, which provide for the proposed sale of certain mortgage loans and NCCB's agreement to specially service and administer certain mortgage loans and other assets: (i) Mortgage Loan Purchase Agreement dated as of December 1, 2002, between NCCB, as seller, and Morgan Stanley Dean Witter Capital I Inc. ("MSDWCI"), as purchaser (the "Mortgage Loan Purchase Agreement"); (ii) Pooling and Servicing Agreement dated as of December 1, 2002, among MSDWCI, as Depositor, NCB, FSB as NCB Master Servicer, NCCB, as Co-op Special Servicer, GMAC Commercial Mortgage Corporation, as General Master Servicer, GMAC Commercial Mortgage Corporation, as General Special Servicer, Principal Global Investors, LLC, as Special Servicer of the San Tomas Mortgage Loan, LaSalle Bank National Association, as Trustee, Paying Agent and Certificate Registrar and ABN Amro Bank N.V., as Fiscal Agent (the "Pooling and Servicing Agreement"; and together with the Mortgage Loan Purchase Agreement, the "Principal Agreements"), and (iii) Mortgage Loan Seller Indemnification Agreement dated as of December 5, 2002 between NCCB, Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, MSDWCI and Lehman Brothers Inc. (the "Indemnification Agreement"; and together with the Principal Agreements, the "Transaction Documents"). Capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Principal Agreements.

            In rendering the opinions expressed below, we have examined copies of the Transaction Documents, agreements executed in connection therewith or pursuant thereto and originals or conformed copies of such corporate records, agreements and instruments of NCCB, certificates of public officials and officers of NCCB, and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of

To the Parties Listed on Schedule A
December 17, 2002
Page 2

documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Transaction Documents and certificates and statements of appropriate representatives of NCCB including, without limitation, the certificate dated December 17, 2002 issued by the Secretary of NCCB (the "NCCB Certificate").

            In rendering the opinions expressed below, we have assumed that, other than with respect to NCCB, all of the documents referred to in this opinion have been duly authorized by, have been duly executed and delivered by, and constitute the legal, valid, binding and enforceable obligations of, all of the parties to such documents, that all of the signatories to such documents have been duly authorized and that all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

            Based upon and subject to the foregoing and subject also to the comments, assumptions and qualifications set forth below, we are of the opinion that:

            1. NCCB is a corporation chartered by an act of The United States Congress, is duly organized, validly existing and in good standing under the laws of the United States of America and is qualified to transact business in, and is in good standing under the laws of, the State of New York or is otherwise exempt from such qualification.

            2. NCCB has all necessary corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. The execution, delivery and performance of the Transaction Documents by NCCB and the consummation by NCCB of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of NCCB, and the Transaction Documents have been validly executed and delivered by NCCB. The Principal Agreements constitute the legal, valid and binding obligation of NCCB, enforceable against it in accordance with their respective terms.

            3. To our knowledge, NCCB is not required to obtain any consent, approval, authorization of, or declaration, filing or registration with, any governmental authority in connection with or as a condition to the execution, delivery or performance by NCCB of the Transaction Documents or the consummation by NCCB of the transactions contemplated thereby, except such filings as may be necessary to transfer the Mortgage Loans to the Purchaser pursuant to the terms of the Mortgage Loan Purchase Agreement or to fulfill its obligations as Co-op Special Servicer under the Pooling and Servicing Agreement.

            4. To our knowledge, there are no actions, suits, proceedings or investigations pending or threatened against or affecting NCCB which, if adversely

To the Parties Listed on Schedule A
December 17, 2002
Page 3

determined, individually or collectively, would materially adversely affect NCCB's ability to perform its obligations under the Transaction Documents.

            5. The execution, delivery and performance by NCCB of the Transaction Documents, and compliance by it therewith, do not and will not conflict with, constitute a default under or violate (i) any provision of the charter or by-laws of NCCB, (ii) any provision of any material law, rule or regulation applicable to NCCB, (iii) to our knowledge, any judgment, order, writ, injunction or decree to which it is subject, or (iv) to our knowledge, any material indenture, agreement or other instrument known to us to which NCCB is a party or by which it is bound.

            In addition to the limitations set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

            (a) In basing our opinions and other matters set forth herein "to our knowledge," or words of similar import, the words "to our knowledge," or such words of similar import signify that, in the course of our representation of NCCB in the transaction contemplated by the Transaction Documents and inquiry of the lawyers within our firm familiar with the transactions contemplated by the Transaction Documents, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters set forth herein are not accurate. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. All opinions set forth herein are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.

            (b) Our opinions herein reflect only the application of applicable New York law and the Federal laws of the United States. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

            (c) The enforceability of the Transaction Documents may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, and Section 544 through 550 of the Bankruptcy Code and Sections 270 and 281 of the Debtor and Creditor Law of the State of New York, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the qualification that certain

To the Parties Listed on Schedule A
December 17, 2002
Page 4

other provisions of the Transaction Documents may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of New York or the United States of America, but the inclusion of such provisions does not affect the validity as against NCCB of the Transaction Documents as a whole, and the limitations on the enforceability of such provisions in the Transaction Documents do not, in our opinion, make the remedies and procedures otherwise provided in the Transaction Documents inadequate for enforcing payment of the obligations governed or secured thereby and for the practical realization of the principal rights and benefits afforded thereby, subject to the other qualifications contained in this opinion.

            (d)  We express no opinion as to:

                  (i) any provision in any of the Transaction Documents purporting or attempting to (A) waive the defenses of forum non conveniens or improper venue or (B) confer subject matter jurisdiction on a court not having independent grounds therefor or (C) modify or waive the requirements for effective service of process for any action that may be brought or (D) waive the right of NCCB or any other person to a trial by jury;

                  (ii) the effect on enforceability of any of the Transaction Documents of any decision of an arbitration tribunal or an arbitrator pursuant to any provision for mandatory or optional arbitration to the extent such decision does not give effect to the terms of such Transaction Documents or to applicable law;

                  (iii) the enforceability of (A) any rights to indemnification provided for in the Transaction Documents which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); (B) any rights of setoff under the Pooling and Service Agreement; or (C) any provisions purporting to provide to any party the right to receive costs and expenses beyond those reasonably incurred by it; or

                  (iv) (A) the existence or sufficiency of any party's (including, without limitation, NCCB's) rights in or title to the real or personal property described in and encumbered by the respective Mortgage Loan Documents relating to the Mortgage Loans (the "Collateral"); (B) the creation, attachment or perfection of any security interest in any part of the Collateral, or the priority of any security interest in the Collateral against any financing statement, security interest, mortgage, lien or other encumbrance on or covering the Collateral, or the effect of the due recording of, or failure to record, such Mortgage Loan Documents; (C) compliance or non-compliance by NCCB or any other person or entity with federal or state securities laws (including, without limitation, the Securities Act of 1933, the Trust Indenture Act of 1939 and the Investment Company Act of 1940); or (D) the classification and treatment of the Mortgage Loans and any proceeds therefrom for federal and state income tax purposes.

To the Parties Listed on Schedule A
December 17, 2002
Page 5


            This opinion letter is furnished to you solely for your benefit and for the benefit of your successors and assigns, and may not be relied upon by, nor may copies be delivered to, any other person or entity without our prior written consent. Finally, we do not undertake to advise you of any changes in the opinions expressed herein resulting from matters that might hereafter come or be brought to our attention.

                                    Very truly yours,

                                   SCHEDULE A


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Morgan Stanley Dean Witter Capital I Inc.
1585 Broadway
New York, New York  10036

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Merrill Lynch, Pierce, Fenner & Smith Incorporated.
4 World Financial Center
250 Vesey Street
New York, New York 10080


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

ABN AMRO Bank N.V.
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

Standard & Poor's Ratings Services,
  a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York  10041

                                   EXHIBIT K-6

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT VI
                                    (NCBFSB)

            Mortgage Loan Purchase Agreement ("Agreement"), dated as of December 1, 2002, between NCB, FSB (the "Seller"), and Morgan Stanley Dean Witter Capital I Inc. (the "Purchaser").

            The Seller agrees to sell and the Purchaser agrees to purchase certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2002, between the Purchaser, as depositor, GMAC Commercial Mortgage Corporation, as general master servicer (the "General Master Servicer"), GMAC Commercial Mortgage Corporation, as general special servicer (the "General Special Servicer"), NCB, FSB, as NCB master servicer (together with the General Master Servicer, as applicable, the "Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (the "Co-op Special Servicer"), Principal Global Investors, LLC, as special servicer with respect to the San Tomas Mortgage Loan (together with the General Special Servicer and the Co-op Special Servicer, as applicable, the "Special Servicer"), LaSalle Bank National Association, as trustee, paying agent and certificate registrar (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by the Purchaser (collectively the "Other Mortgage Loans"), the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. (the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated December 5, 2002 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class X-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI, Class R-I, Class R-II and Class R-III Certificates (the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated December 5, 2002 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated November 22, 2002, as supplemented by a Prospectus Supplement dated December 5, 2002 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum dated December 5, 2002 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's due date in the month of December 2002. The Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $128,192,102. The sale of the Mortgage Loans shall take place on December 17, 2002 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser and National Consumer Cooperative Bank for the Mortgage Loans and those certain mortgage loans sold to the Trust by National Consumer Cooperative Bank, pursuant to that certain mortgage loan purchase agreement, dated as of even date herewith, for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date or another method agreed upon by the Purchaser.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the Master Servicer and the Special Servicer to empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Master Servicer or the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents, at the Seller's expense, after the periods set forth above, provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions and additional time periods as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon or if any such original modification, consolidation or extension agreement has been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, a true copy of such modification, consolidation or extension certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by the Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (i) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the Seller to be a true and complete copy of the original assignment submitted for recording, and (ii) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, an original binder, actual title commitment, pro forma policy or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with a Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee executed and delivered in connection with the Mortgage Loan;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease;

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements, if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (or, with respect to a letter of credit representing tenant security deposits which have been collaterally assigned to the lender, a copy), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (or, with respect to a letter of credit representing tenant security deposits which have been collaterally assigned to the lender, a copy), which shall be held by the applicable Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the applicable Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if the applicable Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the applicable Primary Servicer (or Master Servicer). The applicable Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for hotels and mortgage properties securing Mortgage Loans with a Cut-Off Date principal balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender; and

            (q) With respect to hospitality properties, a copy of a franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            The original of each letter of credit referred to in clause (l) above shall be delivered to the Primary Servicer, the Master Servicer or the Trustee (as the case may be) within 45 days of the Closing Date. In addition, a copy of any ground lease shall be delivered to the Master Servicer within 30 days of the Closing Date. Any failure to deliver any ground lease shall constitute a document defect.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer or any Assistant Treasurer.

            The Assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and the assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a photocopy thereof (to the extent available, certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording or, if such certification is not available, together with an Officer's Certificate of the Seller stating that such document has been sent to the appropriate public recording official for recordation), to the Trustee within such 90 day period, the Seller shall then deliver within 180 days after the Closing Date the recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due thereon after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above (with recording information in blank if such information is not yet available). Within 15 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the General Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the General Master Servicer or the applicable Primary Servicer, the Seller will draw on such letter of credit as directed by the General Master Servicer or such Primary Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans or Companion Loans and that are not required to be delivered to the Trustee and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Companion Loan (the "Servicing File") shall be shipped by the Seller to or at the direction of the Master Servicer, on behalf of the Purchaser, on or prior to the 75th day after the Closing Date, in accordance with Section 3.1 of the Primary Servicing Agreement, if applicable.

            The Servicing File shall include, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any attorney-client privileged communications, internal correspondence or credit analysis. Delivery of any of the foregoing documents to the Primary Servicer shall be deemed a delivery to the Master Servicer and satisfy Seller's obligations under this sub-paragraph.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein, subject to the requirements of the Primary Servicing Agreement. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully in all reasonable respects with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a federal savings bank in good standing under the laws of the Office of Thrift Supervision. The Seller has the requisite corporate power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser.

            (vii) To the Seller's knowledge, the Seller's Information (as defined in that certain indemnification agreement, dated December 1, 2002, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Seller shall make for the benefit of the Trustee on behalf of the holders of the Certificates, whether directly or by way of the Purchaser's assignment of its rights hereunder to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure period), not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify, in writing, the other parties; provided that any breach of the representation and warranty contained in paragraph (40) of such Exhibit 2 shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. Promptly (but in any event within three Business
Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage"(as defined in the Code) but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material aspects within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date, at its option replace, without recourse, any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, such repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the breach or defect. The Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or a Material Breach as contemplated above (a "Defective Mortgage Loan"), (ii) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans ("Crossed Mortgage Loans") and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of (x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the normalized debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Crossed Mortgage Loans (including the Affected Loans(s)), at the time of repurchase or replacement. The determination of the Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause to be delivered, or direct the Seller to (in which case the Seller shall) cause to be delivered to the Master Servicer, an (i) Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of such Crossed Mortgage Loan will not result in an Adverse REMIC Event..

            With respect to any Defective Mortgage Loan, to the extent that the Seller is required to repurchase or substitute for such Defective Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any Crossed Mortgage Loan, the Seller and the Purchaser hereby agree to forebear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Crossed Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File (i) a certified copy of the Mortgage by the local authority with which the Mortgage was recorded or (ii) a true and correct copy of the Mortgage together with an Officer's Certificate of the Seller certifying that said copy is a true and correct copy of the original Mortgage executed at the closing of the Mortgage Loan; or (c) the absence from the Mortgage File of the original Title Insurance Policy, an original binder, pro forma policy or an actual title commitment or a copy thereof certified by the title company. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a) of the Pooling and Servicing Agreement, the Master Servicer) will take the steps described elsewhere in this Section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the Seller for the cure of the Material Document Defect or repurchase or replacement of the related Mortgage Loan.

            The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in
Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice described in the first sentence of this paragraph to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property from the date that it was notified of such intention to exercise such Option or of such offer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without (i) recourse of any kind (either express or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either express or implied) by the Seller to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer, or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, including all related expenses up to the date the remainder of such Purchase Price is actually paid, with such Liquidation Fee, payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 43 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or the applicable Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 41 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, NY 10038 at 9:00 a.m., New York time, on the Closing Date.

            The obligation of the Seller and the Purchaser to close shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller's Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement, and neither the Underwriters nor the Initial Purchaser shall have suspended, delayed or otherwise cancelled the Closing Date.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of existence for the Seller from the Office of Thrift Supervision dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Vice President, Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (g) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially in the form annexed hereto as Exhibit 6.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated December 1, 2002.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Dean Witter Capital I Inc., 1585 Broadway, New York, New York 10036, Attention:
Cecilia Tarrant, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at NCB, FSB, 1725 Eye Street, N.W., Washington, D.C. 20006, Attention: Steven Brookner.

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.


            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                       NCB, FSB



                                       By:____________________________________
                                          Name:
                                          Title:



                                       MORGAN STANLEY DEAN WITTER CAPITAL I INC.



                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

LOAN      MORTGAGE LOAN  LOAN          PROPERTY                                                                  ZIP     PROPERTY
POOL NO.  SELLER         NUMBER        NAME                                           CITY               STATE   CODE    TYPE
------------------------------------------------------------------------------------------------------------------------------------
29        NCB, FSB       470024450     210-220-230 Owners Corp.                       New Rochelle        NY     10805  Cooperative
30        NCB, FSB       470023110     Fontaine Owners Corp.                          New York            NY     10021  Cooperative
42        NCB,FSB        479000610     6201 West, LTD (Oakwood Villas)                Houston             TX     77035  Multifamily
44        NCB,FSB        479000350     Harbor Park at Market Place                    Baltimore           MD     21202  Mixed Use
48        NCB,FSB        470024700     69 West 9 Owners Corp.                         New York            NY     10011  Cooperative
49        NCB,FSB        470023990     2575 Owners Corp.                              Riverdale           NY     10463  Cooperative
52        NCB,FSB        470024460     50 Riverside Tenants Corp.                     New York            NY     10024  Cooperative
53        NCB,FSB        479000580     Vallarta Supermarkets                          North Hills         CA     91342  Retail
55        NCB,FSB        470024080     Rutherford Tenants Corp.                       New York            NY     10003  Cooperative
60        NCB,FSB        470024250     High Meadow Cooperative, No. 1, Inc.           Ossining            NY     10562  Cooperative
67        NCB,FSB        479000520     Summer Realty Co.                              Stamford            CT     06905  Office
74        NCB,FSB        470023770     49 West 72 Owners Corp.                        New York            NY     10023  Cooperative
94        NCB,FSB        470023460     20 Plaza Housing Corp.                         Brooklyn            NY     11238  Cooperative
103       NCB,FSB        470023230     470 West End Corp.                             New York            NY     10024  Cooperative
107       NCB,FSB        470024100     Alexandria House Incorporated                  New York            NY     10025  Cooperative
108       NCB,FSB        470023060     50 North Broadway Owners, Inc.                 White Plains        NY     10603  Cooperative
112       NCB,FSB        470013340     Sheepshead Terrace Cooperative Apartments,Inc. Brooklyn            NY     11235  Cooperative
115       NCB,FSB        479000600     Georgetown Apartments                          Washington          DC     20007  Multifamily
130       NCB,FSB        470022660     Tudor Woods, Inc.                              Yonkers             NY     10703  Cooperative
133       NCB,FSB        479000640     Glen Burnie Town Center                        Glen Burnie         MD     21061  Retail
135       NCB,FSB        479000560     82 Cantiague, LLC                              Westbury            NY     11590  Industrial
165       NCB,FSB        470021690     Oxford House Owners Corp.                      Riverdale           NY     10463  Cooperative
174       NCB,FSB        470022240     Park and 76th St. Inc.                         New York            NY     10021  Cooperative
179       NCB,FSB        470022710     40-18 Hampton Street Owners Corp.              Elmhurst            NY     11373  Cooperative
198       NCB,FSB        470022510     311-313 West 82nd St. Owners Corp.             New York            NY     10024  Cooperative
199       NCB,FSB        470022840     855 West End Owners Corp.                      New York            NY     10025  Cooperative
219       NCB,FSB        470023000     1901 Wyoming Avenue Cooperative Association    Washington          DC     20009  Cooperative
246       NCB,FSB        470023550     86 Second Place Housing Corp.                  Brooklyn            NY     11231  Cooperative


PROPERTY                      ORIGINAL       CUT-OFF DATE       MASTER    MASTER SERVICING  PRIMARY    SUB-SERVICING  PRIMARY EXCESS
SUB-TYPE                      BALANCE        BALANCE            FEE        EXCESS FEE        FEE       FEE            SERVICING
------------------------------------------------------------------------------------------------------------------------------------
Mid Rise                     $7,500,000     $7,500,000           2              6             0           0                0
High Rise                    $7,000,000     $6,984,002           2              6             0           0                0
Multifamily                  $5,300,000     $5,290,799           2              6             0           0                0
Mixed Use                    $5,100,000     $5,060,808           2              6             0           0                0
High Rise                    $4,000,000     $4,000,000           2              6             0           0                0
High Rise                    $4,000,000     $3,988,987           2              6             0           0                0
High Rise                    $3,800,000     $3,788,399           2              6             0           0                0
Anchored                     $3,800,000     $3,781,786           2              6             0           0                0
High Rise                    $3,600,000     $3,594,579           2              6             0           0                0
Garden                       $3,425,000     $3,415,768           2              6             0           0                0
Urban                        $3,000,000     $2,978,987           2              6             0           0                0
High Rise                    $2,800,000     $2,795,350           2              6             0           0                0
Mid Rise                     $2,300,000     $2,300,000           2              6             0           0                0
High Rise                    $2,150,000     $2,150,000           2              6             0           0                0
High Rise                    $2,100,000     $2,092,300           2              6             0           0                0
Mid Rise                     $2,100,000     $2,091,411           2              6             0           0                0
Mid Rise                     $2,000,000     $1,994,617           2              6             0           0                0
Multifamily                  $1,937,500     $1,935,662           2              6             0           0                0
Mid Rise                     $1,725,000     $1,720,554           2              6             0           0                0
Unanchored                   $1,650,000     $1,647,865           2              6             0           0                0
Warehouse                    $1,635,000     $1,626,597           2              6             0           0                0
Mid Rise                     $1,300,000     $1,297,262           2              6             0           0                0
High Rise                    $1,250,000     $1,250,000           2              6             0           0                0
Mid Rise                     $1,200,000     $1,198,172           2              6             0           0                0
Low Rise                     $1,000,000       $997,816           2              6             0           0                0
High Rise                    $1,000,000       $995,012           2              6             0           0                0
Mid Rise                       $776,400       $769,337           2              6             0           0                0
Low Rise                       $190,000       $189,402           2              6             0           0                0

TOTALS/WEIGHTED AVERAGES:   $77,638,900    $77,435,470

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

            1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

            2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. . None of the Mortgage Loan documents restrict the Seller's right to transfer the Mortgage Loan to the Purchaser or to the Trustee.

            3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

            4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the foregoing items (a) through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. In the case of a Mortgaged Property operated as a hotel or an assisted living facility, the Mortgagor's personal property includes all personal property that a prudent mortgage lender making a similar Mortgage Loan would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

            5. Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

            6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part (except for partial reconveyances of real property that are set forth on Schedule A to Exhibit 2), nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that, in each case, materially adversely affects the value of the related Mortgaged Property. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the Mortgage Loans has been materially modified since October 7, 2002.

            7. Condition of Property; Condemnation. With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an engineering report after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, other than as disclosed in such engineering report, each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established based on the engineering report) that would materially and adversely affect its value as security for the related Mortgage Loan, and (ii) with respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an engineering report after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this
Exhibit 2, each Mortgaged Property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each Mortgaged Property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related Mortgage Loan as of the date hereof. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

            8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy, a pro forma policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

            9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement that must be satisfied as a condition to disbursements of any funds escrowed for such purpose have been complied with on or before the Closing Date, or any such funds so escrowed have not been released.

            10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

            11. Trustee under Deed of Trust. If any Mortgage is a deed of trust,
(1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

            12. Environmental Conditions.

            (i) With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an environmental site assessment including, without limitation, a transaction screen, meeting ASTM Standards after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, an environmental site assessment, or an update of a previous such report, was performed with respect to each Mortgaged Property in connection with the origination or the acquisition of the related Mortgage Loan, a report of each such assessment (or the most recent assessment with respect to each Mortgaged Property) (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated or (iii) the related Mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan.

            (ii) With respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an environmental site assessment including, without limitation, a transaction screen, meeting ASTM Standards after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, (i) no Hazardous Material is present on such Mortgaged Property such that (1) the value, use or operation of such Mortgaged Property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (ii) such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such Mortgaged Property and neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

      "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.ss.ss.9601 et seq.), the Hazardous Materials Transportation Act as amended (42 U.S.C.ss.ss.6901 et seq.), the Resource Conservation and Recover Act as amended (42 U.S.C.ss.ss.6901 et seq.), the Federal Water Pollution Control Act as amended (33 U.S.C.ss.ss.1251 et seq.), the Clean Air Act as amended (42 U.S.C.ss.ss.1251 et seq.) and any regulations promulgated pursuant thereto.

Each Mortgage requires the related Mortgagor to comply in all material respects with all applicable federal, state and local environmental laws and regulations.

            13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreement.

            14. Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against with respect to similarly situated properties in the locality of the Mortgaged Property (so-called "All Risk" coverage) in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements located at the Mortgaged Property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders for properties of similar types, and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied (a) to the restoration or repair of the related Mortgaged Property, (b) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Mortgagor, or (c) to the reduction of the principal amount of the Mortgage Loan. For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, at origination for such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage.

            15. Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties would be first payable thereon.

            16. Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

            17. Leasehold Estate. Each Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), and as to such Ground Leases:

                  (i) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) does not prohibit the current use of the Mortgaged Property and does not prohibit the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

                  (ii) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

                  (iii) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and the Trustee as its assignee upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor or if such lessor's consent is required it cannot be unreasonably withheld;

                  (iv) Such Ground Lease is in full force and effect, and the Ground Lease provides that no material amendment to such Ground Lease is binding on a mortgagee unless the mortgagee has consented thereto, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

                  (v) Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered or is required to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

                  (vi) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

                  (vii) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the Stated Maturity Date of the related Mortgage Loan;

                  (viii) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the holder of the ground lease interest will be applied either (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling a third party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon; and

                  (ix) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders lending on a similar Mortgaged Property in the lending area where the Mortgaged Property is located; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

                  (x) Such Ground Lease requires the Lessor to enter into a new lease upon termination of such Ground Lease if the Ground Lease is rejected in a bankruptcy proceeding.

            18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

            19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations
Section 1.860G-2(a)(1)(ii)).

            20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

            21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

            22. No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, except, in each case, for liens insured against by the Title Policy referred to herein, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

            23. Compliance with Usury Laws. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws in effect at its date of origination.

            24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

            25. Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage. The Mortgages relating to those Mortgage Loans identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith, in the case of both
(a) and (b), consistent with the Seller's normal lending practices. Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule A, no Mortgage Loan permits the full or partial release or substitution of collateral unless the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.1001-3 and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents require the Mortgagor to bear the cost of such opinion.

            26. No Equity Participation or Contingent Interest. No Mortgage
Loan contains any equity participation by the lender or provides for negative amortization (except that the ARD Loan may provide for the accrual of interest at an increased rate after the Anticipated Repayment Date) or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

            27. No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16 and 17 of this Exhibit 2.

            28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

            29. Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination or in connection with the sale of the related Mortgage Loan by the Seller hereunder.

            30. Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

            31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            32. Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards.

            33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan or as of the date of the sale of the related Mortgage Loan by the Seller hereunder, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

            34. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

            35. Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, or a controlling interest in the related Mortgagor, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            36. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes either (a) the recourse obligations of at least one natural person or (b) the non-recourse obligations of the related Mortgagor, provided that at least one natural person (and the Mortgagor if the Mortgagor is not a natural person) is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents.

            37. Reserved.

            38. REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). Each Mortgaged Property will qualify as foreclosure property within the meaning of Section 856(e) of the Code if obtained by foreclosure or deed in lieu of foreclosure.

            39. Reserved.

            40. Prepayment Premiums. As of the applicable date of origination of each such Mortgage Loan, any prepayment premiums and yield maintenance charges payable under the terms of the Mortgage Loans, in respect of voluntary prepayments, constituted customary prepayment premiums and yield maintenance charges for commercial mortgage loans of the Seller.

            41. Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

            42. Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $10 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in, and operation of, such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person.

            43. Defeasance and Assumption Costs. The related Mortgage Loan Documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the Lender incurred in connection with (i) the defeasance of such Mortgage Loan and the release of the related Mortgaged Property, and (ii) the approval of an assumption of such Mortgage Loan.

            44. Defeasance. No Mortgage Loan provides that it can be defeased until a date that is more than two years after the Closing Date or provides that it can be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States.

            45. Terrorism Insurance Summary. The information set forth on Schedule C hereto was true and correct in all material respects as of November 25, 2002.

                                   Schedule A

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
                       REGARDING INDIVIDUAL MORTGAGE LOANS
                                (NCB - 2002-IQ3)

--------------------------------------------------------------------------------
REP NO.   MORTGAGE LOAN NO.          EXPLANATION
--------------------------------------------------------------------------------

  17(x)   Loan Nos. 44, 112          The Ground Leases for the foregoing
                                     Mortgage Loans require the Lessor to
                                     enter into a new ground lease with the
                                     holder of the Mortgage on terms that do
                                     not materially vary from the economic
                                     terms of the Ground Lease in the event
                                     such Ground Lease is terminated by
                                     reason of a default thereunder, but do
                                     not specifically require the Lessor to
                                     enter into a new lease upon termination
                                     of such Ground Lease if the Ground Lease
                                     is rejected in a bankruptcy proceeding.
--------------------------------------------------------------------------------
   30     Loan Nos. 48, 49, 55, 60,  The foregoing Mortgaged Properties are
          74, 94, 103, 107, 108,     encumbered by liens junior to the
          112, 130, 165, 174, 199,   related Mortgage, in amounts more
          219.                       particularly described  on the Mortgage
                                     Loan Schedule in the column entitled
                                     "Current Additional Financing In Place."
--------------------------------------------------------------------------------
   35     All Mortgage Loans         All of the Mortgage Loans secured by
          secured by residential     residential cooperatives permit, without
          cooperatives.              the prior written consent of the holder
                                     of the related Mortgage, transfers of stock
                                     of the related Mortgagor in connection with
                                     the assignment of a proprietary lease for
                                     an apartment unit by a tenant-shareholder
                                     of the related Mortgagor to other persons
                                     who by virtue of such transfers become
                                     tenant-shareholders in the related
                                     Mortgagor.
--------------------------------------------------------------------------------
   36     All Mortgage Loans         All of the Mortgage Loans secured by
          secured by residential     residential cooperatives are fully
          cooperatives.              recourse to the related Mortgagors.
--------------------------------------------------------------------------------

                                   Schedule B

    List of Mortgagors that are Third-Party Beneficiaries Under Section 5(b)



                                      None

                                   Schedule C

                      (Terrorism Insurance Summary Report)

          As required by representation number 46 (Terrorism Insurance
   Summary Report), the following is a summary of the Terrorism Insurance with respect to the Mortgage Loans:


2002-IQ3

TERRORISM INSURANCE

AS OF 12/9/02


                                                                                              Original        Cut-off
Loan                 Internal                                                                Principal          Date
Tab No.   Seller      Loan ID       Property Name    Property Address     Borrower Name       Balance         Balance
-------   ------      -------       -------------    ----------------     -------------       -------         -------

                                                                       1901 Wyoming
                                 1901 Wyoming Avenue                   Avenue
                                 Cooperative         1901 Wyoming      Cooperative
         NCB,FSB   470023000     Association         Avenue, N.W.      Association               $776,400         $769,337

                                 20 Plaza Housing    20 Plaza Street   20 Plaza Housing
         NCB,FSB   470023460     Corp.               East              Corp.                   $2,300,000       $2,300,000

                                                     2575 Palisades
         NCB,FSB   470023990     2575 Owners Corp.   Ave.              2575 Owners Corp.       $4,000,000       $3,988,987

                                 311-313 West 82nd
                                 St.                 311-313 West      311-313 West 82nd
         NCB,FSB   470022510     Owners Corp.        82nd Street       St. Owners Corp.        $1,000,000         $997,816

                                 40-18 Hampton
                                 Street              40-18 Hampton     40-18 Hampton
         NCB,FSB   470022710     Owners Corp.        Street            Street Owners Corp.     $1,200,000       $1,198,172

                                                     470 West End
         NCB,FSB   470023230     470 West End Corp.  Avenue            470 West End Corp.      $2,150,000       $2,150,000

                                 49 West 72 Owners   49 West 72nd      49 West 72 Owners
         NCB,FSB   470023770     Corp.               Street            Corp.                   $2,800,000       $2,795,350

                                 50 North Broadway                     50 North Broadway
         NCB,FSB   470023060     Owners, Inc.        50 North Broadway Owners, Inc.            $2,100,000       $2,091,411

                                 50 Riverside        50 Riverside      50 Riverside
         NCB,FSB   470024460     Tenants Corp.       Drive             Tenants Corp.           $3,800,000       $3,788,399

                                 69 West 9 Owners    69 West 9th       69 West 9 Owners
         NCB,FSB   470024700     Corp.               Street            Corp.                   $4,000,000       $4,000,000

                                 855 West End        855 West End      855 West End
         NCB,FSB   470022840     Owners Corp.        Avenue            Owners Corp.            $1,000,000         $995,012

                                 86 Second Place                       86 Second Place
         NCB,FSB   470023550     Housing Corp.       86 Second Place   Housing Corp.             $190,000         $189,402

                                 Alexandria House    250 West 103rd    Alexandria House
         NCB,FSB   470024100     Incorporated        Street            Incorporated            $2,100,000       $2,092,300

                                 High Meadow                           High Meadow
                                 Cooperative, No.    119 Charter       Cooperative, No.
         NCB,FSB   470024250     1, Inc.             Circle            1, Inc.                 $3,425,000       $3,415,768

                                 Oxford House        3656 Johnson      Oxford House
         NCB,FSB   470021690     Owners Corp.        Avenue            Owners Corp.            $1,300,000       $1,297,262

                                 Park and 76th St.   830-840 Park      Park and 76th St.
         NCB,FSB   470022240     Inc.                Avenue            Inc.                    $1,250,000       $1,250,000
                                 Rutherford Tenants  230 East 15th     Rutherford Tenants
         NCB,FSB   470024080     Corp.               Street            Corp.                   $3,600,000       $3,594,579

                                 Sheepshead Terrace                    Sheepshead Terrace
                                 Cooperative         2427 & 2461 East  Cooperative
         NCB,FSB   470013340     Apartments,Inc.     29th Street       Apartments,Inc.         $2,000,000       $1,994,617

                                                     76-98 DeHaven
         NCB,FSB   470022660     Tudor Woods, Inc.   Drive             Tudor Woods, Inc.       $1,725,000       $1,720,554

                                                     82 Cantiague
         NCB,FSB   479000560     82 Cantiague, LLC   Rock Road         82 Cantiague LLC        $1,635,000       $1,626,597

                                 Harbor Park at      44 & 55 Market    Market Place
         NCB,FSB   479000350     Market Place        Place             Commercial, LP          $5,100,000       $5,060,808

                                                                       1302 Potomac
                                 Georgetown          1305 Potomac      Street Associates,
         NCB,FSB   479000600     Apartments          Street, NW        LLC                     $1,937,500       $1,935,662


                                 6201 West, LTD      6201 West
         NCB,FSB   479000610     (Oakwood Villas)    Belfort Avenue    6201 West, LTD          $5,300,000       $5,290,799

                                 Vallarta            9136 Sepulveda
         NCB,FSB   479000580     Supermarkets        Boulevard         9136 Sepulveda, LLC     $3,800,000       $3,781,786

                                                     1100 Summer       1100 Summer Street
         NCB,FSB   479000520     Summer Realty Co.   Street            Associates, LLC         $3,000,000       $2,978,987


                                 Glen Burnie Town    7400 Ritchie      Six C/D
         NCB,FSB   479000640     Center              Highway           Associates, LP          $1,650,000       $1,647,865

                                                                       Total-Original
                                                                       Principal Balance      $63,138,900

11/18-Terrorism Ins. waived on life of loan-in Manhattan-property value satisfies loan amount/long time borrower.
                                                                       Total Loans
                                                                       Renewal Info. Not
                                                                       Provided for terms
                                                                       expiring year end
                                                                       2002                    $6,150,000
                                                                       % Recent Renewal
                                                                       Info. Not Provided          9.740%




                                                                                                             Separate
                                                                                             Exclusions     Terrorism
Loan               Mortgage Loan                                 Term of                    for Acts of     Insurance
Tab No.   Seller      Borrower       Property    Funding Date   Insurance       Carrier    Terrorism (1)   Coverage (2)
-------   ------      --------       --------    ------------   ---------       -------    -------------   ------------

                   1901 Wyoming   1901 Wyoming
                   Avenue         Avenue
                   Cooperative    Cooperative
         NCB,FSB   Association    Association                   07/22/03        G. American   Included       N

                   20 Plaza       20 Plaza
         NCB,FSB   Housing Corp.  Housing Corp.                 08/20/03        Admiral       Included       N

                   2575 Owners    2575 Owners
         NCB,FSB   Corp.          Corp.                         12/31/02        Gulf          Included       N

                   311-313 West   311-313 West
                   82nd St.       82nd St.
         NCB,FSB   Owners Corp.   Owners Corp.                  03/27/05        N. Hamps.     Included       N

                   40-18 Hampton  40-18 Hampton
                   Street Owners  Street Owners
         NCB,FSB   Corp.          Corp.                         07/31/03        Hanover       Included       N

                   470 West End   470 West End
         NCB,FSB   Corp.          Corp.                         12/31/02        Gulf          Included       N

                   49 West 72     49 West 72
         NCB,FSB   Owners Corp.   Owners Corp.                  01/01/03        GNY           Included       N

                   50 North       50 North
                   Broadway       Broadway
         NCB,FSB   Owners, Inc.   Owners, Inc.                  01/01/03        GNY           Included       N

                   50 Riverside   50 Riverside
         NCB,FSB   Tenants Corp.  Tenants Corp.                 01/15/03        Admiral       Included       N

                   69 West 9      69 West 9
         NCB,FSB   Owners Corp.   Owners Corp.                  11/05/03        FICO          Included       N

                   855 West End   855 West End
         NCB,FSB   Owners Corp.   Owners Corp.                  11/10/03        Admiral       Included       N

                   86 Second      86 Second
                   Place Housing  Place Housing
         NCB,FSB   Corp.          Corp.                         07/15/05        N. Hamps.     Included       N

                   Alexandria     Alexandria
                   House          House
         NCB,FSB   Incorporated   Incorporated                  10/20/03        GNY           Included       N

                   High Meadow    High Meadow
                   Cooperative,   Cooperative,
         NCB,FSB   No. 1, Inc.    No. 1, Inc.                   06/01/03        Westport      Included       N

                   Oxford House   Oxford House
         NCB,FSB   Owners Corp.   Owners Corp.                  11/06/03        GNY           Included       N

                   Park and 76th  Park and 76th
         NCB,FSB   St. Inc.       St. Inc.                      06/20/03        FICO          Included       N

                   Rutherford     Rutherford
         NCB,FSB   Tenants Corp.  Tenants Corp.                 02/01/03        Admiral       Included       N

                   Sheepshead     Sheepshead
                   Terrace        Terrace
                   Cooperative    Cooperative
         NCB,FSB   Apartments,Inc.Apartments,Inc.               06/26/03        GNY           Included       N

                   Tudor Woods,   Tudor Woods,
         NCB,FSB   Inc.           Inc.                          07/01/03        QBE           Included       N

                   82 Cantiague   82 Cantiague,
         NCB,FSB   LLC            LLC                           07/10/03        Twin City     Included       N

                                  Harbor Park
                   Market Place   at Market
         NCB,FSB   Commercial, LP Place                         10/25/03        St. Paul      Included       N

                   1302 Potomac
                   Street
                   Associates,    Georgetown
         NCB,FSB   LLC            Apartments                    05/01/03        Travelers     Included       N

                                  6201 West,
                                  LTD (Oakwood
         NCB,FSB   6201 West, LTD Villas)                       10/19/03        Steadfast     Included       N

                   9136           Vallarta
         NCB,FSB   Sepulveda, LLC Supermarkets                  06/05/03        Statefarm     Included       N

                   1100 Summer
                   Street
                   Associates,    Summer Realty                                 Fidelity
         NCB,FSB   LLC            Co.                           03/17/03        Guar.         Included       N

                   Six C/D        Glen Burnie
         NCB,FSB   Associates, LP Town Center                   09/01/03        Firemens      Included       N


11/18-Terrorism Ins. waived on life of loan-in Manhattan-property value satisfies loan amount/long time borrower.


                                                   Separate
                                              Chemical/Biological
                                                  Terrorism
Loan                 Internal                     Insurance                        Describe Mortgage Catch-All
Tab No.   Seller     Loan ID     Deductible      Coverage (2)       Deductible                 (3)                    Comment
-------   ------     -------     ----------      ------------       ----------    ----------------------------        -------

                                                                                  Such other insurance and
                                                                                  increased policy limits with
                                                                                  respect to the Mortgaged
                                                                                  Property as may be reasonably
                                                                                  required from time to time by
         NCB,FSB   470023000        $ 500                  N           N/A        Mortgage.

                                                                                  Such other insurance and
                                                                                  increased policy limits with
                                                                                  respect to the Mortgaged
                                                                                  Property as may be reasonably
                                                                                  required from time to time by
         NCB,FSB   470023460       $ 1,000                 N           N/A        Mortgage.

                                                                                  Such other insurance and
                                                                                  increased policy limits with
                                                                                  respect to the Mortgaged
                                                                                  Property as may be reasonably
                                                                                  required from time to time by
         NCB,FSB   470023990       $ 2,500                 N           N/A        Mortgage.

                                                                                  Such other insurance and
                                                                                  increased policy limits with
                                                                                  respect to the Mortgaged
                                                                                  Property as may be reasonably
                                                                                  required from time to time by
         NCB,FSB   470022510       $ 1,000                 N           N/A        Mortgage.

                                                                                  Such other insurance and
                                                                                  increased policy limits with
                                                                                  respect to the Mortgaged
                                                                                  Property as may be reasonably
                                                                                  required from time to time by
         NCB,FSB   470022710       $ 1,000                 N           N/A        Mortgage.

                                                                                  Such other insurance and
                                                                                  increased policy limits with
                                                                                  respect to the Mortgaged
                                                                                  Property as may be reasonably
                                                                                  required from time to time by
         NCB,FSB   470023230       $ 2,500                 N           N/A        Mortgage.

                                                                                  Such other insurance and
                                                                                  increased policy limits with
                                                                                  respect to the Mortgaged
                                                                                  Property as may be reasonably
                                                                                  required from time to time by
         NCB,FSB   470023770       $ 1,000                 N           N/A        Mortgage.

                                                                                  Such other insurance and
                                                                                  increased policy limits with
                                                                                  respect to the Mortgaged
                                                                                  Property as may be reasonably
                                                                                  required from time to time by
         NCB,FSB   470023060       $ 1,000                 N           N/A        Mortgage.

                                                                                  Such other insurance and
                                                                                  increased policy limits with
                                                                                  respect to the Mortgaged
                                                                                  Property as may be reasonably
                                                                                  required from time to time by
         NCB,FSB   470024460       $ 2,500                 N           N/A        Mortgage.

                                                                                  Such other insurance as may
                                                                                  from time to time be
                                                                                  reasonably required by
                                                                                  Beneficiary in order to
         NCB,FSB   470024700       $ 1,000                 N           N/A        protect its interests.

                                                                                  Such other insurance and
                                                                                  increased policy limits with
                                                                                  respect to the Mortgaged
                                                                                  Property as may be reasonably
                                                                                  required from time to time by
         NCB,FSB   470022840       $ 1,000                 N           N/A        Mortgage.

                                                                                  Such other insurance and
                                                                                  increased policy limits with
                                                                                  respect to the Mortgaged
                                                                                  Property as may be reasonably
                                                                                  required from time to time by
         NCB,FSB   470023550       $ 1,000                 N           N/A        Mortgage.

                                                                                  Such other insurance and
                                                                                  increased policy limits with
                                                                                  respect to the Mortgaged
                                                                                  Property as may be reasonably
                                                                                  required from time to time by
         NCB,FSB   470024100       $ 3,000                 N           N/A        Mortgage.

                                                                                  Such other insurance and
                                                                                  increased policy limits with
                                                                                  respect to the Mortgaged
                                                                                  Property as may be reasonably
                                                                                  required from time to time by
         NCB,FSB   470024250       $ 1,500                 N           N/A        Mortgage.

                                                                                  Such other insurance and
                                                                                  increased policy limits with
                                                                                  respect to the Mortgaged
                                                                                  Property as may be reasonably
                                                                                  required from time to time by
         NCB,FSB   470021690       $ 1,000                 N           N/A        Mortgage.

                                                                                  Such other insurance and
                                                                                  increased policy limits with
                                                                                  respect to the Mortgaged
                                                                                  Property as may be reasonably
                                                                                  required from time to time by
         NCB,FSB   470022240       $ 1,000                 N           N/A        Mortgage.

                                                                                  Such other insurance and
                                                                                  increased policy limits with
                                                                                  respect to the Mortgaged
                                                                                  Property as may be reasonably
                                                                                  required from time to time by
         NCB,FSB   470024080       $ 1,000                 N           N/A        Mortgage.

                                                                                  Such other insurance and
                                                                                  increased policy limits with
                                                                                  respect to the Mortgaged
                                                                                  Property as may be reasonably
                                                                                  required from time to time by
         NCB,FSB   470013340       $ 3,000                 N           N/A        Mortgage.

                                                                                  Such other insurance and
                                                                                  increased policy limits with
                                                                                  respect to the Mortgaged
                                                                                  Property as may be reasonably
                                                                                  required from time to time by
         NCB,FSB   470022660       $ 2,500                 N           N/A        Mortgage.

                                                                                  Such other insurance as may
                                                                                  from time to time be
                                                                                  reasonably required by
                                                                                  Beneficiary in order to
         NCB,FSB   479000560       $ 2,000                 N           N/A        protect its interests.

                                                                                  Such other insurance as may
                                                                                  from time to time be
                                                                                  reasonably required by
                                                                                  Beneficiary in order to
         NCB,FSB   479000350       $ 10,000                N           N/A        protect its interests.

                                                                                  Such other insurance as may
                                                                                  from time to time be
                                                                                  reasonably required by
                                                                                  Beneficiary in order to
         NCB,FSB   479000600        $ 500                  N           N/A        protect its interests.

                                                                                  Such other insurance as may
                                                                                  from time to time be
                                                                                  reasonably required by
                                                                                  Beneficiary in order to
         NCB,FSB   479000610       $ 10,000                N           N/A        protect its interests.

                                                                                  Such other insurance as may
                                                                                  from time to time be
                                                                                  reasonably required by
                                                                                  Beneficiary in order to
         NCB,FSB   479000580       $ 1,000                 N           N/A        protect its interests.

                                                                                  Such other insurance as may
                                                                                  from time to time be
                                                                                  reasonably required by
                                                                                  Beneficiary in order to
         NCB,FSB   479000520       $ 1,000                 N           N/A        protect its interests.

                                                                                  Such other insurance as may
                                                                                  from time to time be
                                                                                  reasonably required by
                                                                                  Beneficiary in order to
         NCB,FSB   479000640       $ 5,000                 N           N/A        protect its interests.


11/18-Terrorism Ins. waived on life of loan-in Manhattan-property value satisfies loan amount/long time borrower.


                                    EXHIBIT 3

                               PRICING FORMULATION

            Purchase Price                        $137,509,885

                                    EXHIBIT 4

                                  BILL OF SALE

            1.    PARTIES.  The parties to this Bill of Sale are the following:

                  Seller:           NCB, FSB
                  Purchaser:        Morgan Stanley Dean Witter Capital I Inc.


            2. SALE. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of December 1, 2002 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.


            3.   PURCHASE PRICE. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. DEFINITIONS. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.


            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this [__]th day of December, 2002.

SELLER:                                NCB, FSB



                                       By:____________________________________
                                          Name:
                                          Title:



PURCHASER:                             MORGAN STANLEY DEAN WITTER CAPITAL I INC.



                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:

GMAC Commercial Mortgage Corporation
200 Witmer Road
P.O. Box 1015
Horsham, Pennsylvania 19044-8015
Attention: [___________________]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset Backed Securities Trust Services Group

--------------------------------------------------------------------------------



                            LIMITED POWER OF ATTORNEY

            Know all persons by these presents; that the undersigned, having an address of [MORTGAGE LOAN SELLER'S ADDRESS] (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint GMAC Commercial Mortgage Corporation, having an address of 200 Witmer Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, Attention: [___________________] (the
"General Master Servicer"), GMAC Commercial Mortgage Corporation, having an address of 200 Witmer Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015,
Attention: [___________________] (the "General Special Servicer") and LaSalle Bank National Association, having an address of 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Service Group-Morgan Stanley Dean Witter Capital I Inc., Series 2002-IQ3 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            To empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            This power of attorney shall be limited to the above-mentioned exercise of power.

            This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc., as Depositor, the General Master Servicer, the General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, Principal Global Investors, LLC, as Special Servicer of the San Tomas Mortgage Loan, the Trustee and ABN AMRO Bank N.V., as Fiscal Agent, with respect to the Trust.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.


IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of December, 2002.

Witnessed by:                          [SELLER]



___________________________            By:________________________
Print Name:                               Name:
                                          Title:



STATE OF______________________)

COUNTY OF_____________________)

            On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.




_______________________________________
Commission Expires:

                                    EXHIBIT 6

                           FORM OF OPINION OF COUNSEL

                                                              Tel:  212-541-2000
                                                              Fax:  212-541-4632

December 17, 2002



To the Parties Listed on Schedule A

Re:   NCB, FSB

Ladies and Gentlemen:

            We have acted as special counsel to NCB, FSB ("NCB"), a federal savings bank chartered by the Office of Thrift Supervision, U.S. Department of the Treasury (the "OTS"), in connection with the following documents, which provide for the proposed sale of certain mortgage loans and NCB's agreement to service and administer certain mortgage loans and other assets: (i) Mortgage Loan Purchase Agreement dated as of December 1, 2002, between NCB, as seller, and Morgan Stanley Dean Witter Capital I Inc. ("MSDWCI"), as purchaser (the "Mortgage Loan Purchase Agreement"); (ii) Pooling and Servicing Agreement dated as of December 1, 2002, among MSDWCI, as Depositor, NCB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, GMAC Commercial Mortgage Corporation, as General Master Servicer, GMAC Commercial Mortgage Corporation, as General Special Servicer, Principal Global Investors, LLC, as Special Servicer of the San Tomas Mortgage Loan LaSalle Bank National Association, as Trustee, Paying Agent and Certificate Registrar and ABN Amro Bank N.V., as Fiscal Agent (the "Pooling and Servicing Agreement"; and together with the Mortgage Loan Purchase Agreement, the "Principal Agreements"); and
(iii) Mortgage Loan Seller Indemnification Agreement dated as of December 5, 2002 between NCB, Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, MSDWCI and Lehman Brothers Inc. (the "Indemnification Agreement"; and together with the Principal Agreements, the "Transaction Documents"). Capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Principal Agreements.

            In rendering the opinions expressed below, we have examined copies of the Transaction Documents, agreements executed in connection therewith or pursuant thereto and originals or conformed copies of such corporate records, agreements and instruments of NCB, certificates of public officials and officers of NCB, and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not

To the Parties Listed on Schedule A
December 17, 2002
Page 2


independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Transaction Documents and certificates and statements of appropriate representatives of NCB including, without limitation, the certificate dated December 17, 2002 issued by the Secretary of NCB (the "NCB Certificate"), and with respect to good standing and related matters, we have relied solely upon a certificate of the OTS issued on November 1, 2002 (the "OTS Certificate") and the NCB Certificate.

            In rendering the opinions expressed below, we have assumed that, other than with respect to NCB, all of the documents referred to in this opinion have been duly authorized by, have been duly executed and delivered by, and constitute the legal, valid, binding and enforceable obligations of, all of the parties to such documents, that all of the signatories to such documents have been duly authorized and that all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

            Based upon and subject to the foregoing and subject also to the comments, assumptions and qualifications set forth below, we are of the opinion that:

1. Based upon the OTS Certificate, NCB is a federal savings bank duly chartered by the OTS validly existing and in good standing under the laws of the United States of America.

2. NCB has all necessary corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. The execution, delivery and performance of the Transaction Documents by NCB and the consummation by NCB of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of NCB, and the Transaction Documents have been validly executed and delivered by NCB. The Principal Agreements constitute the legal, valid and binding obligation of NCB, enforceable against it in accordance with their respective terms.

3. To our knowledge, NCB is not required to obtain any consent, approval, authorization of, or declaration, filing or registration with, any governmental authority in connection with or as a condition to the execution, delivery or performance by NCB of the Transaction Documents or the consummation by NCB of the transactions contemplated thereby, except such filings as may be necessary to transfer the Mortgage Loans to the Purchaser pursuant to the terms of the Mortgage Loan Purchase Agreement or to fulfill its obligations as NCB Master Servicer under the Pooling and Servicing Agreement.

4. To our knowledge, there are no actions, suits, proceedings or investigations pending or threatened against or affecting NCB which, if adversely determined, individually

To the Parties Listed on Schedule A
December 17, 2002
Page 3


   or collectively, would materially adversely affect NCB's ability to perform its obligations under the Transaction Documents.

5. The execution, delivery and performance by NCB of the Transaction Documents, and compliance by it therewith, do not and will not conflict with, constitute a default under or violate (i) any provision of the charter or by-laws of NCB, (ii) any provision of any material law, rule or regulation applicable to NCB, (iii) to our knowledge, any judgment, order, writ, injunction or decree to which it is subject, or (iv) to our knowledge, any material indenture, agreement or other instrument known to us to which NCB is a party or by which it is bound.

            In addition to the limitations set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

            (a) In basing our opinions and other matters set forth herein "to our knowledge," or words of similar import, the words "to our knowledge," or such words of similar import signify that, in the course of our representation of NCB in the transaction contemplated by the Transaction Documents and inquiry of the lawyers within our firm familiar with the transactions contemplated by the Transaction Documents, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters set forth herein are not accurate. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. All opinions set forth herein are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.

            (b) Our opinions herein reflect only the application of applicable New York law and the Federal laws of the United States. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

            (c) The enforceability of the Transaction Documents may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law),
(iii) an implied covenant of good faith and fair dealing and (iv) the qualification that certain other provisions of the Transaction Documents may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of New York or the United States of America, but the inclusion of such

To the Parties Listed on Schedule A
December 17, 2002
Page 4


provisions does not affect the validity as against NCB of the Transaction Documents as a whole, and the limitations on the enforceability of such provisions in the Transaction Documents do not, in our opinion, make the remedies and procedures otherwise provided in the Transaction Documents inadequate for enforcing payment of the obligations governed or secured thereby and for the practical realization of the principal rights and benefits afforded thereby, subject to the other qualifications contained in this opinion.

            (d)  We express no opinion as to:

                  (i) any provision in any of the Transaction Documents purporting or attempting to (A) waive the defenses of forum non conveniens or improper venue or (B) confer subject matter jurisdiction on a court not having independent grounds therefor or (C) modify or waive the requirements for effective service of process for any action that may be brought or (D) waive the right of NCB or any other person to a trial by jury;

                  (ii) the effect on enforceability of any of the Transaction Documents of any decision of an arbitration tribunal or an arbitrator pursuant to any provision for mandatory or optional arbitration to the extent such decision does not give effect to the terms of such Transaction Documents or to applicable law;

                  (iii) the enforceability of (A) any rights to indemnification provided for in the Transaction Documents which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); (B) any rights of setoff under the Pooling and Service Agreement; or (C) any provisions purporting to provide to any party the right to receive costs and expenses beyond those reasonably incurred by it; or

                  (iv) (A) the existence or sufficiency of any party's (including, without limitation, NCB's) rights in or title to the real or personal property described in and encumbered by the respective Mortgage Loan Documents relating to the Mortgage Loans (the "Collateral"); (B) the creation, attachment or perfection of any security interest in any part of the Collateral, or the priority of any security interest in the Collateral against any financing statement, security interest, mortgage, lien or other encumbrance on or covering the Collateral, or the effect of the due recording of, or failure to record, such Mortgage Loan Documents; (C) compliance or non-compliance by NCB or any other person or entity with federal or state securities laws (including, without limitation, the Securities Act of 1933, the Trust Indenture Act of 1939 and the Investment Company Act of 1940); or (D) the classification and treatment of the Mortgage Loans and any proceeds therefrom for federal and state income tax purposes.

            This opinion letter is furnished to you solely for your benefit and for the benefit of your successors and assigns, and may not be relied upon by, nor may copies be

To the Parties Listed on Schedule A
December 17, 2002
Page 5


delivered to, any other person or entity without our prior written consent. Finally, we do not undertake to advise you of any changes in the opinions expressed herein resulting from matters that might hereafter come or be brought to our attention.

                                    Very truly yours,

                                   SCHEDULE A

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Morgan Stanley Dean Witter Capital I Inc.
1585 Broadway
New York, New York 10036

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Merrill Lynch, Pierce, Fenner & Smith Incorporated.
4 World Financial Center
250 Vesey Street
New York, New York 10080

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

ABN AMRO Bank N.V.
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

Standard & Poor's Ratings Services,
  a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York  10041

                                   EXHIBIT K-7

                  FORM OF MORTGAGE LOAN PURCHASE AGREEMENT VII
                                     (TIAA)

            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of December 1, 2002, between Teachers Insurance and Annuity Association of America (the "Seller"), and Morgan Stanley Dean Witter Capital I Inc. (the "Purchaser").

            The Seller agrees to sell and the Purchaser agrees to purchase certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2002, between the Purchaser, as depositor, GMAC Commercial Mortgage Corporation, as general master servicer (the "General Master Servicer"), GMAC Commercial Mortgage Corporation, as general special servicer (the "General Special Servicer"), NCB, FSB, as NCB master servicer (together with the General Master Servicer, as applicable, the "Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (the "Co-op Special Servicer"), Principal Global Investors, LLC, as special servicer with respect to the San Tomas Mortgage Loan (together with the General Special Servicer and the Co-op Special Servicer, as applicable, the "Special Servicer"), LaSalle Bank National Association, as trustee, paying agent and certificate registrar (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by the Purchaser (collectively the "Other Mortgage Loans"), the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. (the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated December 5, 2002 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class X-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI, Class R-I, Class R-II and Class R-III Certificates (the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated December 5, 2002 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated November 22, 2002, as supplemented by a Prospectus Supplement dated December 5, 2002 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum dated December 5, 2002 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's Due Date in the month of December 2002. The Mortgage Loans and the Other Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $59,204.339. The sale of the Mortgage Loans shall take place on December 17, 2002 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, subject to that certain Servicing Rights Purchase and Sale Agreement, dated December 1, 2002, between the Seller and the General Master Servicer, in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the Master Servicer and the Special Servicer to empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Master Servicer and the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents, at the Seller's expense, after the periods set forth above, provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, true copies of such modifications, consolidations and extensions certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such a copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or, in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by the Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (i) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the Seller to be a true and complete copy of the original assignment submitted for recording, and (ii) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, an original binder, actual title commitment, pro forma policy or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with the Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements, if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned to and held by the Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if a Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the Primary Servicer (or Master Servicer). The Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for hotels and mortgage properties with a Cut-Off Date balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender; and

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Managing Director, any Executive Vice President, any Director, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer, any Assistant Treasurer, any Secretary or Assistant Secretary.

            The Assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and the assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a true and correct copy thereof, to the Trustee as required by such clause, the Seller shall then deliver within 180 days after the Closing Date such recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due on the Mortgage Loan after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off
Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above. Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i)(B) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this
Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the General Master Servicer, the Seller will draw on such letter of credit as directed by the General Master Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans and that are not required to be delivered to the Trustee and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Companion Loan (the "Servicing File") shall be delivered by the Seller to the Master Servicer or the applicable Primary Servicer or Sub-Servicer, on its behalf, on or prior to the 75th day after the Closing Date.

            The Servicing File shall consist of, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Borrower/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any attorney-client privileged communications, internal correspondence or credit analysis. Each of the foregoing items shall be delivered in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the Master Servicer. All of the foregoing items shall be delivered no later than 75 days following the Closing Date.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto described as belonging to the Purchaser in the first paragraph of this Section 2, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, each Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller upon reasonable prior advance notice during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, each Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a non-profit legal reserve life insurance and annuity company organized and in good standing under the laws of the State of New York. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser (assuming the Purchaser has the capacity to acquire such Mortgage Loans).

            (vii) To the Seller's knowledge, the Seller's Information (as defined in that certain indemnification agreement, dated December 5, 2002, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date (or as of such other date specifically set forth in the particular representation and warranty).

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Purchaser shall assign its rights under this Section 5 to Trustee on behalf of the holders of the Certificates.

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure periods), not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify the other parties in writing. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code) but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein. It is understood and agreed that the 90-day limit will not be violated as a result of recording office or UCC filing office delays, other than with respect to a Material Document Defect or Material Breach that would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code). In addition, following the date on which such document is required to be delivered pursuant to Section 2, upon the occurrence (and after any applicable cure or grace period) any of the following document defects shall be conclusively presumed to materially and adversely to affect the interests of holders of the Certificates in the related Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a true and correct copy of the Mortgage together with an Officer's Certificate or certification as required by Section 2(b); or (c) the absence from the Mortgage File of the original Title Insurance Policy, an original binder, pro forma policy or an actual title commitment or a copy thereof certified by the title company. If any of the foregoing Material Document Defects are discovered by any party to the Pooling and Servicing Agreement, the Trustee (or as set forth in the Pooling and Servicing Agreement, the Master Servicer) will, among other things, give notice to the Rating Agencies and the parties to the Pooling and Servicing Agreement and make demand upon the Seller for the cure of the document defect or repurchase or replacement of the related Mortgage Loan.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, the related Seller shall, on or before the termination of such cure periods, either (i) repurchase the related Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date at its option replace any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the defect or breach. The Seller agrees that any such substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans in the Trust and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may
be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of
(x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such other Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loans(s)). The determination of the Master Servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to, or direct the Seller to, cause to be delivered to the Master Servicer at the Seller's expense (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such Crossed Mortgage Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and/or cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any other Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Mortgage Loan, the Seller and the Purchaser hereby agree to forbear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in
Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice described in the first sentence of this paragraph with respect to the purchase of such Mortgage Loan or REO Property to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property from the date that it was notified of such intention to exercise such Option or of such offer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without (i) recourse of any kind (either expressed or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either expressed or implied) by the Seller to or for the benefit of such person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer, or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, including all related expenses up to the date the remainder of such Purchase Price is actually paid, with such Liquidation Fee, payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 43 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor or a breach of the representation and warranty set forth in paragraph 25 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of the costs of a tax opinion associated with the full or partial release or substitution of collateral for a Mortgage Loan, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or the applicable Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 41 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan (including, without limitation, all documents delivered by Seller pursuant to Section 2 of this Agreement), and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, representation, or warranty, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, NY 10038 at 9:00 a.m., New York time, on the Closing Date.

            The closing shall be subject to each of the following conditions:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date (or as of such other date specifically set forth in the particular representation and warranty) (to the extent of the standard, if any, set forth in each representation and warranty).

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller's Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of good standing for the Seller from the Secretary of State of New York dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under New York law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitute a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated December 1, 2002.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Dean Witter Capital I Inc., 1585 Broadway, New York, New York 10036, Attention:
Cecilia Tarrant, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at Teachers Insurance and Annuity Association of America, 730 Third Avenue, New York, New York 10018, Attention: Associate Director CMBS Marketing (or to such other address as the Seller may designate in writing) with copies to the V.P. Mortgage and Real Estate Law.

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.


            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                       TEACHERS INSURANCE AND ANNUITY
                                       ASSOCIATION OF AMERICA



                                       By: ___________________________________
                                           Name:
                                           Title:


                                       MORGAN STANLEY DEAN WITTER CAPITAL I INC.



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE



LOAN      MORTGAGE LOAN   LOAN     PROPERTY                                                   ZIP    PROPERTY    PROPERTY
POOL NO.  SELLER          NUMBER   NAME                             CITY             STATE    CODE    TYPE       SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------------
9         TIAA           524100    Plantation Villa Apartments      Frisco             TX     75053  Multifamily  Garden
13        TIAA           501700    Heritage Shopping Center         Vancouver          WA     98682  Retail       Grocery Anchored
14        TIAA           503000    Terra Vista Village              Rancho Cucamonga   CA     91701  Retail       Anchored
26        TIAA           516100    Copans Business Park 1           Pompano Beach      FL     33064  Industrial   Warehouse
31        TIAA           517000    Uptown Queen Anne Apartments     Seattle            WA     98119  Multifamily  Garden
84        TIAA           514500    Westridge I Office Building      West Des Moines    IA     50266  Office       Suburban



LOAN                 ORIGINAL     CUT-OFF DATE      MASTER   MASTER SERVICING    PRIMARY      SUB-SERVICING  PRIMARY EXCESS
POOL NO.             BALANCE      BALANCE           FEE      EXCESS FEE          FEE            FEE            SERVICING
----------------------------------------------------------------------------------------------------------------------------
9                  $17,325,000    $17,325,000         2            5               3                5                0
13                 $13,125,000    $12,994,476         2            5               3                5                0
14                 $11,500,000    $11,400,440         2            5               3                5                0
26                  $8,000,000     $7,959,685         2            5               3                5                0
31                  $7,000,000     $6,970,917         2            5               3                5                0
84                  $2,600,000     $2,553,821         2            5               3                5                0

TOTALS/WEIGHTED AVERAGES:  $59,550,000    $59,204,339

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

            1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

            2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and (assuming that the Purchaser has the capacity to acquire such Mortgage Loan) has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or the Trustee.

            3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

            4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, and (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the value or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt (the foregoing items (a) through (d) being herein referred to as the "Permitted Encumbrances"). The related Assignment of Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, and, assuming that the assignee has the capacity to acquire such Mortgage, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in the operation of the related Mortgaged Property. As of the Closing Date, Uniform Commercial Code financing statements or continuation statements have been filed and/or recorded in all places necessary to perfect and keep perfected, until additional actions are required under the Uniform Commercial Code, a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property, or the failure to have filed and/or recorded Uniform Commercial Code financing statements prior to the Closing Date will not have a material adverse effect on the value of the Mortgaged Properties. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

            5. Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority collateral assignment in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, subject to legal limitations of general applicability to commercial mortgage loans similar to the Mortgage Loan, and the Mortgagor and each assignor of such Assignment of Leases to the Seller have the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein (assuming that the assignee has the capacity to acquire such Assignment of Leases) all of the assignor's right, title and interest in, to and under such Assignment of Leases.

            6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or (except for Permitted Encumbrances) subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination (except for Permitted Encumbrances), rescission or release, in any manner that, in each case, materially and adversely affects the value of the related Mortgaged Property except for any partial reconveyances of real property that are included in the related Mortgage File. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived in any material respect, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the mortgage loans have been modified since October 7, 2002.

            7. Condition of Property; Condemnation. A property inspection report was prepared in connection with the origination of each Mortgage Loan (except in certain cases where the Mortgaged Property was newly constructed). With respect to each Mortgaged Property securing a Mortgage Loan that was the subject of a property inspection report or a Certificate of Substantial Completion or an Architect's Certificate of Completion prepared on or after June 1, 2001, other than as disclosed in such property inspection report or Certificate of Substantial Completion or an Architect's Certificate of Completion, each such Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established) that would materially and adversely affect its value as security for the related Mortgage Loan.

            With respect to the Mortgaged Properties for which property inspection reports, Certificates of Substantial Completion or Architect's Certificate of Completion were prepared prior to June 1, 2001, (a) such Mortgaged Property is (i) free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan; and (ii) in good repair and condition so as not to materially and adversely affect its value as security for the related Mortgage Loan; and (b) all building systems contained on such Mortgaged Property are in good working order so as not to materially and adversely affect its value as security for the related Mortgage Loan or, in the case of (a) and (b) adequate reserves therefor have been established or other resources are available.

            The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the value of the Mortgaged Property lay wholly within the boundaries of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

            8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or pro forma policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances stated therein (or a marked up title insurance commitment or pro forma policy marked as binding and counter-signed by the title insurer or its authorized agent on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no material claims have been made thereunder and no claims have been paid thereunder. No holder under the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

            9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

            10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13), including foreclosure, such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. The related Mortgage Loan documents provide for the appointment of a receiver of rents following an event of default under such loan documents, to the extent available under applicable law.

            11. Trustee under Deed of Trust. If any Mortgage is a deed of trust,
(a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

            12. Environmental Conditions. An environmental site assessment meeting ASTM standards and assessing all hazards generally assessed for similar properties (as of the date of such assessment), including type, use and tenants for such similar properties ("Environmental Report") was performed with respect to each Mortgaged Property in connection with the origination or securitization of each Mortgage Loan.

            (a) With respect to the Mortgaged Properties for which the Environmental Reports were prepared on or after June 1, 2001, other than as disclosed in the related Environmental Report therefor, to the Seller's knowledge, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or (2) under applicable federal, state or local law, (i) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or
(ii) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and
(Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (b) With respect to the remaining Mortgaged Properties for which the Environmental Reports were prepared prior to June 1, 2001, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or
(2) under applicable federal, state or local law and regulations, (a) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and (Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (c) Reserved.

            (d) Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

            (e) In the case of each Mortgage Loan set forth on Schedule 1 to this Exhibit 2, (i) such Mortgage Loan is the subject of a secured creditor impaired property policy or a commercial real estate pollution liability policy, issued by the issuer set forth on Schedule 1 (the "Policy Issuer") and effective as of the date thereof (the "Environmental Insurance Policy"), (ii) the Environmental Insurance Policy is in full force and effect, (iii) on the effective date of the Environmental Insurance Policy, Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a borrower questionnaire that was provided to the Policy Issuer or (c) an engineering or other report provided to the Policy Issuer and (iv) the premium of any Environmental Insurance Policy has been paid through the term of such policy.

            "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance, material or waste by an federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.ss.ss.9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C.ss.ss. 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.ss.6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C.ss.ss.1251 et seq.), the Clean Air Act, as amended (42 U.S.C.ss.ss.7401 et seq.), and any regulations promulgated pursuant thereto.

            13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except with respect to provisions relating to default interest, yield maintenance charges and prepayment premiums and as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, to the Seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

            14. Insurance. Each Mortgaged Property is required (or the holder of the Mortgage can require) pursuant to the related Mortgage to be, and at origination the Seller received evidence that such Mortgaged Property was, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, hail, windstorm (with respect to the Mortgage Loans set forth on Schedule 2 attached hereto), explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements on the Mortgaged Property, and with no provisions for a deduction for depreciation in respect of awards for the reconstruction of the improvements, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy or coverage, in an amount at least equal to nine (9) months of operations of the Mortgaged Property; and (c) a flood insurance policy (if any portion of buildings or other structures (excluding parking) on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency ("FEMA") as a special flood hazard area (which "special flood hazard area" does not include areas designated by FEMA as Zones B, C or X)). For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, at origination for such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage. With respect to each Mortgaged Property, such Mortgaged Property is required pursuant to the related Mortgage to be (or the holder of the Mortgage can require that the Mortgaged Property be), and at origination the Seller received evidence that such Mortgaged Property was, insured by a commercial general liability insurance policy in amounts as are generally required by commercial mortgage lenders for similar properties, and in any event not less than $1 million per occurrence. Under such insurance policies either (A) the Seller is named as mortgagee under a standard mortgagee clause or (B) the Seller is named as an additional insured, and is entitled to receive prior notice as the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain or cause to be maintained all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain or to cause to be maintained such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage Loan provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Mortgage Loan. Each Mortgage provides that any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property.

            15. Taxes and Assessments and Ground Lease Rents. As of the Closing Date, there are no delinquent taxes, assessments or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall be considered delinquent commencing from the date on which interest or penalties would be first payable thereon. As of the Closing Date, there are no delinquent rents on any ground leases for any Mortgaged Property.

            16. Mortgagor Bankruptcy. No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding and no Mortgaged Property or any portion thereof is subject to a plan in any such proceeding.

            17. Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate (the "Fee Interest") or the related Mortgage Loan is secured in whole or in part by the interest of the related Mortgagor as a lessee under a ground lease of the Mortgaged Property (a "Ground Lease"), and if secured in whole or in part by a Ground Lease, either
(1) the ground lessor's fee interest is subordinated to the lien of the Mortgage and the Mortgage will not be subject to any lien or encumbrances on the ground lessor's fee interest, other than Permitted Encumbrances, and the holder of the Mortgage is permitted to foreclose the ground lessor's fee interest within a commercially reasonable time period or (2) the following apply to such Ground
Lease:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage; does not restrict the use of the related Mortgaged Property by the lessee or its permitted successors and assigns in a manner that would materially and adversely affect the security provided by the related Mortgage; and, to the knowledge of the Seller, there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the ground lessor's related fee interest and Permitted Encumbrances;

            (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (except in the case where such consent cannot be unreasonably withheld);

            (d) Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (e) Such Ground Lease, or an estoppel letter or other agreement, requires the lessor under such Ground Lease to give notice of any material default by the lessee to the mortgagee (concurrent with notice given to the lessee), provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease, and such Ground Lease, or an estoppel letter or other agreement, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee. The Seller has provided the lessor under the Ground Lease with notice of the Seller's lien on the Mortgaged Property in accordance with the provisions of such Ground Lease;

            (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease by reason of such default;

            (g) Such Ground Lease has an original term, along with any extensions set forth in such Ground Lease, not less than 10 years beyond the full amortization term of the Mortgage Loan;

            (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property;

            (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed, as of the date of origination of the related Mortgage Loan, as commercially unreasonable by the Seller; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee, or in any manner, which would materially and adversely affect the security provided by the related Mortgage;

            (j) Such Ground Lease or an estoppel or other agreement requires the lessor to enter into a new lease with the Seller or its successors or assigns under terms which do not materially vary from the economic terms of the Ground Lease, in the event of a termination of the Ground Lease by reason of a default by the Mortgagor under the Ground Lease, including rejection of the Ground Lease in a bankruptcy proceeding; and

            (k) Such Ground Lease may not be materially amended, modified or, except in the case of a default, cancelled or terminated without the prior written consent of the holder of the Mortgage Loan, and any such action without such consent is not binding on such holder, including any increase in the amount of rent payable by the lessee thereunder during the term of the Mortgage Loan.

            18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid, and those escrow deposits and payments are under control of the Seller or its agents.

            19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only real property collateral for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

            20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

            21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or any tenant required to make its lease payments directly to the holder of the related Mortgage Loan), directly or indirectly, for the payment of any amount required by such Mortgage Loan.

            22. No Mechanics' Liens. As of the applicable Mortgage Loan origination date, and to the Seller's knowledge as of the Closing Date, each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein, or, if any such liens existing as of the Closing Date are not insured against by the Title Policy referred to herein, such liens will not have a material adverse effect on the value of the related Mortgaged Property.

            23. Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

            24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

            25. Releases of Mortgaged Property. No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the valuation for such Mortgaged Property, and/or generates income, from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan, or upon satisfaction of the defeasance provisions of such Mortgage Loan, other than the Mortgage Loans that require the mortgagee to grant a release of a portion of the related Mortgaged Property upon (a) the satisfaction of certain legal and underwriting requirements where the portion of the related Mortgaged Property permitted to be released was not considered by the Seller to be material in underwriting the Mortgage Loan or, in the case of a substitution, where the Mortgagor is entitled to substitute a replacement parcel at its unilateral option upon the satisfaction of specified conditions, and/or (b) the payment of a release price and prepayment consideration in connection therewith, consistent with the Seller's normal commercial mortgage lending practices (and in both (a) and (b), any release of the Mortgaged Property has been reflected in the Mortgage Loan Schedule). Except as described in the prior sentence (other than with respect to defeasance and substitution), no Mortgage Loan permits the full or partial release or substitution of collateral unless (1) the mortgagor is entitled to substitute a replacement parcel at its unilateral option upon satisfaction of specified conditions, and (2) the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.1001-3 and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents with respect to each Mortgage Loan require the related Mortgagor to bear the cost of such opinion.

            26. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

            27. No Material Default. There exists no material default, breach, violation or event giving the lender the right to accelerate the Mortgage Loan (and, to the Seller's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16, 17, 18, 22 and 30 of this
Exhibit 2.

            28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

            29. Local Law Compliance. To the best of Seller's knowledge, based on due diligence performed at origination that was considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal or internal or external market study performed at origination.

            30. Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

            31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that could reasonably be expected to adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that could reasonably be expected to materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            32. Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards utilized by commercial lending institutions in the area where the related Mortgaged Property is located.

            33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, and to Seller's knowledge, as of the Closing Date, based on servicing procedures customarily performed in the Seller's servicing of the Mortgage Loans during the period in which Seller owned each such Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

            34. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

            35. Due on Sale/Due on Encumbrance. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            36. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan either provide that (a) such Mortgage Loan is fully recourse to the Mortgagor or (b) such Mortgage Loan constitutes the non-recourse obligations of the related Mortgagor and non-recourse guarantors, if any, except that either
(i) such provision does not apply in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents or (ii) such documents provide that the Mortgagor shall be liable to the holder of the Mortgage Loan for losses incurred as a result of fraud by the Mortgagor. Except as set forth on Schedule 3 attached hereto, either the Mortgagor or a guarantor with respect to each Mortgage Loan is a natural person.

            37. Underwriting Policies. Each Mortgage Loan was either originated by the Seller or an affiliate thereof, and each such origination of a Mortgage Loan substantially complied with the Seller's underwriting policies in effect as of such Mortgage Loan's origination date.

            38. REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). Each Mortgaged Property will qualify as foreclosure property within the meaning of Section 856(e) of the Code if obtained by foreclosure or deed in lieu of foreclosure.

            39. Reserved.

            40. Prepayment Penalties. Each prepayment penalty or yield maintenance premium is consistent with those charged by the Seller in its customary lending practices with respect to loans of the size and character of the Mortgage Loans.

            41. Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

            42. Single Purpose Entity. The Mortgagor on each Mortgage Loan listed on Schedule 4 attached hereto, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide (or which entity covenanted in the Mortgage Loan documents) substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented or covenanted in the related Mortgage Loan documents, substantially to the effect that it does not have (or will not obtain) any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person.

            43. Defeasance and Assumption Costs. If the related Mortgage Loan Documents provide for defeasance, such documents provide that the related Mortgagor is responsible for the payment of all reasonable costs and expenses of Lender incurred in connection with the defeasance of such Mortgage Loan and the release of the related Mortgaged Property. The related Mortgage Loan Documents require the related Mortgagor to pay all reasonable costs and expenses of Lender associated with the approval of an assumption of such Mortgage Loan.

            44. Defeasance. No Mortgage Loan provides that it can be defeased prior to the date that is two years after the Closing Date.

            45. Confidentiality. There are no provisions in any Note, Mortgage or related loan documents with respect to any Mortgage Asset, nor any other agreements or enforceable understandings with any Mortgagor, Mortgagor principal or guarantor, which restrict the dissemination of information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property by the owner or holder of the Mortgage Asset or requires such owner or holder to treat any information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property as confidential.

            46. Terrorism Insurance Summary Report. The information set forth on
Schedule 5 hereto, was true and correct in all material respects as of November 25, 2002.

                 Schedule 1 to Mortgage Loan Purchase Agreement
                       (Environmental Insurance Policies)

            As required by representation number 12(e) (Environmental Conditions), the following is a list of Mortgage Loans that are the subject of a secured creditor impaired property policy or a commercial real estate pollution liability policy:

            None

                 Schedule 2 to Mortgage Loan Purchase Agreement
                              (Windstorm Insurance)

            As required by representation number 14 (Insurance), the following is a list of Mortgage Loans for which the applicable Seller received evidence at origination that the related Mortgaged Property was insured by a fire and extended perils insurance policy providing coverage for windstorm:

            None

                 Schedule 3 to Mortgage Loan Purchase Agreement
                         (Non-Natural Person Guarantors)

            As required by representation number 36 (Non-Recourse Exceptions), the following is a list of Mortgage Loans for which either the Mortgagor or a guarantor with respect to the related Mortgage Loan is not a natural person:

Loan No.      Property
--------------------------------------------------------------------------------


9           Plantation Villa Apartments

13          Heritage Shopping Center

14          Terra Vista Village

26          Copans Business Park 1

31          Uptown Queen Anne Apartments

84          Westridge I Office Building

                 Schedule 4 to Mortgage Loan Purchase Agreement
                            (Single Purpose Entities)

            As required by representation number 42 (Single Purpose Entities), the following is a list of Mortgage Loans for which the related Mortgagor was, as of the origination date, a Single Purpose Entity:

Loan No.    Property
--------------------------------------------------------------------------------

9           Plantation Villa Apartments

13          Heritage Shopping Center

14          Terra Vista Village

26          Copans Business Park 1

31          Uptown Queen Anne Apartments

84          Westridge I Office Building

                 Schedule 5 to Mortgage Loan Purchase Agreement
                      (Terrorism Insurance Summary Report)

As required by representation number 46 (Terrorism Insurance Summary Report), the following is a summary of the Terrorism Insurance with respect to the Mortgage Loans:


       2002-IQ3

       Terrorism Insurance

       As of 12/9/02
----------------------------------------------------------------------------------------------------------------------------------
 LOAN
 TAB                INTERNAL
 NO.     SELLER     LOAN ID    PROPERTY NAME                   PROPERTY ADDRESS                BORROWER NAME
----------------------------------------------------------------------------------------------------------------------------------
          TIAA       501700    Heritage Shopping Center        6700 NE 162nd Avenue            162nd & Fourth Plain, LLC
----------------------------------------------------------------------------------------------------------------------------------
          TIAA       503000    Terra Vista Village             7201-7269 Haven Ave. &
                                                               10540-10549 Baseline Rd.        LDC Terra Vista Village, LLC
----------------------------------------------------------------------------------------------------------------------------------
          TIAA       514500    Westridge I Office Building     3001 Westown Parkway            Westridge I, L.L.C.
----------------------------------------------------------------------------------------------------------------------------------
          TIAA       516100    Copans Business Park 1          1501 & 1551 West Copans Road    Copans (Phase I) Associates, LTD.
----------------------------------------------------------------------------------------------------------------------------------
          TIAA       517000    Uptown Queen Anne Apartments    315 First Avenue West           Odegard/Gockel Investments, LLC
----------------------------------------------------------------------------------------------------------------------------------
          TIAA       524100    Plantation Villa Apartments     11700 Lebanon Road              BES Plantation Fund II, LLC, et al
----------------------------------------------------------------------------------------------------------------------------------
-12/9:PER                                                                                      TOTAL-ORIGINAL PRINCIPAL
----------------------------------------------------------------------------------------------------------------------------------
                     12/9: per Chad Thomas-Passage of Bill                                     % W/O TERRORISM INS
                     states that the earliest Borrower could
                     have Terrorism excluded from the Policy
                     would be 90 days from 11/26/02-i.e.
                     loans are covered until such time as
                     Borrower sign an exclusion disclosure
                     or do not pay the add'l premium, if
                     any.
------------------------------------------------------------------------------------------------------------------------------------
                                                                                               Total Loans Renewal Info. Not
                                                                                               Provided for terms expiring year end
                                                                                               2002
------------------------------------------------------------------------------------------------------------------------------------



       2002-IQ3

       Terrorism Insurance

       As of 12/9/02

Table Continued
------------------------------------------------------------------------------------------------------
 LOAN       ORIGINAL       CUT-OFF
 TAB       PRINCIPAL        DATE
 NO.        BALANCE        BALANCE       MORTGAGE LOAN BORROWER                 PROPERTY
------------------------------------------------------------------------------------------------------
           $13,125,000  $12,994,476   162nd & Fourth Plain, LLC           Heritage Shopping Center
------------------------------------------------------------------------------------------------------

           $11,500,000  $11,400,440   LDC Terra Vista Village, LLC        Terra Vista Village
------------------------------------------------------------------------------------------------------
            $2,600,000   $2,553,821                                       Westridge I Office Building
------------------------------------------------------------------------------------------------------
            $8,000,000   $7,959,685   Copans (Phase I) Associates, LTD.   Copans Business Park 1
------------------------------------------------------------------------------------------------------
            $7,000,000   $6,970,917   Odegard/Gockel Investments, LLC     Uptown Queen Anne Apartments
------------------------------------------------------------------------------------------------------
           $17,325,000  $17,325,000   BES Plantation Fund II, LLC, et al  Plantation Villa Apartments
------------------------------------------------------------------------------------------------------
-12/9:PER  $59,550,000
------------------------------------------------------------------------------------------------------
               32.746%







------------------------------------------------------------------------------------------------------


                 4.37%
------------------------------------------------------------------------------------------------------



       2002-IQ3

       Terrorism Insurance

       As of 12/9/02

Table Continued
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             SEPARATE
                                                                                    SEPARATE                 CHEMICAL/
LOAN                                                               EXCLUSIONS       TERRORISM                BIOLOGICAL
TAB                                                               FOR ACTS OF       INSURANCE                TERRORISM
NO.      FUNDING DATE     TERM OF INSURANCE       CARRIER         TERRORISM(1)      COVERAGE(2)  DEDUCTIBLE  COVERAGE    DEDUCTIBLE
------------------------------------------------------------------------------------------------------------------------------------
          11/26/2001      8/2/02-8/2/03      Allstate Insurance     Not excluded         No            NA         No         NA
                          Coverage is only
                          $2,564,000-Susan
                          Sanford wcb re:
                          property value-
                          should be covered
                          for entire
                          replacement value
------------------------------------------------------------------------------------------------------------------------------------
          12/17/2001       7/1/02-7/1/03     Lexington Insurance    Renewed without
                                                                    terrorism insurance  No            NA         No         NA
------------------------------------------------------------------------------------------------------------------------------------
           4/30/2002   12/31/01-12/31-02     Chubb Group            Not Excluded         No            NA         No         NA
------------------------------------------------------------------------------------------------------------------------------------
           6/03/2002       5/2002-5/2003     Various                Excluded-Side        No            NA         No         NA
                                                                    letter states
                                                                    that Lender would
                                                                    accept coverage in
                                                                    "reasonable amounts"
                                                                    -no "sole discretion"
                                                                    language
------------------------------------------------------------------------------------------------------------------------------------
           6/11/2002   10/15/02-10/15-03     Mutual of Enumclaw
                                             Insurance              Not Excluded         No            NA         No         NA
------------------------------------------------------------------------------------------------------------------------------------
           4/30/2002           5/02-5/03     The Travelers
                                             Indemity Co.           Excluded             No            NA         No         NA
------------------------------------------------------------------------------------------------------------------------------------


       2002-IQ3

       Terrorism Insurance

       As of 12/9/02

Table continued
--------------------------------------------------------------------------------
LOAN
TAB
NO.   DESCRIBE MORTGAGE CATCH-ALL (3)                 COMMENTS
--------------------------------------------------------------------------------
      Borrower will maintain such insurance     Safeway insures themselves and
      coverages and endorsements in form and    they have a policy in place for
      substance and in amounts as Lender may    $7,000,000
      require in its sole discretion from
      time to time.
--------------------------------------------------------------------------------
      Borrower will maintain such insurance
      coverages and endorsements in form and
      substance and in amounts as Lender may
      require in its sole discretion from
      time to time.
--------------------------------------------------------------------------------
      Borrower will maintain such insurance
      coverages and endorsements in form and
      substance and in amounts as Lender may
      require in its sole discretion from
      time to time.
--------------------------------------------------------------------------------
      Borrower will maintain such insurance
      coverages and endorsements in form and
      substance and in amounts as Lender may
      require in its sole discretion from
      time to time.
--------------------------------------------------------------------------------
      Borrower will maintain such insurance
      coverages and endorsements in form and
      substance and in amounts as Lender may
      require in its sole discretion from
      time to time.
--------------------------------------------------------------------------------
      Borrower will maintain such insurance
      coverages and endorsements in form and
      substance and in amounts as Lender may
      require in its sole discretion from
      time to time.
--------------------------------------------------------------------------------

                                   Schedule A

                  Exceptions to Representations and Warranties

            The following exceptions are applicable with respect to the representations and warranties in Exhibit 2 made by the Seller with respect to the Mortgage Loans identified in these exceptions.

            # 14: For the Terra Vista Mortgage Loan, the seismic report was based on a lookback of 190 years with a 10% probability of exceedance in a 20 year period.

                                   Schedule B

    List of Mortgagors that are Third-Party Beneficiaries Under Section 5(b)



                                      None

                                    EXHIBIT 3

                               PRICING FORMULATION

            Purchase Price                         $64,133,395

                                    EXHIBIT 4

                                  BILL OF SALE

            1. PARTIES.    The parties to this Bill of Sale are the following:

               Seller:     Teachers Insurance and Annuity Association of America
               Purchaser:  Morgan Stanley Dean Witter Capital I Inc.

            2. SALE. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of December 1, 2002 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. PURCHASE PRICE. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. DEFINITIONS. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.


            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this ___ day of December, 2002.

SELLER:                                TEACHERS INSURANCE AND ANNUITY
                                       ASSOCIATION OF AMERICA



                                       By: ___________________________________
                                           Name:
                                           Title:


PURCHASER:                             MORGAN STANLEY DEAN WITTER CAPITAL I INC.



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:

GMAC Commercial Mortgage Corporation
200 Witmer Road
P.O. Box 1015
Horsham, Pennsylvania 19044-8015
Attention: [___________________]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset Backed Securities Trust Services Group

--------------------------------------------------------------------------------



                            LIMITED POWER OF ATTORNEY

            Know all persons by these presents; that the undersigned, having an address of [MORTGAGE LOAN SELLER'S ADDRESS] (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint GMAC Commercial Mortgage Corporation, having an address of 200 Witmer Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, Attention: Portfolio Manager - Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 (the "General Master Servicer"), GMAC Commercial Mortgage Corporation, having an address of 550 California Street, 12th Floor, San Francisco, California 94104, Attention: Portfolio Manager - Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 (the "General Special Servicer") and LaSalle Bank National Association, having an address of 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Service Group-Morgan Stanley Dean Witter Capital I Inc., Series 2002-IQ3 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            1. To empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            2. This power of attorney shall be limited to the above-mentioned exercise of power.

            3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc., as Depositor, the General Master Servicer, the General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, Principal Global Investors, LLC, as Special Servicer of the San Tomas Mortgage Loan, the Trustee and ABN AMRO Bank N.V., as Fiscal Agent, with respect to the Trust.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.


IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of December, 2002.

Witnessed by:                          [SELLER]



___________________________            By:________________________
Print Name:                            Name:
                                       Title:



STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.



_______________________________________
Commission Expires:

                                   EXHIBIT K-8

                  FORM OF MORTGAGE LOAN PURCHASE AGREEMENT VIII
                                  (NATIONWIDE)

            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of December 1, 2002, between Nationwide Life Insurance Company (the "Seller"), and Morgan Stanley Dean Witter Capital I Inc. (the "Purchaser").

            The Seller agrees to sell and the Purchaser agrees to purchase certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2002, between the Purchaser, as depositor, GMAC Commercial Mortgage Corporation, as general master servicer (the "General Master Servicer"), GMAC Commercial Mortgage Corporation, as general special servicer (the "General Special Servicer"), NCB, FSB, as NCB master servicer (together with the General Master Servicer, as applicable, the "Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (the "Co-op Special Servicer"), Principal Global Investors, LLC, as special servicer with respect to the San Tomas Mortgage Loan (together with the General Special Servicer and the Co-op Special Servicer, as applicable, the "Special Servicer"), LaSalle Bank National Association, as trustee, paying agent and certificate registrar (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by the Purchaser (collectively the "Other Mortgage Loans"), the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. (the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated December 5, 2002 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class X-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI, Class R-I, Class R-II and Class R-III Certificates (the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated December 5, 2002 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated November 22, 2002, as supplemented by a Prospectus Supplement dated December 5, 2002 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum dated December 5, 2002 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's Due Date in the month of December 2002. The Mortgage Loans and the Other Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $45,680,532. The sale of the Mortgage Loans shall take place on December 17, 2002 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, subject to that certain Servicing Rights Purchase and Sale Agreement, dated December 1, 2002, between the Seller and the General Master Servicer, in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the Master Servicer and the Special Servicer to empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Master Servicer and the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents, at the Seller's expense, after the periods set forth above, provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, true copies of such modifications, consolidations and extensions certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such a copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or, in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by the Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (i) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the Seller to be a true and complete copy of the original assignment submitted for recording, and (ii) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, an original binder, actual title commitment, pro forma policy or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with the Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements, if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned to and held by the Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if a Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the Primary Servicer (or Master Servicer). The Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for hotels and mortgage properties with a Cut-Off Date balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender; and

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Managing Director, any Executive Vice President, any Director, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer, any Assistant Treasurer, any Secretary or Assistant Secretary.

            The Assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and the assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a true and correct copy thereof, to the Trustee as required by such clause, the Seller shall then deliver within 180 days after the Closing Date such recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less than monthly, in good faith attempting to obtain from the appropriate county recorders office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due on the Mortgage Loan after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off
Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above. Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i)(B) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this
Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the General Master Servicer or the applicable Primary Servicer, the Seller will draw on such letter of credit as directed by the General Master Servicer or such Primary Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans and that are not required to be delivered to the Trustee and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Companion Loan (the "Servicing File") shall be delivered by the Seller to the Master Servicer or the applicable Primary Servicer or Sub-Servicer, on its behalf, on or prior to the 75th day after the Closing Date.

            The Servicing File shall consist of, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Borrower/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any attorney-client privileged communications, internal correspondence or credit analysis. Each of the foregoing items shall be delivered in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the Master Servicer. All of the foregoing items shall be delivered no later than 75 days following the Closing Date.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto described as belonging to the Purchaser in the first paragraph of this Section 2, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, each Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller upon reasonable prior advance notice during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, each Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a life insurance company organized and in good standing under the laws of the State of Ohio. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser (assuming the Purchaser has the capacity to acquire such Mortgage Loans).

            (vii) To the Seller's knowledge, the Seller's Information (as defined in that certain indemnification agreement, dated December 1, 2002, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date (or as of such other date specifically set forth in the particular representation and warranty).

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Purchaser shall assign its rights under this Section 5 to Trustee on behalf of the holders of the Certificates.

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure periods), not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify the other parties in writing. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code) but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein. It is understood and agreed that the 90-day limit will not be violated as a result of recording office or UCC filing office delays, other than with respect to a Material Document Defect or Material Breach that would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code). In addition, following the date on which such document is required to be delivered pursuant to Section 2, upon the occurrence (and after any applicable cure or grace period) any of the following document defects shall be conclusively presumed to materially and adversely to affect the interests of holders of the Certificates in the related Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a true and correct copy of the Mortgage together with an Officer's Certificate or certification as required by Section 2(b); or (c) the absence from the Mortgage File of the original Title Insurance Policy, an original binder, pro forma policy or an actual title commitment or a copy thereof certified by the title company. If any of the foregoing Material Document Defects are discovered by any party to the Pooling and Servicing Agreement, the Trustee (or as set forth in the Pooling and Servicing Agreement, the Master Servicer) will, among other things, give notice to the Rating Agencies and the parties to the Pooling and Servicing Agreement and make demand upon the Seller for the cure of the document defect or repurchase or replacement of the related Mortgage Loan.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the related Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date at its option replace any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the defect or breach. The Seller agrees that any such substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans in the Trust and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may
be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of
(x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such other Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loans(s)). The determination of the Master Servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to, or direct the Seller to, cause to be delivered to the Master Servicer at the Seller's expense (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such Crossed Mortgage Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and/or cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any other Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Mortgage Loan, the Seller and the Purchaser hereby agree to forbear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in
Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice described in the first sentence of this paragraph with respect to the purchase of such Mortgage Loan or REO Property to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property from the date that it was notified of such intention to exercise such Option or of such offer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without (i) recourse of any kind (either expressed or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either expressed or implied) by the Seller to or for the benefit of such person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer, or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, including all related expenses up to the date the remainder of such Purchase Price is actually paid, with such Liquidation Fee, payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 43 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor or a breach of the representation and warranty set forth in paragraph 25 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of the costs of a tax opinion associated with the full or partial release or substitution of collateral for a Mortgage Loan, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or the applicable Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 41 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan (including, without limitation, all documents delivered by Seller pursuant to Section 2 of this Agreement), and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, representation, or warranty, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, NY 10038 at 9:00 a.m., New York time, on the Closing Date.

            The closing shall be subject to each of the following conditions:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date (or as of such other date specifically set forth in the particular representation and warranty) (to the extent of the standard, if any, set forth in each representation and warranty).

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller's Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of good standing for the Seller from the Secretary of State of Ohio dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under Ohio law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitute a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated December 1, 2002.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Dean Witter Capital I Inc., 1585 Broadway, New York, New York 10036, Attention:
Cecilia Tarrant, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at Nationwide Life Insurance Company, One Nationwide Plaza, 34th Floor, Columbus, Ohio 43215-2220, Attention: Blake E. West 1-34-09 (or to such other address as the Seller may designate in writing) with copies to the attention of Randall W. May, Esq. 1-34-06.

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                       NATIONWIDE LIFE INSURANCE COMPANY

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                       MORGAN STANLEY DEAN WITTER CAPITAL I INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE



LOAN      MORTGAGE LOAN  LOAN         PROPERTY                                                             ZIP    PROPERTY
POOL NO.  SELLER         NUMBER       NAME                                         CITY            STATE   CODE   TYPE
------------------------------------------------------------------------------------------------------------------------------------
15        Nationwide     00-1001068   Speedway Shopping Center                     Lynnwood        WA     98306   Retail
23        Nationwide     03-0311503   Monroeville Giant Eagle                      Monroeville     PA     15146   Retail
28        Nationwide     00-1000567   Marketplace at Washington Square             North Canton    OH     44720   Retail
32        Nationwide     00-1000922   Lowe's Home Center                           Ames            IA     50010   Retail
46        Nationwide     00-1001037   Cave Springs Square Shopping Center & Annex  St. Peters      MO     63376   Retail
65        Nationwide     00-1001026   Southwest Crossing Tech Center               Eden Prairie    MN     55344   Industrial
87        Nationwide     00-1001059   200 West Apartments                          Fairview Park   OH     44126   Multifamily
111       Nationwide     00-1001086   The Waters II                                Eagan           MN     55121   Industrial


PROPERTY                   ORIGINAL       CUT-OFF DATE      MASTER     MASTER SERVICING   PRIMARY    SUB-SERVICING    PRIMARY EXCESS
SUB-TYPE                   BALANCE        BALANCE           FEE        EXCESS FEE         FEE        FEE              SERVICING
------------------------------------------------------------------------------------------------------------------------------------
Grocery Anchored          $10,740,000     $10,696,251        2                5            1         6                1.5
Free Standing              $9,380,000      $8,413,632        2                5            1         7.46             1.5
Grocery Anchored           $8,100,000      $7,834,521        2                5            1         1.45             1.5
Anchored                   $6,635,000      $6,601,514        2                5            1         6                1.5
Anchored                   $4,700,000      $4,690,162        2                5            1         6                1.5
Flex Industrial            $3,000,000      $2,995,060        2                5            1         6                1.5
High Rise                  $2,500,000      $2,453,274        2                5            1         6                1.5
Flex Industrial            $2,000,000      $1,996,118        2                5            1         6                1.5

Totals/Weighted Averages: $47,055,000     $45,680,532

                                    EXHIBIT 2

                   REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

            1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

            2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and (assuming that the Purchaser has the capacity to acquire such Mortgage Loan) has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or the Trustee.

            3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

            4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, and (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the value or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt (the foregoing items (a) through (d) being herein referred to as the "Permitted Encumbrances"). The related Assignment of Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, and, assuming that the assignee has the capacity to acquire such Mortgage, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in the operation of the related Mortgaged Property. As of the Closing Date, Uniform Commercial Code financing statements or continuation statements have been filed and/or recorded in all places necessary to perfect and keep perfected, until additional actions are required under the Uniform Commercial Code, a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property, or the failure to have filed and/or recorded Uniform Commercial Code financing statements prior to the Closing Date will not have a material adverse effect on the value of the Mortgaged Properties. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

            5. Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority collateral assignment in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, subject to legal limitations of general applicability to commercial mortgage loans similar to the Mortgage Loan, and the Mortgagor and each assignor of such Assignment of Leases to the Seller have the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein (assuming that the assignee has the capacity to acquire such Assignment of Leases) all of the assignor's right, title and interest in, to and under such Assignment of Leases.

            6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or (except for Permitted Encumbrances) subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination (except for Permitted Encumbrances), rescission or release, in any manner that, in each case, materially and adversely affects the value of the related Mortgaged Property except for any partial reconveyances of real property that are included in the related Mortgage File. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived in any material respect, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the mortgage loans have been modified since October 7, 2002.

            7. Condition of Property; Condemnation. A property inspection report was prepared in connection with the origination of each Mortgage Loan (except in certain cases where the Mortgaged Property was newly constructed). With respect to each Mortgaged Property securing a Mortgage Loan that was the subject of a property inspection report or a Certificate of Substantial Completion or an Architect's Certificate of Completion prepared on or after June 1, 2001, other than as disclosed in such property inspection report or Certificate of Substantial Completion or an Architect's Certificate of Completion, each such Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established) that would materially and adversely affect its value as security for the related Mortgage Loan.

            With respect to the Mortgaged Properties for which property inspection reports, Certificates of Substantial Completion or Architect's Certificate of Completion were prepared prior to June 1, 2001, (a) such Mortgaged Property is (i) free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan; and (ii) in good repair and condition so as not to materially and adversely affect its value as security for the related Mortgage Loan; and (b) all building systems contained on such Mortgaged Property are in good working order so as not to materially and adversely affect its value as security for the related Mortgage Loan or, in the case of (a) and (b) adequate reserves therefor have been established or other resources are available.

            The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the value of the Mortgaged Property lay wholly within the boundaries of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

            8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or pro forma policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances stated therein (or a marked up title insurance commitment or pro forma policy marked as binding and counter-signed by the title insurer or its authorized agent on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no material claims have been made thereunder and no claims have been paid thereunder. No holder under the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

            9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

            10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13), including foreclosure, such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. The related Mortgage Loan documents provide for the appointment of a receiver of rents following an event of default under such loan documents, to the extent available under applicable law.

            11. Trustee under Deed of Trust. If any Mortgage is a deed of trust,
(a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

            12. Environmental Conditions. An environmental site assessment meeting ASTM standards and assessing all hazards generally assessed for similar properties (as of the date of such assessment), including type, use and tenants for such similar properties ("Environmental Report") was performed with respect to each Mortgaged Property in connection with the origination or securitization of each Mortgage Loan.

            (a) With respect to the Mortgaged Properties for which the Environmental Reports were prepared on or after June 1, 2001, other than as disclosed in the related Environmental Report therefor, to the Seller's knowledge, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or (2) under applicable federal, state or local law, (i) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or
(ii) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and
(Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (b) With respect to the remaining Mortgaged Properties for which the Environmental Reports were prepared prior to June 1, 2001, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or
(2) under applicable federal, state or local law and regulations, (a) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and (Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (c)   Reserved.

            (d) Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

            (e) In the case of each Mortgage Loan set forth on Schedule 1 to this Exhibit 2, (i) such Mortgage Loan is the subject of a secured creditor impaired property policy or a commercial real estate pollution liability policy, issued by the issuer set forth on Schedule 1 (the "Policy Issuer") and effective as of the date thereof (the "Environmental Insurance Policy"), (ii) the Environmental Insurance Policy is in full force and effect, (iii) on the effective date of the Environmental Insurance Policy, Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a borrower questionnaire that was provided to the Policy Issuer or (c) an engineering or other report provided to the Policy Issuer and (iv) the premium of any Environmental Insurance Policy has been paid through the term of such policy.

            "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance, material or waste by an federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.ss.ss.9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C.ss.ss. 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.ss.6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C.ss.ss.1251 et seq.), the Clean Air Act, as amended (42 U.S.C.ss.ss.7401 et seq.), and any regulations promulgated pursuant thereto.

            13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except with respect to provisions relating to default interest, yield maintenance charges and prepayment premiums and as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, to the Seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

            14. Insurance. Each Mortgaged Property is required (or the holder of the Mortgage can require) pursuant to the related Mortgage to be, and at origination the Seller received evidence that such Mortgaged Property was, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, hail, windstorm (with respect to the Mortgage Loans set forth on Schedule 2 attached hereto), explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements on the Mortgaged Property, and with no provisions for a deduction for depreciation in respect of awards for the reconstruction of the improvements, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy or coverage, in an amount at least equal to nine (9) months of operations of the Mortgaged Property; and (c) a flood insurance policy (if any portion of buildings or other structures (excluding parking) on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency ("FEMA") as a special flood hazard area (which "special flood hazard area" does not include areas designated by FEMA as Zones B, C or X)). For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, at origination for such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage. With respect to each Mortgaged Property, such Mortgaged Property is required pursuant to the related Mortgage to be (or the holder of the Mortgage can require that the Mortgaged Property be), and at origination the Seller received evidence that such Mortgaged Property was, insured by a commercial general liability insurance policy in amounts as are generally required by commercial mortgage lenders for similar properties, and in any event not less than $1 million per occurrence. Under such insurance policies either (A) the Seller is named as mortgagee under a standard mortgagee clause or (B) the Seller is named as an additional insured, and is entitled to receive prior notice as the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain or cause to be maintained all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain or to cause to be maintained such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage Loan provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Mortgage Loan. Each Mortgage provides that any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property.

            15. Taxes and Assessments and Ground Lease Rents. As of the Closing Date, there are no delinquent taxes, assessments or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall be considered delinquent commencing from the date on which interest or penalties would be first payable thereon. As of the Closing Date, there are no delinquent rents on any ground leases for any Mortgaged Property.

            16. Mortgagor Bankruptcy. No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding and no Mortgaged Property or any portion thereof is subject to a plan in any such proceeding.

            17. Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate (the "Fee Interest") or the related Mortgage Loan is secured in whole or in part by the interest of the related Mortgagor as a lessee under a ground lease of the Mortgaged Property (a "Ground Lease"), and if secured in whole or in part by a Ground Lease, either
(1) the ground lessor's fee interest is subordinated to the lien of the Mortgage and the Mortgage will not be subject to any lien or encumbrances on the ground lessor's fee interest, other than Permitted Encumbrances, and the holder of the Mortgage is permitted to foreclose the ground lessor's fee interest within a commercially reasonable time period or (2) the following apply to such Ground
Lease:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage; does not restrict the use of the related Mortgaged Property by the lessee or its permitted successors and assigns in a manner that would materially and adversely affect the security provided by the related Mortgage; and, to the knowledge of the Seller, there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the ground lessor's related fee interest and Permitted Encumbrances;

            (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (except in the case where such consent cannot be unreasonably withheld);

            (d) Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (e) Such Ground Lease, or an estoppel letter or other agreement, requires the lessor under such Ground Lease to give notice of any material default by the lessee to the mortgagee (concurrent with notice given to the lessee), provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease, and such Ground Lease, or an estoppel letter or other agreement, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee. The Seller has provided the lessor under the Ground Lease with notice of the Seller's lien on the Mortgaged Property in accordance with the provisions of such Ground Lease;

            (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease by reason of such default;

            (g) Such Ground Lease has an original term, along with any extensions set forth in such Ground Lease, not less than 10 years beyond the full amortization term of the Mortgage Loan;

            (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property;

            (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed, as of the date of origination of the related Mortgage Loan, as commercially unreasonable by the Seller; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee, or in any manner, which would materially and adversely affect the security provided by the related Mortgage;

            (j) Such Ground Lease or an estoppel or other agreement requires the lessor to enter into a new lease with the Seller or its successors or assigns under terms which do not materially vary from the economic terms of the Ground Lease, in the event of a termination of the Ground Lease by reason of a default by the Mortgagor under the Ground Lease, including rejection of the Ground Lease in a bankruptcy proceeding; and

            (k) Such Ground Lease may not be materially amended, modified or, except in the case of a default, cancelled or terminated without the prior written consent of the holder of the Mortgage Loan, and any such action without such consent is not binding on such holder, including any increase in the amount of rent payable by the lessee thereunder during the term of the Mortgage Loan.

            18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid, and those escrow deposits and payments are under control of the Seller or its agents.

            19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only real property collateral for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

            20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

            21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or any tenant required to make its lease payments directly to the holder of the related Mortgage Loan), directly or indirectly, for the payment of any amount required by such Mortgage Loan.

            22. No Mechanics' Liens. As of the applicable Mortgage Loan origination date, and to the Seller's knowledge as of the Closing Date, each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein, or, if any such liens existing as of the Closing Date are not insured against by the Title Policy referred to herein, such liens will not have a material adverse effect on the value of the related Mortgaged Property.

            23. Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

            24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

            25. Releases of Mortgaged Property. No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the valuation for such Mortgaged Property, and/or generates income, from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan, or upon satisfaction of the defeasance provisions of such Mortgage Loan, other than the Mortgage Loans that require the mortgagee to grant a release of a portion of the related Mortgaged Property upon (a) the satisfaction of certain legal and underwriting requirements where the portion of the related Mortgaged Property permitted to be released was not considered by the Seller to be material in underwriting the Mortgage Loan or, in the case of a substitution, where the Mortgagor is entitled to substitute a replacement parcel at its unilateral option upon the satisfaction of specified conditions, and/or (b) the payment of a release price and prepayment consideration in connection therewith, consistent with the Seller's normal commercial mortgage lending practices (and in both (a) and (b), any release of the Mortgaged Property has been reflected in the Mortgage Loan Schedule). Except as described in the prior sentence (other than with respect to defeasance and substitution), no Mortgage Loan permits the full or partial release or substitution of collateral unless (1) the mortgagor is entitled to substitute a replacement parcel at its unilateral option upon satisfaction of specified conditions, and (2) the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.1001-3 and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents with respect to each Mortgage Loan require the related Mortgagor to bear the cost of such opinion.

            26. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

            27. No Material Default. There exists no material default, breach, violation or event giving the lender the right to accelerate the Mortgage Loan (and, to the Seller's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16, 17, 18, 22 and 30 of this
Exhibit 2.

            28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

            29. Local Law Compliance. To the best of Seller's knowledge, based on due diligence performed at origination that was considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal or internal or external market study performed at origination.

            30. Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

            31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that could reasonably be expected to adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that could reasonably be expected to materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            32. Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards utilized by commercial lending institutions in the area where the related Mortgaged Property is located.

            33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, and to Seller's knowledge, as of the Closing Date, based on servicing procedures customarily performed in the Seller's servicing of the Mortgage Loans during the period in which Seller owned each such Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

            34. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

            35. Due on Sale/Due on Encumbrance. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            36. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan either provide that (a) such Mortgage Loan is fully recourse to the Mortgagor or (b) such Mortgage Loan constitutes the non-recourse obligations of the related Mortgagor and non-recourse guarantors, if any, except that either
(i) such provision does not apply in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents or (ii) such documents provide that the Mortgagor shall be liable to the holder of the Mortgage Loan for losses incurred as a result of fraud by the Mortgagor. Except as set forth on Schedule 3 attached hereto, either the Mortgagor or a guarantor with respect to each Mortgage Loan is a natural person.

            37. Underwriting Policies. Each Mortgage Loan was either originated by the Seller or an affiliate thereof, and each such origination of a Mortgage Loan substantially complied with the Seller's underwriting policies in effect as of such Mortgage Loan's origination date.

            38. REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). Each Mortgaged Property will qualify as foreclosure property within the meaning of Section 856(e) of the Code if obtained by foreclosure or deed in lieu of foreclosure.

            39.   Reserved.

            40. Prepayment Penalties. Each prepayment penalty or yield maintenance premium is consistent with those charged by the Seller in its customary lending practices with respect to loans of the size and character of the Mortgage Loans.

            41. Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

            42. Single Purpose Entity. The Mortgagor on each Mortgage Loan listed on Schedule 4 attached hereto, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide (or which entity covenanted in the Mortgage Loan documents) substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented or covenanted in the related Mortgage Loan documents, substantially to the effect that it does not have (or will not obtain) any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person.

            43. Defeasance and Assumption Costs. If the related Mortgage Loan Documents provide for defeasance, such documents provide that the related Mortgagor is responsible for the payment of all reasonable costs and expenses of Lender incurred in connection with the defeasance of such Mortgage Loan and the release of the related Mortgaged Property. The related Mortgage Loan Documents require the related Mortgagor to pay all reasonable costs and expenses of Lender associated with the approval of an assumption of such Mortgage Loan.

            44. Defeasance. No Mortgage Loan provides that it can be defeased prior to the date that is two years after the Closing Date.

            45. Confidentiality. There are no provisions in any Note, Mortgage or related loan documents with respect to any Mortgage Asset, nor any other agreements or enforceable understandings with any Mortgagor, Mortgagor principal or guarantor, which restrict the dissemination of information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property by the owner or holder of the Mortgage Asset or requires such owner or holder to treat any information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property as confidential.

            46. Terrorism Insurance Summary Report. The information set forth on
Schedule 5 hereto, was true and correct in all material respects as of November 25, 2002.

                 Schedule 1 to Mortgage Loan Purchase Agreement

                       (Environmental Insurance Policies)

            As required by representation number 12(e) (Environmental Conditions), the following is a list of Mortgage Loans that are the subject of a secured creditor impaired property policy or a commercial real estate pollution liability policy:

            None

                 Schedule 2 to Mortgage Loan Purchase Agreement

                              (Windstorm Insurance)

            As required by representation number 14 (Insurance), the following is a list of Mortgage Loans for which the applicable Seller received evidence at origination that the related Mortgaged Property was insured by a fire and extended perils insurance policy providing coverage for windstorm:

            None

                 Schedule 3 to Mortgage Loan Purchase Agreement

                         (Non-Natural Person Guarantors)

            As required by representation number 36 (Non-Recourse Exceptions), the following is a list of Mortgage Loans for which either the Mortgagor or a guarantor with respect to the related Mortgage Loan is not a natural person:

Loan No.    Property
--------------------------------------------------------------------------------
23          Monroeville Giant Eagle

                 Schedule 4 to Mortgage Loan Purchase Agreement

                            (Single Purpose Entities)

            As required by representation number 42 (Single Purpose Entities), the following is a list of Mortgage Loans for which the related Mortgagor was, as of the origination date, a Single Purpose Entity:

Loan No.     Property
--------------------------------------------------------------------------------
15           Speedway Shopping Center

32           Lowe's Home Center

46           Cave Springs Square Shopping Center & Annex

87           200 West Apartments

                 Schedule 5 to Mortgage Loan Purchase Agreement

                      (Terrorism Insurance Summary Report)

            As required by representation number 46 (Terrorism Insurance Summary Report), the following is a summary of the Terrorism Insurance with respect to the Mortgage Loans:


                                                                        2002-IQ3
                                                             Terrorism Insurance
                                                                   As of 12/9/02


LOAN                       Internal Loan
TAB NO.  Seller            ID                      Property Name
----------------------------------------------------------------------------------------------------------------------------------
         Nationwide        00-1000567              Marketplace at Washington Square
         Nationwide        00-1000922              Lowe's Home Center
         Nationwide        00-1001026              Southwest Crossing Tech Center
         Nationwide        00-1001037              Cave Springs Square Shopping Center & Annex
         Nationwide        00-1001059              200 West Apartments
         Nationwide        00-1001068              Speedway Shopping Center
         Nationwide        00-1001086              The Waters II
         Nationwide        03-0311503              Monroeville Giant Eagle


11/18-Per Nationwide-"temporary" waiver
letters sent to Borrower on 3 loans
w/out terrorism coverage-copies of
letters received. There is a total of 4
loans without terrorism coverage.


LOAN
TAB NO.  PROPERTY ADDRESS                                               BORROWER NAME
----------------------------------------------------------------------------------------------------------------------------------
         1955-1977 Easton Street, Canton, OH                            McKinley Development Leasing Company, LTD.
         120 Airport Road                                               MHE Associates Limited Partnership and KAE Ames, LLC
         10100-10340 Viking Drive                                       Thomas S. Schreier
         4104-4141 North Cloverleaf Dr & 1045-1081 Cave Springs         Cave Springs Acquisition, LLC
         20201 Lorain Road                                              200 West Apartments, Ltd.
         13632 Highway 99                                               Mukilteo Center, L.L.C.
         2915 Waters Road                                               Thomas S. Schreier
         4010 Monroeville Boulevard                                     Mountain Top Associates

                                                                        TOTAL-ORIGINAL PRINCIPAL
                                                                        BALANCE
                                                                        % W/O TERRORISM INS
                                                                        Total Loans Renewal Info. Not
                                                                        Provided for terms expiring
                                                                        year end 2002
                                                                        % Recent Renewal Info. Not Provided




LOAN     ORIGINAL PRINCIPAL     CUT-OFF DATE
TAB NO.  BALANCE                BALANCE         MORTGAGE LOAN BORROWER
----------------------------------------------------------------------------------------------------------------------------------
          $8,100,000             $7,834,521     McKinley Development Leasing Company, LTD.
          $6,635,000             $6,601,514     MHE Associates Limited Partnership and KAE Ames, LLC
          $3,000,000             $2,995,060     Thomas S. Schreier
          $4,700,000             $4,690,162     Cave Springs Acquisition, LLC
          $2,500,000             $2,453,274     200 West Apartments, Ltd.
         $10,740,000            $10,696,251     Mukilteo Center, L.L.C.
          $2,000,000             $1,996,118     Thomas S. Schreier
          $9,380,000             $8,413,632     Mountain Top Associates

         $47,055,000
              30.039%
                  $0
               0.000%




LOAN                                                        FUNDING           TERM OF
TAB NO.  PROPERTY                                           DATE              INSURANCE
----------------------------------------------------------------------------------------------------------------------------------
         Marketplace at Washington Square                   6/15/2001         02/16/03 - 02/16/03, 06/01/02 - 06/01/03
         Lowe's Home Center                                 4/30/2002         04/01/02 - 04/01/03, 02/01/02 - 02/01/03
         Southwest Crossing Tech Center                     9/13/2002         09/01/02 - 09-01/03
         Cave Springs Square Shopping Center & Annex        8/22/2002         07/01/02 - 07/01/03
         200 West Apartments                                8/27/2002         07/01/02 - 07/01/03
         Speedway Shopping Center                           8/29/2002         01/02/03
         The Waters II                                      9/13/2002         09/01/02 - 09/01/03
         Monroeville Giant Eagle                            1/15/1999         04/01/02 - 04/01/03




                                                                                                 SEPARATE
                                                                              EXCLUSIONS FOR     TERRORISM
LOAN                                                                          ACTS OF            INSURANCE
TAB NO.  CARRIER                                                              TERRORISM (1)      COVERAGE (2)
----------------------------------------------------------------------------------------------------------------------------------
         Republic Franklin/UTICA (L), Security Insurance of Hartford (P)      Not Excluded       N/A
         Lumbermens Mutual Casualty (L), Lexington Insurance Co (P)           Excluded           N/A
         Employers Insurance of Wausau (L), Travelers(P)                      Excluded           N/A
         Zurich Group (L,P)                                                   Not Excluded       N/A
         American Motorists (P), United National Ins.(L)                      Excluded           N/A
         Wausau Business Insurance (P), National Surety Corp (L, excess L)    Not Excluded       N/A
         Employers Insurance of Wausau (L), Travelers (P)                     Excluded           N/A
         Factory Mutual Ins (P), Lloyd's Underwriters (P), USP&G (L)          Not Excluded       N/A




                                                            SEPARATE
                                                            CHEMICAL/BIOLOGICAL
                                    EXCLUSIONS FOR          TERRORISM
LOAN                                CHEMICAL/BIOLOGICAL     INSURANCE
TAB NO.  DEDUCTIBLE                 TERRORISM COVERAGE      COVERAGE (2)            DEDUCTIBLE
----------------------------------------------------------------------------------------------------------------------------------
          N/A                       Not Excluded            N/A                     N/A, N/A
          N/A                       Excluded                N/A                       N/A
          N/A                       Excluded                N/A                     N/A, N/A
          N/A                       Not Excluded            N/A                       N/A
          N/A                       Excluded                N/A                     N/A, N/A
          N/A                       Not Excluded            N/A                     N/A, N/A
          N/A                       Excluded                N/A                     N/A, N/A
          $500,000/ $1,000,000      Not Excluded            N/A                     N/A, N/A, N/A




LOAN
TAB NO.  DESCRIBE MORTGAGE CATCH-ALL (3)                                                                 COMMENT
----------------------------------------------------------------------------------------------------------------------------------
         Application says Borrower shall furnish (I) all risk insurance and (v) any other insurance coverage deemed necessary by Nationwide. Mortgage does not specifically require terrorism insurance
         Application says Borrower shall furnish (I) all risk insurance and (v) any other insurance coverage deemed necessary by Nationwide. Mortgage specifically requires terrorism insurance
         NW granted a Terrorism Insurance Waiver Letter. Application says borrower shall furnish I) all risk insurance and (v) any other insurance coverage deemed necessary by Nationwide. Mortgage specifically requires terrorism insurance
         Application says Borrower shall furnish (I) all risk insurance and (v) any other insurance coverage deemed necessary by Nationwide. Mortgage specifically requires terrorism insurance
         NW granted a Terrorism Insurance Waiver Letter. Application says borrower shall furnish I) all risk insurance and (v) any other insurance coverage deemed necessary by Nationwide. Mortgage specifically requires terrorism insurance
         Application says Borrower shall furnish (I) all risk insurance and (v) any other insurance coverage deemed necessary by Nationwide. Mortgage specifically requires terrorism insurance
         NW granted a Terrorism Insurance Waiver Letter. Application says borrower shall furnish I) all risk insurance and (v) any other insurance coverage deemed necessary by Nationwide. Mortgage specifically requires terrorism insurance
         Application says Borrower shall furnish (I) all risk insurance and (v) any other insurance coverage deemed necessary by Nationwide. Mortgage does not specifically require terrorism insurance

                                   Schedule A

                  Exceptions to Representations and Warranties

            The following exceptions are applicable with respect to the representations and warranties in Exhibit 2 made by the Seller with respect to the Mortgage Loans identified in these exceptions.

30. JUNIOR LIENS

          200 WEST APARTMENTS - Secondary financing of the property is permitted in an amount of up to $500,000 so long as (i) Borrower is not in default under the loan documents; (ii) the aggregate indebtedness placed upon the property does not exceed a loan to value ratio of 50%; (iii) the net operating income generated by the property covers the annual debt service on the Note and on such secondary financing at least 1.2 times; and
(iv) the secondary financing loan documents (a) provide for a fixed rate of interest (b) fully amortize such financing on a straight line basis no later then the stated maturity date of the Note, and (c) are be non-recourse to Borrower.

          MARKETPLACE AT WASHINGTON SQUARE - Secondary financing of the property is permitted after the second anniversary of the date of funding of the Note as long as: (i) Borrower is not in default under the loan documents; (ii) the aggregate indebtedness placed upon the property does not exceed a loan to value ratio of eighty percent (80%); (iii) the net operating income generated by the property covers the annual debt service on the Note and on such secondary financing at least 1.2 times; and (iv) the secondary financing loan documents provide for a fixed rate of interest on the secondary loan.

36. NON-RECOURSE EXCEPTIONS

          MONROEVILLE GIANT EAGLE - Deer Verona Corp. executed a
Principal's Indemnification Agreement, not an individual.

                                   Schedule B

    List of Mortgagors that are Third-Party Beneficiaries Under Section 5(b)


                                      None

                                    EXHIBIT 3

                               PRICING FORMULATION

              Purchase Price                         $49,455,347

                                    EXHIBIT 4

                                  BILL OF SALE

            1. PARTIES. The parties to this Bill of Sale are the following:

               Seller:     Nationwide Life Insurance Company
               Purchaser:  Morgan Stanley Dean Witter Capital I Inc.

            2. SALE. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of December 1, 2002 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. PURCHASE PRICE. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. DEFINITIONS. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this ___ day of December, 2002.


SELLER:                                NATIONWIDE LIFE INSURANCE COMPANY


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

PURCHASER:                             MORGAN STANLEY DEAN WITTER CAPITAL I INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY


THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:

GMAC Commercial Mortgage Corporation
200 Witmer Road
P.O. Box 1015
Horsham, Pennsylvania 19044-8015
Attention: [___________________]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset Backed Securities Trust Services Group


                            LIMITED POWER OF ATTORNEY

            Know all persons by these presents; that the undersigned, having an address of [MORTGAGE LOAN SELLER'S ADDRESS] (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint GMAC Commercial Mortgage Corporation, having an address of 200 Witmer Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, Attention: Portfolio Manager - Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 (the "General Master Servicer"), GMAC Commercial Mortgage Corporation, having an address of 550 California Street, 12th Floor, San Francisco, California 94104, Attention: Portfolio Manager - Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 (the "General Special Servicer") and LaSalle Bank National Association, having an address of 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Service Group-Morgan Stanley Dean Witter Capital I Inc., Series 2002-IQ3 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            1. To empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            2. This power of attorney shall be limited to the above-mentioned exercise of power.

            3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among Morgan Stanley Dean Witter Capital I Inc., as Depositor, the General Master Servicer, the General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, Principal Global Investors, LLC, as Special Servicer of the San Tomas Mortgage Loan, the Trustee and ABN AMRO Bank N.V., as Fiscal Agent, with respect to the Trust.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of December, 2002.


Witnessed by:                          [SELLER]



                                       By:
---------------------------------          -------------------------------------
Print Name:                                Name:
                                           Title:



STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.


---------------------------------------
Commission Expires:

                                    EXHIBIT L

                            FORM OF INSPECTION REPORT



[logo] MORTGAGE BANKERS                        Loan Number:
       ASSOCIATION OF AMERICA                                -------------------
                                               Investor Number:
                                                               -----------------
                                               Reviewed By:
                                                             -------------------
STANDARD INSPECTION FORM                       Property Type:
                                                             -------------------
                                                                     Page 1 of 3
================================================================================
I.   LOAN/ INSPECTION INFORMATION
--------------------------------------------------------------------------------

    Servicer Name:                          Overall Property Rating:
                  ------------------------                          ------------
    Lender/Investor                         Deferred Maintenance?
                  ------------------------                       ---------------
    Borrower:                               Date of Inspection:
                  ------------------------                     -----------------
    Property Name:                          Inspected By:
                  ------------------------                     -----------------
    Property Address:                       Inspector Name:
                     ---------------------                     -----------------
    City, State, Zip:                       Rent Roll Attached?
                     ---------------------                     -----------------
    Borrower Contact:
                     ---------------------                     -----------------
    Contact Phone:                          Loan Balance:
                  ------------------------                     -----------------


--------------------------------------------------------------------------------
II.   MARKET DATA
--------------------------------------------------------------------------------

    Area:                                 Development:
                       -----------------                   ---------------------
    Growth Rate:                          Present Use - %: Single Family
                       -----------------                                  ------
    Change in Current Use:                                 2-4 Family
                          --------------                                  ------
    New Construction:                                      Apartment
                       -----------------                                  ------
    Area Trends Appear to be:                              Commercial
                             -----------                                  ------
    Major Competition:                                     Industrial
                       -----------------                                  ------
                                                           Undeveloped
                       -----------------                                  ------


    Describe Surrounding Area and Land Use:

    ----------------------------------------------------------------------------


    ----------------------------------------------------------------------------


    Describe the Subject's Competition in the Marketplace:

    ----------------------------------------------------------------------------


    ----------------------------------------------------------------------------

    ----------
    Site Data
    ----------


      Please answer each question using ABOVE AVERAGE, AVERAGE, OR BELOW AVERAGE ratings

    Street Appeal                     Access to Major Arteries:
                       -------------                            ----------------
    Visibility:                       Access to Local Amenities:
                       -------------                            ----------------
    Ingress and Egress:               Access to Public Transportation:
                       -------------                                  ----------
    Traffic Volume                    Compatibility with Neighborhood:
                       -------------                                  ----------


--------------------------------------------------------------------------------
III.  MANAGEMENT INFORMATION
--------------------------------------------------------------------------------

    Management Company Name:                             Phone Number:
                              --------------------------               ---------
    Site Contact:
                              ---------------------------
    Is Management Affiliated with Borrower:
                                           --------------
    Frequency Property Manager visits the property?

                                                   ------
    Management of the Property Appears to be:
                                             ------------


--------------------------------------------------------------------------------
================================================================================

[logo] MORTGAGE BANKERS                        Loan Number:     0
       ASSOCIATION OF AMERICA                                -------------------
                                               Investor Number: 0
                                                               -----------------
                                               Reviewed By:     0
                                                             -------------------
STANDARD INSPECTION FORM                       Property Type:   0
                                                             -------------------
                                                                     Page 2 of 3
================================================================================
IV.   PROPERTY INFORMATION
--------------------------------------------------------------------------------

    Number of Buildings:                  Square Feet:
                         ---------------                        ----------------
    Number of Units:                      Number of Units Occupied:
                         ---------------                           -------------
    Number of Floors:                     Percent Occupied:
                         ---------------                        ----------------
    Number of Parking Spaces:             Owner Occupied:
                             -----------                        ----------------
    Number of Elevators:
                         --------------

    ---------------
    Occupancy Data
    ---------------

    [ ]  OFFICE/RETAIL/INDUSTRIAL

    ----------------------------------------------------------------------------
       Five Largest
    Commercial Tenants    Expiration   Sq.Ft.  %NRA   Annual Rent   Rent/Sq. Ft.
    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    [ ]  MULTIFAMILY/HOSPITALITY/HEALTHCARE/MOBILE

    ----------------------------------------------------------------------------
         Unit Type      # of Units   Avg. Sq.Ft./Unit   Monthly Rent   # Vacant
    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------
    Amenities
    ----------

    1                          6                         11
      ----------------------     ----------------------     --------------------
    2                          7                         12
      ----------------------     ----------------------     --------------------
    3                          8                         13
      ----------------------     ----------------------     --------------------
    4                          9                         14
      ----------------------     ----------------------     --------------------
    5                          10                        15
      ----------------------     ----------------------     --------------------

    -------------
    Improvements
    -------------

    Describe in detail what Repairs, Replacements or Improvements have been or will be made this year.

    ----------------------------------------------------------------------------


    ----------------------------------------------------------------------------


    Describe in detail what Repairs, Replacements or Improvements have been planned for the next 1-2 years.

    ----------------------------------------------------------------------------


    ----------------------------------------------------------------------------

--------------------------------------------------------------------------------
================================================================================

[logo] MORTGAGE BANKERS                        Loan Number:     0
       ASSOCIATION OF AMERICA                                -------------------
                                               Investor Number: 0
                                                               -----------------
                                               Reviewed By:     0
                                                             -------------------
STANDARD INSPECTION FORM                       Property Type:   0
                                                             -------------------
                                                                     Page 3 of 3
================================================================================
V.   PROPERTY CONDITION
--------------------------------------------------------------------------------

      Please answer each question using EXCELLENT, GOOD, FAIR, POOR, NOT ACCESSIBLE, NOT INSPECTED, OR N/A ratings

    ---------                             ---------
    Exterior                              Interior
    ---------                             ---------

    Ingress/Egress                        Lobbies
                            ------------                            ------------
    Parking Lot                           Hallways
                            ------------                            ------------
    Striping                              Stairways
                            ------------                            ------------
    Drainage                              Interior Walls
                            ------------                            ------------
    Retaining Walls                       Painting/Wallcover
                            ------------                            ------------
    Sidewalks                             Flooring/Carpets/Tiles
                            ------------                            ------------
    Landscaping                           Ceilings
                            ------------                            ------------
    Signage                               Interior Doors
                            ------------                            ------------
    Site Lighting                         Windows
                            ------------                            ------------
    Roof Condition                        Kitchens
                            ------------                            ------------
    Flashing/Eaves/Ventilators            Appliances
                              ----------                            ------------
    Gutters/Downspouts                    Fixtures
                            ------------                            ------------
    Foundations                           Cabinets
                            ------------                            ------------
    Stairs/Railings                       Plumbing/Bathrooms
                            ------------                            ------------
    Glazing/Windows                       Electrical
                            ------------                            ------------
    Storefronts                           Lighting
                            ------------                            ------------
    Exterior Doors                        HVAC System
                            ------------                            ------------
    Amenities                             Basement
                            ------------                            ------------
    Loading Docks                         Mechanical Rooms
                            ------------                            ------------
    Paint                                 Boilers/Water Heaters
                            ------------                            ------------
    Siding/Trim                           Laundry Rooms
                            ------------                            ------------
    Balconies                             Elevators/Escalators
                            ------------                            ------------
    Security                              Sprinklers/Fire Protection
                            ------------                             -----------
    Refuse/Disposal                       Amenities
                            ------------                            ------------
    Other 1                               Other 1
             ------------   ------------           ---------------  ------------
    Other 2                               Other 2
             ------------   ------------           ---------------  ------------

    ---------------------
    Deferred Maintenance
    ---------------------

    Describe any deferred maintenance observed. Please also include comments for fair or poor item noted above, as well as any health & safety concerns.

    ----------------------------------------------------------------------------









    ----------------------------------------------------------------------------

--------------------------------------------------------------------------------
ATTACH A MINIMUM OF EIGHT PHOTOGRAPHS INCLUDING BOTH EXTERIOR AND INTERIOR SHOTS
================================================================================

                                    EXHIBIT M

                    FORM OF MONTHLY CERTIFICATEHOLDER REPORT


 ABN AMRO                            MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                         STATEMENT DATE:
 LASALLE BANK N.A.                    GMAC COMMERCIAL MORTGAGE CORPORATION AND                          PAYMENT DATE:
 135 S. LASALLE STREET SUITE 1625           NCB, FSB AS MASTER SERVICERS                                PRIOR PAYMENT:
 CHICAGO, IL 60603                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       NEXT PAYMENT:
                                                   SERIES 2002-IQ3                                      RECORD DATE:
                                             ABN AMRO ACCT: XX-XXXX-XX-X
 ADMINISTRATOR:                                                                                         ANALYST:
                                         REPORTING PACKAGE TABLE OF CONTENTS


-------------------------------------------------------------
                                                      Page(s)
REMIC Certificate Report
Bond Interest Reconciliation
Cash Reconciliation Summary
15 Month Historical Loan Status Summary
15 Month Historical Payoff/Loss Summary
Historical Collateral Level Prepayment Report
Delinquent Loan Detail
Mortgage Loan Characteristics
Loan Level Detail
Specially Serviced Report
Modified Loan Detail
Realized Loss Detail
Appraisal Reduction Detail
-------------------------------------------------------------



--------------------------------
Issue Id:

Monthly Data File Name:
--------------------------------



--------------------------------
 Closing Date:
 First Payment Date:
 Assumed Final Payment Date:
--------------------------------

-----------------------------------------------------------------------------------------------
                              Contact Information
               Issuer: Morgan Stanley Dean Witter Capital I Trust
              Depositor: Morgan Stanley Dean Witter Capital I Inc.
Underwriter: Morgan Stanley & Co. Inc., Merrill Lynch & Co. and Lehman Brothers Inc.
       Master Servicer: GMAC Commercial Mortgage Corporation and NCB, FSB
Special Servicer: GMAC Commercial Mortgage Corporation and National Consumer Cooperative Bank
Rating Agency: Moody's Investors Service, Inc. and Standard & Poor's Rating Services
-----------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------
       Information is available for this issue from the following sources
     LaSalle Web Site                                          www.etrustee.net

-------------------------------------------------------------------------------

 ABN AMRO                            MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                         STATEMENT DATE:
 LASALLE BANK N.A.                    GMAC COMMERCIAL MORTGAGE CORPORATION AND                          PAYMENT DATE:
                                            NCB, FSB AS MASTER SERVICERS                                PRIOR PAYMENT:
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       NEXT PAYMENT:
                                                   SERIES 2002-IQ3   RECORD DATE:
                                             ABN AMRO ACCT: XX-XXXX-XX-X


-----------------------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
              ORIGINAL       OPENING   PRINCIPAL   ADJ. OR     NEGATIVE     CLOSING       INTEREST      INTEREST      PASS-THROUGH
 CLASS     FACE VALUE (1)    BALANCE    PAYMENT      LOSS    AMORTIZATION   BALANCE        PAYMENT     ADJUSTMENT       RATE (2)
 CUSIP        PER 1,000     PER 1,000  PER 1,000  PER 1,000   PER 1,000    PER 1,000      PER 1,000     PER 1,000    NEXT RATE (3)
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------

               0.00             0.00       0.00       0.00        0.00        0.00           0.00          0.00
===================================================================================================================================
                                                                                Total P&I Payment          0.00
                                                                                ===============================


Notes: (1) N denotes notional balance not included in total (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual (3) Estimated

 ABN AMRO                            MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                         STATEMENT DATE:
 LASALLE BANK N.A.                    GMAC COMMERCIAL MORTGAGE CORPORATION AND                          PAYMENT DATE:
                                            NCB, FSB AS MASTER SERVICERS                                PRIOR PAYMENT:
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       NEXT PAYMENT:
                                                   SERIES 2002-IQ3                                      RECORD DATE:
                                             ABN AMRO ACCT: XX-XXXX-XX-X

                                            BOND INTEREST RECONCILIATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                             DEDUCTIONS                                  ADDITION
         ---------------                 -----------------------------------------------    ---------------------------------------
                            ACCRUED                      ADD.       DEFERRED &               PRIOR        PREPAY-        OTHER
              ACCRUAL      CERTIFICATE   ALLOCABLE      TRUST       ACCRETION    INTEREST   INT. SHORT-     MENT        INTEREST
CLASS    METHOD    DAYS    INTEREST        PPIS       EXPENSES(1)    INTEREST    LOSSES      FALLS DUE    PENALTIES    PROCEEDS(2)
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------

                              0.00          0.00         0.00          0.00        0.00          0.00      0.00           0.00
====================================================================================================================================


--------------------------------------------------------     --------------------------
                                        REMAINING
         DISTRIBUTABLE      INTEREST   OUTSTANDING
          CERTIFICATE        PAYMENT     INTEREST                   CREDIT SUPPORT
CLASS      INTEREST           AMOUNT    SHORTFALLS              ORIGINAL     CURRENT(3)
--------------------------------------------------------     --------------------------


--------------------------------------------------------     --------------------------


--------------------------------------------------------     --------------------------


--------------------------------------------------------     --------------------------


--------------------------------------------------------     --------------------------

               0.00           0.00          0.00
========================================================     ==========================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.

(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.

(3) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

 ABN AMRO                            MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                         STATEMENT DATE:
 LASALLE BANK N.A.                    GMAC COMMERCIAL MORTGAGE CORPORATION AND                          PAYMENT DATE:
                                            NCB, FSB AS MASTER SERVICERS                                PRIOR PAYMENT:
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       NEXT PAYMENT:
                                                   SERIES 2002-IQ3                                      RECORD DATE:
                                             ABN AMRO ACCT: XX-XXXX-XX-X

                                             CASH RECONCILIATION SUMMARY


----------------------------------------------------
         INTEREST SUMMARY
----------------------------------  ----------------
Current Scheduled Interest
Less Deferred Interest
Plus Advance Interest
Plus Unscheduled Interest
PPIS Reducing Scheduled Interest
Less Total Fees Paid To Servicer
Plus Fees Advanced for PPIS
Less Fee Strips Paid by Servicer
Less Misc. Fees & Expenses
Less Non Recoverable Advances
----------------------------------  ----------------
Interest Due Trust
----------------------------------  ----------------
Less Trustee Fee
Less Fee Strips Paid by Trust
----------------------------------  ----------------
Remittance Interest
----------------------------------------------------





----------------------------------------------------
       SERVICING FEE SUMMARY
----------------------------------  ----------------
Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Unscheduled Servicing Fees
----------------------------------  ----------------
Total Servicing Fees Paid
----------------------------------------------------




----------------------------------------------------
           PPIS SUMMARY
----------------------------------  ----------------
Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
----------------------------------  ----------------
PPIS Reducing Scheduled Interest
----------------------------------  ----------------
PPIS Reducing Servicing Fee
----------------------------------  ----------------
PPIS Due Certificate
----------------------------------------------------





-----------------------------------------------------------
       POOL BALANCE SUMMARY
-----------------------------------------------------------
                                    BALANCE         COUNT
----------------------------------  --------------  -------
Beginning Pool
Scheduled Principal Distribution
Unscheduled Principal Distribution
Deferred Interest
Liquidations
Repurchases
Ending Pool
-----------------------------------------------------------



------------------------------------------------------------------------------------------------------------
                                                ADVANCE
                                                -------
  PRIOR OUTSTANDING             CURRENT PERIOD               RECOVERED             ENDING OUTSTANDING
PRINCEIPAL     INTEREST    PRINCIPAL     INTEREST     PRINCIPAL     INTEREST     PRINCIPAL     INTEREST
------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------


----------------------------------------------------
       PRINCIPAL SUMMARY
----------------------------------  ----------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal
Advanced Scheduled Principal
----------------------------------  ----------------
Scheduled Principal Distribution
----------------------------------  ----------------
UNSCHEDULED PRINCIPAL:
Curtailments
Prepayments in Full
Liquidation Proceeds
Repurchase Proceeds
Other Principal Proceeds
----------------------------------  ----------------
Unscheduled Principal Distribution
----------------------------------  ----------------
Remittance Principal
----------------------------------------------------

----------------------------------------------------
Servicer Wire Amount
----------------------------------------------------

 ABN AMRO                            MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                         STATEMENT DATE:
 LASALLE BANK N.A.                    GMAC COMMERCIAL MORTGAGE CORPORATION AND                          PAYMENT DATE:
                                            NCB, FSB AS MASTER SERVICERS                                PRIOR PAYMENT:
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       NEXT PAYMENT:
                                                   SERIES 2002-IQ3                                      RECORD DATE:
                                             ABN AMRO ACCT: XX-XXXX-XX-X

                             ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY

--------------------------------------------------------------------------------------------------------------------------------
                                  DELINQUENCY AGING CATEGORIES                       SPECIAL EVENT CATEGORIES (1)
                --------------------------------------------------------------   -----------------------------------------------
                 DELINQ 1     DELINQ 2      DELINQ 3+                                              SPECIALLY
DISTRIBUTION      MONTH        MONTHS        MONTHS      FORECLOSURE  REO         MODIFICATIONS     SERVICED       BANKRUPTCY
DATE            # BALANCE    # BALANCE     # BALANCE    # BALANCE     # BALANCE   # BALANCE        # BALANCE       # BALANCE
--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

 ABN AMRO                            MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                         STATEMENT DATE:
 LASALLE BANK N.A.                    GMAC COMMERCIAL MORTGAGE CORPORATION AND                          PAYMENT DATE:
                                            NCB, FSB AS MASTER SERVICERS                                PRIOR PAYMENT:
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       NEXT PAYMENT:
                                                   SERIES 2002-IQ3                                      RECORD DATE:
                                             ABN AMRO ACCT: XX-XXXX-XX-X

                             ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

-----------------------------------------------------------------------------------------------  ----------------------------------
                ENDING                                  APPRAISAL     LIQUIDATIONS   REALIZED                           CURR
DISTRIBUTION    POOL (1)     PAYOFFS (2)   PENALTIES    REDUCT. (2)     (2)          LOSSES(2)   REMAINING TERM     WEIGHTED AVG.
DATE            # BALANCE    # BALANCE     # AMOUNT     # BALANCE     # BALANCE   # AMOUNT       LIFE   AMORT      COUPON   REMIT
-----------------------------------------------------------------------------------------------  ----------------------------------


-----------------------------------------------------------------------------------------------  ----------------------------------


-----------------------------------------------------------------------------------------------  ----------------------------------


-----------------------------------------------------------------------------------------------  ----------------------------------

(1)   Percentage based on pool as of cutoff.
(2)   Percentage based on pool as of beginning of period.

 ABN AMRO                            MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                         STATEMENT DATE:
 LASALLE BANK N.A.                    GMAC COMMERCIAL MORTGAGE CORPORATION AND                          PAYMENT DATE:
                                            NCB, FSB AS MASTER SERVICERS                                PRIOR PAYMENT:
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       NEXT PAYMENT:
                                                   SERIES 2002-IQ3                                      RECORD DATE:
                                             ABN AMRO ACCT: XX-XXXX-XX-X

                                    HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

-----------------------------------------------------------------------------------------------------------------------------------
DISCLOSURE  DISTRIBUTION   INITIAL           PAYOFF    PENALTY  PREPAYMENT MATURITY  PROPERTY                REMAINING TERM    NOTE
CONTROL#    DATE           BALANCE   CODE    AMOUNT     AMOUNT   DATE       DATE     TYPE      STATE   DSCR    LIFE    AMORT.  RATE
-------------------------  -----------------------------------  -------------------  ----------------  ----------------------------



-------------------------  -----------------------------------  -------------------  ----------------  ----------------------------



-------------------------  -----------------------------------  -------------------  ----------------  ----------------------------



-------------------------  -----------------------------------  -------------------  ----------------  ----------------------------



-------------------------  -----------------------------------  -------------------  ----------------  ----------------------------



-------------------------  -----------------------------------  -------------------  ----------------  ----------------------------

                           Cumulative              0         0
                           -----------------------------------


 ABN AMRO                            MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                         STATEMENT DATE:
 LASALLE BANK N.A.                    GMAC COMMERCIAL MORTGAGE CORPORATION AND                          PAYMENT DATE:
                                            NCB, FSB AS MASTER SERVICERS                                PRIOR PAYMENT:
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       NEXT PAYMENT:
                                                   SERIES 2002-IQ3                                      RECORD DATE:
                                             ABN AMRO ACCT: XX-XXXX-XX-X

                                               DELINQUENT LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                      PAID                 OUTSTANDING   OUT. PROPERTY                  SPECIAL
DISCLOSURE DOC        THRU     CURRENT P&I   P7I        PROTECTION      ADVANCE        SERVICER     FORECLOSURE  BANKRUPTCY   REO
CONTROL #             DATE     ADVANCE     ADVANCES**    ADVANCES     DESCRIPTION(1) TRANSFER DATE    DATE         DATE      DATE
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

A. P&I Advance - Loan in Grace Period
B. P&I Advance - Late Payment but < one month delinq
1. P&I Advance - Loan delinquent 1 month
2. P&I Advance - Loan delinquent 2 months
3. P&I Advance - Loan delinquent 3 months or More
4. Matured Balloon/Assumed Scheduled Payment




** Outstanding P&I Advances include the current period P&I Advance

 ABN AMRO                            MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                         STATEMENT DATE:
 LASALLE BANK N.A.                    GMAC COMMERCIAL MORTGAGE CORPORATION AND                          PAYMENT DATE:
                                            NCB, FSB AS MASTER SERVICERS                                PRIOR PAYMENT:
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       NEXT PAYMENT:
                                                   SERIES 2002-IQ3                                      RECORD DATE:
                                             ABN AMRO ACCT: XX-XXXX-XX-X

                                            MORTGAGE LOAN CHARACTERISTICS


-------------------------------------------------------------------------------------------------------
                                   DISTRIBUTION OF PRINCIPAL BALANCES
-------------------------------------------------------------------------------------------------------
       CURRENT SCHEDULED           # OF        SCHEDULED       % OF              WEIGHTED AVERAGE
           BALANCES                LOANS        BALANCE       BALANCE      TERM        COUPON     DSCR
-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
                                      0       0  0.00%
-------------------------------------------------------------------------------------------------------


Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

--------------------------------------------------------------------------------------------
                         DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
--------------------------------------------------------------------------------------------
FULLY AMORTIZING      # OF         SCHEDULED       % OF            WEIGHTED AVERAGE
MORTGAGE LOANS        LOANS        BALANCE         BALANCE    TERM         COUPON      DSCR
--------------------------------------------------------------------------------------------
                         0               0         0.00%
--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------

                                   Minimum Remaining Term
                                   Maximum Remaining Term



--------------------------------------------------------------------------------------------------------
                               DISTRIBUTION OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------------------------------
        CURRENT MORTGAGE         # OF       SCHEDULED      % OF            WEIGHTED AVERAGE
        INTEREST RATE           LOANS        BALANCE      BALANCE      TERM        COUPON       DSCR
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                   0             0         0.00%
--------------------------------------------------------------------------------------------------------

Minimum Mortgage            10.0000%
Interest Rate Maximum       10.0000%



                     DISTRIBUTION OF REMAINING TERM (BALLOON)

----------------------------------------------------------------------------------
                                # OF    SCHEDULED   % OF      WEIGHTED AVERAGE
    BALLOON MORTGAGE LOANS      LOANS    BALANCE  BALANCE   TERM     COUPON   DSCR
----------------------------------------------------------------------------------
0            to      60
61           to      120
121          to      180
181          to      240
241          to      360
----------------------------------------------------------------------------------
                                   0         0    0.00%
----------------------------------------------------------------------------------

Minimum Remaining Term        0
Maximum Remaining Term        0

 ABN AMRO                            MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                         STATEMENT DATE:
 LASALLE BANK N.A.                    GMAC COMMERCIAL MORTGAGE CORPORATION AND                          PAYMENT DATE:
                                            NCB, FSB AS MASTER SERVICERS                                PRIOR PAYMENT:
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       NEXT PAYMENT:
                                                   SERIES 2002-IQ3                                      RECORD DATE:
                                             ABN AMRO ACCT: XX-XXXX-XX-X

                                            MORTGAGE LOAN CHARACTERISTICS



-------------------------------------------------------------------------------
                      DISTRIBUTION OF DSCR (CURRENT)
-------------------------------------------------------------------------------
    DEBT SERVICE        # OF    SCHEDULED    % OF
   COVERAGE RATION     LOANS     BALANCE   BALANCE      WAMM    WAC    DSCR
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                         0          0       0.00%
-------------------------------------------------------------------------------



Maximum DSCR
Minimum DSCR



-------------------------------------------------------------------------------
                           DISTRIBUTION OF DSCR (CUTOFF)
-------------------------------------------------------------------------------
    DEBT SERVICE        # OF    SCHEDULED    % OF
   COVERAGE RATIO      LOANS     BALANCE   BALANCE   WAMM      WAC    DSCR
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                        0          0        0.00%


Maximum DSCR              0.00
Minimum DSCR              0.00


-------------------------------------------------------------------------------



-------------------------------------------------------------------------------
                              GEOGRAPHIC DISTRIBUTION
-------------------------------------------------------------------------------
                        # OF    SCHEDULED    % OF
     STATE             LOANS     BALANCE   BALANCE   WAMM      WAC    DSCR
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                        0                   0.00%
-------------------------------------------------------------------------------



 ABN AMRO                            MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                         STATEMENT DATE:
 LASALLE BANK N.A.                    GMAC COMMERCIAL MORTGAGE CORPORATION AND                          PAYMENT DATE:
                                            NCB, FSB AS MASTER SERVICERS                                PRIOR PAYMENT:
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       NEXT PAYMENT:
                                                   SERIES 2002-IQ3                                      RECORD DATE:
                                             ABN AMRO ACCT: XX-XXXX-XX-X

                                            MORTGAGE LOAN CHARACTERISTICS



-------------------------------------------------------------------------------
                         DISTRIBUTION OF PROPERTY TYPES
-------------------------------------------------------------------------------
                        # OF    SCHEDULED    % OF
   PROPERTY TYPES      LOANS     BALANCE   BALANCE   WAMM      WAC    DSCR
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                        0          0        0.00%
-------------------------------------------------------------------------------





-------------------------------------------------------------------------------
                        DISTRIBUTION OF AMORTIZATION TYPE
-------------------------------------------------------------------------------
CURRENT SCHEDULED       # OF    SCHEDULED    % OF
    BALANCES           LOANS     BALANCE   BALANCE   WAMM      WAC    DSCR
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------




-------------------------------------------------------------------------------
                         DISTRIBUTION OF LOAN SEASONING
-------------------------------------------------------------------------------
                        # OF    SCHEDULED    % OF
    NUMBER OF YEARS    LOANS     BALANCE   BALANCE   WAMM      WAC    DSCR
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                        0          0        0.00%
-------------------------------------------------------------------------------



-------------------------------------------------------------------------------
                       DISTRIBUTION OF YEAR LOANS MATURING
-------------------------------------------------------------------------------
                        # OF    SCHEDULED    % OF
    YEAR               LOANS     BALANCE   BALANCE   WAMM      WAC    DSCR
-------------------------------------------------------------------------------
    1998
    1999
    2000
    2001
    2002
    2003
    2004
    2005
    2006
    2007
    2008
    2009 & Longer
-------------------------------------------------------------------------------
                        0                   0.00%
-------------------------------------------------------------------------------




 ABN AMRO                            MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                         STATEMENT DATE:
 LASALLE BANK N.A.                    GMAC COMMERCIAL MORTGAGE CORPORATION AND                          PAYMENT DATE:
                                            NCB, FSB AS MASTER SERVICERS                                PRIOR PAYMENT:
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       NEXT PAYMENT:
                                                   SERIES 2002-IQ3                                      RECORD DATE:
                                             ABN AMRO ACCT: XX-XXXX-XX-X

                                                  LOAN LEVEL DETAIL

-------------------------------------------------------------------------------------------------------------
                                                     OPERATING               ENDING
DISCLOSURE        PROPERTY                           STATEMENT   MATURITY   PRINCIPAL   NOTE    SCHEDULED
CONTROL     GRP     TYPE     STATE     DSCR    NOI     DATE        DATE     BALANCE     RATE       P&I
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                             W/Avg     0.00      0
-------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                           SPEC.           LOAN
DISCLOSURE        MOD.     SERV    ASER    STATUS                 PREPAYMENT
CONTROL          FLAG      FLAG    FLAG    CODE(1)     AMOUNT     PENALTY     DATE
----------------------------------------------------------------------------------


----------------------------------------------------------------------------------


----------------------------------------------------------------------------------


----------------------------------------------------------------------------------


----------------------------------------------------------------------------------
                                                            0           0        0
----------------------------------------------------------------------------------

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:

        A. P&I Adv - in Grace Period
        B. P&I Adv - < one month delinq
        1. P&I Adv - delinquent 1 month
        2. P&I Adv - delinquent 2 months
        3. P&I Adv - delinquent 3+ months
        4. Mat. Balloon/Assumed P&I
        5. Prepaid in Full
        6. Specially Serviced
        7. Foreclosure
        8. Bankruptcy
        9. REO
        10. DPO
        11. Modification



ABN AMRO                             MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                         STATEMENT DATE:
LASALLE BANK N.A.                     GMAC COMMERCIAL MORTGAGE CORPORATION AND                          PAYMENT DATE:
                                            NCB, FSB AS MASTER SERVICERS                                PRIOR PAYMENT:
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       NEXT PAYMENT:
                                                   SERIES 2002-IQ3                                      RECORD DATE:
                                             ABN AMRO ACCT: XX-XXXX-XX-X

                                      SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

-------------------------------------------------------------------------------------------------------------------------------
    DISCLOSURE   TRANSFER          BALANCE            NOTE    MATURITY   REMAINING TERM      PROPERTY                       NOI
     CONTROL #     DATE    SCHEDULED         ACTUAL   RATE    DATE       LIFE     AMORT.     TYPE     STATE   NOI   DSCR   DATE
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------

 ABN AMRO                            MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                         STATEMENT DATE:
 LASALLE BANK N.A.                    GMAC COMMERCIAL MORTGAGE CORPORATION AND                          PAYMENT DATE:
                                            NCB, FSB AS MASTER SERVICERS                                PRIOR PAYMENT:
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       NEXT PAYMENT:
                                                   SERIES 2002-IQ3                                      RECORD DATE:
                                             ABN AMRO ACCT: XX-XXXX-XX-X

                            SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

------------------------------------------------------------------------------------------------
DISCLOSURE      RESOLUTION
CONTROL #       STRATEGY                           COMMENTS
------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------

 ABN AMRO                            MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                         STATEMENT DATE:
 LASALLE BANK N.A.                    GMAC COMMERCIAL MORTGAGE CORPORATION AND                          PAYMENT DATE:
                                            NCB, FSB AS MASTER SERVICERS                                PRIOR PAYMENT:
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       NEXT PAYMENT:
                                                   SERIES 2002-IQ3                                      RECORD DATE:
                                             ABN AMRO ACCT: XX-XXXX-XX-X

                                                MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------
DISCLOSURE       MODIFICATION  MODIFICATION         MODIFICATION
CONTROL #            DATE          CODE              DESCRIPTION
------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------



 ABN AMRO                            MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                         STATEMENT DATE:
 LASALLE BANK N.A.                    GMAC COMMERCIAL MORTGAGE CORPORATION AND                          PAYMENT DATE:
                                            NCB, FSB AS MASTER SERVICERS                                PRIOR PAYMENT:
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       NEXT PAYMENT:
                                                   SERIES 2002-IQ3                                      RECORD DATE:
                                             ABN AMRO ACCT: XX-XXXX-XX-X

                                                REALIZED LOSS DETAIL

--------------------------------------------------------------------------------------------------------------
                                                      BEGINNING               GROSS PROCEEDS     AGGREGATE
DISTRIBUTION     DISCLOSURE   APPRAISAL   APPRAISAL   SCHEDULED   GROSS       AS OF % OF         LIQUIDATION
PERIOD           CONTROL#       DATE        VALUE     BALANCE    PROCEEDS     SCHEDPRINCIPAL     EXPENSES
--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------
                                                         0.00       0.00                    0.00
--------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------
                   NET         NET PROCEEDS
DISTRIBUTION    LIQUIDATION    AS A % OF          REALIZED
PERIOD          PROCEEDS      SCHED. BALANCE        LOSS
-------------------------------------------------------------


-------------------------------------------------------------


-------------------------------------------------------------


-------------------------------------------------------------
                   0.00                             0.00
-------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

ABN AMRO                             MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                         STATEMENT DATE:
LASALLE BANK N.A.                     GMAC COMMERCIAL MORTGAGE CORPORATION AND                          PAYMENT DATE:
                                            NCB, FSB AS MASTER SERVICERS                                PRIOR PAYMENT:
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       NEXT PAYMENT:
                                                   SERIES 2002-IQ3                                      RECORD DATE:
                                             ABN AMRO ACCT: XX-XXXX-XX-X

                                             APPRAISAL REDUCTION DETAIL



----------------------------------------------------------------------------------------------------------------------------------
DISCLOSURE    APPRAISAL   SCHEDULED    REDUCTION    NOTE   MATURITY  REMAINTING TERM   PROPERTY                       APPRAISAL
CONTROL#      RED. DATE     BALANCE      AMOUNT     RATE     DATE     LIFE   AMORT.      TYPE     STATE     DSCR    VALUE    DATE
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT N

                   FORM OF OPERATING STATEMENT ANALYSIS REPORT

            COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT (includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)

                                 AS OF MM/DD/YY

==============================================================================================================================

PROPERTY OVERVIEW

      PROSPECTUS ID
                                                  --------------
      Current Scheduled Loan Balance/Paid to Date                                              Current Allocated Loan Amount %
                                                  ---------------------------------------------
      Property Name
                                                  ---------------------------------------------
      Property Type
                                                  ---------------------------------------------
      Property Address, City, State
                                                  ---------------------------------------------
      Net Rentable SF/Units/Pads,Beds                                            Use second box to specify sqft.,units...
                                                  -------------------------------
      Year Built/Year Renovated
                                                  -------------------------------
      Cap Ex Reserve (annually)/per Unit. etc.(1)                                 specify.annual/per unit...

      Year of Operations                          UNDERWRITING   MM/DD/YY   MM/DD/YY   MM/DD/YY   MM/DD/YY
                                                  ---------------------------------------------------------

      Occupancy Rate (physical)
                                                  ---------------------------------------------------------
      Occupancy Date

                                                  ---------------------------------------------------------
      Average Rental Rate
                                                  ---------------------------------------------------------

                                                  (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's

==============================================================================================================================


INCOME:

      Number of Mos. Covered                                                       (prcdng yr to base)(prcdng yr to 2nd prcdng)
                                                  ---------------------------------

      Period Ended                                UNDERWRITING   3RD        2ND     PRECEDING TTM/YTD (2)  YYYY-U/W  YYYY-YYYY
                                                  BASE LINE    PRECEDING  PRECEDING    YR.
                                                  -----------------------------------------------------------------------------
      Statement Classification (yr)                                                 (FM NOI   AS OF / /XX   VARIANCE  VARIANCE
                                                                                   ADJ SHEET)
                                                  -----------------------------------------------------------------------------
      Gross Potential Rent (3)
                                                  -----------------------------------------------------------------------------
         Less: Vacancy Loss
                                                  -----------------------------------------------------------------------------
          OR
                                                  -----------------------------------------------------------------------------
      Base Rent (3)
                                                  -----------------------------------------------------------------------------
      Expense Reimbursement
                                                  -----------------------------------------------------------------------------
      Percentage Rent
                                                  -----------------------------------------------------------------------------
      Parking Income
                                                  -----------------------------------------------------------------------------
      Other Income
                                                  -----------------------------------------------------------------------------
  *EFFECTIVE GROSS INCOME

                                                  -----------------------------------------------------------------------------

                                                  (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

                                                  (3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy Loss

  OPERATING EXPENSES:
                                                  -----------------------------------------------------------------------------
      Real Estate Taxes
                                                  -----------------------------------------------------------------------------
      Property Insurance
                                                  -----------------------------------------------------------------------------
      Utilities
                                                  -----------------------------------------------------------------------------
      Repairs and Maintenance
                                                  -----------------------------------------------------------------------------
      Janitorial
                                                  -----------------------------------------------------------------------------
      Management Fees
                                                  -----------------------------------------------------------------------------
      Payroll & Benefits
                                                  -----------------------------------------------------------------------------
      Advertising & Marketing
                                                  -----------------------------------------------------------------------------
      Professional Fees
                                                  -----------------------------------------------------------------------------
      General and Administrative
                                                  -----------------------------------------------------------------------------
      Other Expenses
                                                  -----------------------------------------------------------------------------
      Ground Rent
                                                  -----------------------------------------------------------------------------
 *TOTAL OPERATING EXPENSES
                                                  -----------------------------------------------------------------------------
  OPERATING EXPENSE RATIO
                                                  -----------------------------------------------------------------------------
 *NET OPERATING INCOME
                                                  -----------------------------------------------------------------------------
      Leasing Commissions
                                                  -----------------------------------------------------------------------------
      Tenant Improvements
                                                  -----------------------------------------------------------------------------
      Capital Expenditures
                                                  -----------------------------------------------------------------------------
      Extraordinary Capital Expenditures
                                                  -----------------------------------------------------------------------------
  TOTAL CAPITAL ITEMS
                                                  -----------------------------------------------------------------------------
                                                  -----------------------------------------------------------------------------
 *NET CASH FLOW
                                                  -----------------------------------------------------------------------------
  DEBT SERVICE (PER SERVICER)
                                                  -----------------------------------------------------------------------------
 *NET CASH FLOW AFTER DEBT SERVICE
                                                  -----------------------------------------------------------------------------

                                                  -----------------------------------------------------------------------------
 *DSCR: (NOI/DEBT SERVICE)
                                                  -----------------------------------------------------------------------------
 *DSCR: (NCF/DEBT SERVICE)
                                                  -----------------------------------------------------------------------------

                                                  -----------------------------------------------------------------------------
  SOURCE OF FINANCIAL DATA:
                                                  ------------------------------------------------------------

                                                  (ie. operating statements, financial statements, tax return, other)

-------------------------------------------------------------------------------------------------------------------------------

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS


EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                MULTIFAMILY OPERATING STATEMENT ANALYSIS REPORT
                          (includes Mobile Home Parks)

                                 AS OF MM/DD/YY

==============================================================================================================================

PROPERTY OVERVIEW

      PROSPECTUS ID
                                                  --------------
      Current Scheduled Loan Balance/Paid to Date                                              Current Allocated Loan Amount %
                                                  ---------------------------------------------
      Property Name
                                                  ---------------------------------------------
      Property Type
                                                  ---------------------------------------------
      Property Address, City, State
                                                  ---------------------------------------------
      Net Rentable SF/Units/Pads,Beds                                            Use second box to specify sqft.,units...
                                                  -------------------------------
      Year Built/Year Renovated
                                                  -------------------------------
      Cap Ex Reserve (annually)/per Unit. etc.(1)                                 specify annual/per unit...

      Year of Operations                          UNDERWRITING   MM/DD/YY   MM/DD/YY   MM/DD/YY   MM/DD/YY
                                                  ---------------------------------------------------------

      Occupancy Rate (physical)
                                                  ---------------------------------------------------------
      Occupancy Date

                                                  ---------------------------------------------------------
      Average Rental Rate
                                                  ---------------------------------------------------------

                                                  (1) Total $ amount of Capital Reserves required annually by loan documents.

==============================================================================================================================


  INCOME:

      Number of Mos. Covered                                                       (prcdng yr to base)(prcdng yr to 2nd prcdng)
                                                  ---------------------------------

      Period Ended                                UNDERWRITING   3RD        2ND     PRECEDING TTM/YTD (2)  YYYY-U/W  YYYY-YYYY
                                                  BASE LINE    PRECEDING  PRECEDING    YR.
                                                  -----------------------------------------------------------------------------
      Statement Classification (yr)                                                 (FM NOI   AS OF / /XX   VARIANCE  VARIANCE
                                                                                   ADJ SHEET)
                                                  -----------------------------------------------------------------------------
      Gross Potential Rent (3)
                                                  -----------------------------------------------------------------------------
         Less: Vacancy Loss
                                                  -----------------------------------------------------------------------------
          OR
                                                  -----------------------------------------------------------------------------
      Base Rent (3)
                                                  -----------------------------------------------------------------------------
      Laundry/Vending Income
                                                  -----------------------------------------------------------------------------
      Parking Income
                                                  -----------------------------------------------------------------------------
      Other Income
                                                  -----------------------------------------------------------------------------
  *EFFECTIVE GROSS INCOME

                                                  -----------------------------------------------------------------------------

                                                  (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

                                                  (3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy Loss

  OPERATING EXPENSES:
                                                  -----------------------------------------------------------------------------
      Real Estate Taxes
                                                  -----------------------------------------------------------------------------
      Property Insurance
                                                  -----------------------------------------------------------------------------
      Utilities
                                                  -----------------------------------------------------------------------------
      Repairs and Maintenance
                                                  -----------------------------------------------------------------------------
      Management Fees
                                                  -----------------------------------------------------------------------------
      Payroll & Benefits
                                                  -----------------------------------------------------------------------------
      Advertising & Marketing
                                                  -----------------------------------------------------------------------------
      Professional Fees
                                                  -----------------------------------------------------------------------------
      General and Administrative
                                                  -----------------------------------------------------------------------------
      Other Expenses
                                                  -----------------------------------------------------------------------------
      Ground Rent
                                                  -----------------------------------------------------------------------------
 *TOTAL OPERATING EXPENSES
                                                  -----------------------------------------------------------------------------
  OPERATING EXPENSE RATIO
                                                  -----------------------------------------------------------------------------
 *NET OPERATING INCOME
                                                  -----------------------------------------------------------------------------
      Capital Expenditures
                                                  -----------------------------------------------------------------------------
      Extraordinary Capital Expenditures
                                                  -----------------------------------------------------------------------------
  TOTAL CAPITAL ITEMS
                                                  -----------------------------------------------------------------------------
                                                  -----------------------------------------------------------------------------
 *NET CASH FLOW
                                                  -----------------------------------------------------------------------------
  DEBT SERVICE (PER SERVICER)
                                                  -----------------------------------------------------------------------------
 *NET CASH FLOW AFTER DEBT SERVICE
                                                  -----------------------------------------------------------------------------

                                                  -----------------------------------------------------------------------------
 *DSCR: (NOI/DEBT SERVICE)
                                                  -----------------------------------------------------------------------------
 *DSCR: (NCF/DEBT SERVICE)
                                                  -----------------------------------------------------------------------------

                                                  -----------------------------------------------------------------------------
  SOURCE OF FINANCIAL DATA:
                                                  ------------------------------------------------------------

                                                  (ie. operating statements, financial statements, tax return, other)

-------------------------------------------------------------------------------------------------------------------------------

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS


EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                      MULTIFAMILY NOI ADJUSTMENT WORKSHEET
                          (includes Mobile Home Parks)

                                 AS OF MM/DD/YY

==============================================================================================================================
 PROPERTY OVERVIEW

      PROSPECTUS ID
                                                  --------------
      Current Scheduled Loan Balance/Paid to Date                                              Current Allocated Loan Amount %
                                                  ---------------------------------------------
      Property Name
                                                  ---------------------------------------------
      Property Type
                                                  ---------------------------------------------
      Property Address, City, State
                                                  ---------------------------------------------
      Net Rentable SF/Units/Pads,Beds                                            Use second box to specify sqft.,units...
                                                  -------------------------------
      Year Built/Year Renovated
                                                  -------------------------------
      Cap Ex Reserve (annually)/per Unit. etc.(1)                                 specify.annual/per unit...

      Year of Operations
                                                  --------------
      Occupancy Rate (physical)
                                                  --------------
      Occupancy Date
                                                  --------------
      Average Rental Rate
                                                  --------------

                                                  (1) Total $ amount of Capital Reserves required annually by loan documents.

==============================================================================================================================

  INCOME:                                         YYYY                                           NOTES

                                                  BORROWER      ADJUSTMENT     NORMALIZED
      Statement Classification                     ACTUAL
                                                  --------      ----------     ----------
      Gross Potential Rent (2)                                                                   Include Pad/RV rent
                                                  --------      ----------     ----------
         Less: Vacancy Loss
                                                  --------      ----------     ----------
           OR
                                                  --------      ----------     ----------
      Base Rent (2)
                                                  --------      ----------     ----------
      Laundry/Vending Income
                                                  --------      ----------     ----------
      Parking Income
                                                  --------      ----------     ----------
      Other Income                                                                               Include forfeited security/
                                                                                                 late fees/pet
                                                  --------      ----------     ----------
   EFFECTIVE GROSS INCOME
                                                  --------      ----------     ----------

                                                  (2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy Loss

  OPERATING EXPENSES:
                                                  --------      ----------     ----------
      Real Estate Taxes
                                                  --------      ----------     ----------
      Property Insurance
                                                  --------      ----------     ----------
      Utilities
                                                  --------      ----------     ----------
      Repairs and Maintenance
                                                  --------      ----------     ----------
      Management Fees
                                                  --------      ----------     ----------
      Payroll & Benefits Expense
                                                  --------      ----------     ----------
      Advertising & Marketing
                                                  --------      ----------     ----------
      Professional Fees
                                                  --------      ----------     ----------
      General and Administrative
                                                  --------      ----------     ----------
      Other Expenses
                                                  --------      ----------     ----------
      Ground Rent
                                                  --------      ----------     ----------
   TOTAL OPERATING EXPENSES
                                                  --------      ----------     ----------
   OPERATING EXPENSE RATIO
                                                  --------                     ----------
   NET OPERATING INCOME
                                                  --------                     ----------
      Capital Expenditures
                                                  --------      ----------     ----------
      Extraordinary Capital Expenditures
                                                  --------      ----------     ----------
   TOTAL CAPITAL ITEMS
                                                  --------      ----------     ----------

   NET CASH FLOW

                                                  --------                     ----------
   DEBT SERVICE (PER SERVICER)
                                                  --------                     ----------
   NET CASH FLOW AFTER DEBT SERVICE
                                                  --------                     ----------
   DSCR: (NOI/DEBT SERVICE)
                                                  --------                     ----------
   DSCR: (NCF/DEBT SERVICE)
                                                  --------                     ----------
   SOURCE OF FINANCIAL DATA:
                                                  ---------------------------------------
                                                  (i.e. operating statements, financial statements, tax return, other)

-------------------------------------------------------------------------------------------------------------------------------

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME: COMMENTS


EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

                  LODGING OPERATING STATEMENT ANALYSIS REPORT

                                 AS OF MM/DD/YY

==============================================================================================================================

PROPERTY OVERVIEW

      PROSPECTUS ID
                                                  --------------
      Current Scheduled Loan Balance/Paid to Date                                              Current Allocated Loan Amount %
                                                  ---------------------------------------------
      Property Name
                                                  ---------------------------------------------
      Property Type
                                                  ---------------------------------------------
      Property Address, City, State
                                                  ---------------------------------------------
      Net Rentable SF/Units/Pads,Beds                                            Use second box to specify sqft.,units...
                                                  -------------------------------
      Year Built/Year Renovated
                                                  -------------------------------
      Cap Ex Reserve (annually)/per Unit. etc.(1)                                 specify annual/per unit...

      Year of Operations                          UNDERWRITING   MM/DD/YY   MM/DD/YY   MM/DD/YY   MM/DD/YY
                                                  ---------------------------------------------------------

      Occupancy Rate (physical)
                                                  ---------------------------------------------------------
      Occupancy Date

                                                  ---------------------------------------------------------
      Average Rental Rate
                                                  ---------------------------------------------------------

                                                  (1) Total $ amount of Capital Reserves required annually by loan documents.

==============================================================================================================================


  INCOME:

      Number of Mos. Covered                                                       (prcdng yr to base)(prcdng yr to 2nd prcdng)
                                                  ---------------------------------

      Period Ended                                UNDERWRITING   3RD        2ND     PRECEDING TTM/YTD (2)  YYYY-U/W  YYYY-YYYY
                                                  BASE LINE    PRECEDING  PRECEDING    YR.
                                                  -----------------------------------------------------------------------------
      Statement Classification (yr)                                                 (FM NOI   AS OF / /      VARIANCE  VARIANCE
                                                                                   ADJ SHEET)
                                                  -----------------------------------------------------------------------------
      Room Revenue
                                                  -----------------------------------------------------------------------------
      Food & Beverage Revenues
                                                  -----------------------------------------------------------------------------
      Telephone Revenue
                                                  -----------------------------------------------------------------------------
      Other Departmental Revenue
                                                  -----------------------------------------------------------------------------
      Other Income
                                                  -----------------------------------------------------------------------------
  *DEPARTMENTAL REVENUE

                                                  -----------------------------------------------------------------------------

                                                  (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

  OPERATING EXPENSES:
Departmental
                                                  -----------------------------------------------------------------------------
      Room
                                                  -----------------------------------------------------------------------------
      Food & Beverage
                                                  -----------------------------------------------------------------------------
      Telephone Expenses
                                                  -----------------------------------------------------------------------------
      Other Dept. Expenses
                                                  -----------------------------------------------------------------------------
DEPARTMENTAL EXPENSES:

                                                  -----------------------------------------------------------------------------
DEPARTMENTAL INCOME:
                                                  -----------------------------------------------------------------------------

GENERAL/UNALLOCATED
                                                  -----------------------------------------------------------------------------
      Real Estate Taxes
                                                  -----------------------------------------------------------------------------
      Property Insurance
                                                  -----------------------------------------------------------------------------
      Utilities
                                                  -----------------------------------------------------------------------------
      Repairs and Maintenance
                                                  -----------------------------------------------------------------------------
      Franchise Fee
                                                  -----------------------------------------------------------------------------
      Management Fees
                                                  -----------------------------------------------------------------------------
      Payroll & Benefits
                                                  -----------------------------------------------------------------------------
      Advertising & Marketing
                                                  -----------------------------------------------------------------------------
      Professional Fees
                                                  -----------------------------------------------------------------------------
      General and Administrative
                                                  -----------------------------------------------------------------------------
      Other Expenses
                                                  -----------------------------------------------------------------------------
      Ground Rent
                                                  -----------------------------------------------------------------------------
TOTAL GENERAL/UNALLOCATED
(For CMSA files, Total Expenses =
 Dept. Exp + General Exp.)
                                                  -----------------------------------------------------------------------------
   OPERATING EXPENSE RATIO
(=Departmental Revenue/(Dept. Exp. +
 General Exp.))
                                                  -----------------------------------------------------------------------------
  *NET OPERATING INCOME
                                                  -----------------------------------------------------------------------------
      Capital Expenditures
                                                  -----------------------------------------------------------------------------
      Extraordinary Capital Expenditures
                                                  -----------------------------------------------------------------------------
   TOTAL CAPITAL ITEMS
                                                  -----------------------------------------------------------------------------
 *NET CASH FLOW
                                                  -----------------------------------------------------------------------------
  DEBT SERVICE (PER SERVICER)
                                                  -----------------------------------------------------------------------------
 *NET CASH FLOW AFTER DEBT SERVICE
                                                  -----------------------------------------------------------------------------
                                                  -----------------------------------------------------------------------------
 *DSCR: (NOI/DEBT SERVICE)
                                                  -----------------------------------------------------------------------------
 *DSCR: (NCF/DEBT SERVICE)
                                                  -----------------------------------------------------------------------------

                                                  -----------------------------------------------------------------------------
  SOURCE OF FINANCIAL DATA:
                                                  ------------------------------------------------------------

                                                  (i.e. operating statements, financial statements, tax return, other)

-------------------------------------------------------------------------------------------------------------------------------

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS


EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                        LODGING NOI ADJUSTMENT WORKSHEET

                                 AS OF MM/DD/YY

==============================================================================================================================
 PROPERTY OVERVIEW

      PROSPECTUS ID
                                                  --------------
      Current Scheduled Loan Balance/Paid to Date                                              Current Allocated Loan Amount %
                                                  ---------------------------------------------
      Property Name
                                                  ---------------------------------------------
      Property Type
                                                  ---------------------------------------------
      Property Address, City, State
                                                  ---------------------------------------------
      Net Rentable SF/Units/Pads,Beds                                            Use second box to specify sqft.,units...
                                                  -------------------------------
      Year Built/Year Renovated
                                                  -------------------------------
      Cap Ex Reserve (annually)/per Unit. etc.(1)                                 specify annual/per unit...

      Year of Operations
                                                  --------------
      Occupancy Rate (physical)
                                                  --------------
      Occupancy Date
                                                  --------------
      Average Rental Rate
                                                  --------------
      Rev Per Av. Room
                                                  --------------

                                                  (1) Total $ amount of Capital Reserves required annually by loan documents.

==============================================================================================================================

  INCOME:                                         YYYY                                           NOTES

                                                  BORROWER      ADJUSTMENT     NORMALIZED
      Statement Classification                     ACTUAL
                                                  --------      ----------     ----------
      Room Revenue
                                                  --------      ----------     ----------
      Food & Beverage Revenues
                                                  --------      ----------     ----------
      Telephone Revenue
                                                  --------      ----------     ----------
      Other Departmental Revenue
                                                  --------      ----------     ----------
      Other Income
                                                  --------      ----------     ----------
  DEPARTMENTAL REVENUE: (2)
                                                  --------      ----------     ----------
                                                  (2) Report Departmental Revenue as EGI for CMSA Loan Periodic
                                                      and Property files

  OPERATING EXPENSES:
DEPARTMENTAL
                                                  --------      ----------     ----------
      Room
                                                  --------      ----------     ----------
      Food & Beverage
                                                  --------      ----------     ----------
      Telephone Expenses
                                                  --------      ----------     ----------
      Other Dept. Expenses
                                                  --------      ----------     ----------
DEPARTMENTAL EXPENSES:
                                                  --------      ----------     ----------
DEPARTMENTAL INCOME:
                                                  --------      ----------     ----------

General/Unallocated

                                                  --------      ----------     ----------
      Real Estate Taxes
                                                  --------      ----------     ----------
      Property Insurance
                                                  --------      ----------     ----------
      Utilities
                                                  --------      ----------     ----------
      Repairs and Maintenance
                                                  --------      ----------     ----------
      Franchise Fee
                                                  --------      ----------     ----------
      Management Fees
                                                  --------      ----------     ----------
      Payroll & Benefits
                                                  --------      ----------     ----------
      Advertising & Marketing
                                                  --------      ----------     ----------
      Professional Fees
                                                  --------      ----------     ----------
      General and Administrative
                                                  --------      ----------     ----------
      Other Expenses
                                                  --------      ----------     ----------
      Ground Rent
                                                  --------      ----------     ----------
TOTAL GENERAL/UNALLOCATED
                                                  --------      ----------     ----------
(For CMSA files, Total Expenses = Dept.
 Exp + General Exp.)

   OPERATING EXPENSE RATIO
                                                  --------      ----------     ----------
(=Departmental Revenue/(Dept. Exp. +
  General Exp.))

   NET OPERATING INCOME

                                                  --------      ----------     ----------

      Capital Expenditures
                                                  --------      ----------     ----------
      Extraordinary Capital Expenditures
                                                  --------      ----------     ----------
   TOTAL CAPITAL ITEMS
                                                  --------      ----------     ----------
   NET CASH FLOW
                                                  --------      ----------     ----------
   DEBT SERVICE (PER SERVICER)
                                                  --------      ----------     ----------
   NET CASH FLOW AFTER DEBT SERVICE
                                                  --------      ----------     ----------
   DSCR: (NOI/DEBT SERVICE)
                                                  --------      ----------     ----------
   DSCR: (NCF/DEBT SERVICE)
                                                  --------      ----------     ----------
   SOURCE OF FINANCIAL DATA:
                                                  ---------------------------------------
                                                  (i.e. operating statements, financial statements, tax return, other)

-------------------------------------------------------------------------------------------------------------------------------

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME: COMMENTS


EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

                 HEALTHCARE OPERATING STATEMENT ANALYSIS REPORT

                                 AS OF MM/DD/YY

==============================================================================================================================

PROPERTY OVERVIEW

      PROSPECTUS ID
                                                  --------------
      Current Scheduled Loan Balance/Paid to Date                                              Current Allocated Loan Amount %
                                                  ---------------------------------------------
      Property Name
                                                  ---------------------------------------------
      Property Type
                                                  ---------------------------------------------
      Property Address, City, State
                                                  ---------------------------------------------
      Net Rentable SF/Units/Pads,Beds                                            Use second box to specify sqft.,units...
                                                  -------------------------------
      Year Built/Year Renovated
                                                  -------------------------------
      Cap Ex Reserve (annually)/per Unit. etc.(1)                                 specify annual/per unit...

      Year of Operations                          UNDERWRITING   MM/DD/YY   MM/DD/YY   MM/DD/YY   MM/DD/YY
                                                  ---------------------------------------------------------

      Occupancy Rate (physical)
                                                  ---------------------------------------------------------
      Occupancy Date

                                                  ---------------------------------------------------------
      Average Rental Rate
                                                  ---------------------------------------------------------

                                                  (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's

==============================================================================================================================


  INCOME:

      Number of Mos. Covered                                                       (prcdng yr to base)(prcdng yr to 2nd prcdng)
                                                  ---------------------------------

      Period Ended                                UNDERWRITING   3RD        2ND     PRECEDING TTM/YTD (2)  YYYY-U/W  YYYY-YYYY
                                                  BASE LINE    PRECEDING  PRECEDING    YR.
                                                  -----------------------------------------------------------------------------
      Statement Classification (yr)                                                 (FM NOI   AS OF / /     VARIANCE  VARIANCE
                                                                                   ADJ SHEET)
                                                  -----------------------------------------------------------------------------
      Gross Potential Rent (3)
                                                  -----------------------------------------------------------------------------
         Less: Vacancy Loss
                                                  -----------------------------------------------------------------------------
          OR
                                                  -----------------------------------------------------------------------------
      Private Pay (3)
                                                  -----------------------------------------------------------------------------
      Medicare/Medicaid
                                                  -----------------------------------------------------------------------------
      Nursing/Medical Income
                                                  -----------------------------------------------------------------------------
      Meals Income
                                                  -----------------------------------------------------------------------------
      Other Income
                                                  -----------------------------------------------------------------------------
  *EFFECTIVE GROSS INCOME

                                                  -----------------------------------------------------------------------------

                                                  (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

                                                  (3) Use either Gross Potential (with Vacancy Loss) or Private Pay/Medicare/
                                                      Medicaid; use negative $amt for Vacancy Loss

  OPERATING EXPENSES:
                                                  -----------------------------------------------------------------------------
      Real Estate Taxes
                                                  -----------------------------------------------------------------------------
      Property Insurance
                                                  -----------------------------------------------------------------------------
      Utilities
                                                  -----------------------------------------------------------------------------
      Repairs and Maintenance
                                                  -----------------------------------------------------------------------------
      Management Fees
                                                  -----------------------------------------------------------------------------
      Payroll & Benefits
                                                  -----------------------------------------------------------------------------
      Advertising & Marketing
                                                  -----------------------------------------------------------------------------
      Professional Fees
                                                  -----------------------------------------------------------------------------
      General and Administrative
                                                  -----------------------------------------------------------------------------
      Meal Expense
                                                  -----------------------------------------------------------------------------
      Other Expenses
                                                  -----------------------------------------------------------------------------
      Ground Rent
                                                  -----------------------------------------------------------------------------
 *TOTAL OPERATING EXPENSES
                                                  -----------------------------------------------------------------------------
  OPERATING EXPENSE RATIO
                                                  -----------------------------------------------------------------------------
 *NET OPERATING INCOME
                                                  -----------------------------------------------------------------------------
      Capital Expenditures
                                                  -----------------------------------------------------------------------------
      Extraordinary Capital Expenditures
                                                  -----------------------------------------------------------------------------
  TOTAL CAPITAL ITEMS
                                                  -----------------------------------------------------------------------------
                                                  -----------------------------------------------------------------------------
 *NET CASH FLOW
                                                  -----------------------------------------------------------------------------
  DEBT SERVICE (PER SERVICER)
                                                  -----------------------------------------------------------------------------
 *NET CASH FLOW AFTER DEBT SERVICE
                                                  -----------------------------------------------------------------------------

                                                  -----------------------------------------------------------------------------
 *DSCR: (NOI/DEBT SERVICE)
                                                  -----------------------------------------------------------------------------
 *DSCR: (NCF/DEBT SERVICE)
                                                  -----------------------------------------------------------------------------

                                                  -----------------------------------------------------------------------------
  SOURCE OF FINANCIAL DATA:
                                                  ------------------------------------------------------------

                                                  (i.e. operating statements, financial statements, tax return, other)

-------------------------------------------------------------------------------------------------------------------------------

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS


EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                      HEALTHICARE NOI ADJUSTMENT WORKSHEET

                                 AS OF MM/DD/YY

==============================================================================================================================
 PROPERTY OVERVIEW

      PROSPECTUS ID
                                                  --------------
      Current Scheduled Loan Balance/Paid to Date                                              Current Allocated Loan Amount %
                                                  ---------------------------------------------
      Property Name
                                                  ---------------------------------------------
      Property Type
                                                  ---------------------------------------------
      Property Address, City, State
                                                  ---------------------------------------------
      Net Rentable SF/Units/Pads,Beds                                            Use second box to specify sqft.,units...
                                                  -------------------------------
      Year Built/Year Renovated
                                                  -------------------------------
      Cap Ex Reserve (annually)/per Unit. etc.(1)                                 specify annual/per unit...

      Year of Operations
                                                  --------------
      Occupancy Rate (physical)
                                                  --------------
      Occupancy Date
                                                  --------------
      Average Rental Rate
                                                  --------------

                                                  (1) Total $ amount of Capital Reserves required annually by loan documents.

==============================================================================================================================

  INCOME:                                         YYYY                                           NOTES

                                                  BORROWER      ADJUSTMENT     NORMALIZED
      Statement Classification                     ACTUAL
                                                  --------      ----------     ----------
      Gross Potential Rent (2)
                                                  --------      ----------     ----------
         Less: Vacancy Loss
                                                  --------      ----------     ----------
           OR
                                                  --------      ----------     ----------
      Private Pay (2)
                                                  --------      ----------     ----------
      Medicare/Medicaid
                                                  --------      ----------     ----------
      Nursing/Medical Income
                                                  --------      ----------     ----------
      Meals Income
                                                  --------      ----------     ----------
      Other Income
                                                  --------      ----------     ----------
   EFFECTIVE GROSS INCOME
                                                  --------      ----------     ----------

                                                  (2) Use either Gross Potential (with Vacancy Loss) or Private Pay/Medicare
                                                      Medicaid; use negative $amt for Vacancy Loss

  OPERATING EXPENSES:
                                                  --------      ----------     ----------
      Real Estate Taxes
                                                  --------      ----------     ----------
      Property Insurance
                                                  --------      ----------     ----------
      Utilities
                                                  --------      ----------     ----------
      Repairs and Maintenance
                                                  --------      ----------     ----------
      Management Fees
                                                  --------      ----------     ----------
      Payroll & Benefits Expense
                                                  --------      ----------     ----------
      Advertising & Marketing
                                                  --------      ----------     ----------
      Professional Fees
                                                  --------      ----------     ----------
      General and Administrative
                                                  --------      ----------     ----------
      Room Expense - Housekeeping
                                                  --------      ----------     ----------
      Meal Expense
                                                  --------      ----------     ----------
      Other Expenses
                                                  --------      ----------     ----------
      Ground Rent
                                                  --------      ----------     ----------
   TOTAL OPERATING EXPENSES
                                                  --------      ----------     ----------
   OPERATING EXPENSE RATIO
                                                  --------                     ----------
   NET OPERATING INCOME
                                                  --------                     ----------
      Capital Expenditures
                                                  --------      ----------     ----------
      Extraordinary Capital Expenditures
                                                  --------      ----------     ----------
   TOTAL CAPITAL ITEMS
                                                  --------      ----------     ----------

   NET CASH FLOW

                                                  --------                     ----------
   DEBT SERVICE (PER SERVICER)
                                                  --------                     ----------
   NET CASH FLOW AFTER DEBT SERVICE
                                                  --------                     ----------
   DSCR: (NOI/DEBT SERVICE)
                                                  --------                     ----------
   DSCR: (NCF/DEBT SERVICE)
                                                  --------                     ----------
   SOURCE OF FINANCIAL DATA:
                                                  ---------------------------------------
                                                  (i.e. operating statements, financial statements, tax return, other)

-------------------------------------------------------------------------------------------------------------------------------

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME: COMMENTS


EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

                                    EXHIBIT O

                                    RESERVED

                                    EXHIBIT P

                        Form of NOI Adjustment Worksheet
                 COMMERCIAL NOI ADJUSTMENT WORKSHEET (includes
           Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)

                                 AS OF MM/DD/YY

==============================================================================================================================
 PROPERTY OVERVIEW

      PROSPECTUS ID
                                                  --------------
      Current Scheduled Loan Balance/Paid to Date                                              Current Allocated Loan Amount %
                                                  ---------------------------------------------
      Property Name
                                                  ---------------------------------------------
      Property Type
                                                  ---------------------------------------------
      Property Address, City, State
                                                  ---------------------------------------------
      Net Rentable SF/Units/Pads,Beds                                            Use second box to specify sqft.,units...
                                                  -------------------------------
      Year Built/Year Renovated
                                                  -------------------------------
      Cap Ex Reserve (annually)/per Unit. etc.(1)                                 specify.annual/per unit...

      Year of Operations
                                                  --------------
      Occupancy Rate (physical)
                                                  --------------
      Occupancy Date
                                                  --------------
      Average Rental Rate
                                                  --------------

                                                  (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's

==============================================================================================================================

  INCOME:                                         YYYY                                           NOTES

                                                  BORROWER      ADJUSTMENT     NORMALIZED
      Statement Classification                     ACTUAL
                                                  --------      ----------     ----------
      Gross Potential Rent (2)
                                                  --------      ----------     ----------
         Less: Vacancy Loss
                                                  --------      ----------     ----------
           OR
                                                  --------      ----------     ----------
      Base Rent (2)
                                                  --------      ----------     ----------
      Expense Reimbursement
                                                  --------      ----------     ----------
      Percentage Rent
                                                  --------      ----------     ----------
      Parking Income
                                                  --------      ----------     ----------
      Other Income
                                                  --------      ----------     ----------
   EFFECTIVE GROSS INCOME
                                                  --------      ----------     ----------

                                                  (2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy Loss

  OPERATING EXPENSES:
                                                  --------      ----------     ----------
      Real Estate Taxes
                                                  --------      ----------     ----------
      Property Insurance
                                                  --------      ----------     ----------
      Utilities
                                                  --------      ----------     ----------
      Repairs and Maintenance
                                                  --------      ----------     ----------
      Janitorial
                                                  --------      ----------     ----------
      Management Fees
                                                  --------      ----------     ----------
      Payroll & Benefits Expense
                                                  --------      ----------     ----------
      Advertising & Marketing
                                                  --------      ----------     ----------
      Professional Fees
                                                  --------      ----------     ----------
      General and Administrative
                                                  --------      ----------     ----------
      Other Expenses                                                                      For self-storage include franchise fees

                                                  --------      ----------     ----------
      Ground Rent
                                                  --------      ----------     ----------
   TOTAL OPERATING EXPENSES
                                                  --------      ----------     ----------
   OPERATING EXPENSE RATIO
                                                  --------                     ----------
   NET OPERATING INCOME
                                                  --------                     ----------
      Leasing Commissions (3)
                                                  --------      ----------     ----------
      Tenant Improvements (3)
                                                  --------      ----------     ----------
      Capital Expenditures
                                                  --------      ----------     ----------
      Extraordinary Capital Expenditures
                                                  --------      ----------     ----------
   TOTAL CAPITAL ITEMS
                                                  --------      ----------     ----------


                                                  (3) Actual current yr, but normalize for annual if possible via contractual, U/W or other data

   NET CASH FLOW

                                                  --------                     ----------
   DEBT SERVICE (PER SERVICER)
                                                  --------                     ----------
   NET CASH FLOW AFTER DEBT SERVICE
                                                  --------                     ----------
   DSCR: (NOI/DEBT SERVICE)
                                                  --------                     ----------
   DSCR: (NCF/DEBT SERVICE)
                                                  --------                     ----------
   SOURCE OF FINANCIAL DATA:
                                                  ---------------------------------------
                                                  (i.e. operating statements, financial statements, tax return, other)

-------------------------------------------------------------------------------------------------------------------------------

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME: COMMENTS


EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

                                    EXHIBIT Q

                                    RESERVED

                                    EXHIBIT R

                                    RESERVED

                                  EXHIBIT S-1-A

              FORM OF POWER OF ATTORNEY FOR GENERAL MASTER SERVICER

RECORDING REQUESTED BY:
GMAC Commercial Mortgage Corporation

AND WHEN RECORDED MAIL TO:
GMAC Commercial Mortgage Corporation
20 Witmer Road
Horsham, PA 19044
Attention: Portfolio Manager - Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3


                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

            KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL ASSOCIATION, as trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 (the "Trustee"), under that certain Pooling and Servicing Agreement dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint GMAC COMMERCIAL MORTGAGE CORPORATION ("GMAC"), as general master servicer under the Pooling and Servicing Agreement (the "General Master"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable GMAC to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by GMAC of its duties as General Master Servicer under the Pooling and Servicing Agreement, giving and granting unto GMAC full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that GMAC shall lawfully do or cause to be done by virtue hereof.

            The General Master Servicer shall not without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's representative capacity or (ii) take any action with the intent to, and which actually does cause, the Trustee to be registered to do business in any state; provided, however, that the preceding clause (i) shall not apply to the initiation of actions relating to a Mortgage Loan, which the General Master Servicer is servicing pursuant to its respective duties herein (in which case the General Master Servicer shall give prior notice to the Trustee of the initiation of such action).

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of December, 2002.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                      as trustee for Morgan Stanley
                                      Dean Witter Capital I Inc., Commercial
                                      Mortgage Pass-Through Certificates,
                                      Series 2002-IQ3



                                       By:______________________________________
                                          Name:
                                          Title:

                           ALL-PURPOSE ACKNOWLEDGEMENT



                        )
                        )
                        )


      On _______________ before me, ____________________________________________
            Date                     Name and Title of Officer (i.e., Your
                                     Name, Notary Public)

personally appeared ____________________________________________________________
                                  Name(s) of Document Signer(s)


________________________________________________________________________________

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

--------------------------------------------------------------------------------

      WITNESS my hand and official seal.



      __________________________________
      Signature of Notary





                                           (Affix seal in the above blank space)

                                  EXHIBIT S-1-B

                FORM OF POWER OF ATTORNEY FOR NCB MASTER SERVICER

RECORDING REQUESTED BY:
NCB, FSB

AND WHEN RECORDED MAIL TO:
NCB, FSB
1725 Eye Street, N.W.
Washington, D.C. 20006
Attention: Kathleen Luzik, Real Estate Master Servicing


                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

            KNOW ALL MEN BY THESE PRESENTS, that LaSalle Bank National Association, as trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 (the "Trustee"), under that certain Pooling and Servicing Agreement dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint NCB, FSB ("NCBFSB"), as NCB master servicer under the Pooling and Servicing Agreement (the "NCB Master Servicer"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable NCBFSB to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by NCBFSB of its duties as NCB Master Servicer under the Pooling and Servicing Agreement, giving and granting unto NCBFSB full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that NCBFSB shall lawfully do or cause to be done by virtue hereof.

            The NCB Master Servicer shall not without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the NCB Master Servicer's representative capacity or
(ii) take any action with the intent to, and which actually does cause, the Trustee to be registered to do business in any state; provided, however, that the preceding clause (i) shall not apply to the initiation of actions relating to a Mortgage Loan, which the NCB Master Servicer is servicing pursuant to its respective duties herein (in which case the NCB Master Servicer shall give prior notice to the Trustee of the initiation of such action).

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of December, 2002.


                                              LaSalle Bank National Association,
                                                as trustee for Morgan Stanley
                                                Dean Witter Capital I Inc.,
                                                Commercial Mortgage Pass-Through
                                                Certificates, Series 2002-IQ3



                                               By:______________________________
                                                 Name:
                                                 Title:

                           ALL-PURPOSE ACKNOWLEDGEMENT



                        )
                        )
                        )


      On _______________ before me, ____________________________________________
            Date                     Name and Title of Officer (i.e., Your
                                     Name, Notary Public)

personally appeared ____________________________________________________________
                                 Name(s) of Document Signer(s)


________________________________________________________________________________

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
--------------------------------------------------------------------------------


      WITNESS my hand and official seal.



      __________________________________
      Signature of Notary





                                       (Affix seal in the above blank space)

                                  EXHIBIT S-2-A

             FORM OF POWER OF ATTORNEY FOR GENERAL SPECIAL SERVICER

RECORDING REQUESTED BY:
GMAC Commercial Mortgage Corporation

AND WHEN RECORDED MAIL TO:
GMAC Commercial Mortgage Corporation
550 California Street, 12th Floor
San Francisco, CA 94104
Attention: Portfolio Manager - Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3


                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

            KNOW ALL MEN BY THESE PRESENTS, that LaSalle Bank National Association, as trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 (the "Trustee"), under that certain Pooling and Servicing Agreement dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint GMAC Commercial Mortgage Corporation ("GMAC"), as general special servicer under the Pooling and Servicing Agreement (the "General Special Servicer"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable GMAC to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by GMAC of its duties as General Special Servicer under the Pooling and Servicing Agreement, giving and granting unto GMAC full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that GMAC shall lawfully do or cause to be done by virtue hereof.

            Notwithstanding anything contained herein to the contrary, the General Special Servicer shall not without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the General Special Servicer's representative capacity, or (ii) take any action with the intent to, and which actually does cause, the Trustee to be registered to do business in any state; provided, however, that the preceding clause (i) shall not apply to the initiation of actions relating to a Mortgage Loan, which the General Special Servicer is servicing pursuant to its respective duties herein (in which case the General Special Servicer shall give prior notice to the Trustee of the initiation of such action).

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of December, 2002.


                                        LaSalle Bank National Association,
                                          as trustee for Morgan Stanley Dean
                                          Witter Capital I Inc., Commercial
                                          Mortgage Pass-Through Certificates,
                                          Series 2002-IQ3



                                       By:____________________________________
                                          Name:
                                          Title:

                           ALL-PURPOSE ACKNOWLEDGEMENT



                        )
                        )
                        )


      On _______________ before me, ____________________________________________
            Date                     Name and Title of Officer (i.e., Your
                                     Name, Notary Public)

personally appeared ____________________________________________________________
                                 Name(s) of Document Signer(s)


________________________________________________________________________________

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.



      WITNESS my hand and official seal.



      ____________________________________
      Signature of Notary





                                          (Affix seal in the above blank space)

                                  EXHIBIT S-2-B

              FORM OF POWER OF ATTORNEY FOR CO-OP SPECIAL SERVICER

RECORDING REQUESTED BY:
National Consumer Cooperative Bank

AND WHEN RECORDED MAIL TO:
National Consumer Cooperative Bank
1725 Eye Street, N.W.
Washington, D.C. 20006
Attention: Kathleen Luzik, Real Estate Special Servicing


                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

            KNOW ALL MEN BY THESE PRESENTS, that LaSalle Bank National Association, as trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 (the "Trustee"), under that certain Pooling and Servicing Agreement dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint National Consumer Cooperative Bank ("NCCB"), as co-op special servicer under the Pooling and Servicing Agreement (the "Co-op Special Servicer"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable NCCB to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by NCCB of its duties as Co-op Special Servicer under the Pooling and Servicing Agreement, giving and granting unto NCCB full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that NCCB shall lawfully do or cause to be done by virtue hereof.

            Notwithstanding anything contained herein to the contrary, the Co-op Special Servicer shall not without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Co-op Special Servicer's representative capacity, or (ii) take any action with the intent to, and which actually does cause, the Trustee to be registered to do business in any state; provided, however, that the preceding clause (i) shall not apply to the initiation of actions relating to a Mortgage Loan, which the Co-op Special Servicer is servicing pursuant to its respective duties herein (in which case the Co-op Special Servicer shall give prior notice to the Trustee of the initiation of such action).

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of December, 2002.


                                        LaSalle Bank National Association,
                                          as trustee for Morgan Stanley Dean
                                          Witter Capital I Inc., Commercial
                                          Mortgage Pass-Through Certificates,
                                          Series 2002-IQ3



                                       By:____________________________________
                                          Name:
                                          Title:

                           ALL-PURPOSE ACKNOWLEDGEMENT



                        )
                        )
                        )


      On _______________ before me, ____________________________________________
            Date                     Name and Title of Officer (i.e., Your
                                     Name, Notary Public)

personally appeared ____________________________________________________________
                                 Name(s) of Document Signer(s)


________________________________________________________________________________

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


      WITNESS my hand and official seal.



      ___________________________________
      Signature of Notary





                                           (Affix seal in the above blank space)

                                  EXHIBIT S-2-C

            FORM OF POWER OF ATTORNEY FOR PRINCIPAL SPECIAL SERVICER

RECORDING REQUESTED BY:
Principal Global Investors, LLC

AND WHEN RECORDED MAIL TO:
Principal Global Investors, LLC
801 Grand Avenue
Des Moines, Iowa 50392


                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

            KNOW ALL MEN BY THESE PRESENTS, that LaSalle Bank National Association, as trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 (the "Trustee"), under that certain Pooling and Servicing Agreement dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint Principal Global Investors, LLC ("Principal Global"), as special servicer with respect to Mortgage Loan No. 7 under the Pooling and Servicing Agreement (the "Principal Special Servicer"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable Principal Global to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by Principal Global of its duties as Principal Special Servicer under the Pooling and Servicing Agreement, giving and granting unto Principal Global full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that Principal Global shall lawfully do or cause to be done by virtue hereof.

            Notwithstanding anything contained herein to the contrary, the Principal Special Servicer shall not without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Principal Special Servicer's representative capacity, or (ii) take any action with the intent to, and which actually does cause, the Trustee to be registered to do business in any state; provided, however, that the preceding clause (i) shall not apply to the initiation of actions relating to a Mortgage Loan, which the Principal Special Servicer is servicing pursuant to its respective duties herein (in which case the Principal Special Servicer shall give prior notice to the Trustee of the initiation of such action).

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of December, 2002.


                                        LaSalle Bank National Association,
                                          as trustee for Morgan Stanley Dean
                                          Witter Capital I Inc., Commercial
                                          Mortgage Pass-Through Certificates,
                                          Series 2002-IQ3



                                       By:____________________________________
                                          Name:
                                          Title:

                           ALL-PURPOSE ACKNOWLEDGEMENT



                        )
                        )
                        )


      On _______________ before me, ____________________________________________
            Date                     Name and Title of Officer (i.e., Your
                                     Name, Notary Public)

personally appeared ____________________________________________________________
                                 Name(s) of Document Signer(s)


________________________________________________________________________________

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.



      ____________________________________
      Signature of Notary





                                           (Affix seal in the above blank space)

                                    EXHIBIT T

           FORM OF SUBORDINATION AGREEMENT FOR NCBFSB SUBORDINATE DEBT

            THIS Agreement made this _____ day of ___, 20__, between _______, a ____________ having an address at __________ (the "Subordinate Mortgagee"), and
___________, a ___________, having an office at ____________ (the "Superior
Mortgagee").

                              W I T N E S S E T H:

            WHEREAS, Superior Mortgagee is the owner of a certain $__________ mortgage and note secured thereby, dated ________ __, ____, made by __________________________________ (the "Borrower") to Subordinate Mortgagee
(the "Superior Mortgage") covering the premises located at

            ____________________________________________ more particularly described in the Superior Mortgage and Schedule "A" attached hereto (the "Premises"); and

            WHEREAS, Subordinate Mortgagee is the holder of a certain $____________ mortgage and the note secured thereby, dated ________ __, ____, made by the Borrower to Subordinate Mortgagee (the "Subordinate Mortgage") covering the Premises; and

            WHEREAS, the Superior Mortgagee has purchased the Superior Mortgage from Subordinate Mortgagee and as a condition thereto has required that the Subordinate Mortgage be fully subordinated to the Superior Mortgage.

            NOW, THEREFORE, the parties hereto agree as follows:

            The Subordinate Mortgagee hereby covenants and agrees that (i) the Subordinate Mortgage and all of its terms and provisions and the loan it secures are and shall remain in all respects subject and subordinate to the Superior Mortgage, its lien and all of its terms and provisions and to the loan it secures and to any modifications, consolidations, extension or renewals thereof and to any increases therein resulting from advances to protect or preserve the lien of the Superior Mortgage on the Premises encumbered thereby but not any other increases therein; (ii) no tenant under any lease of any portion of the Premises, other than tenant shareholders under proprietary leases, will be made a party defendant in any foreclosure of the Subordinate Mortgage, nor will any other action be taken in connection with such foreclosure which would have the effect of terminating any such lease; (iii) no portion of the accounts, accounts receivable, rents, issues and profits of the Premises shall be collected in connection with the foreclosure of the Subordinate Mortgage or any other enforcement action except through a receiver appointed by the court in which such foreclosure action is brought, after due notice of the application of the appointment of such receiver shall have been given to the Superior Mortgagee;
(iv) the accounts, accounts receivable, rents, issues and profits collected by any such receiver (or which shall under any circumstances come into possession of the holder of the Subordinate Mortgage at a time when Subordinate Mortgagee has received written notice of a default under the Superior Mortgage) shall be applied, at Superior Mortgagee's direction, to the payment of taxes, maintenance and operating charges and disbursements incurred in connection with the operation and maintenance of the Premises and to the payment of principal, interest and other amounts due under the Superior Mortgage at the time of such application, in such order and priority as Superior Mortgagee shall direct, before any portion of such accounts, accounts receivable, rents, issues and profits shall be applied to the Subordinate Mortgage; (v) during the pendency of any such foreclosure action, if an action shall be brought for the foreclosure of the Superior Mortgage and an application shall be made for an extension of such receivership for the benefit of the Superior Mortgagee, the Subordinate Mortgagee shall consent to the extension of such receivership and all accounts, accounts receivable, rents, issues and profits held by such receiver as of the date of such application shall be applied by the receiver solely for the benefit of the Superior Mortgagee, and the Subordinate Mortgagee in their respective order of priority; (vi) due notice of the commencement of any foreclosure of the Subordinate Mortgage shall be given to the Superior Mortgagee and true copies of all papers served or entered in such action will be delivered to the Superior Mortgagee upon such service or entry; (vii) no payments shall be made to the holder of the Subordinate Mortgage during the period in which any default exists under the Superior Mortgage in respect of any monthly payment or balloon payment due thereunder beyond any applicable grace period, provided that the Subordinate Mortgagee has received written notice of such default and all payments otherwise payable to the Subordinate Mortgagee during such period shall be paid to the Superior Mortgagee and, if any such payments are received by the Subordinate Mortgagee at any time after which the Subordinate Mortgagee has received written notice of the existence of such default, they shall be held in trust for the Superior Mortgagee and turned over to the Superior Mortgagee on demand; (viii) any distributions made or to be made to the Subordinate Mortgagee pursuant to any bankruptcy or insolvency proceeding of the borrower representing amounts due under the Superior Mortgage shall be paid by the borrower, or, if such payments are nonetheless received by the Subordinate Mortgagee, by the Subordinate Mortgagee immediately upon their receipt, to the Superior Mortgagee for application, at Superior Mortgagee's direction, to the payment of principal, interest and other amounts due under the Superior Mortgage at the time of such application, in such order and priority as Superior Mortgagee shall direct, before any portion of such accounts, accounts receivable, rents, issues and profits shall be applied to the Subordinate Mortgage; and (ix) all condemnation, casualty or similar payments with respect to the premises shall be applied, for so long as the Superior Mortgage remains outstanding, in accordance with the Superior Mortgage.

            This Agreement is governed by and is to be construed under the laws of the state in which the Premises is located.

            So long as the Superior Mortgage shall remain a lien upon the Premises or any part thereof, Subordinate Mortgagee shall execute, acknowledge and deliver, upon Superior Mortgagee's reasonable demand, at any time or from time to time, any and all further subordinations, agreements or other instruments in recordable form (and in form reasonably satisfactory to Subordinate Mortgagee) as Superior Mortgagee may reasonably require for carrying out the purpose and intent of the covenants contained herein; provided, however, that no such subordinations, agreements or other instruments shall increase Subordinate Mortgagee's obligations or decrease Subordinate Mortgagee's rights under this Agreement or the Subordinate Mortgage.

            So long as the Superior Mortgage shall remain a lien upon the Premises or any part thereof, Subordinate Mortgagee shall not enter into any agreement to amend or modify the Subordinate Mortgage in a manner material to Superior Mortgagee without notice to, and the prior consent of, Superior Mortgagee.

            In order to enable Superior Mortgagee to enforce any claims by the Subordinate Mortgagee against the Borrower in any liquidation or dissolution of Borrower, or any execution sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization, or other similar proceeding relative to the Borrower or its property, for so long as the Superior Mortgage shall remain outstanding, Superior Mortgagee is hereby irrevocably authorized and empowered in its discretion to make and present, for and on behalf of the undersigned Subordinate Mortgagee, such proofs of claims against the Borrower on account of the Subordinate Mortgage as Superior Mortgagee may deem expedient or proper, and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued. Subordinate Mortgagee further agrees to execute and deliver to Superior Mortgagee such assignments or other instruments as may be reasonably required by Superior Mortgagee (and in form reasonably satisfactory to Subordinate Mortgagee) in order to enable Superior Mortgagee to enforce any and all such claims and to collect any and all such payments or disbursements provided, however, that no such assignments or other instruments shall increase Subordinate Mortgagee's obligations or decrease Subordinate Mortgagee's rights under this Agreement or the Subordinate Mortgage.

            This Agreement shall not be amended or modified except by an agreement in writing, signed by the party against whom enforcement is sought.

            Except for notices in a foreclosure action, which shall be given as provided by applicable rule of court, all notices hereunder shall be given to each party in the same manner as provided in its mortgage or, if there are no such notice provisions, at the address set forth above by personal delivery or first class, certified mail, return receipt requested. Notices shall be deemed to have been given when received. Either party may change its address for notices hereunder by written notice to the other party.

            This Agreement shall be binding upon the parties hereto and their respective heirs, successors and assigns. Any assignee of the Subordinate Mortgage shall be deemed by acceptance thereof to have assumed the obligations of Subordinate Mortgagee hereunder. Subordinate Mortgagee hereby agrees to have such assignee execute a formal assumption agreement upon such assignment but no failure of an assignee to execute an assumption agreement shall affect such assignee's assumption of the obligations of the Subordinate Mortgagee.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Subordination Agreement the day and year first above written.


                                       [Subordinate Mortgagee]


                                       By: ____________________________________
                                           Name:
                                           Title:


                                       [Superior Mortgagee]


                                       By: ____________________________________
                                           Name:
                                           Title:

[PRIOR TO EXECUTION, THIS FORM SHOULD BE MODIFIED TO ADD APPROPRIATE ACKNOWLEDGEMENTS AND INCORPORATE OTHER REVISIONS REQUIRED FOR RECORDING]

                                   SCHEDULE A

                                    EXHIBIT U

                 FORM OF ASSIGNMENT AND ASSUMPTION SUBMISSION TO
                           APPLICABLE SPECIAL SERVICER


PRESENT MORTGAGOR:

PROPOSED MORTGAGOR:

GENERAL MASTER SERVICER/NCB MASTER SERVICER #:

PRIMARY SERVICER #:

[GENERAL/CO-OP] SPECIAL SERVICER #:

COLLATERAL TYPE:             (Retail, Industrial, Apartments, Office, etc.)

ADDRESS:                            PROPERTY ADDRESS

                                    CITY, STATE, ZIP CODE

ASSET STATUS:                       As of (date)

      Principal Balance:            $
      Unpaid Accrued Interest:      $
      Unpaid Late Fees/other fees:  $
      Tax Escrow Balance:           $
                 (a)    Insurance Escrow Balance:           $

      Reserve Escrow Balance:       $
      Monthly (P&I) Payment:        $
      Interest Rate:                %
      Date Principal Paid To:
      Date Interest Paid To:
      Maturity Date:
      Origination Date:


EXECUTIVE SUMMARY:

1.    Summarize the transaction

            a. note any significant modification of terms of the Loan Documents permitting assumption that could result in Adverse REMIC Event

2.    Discuss proposed Mortgagor entity and ownership structure

            a. include any changes in level of SAE or SPE compliance from existing Mortgagor (as noted on Asset Summary attached)

3.    How will title be held

4.    Source of cash for down payment

5.    Briefly describe collateral

            a.    Size, occupancy, primary tenants, location
            b.    Prior year NOI and DSCR and Pro forma NOI DSCR

6.    Complete the chart below:

The sale terms and property characteristics are summarized as follows:

        Purchase price                              $
        ----------------------------------------------------------
        Buyer down payment                          $
        ----------------------------------------------------------
        Estimated closing date
        ----------------------------------------------------------
        1% loan fee slit:  Primary                  % - $
        ----------------------------------------------------------
              General Master Servicer/NCB           % - $
              Master Servicer
        ----------------------------------------------------------
              [General/Co-op] Special Servicer      50% - $
        ----------------------------------------------------------
        Most recent appraised value according       $
        to appraisal in General Master
        Servicer/NCB Master Servicer/Primary
        Servicer's possession
        ----------------------------------------------------------
        Load-to-value as if initial underwriting    %
        ----------------------------------------------------------
        Occupancy as of                             %
        ----------------------------------------------------------
        12/31/__ NOI                                $
        ----------------------------------------------------------
        Debt service coverage as of                 x
        ----------------------------------------------------------
FINANCIAL CONDITION OF PROPOSED MORTGAGOR/GUARANTOR:

1. Explain background and experience of the proposed Mortgagor/principals; describe any deficiencies in Mortgagor's ability to meet creditworthiness and experience requirements of Loan Documents and compare creditworthiness and experience of proposed Mortgagor to that of transferring Mortgagor to the extent information about transferring Mortgagor is available.

2. State date of the financial statement, who prepared, if CPA, state the opinion rendered, how assets are valued

3.    Highlight Balance sheet and Income statement

      a. Describe significant assets (e.g. obtain from proposed Mortgagor and Guarantor (as applicable) information about how it values its assets)
      b.    Related debt

4.    For public companies that have historical financial information:

      a.    Spread Balance Sheet for minimum of two (2) years (request three
            (3) years, if available)
      b. Spread and commonsize Income statement for minimum of two (2) years (request three (3) years, if available);

5. Explain results of credit checks, legal searches and banking credit references (two required)

6. If Rating Agency Confirmation is permitted under applicable Loan Documents, note if such Confirmation will be sought

7. Describe whether assigning Mortgagor and/or Guarantors will be released from its obligations under the Loan Documents [from and after the date of the transfer]. If so, describe extent of release and rationale for it.

PROJECT STATUS & DESCRIPTION: (See attached Asset Summary, most recent Inspection Report and most recent rent roll)

1. Describe any current, material issues regarding the operating status of the property: (e.g. issues surrounding current occupancy, anchor tenants, tenant rollover)
PROPERTY FINANCIAL SUMMARY: (See attached Income and Expense Statements for Mortgaged Property and year to date operating statements)

NEW ENVIRONMENTAL AND ENGINEERING DEVELOPMENTS (IF ANY) AND STATUS OF ISSUES IDENTIFIED IN ORIGINAL REPORTS OR LOAN DOCUMENTS AS NEEDING REMEDIATION: (See attached Asset Summary)

1. Describe any material issues requiring remediation contained in original reports

2.    Describe current status of issue and remediation

ESCROW STATUS:

1.    Explain status of all reserves

PROPERTY MANAGEMENT SUMMARY:

1.    Who is proposed property management firm
2.    Background and Experience

COLLATERAL VALUATION:

1.    Discuss the original appraisal

      A.    Who prepared

      B. Attach Executive Summary and discussion of approach to value given most weight from most recent appraisal in General Master Servicer/Co-op Master Servicer/Primary Servicer's possession

2.    Comparison of the following (original to actual property):

      A.    Vacancy
      B.    Rents
      C.    Taxes
      D.    Other Key Expenses

CURRENT MARKET CONDITIONS:

      Briefly state material current real estate market dynamics and economic influences that may affect the operational performance of the property.

RECOMMENDATION:

1.    State recommendation for approval.
2. Highlight strengths and weaknesses. How are weaknesses mitigated? (bullet points are fine)

REQUEST FOR APPLICABLE SPECIAL SERVICER CONSENT:

General Master Servicer/NCB Master Servicer/Primary Servicer hereby recommends and requests consent of [General/Co-op] Special Servicer to the foregoing Assignment and Assumption.

By:
  -------------------------------------------
Title:
     ----------------------------------------
Date:
    -----------------------------------------


Consent to Assignment & Assumption is given:
[GENERAL/CO-OP] SPECIAL SERVICER,
acting solely in its capacity as Special Servicer



By:
  -------------------------------------------
Name:
    -----------------------------------------
Title:
     ----------------------------------------
Date:
    -----------------------------------------

                  SCHEDULE OF EXHIBITS TO ASSUMPTION SUBMISSION

1. Financial statements of purchasing entity and any guarantors (audited, if available)
2.    Financial statement of selling entity only if available
3.    Bank and /or credit references for transferee
4.    Credit report for principal(s) of the proposed borrowing entity.
5. Most recent Income & Expense Statement for Mortgaged Property and operating statement review
6. Income & Expense Statement for Mortgaged Property for previous two (2) years to the extent available
7.    Most recent Property Inspection report
8.    Original Asset Summary for Mortgaged Property
9.    Purchase and Sale Agreement
10. If available from Mortgagor, diagram of proposed ownership structure, including percentages of ownership
11.   Proposed property management agreement
12. Description and source of equity being used for the purchase, if available
13.   Most recent Rent Roll
14.   Copy of Promissory Note, Mortgage and any Loan Agreement
15.   Other items as required by the description set forth above

                                    EXHIBIT V

          FORM OF ADDITIONAL LIEN, MONETARY ENCUMBRANCE AND MEZZANINE FINANCING SUBMISSION PACKAGE TO THE APPLICABLE SPECIAL SERVICER


Mortgagor:

General Master Servicer/NCB Master Servicer Loan #:

Primary Servicer Loan #:

Collateral Type:        (Retail, Industrial, Apartments, Office, etc.)

Address of Property:


ASSET STATUS AS OF               (date):
   Principal Balance:             $
   Unpaid Accrued Interest:       $
   Unpaid Late Fees/other fees:   $
   Tax Escrow Balance:            $
   Insurance Escrow Balance:      $
   Monthly P&I Payment:           $
   Interest Rate:                 %
   Date Principal Paid To:
   Date Interest Paid To:
   Origination Date:
   Maturity Date:

EXECUTIVE SUMMARY:

1.    Summarize the transaction

      a. note deviations from requirements for subordinate/mezzanine financing contained in Loan Documents

      b. if Rating Agency Confirmation is permitted under applicable Loan Documents, note if such Confirmation will be sought

2. State amount and purpose of Lien/Financing. Need an analysis of the impact (physical) on the property and the resulting financial impact on operations & DSCR of combined financing.

3.    Interest Rate

4.    Amount of Monthly/Periodic Payment (identify if P&I or Interest only)

5.    Identify Subordinate/Mezzanine Lender

      a. provide any information furnished by Mortgagor regarding proposed lender

6.    Collateral pledged or mortgaged as security:

7.    Briefly describe collateral

      a.    Size, occupancy, primary tenants, location

      b. NOI and DSCR for prior year and, if available, prior two years and Pro-forma NOI DSCR

8.    Complete the chart below:

The transaction terms and property characteristics are summarized as follows:

            Estimated closing date for financing:
            ----------------------------------------------------------
            Administrative fee to Primary Servicer     $
            ----------------------------------------------------------
            Additional Fees, if any                    $
            (50%: [General/Co-op] Special Servicer;
            %: General Master Servicer/NCB Master
            Servicer; %: Primary Servicer
            ----------------------------------------------------------
            Most recent appraised value according to   $
            appraisal in General Master Servicer/NCB
            Master Servicer/Primary Servicer's
            possession
            ----------------------------------------------------------
            Loan-to-value as of initial underwriting   %
            ----------------------------------------------------------
            Occupancy as of                            %
            ----------------------------------------------------------
            12/31 /_ NOI                               $
            ----------------------------------------------------------
            Debt service coverage as of                x
            ----------------------------------------------------------

PROJECT STATUS & DESCRIPTION: (See attached Asset Summary, most recent Inspection Report and most recent rent roll)

1. Describe any current, material issues regarding the operating status of the property: (e.g. issues surrounding current occupancy, anchor tenants, tenant rollover)

Property Financial Summary: (See attached most recent Income and Expense Statement for Mortgaged Property and operating statement review)

ESCROW STATUS:

1.    Explain status of all Reserves

COLLATERAL VALUATION:
1.    Discuss the original appraisal

      A.    Who prepared

      B. Attach Executive Summary and discussion of approach to value given most weight from most recent appraisal in General Master Servicer/NCB Master Servicer/Primary Servicer's possession

2.    Comparison of the following (original to actual property):

      A.    Vacancy
      B.    Rents
      C.    Taxes

      D.    Other Key Expenses

CURRENT MARKET CONDITIONS:

      Briefly state material current real estate market dynamics and economic influences that may affect the operational performance of the property.

RECOMMENDATION:

1.    State recommendation for approval.

2. Highlight strengths and weaknesses. How are weaknesses mitigated? (bullet points are fine)


REQUEST FOR APPLICABLE SPECIAL SERVICER CONSENT:

General Master Servicer/NCB Master Servicer/Primary Servicer hereby recommends and requests consent of [General/Co-op] Special Servicer to the foregoing [Subordinate/Mezzanine] Financing.

By:
  ----------------------------------
Title:
     -------------------------------
Date:
    --------------------------------


Consent to Additional Lien, Monetary Encumbrance or Mezzanine Financing as described above is given:
[GENERAL/CO-OP] SPECIAL SERVICER,
acting solely in its capacity as Special Servicer

By:
  ----------------------------------
Name:
------------------------------------
Title:
      ------------------------------
Date:
    --------------------------------

  SCHEDULE OF EXHIBITS TO ADDITIONAL LIEN, MONETARY ENCUMBRANCE OR MEZZANINE
                             FINANCING SUBMISSION

1. Most recent Income & Expense Statement for property and operating statement review
2.    Original Asset Summary for Mortgaged Property
3. [FOR MEZZANINE FINANCING: If available from Mortgagor, diagram of proposed ownership structure, including percentages of ownership]
4. [FOR SUBORDINATE MORTGAGE: Copy of Subordination/Intercreditor Agreement in substantially the form to be executed with subordinate lender]
5.    Copy of Note, Mortgage and any Loan Agreement
6. Copy of subordinate loan documents in substantially the form to be executed
7.    Most recent Rent Roll.
8.    Other items as required by the description set forth above

                                    EXHIBIT W

                           RESTRICTED SERVICER REPORTS


                        CMSA INVESTOR REPORTING PACKAGE
                              SERVICER WATCH LIST
                              AS OF _____________
                              (LOAN LEVEL REPORT)


-----------------------------------------------------------------------------------------------------------------------------------
           Operating Information Reflected As NOI______ or NCF________
-----------------------------------------------------------------------------------------------------------------------------------
    S4          S55        S61     S57     S58       L7       L8      L11         L56/L93     L70/L97
-----------------------------------------------------------------------------------------------------------------------------------
                                                   ENDING                                      MOST
                                                 SCHEDULED   PAID                PRECEDING    RECENT
PROSPECTUS   PROPERTY   PROPERTY                    LOAN     THRU   MATURITY  FISCAL YR DSCR   DSCR
  LOAN ID      NAME       TYPE     CITY   STATE   BALANCE    DATE     DATE        NOI/NCF     NOI/NCF   COMMENT/ACTION TO BE TAKEN
-----------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list in descending balance order.
-----------------------------------------------------------------------------------------------------------------------------------
Comment section should include reason and other pertinent information.
-----------------------------------------------------------------------------------------------------------------------------------
Should not include loans that are specially serviced.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
WATCH LIST SELECTION CRITERIA SHOULD BE FOOTNOTED ON THE REPORT. THE CRITERIA MAY BE DICTATED AS PER THE PSA OR THE SERVICER'S
INTERNAL POLICY.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Total:                                            $
-----------------------------------------------------------------------------------------------------------------------------------

                        CMSA INVESTOR REPORTING PACKAGE
                         DELINQUENT LOAN STATUS REPORT
                             AS OF _______________
                              (LOAN LEVEL REPORT)

----------------------------------------------------------------------------------------------------------------------------------
Operating Information Reflected As NOI______ or NCF________
----------------------------------------------------------------------------------------------------------------------------------
      S4          S55         S61      S57    S58   S62 or S63   L8       L7         L37          L39          L38
----------------------------------------------------------------------------------------------------------------------------------
                                                                       (a)       (b)          (c)          (d)         (e)=a+b+c+d
----------------------------------------------------------------------------------------------------------------------------------
                                                                        ENDING      TOTAL        OTHER        TOTAL
                                                                PAID   SCHEDULED     P&I        EXPENSE       T & I
    LOAN        PROPERTY   PROPERTY                  SQFT OR    THRU     LOAN      ADVANCES     ADVANCE     ADVANCES      TOTAL
PROSPECTUS ID     NAME       TYPE     CITY   STATE    UNITS     DATE    BALANCE  OUTSTANDING  OUTSTANDING  OUTSTANDING   EXPOSURE
----------------------------------------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
60 TO 89 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
30 TO 59 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
CURRENT AND AT SPECIAL SERVICER
----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                 L54         L56 OR
                                                           L68/L92 OR  L70/L93 OR
      S4          L25        L10       L11    L58 OR L73      L96         L97          L74        L75        L99          L77
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                  (f)      (.90f)-e
-------------------------------------------------------------------------------------------------------------------------------
                                                                                               APPRAISAL                  TOTAL
                CURRENT    CURRENT               LTM                                            BPO OR     LOSS USING   APPRAISAL
    LOAN        MONTHLY   INTEREST  MATURITY   NOI/NCF       LTM       LTM DSCR    VALUATION   INTERNAL   90% APPR. OR  REDUCTION
PROSPECTUS ID     P&I       RATE      DATE       DATE      NOI/NCF      NOI/NCF       DATE      VALUE**    BPO (F)       REALIZED
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
60 TO 89 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
30 TO 59 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
CURRENT AND AT SPECIAL SERVICER
----------------------------------------------------------------------------------------------------------------------------------




      S4           L77           L79            L76
------------------------------------------------------------------
                              DATE ASSET
                              EXPECTED TO
    LOAN         TRANSFER     BE RESOLVED      WORKOUT
PROSPECTUS ID      DATE      OR FORECLOSED    STRATEGY*   COMMENTS
------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO
------------------------------------------------------------------

------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------

------------------------------------------------------------------
60 TO 89 DAYS DELINQUENT
------------------------------------------------------------------

------------------------------------------------------------------
30 TO 59 DAYS DELINQUENT
------------------------------------------------------------------

------------------------------------------------------------------
CURRENT AND AT SPECIAL SERVICER
------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
FCL = Foreclosure
----------------------------------------------------------------------------------------------------------------------------------
LTM = Latest 12 Months either Last Normalized Annual, Normalized YTD or Trailing 12 months, if available.
----------------------------------------------------------------------------------------------------------------------------------
*Workout Strategy should match the CMSA Loan Periodic Update File using abbreviated words in place of a code number such as
(FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan,
TBD - To be determined etc...). It is possible to combine the status codes if the loan is going in more than one direction
(i.e. FCL/Mod, BK/Mod, BK/FCL/DPO).
----------------------------------------------------------------------------------------------------------------------------------
**BPO - Broker opinion
----------------------------------------------------------------------------------------------------------------------------------

                        CMSA INVESTOR REPORTING PACKAGE
                               REO STATUS REPORT
                           AS OF ___________________
                            (PROPERTY LEVEL REPORT)

---------------------------------------------------------------------------------------------------------------------------
Operating Information Reflected As NOI______ or NCF________
---------------------------------------------------------------------------------------------------------------------------
                                               P16
                                               OR
   P4        P7        P13      P9     P10     P17     L8       P21         L37          L39          L38
---------------------------------------------------------------------------------------------------------------------------
                                                             (a)        (b)         (c)           (d)          (e)=a+b+c+d
---------------------------------------------------------------------------------------------------------------------------
                                                             ALLOCATED
                                                              ENDING                    OTHER
                                              SQ FT   PAID   SCHEDULED   TOTAL P&I     EXPENSE    TOTAL T & I
PROPERTY  PROPERTY  PROPERTY                   OR     THRU     LOAN      ADVANCES      ADVANCE      ADVANCE       TOTAL
   ID       NAME      TYPE     CITY   STATE   UNITS   DATE    AMOUNT    OUTSTANDING  OUTSTANDING  OUTSTANDING   EXPOSURE
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                 P58 or
                                P72/P79
  P4        L25        L11    P53 or P74   or P83        P24                      P25                          L99         L77
--------------------------------------------------------------------------------------------------------------------------------
                     (f)                                            (g)        (h)=(.90*g) - e
--------------------------------------------------------------------------------------------------------------------------------
                                                                  APPRAISAL
                                                                    BPO OR     APPRAISAL                      TOTAL
          CURRENT                LTM         LTM                  INTERNAL      BPO OR       LOSS USING     APPRAISAL
PROPERTY  MONTHLY   MATURITY   NOI/NCF      DSCR      VALUATION    VALUE       INTERNAL     90% APPR. OR    REDUCTION    TRANSFER
   ID       P&I       DATE       DATE     (NOI/NCF)      DATE     SOURCE(1)      VALUE         BPO(F)        REALIZED      DATE
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------


---------------------------------------------
    P4        P28           P26
---------------------------------------------

---------------------------------------------
                           DATE
                           ASSET
              REO        EXPECTED
PROPERTY  ACQUISITION     TO BE
   ID        DATE        RESOLVED    COMMENTS
---------------------------------------------

---------------------------------------------

---------------------------------------------

---------------------------------------------

---------------------------------------------

---------------------------------------------

---------------------------------------------

---------------------------------------------

---------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
REO's data reflected at the property level for relationships with more than one (1) property should use the Allocated
Ending Scheduled Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.
---------------------------------------------------------------------------------------------------------------------------
(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value.
---------------------------------------------------------------------------------------------------------------------------

                        CMSA INVESTOR REPORTING PACKAGE
                      COMPARATIVE FINANCIAL STATUS REPORT
                           AS OF ___________________
                            (PROPERTY LEVEL REPORT)

----------------------------------------------------------------------------------------------------------------------------
Operating Information Reflected As NOI____ or NCF______
----------------------------------------------------------------------------------------------------------------------------
     P4       P9     P10       P52           P21       L8       P57         P44       P51     P45   P47 or P76  P48 or P77
----------------------------------------------------------------------------------------------------------------------------
                                                                                      ORIGINAL UNDERWRITING
----------------------------------------------------------------------------------------------------------------------------
                                                                                           INFORMATION
----------------------------------------------------------------------------------------------------------------------------
                                                                         BASE YEAR
----------------------------------------------------------------------------------------------------------------------------
                                           CURRENT           ALLOCATED
                          LAST PROPERTY   ALLOCATED   PAID    ANNUAL     FINANCIAL
                           INSPECTION       LOAN      THRU     DEBT       INFO AS      %     TOTAL       $         (1)
PROPERTY ID  CITY  STATE      DATE         AMOUNT     DATE    SERVICE     OF DATE     OCC   REVENUE   NOI/NCF      DSCR
----------------------------------------------------------------------------------------------------------------------------
                          yyyymmdd                                       yyyymmdd
----------------------------------------------------------------------------------------------------------------------------
List all properties currently in deal with or without information largest to smallest loan
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
This report should reflect the information provided in the CMSA Property File and CMSA Loan Periodic Update File.
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Total:                                    $                   $                      **WA    $        $            WA
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
     P4          P60      P66     P61     P63 or P80   P65 or P81      P53       P59     P54    P56 or P78   P58 or P79
----------------------------------------------------------------------------------------------------------------------------
                      2ND PRECEDING ANNUAL OPERATING                          PRECEDING ANNUAL OPERATING
----------------------------------------------------------------------------------------------------------------------------
                               INFORMATION                                           INFORMATION
----------------------------------------------------------------------------------------------------------------------------
             AS OF ____                   NORMALIZED               AS OF ____                   NORMALIZED
----------------------------------------------------------------------------------------------------------------------------
              FINANCIAL                                              FINANCIAL
               INFO AS     %     TOTAL       $             (1)        INFO AS     %     TOTAL        $           (1)
PROPERTY ID    OF DATE    OCC   REVENUE   NOI/NCF         DSCR        OF DATE    OCC   REVENUE    NOI/NCF        DSCR
----------------------------------------------------------------------------------------------------------------------------
              yyyymmdd                                               yyyymmdd
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
List all properties currently in deal with or without information largest to smallest loan
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
This report should reflect the information provided in the CMSA Property File and CMSA Loan Periodic Update File.
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

TOTAL              WA    $         $               WA                      WA    $          $              WA
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
     P4          P73             P74         P30     P29     P68    P70 or P82   P72 or P83  (2)
---------------------------------------------------------------------------------------------------------------------
                                            MOST RECENT FINANCIAL                                 NET CHANGE
---------------------------------------------------------------------------------------------------------------------
                                                 INFORMATION
---------------------------------------------------------------------------------------------------------------------
                                            *NORMALIZED OR ACTUAL                             PRECEDING & BASIS
---------------------------------------------------------------------------------------------------------------------
                                                                                                    %
                                           OCC AS     %     TOTAL        $           (1)      %     TOTAL     (1)
PROPERTY ID  FS START DATE   FS END DATE   OF DATE   OCC   REVENUE    NOI/NCF       DSCR     OCC   REVENUE   DSCR

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
             yyyymmdd        yyyymmdd     yyyymmdd

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
List all properties currently in deal with or without information largest to smallest loan
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
This report should reflect the information provided in the CMSA Property File and CMSA Loan Periodic Update File.
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
TOTAL                         WA                            $          $             WA       WA    $         WA

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
(1) DSCR should match to Operating Statement Analysis Report and is normally calculated using NOI or NCF / Debt Service times the allocated loan percentage.
----------------------------------------------------------------------------------------------------------------------------
(2) Net change should compare the latest year to the Base Year.
----------------------------------------------------------------------------------------------------------------------------
* As required by Trust Agreements.
----------------------------------------------------------------------------------------------------------------------------
** Weighted Averages should be computed and reflected if the data is relevant and applicable.
----------------------------------------------------------------------------------------------------------------------------

                        CMSA INVESTOR REPORTING PACKAGE
                      HISTORICAL LOAN MODIFICATION REPORT
                             AS OF ________________
                              (LOAN LEVEL REPORT)

-----------------------------------------------------------------------------------------------------------------------------------
     S4         S57     S58         L49                        L48          L7*           L7*         L50*                 L50*
-----------------------------------------------------------------------------------------------------------------------------------
                                                                          BALANCE
                                               EXTENSION                    WHEN      BALANCE AT
                                                  PER       EFFECTIVE     SENT TO   THE EFFECTIVE              # MTHS
                               MOD/EXTENSION    DOCS OR      DATE OF      SPECIAL      DATE OF                FOR RATE
PROSPECTUS ID   CITY   STATE        FLAG       SERVICER    MODIFICATION   SERVICER   MODIFICATION   OLD RATE   CHANGE    NEW RATE
-----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
-----------------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line should not change in the future. Only new modifications should be added.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
TOTAL FOR ALL LOANS:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
     S4           L25*     L25*        L11*       L11*                      L47
--------------------------------------------------------------------------------------------------------------------
                                                                                      (2) EST. FUTURE
                                                                                          INTEREST
                                                         TOTAL # MTHS   (1) REALIZED      LOSS TO
                                       OLD        NEW     FOR CHANGE       LOSS TO     TRUST $ (RATE
PROSPECTUS ID   OLD P&I   NEW P&I   MATURITY   MATURITY     OF MOD         TRUST $       REDUCTION)       COMMENT
--------------------------------------------------------------------------------------------------------------------

THIS REPORT IS HISTORICAL
---------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line should not change in the future. Only new modifications should be added.
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
TOTAL FOR ALL LOANS:
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
*  The information in these columns is from a particular point in time and should not change on this report once assigned.
   Future modifications done on the same loan are additions to the report.
-----------------------------------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
-----------------------------------------------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
-----------------------------------------------------------------------------------------------------------------------------------

                        CMSA INVESTOR REPORTING PACKAGE
                         HISTORICAL LIQUIDATION REPORT
                   (REO-SOLD, DISCOUNTED PAYOFF OR NOTE SALE)
                              AS OF _______________
                              (LOAN LEVEL REPORT)

-------------------------------------------------------------------------------------------------------------------------
    S4        S55        S61      S57     S58                      L75           L29                 L45          L7
-------------------------------------------------------------------------------------------------------------------------
                                                  (c) = b/a        (a)                      (b)      (d)         (e)
-------------------------------------------------------------------------------------------------------------------------
                                                                  LATEST                           NET AMT
PROSPECTUS                                       % RECEIVED    APPRAISAL OR   EFFECTIVE            RECEIVED    ENDING
  LOAN      PROPERTY   PROPERTY                      FROM        BROKERS       DATE OF     SALES     FROM     SCHEDULED
   ID         NAME       TYPE     CITY   STATE   LIQUIDATION     OPINION     LIQUIDATION   PRICE     SALE      BALANCE
-------------------------------------------------------------------------------------------------------------------------

THIS REPORT IS HISTORICAL
-------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
TOTAL ALL LOANS:
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
CURRENT MONTH ONLY:
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
    S4         L37          L39+L38                                 L47
-----------------------------------------------------------------------------------------------------------------------------------
               (f)            (g)         (h)     (i)=d-(f+g+h)     (k)                 (m)                    (n)=k+m     (o)=n/e
-----------------------------------------------------------------------------------------------------------------------------------
                         TOTAL T & I
               AND OTHER
PROSPECTUS  TOTAL P&I      EXPENSE     SERVICING                                                  DATE OF      TOTAL     LOSS % OF
  LOAN       ADVANCE       ADVANCE        FEES         NET   REALIZED   DATE LOSS    MINOR ADJ   MINOR ADJ   LOSS WITH   SCHEDULED
   ID      OUTSTANDING   OUTSTANDING    EXPENSE     PROCEEDS   LOSS    PASSED THRU   TO TRUST   PASSED THRU  ADJUSTMENT   BALANCE
------------------------------------------------------------------------------------------------------------------------------------

THIS REPORT IS HISTORICAL
-----------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
TOTAL ALL LOANS:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CURRENT MONTH ONLY:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
(h) Servicing Fee Expense includes fees such as Liquidation or Disposition fees charged by the Special Servicer.
-------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT X

                          UNRESTRICTED SERVICER REPORTS

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                             CMSA "LOAN SETUP" FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "S"

            SPECIFICATION                                                   DESCRIPTION/COMMENTS

Acceptable Media Types                  Magnetic Tape, Diskette, Electronic Transfer
Character Set                           ASCII
Field Delineation                       Comma
Density (Bytes-Per-Inch)                1600 or 6250
Magnetic Tape Label                     None (unlabeled)
Magnetic Tape Blocking Factor           10285 (17 records per block)
Physical Media Label                    Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch);
                                        Blocking Factor; Record Length
Return Address Label                    Required for return of physical media (magnetic tape or diskette)


                                        FIELD             FORMAT
             FIELD NAME                 NUMBER   TYPE     EXAMPLE                         DESCRIPTION/COMMENTS
Transaction Id                             1      AN      XXX97001     Unique Issue Identification Mnemonic

Group Id                                   2      AN      XXX9701A     Unique Indentification Number Assigned To Each
                                                                       Loan Group Within An Issue

Loan Id                                    3      AN   00000000012345  Unique Servicer Loan Number Number Assigned To
                                                                       Each Collateral Item In A Pool

Prospectus Loan Id                         4      AN        123        Unique Identification Number Assigned To Each
                                                                       Collateral Item In The Prospectus

Original Note Amount                       5    Numeric  1000000.00    The Mortgage Loan Balance At Inception Of The Note

Original Term Of Loan                      6    Numeric     240        Original Number Of Months Until Maturity Of Loan

Original Amortization Term                 7    Numeric     360        Original Number Of Months Loan Amortized Over

Original Note Rate                         8    Numeric    0.095       The Note Rate At Inception Of The Note

Original Payment Rate                      9    Numeric    0.095       Original Rate Payment Calculated On

First Loan Payment Due Date               10      AN      YYYYMMDD     First Payment Date On The Mortgage Loan

Grace Days Allowed                        11    Numeric      10        Number Of Days From Due Date Borrower Is Permitted
                                                                       To Remit Payment

Interest Only (Y/N)                       12      AN         Y         Y=Yes,  N=No

Balloon (Y/N)                             13      AN         Y         Y=Yes,  N=No

Interest Rate Type                        14    Numeric      1         1=Fixed, 2=Arm, 3=Step, 9=Other

Interest Accrual Method Code              15    Numeric      1         1=30/360, 2=Actual/365, 3=Actual/360, 4=Actual/Actual,
                                                                       5=Actual/366, 6=Simple, 7=78's

Interest in Arrears (Y/N)                 16      AN         Y         Y=Yes,  N=No

Payment Type Code                         17    Numeric      1         See Payment Type Code Legend

Prepayment Lock-out End Date              18      AN      YYYYMMDD     Date After Which Loan Can Be Prepaid

Yield Maintenance End Date                19      AN      YYYYMMDD     Date After Which Loan Can Be Prepaid Without Yield
                                                                       Maintenance

Prepayment Premium End Date               20      AN      YYYYMMDD     Date After Which Loan Can Be Prepaid Without Penalty

Prepayment Terms Description              21      AN        Text       Should reflect the information in Annex A or use the
                                                                       format of  LO(36), YM(28), 7(12), O(3).  If manually
                                                                       derived, the Cutoff Date should be the start date
                                                                       for period counting.

ARM Index Code                            22      AN         A         See Arm Index Code Legend

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                             CMSA "LOAN SETUP" FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "S"


                                        FIELD             FORMAT
             FIELD NAME                 NUMBER   TYPE     EXAMPLE                         DESCRIPTION/COMMENTS
First Rate Adjustment Date                23     AN       YYYYMMDD     Date Note Rate Originally Changed

First Payment Adjustment Date             24     AN       YYYYMMDD     Date Payment Originally Changed

ARM Margin                                25   Numeric     0.025       Rate Added To Index Used In The Determination Of
                                                                       The Gross Interest Rate

Lifetime Rate Cap                         26   Numeric      0.15       Maximum Rate That The Borrower Must Pay On An Arm
                                                                       Loan Per The Loan Agreement

Lifetime Rate Floor                       27   Numeric      0.05       Minimum Rate That The Borrower Must Pay On An Arm
                                                                       Loan Per The Loan Agreement

Periodic Rate Increase Limit              28   Numeric      0.02       Maximum Periodic Increase To The Note Rate Allowed
                                                                       Per The Loan Agreement

Periodic Rate Decrease Limit              29   Numeric      0.02       Minimum Periodic Decrease To The Note Rate Allowed
                                                                       Per The Loan Agreement

Periodic Pay Adjustment Max-%             30   Numeric      0.03       Max Periodic % Increase To The P&I Payment Allowed
                                                                       Per The Loan Agreement

Periodic Pay Adjustment Max-$             31   Numeric    5000.00      Max Periodic Dollar Increase To The P&I Payment Allowed
                                                                       Per The Loan Agreement

Payment Frequency                         32   Numeric       1         1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually...

Rate Reset Frequency                      33   Numeric       1         1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually,
                                                                       365=Daily

Pay Reset Frequency                       34   Numeric       1         1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually,
                                                                       365=Daily

Rounding Code                             35   Numeric       1         Rounding Method For Sum Of Index Plus Margin (See
                                                                       Rounding Code Legend)

Rounding Increment                        36   Numeric    0.00125      Used In Conjunction With Rounding Code

Index Look Back In Days                   37   Numeric       45        Use Index In Effect X Days Prior To Adjustment Date

Negative Amortization Allowed (Y/N)       38     AN          Y         Y=Yes,  N=No

Max Neg Allowed (% Of Orig Bal)           39   Numeric     0.075       Max Lifetime % Increase to the Original Balance Allowed
                                                                       Per The Loan Agreement

Maximum Negate Allowed ($)                40   Numeric    25000.00     Max Lifetime Dollar Increase to the Original Balance
                                                                       Allowed Per The Loan Agreement

Remaining Term At Contribution            41   Numeric      240        Remaining Number Of Months Until Maturity Of Loan At Cutoff

Remaining Amort Term At Contribution      42   Numeric      360        Remaining Number Of Months Loan Amortized Over At Cutoff

Maturity Date At Contribution             43     AN       YYYYMMDD     The Scheduled Maturity Date Of The Mortgage Loan At
                                                                       Contribution

Scheduled Principal Balance At            44   Numeric   1000000.00    The Scheduled Principal Balance Of The Mortgage Loan At
Contribution                                                           Contribution

Note Rate At Contribution                 45   Numeric     0.095       Cutoff Annualized Gross Interest Rate Applicable To The
                                                                       Calculation Of Scheduled Interest

Servicer And Trustee Fee Rate             46   Numeric    0.00025      Cutoff Annualized Fee Paid To The Servicer And Trustee

Fee Rate / Strip Rate 1                   47   Numeric    0.00001      Cutoff Annualized Fee/Strip Netted Against Current
                                                                       Note Rate = Net Rate

Fee Rate / Strip Rate 2                   48   Numeric    0.00001      Cutoff Annualized Fee/Strip Netted Against Current
                                                                       Note Rate = Net Rate

Fee Rate / Strip Rate 3                   49   Numeric    0.00001      Cutoff Annualized Fee/Strip Netted Against Current
                                                                       Note Rate = Net Rate

Fee Rate / Strip Rate 4                   50   Numeric    0.00001      Cutoff Annualized Fee/Strip Netted Against Current
                                                                       Note Rate = Net Rate

Fee Rate / Strip Rate 5                   51   Numeric    0.00001      Cutoff Annualized Fee/Strip Netted Against Current
                                                                       Note Rate = Net Rate

Net Rate At Contribution                  52   Numeric     0.0947      Cutoff Annualized Interest Rate Applicable To The
                                                                       Calculation Of Remittance Interest

Periodic P&I Payment At Contribution      53   Numeric    3000.00      The Periodic Scheduled Principal & Interest Payment
                                                                       at Contribution

# Of Properties at Contribution           54   Numeric       13        L86 - The Number Of Properties Underlying The Mortgage Loan

Property Name                             55     AN         Text       P7 - If Multiple properties print "Various"

Property Address                          56     AN         Text       P8 - If Multiple properties print "Various"


                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                             CMSA "LOAN SETUP" FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "S"


                                        FIELD             FORMAT
             FIELD NAME                 NUMBER   TYPE     EXAMPLE                         DESCRIPTION/COMMENTS

Property City                             57      AN        Text       P9 - If Multiple properties have the same city then
                                                                       print the city, otherwise print "Various".  Missing
                                                                       information print "Incomplete"

Property State                            58      AN        Text       P10 - If Multiple properties have the same state then
                                                                       print the state, otherwise print "XX" to represent various.
                                                                       Missing information print "ZZ"

Property Zip Code                         59      AN        Text       P11 - If Multiple properties have the same zip code then
                                                                       print the zip code, otherwise print "Various". Missing
                                                                       information print "Incomplete"

Property County                           60      AN        Text       P12 - If Multiple properties have the same county then
                                                                       print the county, otherwise print "Various". Missing
                                                                       information print "Incomplete"

Property Type Code                        61      AN         MF        P13 -  If Multiple properties have the same property type
                                                                       code then print the property code, otherwise print "XX" to represent various.  Missing information print "ZZ"

Net Square Feet At Contribution           62    Numeric    25000       P16 - For Multiple properties, if all the same Property
                                                                       Type,  sum the values, if missing any leave empty

# Of Units/Beds/Rooms At Contribution     63    Numeric      75        P17 - For Multiple properties, if all the same Property
                                                                       Type, sum the values, if missing any leave empty

Year Built                                64      AN        YYYY       P14 - If Multiple properties have the same Year Built then print Year Built else leave empty

NOI At Contribution                       65    Numeric  100000.00     P47 - If Multiple properties sum the values, if missing any then populate using the "DSCR Indicator Legend" rule.
                                                                       Should match the prospectus if available.

DSCR (NOI) At Contribution                66    Numeric     2.11       P48 - If Multiple properties populate using the "DSCR
                                                                       Indicator Legend" rule. DSCR At Contribution using NOI.
                                                                       Should match the prospectus if available.

Appraisal Value At Contribution           67    Numeric  1000000.00    P49 -  If Multiple properties sum the values , if missing
                                                                       any then leave empty

Appraisal Date At Contribution            68      AN      YYYYMMDD     P50 - If Multiple properties and all the same then print
                                                                       the date, if missing any then leave empty

Physical Occupancy At Contribution        69    Numeric     0.88       P51 -  If Multiple properties, Use weighted average by
                                                                       using the calculation [Current Allocated % (Prop)
                                                                       * Occupancy (Oper)] for each Property, if missing
                                                                       one then leave empty

Revenue At Contribution                   70    Numeric  100000.00     P45 -  If Multiple properties then sum the value, if
                                                                       missing any then populate using the "DSCR Indicator
                                                                       Legend" rule.  Should match the prospectus if available.

Operating Expenses At Contribution        71    Numeric  100000.00     P46 -  If Multiple properties then sum the value, if
                                                                       missing any then populate using the "DSCR Indicator
                                                                       Legend" rule.   Should match the prospectus if available.

Contribution Financials As Of Date        72      AN      YYYYMMDD     P44 - If Multiple properties and all the same then print
                                                                       the date, if missing any then leave empty

Recourse (Y/N)                            73      AN         Y         Y=Yes,  N=No

Ground Lease (Y/S/N)                      74      AN         Y         Y=Yes, S=Subordinate, N= No ground lease, P22 - If
                                                                       Multiple properties and any one property is "Y" or "S"
                                                                       print  "Y"


                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                             CMSA "LOAN SETUP" FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "S"


                                        FIELD             FORMAT
             FIELD NAME                 NUMBER   TYPE     EXAMPLE                         DESCRIPTION/COMMENTS

Cross-Collateralized Loan Grouping        75      AN        Text       P6 - All Loans With The Same Value Are Crossed, For example:
                                                                       "X02-1" would be populated in this field for all related
                                                                       loans, "X02-2" would be populated for the next group of
                                                                       related loans.

Collection Of Escrows (Y/N)               76      AN         Y         Y=Yes,  N=No  -  Referring to Taxes and Insurance

Collection Of Other Reserves (Y/N)        77      AN         Y         Y=Yes,  N=No -  Referring to Reserves other than Taxes and
                                                                       Insurance.  If any property has a value > 0 in P23,  this
                                                                       field should be "Y"

Lien Position At Contribution             78    Numeric      1         1=First, 2=Second...

Hyper Amortizing Begin Date               79      AN      YYYYMMDD     L81 - Date used to track Anticipated Repayment Date Loans

Defeasance Option Start Date              80      AN      YYYYMMDD     Date loan can start defeasance

Defeasance Option End Date                81      AN      YYYYMMDD     Date that defeasance ends

Last Setup Change Date                    82      AN      YYYYMMDD     L83 - Distribution Date that the information was last
                                                                       changed by loan

NCF At Contribution                       83    Numeric  100000.00     P76 - If Multiple properties sum the values, if missing
                                                                       any then populate using the "DSCR Indicator Legend" rule.
                                                                       Net Cash Flow At Contribution.  Should match the prospectus if available.

DSCR (NCF) At Contribution                84    Numeric     2.11       P77 - If Multiple properties populate using the "DSCR
                                                                       Indicator Legend" rule. DSCR At Contribution using NCF
                                                                       to calculate.  Should match the prospectus if available.

DSCR Indicator at Contribution            85      AN        Text       Flag used to explain how the DSCR was calculated when
                                                                       there are multiple properties.  See DSCR Indicator Legend.

Loan Contributor to Securitization        86      AN        Text       Name of entity ultimately responsible for the reps
                                                                       and warranties of the loan contributed

Credit Tenant Lease                       87      AN         Y         L101 - Y=Yes,  N=No


                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                             CMSA "LOAN SETUP" FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "S"


            ROUNDING CODE                                                    ARM INDEX CODE
                LEGEND                                                           LEGEND
  1  Unrounded                                       A         11 FHLB COFI  (1 Month)
  2  Nearest Percentage Increment                    B         11 FHLB COFI  (6 Month)
  3  Up To Nearest Percentage Increment              C         1 Year CMT Weekly Average Treasury
  4  Down To Nearest Percentage Increment            D         3 Year CMT Weekly Average Treasury
                                                     E         5 Year CMT Weekly Average Treasury
                                                     F         Wall Street Journal Prime Rate
         Property Types Code                         G         1 Month LIBOR
                Legend                               H         3 Month LIBOR
  MF  Multifamily                                    I         6 Month LIBOR
  RT  Retail                                         J         National Mortgage Index Rate
  HC  Health Care                                              All Others Use Short Text Description
  IN  Industrial
  WH  Warehouse
  MH  Mobile Home Park                                                      PAYMENT TYPE CODE
  OF  Office                                                                     LEGEND
  MU  Mixed Use                                      1         Fully Amortizing
  LO  Lodging                                        2         Amortizing Balloon
  SS  Self Storage                                   3         Interest Only / Balloon
  OT  Other                                          4         Interest Only / Amortizing
  SE  Securities                                     5         Interest Only / Amortizing / Balloon
                                                     6         Principal Only
                                                     7         Hyper-Amortization
                                                     9         Other


                                                                             DSCR INDICATOR
                                                                                 LEGEND

                                                     P         Partial - Not all properties received financials, servicer to leave empty
                                                     A         Average - Not all properties received financials, servicer allocates Debt Service only to properties where financials are received.
                                                     F         Full - All Statements Collected for all properties
                                                     W         Worst Case - Not all properties received financials,
                                                               servicer allocates 100% of Debt Service to all properties
                                                               where financials are received.
                                                     N         None Collected - no financials were received
                                                     C         Consolidated-All properties reported on 1 "rolled up"
                                                               financial from the borrower

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                        CMSA "LOAN PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "L"




              SPECIFICATION                                   DESCRIPTION/COMMENTS

Acceptable Media Types                      Magnetic Tape, Diskette, Electronic Transfer
Character Set                               ASCII
Field Delineation                           Comma
Density (Bytes-Per-Inch)                    1600 or 6250
Magnetic Tape Label                         None (unlabeled)
Magnetic Tape Blocking Factor               10285 (17 records per block)
Physical Media Label                        Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch);
                                            Blocking Factor; Record Length
Return Address Label                        Required for return of physical media (magnetic tape or diskette)


                                             FIELD             FORMAT
               FIELD NAME                   NUMBER   TYPE      EXAMPLE                              DESCRIPTION/COMMENTS
Transaction Id                                 1      AN      XXX97001      Unique Issue Identification Mnemonic

Group Id                                       2      AN      XXX9701A      Unique Identification Number Assigned To Each Loan
                                                                            Group Within An Issue

Loan Id                                        3      AN    00000000012345  Unique Servicer Loan Number Assigned To Each
                                                                            Collateral Item In A Pool

Prospectus Loan Id                             4      AN         123        Unique Identification Number Assigned To Each
                                                                            Collateral Item In The Prospectus

Distribution Date                              5      AN      YYYYMMDD      Date Payments  Made To Certificateholders

Current Beginning Scheduled Balance            6    Numeric   100000.00     Outstanding Sched Prin Bal at Beginning of current
                                                                            period that is part of the trust

Current Ending Scheduled  Balance              7    Numeric   100000.00     Outstanding Sched Prin Bal at End of current period
                                                                            that is part of the trust

Paid To Date                                   8      AN      YYYYMMDD      Date loan is paid through. One frequency < the date
                                                                            the loan is due for next payment

Current Index Rate                             9    Numeric     0.09        Index Rate Used In The Determination Of The
                                                                            Current Period Gross Interest Rate

Current Note Rate                             10    Numeric     0.09        Annualized Gross Rate Applicable To Calculate The
                                                                            Current Period Scheduled Interest

Maturity Date                                 11      AN      YYYYMMDD      Date Collateral Is Scheduled To Make Its Final Payment

Servicer and Trustee Fee Rate                 12    Numeric    0.00025      Annualized Fee Paid To The Servicer And Trustee

Fee Rate/Strip Rate 1                         13    Numeric    0.00001      Annualized Fee/Strip Netted Against Current
                                                                            Note Rate = Net Rate

Fee Rate/Strip Rate 2                         14    Numeric    0.00001      Annualized Fee/Strip Netted Against Current
                                                                            Note Rate = Net Rate

Fee Rate/Strip Rate 3                         15    Numeric    0.00001      Annualized Fee/Strip Netted Against Current
                                                                            Note Rate = Net Rate

Fee Rate/Strip Rate 4                         16    Numeric    0.00001      Annualized Fee/Strip Netted Against Current
                                                                            Note Rate = Net Rate

Fee Rate/Strip Rate 5                         17    Numeric    0.00001      Annualized Fee/Strip Netted Against Current
                                                                            Note Rate = Net Rate

Net Rate                                      18    Numeric    0.0947       Annualized Interest Rate Applicable To Calculate
                                                                            The Current Period Remittance Int.

Next Index Rate                               19    Numeric     0.09        Index Rate Used In The Determination Of The Next
                                                                            Period Gross Interest Rate

Next Note Rate                                20    Numeric     0.09        Annualized Gross Interest Rate Applicable To Calc
                                                                            Of The Next Period Sch. Interest

Next Rate Adjustment Date                     21      AN      YYYYMMDD      Date Note Rate Is Next Scheduled To Change

Next Payment Adjustment Date                  22      AN      YYYYMMDD      Date Scheduled P&I Amount Is Next Scheduled To Change

Scheduled Interest Amount                     23    Numeric    1000.00      Scheduled Gross Interest Payment Due For The
                                                                            Current Period that goes to the trust

Scheduled Principal Amount                    24    Numeric    1000.00      Scheduled Principal Payment Due For The Current
                                                                            Period that goes to the trust

Total Scheduled P&I Due                       25    Numeric    1000.00      Scheduled Principal & Interest Payment Due For
                                                                            Current Period for the trust

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                        CMSA "LOAN PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "L"




                                             FIELD             FORMAT
               FIELD NAME                   NUMBER   TYPE      EXAMPLE                              DESCRIPTION/COMMENTS
Neg am/Deferred Interest Amount               26    Numeric    1000.00      Negative Amortization/Deferred Interest Amount Due
                                                                            For The Current Period

Unscheduled Principal Collections             27    Numeric    1000.00      Unscheduled Payments Of Principal Received During
                                                                            The Related Collection Period

Other Principal Adjustments                   28    Numeric    1000.00      Unscheduled Principal Adjustments For The Related
                                                                            Collection Period

Liquidation/Prepayment Date                   29      AN      YYYYMMDD      Date Unscheduled Payment Of Principal Received

Prepayment Penalty/Yld Maint Rec'd            30    Numeric    1000.00      Additional Payment Req'd From Borrower Due To
                                                                            Prepayment Of Loan Prior To Maturity

Prepayment Interest Excess (Shortfall)        31    Numeric    1000.00      Interest Shortfall or Excess as calculated by
                                                                            Servicer per the Trust documents

Liquidation/Prepayment Code                   32    Numeric       1         See Liquidation/Prepayment Codes Legend

Most Recent ASER Amount                       33    Numeric    1000.00      Appraisal Subordinated Entitlement Reduction
                                                                            - The difference between a full advance and the
                                                                            reduced advance is the ASER or as defined in the
                                                                            Trust documents

Blank                                         34      AN        Blank       Left blank on purpose. (Note: was previously Most
                                                                            Recent ASER Date. Field not considered applicable
                                                                            to ASER.)

Cumulative ASER Amount                        35    Numeric    1000.00      Cumulative Appraisal Subordinated Entitlement
                                                                            Reduction

Actual Balance                                36    Numeric   100000.00     Outstanding Actual Principal Balance At The
                                                                            End Of The Current Period

Total P&I Advance Outstanding                 37    Numeric    1000.00      Outstanding P&I Advances At The End Of The Current
                                                                            Period

Total T&I Advance Outstanding                 38    Numeric    1000.00      Outstanding Taxes & Insurance Advances At The End
                                                                            Of The Current Period

Other Expense Advance Outstanding             39    Numeric    1000.00      Other Outstanding Advances At The End Of The
                                                                            Current Period

Status of Loan                                40      AN          1         See Status Of Loan Legend

In Bankruptcy                                 41      AN          Y         Bankruptcy Status Of Loan (If In Bankruptcy
                                                                            "Y", Else "N")

Foreclosure Date                              42      AN      YYYYMMDD      P27 -  If Multiple properties have the same date
                                                                            then print that date otherwise leave empty

REO Date                                      43      AN      YYYYMMDD      P28 -  If Multiple properties have the same date
                                                                            then print that date otherwise leave empty

Bankruptcy Date                               44      AN      YYYYMMDD      Date Of Bankruptcy

Net Proceeds Received on Liquidation          45    Numeric   100000.00     Net Proceeds Rec'd On Liquidation To Be Remitted
                                                                            to the Trust per the Trust Documents

Liquidation Expense                           46    Numeric   100000.00     Expenses Associated With The Liq'n To Be Netted from
                                                                            the Trust per the Trust Documents

Realized Loss to Trust                        47    Numeric   10000.00      Liquidation Balance Less Net Liquidation Proceeds
                                                                            Received (as defined in Trust documents)

Date of Last Modification                     48      AN      YYYYMMDD      Date Loan Was Modified

Modification Code                             49    Numeric       1         See Modification Codes Legend

Modified Note Rate                            50    Numeric     0.09        Note Rate Loan Modified To

Modified Payment Rate                         51    Numeric     0.09        Payment Rate Loan Modified To

Preceding Fiscal Year Revenue                 52    Numeric    1000.00      P54 - If Multiple properties then sum the value,
                                                                            if missing any then populate using the "DSCR
                                                                            Indicator Legend" rule

Preceding Fiscal Year Operating Expenses      53    Numeric    1000.00      P55 -  If Multiple properties then sum the value,
                                                                            if missing any then populate using the "DSCR
                                                                            Indicator Legend" rule

Preceding Fiscal Year NOI                     54    Numeric    1000.00      P56 -  If Multiple properties then sum the value,
                                                                            if missing any then populate using the "DSCR
                                                                            Indicator Legend" rule

Preceding Fiscal Year Debt Svc Amount         55    Numeric    1000.00      P57 -  If Multiple properties then sum the value,
                                                                            if missing any then populate using the "DSCR
                                                                            Indicator Legend" rule

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                        CMSA "LOAN PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "L"




                                             FIELD             FORMAT
               FIELD NAME                   NUMBER   TYPE      EXAMPLE                              DESCRIPTION/COMMENTS
Preceding Fiscal Year DSCR (NOI)              56    Numeric     2.55        P58 - If Multiple properties populate using the
                                                                            "DSCR Indicator Legend" rule.   Preceding Fiscal
                                                                            Yr Debt Svc Cvrge Ratio using NOI

Preceding Fiscal Year Physical Occupancy      57    Numeric     0.85        P59 - If Multiple properties, Use weighted average
                                                                            by using the calculation [ Current Allocated
                                                                            % (Prop) * Occupancy (Oper) ] for each Property,
                                                                            if missing any then leave empty

Preceding Fiscal Year Financial As of Date    58      AN      YYYYMMDD      P53 - If Multiple properties and all the same then
                                                                            print the date, Date if missing any then leave
                                                                            empty

Second Preceding Fiscal Year Revenue          59   Numeric     1000.00      P61 - If Multiple properties then sum the value, if
                                                                            missing any then populate using the "DSCR Indicator
                                                                            Legend" rule

Second Preceding Fiscal Year Operating        60    Numeric    1000.00      P62 -  If Multiple properties then sum the value,
Expenses                                                                    if missing any then populate using the "DSCR
                                                                            Indicator Legend" rule

Second Preceding Fiscal Year NOI              61    Numeric    1000.00      P63 -  If Multiple properties then sum the value,
                                                                            if missing any then populate using the "DSCR Indicator
                                                                            Legend" rule

Second Preceding Fiscal Year Debt Service     62    Numeric    1000.00      P64 -  If Multiple properties then sum the value,
Amount                                                                      if missing any then populate using the "DSCR
                                                                            Indicator Legend" rule

Second Preceding Fiscal Year DSCR (NOI)       63    Numeric     2.55        P65 - If Multiple properties populate using the
                                                                            "DSCR Indicator Legend" rule.   Second Preceding
                                                                            Fiscal Year Debt Service Coverage Ratio using NOI

Second Preceding Fiscal Year Physical         64    Numeric     0.85        P66 - If Multiple properties, Use weighted average by
Occupancy                                                                   using the calculation [ Current Allocated % (Prop)
                                                                            * Occupancy (Oper) ] for each Property, if missing
                                                                            any then leave empty

Second Preceding Fiscal Year Financial        65      AN      YYYYMMDD      P60 - If Multiple properties and all the same then
As of Date                                                                  print the date, As of Date if missing any then
                                                                            leave empty

Most Recent Revenue                           66    Numeric    1000.00      P68 - If Multiple properties then sum the value,
                                                                            if missing any then populate using the "DSCR
                                                                            Indicator Legend" rule

Most Recent Operating Expenses                67    Numeric    1000.00      P69 -  If Multiple properties then sum the value,
                                                                            if missing any then populate using the "DSCR
                                                                            Indicator Legend" rule

Most Recent NOI                               68    Numeric    1000.00      P70 -  If Multiple properties then sum the value,
                                                                            if missing any then populate using the "DSCR
                                                                            Indicator Legend" rule

Most Recent Debt Service Amount               69    Numeric    1000.00      P71 -  If Multiple properties then sum the value,
                                                                            if missing any then populate using the "DSCR
                                                                            Indicator Legend" rule

Most Recent DSCR (NOI)                        70    Numeric     2.55        P72 - If Multiple properties populate using the
                                                                            "DSCR Indicator Legend" rule.   Most Recent Debt
                                                                            Service Coverage Ratio using NOI

Most Recent Physical Occupancy                71    Numeric     0.85        P29 - If Multiple properties, Use weighted average
                                                                            by using the calculation [ Current Allocated
                                                                            % (Prop) * Occupancy (Oper) ] for each Property,
                                                                            if missing any then leave empty


                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                        CMSA "LOAN PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "L"




                                             FIELD             FORMAT
               FIELD NAME                   NUMBER   TYPE      EXAMPLE                              DESCRIPTION/COMMENTS

Most Recent Financial As of Start Date        72      AN      YYYYMMDD      P73 - If Multiple properties and all the same then
                                                                            print the date, if missing any then leave empty

Most Recent Financial As of End Date          73      AN      YYYYMMDD      P74 - If Multiple properties and all the same then
                                                                            print the date, if missing any then leave empty

Most Recent Appraisal Date                    74      AN      YYYYMMDD      P24 - If Multiple properties and all the same then
                                                                            print the date, if missing any then leave empty

Most Recent Appraisal Value                   75    Numeric   100000.00     P25 - If Multiple properties then sum the value,
                                                                            if missing any then leave empty

Workout Strategy Code                         76    Numeric       1         See Workout Strategy Codes Legend

Most Recent Special Servicer Transfer         77      AN      YYYYMMDD      Date Transferred To The Special Servicer
Date

Most Recent Master Servicer Return Date       78      AN      YYYYMMDD      Date Returned To The Master Servicer or Primary
                                                                            Servicer

Date Asset Expected to Be Resolved or         79      AN      YYYYMMDD      P26 - If Multiple properties then print the latest
Foreclosed                                                                  date from the affiliated properties.   If in
                                                                            Foreclosure - Expected Date of Foreclosure and if
                                                                            REO - Expected Sale Date.

Blank                                         80      AN        Blank       Left blank on purpose. (Note : was previously Year
                                                                            Renovated.  Use the Property File field 15 instead)

Current Hyper Amortizing Date                 81      AN      YYYYMMDD      S79 - Current Anticipated Repayment Date.  Date
                                                                            will be the same as setup file unless the loan is
                                                                            modified and a new date assigned

Most Recent Financial Indicator               82      AN       T or Y       P75 - T= Trailing 12 months Y = Year to Date,
                                                                            Check Start & End Date Applies to field L66 to L73.
                                                                            If Multiple properties and all the same then print
                                                                            the value, if missing any or if the values are not
                                                                            the same, then leave empty

Last Setup Change Date                        83      AN      YYYYMMDD      S82 - Distribution Date that information changed
                                                                            last in the setup file by loan

Last Loan Contribution Date                   84      AN      YYYYMMDD      Date the loan was contributed

Last Property Contribution Date               85      AN      YYYYMMDD      P67 - Date the latest property or properties were
                                                                            contributed.  For Multiple properties print the
                                                                            latest date from the affiliated properties

Number of Properties                          86    Numeric     13.00       S54 - The Number of Properties Underlying the
                                                                            Mortgage Loan

Preceding Year DSCR Indicator                 87      AN        Text        Flag used to explain how the DSCR was calculated
                                                                            when there are multiple properties.  See DSCR
                                                                            Indicator Legend.

Second Preceding Year DSCR Indicator          88      AN        Text        Flag used to explain how the DSCR was calculated
                                                                            when there are multiple properties.  See DSCR
                                                                            Indicator Legend.

Most Recent  DSCR Indicator                   89      AN        Text        Flag used to explain how the DSCR was calculated
                                                                            when there are multiple properties.  See DSCR
                                                                            Indicator Legend.

NOI/NCF Indicator                             90      AN        Text        Indicates how NOI or Net Cash Flow was calculated
                                                                            should be the same for each financial period.
                                                                            See NOI/NCF Indicator Legend. P84 - If Multiple
                                                                            Properties and all the same then print value,
                                                                            if missing any or if the values are not the same,
                                                                            then leave empty.

Date of Assumption                            91      AN      YYYYMMDD      Date the loan last assumed by a new borrower-
                                                                            empty if never assumed

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                        CMSA "LOAN PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "L"




                                             FIELD             FORMAT
               FIELD NAME                   NUMBER   TYPE      EXAMPLE                              DESCRIPTION/COMMENTS

Preceding Fiscal Year NCF                     92    Numeric    1000.00      P78 - Preceding Fiscal Year Net Cash Flow related to
                                                                            Financial As of Date L58.  If Multiple properties
                                                                            then sum the value, if missing any then populate
                                                                            using the "DSCR Indicator Legend" rule

Preceding Fiscal Year DSCR (NCF)              93    Numeric     2.55        P79 - Preceding Fiscal Yr Debt Service Coverage
                                                                            Ratio using NCF related to Financial As of Date L58.
                                                                            If Multiple properties populate using the "DSCR
                                                                            Indicator Legend" rule.

Second Preceding Fiscal Year NCF              94    Numeric    1000.00      P80 - Second Preceding Fiscal Year Net Cash Flow
                                                                            related to Financial As of Date L65.   If Multiple
                                                                            properties then sum the value, if missing any then
                                                                            populate using the "DSCR Indicator Legend" rule

Second Preceding Fiscal Year DSCR (NCF)       95    Numeric     2.55        P81 - Second Preceding Fiscal Year Debt Service
                                                                            Coverage Ratio using Net Cash Flow related to
                                                                            Financial As of Date L65.   If Multiple properties
                                                                            populate using the "DSCR Indicator Legend" rule.

Most Recent NCF                               96    Numeric    1000.00      P82 - Most Recent Net Cash Flow related to Financial
                                                                            As of Ending Date L73.   If Multiple properties
                                                                            then sum the value, if missing any then populate
                                                                            using the "DSCR Indicator Legend" rule

Most Recent DSCR (NCF)                        97    Numeric    1000.00      P83 - Most Recent Debt Service Coverage Ratio
                                                                            using Net Cash Flow related to Financial As of
                                                                            Ending Date L73.  If Multiple properties populate
                                                                            using the "DSCR Indicator Legend" rule.

Defeasance Status                             98      AN        Text        See Defeasance Status Legend

ARA Amount                                    99    Numeric    1000.00      Appraisal Reduction Amount - Excess of the principal
                                                                            balance over the defined appraisal % or as defined
                                                                            in the trust documents

ARA Date                                      100     AN      YYYYMMDD      Date of appraisal used to calculate ARA

Credit Tenant Lease                           101     AN          Y         S87 - Y=Yes,  N=No


                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                        CMSA "LOAN PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "L"



      WORKOUT STRATEGY CODE LEGEND                                    STATUS OF MORTGAGE LOAN
                                                                              LEGEND
  1  Modification                                    A        Payment Not Received But Still In Grace Period
  2  Foreclosure                                     B        Late Payment But Less Than 30 days Delinquent
  3  Bankruptcy                                      0        Current
  4  Extension                                       1        30-59 Days Delinquent
  5  Note Sale                                       2        60-89 Days Delinquent
  6  DPO                                             3        90+ Days Delinquent
  7  REO                                             4        Assumed Scheduled Payment (Performing Matured Balloon)
  8  Resolved                                        7        Foreclosure
  9  Pending Return to Master Servicer               9        REO
  10  Deed In Lieu Of Foreclosure
  11  Full Payoff                                                    MODIFICATION CODE
  12  Reps and Warranties                                                LEGEND
  13  Other or TBD                                   1        Maturity Date Extension
                                                     2        Amortization Change
      LIQUIDATION/PREPAYMENT CODE                    3        Principal Write-Off
                 LEGEND                              4        Combination
  1  Partial Liq'n (Curtailment)
  2  Payoff Prior To Maturity                                          DSCR INDICATOR
  3  Disposition                                                          LEGEND
  4  Repurchase/ Substitution                        P        Partial - Not all properties received financials,
                                                              servicer to leave empty
  5  Full Payoff At Maturity                         A        Average - Not all properties received financials,
                                                              servicer allocates Debt Service only to properties
                                                              where financials are received.
  6  DPO                                             F        Full - All Statements Collected for all properties
  7  Liquidation                                     W        Worst Case - Not all properties received financials,
                                                              servicer allocates 100% of Debt Service to all
                                                              properties where financials are received.
  8  Payoff w/ penalty                               N        None Collected - no financials were received
  9  Payoff w/ yield Maintenance                     C        Consolidated - All properties reported on one
                                                              "rolled up" financial from the borrower
  10  Curtailment w/ Penalty
  11  Curtailment w/ Yield Maintenance

                                                                               NOI/NCF INDICATOR
           DEFEASANCE STATUS                                                         LEGEND
                 LEGEND                             CMSA      Calculated using CMSA standard
  P  Partial Defeasance                             PSA       Calculated using a definition given in the PSA
  F  Full Defeasance                                U/W       Calculated using the underwriting method
  N  No Defeasance Occurred
  X  Defeasance not Allowable


                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                              CMSA "PROPERTY" FILE
                              (DATA RECORD LAYOUT )
                             CROSS REFERENCED AS "P"

             SPECIFICATION                           DESCRIPTION/COMMENTS
Acceptable Media Types                      Magnetic Tape, Diskette, Electronic Transfer
Character Set                               ASCII
Field Delineation                           Comma
Density (Bytes-Per-Inch)                    1600 or 6250
Magnetic Tape Label                         None (unlabeled)
Magnetic Tape Blocking Factor               10285 (17 records per block)
Physical Media Label                        Servicer Name; Data Type (Collection Period Data); Density
                                            (Bytes-Per-Inch); Blocking Factor; Record Length
Return Address Label                        Required for return of physical media (magnetic tape or
                                            diskette)



                                      FIELD                 FORMAT                                                      LOAN FIELD
            FIELD NAME               NUMBER      TYPE      EXAMPLE                 DESCRIPTION/COMMENTS                 REFERENCE
Transaction Id                          1         AN       XXX97001   Unique Issue Identification Mnemonic               S1, L1

Loan ID                                 2         AN       XXX9701A   Unique Servicer Loan Number Assigned To Each       S3, L3
                                                                      Collateral Item In A Pool

Prospectus Loan ID                      3         AN         123      Unique Identification Number Assigned To Each      S4, L4
                                                                      Collateral Item In The Prospectus

Property ID                             4         AN       1001-001   Should contain Prospectus ID and property
                                                                      identifier, e.g., 1001-001, 1000-002

Distribution Date                       5         AN       YYYYMMDD   Date Payments  Made To Certificateholders            L5

Cross-Collateralized Loan Grouping      6         AN         Text     All Loans With The Same Value Are Crossed, For      S75
                                                                      example : "X02-1" would be populated in this
                                                                      field for all related loans, "X02-2" would be
                                                                      populated for the next group of related loans.

Property Name                           7         AN         Text                                                         S55

Property Address                        8         AN         Text                                                         S56

Property City                           9         AN         Text                                                         S57

Property State                         10         AN          FL                                                          S58

Property Zip Code                      11         AN        30303                                                         S59

Property County                        12         AN         Text                                                         S60

Property Type Code                     13         AN          MF                                                          S61

Year Built                             14         AN         YYYY                                                         S64

Year Last Renovated                    15         AN         YYYY

Net Square Feet At Contribution        16      Numeric      25000     RT, IN, WH, OF, MU, OT                              S62

# Of Units/Beds/Rooms At               17      Numeric        75      MF, MH, LO,MU, HC, SS                               S63
Contribution

Property Status                        18         AN          1       1=FCL, 2=REO, 3=Defeased, 4=Partial Release,
                                                                      5= Released, 6= Same as at Contribution

Allocated Percentage of Loan at        19      Numeric       0.75     Issuer to allocate loan % attributable to
Contribution                                                          property for multi-property loans


                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                              CMSA "PROPERTY" FILE
                              (DATA RECORD LAYOUT )
                             CROSS REFERENCED AS "P"


                                      FIELD                 FORMAT                                                      LOAN FIELD
            FIELD NAME               NUMBER      TYPE      EXAMPLE                 DESCRIPTION/COMMENTS                 REFERENCE

Current Allocated Percentage           20      Numeric       0.75     Maintained by servicer. If not supplied in by
                                                                      Issuer or Underwriter, use Underwritting NOI
                                                                      or NCF to calculate

Current Allocated Ending Scheduled     21      Numeric    5900900.00  Calculation based on Current Allocated              L7
Loan Amount                                                           Percentage and Current Ending Scheduled
                                                                      Principal Balance (L7) for associated loan.

Ground Lease (Y/S/N)                   22         AN          N       Either Y=Yes, S=Subordinate, N= No ground lease     S74

Total Reserve Balance                  23      Numeric     25000.00   For Maintenance, Repairs, & Environmental.          S77
                                                                      (Excludes Tax & Insurance Escrows).  An amount
                                                                      should be printed if the value in Setup File
                                                                      field 77 is "Y"

Most Recent Appraisal Date             24         AN       YYYYMMDD                                                       L74

Most Recent Appraisal Value            25      Numeric    1000000.00                                                      L75

Date Asset Expected to Be Resolved     26         AN       YYYYMMDD   Could be different dates for different              L79
or Foreclosed                                                         properties. If in Foreclosure - Expected Date
                                                                      of Foreclosure and if REO - Expected Sale Date

Foreclosure Date                       27         AN       YYYYMMDD                                                       L42

REO Date                               28         AN       YYYYMMDD                                                       L43

Most Recent Physical Occupancy         29      Numeric       0.75                                                         L71

Occupancy As of Date                   30         AN       YYYYMMDD   Typically should be the effective date of the
                                                                      Rent Roll

Date Lease Rollover Review             31         AN       YYYYMMDD   Roll over review to be completed every 12
                                                                      months

% Sq. Feet expiring 1-12 months        32      Numeric       0.2      Apply to Property Types - RT, IN, WH, OF, MU, OT    S62


% Sq. Feet  expiring 13-24 months      33      Numeric       0.2      Apply to Property Types - RT, IN, WH, OF, MU, OT    S62


% Sq. Feet expiring 25-36 months       34      Numeric       0.2      Apply to Property Types - RT, IN, WH, OF, MU, OT    S62


% Sq. Feet  expiring 37-48 months      35      Numeric       0.2      Apply to Property Types - RT, IN, WH, OF, MU, OT    S62


% Sq. Feet  expiring 49-60 months      36      Numeric       0.2      Apply to Property Types - RT, IN, WH, OF, MU, OT    S62


Largest Tenant                         37         AN         Text     For Office, WH, Retail, Industrial, Other or
                                                                      Mixed Use, as applicable

Square Feet of Largest Tenant          38      Numeric      15000

2nd Largest Tenant                     39         AN         Text     For Office, WH, Retail, Industrial, Other or
                                                                      Mixed Use, as applicable

Square Feet of 2nd Largest Tenant      40      Numeric      15000

3rd Largest Tenant                     41         AN         Text     For Office, WH, Retail, Industrial, Other or
                                                                      Mixed Use, as applicable

Square Feet of 3rd Largest Tenant      42      Numeric      15000

Fiscal Year End Month                  43      Numeric        MM      Needed to indicate month ending for borrower's
                                                                      Fiscal Year.  For example : "12"

Contribution Financials As Of Date     44         AN       YYYYMMDD                                                       S72

Revenue At Contribution                45      Numeric    1000000.00  Should match the prospectus if available. At        S70
                                                                      the Property Level

Operating Expenses At Contribution     46      Numeric    1000000.00  Should match the prospectus if available. At        S71
                                                                      the Property Level

NOI At Contribution                    47      Numeric    1000000.00  Should match the prospectus if available. At        S65
                                                                      the Property Level

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                              CMSA "PROPERTY" FILE
                              (DATA RECORD LAYOUT )
                             CROSS REFERENCED AS "P"


                                      FIELD                 FORMAT                                                      LOAN FIELD
            FIELD NAME               NUMBER      TYPE      EXAMPLE                 DESCRIPTION/COMMENTS                 REFERENCE
DSCR (NOI) At Contribution             48      Numeric       1.5      Should match the prospectus if available.           S66

Appraisal Value At Contribution        49      Numeric    1000000.00                                                      S67

Appraisal Date At Contribution         50         AN       YYYYMMDD                                                       S68

Physical Occupancy At Contribution     51      Numeric       0.9                                                          S69

Date of Last Inspection                52         AN       YYYYMMDD   Date of last physical site inspection

Preceding Fiscal Year Financial As     53         AN       YYYYMMDD                                                       L58
of Date

Preceding Fiscal Year Revenue          54      Numeric    1000000.00                                                      L52

Preceding Fiscal Year Operating        55      Numeric    1000000.00                                                      L53
Expenses

Preceding Fiscal Year NOI              56      Numeric    1000000.00                                                      L54

Preceding Fiscal Yr Debt Service       57      Numeric    1000000.00  Calculate using P20(percentage) to get the          L55
Amount                                                                allocated amount for each property

Preceding Fiscal Year DSCR (NOI)       58      Numeric       1.3      Uses the property NOI and the allocated debt        L56
                                                                      service amount

Preceding Fiscal Year Physical         59      Numeric       0.9                                                          L57
Occupancy

Second Preceding FY Financial As       60         AN       YYYYMMDD                                                       L65
of Date

Second Preceding Fiscal Year           61      Numeric    1000000.00                                                      L59
Revenue

Second Preceding FY Operating          62      Numeric    1000000.00                                                      L60
Expenses

Second Preceding Fiscal Year NOI       63      Numeric    1000000.00                                                      L61

Second Preceding FY Debt Service       64      Numeric    1000000.00  Calculate using P20(percentage) to get the          L62
Amount                                                                allocated amount for each property

Second Preceding Fiscal Year DSCR      65      Numeric       1.3      Uses the property NOI and the allocated debt        L63
(NOI)                                                                 service amount

Second Preceding FY Physical           66      Numeric       0.9                                                          L64
Occupancy

Property Contribution Date             67         AN       YYYYMMDD   Date Property was contributed                       L85

Most Recent Revenue                    68      Numeric    1000000.00  Most Recent Revenue                                 L66

Most Recent Operating Expenses         69      Numeric    1000000.00  Most Recent Operating Expenses                      L67

Most Recent NOI                        70      Numeric    1000000.00  Most Recent Net Operating Income                    L68

Most Recent Debt Service Amount        71      Numeric    1000000.00  Calculate using P20(percentage) to get the          L69
                                                                      allocated amount for each property

Most Recent DSCR (NOI)                 72      Numeric       2.55     Uses the property NOI and the allocated debt        L70
                                                                      service amount

Most Recent Financial As of Start      73         AN       YYYYMMDD   Start date used to calculate Most Recent            L72
Date                                                                  information either YTD or trailing 12 months

Most Recent Financial As of End        74         AN       YYYYMMDD   End date used to calculate Most Recent              L73
Date                                                                  information either YTD or trailing 12 months

Most Recent Financial Indicator        75         AN        T or Y    T= Trailing 12 months Y = Year to Date              L82

NCF At Contribution                    76      Numeric    1000000.00  Net Cash Flow At Contribution.   Should match       S83
                                                                      the prospectus if available.

DSCR (NCF) At Contribution             77      Numeric       1.5      DSCR At Contribution using NCF to calculate.        S84
                                                                      Should match the prospectus if available.

Preceding Fiscal Year NCF              78      Numeric    1000000.00  Preceding Fiscal Year Net Cash Flow related to      L92
                                                                      Financial As of Date P53.

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                              CMSA "PROPERTY" FILE
                              (DATA RECORD LAYOUT )
                             CROSS REFERENCED AS "P"


                                      FIELD                 FORMAT                                                      LOAN FIELD
            FIELD NAME               NUMBER      TYPE      EXAMPLE                 DESCRIPTION/COMMENTS                 REFERENCE
Preceding Fiscal Year DSCR (NCF)       79      Numeric       2.55     Preceding Fiscal Yr Debt Service Coverage Ratio     L93
                                                                      using NCF related to Financial As of Date P53.

Second Preceding FY NCF                80      Numeric    1000000.00  Second Preceding Fiscal Year Net Cash Flow          L94
                                                                      related to Financial As of Date P60.

Second Preceding FY DSCR (NCF)         81      Numeric       2.55     Second Preceding Fiscal Year Debt Service           L95
                                                                      Coverage Ratio using Net Cash Flow related to
                                                                      Financial As of Date P60.

Most Recent NCF                        82      Numeric    1000000.00  Most Recent Net Cash Flow related to Financial      L96
                                                                      As of Date P74.

Most Recent DSCR (NCF)                 83      Numeric       2.55     Most Recent Debt Service Coverage Ratio using       L97
                                                                      Net Cash Flow related to Financial As of Date
                                                                      P74.

NOI/NCF Indicator                      84         AN         Text     Indicates how NOI or Net Cash Flow was              L90
                                                                      calculated should be the same for each
                                                                      financial period.  See NOI/NCF Indicator
                                                                      Legend.

Deferred Maintenance Flag              85         AN          N       Either Y=Yes or N= No, Deferred Maintenance



         PROPERTY TYPES CODE                                            NOI/NCF INDICATOR
               LEGEND                                                         LEGEND

  MF  Multifamily                              CMSA      Calculated using CMSA standard
  RT  Retail                                   PSA       Calculated using a definition given in the PSA
  HC  Health Care                              U/W       Calculated using the underwriting method
  IN  Industrial
  WH  Warehouse
  MH  Mobile Home Park
  OF  Office
  MU  Mixed Use
  LO  Lodging
  SS  Self Storage
  OT  Other
  SE  Securities

                                  ATTACHMENT A:
                   CMSA FINANCIAL FILE - CATEGORY CODE MATRIX

                                                                                                     PROPERTY TYPE
                        CODE/                                                                      MULTI-   HEALTH
                     SORT ORDER                        DESCRIPTION                    COMMERCIAL   FAMILY    CARE    LODGING
INCOME
                 010GROSRNT          Gross Potential Rent                                  X          X        X
                 020VACANCY          Less: Vacancy/Collection Loss                         X          X        X
                 030BASERNT          Base Rent                                             X          X
                 040EXPREMB          Expense Reimbursement                                 X
                 050PCTRENT          Percentage Rent                                       X
                 060ROOMREV          Room Revenue                                                                       X
                 070FOODBEV          Food & Beverage Revenues                                                           X
                 080PHONE            Telephone Revenue                                                                  X
                 090OTHDREV          Other Departmental Revenue                                                         X
                 100PVTPAY           Private Pay                                                               X
                 110MEDCARE          Medicare/Medicaid                                                         X
                 120NURSING          Nursing/Medical Income                                                    X
                 130MEALS            Meals Income                                                              X
                 140LAUNDRY          Laundry/Vending Income                                           X
                 150PARKING          Parking Income                                        X          X
                 160OTHERIN          Other Income                                          X          X        X        X

EXPENSES         270ROOMS            Room (Department)                                                                  X
                 280FOODBEV          Food & Beverage (Departmental)                                                     X
                 290PHONE            Telephone Expenses (Departmental)                                                  X
                 300OTHDEPT          Other Dept. Expenses                                                               X
                 310RETAXES          Real Estate Taxes                                     X          X        X        X
                 320PROPINS          Property Insurance                                    X          X        X        X
                 330UTILITI          Utilities                                             X          X        X        X
                 340REPAIRS          Repairs and Maintenance                               X          X        X        X
                 350JANITOR          Janitorial                                            X
                 360FRANCHI          Franchise Fee                                                                      X
                 370MANAGEM          Management Fees                                       X          X        X        X
                 380PAYROLL          Payroll & Benefits                                    X          X        X        X
                 390MARKETI          Advertising & Marketing                               X          X        X        X
                 400PROFESS          Professional Fees                                     X          X        X        X
                 410GENERAL          General and Administrative                            X          X        X        X
                 420ROOMS            Room Expense - Housekeeping                                               X
                 430MEALS            Meal expense                                                              X
                 440OTHEREX          Other Expenses                                        X          X        X        X
                 450GROUNDR          Ground Rent                                           X          X        X        X

RESRV & CAPEX    490LEASING          Leasing Commissions                                   X
                 500TENANTI          Tenant Improvements                                   X
                 510CAPEX            Capital Expenditures                                  X          X        X        X
                 520EXCAPEX          Extraordinary Capital Expenditures                    X          X        X        X



                                          DATA TYPES
                         YTD         Current Year - Year to Date
                         AN          Annual (prior 12 months' data fiscal year - audited)
                         TR          Trailing 12 months' data
                         UB          Underwriting Base Line




                                        STATEMENT TYPES
                         BOR         Borrower's Statement (as submitted)
                         ADJ         Adjustments to Borrower's Statement
                         NOR         Normalized Statement (to CMSA format)

                                 ATTACHMENT B:
                       CMSA FINANCIAL FILE SPECIFICATIONS

                                           RECORD LAYOUT
Fields:         Trans ID              From CMSA Loan Setup File, Field #1
                Loan #                From CMSA Property File, Field #2
                Property ID           From CMSA Property File, Field #4, Example:  1001-001
                YYYYMM                Financial Statement Beginning Date
                YYYYMM                Financial Statement Ending Date
                Data Type             See attached values
                Stmt Type             See attached values
                Category Code         See attached values
                Amount                Example : 999999.99 Enter positive
                                      values except for adjustments, contra
                                      accounts or other negative numbers.

Key:            Trans ID
                Loan #
                Property ID           CMSA Property File, P4
                YYYYMM                Financial Statement Ending Date
                Data Type
                Statement Type
                Category Code


               SAMPLE ASCII PRESENTATION (PREFERRED)

XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,010GROSRNT,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,020VACANCY,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,030BASERNT,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,160OTHERIN,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,310RETAXES,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,320PROPINS,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,330UTILITI,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,340REPAIRS,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,350JANITOR,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,370MANAGEM,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,380PAYROLL,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,390MARKETI,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,410GENERAL,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,440OTHEREX,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,500TENANTI,999999.99
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,510CAPEX,999999.99



                        SAMPLE SPREADSHEET PRESENTATION

                                    BEGIN    ENDING                  STMT
TRANS ID   LOAN #    PROP ID       YYYYMM    YYYYMM       DATA TYPE  TYPE       CATEGORY       AMOUNT
XX97D4     12768-34  1001-001     199901       199903     YTD        NOR        010GROSRNT     999999.99
XX97D4     12768-34  1001-001     199901       199903     YTD        NOR        020VACANCY     999999.99
XX97D4     12768-34  1001-001     199901       199903     YTD        NOR        030BASERNT     999999.99
XX97D4     12768-34  1001-001     199901       199903     YTD        NOR        160OTHERIN     999999.99
XX97D4     12768-34  1001-001     199901       199903     YTD        NOR        310RETAXES     999999.99
XX97D4     12768-34  1001-001     199901       199903     YTD        NOR        320PROPINS     999999.99
XX97D4     12768-34  1001-001     199901       199903     YTD        NOR        330UTILITI     999999.99
XX97D4     12768-34  1001-001     199901       199903     YTD        NOR        340REPAIRS     999999.99
XX97D4     12768-34  1001-001     199901       199903     YTD        NOR        350JANITOR     999999.99
XX97D4     12768-34  1001-001     199901       199903     YTD        NOR        370MANAGEM     999999.99
XX97D4     12768-34  1001-001     199901       199903     YTD        NOR        380PAYROLL     999999.99
XX97D4     12768-34  1001-001     199901       199903     YTD        NOR        390MARKETI     999999.99
XX97D4     12768-34  1001-001     199901       199903     YTD        NOR        410GENERAL     999999.99
XX97D4     12768-34  1001-001     199901       199903     YTD        NOR        440OTHEREX     999999.99
XX97D4     12768-34  1001-001     199901       199903     YTD        NOR        500TENANTI     999999.99
XX97D4     12768-34  1001-001     199901       199903     YTD        NOR        510CAPEX       999999.99
XX97D4     12768-34  1001-002     199901       199903     YTD        NOR        010GROSRNT     999999.99
XX97D4     12768-34  1001-002     199901       199903     YTD        NOR        020VACANCY     999999.99
XX97D4     12768-34  1001-002     199901       199903     YTD        NOR        030BASERNT     999999.99
XX97D4     12768-34  1001-002     199901       199903     YTD        NOR        160OTHERIN     999999.99
XX97D4     12768-34  1001-002     199901       199903     YTD        NOR        310RETAXES     999999.99
XX97D4     12768-34  1001-002     199901       199903     YTD        NOR        320PROPINS     999999.99
XX97D4     12768-34  1001-002     199901       199903     YTD        NOR        330UTILITI     999999.99
XX97D4     12768-34  1001-002     199901       199903     YTD        NOR        340REPAIRS     999999.99
XX97D4     12768-34  1001-002     199901       199903     YTD        NOR        350JANITOR     999999.99
XX97D4     12768-34  1001-002     199901       199903     YTD        NOR        370MANAGEM     999999.99
XX97D4     12768-34  1001-002     199901       199903     YTD        NOR        380PAYROLL     999999.99
XX97D4     12768-34  1001-002     199901       199903     YTD        NOR        390MARKETI     999999.99
XX97D4     12768-34  1001-002     199901       199903     YTD        NOR        410GENERAL     999999.99
XX97D4     12768-34  1001-002     199901       199903     YTD        NOR        440OTHEREX     999999.99
XX97D4     12768-34  1001-002     199901       199903     YTD        NOR        500TENANTI     999999.99
XX97D4     12768-34  1001-002     199901       199903     YTD        NOR        510CAPEX       999999.99

                                    EXHIBIT Y

                             INVESTOR CERTIFICATION

                                                         Date: December 17, 2002

LaSalle Bank National Association
135 South LaSalle Street
Chicago, IL  60603

Attention:  Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass
            Through Certificates, Series 2002 - IQ3

      In accordance with the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Agreement"), by and among Morgan Stanley Dean Witter Capital I Inc., as Depositor, GMAC Commercial Mortgage Corporation, as General Master Servicer and General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, Principal Global Investors, LLC, as Special Servicer with respect to Mortgage Loan No. 7, ABN AMRO Bank N.V., as Fiscal Agent, and LaSalle Bank National Association, N.A., as Trustee, Paying Agent and Certificate Registrar (the "Trustee"), with respect to the above referenced certificates (the "Certificates"), the undersigned hereby certifies and agrees as follows:

1. The undersigned is a beneficial owner or prospective purchaser of the Class ___ Certificates.

2. The undersigned is requesting access to the Trustee's internet website containing certain information (the "Information") and/or is requesting the information identified on the schedule attached hereto (also, the "information") pursuant to the provisions of the Agreement.

3. In consideration of the Trustee's disclosure to the undersigned of the Information, or access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information, will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representative") in any manner whatsoever, in whole or in part.

4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any its Representative.

6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

      IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.



                                       Beneficial Owner or Prospective Purchaser

                                       By:
                                           -------------------------------------

                                       Title:
                                              ----------------------------------

                                       Company:
                                                --------------------------------

                                       Phone:
                                              ----------------------------------

                                    EXHIBIT Z

                                     FORM OF
                            NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

For loans having balance of (a) $20,000,000 or less, and (b) less than or equal to 5% of Aggregate Certificate Balance, whichever is less

To:   [Address]
      Attn:

From: _____________________________________, in its capacity as Master Servicer (the "Servicer") under the Pooling and Servicing Agreement dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among the Servicer, __________________ as Trustee, and others.

Date: _________, 20___

Re:   Morgan Stanley Dean Witter Capital I Inc.,
      ------------------------------------------
      Commercial Mortgage Pass-Through Certificates,
      Series 2002-IQ3
      ------------------------------------------------------------

            Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:____________________

            Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement

            As Servicer under the Pooling and Servicing Agreement, we hereby:

            1. NOTIFY YOU THAT THE MORTGAGOR HAS CONSUMMATED A DEFEASANCE OF THE MORTGAGE LOAN PURSUANT TO THE TERMS OF THE MORTGAGE LOAN, OF THE TYPE CHECKED BELOW:

                  ____ a full defeasance of the payments scheduled to be due in respect of the entire Principal Balance of the Mortgage Loan; or

                  ____ a partial defeasance of the payments scheduled to be due in respect of a portion of the Principal Balance of the Mortgage Loan that represents ___% of the entire Principal Balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire Principal Balance;

            2. CERTIFY THAT EACH OF THE FOLLOWING IS TRUE, SUBJECT TO THOSE EXCEPTIONS SET FORTH WITH EXPLANATORY NOTES ON EXHIBIT A HERETO, WHICH EXCEPTIONS THE SERVICER HAS DETERMINED, CONSISTENT WITH THE SERVICING STANDARD, WILL HAVE NO MATERIAL ADVERSE EFFECT ON THE MORTGAGE LOAN OR THE DEFEASANCE
                  TRANSACTION:

                  A. THE MORTGAGE LOAN DOCUMENTS PERMIT THE DEFEASANCE, AND THE TERMS AND CONDITIONS FOR DEFEASANCE SPECIFIED THEREIN WERE SATISFIED IN ALL MATERIAL RESPECTS IN COMPLETING THE DEFEASANCE.

                  B.    THE DEFEASANCE WAS CONSUMMATED ON __________, 20__.

                  C.    THE DEFEASANCE COLLATERAL CONSISTS OF SECURITIES THAT
                        (I) CONSTITUTE "GOVERNMENT SECURITIES" AS DEFINED IN
                        SECTION 2(A)(16) OF THE INVESTMENT COMPANY ACT OF 1940 AS AMENDED (15 U.S.C. 80A-1), (II) ARE LISTED AS "QUALIFIED INVESTMENTS FOR `AAA' FINANCINGS" UNDER PARAGRAPHS 1, 2 OR 3 OF "CASH FLOW APPROACH" IN STANDARD & Poor's Public Finance Criteria 2000, as amended to the DATE OF THE DEFEASANCE, (III) ARE RATED `AAA' BY STANDARD & POOR'S, (IV) IF THEY INCLUDE A PRINCIPAL OBLIGATION, THE PRINCIPAL DUE AT MATURITY CANNOT VARY OR CHANGE, AND (V) ARE NOT SUBJECT TO PREPAYMENT, CALL OR EARLY REDEMPTION. SUCH SECURITIES HAVE THE CHARACTERISTICS SET FORTH BELOW:

                         CUSIP RATE MAT PAY DATES ISSUED

                  D. THE SERVICER RECEIVED AN OPINION OF COUNSEL (FROM COUNSEL APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD) THAT THE DEFEASANCE WILL NOT RESULT IN AN ADVERSE REMIC EVENT.

                  E. THE SERVICER DETERMINED THAT THE DEFEASANCE COLLATERAL WILL BE OWNED BY AN ENTITY (THE "DEFEASANCE OBLIGOR") AS TO WHICH ONE OF THE STATEMENTS CHECKED BELOW IS TRUE:

                  ____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

                  ____ the related Mortgagor designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

                  ____ the Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

                  F. THE SERVICER RECEIVED A BROKER OR SIMILAR CONFIRMATION OF THE CREDIT, OR THE ACCOUNTANT'S LETTER DESCRIBED BELOW CONTAINED STATEMENTS THAT IT REVIEWED A BROKER OR SIMILAR CONFIRMATION OF THE CREDIT, OF THE DEFEASANCE COLLATERAL TO AN ELIGIBLE ACCOUNT (AS DEFINED IN THE S&P CRITERIA) IN THE NAME OF THE DEFEASANCE OBLIGOR, WHICH ACCOUNT IS MAINTAINED AS A SECURITIES ACCOUNT BY THE TRUSTEE ACTING AS A SECURITIES INTERMEDIARY.

                  G. AS SECURITIES INTERMEDIARY, TRUSTEE IS OBLIGATED TO MAKE THE SCHEDULED PAYMENTS ON THE MORTGAGE LOAN FROM THE PROCEEDS OF THE DEFEASANCE COLLATERAL DIRECTLY TO THE SERVICER'S CERTIFICATE ACCOUNT IN THE AMOUNTS AND ON THE DATES SPECIFIED IN THE MORTGAGE LOAN DOCUMENTS OR, IN A PARTIAL DEFEASANCE, THE PORTION OF SUCH SCHEDULED PAYMENTS ATTRIBUTED TO THE ALLOCATED LOAN AMOUNT FOR THE REAL PROPERTY DEFEASED, INCREASED BY ANY DEFEASANCE PREMIUM SPECIFIED IN THE MORTGAGE LOAN DOCUMENTS (THE "SCHEDULED PAYMENTS").

                  H. THE SERVICER RECEIVED FROM THE MORTGAGOR WRITTEN CONFIRMATION FROM A FIRM OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, WHO WERE APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD, STATING THAT (I) REVENUES FROM PRINCIPAL AND INTEREST PAYMENTS MADE ON THE DEFEASANCE COLLATERAL (WITHOUT TAKING INTO ACCOUNT ANY EARNINGS ON REINVESTMENT OF SUCH REVENUES) WILL BE SUFFICIENT TO TIMELY PAY EACH OF THE SCHEDULED PAYMENTS AFTER THE DEFEASANCE INCLUDING THE PAYMENT IN FULL OF THE MORTGAGE LOAN (OR THE ALLOCATED PORTION THEREOF IN CONNECTION WITH A PARTIAL DEFEASANCE) ON ITS MATURITY DATE (OR, IN THE CASE OF AN ARD LOAN, ON ITS ANTICIPATED REPAYMENT DATE), (II) THE REVENUES RECEIVED IN ANY MONTH FROM THE DEFEASANCE COLLATERAL WILL BE APPLIED TO MAKE SCHEDULED PAYMENTS WITHIN FOUR (4) MONTHS AFTER THE DATE OF RECEIPT, AND (III) INTEREST INCOME FROM THE DEFEASANCE COLLATERAL TO THE DEFEASANCE OBLIGOR IN ANY CALENDAR OR FISCAL YEAR WILL NOT EXCEED SUCH DEFEASANCE OBLIGOR'S INTEREST EXPENSE FOR THE MORTGAGE LOAN (OR THE ALLOCATED PORTION THEREOF IN A PARTIAL DEFEASANCE) FOR SUCH YEAR.

                  I. THE SERVICER RECEIVED OPINIONS FROM COUNSEL, WHO WERE APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD, THAT (I) THE AGREEMENTS EXECUTED BY THE MORTGAGOR AND/OR THE DEFEASANCE OBLIGOR IN CONNECTION WITH THE DEFEASANCE ARE ENFORCEABLE AGAINST THEM IN ACCORDANCE WITH THEIR TERMS, AND (II) THE TRUSTEE WILL HAVE A PERFECTED, FIRST PRIORITY SECURITY INTEREST IN THE DEFEASANCE COLLATERAL DESCRIBED ABOVE.

                  J. THE AGREEMENTS EXECUTED IN CONNECTION WITH THE DEFEASANCE (I) PERMIT REINVESTMENT OF PROCEEDS OF THE DEFEASANCE COLLATERAL ONLY IN PERMITTED INVESTMENTS (AS DEFINED IN THE S&P CRITERIA), (II) PERMIT RELEASE OF SURPLUS DEFEASANCE COLLATERAL AND EARNINGS ON REINVESTMENT TO THE DEFEASANCE OBLIGOR OR THE MORTGAGOR ONLY AFTER THE MORTGAGE LOAN HAS BEEN PAID IN FULL, IF ANY SUCH RELEASE IS PERMITTED, (III) PROHIBIT ANY SUBORDINATE LIENS AGAINST THE DEFEASANCE COLLATERAL, AND
                        (IV) PROVIDE FOR PAYMENT FROM SOURCES OTHER THAN THE DEFEASANCE COLLATERAL OR OTHER ASSETS OF THE DEFEASANCE OBLIGOR OF ALL FEES AND EXPENSES OF THE SECURITIES INTERMEDIARY FOR ADMINISTERING THE DEFEASANCE AND THE SECURITIES ACCOUNT AND ALL FEES AND EXPENSES OF MAINTAINING THE EXISTENCE OF THE DEFEASANCE OBLIGOR.

                  K. THE ENTIRE PRINCIPAL BALANCE OF THE MORTGAGE LOAN AS OF THE DATE OF DEFEASANCE WAS $___________ [$20,000,000 OR LESS OR LESS THAN FIVE PERCENT OF POOL BALANCE, WHICHEVER IS LESS] WHICH IS LESS THAN 5% OF THE AGGREGATE CERTIFICATE BALANCE OF THE CERTIFICATES AS OF THE DATE OF THE MOST RECENT PAYING AGENT'S MONTHLY CERTIFICATEHOLDER REPORT RECEIVED BY US (THE "CURRENT REPORT").

                  L. THE DEFEASANCE DESCRIBED HEREIN, TOGETHER WITH ALL PRIOR AND SIMULTANEOUS DEFEASANCES OF MORTGAGE LOANS, BRINGS THE TOTAL OF ALL FULLY AND PARTIALLY DEFEASED MORTGAGE LOANS TO $__________________, WHICH IS _____% OF THE
                        AGGREGATE CERTIFICATE BALANCE OF THE CERTIFICATES AS OF THE DATE OF THE CURRENT REPORT.

            3. CERTIFY THAT, IN ADDITION TO THE FOREGOING, SERVICER HAS IMPOSED SUCH ADDITIONAL CONDITIONS TO THE DEFEASANCE, SUBJECT TO THE LIMITATIONS IMPOSED BY THE MORTGAGE LOAN DOCUMENTS, AS ARE CONSISTENT WITH THE SERVICING STANDARD.

            4. CERTIFY THAT EXHIBIT B HERETO IS A LIST OF THE MATERIAL AGREEMENTS, INSTRUMENTS, ORGANIZATIONAL DOCUMENTS FOR THE DEFEASANCE OBLIGOR, AND OPINIONS OF COUNSEL AND INDEPENDENT ACCOUNTANTS EXECUTED AND DELIVERED IN CONNECTION WITH THE DEFEASANCE DESCRIBED ABOVE AND THAT ORIGINALS OR COPIES OF SUCH AGREEMENTS, INSTRUMENTS AND OPINIONS HAVE BEEN TRANSMITTED TO THE TRUSTEE FOR PLACEMENT IN THE RELATED MORTGAGE FILE OR, TO THE EXTENT NOT REQUIRED TO BE PART OF THE RELATED MORTGAGE FILE, ARE IN THE POSSESSION OF THE SERVICER AS PART OF THE SERVICER'S MORTGAGE FILE.

            5. CERTIFY AND CONFIRM THAT THE DETERMINATIONS AND CERTIFICATIONS DESCRIBED ABOVE WERE RENDERED IN ACCORDANCE WITH THE SERVICING STANDARD SET FORTH IN, AND THE OTHER APPLICABLE TERMS AND CONDITIONS OF, THE POOLING AND SERVICING AGREEMENT.

            6. CERTIFY THAT THE INDIVIDUAL UNDER WHOSE HAND THE SERVICER HAS CAUSED THIS NOTICE AND CERTIFICATION TO BE EXECUTED DID CONSTITUTE A SERVICING OFFICER AS OF THE DATE OF THE DEFEASANCE DESCRIBED ABOVE.

            7. AGREE TO PROVIDE COPIES OF ALL ITEMS LISTED IN EXHIBIT B TO YOU UPON REQUEST.


            IN WITNESS WHEREOF, the Servicer has caused this Notice and Certification to be executed as of the date captioned above.



                                       SERVICER:  ____________________________



                                       By:____________________________________
                                          Name:
                                          Title:

                                 EXHIBIT AA

                        FORM OF CERTIFICATION TO BE
                           PROVIDED TO DEPOSITOR

     Re:  Morgan   Stanley  Dean  Witter  Capital  I  Trust  2002-IQ3  (the
          "Trust"),  Commercial Mortgage Pass-Through Certificates,  Series
          2002-IQ3

I, [identify the certifying individual], a[n] [title] of [identify name of company] on behalf of [identify name of company], as [Paying Agent/General Master Servicer] certify to [identify the individual signing the Sarbanes Oxley Certification], Morgan Stanley Dean Witter Capital I Inc. (the "Depositor") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the pooling and servicing agreement, and with the knowledge and intent that they will rely upon this certification, that:

     1. [To be certified by the Paying Agent] [I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by that annual report, of the Trust;]

     2. [To be certified by the Paying Agent] [To the best of my knowledge, the information in these reports, to the extent prepared by the [Paying Agent] (but not including any information provided to the [Paying Agent] by any master servicer, special servicer or primary servicer, other than to the extent that such information has been aggregated or manipulated by [Paying Agent]), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;]

     3. [To be certified by the Paying Agent] [To the best of my knowledge, the servicing information provided to the paying agent by the master servicers and the special servicers under the pooling and servicing agreement is included in these reports;]

     4. [To be certified by the General Master Servicer] [I am responsible for reviewing the activities performed by GMAC Commercial Mortgage Corporation, as general master servicer under the pooling and servicing agreement and based upon a review performed as required under Section 8.12 of the pooling and servicing agreement with respect to GMAC Commercial Mortgage Corporation and a certificate in the form attached as Exhibit A hereto from each of NCB, FSB, National Consumer Cooperative Bank, Principal Global Investors, LLC, Summit Investment Partners,
          Inc., Prudential Asset Resources, Inc. and Nationwide Life Insurance Company, with respect to such entities (which certificate, to our actual knowledge, contains no inaccurate information), and except as disclosed in the annual report on Form 10-K for the fiscal year [___], or in any reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by that annual report, GMAC Commercial Mortgage Corporation,, as general master servicer, has fulfilled its material obligations under the pooling and servicing agreement, including the provision of all reports required to be submitted to the trustee and the paying agent thereunder; and]

     5. [To be certified by the General Master Servicer] [I have disclosed to GMAC Commercial Mortgage Corporation's certified public accountants all significant deficiencies relating to the compliance of GMAC Commercial Mortgage Corporation with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the pooling and servicing agreement.]


Date: _________________________

[NAME OF COMPANY]

_______________________________
[Signature]
[Title]

                          EXHIBIT A to EXHIBIT AA

                        FORM OF CERTIFICATION TO BE
                  PROVIDED TO THE GENERAL MASTER SERVICER

     Re:  Morgan   Stanley  Dean  Witter  Capital  I  Trust  2002-IQ3  (the
          "Trust"),  Commercial Mortgage Pass-Through Certificates,  Series
          2002-IQ3

I, [identify the certifying individual], a[n] [title] of [identify name of company], on behalf of [identify name of company] as [Primary Servicer/Special Servicer/NCB Master Servicer] certify to [identify the individual signing Exhibit A], GMAC Commercial Mortgage Corporation (the "General Master Servicer"), Morgan Stanley Dean Witter Capital I Inc. ("Depositor") and their respective partners, representatives, affiliates, members, managers, directors, officers, employees and agents and with the knowledge and intent that they will rely upon this certification:

     1. [To be certified by each Primary Servicer, each Special Servicer and NCB, FSB] [I am responsible for reviewing the activities performed by [insert name of NCB, FSB, the applicable Primary Servicer or the applicable Special Servicer] under the pooling and servicing agreement [and/or the related primary servicing agreement] and based upon the review performed as required under Section [8.12][9.18] of the pooling and servicing agreement, and except as disclosed on Schedule 1 hereto, [insert name of NCB, FSB, the applicable Primary Servicer or the applicable Special Servicer], to my knowledge, has fulfilled its material obligations under the pooling and servicing agreement [and/or the related primary servicing agreement], including the provision of all reports required to be submitted by [insert name of NCB, FSB, the applicable Primary Servicer or the applicable Special
          Servicer] to the general master servicer, the trustee and the paying agent thereunder; and

     2. [To be certified by each Primary Servicer, each Special Servicer and NCB, FSB] [I have disclosed to [insert name of NCB, FSB, the applicable Primary Servicer or the applicable Special Servicer]'s certified public accountants and GMAC Commercial Mortgage Corporation's certified public accountants all significant deficiencies relating to the compliance of [insert name of NCB, FSB, the applicable Primary Servicer or the applicable Special Servicer] with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the pooling and servicing agreement].


Date: _________________________

[NAME OF COMPANY]

_______________________________
[Signature]
[Title]

                                   SCHEDULE I

                              MSDWMC LOAN SCHEDULE

LOAN      MORTGAGE LOAN  LOAN      PROPERTY                                                     ZIP    PROPERTY    PROPERTY
POOL NO.  SELLER         NUMBER    NAME                                  CITY           STATE   CODE   TYPE        SUB-TYPE
---------------------------------------------------------------------------------------------------------------------------
1         MSDWMC         02-11797  77 P Street Office                    Washington      DC     20001  Office      Urban
2         MSDWMC         00-0000   One Seaport Plaza                     New York City   NY     10038  Office      Urban
4         MSDWMC         02-11615  Tulsa Distribution Center             Tulsa           OK     74108  Industrial  Warehouse
5         MSDWMC         01-10485  Northwestern Corporate Center         Southfield      MI     48034  Office      Suburban
36        MSDWMC         01-09319  Winton Place Shopping Center          Rochester       NY     14623  Retail      Unanchored
57        MSDWMC         01-08371  324 Clark Street Industrial Building  Worcester       MA     01606  Industrial  Light Industrial


ORIGINAL        CUT-OFF DATE   MASTER    MASTER SERVICING     PRIMARY     SUB-SERVICING   PRIMARY EXCESS
BALANCE         BALANCE        FEE       EXCESS FEE           FEE         FEE             SERVICING
-------------------------------------------------------------------------------------------------------
$67,000,000    $67,000,000     2            3              0             0                0
$65,000,000    $64,754,839     2            3              0             0                0
$30,000,000    $29,905,326     2            3              0             0                0
$29,000,000    $28,858,727     2            3              0             0                0
 $6,200,000     $6,133,050     2            3              0             0                0
 $3,600,000     $3,547,611     2            3              0             0                0


                                   SCHEDULE II

                                UCL LOAN SCHEDULE



LOAN      MORTGAGE LOAN  LOAN      PROPERTY                                                             ZIP   PROPERTY    PROPERTY
POOL NO.  SELLER         NUMBER    NAME                                 CITY               STATE       CODE   TYPE        SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------------
47       Union Central  235534     Southern Square Shopping Center     Sioux City           IA   51106  Retail      Anchored
59       Union Central  201165     Fashion Pointe Offices              South Ogden          UT   84403  Office      Suburban
63       Union Central  202128     Homewood Plaza                      Homewood             AL   35209  Office      Urban
64       Union Central  202130     Doctors Park Medical Center         Bend                 OR   97701  Office      Medical
68       Union Central  202137     Saticoy Industrial Center           North Hollywood      CA   91605  Industrial  Flex Industrial
69       Union Central  202138     Coldwater Industrial Center         North Hollywood      CA   91605  Industrial  Flex Industrial
71       Union Central  202102     Assured Self Storage                Altamonte Spring     FL   32714  Industrial  Warehouse
72       Union Central  235590     San Juan North Shopping Center      Farmington           NM   87401  Retail      Anchored
73       Union Central  200120     Oak Tree Plaza/Tustin Retail Center Tustin               CA   92780  Retail      Unanchored
75       Union Central  201161     South Bay Business Park             Chula Vista          CA   91911  Industrial  Flex Industrial
76       Union Central  990124     Courtyard at Jamestown I            Provo                UT   84604  Retail      Unanchored
77       Union Central  990150     Courtyard At Jamestown II           Provo                UT   84604  Retail      Unanchored
78       Union Central  201108     Park South Apartments               Lubbock              TX   79414  Multifamily Garden
79       Union Central  201151     West McDowell Walgreens             Phoenix              AZ   85035  Retail      Free Standing
80       Union Central  200137     Anaheim Hills Village Center        Anaheim              CA   92807  Retail      Unanchored
81       Union Central  980188     Ocean View Apartments & Meadow Pond Hampton              NH   03842  Multifamily Garden
82       Union Central  980189     Concord Park North Apartments       Concord              NH   03303  Multifamily Garden
83       Union Central  980190     Franklin Court Apartments           North Adams          MA   01247  Multifamily Garden
88       Union Central  201110     El Mercado Plaza                    Santa Barbara        CA   93110  Office      Suburban
89       Union Central  202123     7100 Pines Plaza                    Pembroke Pines       FL   33024  Retail      Unanchored
90       Union Central  200108     Plaza del Oro                       Santa Barbara        CA   93105  Office      Suburban
93       Union Central  970206     Allegiance Center II                Albuquerque          NM   87109  Office      Suburban
95       Union Central  990212     Catalina Staples                    Yuma                 AZ   85364  Retail      Anchored
96       Union Central  990155A    129 West Hibiscus Boulevard         Melbourne            FL   32901  Office      Suburban
97       Union Central  990155B    13 East Melbourne Avenue            Melbourne            FL   32901  Office      Suburban
98       Union Central  990155C    Babcock Square                      Melbourne            FL   32901  Office      Suburban
99       Union Central  960127     Barnes & Noble Superstore           Anchorage            AK   99503  Retail      Free Standing
100      Union Central  980149     Oak Park Plaza                      Oak Park             MI   48237  Retail      Anchored
101      Union Central  202114     Orlando Eckerd                      Orlando              FL   32825  Retail      Free Standing
102      Union Central  980220     Centre Plaza                        Clinton              TN   37716  Retail      Anchored
104      Union Central  990174     Mesa Verde Office Park              Ventura              CA   93003  Office      Urban
105      Union Central  202142     Town Center Lakeside                Sugar Land           TX   77479  Retail      Unanchored
109      Union Central  980236     Ortega's On The Plaza               Santa Fe             NM   87501  Retail      Unanchored
110      Union Central  970224     3720-3768 Hawkins Industrial        Albuquerque          NM   87199  Industrial  Warehouse
113      Union Central  980239     Loggerhead Plaza                    Juno Beach           FL   33408  Retail      Unanchored
114      Union Central  980159     Wilshire Tower                      Los Angeles          CA   90036  Office      Urban
116      Union Central  990133A    Cooper Apartments                   Ames                 IA   50010  Multifamily Garden
117      Union Central  990133B    819 Lincoln Way                     Ames                 IA   50010  Mixed Use   Mixed Use
118      Union Central  990218     Glades Tower II                     Boca Raton           FL   33431  Office      Medical
119      Union Central  201130     7240 Building (Bldg E)              Edina                MN   55439  Office      Suburban
120      Union Central  201131     Minnehaven Square                   Minnetonka           MN   55345  Retail      Unanchored
121      Union Central  940101     Silvercreek Apartments              Austin               TX   78704  Multifamily Garden
122      Union Central  970223     3800-3888 Hawkins Industrial        Albuquerque          NM   87199  Industrial  Warehouse
124      Union Central  200136     Monk Properties                     Chanhassen           MN   55317  Industrial  Warehouse
126      Union Central  235585     Jefferson West Apartments           Boise                ID   83702  Multifamily Garden
127      Union Central  235589     Willow Apartments                   Boise                ID   83706  Multifamily Garden
128      Union Central  201163A    225 North Cotner Boulevard          Lincoln              NE   68505  Office      Suburban
129      Union Central  201163B    3910 South Street                   Lincoln              NE   68506  Office      Suburban
131      Union Central  202115     Wilsonville Industrial              Wilsonville          OR   97070  Industrial  Flex Industrial
132      Union Central  201154     Vermont Hills Shopping Center       Portland             OR   97219  Retail      Unanchored
134      Union Central  200125     Cummins Intermountain               North Las Vegas      NV   89030  Industrial  Warehouse
136      Union Central  200117     Ponderosa Shopping Center           Idaho Falls          ID   83404  Retail      Unanchored
137      Union Central  990101     Health Alliance of Greater CincinnatKenwood              OH   45236  Office      Medical
138      Union Central  980223     Richmond Kroger Supermarket         Richmond             IN   47374  Retail      Free Standing
139      Union Central  980108     Butterfield Plaza                   El Paso              TX   79906  Industrial  Warehouse
140      Union Central  201126     136 East Retail                     Draper               UT   84020  Retail      Free Standing
141      Union Central  990139     Spain Apartments                    Albuquerque          NM   87111  Multifamily Garden
142      Union Central  980206     Baseline Industrial Center          Tempe                AZ   85283  Industrial  Warehouse
143      Union Central  235529     Village Square Plaza                Waverly              IA   50677  Retail      Anchored
144      Union Central  990105     Regal Center                        Spokane              WA   99223  Retail      Unanchored
145      Union Central  201143     19th Avenue Medical Center          Phoenix              AZ   85015  Office      Medical
146      Union Central  990149     Pearl Street Retail                 Boulder              CO   80231  Retail      Unanchored
148      Union Central  970216     Sohner Medical Plaza                Larkspur             CA   94939  Office      Medical
149      Union Central  200128     Highland Avenue Office              Birmingham           AL   35205  Office      Suburban
150      Union Central  980106A    Pier 1 Imports                      Albuquerque          NM   87114  Retail      Free Standing
151      Union Central  980106B    Outback Steakhouse                  Albuquerque          NM   87114  Retail      Free Standing
152      Union Central  950150     Office Max                          Greensburg           PA   15601  Retail      Free Standing
153      Union Central  201173     San Gabriel Medical Plaza           Albuquerque          NM   87111  Office      Medical
154      Union Central  990166     Island Lake Business Center         Longwood             FL   32750  Office      Suburban
155      Union Central  970220     1530 Goodyear Industrial            El Paso              TX   79961  Industrial  Light Industrial
156      Union Central  970225     3715 Hawkins Industrial             Albuquerque          NM   87109  Industrial  Warehouse
157      Union Central  980160     78th Street Marketplace             Vancouver            WA   98665  Retail      Anchored
158      Union Central  980237     Chanhassen Business Center          Chanhassen           MN   55317  Industrial  Light Industrial
159      Union Central  235547     Plaza 130                           Parma                OH   44130  Mixed Use   Mixed Use
160      Union Central  201146     Homestead House                     Ft. Collins          CO   80525  Retail      Free Standing
161      Union Central  970226     5821 Midway Industrial              Albuquerque          NM   87109  Industrial  Warehouse
162      Union Central  970214A    Kahan Industrial Building - Austin  Troy                 MI   48083  Industrial  Flex Industrial
163      Union Central  970214B    Kahan Industrial - Larchwood        Troy                 MI   48083  Industrial  Flex Industrial
164      Union Central  970214C    Kahan Industrial Building - Ajax    Madison Heights      MI   48071  Industrial  Flex Industrial
166      Union Central  201159     Red Cross Building                  Atlanta              GA   30324  Industrial  Light Industrial
167      Union Central  980203A    Sandlewood Village Apartments       Lubbock              TX   79423  Multifamily Garden
168      Union Central  980203B    Shadow Ridge Apartments             Lubbock              TX   79410  Multifamily Garden
169      Union Central  980203C    Village Square Apartments           Lubbock              TX   79419  Multifamily Garden
170      Union Central  201166     Key Bank                            Park City            UT   84060  Retail      Free Standing
171      Union Central  970222     11501 Rojas Industrial              El Paso              TX   79936  Industrial  Warehouse
172      Union Central  970210     St. Vincent Medical Building        Brazil               IN   47834  Office      Medical
173      Union Central  990128     Nicoli Buildings                    Tualatin             OR   97062  Industrial  Light Industrial
175      Union Central  202112     Manufacturing Street Industrial     Dallas               TX   75207  Industrial  Light Industrial
176      Union Central  980105     Baseline Medical                    St. Clair Shore      MI   48080  Office      Medical
177      Union Central  235629     Western Business                    Beaverton            OR   97005  Office      Suburban
178      Union Central  201147     Park Village Apartments             Owatonna             MN   55060  Multifamily Garden
180      Union Central  200112     East Valley Commerce Park           El Paso              TX   79907  Industrial  Light Industrial
181      Union Central  202105     Torrance Industrial                 Torrance             CA   90505  Industrial  Light Industrial
182      Union Central  200127     Englewood Tractor Supply            Englewood            OH   45315  Retail      Free Standing
183      Union Central  980151     Sevilla Building                    Santa Barbara        CA   93101  Retail      Unanchored
184      Union Central  990126     San Diego Office Depot              San Diego            CA   92121  Retail      Free Standing
185      Union Central  235482     Towers Airport Park                 Chili                NY   14624  Office      Suburban
186      Union Central  980139     Westway Plaza                       Westland             MI   48185  Retail      Unanchored
187      Union Central  980192     Maysville Tractor Supply Co.        Maysville            KY   41056  Retail      Free Standing
188      Union Central  201160     The Atlantel Building               Atlanta              GA   30324  Industrial  Flex Industrial
190      Union Central  960133     Berry, Dunn, McNeil & Parker        Bangor               ME   04401  Office      Urban
191      Union Central  980135     Chick's Harley-Davidson             Albuquerque          NM   87113  Industrial  Light Industrial
192      Union Central  235636     Tower Point Apartments              San Antonio          TX   78229  Multifamily Garden
193      Union Central  990107     Cricket Tree Plaza                  Indianapolis         IN   46260  Retail      Unanchored
194      Union Central  202101     Glenoaks Center                     Burbank              CA   91504  Office      Suburban
197      Union Central  235701     Mercy Care Medical                  Rochester Hills      MI   48307  Office      Medical
200      Union Central  980227     Mesquite Office Depot               Mesquite             TX   75150  Retail      Free Standing
201      Union Central  200103     Mallory Court Bldg                  Chanhassen           MN   55317  Industrial  Light Industrial
202      Union Central  980173     Hollister Business Park             Hollister            CA   95023  Industrial  Flex Industrial
204      Union Central  980161     Eckerd Drug Store                   Kannapolis           NC   28081  Retail      Free Standing
205      Union Central  980211     Caribou Corner                      New Hope             MN   55427  Retail      Unanchored
206      Union Central  201125     Great Lakes Coating                 Troy                 MI   48083  Industrial  Light Industrial
207      Union Central  990165     Quebec Business Center              Dallas               TX   75247  Industrial  Flex Industrial
208      Union Central  201169     8024 Stage Hills Warehouse          Bartlett             TN   38133  Industrial  Flex Industrial
209      Union Central  235523     Shannon South Apartments            Boise                ID   83705  Multifamily Garden
211      Union Central  200116     Arcus Data Building                 Charlotte            NC   28269  Office      Suburban
212      Union Central  980150     Andalucia Building                  Santa Barbara        CA   93101  Retail      Unanchored
213      Union Central  990130     Hope Mills Eckerd                   Hope Mills           NC   28348  Retail      Free Standing
214      Union Central  201124     East Anderson Office                Austin               TX   78752  Office      Suburban
215      Union Central  201121     Stage Post Warehouse                Bartlett             TN   38133  Industrial  Flex Industrial
216      Union Central  980166     La Cumbre Medical                   Santa Barbara        CA   93110  Office      Medical
217      Union Central  201107     Windy Ridge Apartments              Lubbock              TX   79414  Multifamily Garden
218      Union Central  960168     State Street Apartments             Ithaca               NY   14850  Multifamily Garden
220      Union Central  990157     Huntington Building                 Edina                MN   55435  Office      Suburban
222      Union Central  980195     Columbia CVS/Revco Drugstore        Columbia             SC   29204  Retail      Free Standing
223      Union Central  235596     GLI Distributing                    San Antonio          TX   78207  Industrial  Warehouse
224      Union Central  970221     1520 Goodyear Drive                 El Paso              TX   79936  Industrial  Light Industrial
225      Union Central  980191     Mercy Health Building               Bethel               OH   45106  Office      Medical
226      Union Central  990142     Del Norte Terraces                  Poway                CA   92064  Office      Medical
227      Union Central  201152     Trade Road Center                   Richmond             VA   23236  Industrial  Flex Industrial
228      Union Central  235633     Phillippi Plaza Apartments          Boise                ID   83705  Multifamily Garden
229      Union Central  980102     5701-5705 South Sepulveda Boulevard Culver City          CA   90230  Retail      Unanchored
231      Union Central  980110     Emerson Office Building             Chester              VA   23836  Office      Suburban
232      Union Central  990113     Triangle Eckerd                     Triangle             NC   28037  Retail      Free Standing
233      Union Central  960147     Hollywood Video Store               Louisville           KY   40201  Retail      Free Standing
234      Union Central  202120     Ohio Street Warehouse               Tucson               AZ   85728  Industrial  Warehouse
235      Union Central  990209     Goodyear Tire Store                 Garner               NC   27529  Retail      Free Standing
237      Union Central  201135     Tatum Ranch Walgreens               Phoenix              AZ   85331  Retail      Free Standing
238      Union Central  990146     Forton Court Office                 Clinton Township     MI   48035  Industrial  Flex Industrial
239      Union Central  980114     Crystal Lake Plaza                  Stuart               FL   34997  Retail      Unanchored



                             ORIGINAL         CUT-OFF      MASTER     MASTER SERVICING   PRIMARY      SUB-SERVICING  PRIMARY EXCESS
                             BALANCE          BALANCE      FEE          EXCESS FEE        FEE            FEE            SERVICING
-----------------------------------------------------------------------------------------------------------------------------------
                            $5,875,000       $4,173,099     2               1              1               8                 19
                            $3,600,000       $3,471,356     2               1              1              10                 19
                            $3,400,000       $3,381,282     2               1              1             12.5                19
                            $3,350,000       $3,337,456     2               1              1             12.5                19
                            $1,900,000       $1,888,106     2               1              1             12.5                19
                            $1,100,000       $1,087,077     2               1              1             12.5                19
                            $3,000,000       $2,954,353     2               1              1             12.5                19
                            $4,925,000       $2,888,722     2               1              1               8                 19
                            $3,000,000       $2,865,836     2               1              1             12.5                19
                            $2,800,000       $2,693,866     2               1              1             12.5                19
                            $1,655,000       $1,519,653     2               1              1              10                 19
                            $1,275,000       $1,170,730     2               1              1              10                 19
                            $2,735,000       $2,639,627     2               1              1             12.5                19
                            $2,710,000       $2,631,086     2               1              1             12.5                19
                            $2,730,000       $2,623,071     2               1              1             12.5                19
                            $1,050,000         $940,117     2               1              1             12.5                19
                              $725,000         $649,129     2               1              1             12.5                19
                            $1,100,000         $984,884     2               1              1             12.5                19
                            $2,500,000       $2,410,259     2               1              1             12.5                19
                            $2,400,000       $2,387,232     2               1              1              25                 19
                            $2,500,000       $2,373,944     2               1              1             12.5                19
                            $3,300,000       $2,321,774     2               1              1             12.5                19
                            $2,425,000       $2,269,852     2               1              1             12.5                19
                              $802,795         $692,025     2               1              1               8                 19
                            $1,284,471       $1,107,239     2               1              1               8                 19
                              $497,734         $429,056     2               1              1               8                 19
                            $2,600,000       $2,225,739     2               1              1             12.5                19
                            $2,000,000       $2,185,116     2               1              1             12.5                19
                            $2,200,000       $2,175,786     2               1              1             12.5                19
                            $2,497,500       $2,150,305     2               1              1               8                 19
                            $2,300,000       $2,124,059     2               1              1             12.5                19
                            $2,125,000       $2,116,867     2               1              1             12.5                19
                            $2,275,000       $2,062,261     2               1              1             12.5                19
                            $2,500,000       $1,997,023     2               1              1             12.5                19
                            $2,175,000       $1,976,780     2               1              1              20                 19
                            $2,400,000       $1,949,909     2               1              1             12.5                19
                            $1,805,038       $1,653,239     2               1              1             12.5                19
                              $294,962         $270,156     2               1              1             12.5                19
                            $2,000,000       $1,878,545     2               1              1             12.5                19
                              $500,000         $485,291     2               1              1             12.5                19
                            $1,425,000       $1,385,829     2               1              1             12.5                19
                            $2,350,000       $1,815,981     2               1              1               8                 19
                            $2,250,000       $1,797,321     2               1              1             12.5                19
                            $1,825,000       $1,757,635     2               1              1             12.5                19
                            $1,030,000         $784,771     2               1              1              10                 19
                            $1,250,000         $952,381     2               1              1              10                 19
                            $1,131,429       $1,088,095     2               1              1             12.5                19
                              $668,571         $642,965     2               1              1             12.5                19
                            $1,750,000       $1,717,177     2               1              1             12.5                19
                            $1,750,000       $1,677,169     2               1              1             12.5                19
                            $1,700,000       $1,627,856     2               1              1              10                 19
                            $1,700,000       $1,624,842     2               1              1              10                 19
                            $1,900,000       $1,618,101     2               1              1             12.5                19
                            $1,850,000       $1,589,893     2               1              1             12.5                19
                            $1,800,000       $1,587,422     2               1              1             12.5                19
                            $1,650,000       $1,585,443     2               1              1              10                 19
                            $1,800,000       $1,542,362     2               1              1             12.5                19
                            $1,850,000       $1,540,674     2               1              1             12.5                19
                            $2,075,000       $1,520,684     2               1              1               8                 19
                            $1,675,000       $1,518,331     2               1              1             12.5                19
                            $1,550,000       $1,508,631     2               1              1             12.5                19
                            $1,750,000       $1,501,707     2               1              1             12.5                19
                            $2,000,000       $1,488,341     2               1              1             12.5                19
                            $1,600,000       $1,486,564     2               1              1             12.5                19
                            $1,042,084         $766,284     2               1              1             12.5                19
                              $957,916         $704,392     2               1              1             12.5                19
                            $1,800,000       $1,464,762     2               1              1               8                 19
                            $1,470,000       $1,441,871     2               1              1             12.5                19
                            $1,650,000       $1,428,317     2               1              1             18.75               19
                            $1,050,000         $838,750     2               1              1             12.5                19
                              $660,000         $527,214     2               1              1             12.5                19
                            $1,700,000       $1,361,308     2               1              1             12.5                19
                            $1,500,000       $1,359,700     2               1              1             12.5                19
                            $1,800,000       $1,357,373     2               1              1             12.5                19
                            $1,400,000       $1,345,019     2               1              1             12.5                19
                            $1,650,000       $1,318,036     2               1              1             12.5                19
                              $562,790         $447,749     2               1              1             12.5                19
                              $645,930         $513,894     2               1              1             12.5                19
                              $441,279         $351,076     2               1              1             12.5                19
                            $1,350,000       $1,288,793     2               1              1             12.5                19
                              $347,237         $311,766     2               1              1               8                 19
                              $770,023         $691,363     2               1              1               8                 19
                              $307,739         $276,303     2               1              1               8                 19
                            $1,300,000       $1,275,851     2               1              1              10                 19
                            $1,575,000       $1,258,125     2               1              1             12.5                19
                            $1,537,500       $1,253,223     2               1              1             12.5                19
                            $1,100,000       $1,250,225     2               1              1             12.5                19
                            $1,250,000       $1,235,924     2               1              1             12.5                19
                            $1,550,000       $1,234,785     2               1              1             12.5                19
                            $1,575,000       $1,231,664     2               1              1               8                 19
                            $1,230,000       $1,200,454     2               1              1             12.5                19
                            $1,250,000       $1,192,978     2               1              1             12.5                19
                            $1,200,000       $1,184,337     2               1              1             12.5                19
                            $1,215,000       $1,165,016     2               1              1             12.5                19
                            $1,400,000       $1,146,957     2               1              1             12.5                19
                            $1,350,000       $1,146,070     2               1              1             12.5                19
                            $2,500,000       $1,134,524     2               1              1               8                 19
                            $1,400,000       $1,133,143     2               1              1             12.5                19
                            $1,235,000       $1,116,489     2               1              1             12.5                19
                            $1,150,000       $1,106,137     2               1              1             12.5                19
                            $1,500,000       $1,084,473     2               1              1             12.5                19
                            $1,145,000       $1,074,792     2               1              1             12.5                19
                            $1,300,000       $1,074,171     2               1              1               8                 19
                            $1,450,000       $1,040,027     2               1              1             12.5                19
                            $1,050,000       $1,035,134     2               1              1             12.5                19
                            $1,707,438         $999,838     2               1              1               8                 19
                            $1,200,000         $990,398     2               1              1               8                 19
                            $1,025,000         $973,990     2               1              1             12.5                19
                            $1,100,000         $968,890     2               1              1             12.5                19
                            $1,050,000         $923,427     2               1              1             12.5                19
                            $1,100,000         $919,030     2               1              1             12.5                19
                              $950,000         $901,288     2               1              1             12.5                19
                              $960,000         $884,712     2               1              1               8                 19
                              $900,000         $867,839     2               1              1             12.5                19
                            $1,050,000         $865,346     2               1              1              10                 19
                              $875,000         $815,810     2               1              1             12.5                19
                            $1,000,000         $815,105     2               1              1             12.5                19
                              $950,000         $810,270     2               1              1             12.5                19
                              $850,000         $803,171     2               1              1             12.5                19
                              $850,000         $802,944     2               1              1             12.5                19
                              $975,000         $798,773     2               1              1             12.5                19
                              $825,000         $796,231     2               1              1             12.5                19
                            $1,050,000         $782,521     2               1              1               8                 19
                              $835,000         $768,859     2               1              1             12.5                19
                            $1,000,000         $765,958     2               1              1             12.5                19
                            $2,750,000         $733,574     2               1              1               8                 19
                              $875,000         $698,958     2               1              1             12.5                19
                              $830,000         $691,221     2               1              1             12.5                19
                              $750,000         $686,090     2               1              1             12.5                19
                              $700,000         $683,076     2               1              1             12.5                19
                            $1,250,000         $681,658     2               1              1              10                 19
                              $850,000         $679,869     2               1              1             12.5                19
                              $825,000         $664,260     2               1              1             12.5                19
                              $725,000         $650,531     2               1              1             12.5                19
                              $850,000         $623,363     2               1              1               8                 19
                              $630,000         $620,532     2               1              1             12.5                19
                              $635,000         $595,128     2               1              1             12.5                19
                              $550,000         $530,073     2               1              1             12.5                19
                              $600,000         $514,871     2               1              1             12.5                19
                              $575,000         $506,247     2               1              1               8                 19

TOTALS/WEIGHTED AVERAGES: $215,657,438     $186,684,405

                                  SCHEDULE III

                            PRUDENTIAL LOAN SCHEDULE

LOAN      MORTGAGE LOAN  LOAN       PROPERTY                                                                  ZIP     PROPERTY
POOL NO.  SELLER         NUMBER     NAME                                          CITY               STATE    CODE    TYPE
-----------------------------------------------------------------------------------------------------------------------------------
3         PMCC           6104705    The Richards Building                         Cambridge            MA     02139  Office
8         PMCC           6104699    Evergreen Plaza                               Staten Island        NY     10306  Retail
10        PMCC           6104685    Riverland Woods Apartments                    Charleston           SC     29412  Multifamily
11        PMCC           6104700    Village Greens Shopping Center                Staten Island        NY     10312  Retail
12        PMCC           6103806    Bethany Village Centre                        Portland             OR     97229  Retail
18        PMCC           6103995    Magnolia Ridge Apartments                     Metairie             LA     70002  Multifamily
21        PMCC           6104689    The Physicians Centre Medical Office Building Bryan                TX     77802  Office
25        PMCC           6104723    Highlands Business Park                       Warrensville Heights OH     44128  Industrial
34        PMCC           6104692    Villa San Marco Apartments                    Tallahassee          FL     32304  Multifamily
37        PMCC           6104650    Chicago & Kedzie Shopping Center              Chicago              IL     60651  Retail
38        PMCC           6104711    Encino Park Apartments                        San Angelo           TX     76904  Multifamily
41        PMCC           6104740    EZ Storage - Bowie                            Bowie                MD     20715  Self Storage
43        PMCC           6104729    Town Center Heights Apartments                Portland             OR     97266  Multifamily
45        PMCC           6104724    LA County Industrial Building                 Santa Fe Springs     CA     90670  Industrial
50        PMCC           6104703    Palo Alto Office Building                     Palo Alto            CA     94304  Office
61        PMCC           6104744    Emerald Pointe Apartments                     Tucson               AZ     85710  Multifamily
70        PMCC           6104666    Americana Shopping Center                     Mountain View        CA     94040  Retail
91        PMCC           6104742    Rainbow Professional Center II                Las Vegas            NV     89146  Office
106       PMCC           6104678    McMinnville Town Center                       McMinnville          OR     97128  Retail



PROPERTY                    ORIGINAL       CUT-OFF          MASTER     MASTER SERVICING   PRIMARY      SUB-SERVICING  PRIMARY EXCESS
SUB-TYPE                    BALANCE        BALANCE          FEE          EXCESS FEE        FEE            FEE            SERVICING
-----------------------------------------------------------------------------------------------------------------------------------
Urban                      $33,000,000    $32,944,519        2                5             1                0               5
Anchored                   $18,300,000    $18,281,747        2                5             1                0               5
Garden                     $17,250,000    $17,204,441        2                5             1                0               3
Anchored                   $15,200,000    $15,184,606        2                5             1                0               0
Anchored                   $13,140,000    $13,129,419        2                5             1                0               5
Garden                      $9,900,000     $9,890,768        2                5             1                0               0
Medical                     $8,775,000     $8,742,379        2                5             1                0               0
Flex Industrial             $8,300,000     $8,286,896        2                5             1                0               0
Garden                      $6,500,000     $6,488,431        2                5             1                0               0
Anchored                    $6,100,000     $6,087,215        2                5             1                0               0
Garden                      $5,800,000     $5,789,466        2                5             1                0               0
Self Storage                $5,350,000     $5,342,244        2                5             1                0               0
Garden                      $5,100,000     $5,094,942        2                5             1                0               5
Warehouse                   $5,044,550     $5,039,283        2                5             1                0               5
Urban                       $4,000,000     $3,975,259        2                5             1                0               0
Garden                      $3,400,000     $3,396,583        2                5             1                0               0
Anchored                    $3,140,000     $2,962,306        2                5             1                0               0
Suburban                    $2,355,000     $2,352,787        2                5             1                0               5
Shadow Anchored             $2,100,000     $2,097,509        2                5             1                0               0

TOTALS/WEIGHTED AVERAGES: $172,754,550   $172,290,800

                                   SCHEDULE IV

                             PRINCIPAL LOAN SCHEDULE



LOAN      MORTGAGE LOAN   LOAN    PROPERTY                                                                     ZIP    PROPERTY
POOL NO.  SELLER          NUMBER  NAME                                              CITY              STATE    CODE   TYPE
------------------------------------------------------------------------------------------------------------------------------------
6         PCF            753158   125 Delawanna Avenue                              Clifton             NJ     07014  Industrial
7         PCF            752707   2731 San Tomas Expressway                         Santa Clara         CA     95050  Office
16        PCF            753223   16700 Aston Street and  1771 & 1791 Deere Aveune  Irvine              CA     92606  Industrial
19        PCF            753235   Terrace Oaks I And II                             Oakbrook Terrace    IL     60181  Office
20        PCF            753177   Wedge Office Building                             Santa Clara         CA     95054  Office
24        PCF            753245   14000, 14020 & 14030 183rd St                     La Palma            CA     90623  Industrial
33        PCF            753288   6650 Top Gun Street                               San Diego           CA     92121  Industrial
35        PCF            753252   20100 Alameda Street                              Rancho Dominguez    CA     90221  Industrial
39        PCF            753218   26 Whittier Street                                Framingham          MA     01701  Retail
40        PCF            753246   15500 Phoebe Avenue                               La Mirada           CA     90638  Industrial
58        PCF            753229   Highland Gardens Apartments                       Chamblee            GA     30341  Multifamily
62        PCF            753240   10118 W. 119th Street                             Overland Park       KS     66210  Retail
85        PCF            753263   4051 Douglas Boulevard                            Granite Bay         CA     95746  Retail
92        PCF            753257   1211 Artesia Boulevard                            Carson              CA     90746  Industrial
123       PCF            753272   14941 Northam Street                              La Mirada           CA     90638  Industrial
125       PCF            753258   623 Artesia Boulevard                             Carson              CA     90746  Industrial
195       PCF            753259   2945 East Maria Street                            Rancho Dominguez    CA     90221  Industrial
196       PCF            753261   14141 Arbor Place                                 Cerritos            CA     90703  Industrial
230       PCF            753260   1811-1821 Kaiser Avenue                           Irvine              CA     92614  Industrial


PROPERTY                   ORIGINAL       CUT-OFF DATE     MASTER    MASTER SERVICING     PRIMARY     SUB-SERVICING   PRIMARY EXCESS
SUB-TYPE                   BALANCE         BALANCE          FEE        EXCESS FEE         FEE         FEE             SERVICING
------------------------------------------------------------------------------------------------------------------------------------
Warehouse                  $20,000,000    $19,910,528        2                5             1          0               0
Suburban                   $19,550,000    $19,367,932        2                5             1          0               0
Flex Industrial            $10,000,000     $9,975,802        2                5             1          0               0
Suburban                    $9,100,000     $9,075,548        2                5             1          0               0
Suburban                    $9,000,000     $8,958,479        2                5             1          0               0
Warehouse                   $8,400,000     $8,375,779        2                5             1          0               0
Warehouse                   $6,500,000     $6,489,272        2                5             1          0               0
Light Industrial            $6,175,000     $6,175,000        2                5             1          0               0
Free Standing               $5,600,000     $5,585,567        2                5             1          0               0
Warehouse                   $5,500,000     $5,484,141        2                5             1          0               0
Garden                      $3,500,000     $3,491,033        2                5             1          0               0
Free Standing               $3,400,000     $3,389,678        2                5             1          0               0
Free Standing               $2,500,000     $2,490,372        2                5             1          0               0
Light Industrial            $2,350,000     $2,350,000        2                5             1          0               0
Warehouse                   $1,800,000     $1,796,414        2                5             1          0               0
Light Industrial            $1,750,000     $1,750,000        2                5             1          0               0
Light Industrial            $1,025,000     $1,025,000        2                5             1          0               0
Light Industrial            $1,025,000     $1,025,000        2                5             1          0               0
Light Industrial              $675,000       $675,000        2                5             1          0               0

TOTALS/WEIGHTED AVERAGES: $117,850,000   $117,390,546

                                   SCHEDULE V

                               NCCB LOAN SCHEDULE


LOAN      MORTGAGE LOAN  LOAN        PROPERTY                                                                ZIP    PROPERTY
POOL NO.  SELLER         NUMBER      NAME                                         CITY               STATE   CODE   TYPE
-------------------------------------------------------------------------------------------------------------------------------
17        NCB           479000570    Johnston Professional Building               Baltimore           MD     21218  Office
22        NCB           470022090    205/78 Owners Corp.                          New York            NY     10021  Cooperative
27        NCB           479000420    Hampton Inn - BWI Airport                    Linthicum           MD     21090  Hotel
51        NCB           470020580    325 W. 45th Street Owners Corp.              New York            NY     10036  Cooperative
54        NCB           470022320    1349 Tenants Corp.                           New York            NY     10128  Cooperative
56        NCB           470021320    301 East Tenants Corp.                       New York            NY     10021  Cooperative
66        NCB           470021510    38 Park Row Residence Corp.                  New York            NY     10038  Cooperative
86        NCB           470015630    Southridge Cooperative, Section 3, Inc.      Jackson Heights     NY     11372  Cooperative
147       NCB           470022350    139-94 Apartments Corp.                      New York            NY     10128  Cooperative
189       NCB           470022770    Nicolet Town Houses Cooperative Association  Detroit             MI     48207  Cooperative
203       NCB           470021850    8-10 Bethune/791 Greenwich St. Owners Corp.  New York            NY     10014  Cooperative
210       NCB           470021780    1040 Madison Inc.                            New York            NY     10021  Cooperative
221       NCB           470023180    East 37th Street Apartments Corp.            New York            NY     10016  Cooperative
236       NCB           470023150    100 Bank Street Owners Corp.                 New York            NY     10014  Cooperative
240       NCB           470022680    1869 Mintwood Cooperative, Inc.              Washington          DC     20009  Cooperative
241       NCB           470021080    271 West 70th Corp.                          New York            NY     10023  Cooperative
242       NCB           470021720    157 West 78th Street Corporation             New York            NY     10024  Cooperative
243       NCB           470021620    258 West 93 Owners Corp.                     New York            NY     10025  Cooperative
244       NCB           470022060    56 West 82nd Street Apartment Corp.          New York            NY     10024  Cooperative
245       NCB           470022540    55 Prince St. Associates, Inc.               New York            NY     10012  Cooperative
247       NCB           470022630    Begonia Realty Corporation                   New York            NY     10024  Cooperative
248       NCB           470022760    143 W. 85th St. Tenants Corp.                New York            NY     10024  Cooperative


PROPERTY                   ORIGINAL       CUT-OFF DATE   MASTER    MASTER SERVICING  PRIMARY        SUB-SERVICING   PRIMARY EXCESS
SUB-TYPE                   BALANCE        BALANCE        FEE       EXCESS FEE        FEE            FEE             SERVICING
-----------------------------------------------------------------------------------------------------------------------------------
Medical                   $10,000,000    $9,968,776      2            6                0             0              0
High Rise                  $8,710,000    $8,634,943      2            6                0             0              0
Limited Service            $8,000,000    $7,919,179      2            6                0             0              0
High Rise                  $4,000,000    $3,937,101      2            6                0             0              0
High Rise                  $3,600,000    $3,600,000      2            6                0             0              0
High Rise                  $3,550,000    $3,550,000      2            6                0             0              0
Loft                       $3,000,000    $2,991,632      2            6                0             0              0
Mid Rise                   $2,500,000    $2,460,992      2            6                0             0              0
High Rise                  $1,500,000    $1,500,000      2            6                0             0              0
Townhouse                  $1,100,000    $1,087,877      2            6                0             0              0
Mid Rise                     $950,000      $947,862      2            6                0             0              0
High Rise                    $850,000      $849,438      2            6                0             0              0
Mid Rise                     $775,000      $768,542      2            6                0             0              0
Mid Rise                     $585,000      $582,991      2            6                0             0              0
Low Rise                     $475,000      $471,778      2            6                0             0              0
Walkup                       $300,000      $297,820      2            6                0             0              0
Mid Rise                     $260,000      $258,229      2            6                0             0              0
Walkup                       $225,000      $223,531      2            6                0             0              0
Low Rise                     $200,000      $199,346      2            6                0             0              0
Mid Rise                     $200,000      $199,137      2            6                0             0              0
Mid Rise                     $185,000      $184,123      2            6                0             0              0
Walkup                       $125,000      $123,335      2            6                0             0              0

TOTALS/WEIGHTED AVERAGES: $51,090,000   $50,756,632

                                   SCHEDULE VI

                              NCBFSB LOAN SCHEDULE

LOAN      MORTGAGE LOAN  LOAN          PROPERTY                                                                  ZIP     PROPERTY
POOL NO.  SELLER         NUMBER        NAME                                           CITY               STATE   CODE    TYPE
------------------------------------------------------------------------------------------------------------------------------------
29        NCB, FSB       470024450     210-220-230 Owners Corp.                       New Rochelle        NY     10805  Cooperative
30        NCB, FSB       470023110     Fontaine Owners Corp.                          New York            NY     10021  Cooperative
42        NCB,FSB        479000610     6201 West, LTD (Oakwood Villas)                Houston             TX     77035  Multifamily
44        NCB,FSB        479000350     Harbor Park at Market Place                    Baltimore           MD     21202  Mixed Use
48        NCB,FSB        470024700     69 West 9 Owners Corp.                         New York            NY     10011  Cooperative
49        NCB,FSB        470023990     2575 Owners Corp.                              Riverdale           NY     10463  Cooperative
52        NCB,FSB        470024460     50 Riverside Tenants Corp.                     New York            NY     10024  Cooperative
53        NCB,FSB        479000580     Vallarta Supermarkets                          North Hills         CA     91342  Retail
55        NCB,FSB        470024080     Rutherford Tenants Corp.                       New York            NY     10003  Cooperative
60        NCB,FSB        470024250     High Meadow Cooperative, No. 1, Inc.           Ossining            NY     10562  Cooperative
67        NCB,FSB        479000520     Summer Realty Co.                              Stamford            CT     06905  Office
74        NCB,FSB        470023770     49 West 72 Owners Corp.                        New York            NY     10023  Cooperative
94        NCB,FSB        470023460     20 Plaza Housing Corp.                         Brooklyn            NY     11238  Cooperative
103       NCB,FSB        470023230     470 West End Corp.                             New York            NY     10024  Cooperative
107       NCB,FSB        470024100     Alexandria House Incorporated                  New York            NY     10025  Cooperative
108       NCB,FSB        470023060     50 North Broadway Owners, Inc.                 White Plains        NY     10603  Cooperative
112       NCB,FSB        470013340     Sheepshead Terrace Cooperative Apartments,Inc. Brooklyn            NY     11235  Cooperative
115       NCB,FSB        479000600     Georgetown Apartments                          Washington          DC     20007  Multifamily
130       NCB,FSB        470022660     Tudor Woods, Inc.                              Yonkers             NY     10703  Cooperative
133       NCB,FSB        479000640     Glen Burnie Town Center                        Glen Burnie         MD     21061  Retail
135       NCB,FSB        479000560     82 Cantiague, LLC                              Westbury            NY     11590  Industrial
165       NCB,FSB        470021690     Oxford House Owners Corp.                      Riverdale           NY     10463  Cooperative
174       NCB,FSB        470022240     Park and 76th St. Inc.                         New York            NY     10021  Cooperative
179       NCB,FSB        470022710     40-18 Hampton Street Owners Corp.              Elmhurst            NY     11373  Cooperative
198       NCB,FSB        470022510     311-313 West 82nd St. Owners Corp.             New York            NY     10024  Cooperative
199       NCB,FSB        470022840     855 West End Owners Corp.                      New York            NY     10025  Cooperative
219       NCB,FSB        470023000     1901 Wyoming Avenue Cooperative Association    Washington          DC     20009  Cooperative
246       NCB,FSB        470023550     86 Second Place Housing Corp.                  Brooklyn            NY     11231  Cooperative


PROPERTY                      ORIGINAL       CUT-OFF DATE       MASTER    MASTER SERVICING  PRIMARY    SUB-SERVICING  PRIMARY EXCESS
SUB-TYPE                      BALANCE        BALANCE            FEE        EXCESS FEE        FEE       FEE            SERVICING
------------------------------------------------------------------------------------------------------------------------------------
Mid Rise                     $7,500,000     $7,500,000           2              6             0           0                0
High Rise                    $7,000,000     $6,984,002           2              6             0           0                0
Multifamily                  $5,300,000     $5,290,799           2              6             0           0                0
Mixed Use                    $5,100,000     $5,060,808           2              6             0           0                0
High Rise                    $4,000,000     $4,000,000           2              6             0           0                0
High Rise                    $4,000,000     $3,988,987           2              6             0           0                0
High Rise                    $3,800,000     $3,788,399           2              6             0           0                0
Anchored                     $3,800,000     $3,781,786           2              6             0           0                0
High Rise                    $3,600,000     $3,594,579           2              6             0           0                0
Garden                       $3,425,000     $3,415,768           2              6             0           0                0
Urban                        $3,000,000     $2,978,987           2              6             0           0                0
High Rise                    $2,800,000     $2,795,350           2              6             0           0                0
Mid Rise                     $2,300,000     $2,300,000           2              6             0           0                0
High Rise                    $2,150,000     $2,150,000           2              6             0           0                0
High Rise                    $2,100,000     $2,092,300           2              6             0           0                0
Mid Rise                     $2,100,000     $2,091,411           2              6             0           0                0
Mid Rise                     $2,000,000     $1,994,617           2              6             0           0                0
Multifamily                  $1,937,500     $1,935,662           2              6             0           0                0
Mid Rise                     $1,725,000     $1,720,554           2              6             0           0                0
Unanchored                   $1,650,000     $1,647,865           2              6             0           0                0
Warehouse                    $1,635,000     $1,626,597           2              6             0           0                0
Mid Rise                     $1,300,000     $1,297,262           2              6             0           0                0
High Rise                    $1,250,000     $1,250,000           2              6             0           0                0
Mid Rise                     $1,200,000     $1,198,172           2              6             0           0                0
Low Rise                     $1,000,000       $997,816           2              6             0           0                0
High Rise                    $1,000,000       $995,012           2              6             0           0                0
Mid Rise                       $776,400       $769,337           2              6             0           0                0
Low Rise                       $190,000       $189,402           2              6             0           0                0

TOTALS/WEIGHTED AVERAGES:   $77,638,900    $77,435,470

                                  SCHEDULE VII

                               TIAA LOAN SCHEDULE



LOAN      MORTGAGE LOAN   LOAN     PROPERTY                                                   ZIP    PROPERTY    PROPERTY
POOL NO.  SELLER          NUMBER   NAME                             CITY             STATE    CODE    TYPE       SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------------
9         TIAA           524100    Plantation Villa Apartments      Frisco             TX     75053  Multifamily  Garden
13        TIAA           501700    Heritage Shopping Center         Vancouver          WA     98682  Retail       Grocery Anchored
14        TIAA           503000    Terra Vista Village              Rancho Cucamonga   CA     91701  Retail       Anchored
26        TIAA           516100    Copans Business Park 1           Pompano Beach      FL     33064  Industrial   Warehouse
31        TIAA           517000    Uptown Queen Anne Apartments     Seattle            WA     98119  Multifamily  Garden
84        TIAA           514500    Westridge I Office Building      West Des Moines    IA     50266  Office       Suburban



PROPERTY                     ORIGINAL     CUT-OFF DATE      MASTER   MASTER SERVICING    PRIMARY      SUB-SERVICING  PRIMARY EXCESS
SUB-TYPE                     BALANCE      BALANCE           FEE      EXCESS FEE          FEE            FEE            SERVICING
------------------------------------------------------------------------------------------------------------------------------------
Garden                     $17,325,000    $17,325,000         2            5               3                5                0
Grocery Anchored           $13,125,000    $12,994,476         2            5               3                5                0
Anchored                   $11,500,000    $11,400,440         2            5               3                5                0
Warehouse                   $8,000,000     $7,959,685         2            5               3                5                0
Garden                      $7,000,000     $6,970,917         2            5               3                5                0
Suburban                    $2,600,000     $2,553,821         2            5               3                5                0

TOTALS/WEIGHTED AVERAGES:  $59,550,000    $59,204,339

                                  SCHEDULE VIII

                            NATIONWIDE LOAN SCHEDULE


LOAN      MORTGAGE LOAN  LOAN         PROPERTY                                                             ZIP    PROPERTY
POOL NO.  SELLER         NUMBER       NAME                                         CITY            STATE   CODE   TYPE
------------------------------------------------------------------------------------------------------------------------------------
15        Nationwide     00-1001068   Speedway Shopping Center                     Lynnwood        WA     98306   Retail
23        Nationwide     03-0311503   Monroeville Giant Eagle                      Monroeville     PA     15146   Retail
28        Nationwide     00-1000567   Marketplace at Washington Square             North Canton    OH     44720   Retail
32        Nationwide     00-1000922   Lowe's Home Center                           Ames            IA     50010   Retail
46        Nationwide     00-1001037   Cave Springs Square Shopping Center & Annex  St. Peters      MO     63376   Retail
65        Nationwide     00-1001026   Southwest Crossing Tech Center               Eden Prairie    MN     55344   Industrial
87        Nationwide     00-1001059   200 West Apartments                          Fairview Park   OH     44126   Multifamily
111       Nationwide     00-1001086   The Waters II                                Eagan           MN     55121   Industrial


PROPERTY                   ORIGINAL       CUT-OFF DATE      MASTER     MASTER SERVICING   PRIMARY    SUB-SERVICING    PRIMARY EXCESS
SUB-TYPE                   BALANCE        BALANCE           FEE        EXCESS FEE         FEE        FEE              SERVICING
------------------------------------------------------------------------------------------------------------------------------------
Grocery Anchored          $10,740,000     $10,696,251        2                5            1         6                1.5
Free Standing              $9,380,000      $8,413,632        2                5            1         7.46             1.5
Grocery Anchored           $8,100,000      $7,834,521        2                5            1         1.45             1.5
Anchored                   $6,635,000      $6,601,514        2                5            1         6                1.5
Anchored                   $4,700,000      $4,690,162        2                5            1         6                1.5
Flex Industrial            $3,000,000      $2,995,060        2                5            1         6                1.5
High Rise                  $2,500,000      $2,453,274        2                5            1         6                1.5
Flex Industrial            $2,000,000      $1,996,118        2                5            1         6                1.5

Totals/Weighted Averages: $47,055,000     $45,680,532

                                   SCHEDULE IX

             LIST OF ESCROW ACCOUNTS NOT CURRENTLY ELIGIBLE ACCOUNTS
                                (SECTION 8.3(E))


MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.
------------------------------------------------

THE UNION CENTRAL LIFE INSURANCE COMPANY
----------------------------------------

PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
----------------------------------------

None

NATIONAL CONSUMER COOPERATIVE BANK
----------------------------------

NCB, FSB
--------

PRINCIPAL COMMERCIAL FUNDING, LLC
---------------------------------

None

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
-----------------------------------------------------

None

NATIONWIDE LIFE INSURANCE COMPANY
---------------------------------

                                   SCHEDULE X

                   CERTAIN ESCROW ACCOUNTS FOR WHICH A REPORT
                        UNDER SECTION 5.1(G) IS REQUIRED


MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.

LOAN NO.      PROPERTY
--------------------------------------------------------------------------------
1             77 P Street Office

THE UNION CENTRAL LIFE INSURANCE COMPANY
----------------------------------------


PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
----------------------------------------

LOAN NO.      PROPERTY
--------------------------------------------------------------------------------
45            LA County Industrial Building

NATIONAL CONSUMER COOPERATIVE BANK
----------------------------------

None

NCB, FSB
--------

LOAN NO.      PROPERTY
--------------------------------------------------------------------------------
48            69 West 9 Owners Corp.
219           1901 Wyoming Avenue
              Cooperative Association

PRINCIPAL COMMERCIAL FUNDING, LLC
---------------------------------

LOAN NO.      PROPERTY
--------------------------------------------------------------------------------
85            4051 Douglas Boulevard

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
-----------------------------------------------------

None

NATIONWIDE LIFE INSURANCE COMPANY
---------------------------------

                                   SCHEDULE XI

           LIST OF MORTGAGORS THAT ARE THIRD PARTY BENEFICIARIES UNDER
                                 SECTION 2.3(A)


MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.
------------------------------------------------

None

THE UNION CENTRAL LIFE INSURANCE COMPANY
----------------------------------------

1.   Mortgage Loan Numbers 68, 69

     Related Mortgagors: 13006 Saticoy LLC and 7306 Coldwater LLC


2.   Mortgage Loan Numbers 76, 77

     Related Mortgagors: Courtyard at Jamestown Associates, L.C.

3.   Mortgage Loan Numbers 81-83

     Related Mortgagors:  Jacques Wajsfelner and Susanne Wajsfelner

4.   Mortgage Loan Numbers 119, 120

     Related Mortgagors:  Lindsay Can-Am Limited Partnership

5.   Mortgage Loan Numbers 126, 127

     Related Mortgagors:  A. Joel Klein Trust uta 6/19/89 et al.

6.   Mortgage Loan Numbers 155, 156

     Related Mortgagors: Sunbelt Business Centers Partnership VIII and Sunsetbelt Business Partnership

PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
----------------------------------------

None

NATIONAL CONSUMER COOPERATIVE BANK
----------------------------------

None

NCB, FSB
--------

None

PRINCIPAL COMMERCIAL FUNDING, LLC
---------------------------------

None

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
-----------------------------------------------------

None

NATIONWIDE LIFE INSURANCE COMPANY
---------------------------------

None

                                  SCHEDULE XII

            RATES USED IN DETERMINATION OF CLASS X PASS-THROUGH RATES

1/2003          6.67753%
2/2003          6.67617%
3/2003          6.67612%
4/2003          6.80828%
5/2003          6.67504%
6/2003          6.80767%
7/2003          6.67425%
8/2003          6.80704%
9/2003          6.80672%
10/2003         6.67304%
11/2003         6.80608%
12/2003         6.67222%
1/2004          6.80541%
2/2004          6.67137%
3/2004          6.67106%
4/2004          6.80438%
5/2004          6.67006%
6/2004          6.80368%
7/2004          6.66917%
8/2004          6.80297%
9/2004          6.80262%
10/2004         6.66781%
11/2004         6.80189%
12/2004         6.66687%
1/2005          6.66640%
2/2005          6.66592%
3/2005          6.66582%
4/2005          6.79998%
5/2005          6.66444%
6/2005          6.79919%
7/2005          6.66343%
8/2005          6.79837%
9/2005          6.79776%
10/2005         6.66021%
11/2005         6.79885%
12/2005         6.65933%
1/2006          6.66201%
2/2006          6.66156%
3/2006          6.65216%
4/2006          6.79716%
5/2006          6.65705%
6/2006          6.79645%
7/2006          6.65610%
8/2006          6.79573%
9/2006          6.79537%
10/2006         6.65463%
11/2006         6.79462%
12/2006         6.65362%
1/2007          6.65627%
2/2007          6.65575%
3/2007          6.64707%
4/2007          6.79077%
5/2007          6.64975%
6/2007          6.78994%
7/2007          6.64951%
8/2007          6.78979%
9/2007          6.78936%
10/2007         6.65516%
11/2007         6.79530%
12/2007         6.65396%
1/2008          6.79438%
2/2008          6.65602%
3/2008          6.64900%
4/2008          6.79296%
5/2008          6.65084%
6/2008          6.79199%
7/2008          6.64946%
8/2008          6.79104%
9/2008          6.79054%
10/2008         6.64744%
11/2008         6.78949%
12/2008         6.64605%
1/2009          6.64868%
2/2009          6.64797%
3/2009          6.63858%
4/2009          6.78745%
5/2009          6.64332%
6/2009          6.79710%
7/2009          6.64813%
8/2009          6.79620%
9/2009          6.79565%
10/2009         6.64672%
11/2009         6.80093%
12/2009         6.65217%
1/2010          6.65494%
2/2010          6.65416%
3/2010          6.64415%
4/2010          6.79863%
5/2010          6.64902%
6/2010          6.80342%
7/2010          6.65207%
8/2010          6.80117%
9/2010          6.80057%
10/2010         6.65178%
11/2010         6.80095%
12/2010         6.65008%

                                  SCHEDULE XIII

                                EARN-OUT RESERVES


MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.
------------------------------------------------

LOAN NO.    PROPERTY
--------------------------------------------------------------------------------
1           77 P Street Office

THE UNION CENTRAL LIFE INSURANCE COMPANY
----------------------------------------

PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
----------------------------------------

NATIONAL CONSUMER COOPERATIVE BANK
----------------------------------

None

NCB, FSB
--------

None

PRINCIPAL COMMERCIAL FUNDING, LLC
---------------------------------

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
-----------------------------------------------------

None

NATIONWIDE LIFE INSURANCE COMPANY
---------------------------------